As Filed with the U.S. Securities and Exchange Commission on January 30, 2024.

Registration 333-275506

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TenX Keane Acquisition*

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

420 Lexington Ave Suite 2446

New York, NY 10170

Telephone: (347) 627-0058

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Taylor Zhang

420 Lexington Ave Suite 2446

New York, NY 10170

Telephone: (347) 627-0058

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark E. Crone, Esq. Tammara Fort, Esq. The Crone Law Group P.C. 420 Lexington Avenue, Suite 2446 New York, NY 10170 (646) 861-7891	Lorna A. Knick, Esq. Alexander M. Donaldson, Esq. Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, North Carolina 27607 (919) 781-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective and the satisfaction or waiver of all other conditions under the Merger Agreement described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer) ☐

* Prior to the consummation of the merger described herein, TenX Keane Acquisition (“TenX”) intends to effect a deregistration under Section 206 of the Companies Act (As Revised) of the Cayman Islands and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which TenX’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by the continuing entity following the Domestication, which will be renamed “Citius Oncology, Inc.” upon the consummation of the Domestication. As used herein, “New Citius Oncology” refers to TenX after the Domestication, including after such change of name.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

TenX Keane Acquisition (“TenX”) is filing this registration statement on Form S-4 to register (a) shares of its common stock, par value $0.0001 per share, that will be issued in connection with the merger of TenX Merger Sub, Inc. (“Merger Sub”), which is a wholly-owned subsidiary of TenX, with and into Citius Oncology, Inc. (“SpinCo”), which is currently a wholly-owned subsidiary of Citius Pharmaceuticals, Inc. (“Citius Pharma”), with SpinCo surviving the merger as a wholly-owned subsidiary of TenX, and (b) of those shares of common stock, a certain number of those shares which might be distributed by Citius Pharma to its stockholders immediately after the merger of SpinCo and Merger Sub. Pursuant to the instructions on Form S-4, the proxy statement/prospectus which forms a part of this registration statement is also deemed filed pursuant to TenX’s obligations under Regulation 14A in connection with TenX’s extraordinary general meeting to approve the issuance of common stock in connection with the merger and related proposals described herein. Upon the consummation of the merger, the SpinCo common stock will be immediately converted into shares of New Citius Oncology common stock, following TenX’s domestication as a Delaware corporation and name change to be Citius Oncology, Inc.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. The registrant may not sell the securities described in this preliminary proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY — SUBJECT TO COMPLETION, DATED JANUARY 30, 2024

TENX KEANE ACQUISITION

A Cayman Islands Exempted Company

(Company Number 372208)

420 Lexington Ave Suite 2446

New York, NY 10170

PROXY STATEMENT FOR

EXTRAORDINARY GENERAL MEETING OF

TENX KEANE ACQUISITION

(A CAYMAN ISLANDS EXEMPTED COMPANY)

PROSPECTUS FOR

67,550,000 SHARES OF COMMON STOCK

OF

TENX KEANE ACQUISITION

(AFTER ITS DOMESTICATION AS A CORPORATION INCORPORATED IN THE STATE

OF DELAWARE), THE CONTINUING ENTITY FOLLOWING THE DOMESTICATION, WHICH WILL BE RENAMED “CITIUS ONCOLOGY, INC.” IN CONNECTION WITH

THE BUSINESS COMBINATION DESCRIBED HEREIN

Dear TenX Keane Acquisition Shareholders:

You are cordially invited to attend an extraordinary general meeting (the “extraordinary general meeting”) of TenX Keane Acquisition, a Cayman Islands exempted company (“TenX”), at [●], at [●], Eastern Time, on [●], 2024, or at such other time and place to which the meeting may be adjourned. Rather than attending in person, we encourage you to attend via live webcast at [●].

At the extraordinary general meeting, TenX Shareholders will be asked to consider and vote upon a proposal, which is called the “Business Combination Proposal” and described in further detail below, to approve the business combination between TenX and Citius Oncology, Inc., a Delaware corporation (“SpinCo”), which combined company will own and operate the business of developing and commercializing LYMPHIRTM (denileukin diftitox), a late state oncology immunotherapy. The business combination will be effected by the transaction steps set forth in the Agreement and Plan of Merger and Reorganization, dated as of October 23, 2023 (as the same may be amended, the “Merger Agreement”), by and among Citius Pharmaceuticals, Inc., a Delaware corporation (“Citius Pharma”), SpinCo, TenX, and TenX Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of TenX (“Merger Sub”), and the related transaction documents named therein.

As further described in the accompanying proxy statement/prospectus, the business combination of TenX and SpinCo contemplated by the Merger Agreement (the “Business Combination”) will be accomplished by way of the following transaction steps:

●	TenX’s jurisdiction of incorporation will be changed by its deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware at least one (1) business day prior to the consummation of the Merger (as defined below) (the “Domestication”). As more fully described elsewhere in the accompanying proxy statement/prospectus, you will be asked to consider and vote upon a proposal to approve the Domestication (the “Domestication Proposal”). In connection with the consummation of the Domestication, TenX will change its name to “Citius Oncology, Inc.” (TenX, following the Domestication, is sometimes referred to in the proxy statement/prospectus as “New Citius Oncology”).

●	As a result of and upon the effective time of the Domestication, (i) each then-issued and outstanding ordinary share, par value $0.0001 per share, of TenX (the “TenX Ordinary Shares”), will convert automatically, on a one-for-one basis, into a share of common stock, par value $0.0001 per share, of New Citius Oncology (the “New Citius Oncology Common Stock”), (ii) each then-issued and outstanding right to receive two-tenths of one share of TenX Ordinary Shares (the “TenX Rights”) will convert automatically into a right to receive two-tenths of one share of New Citius Oncology Common Stock (the “New Citius Oncology Rights”); and (iii) each then-issued and outstanding unit of TenX (the “TenX Units”), will be canceled and each holder will be entitled to one share of New Citius Oncology Common Stock and one New Citius Oncology Right. For further details, see “Proposal No. 2 — The Domestication Proposal” in the accompanying proxy statement/prospectus.

●	Following the above steps, Merger Sub will merge with and into SpinCo (the “Merger”), with SpinCo continuing as the surviving company in the Merger and a wholly-owned subsidiary of TenX. As a result of the Merger, the existing shares of SpinCo Common Stock will automatically convert into the right to receive shares of New Citius Oncology Common Stock in accordance with an exchange ratio described below. In addition, in connection with the consummation of the Merger and prior to the consummation of the Domestication, the surviving company will be renamed “[●].”

●	The total number of shares of New Citius Oncology Common Stock to be received by SpinCo’s stockholder will be equal to the quotient obtained by dividing (x) $675,000,000, by (y) $10.00 (the “Aggregate Merger Consideration”). As a result of and upon the Closing, among other things, each outstanding share of SpinCo Common Stock (other than Treasury Shares (as defined below)), will be cancelled upon the Effective Time in exchange for the right to receive a number of shares of New Citius Oncology Common Stock equal to the quotient obtained by dividing (x) the Aggregate Merger Consideration by (y) the aggregate number of shares of SpinCo Common Stock that are outstanding as of immediately prior to the Effective Time, determined in accordance with the terms of the Merger Agreement (the “Base Exchange Ratio”).

●	All options to purchase shares of SpinCo Common Stock (“SpinCo Options”) will be converted into options to purchase shares of New Citius Oncology Common Stock (“New Citius Oncology Options”). For further details, see “Business Combination Proposal—Consideration—Treatment of SpinCo Options” in the accompanying proxy statement/prospectus.

●	It is anticipated that, immediately following the Business Combination, and without giving effect to any Distribution (as defined below), (i) TenX’s public shareholders are expected to own approximately [●]% (assuming no public shareholders exercise their redemption rights in connection with the Business Combination (the “No Redemption Scenario”)) or [●]% (assuming that 6,600,000 TenX Ordinary Shares are redeemed in connection with the Business Combination (the “Maximum Redemption Scenario”)) of the outstanding shares of New Citius Oncology Common Stock, (ii) Citius Pharma, as SpinCo’s sole stockholder, is expected to own approximately [●]% (assuming the No Redemption Scenario) or [●]% (assuming the Maximum Redemption Scenario) of the outstanding shares of New Citius Oncology Common Stock, and (iii) 10XYZ Holdings LP, a Delaware limited partnership and shareholder of TenX (the “Sponsor”) and related parties are expected to collectively own approximately [●]% (assuming the No Redemption Scenario) or [●]% (assuming the Maximum Redemption Scenario) of the outstanding shares of New Citius Oncology Common Stock. These percentages (i) assume that New Citius Oncology issues 67,500,000 shares of New Citius Oncology Common Stock to Citius Pharma as of immediately prior to the Effective Time and $500,000 in shares at $10.00 per share (50,000 shares) to Newbridge Securities Corporation (“Newbridge”) as payment of its financial advisory fee, (ii) 1,398,800 shares of New Citius Oncology Common Stock have been issued in exchange for the New Citius Oncology Rights, and (iii) exclude all New Citius Oncology Options that may be exercisable for shares of New Citius Oncology Common Stock. If the actual facts are different from the No Redemption Scenario or Maximum Redemption Scenario, the percentage ownership of New Citius Oncology held by such constituencies will be different. Based on the above and after giving effect to a maximum Distribution (as defined below) of 10% of the shares of New Citius Oncology Common Stock it receives in the Merger, it is anticipated that Citius Pharma would own approximately [●]% and its stockholders would own in the aggregate approximately [●]% of the outstanding shares of New Citius Oncology Common Stock, respectively. Whether or not such Distribution is effected, and the size of such Distribution, is dependent on the factors described herein. As used herein, “public shares” means the TenX Ordinary Shares (including those that underlie the TenX Units and the TenX Rights) that were issued pursuant to TenX’s initial public offering and the shares of New Citius Oncology Common Stock issued as a matter of law upon the conversion thereof on the effective date of the Domestication, as applicable. As used herein, “public shareholders” means the holders of the public shares.

●	After the completion of the Business Combination, Citius Pharma (currently SpinCo’s sole shareholder) will continue to control a majority of the voting power for the election of directors of New Citius Oncology, owning approximately [●]% (assuming the No Redemption Scenario) or [●]% (assuming the Maximum Redemption Scenario) of the outstanding shares of New Citius Oncology Common Stock). As a result, New Citius Oncology will be a “controlled company” within the meaning of the rules of The Nasdaq Stock Market LLC (‘‘Nasdaq’’) and may elect not to comply with certain corporate governance standards. While New Citius Oncology does not presently intend to rely on these exemptions, New Citius Oncology may opt to utilize these exemptions in the future as long as it remains a controlled company.

●	TenX’s publicly traded TenX Ordinary Shares, TenX Units and TenX Rights, are currently listed on the Nasdaq Global Market under the symbols “TENK,” “TENKU” and “TENKR,” respectively. TenX intends to apply to list its New Citius Oncology Common Stock on Nasdaq under the symbol “●”. New Citius Oncology will not have units or rights traded following the completion of the Business Combination. It is a condition of the consummation of the Business Combination that TenX receive confirmation from Nasdaq that the shares of New Citius Oncology Common Stock to be issued in connection with the Business Combination have been listed or approved for listing on Nasdaq, subject only to official notice of issuance thereof, but there can be no assurance such listing condition will be met or that TenX will obtain such approval from Nasdaq. If such listing condition is not met or if such approval is not obtained, the Business Combination will not be consummated, unless the stock exchange approval condition set forth in the Business Combination Agreement is waived by the applicable parties.

●	Following the Merger and as described in the accompanying proxy statement/prospectus, Citius Pharma might distribute to Citius Pharma stockholders on a pro rata basis up to 10% of the New Citius Oncology Common Stock that it receives in the Merger (the “Distribution”). Whether or not such Distribution is effected, and the size of such Distribution, is dependent on the factors described herein. For further details, see “Why would Citius Pharma effect a Distribution?” in the accompanying proxy statement/prospectus.

In addition to the Business Combination Proposal and the Domestication Proposal, you will also be asked to consider and vote upon:

●	a proposal to approve and adopt the proposed certificate of incorporation and bylaws of New Citius Oncology in connection with the Domestication (the “Organizational Documents Proposal”),

●	proposals to approve, on a non-binding advisory basis, certain material differences between TenX’s Amended and Restated Memorandum and Articles of Association (as it may be amended from time to time, the “Cayman Constitutional Documents”) and the proposed certificate of incorporation and bylaws of New Citius Oncology, presented separately in accordance with the United States Securities and Exchange Commission’s (the “SEC”) requirements (collectively, the “Non-Binding Governance Proposals”),

●	a proposal to approve for the purposes of complying with the applicable provisions of Nasdaq Stock Market Rule 5635, the issuance of shares of New Citius Oncology Common Stock in connection with the Merger (the “Stock Issuance Proposal”),

●	a proposal to approve the adoption by New Citius Oncology of the New Citius Oncology 2024 Omnibus Stock Incentive Plan (the “Incentive Plan Proposal”),

●	a proposal to elect seven (7) directors to the New Citius Oncology board of directors (the “New Citius Oncology Board”) effective as of the closing of the Business Combination (the “Closing”) (the “Director Election Proposal”), and

●	a proposal to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes to constitute a quorum or approve and adopt any one or more of the foregoing proposals at the extraordinary general meeting (the “Adjournment Proposal”).

The transactions contemplated by the Merger Agreement will be consummated only if the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Stock Issuance Proposal, the Incentive Plan Proposal, and the Director Election Proposal (collectively the “Condition Precedent Proposals”) are approved at the extraordinary general meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of the others. Each of these proposals is more fully described in the accompanying proxy statement/prospectus, which each shareholder is encouraged to read carefully and in its entirety.

In connection with the Business Combination, certain related agreements have been, or will be, entered into on or prior to the date of the Closing, including (i) the A&R Registration Rights Agreement (as defined below), (ii) the A&R Shared Services Agreement (as defined below), and (iii) the Sponsor Support Agreement (as defined below). The Sponsor Support Agreement provides that, among other things, the Sponsor will vote all of its TenX Ordinary Shares and founder shares in favor of the proposals being presented at the extraordinary general meeting and waive its redemption rights with respect to such shares in connection with the consummation of the Business Combination, and that the Sponsor has the right to designate one individual to be appointed to the TenX Board at the Closing. For additional information, see “Proposal No. 1 — The Business Combination Proposal —Summary of the Ancillary Agreements” in the accompanying proxy statement/prospectus.

Pursuant to the Cayman Constitutional Documents, a holder of public shares (a “public shareholder”), excluding the Sponsor and certain related parties, may request that TenX redeem all or a portion of such shareholder’s public shares for cash if the Business Combination is consummated. You will be entitled to receive cash for any public shares to be redeemed only if you:

(i) (a) hold TenX Ordinary Shares, or (b) if you hold TenX Ordinary Shares through TenX Units, you elect to separate your TenX Units into the underlying TenX Ordinary Shares and TenX Rights prior to exercising your redemption rights with respect to the public shares;

(ii) submit a written request to American Stock Transfer & Trust Company (“American Stock”), TenX’s transfer agent, in which you (a) request that TenX redeem all or a portion of your TenX Ordinary Shares for cash, and (b) identify yourself as the beneficial holder of the TenX Ordinary Shares and provide your legal name, phone number and address; and

(iii) deliver your public shares to American Stock physically or electronically through The Depository Trust Company (“DTC”).

Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to 5:00 p.m., Eastern Time, on [●], 2024 (two (2) business days before the extraordinary general meeting) in order for their shares to be redeemed.

Holders of TenX Units must elect to separate the units into the underlying TenX Ordinary Shares and TenX Rights prior to exercising redemption rights with respect to the public shares. If holders hold their TenX Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the TenX Units into the underlying TenX Ordinary Shares and TenX Rights, or if a holder holds TenX Units registered in its own name, the holder must contact American Stock, TenX’s transfer agent, directly and instruct it to do so. Public shareholders may elect to redeem their public shares even if they vote “for” the Business Combination Proposal or any other Condition Precedent Proposal.

If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker, or bank. If the Business Combination is consummated, and if a public shareholder properly exercises their right to redeem all or a portion of the public shares that they hold and timely delivers its shares to American Stock, TenX will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the trust account established at the consummation of our initial public offering (the “trust account”), calculated as of two (2) business days prior to the consummation of the Business Combination. For illustrative purposes, as of [●], 2024, this would have amounted to approximately $[●] per issued and outstanding public share. If a public shareholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares. The redemption will take place following the Domestication and, accordingly, it is shares of New Citius Oncology Common Stock that will be redeemed immediately after consummation of the Business Combination. See “Extraordinary General Meeting of TenX — Redemption Rights” in the accompanying proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares included in the TenX Units sold in TenX’s in initial public offering (“IPO”). Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash or at all.”

The Sponsor and each director of TenX have agreed to, among other things, vote in favor of the Business Combination Proposal and the transactions contemplated thereby, including the Condition Precedent Proposals, and to waive their redemption rights in connection with the consummation of the Business Combination with respect to any TenX Ordinary Shares held by them. Such persons agreed to waive their redemption rights in order to induce TenX and TenX’s underwriter to enter into the underwriting agreement executed and delivered in connection with the IPO. The TenX Ordinary Shares held by the Sponsor and such other persons will be excluded from the pro rata calculation used to determine the per-share redemption price. As of the date of the accompanying proxy statement/prospectus, the Sponsor and TenX’s directors, collectively, own 22.9% of the issued and outstanding TenX Ordinary Shares.

The Merger Agreement provides that the obligations of the parties to consummate the Merger are conditioned on, among other things, (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) receipt of required consents and approvals from certain governmental authorities, (iii) there is no agreement between Citius Pharma or TenX and any governmental authority pursuant to which Citius Pharma or TenX has agreed not to consummate the Business Combination, (iv) no governmental authority of competent jurisdiction has enacted or issued any law (whether temporary, preliminary or permanent), in each case that is in effect and which has the effect of restraining, enjoining or prohibiting the consummation of the transaction, (v) TenX has at least $5,000,001 of net tangible assets as of the Closing, (vi) no outstanding or uncured written notice has been received by TenX from Nasdaq stating that it has failed, or would reasonably be expected to fail to meet the Nasdaq Initial Listing Requirements or Nasdaq Continued Listing Requirements as of the Closing Date for any reason, (vii) Citius Pharma, SpinCo, TenX and Merger Sub have each performed and complied in all material respects with the obligations, covenants and agreements required by the Merger Agreement to be performed or complied with by it at or prior to the Effective Time, (viii) customary bring down conditions related to the accuracy of the parties’ respective representations and warranties in the Merger Agreement, (ix) TenX’s registration statement filed with the SEC, of which the accompanying proxy statement/prospectus is a part, has become effective, (x) TenX Shareholders’ approval of the Condition Precedent Proposals shall have been obtained, and (xi) the Sponsor has paid or caused to be paid in full, by wire transfer of immediately available funds, any estimated transaction expenses incurred by TenX in excess of five hundred thousand dollars ($500,000).

In addition, the respective obligations of SpinCo and Citius Pharma to consummate the Business Combination are conditioned upon, among other items, the resignation of all directors, other than Joel Mayersohn, and all executive officers of TenX and the occurrence of the Domestication. The parties’ obligation to consummate the Business Combination is also conditioned on there having been no “Material Adverse Effect” on SpinCo or TenX since the date of the Merger Agreement.

The Merger Agreement is also subject to the satisfaction or waiver of certain other closing conditions as described in the accompanying proxy statement/prospectus. There can be no assurance that the parties to the Merger Agreement would waive any such provision of the Merger Agreement if it is not satisfied as of the time of satisfaction of all other conditions precedent to the Merger.

TenX is providing the accompanying proxy statement/prospectus and accompanying proxy card to TenX Shareholders in connection with the solicitation of proxies to be voted at the extraordinary general meeting and at any adjournments of the extraordinary general meeting. Information about the extraordinary general meeting, the Business Combination and other related business to be considered by TenX Shareholders at the extraordinary general meeting is included in the accompanying proxy statement/prospectus. Whether or not you plan to attend the extraordinary general meeting, all of TenX Shareholders are urged to read the accompanying proxy statement/prospectus, including the Annexes and other documents referred to therein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors and Risk Factor Summary” beginning on page 59 of the accompanying proxy statement/prospectus.

After careful consideration, the board of directors of TenX (the “TenX Board”) has unanimously approved the Business Combination and unanimously recommends that shareholders vote “FOR” the Business Combination Proposal and the Domestication Proposal and “FOR” all other proposals presented to TenX Shareholders in the accompanying proxy statement/prospectus. When you consider the recommendation of these proposals by the TenX Board, you should keep in mind that TenX’s directors and officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of TenX’s Directors and Executive Officers in the Business Combination” in the accompanying proxy statement/prospectus for a further discussion of these considerations.

The approval of the Business Combination Proposal, the Domestication Proposal and the Organizational Documents Proposal each requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the TenX Ordinary Shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. The Non-Binding Governance Proposals (which are constituted of non-binding advisory proposals), the Director Election Proposal, the Stock Issuance Proposal, the Incentive Plan Proposal, and the Adjournment Proposal each requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

Your vote is very important. Whether or not you plan to attend the extraordinary general meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement/prospectus to make sure that your shares are represented at the extraordinary general meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the extraordinary general meeting. In most cases you may vote by telephone or over the Internet as instructed. The transactions contemplated by the Merger Agreement will be consummated only if the Condition Precedent Proposals are approved at the extraordinary general meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of the others. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in the accompanying proxy statement/prospectus. The Non-Binding Governance Proposals are constituted of non-binding advisory proposals.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the extraordinary general meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the extraordinary general meeting in person, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the extraordinary general meeting and will not be voted. An abstention will be counted towards the quorum requirement but will not count as a vote cast at the extraordinary general meeting. We expect that all proposals being voted on at the extraordinary general meeting will be considered non-routine under the rules of the NYSE, which generally controls the ability of brokers to vote or not vote shares held in street name on certain matters, and therefore we do not expect any broker non-votes to be submitted and broker non-votes will therefore have no impact on quorum. If you are a shareholder of record and you attend the extraordinary general meeting and wish to vote in person, you may withdraw your proxy and vote in person.

If you have any questions or need assistance voting your ordinary shares, please contact D.F. King & Co., Inc., our proxy solicitor, by calling toll-free (within the U.S. or Canada): (800) 714-3310 or banks and brokers can call collect at: (212) 269-5550 or by emailing TENK@dfking.com.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR PUBLIC SHARES ARE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO AMERICAN STOCK, TENX’S TRANSFER AGENT, AT LEAST TWO (2) BUSINESS DAYS PRIOR TO THE VOTE AT THE EXTRAORDINARY GENERAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO AMERICAN STOCK OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL BE RETURNED TO YOU OR YOUR ACCOUNT. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

On behalf of the TenX Board, we would like to thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,

Xiaofeng Yuan
Chairman of the TenX Board

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

We are not licensed to conduct investment business in the Cayman Islands by the Cayman Islands Monetary Authority and the accompanying proxy statement/prospectus does not constitute an offer to members of the public of our issued share capital, whether by way of sale or subscription, in the Cayman Islands. Our issued share capital has not been offered or sold, will not be offered or sold and no invitation to subscribe for our ordinary shares will be made, directly or indirectly, to members of the public in the Cayman Islands.

The accompanying proxy statement/prospectus is dated [●], 2024 and is first being mailed to shareholders on or about [●], 2024.

i

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TENX KEANE ACQUISITION

A Cayman Islands Exempted Company

(Company Number 372208)

420 Lexington Ave Suite 2446

New York, NY 10170

NOTICE OF EXTRAORDINARY GENERAL MEETING

TO BE HELD ON [●], 2024

TO THE SHAREHOLDERS OF TENX KEANE ACQUISITION:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the “extraordinary general meeting”) of TenX Keane Acquisition, a Cayman Islands exempted company, company number 372208 (“TenX”), will be held at [●], at [●] Eastern Time, on [●], 2024. The extraordinary general meeting will also be held virtually via live webcast. As such, TenX Shareholders may attend the extraordinary general meeting by visiting the extraordinary general meeting website at [●] where they will be able to listen to the meeting live and vote during the meeting. We are pleased to utilize virtual shareholder meeting technology to provide ready access and cost savings for TenX Shareholders and TenX. You are cordially invited to attend the extraordinary general meeting, which will be held to consider and vote upon the following proposals:

Proposal No. 1 — The Business Combination Proposal — to resolve, as a special resolution, that TenX’s entry into (i) the Agreement and Plan of Merger and Reorganization, dated as of October 23, 2023 (the “Merger Agreement”), by and among TenX, Citius Pharmaceuticals, Inc., a Delaware corporation (“Citius Pharma”), Citius Oncology, Inc., a Delaware corporation and wholly-owned subsidiary of Citius Pharma (“SpinCo”), and TenX Merger Sub, Inc. a Delaware corporation and wholly-owned subsidiary of TenX (“Merger Sub”) (a copy of which is attached to the proxy statement/prospectus as Annex A), (ii) each of the other Transaction Documents (as defined in the Merger Agreement), and (iii) each of the transactions contemplated thereby, in each case, in accordance with the terms and subject to the conditions set forth in the Merger Agreement and such Transaction Documents including the Domestication (as defined in the Merger Agreement) and the Merger (as defined in the Merger Agreement), be approved, adopted, ratified and confirmed in all respects (the “Business Combination Proposal”);

Proposal No. 2 — The Domestication Proposal — to resolve, as a special resolution, that TenX be transferred by way of continuation from the Cayman Islands to Delaware and become domesticated as a Delaware corporation (the “Domestication Proposal”) in accordance with Section 388 of the DGCL and de-register as a Cayman Islands exempted company in accordance with Section 206 of the Cayman Islands Companies Act and, immediately upon being de-registered in the Cayman Islands, TenX be registered as a corporation under the laws of Delaware and, conditional upon, and with effect from, the registration of TenX as a corporation in Delaware, the name of TenX be changed from ‘TenX Keane Acquisition’ to ‘Citius Oncology, Inc.’ (“New Citius Oncology”);

Proposal No. 3 — The Organizational Documents Proposal — to resolve, as a special resolution, that with effect from the date of the Domestication, the memorandum and articles of association of TenX currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the proposed new certificate of incorporation (the “Proposed Certificate of Incorporation”) and the proposed new bylaws (the “Proposed Bylaws”) of TenX (copies of which are attached to the proxy statement/prospectus as Annex B and Annex C, respectively) (the “Organizational Documents Proposal”);

Proposal No. 4 — The Non-Binding Governance Proposals —to resolve, as an ordinary resolution on a non-binding advisory basis, that certain material differences between TenX’s Amended and Restated Memorandum and Articles of Association (as it may be amended from time to time, the “Cayman Constitutional Documents”) and the Proposed Certificate of Incorporation and Proposed Bylaws, presented separately in accordance with SEC requirements (collectively, the “Non-Binding Governance Proposals”) be approved and authorized;

Proposal No. 5 — The Stock Issuance Proposal — to resolve, as an ordinary resolution, for the purposes of complying with the applicable provisions of Nasdaq Rule 5635(a), (b) and (d), that the issuance of shares of common stock, par value $0.0001, of New Citius Oncology pursuant to (i) the Domestication and (ii) the Merger be approved in all respects (the “Stock Issuance Proposal”);

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Proposal No. 6 — The Incentive Plan Proposal —to resolve, as an ordinary resolution, that the adoption of New Citius Oncology 2024 Omnibus Stock Incentive Plan by New Citius Oncology with effect from the consummation of the Business Combination be approved, ratified and confirmed in all respects (the “Incentive Plan Proposal”);

Proposal No. 7 — The Director Election Proposal — to resolve, as an ordinary resolution, that the seven (7) persons listed (namely, Myron Holubiak, Joel Mayersohn, Dr. Eugene Holuka, Carol Webb, Suren Dutia, Leonard Mazur and Dennis McGrath) be elected to serve on New Citius Oncology Board upon the consummation of the Business Combination to serve staggered terms until the 2025 (Class I), 2026 (Class II) and 2027 (Class III) annual meetings of stockholders, as applicable, or until their respective successors are duly elected and qualified or until their earlier death, resignation, retirement or removal for cause (the “Director Election Proposal”); and

Proposal No. 8 — The Adjournment Proposal — to resolve, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient shares represented to constitute a quorum necessary to conduct business at the extraordinary general meeting or to approve of one or more proposals at the extraordinary general meeting or to the extent necessary to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to TenX Shareholders (the “Adjournment Proposal”) be approved.

Each of Proposals No. 1 through 3 and 5 through 7 (the “Condition Precedent Proposals”) are cross-conditioned on the approval of the others. Proposal No. 8 is not conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus. Proposal No. 4 is constituted of non-binding advisory proposals.

These items of business are described in the accompanying proxy statement/prospectus, which we encourage you to read carefully and in its entirety before voting.

Only holders of record of TenX Ordinary Shares at the close of business on [●], 2024 are entitled to notice of and to vote and have their votes counted at the extraordinary general meeting and any adjournment of the extraordinary general meeting.

The accompanying proxy statement/prospectus and accompanying proxy card are being provided to TenX Shareholders in connection with the solicitation of proxies to be voted at the extraordinary general meeting and at any adjournment of the extraordinary general meeting. Whether or not you plan to attend the extraordinary general meeting, all of TenX Shareholders are urged to read this proxy statement/prospectus, including the Annexes and the documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors and Risk Factor Summary” beginning on page 59 of the accompanying proxy statement/prospectus.

After careful consideration, the TenX Board has unanimously approved the Business Combination and unanimously recommends that shareholders vote “FOR” the adoption of the Business Combination Proposal and the Domestication Proposal and “FOR” all other proposals to be presented to TenX Shareholders at the extraordinary general meeting. When you consider the recommendation of these proposals by the TenX Board, you should keep in mind that TenX’s directors and officers have interests therein that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of TenX’s Directors and Executive Officers in the Business Combination” in the accompanying proxy statement/prospectus for a further discussion of these considerations.

Pursuant to the Cayman Constitutional Documents, a public shareholder, excluding the Sponsor and certain related parties, may request that TenX redeem all or a portion of such shareholder’s public shares for cash if the Business Combination is consummated. You will be entitled to receive cash for any public shares to be redeemed only if you:

(i) (a) hold TenX Ordinary Shares, or (b) if you hold TenX Ordinary Shares through TenX Units, you elect to separate your TenX Units into the underlying TenX Ordinary Shares and TenX Rights prior to exercising your redemption rights with respect to the public shares;

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(ii) submit a written request to American Stock, TenX’s transfer agent, in which you (a) request that TenX redeem all or a portion of your TenX Ordinary Shares for cash, and (b) identify yourself as the beneficial holder of the TenX Ordinary Shares and provide your legal name, phone number and address; and

(iii) deliver your public shares to American Stock physically or electronically through DTC.

Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to 5:00 p.m., Eastern Time, on [●], 2024 (two (2) business days before the extraordinary general meeting) in order for their shares to be redeemed.

Holders of TenX Units must elect to separate the units into the underlying TenX Ordinary Shares and TenX Rights prior to exercising redemption rights with respect to the public shares. If holders hold their TenX Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the TenX Units into the underlying TenX Ordinary Shares and TenX Rights, or if a holder holds TenX Units registered in its own name, the holder must contact American Stock, TenX’s transfer agent, directly and instruct them to do so. Public shareholders may elect to redeem their public shares even if they vote “for” the Business Combination Proposal or any other Condition Precedent Proposal.

If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public shareholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its shares to American Stock, TenX will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the trust account, calculated as of two (2) business days prior to the consummation of the Business Combination. For illustrative purposes, as of [●], 2024, this would have amounted to approximately $[●] per issued and outstanding public shares. If a public shareholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares. The redemption takes place following the Domestication and, accordingly, it is shares of New Citius Oncology Common Stock that will be redeemed promptly after consummation of the Business Combination. See “Extraordinary General Meeting of TenX — Redemption Rights” in the accompanying proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares included in the TenX Units sold in TenX’s IPO. Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash or at all.

The Sponsor and each director of TenX have agreed to, among other things, vote in favor of the Business Combination Proposal and the transactions contemplated thereby, including the other Condition Precedent Proposals, and to waive their redemption rights in connection with the underwriting agreement entered into in connection with the IPO. The TenX Ordinary Shares held by the Sponsor and such other persons will be excluded from the pro rata calculation used to determine the per-share redemption price. As of the date of the accompanying proxy statement/prospectus, the Sponsor and TenX’s directors, collectively, own 22.9% of the issued and outstanding TenX Ordinary Shares.

The approval of the Business Combination Proposal, Domestication Proposal and the Organizational Documents Proposal each requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the TenX Ordinary Shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. The Non-Binding Governance Proposals (which are comprised of non-binding advisory proposals), the Director Election Proposal, the Stock Issuance Proposal, the Incentive Plan Proposal, and the Adjournment Proposal each requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

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Your vote is very important. Whether or not you plan to attend the extraordinary general meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement/prospectus to make sure that your shares are represented at the extraordinary general meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the extraordinary general meeting. In most cases you may vote by telephone or over the Internet as instructed. The transactions contemplated by the Merger Agreement will be consummated only if the Condition Precedent Proposals are approved at the extraordinary general meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of the others. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in the accompanying proxy statement/prospectus. The Non-Binding Governance Proposals are constituted of non-binding advisory proposals.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the extraordinary general meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the extraordinary general meeting either virtually or in person, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the extraordinary general meeting and will not be voted. An abstention will be counted towards the quorum requirement but will not count as a vote cast at the extraordinary general meeting. We expect that all proposals being voted on at the extraordinary general meeting will be considered non-routine under the rules of the NYSE, which generally controls the ability of brokers to vote or not vote shares held in street name on certain matters, and therefore we do not expect any broker non-votes to be submitted and broker non-votes will therefore have no impact on quorum. If you are a shareholder of record and you attend the extraordinary general meeting and wish to vote virtually or in person, you may withdraw your proxy and vote either virtually or in person.

Your attention is directed to the remainder of the accompanying proxy statement/prospectus following this notice (including the Annexes and other documents referred to herein) for a more complete description of the proposed Business Combination and related transactions and each of the proposals. You are encouraged to read the accompanying proxy statement/prospectus carefully and in its entirety, including the Annexes and other documents referred to herein. If you have any questions or need assistance voting your TenX Ordinary Shares, please contact D.F. King & Co., Inc., our proxy solicitor, by calling toll-free (within the U.S. or Canada): (800) 714-3310 or banks and brokers can call collect at: (212) 269-5550 or by emailing TENK@dfking.com.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors of TenX Keane Acquisition, dated [●], 2024

Xiaofeng Yuan

Chairman of the TenX Board

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR PUBLIC SHARES ARE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO AMERICAN STOCK, TENX’S TRANSFER AGENT, AT LEAST TWO (2) BUSINESS DAYS PRIOR TO THE VOTE AT THE EXTRAORDINARY GENERAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO AMERICAN STOCK OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THESE SHARES WILL BE RETURNED TO YOU OR YOUR ACCOUNT. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

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REFERENCES TO ADDITIONAL INFORMATION

You may request copies of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus or other publicly available information concerning TenX, without charge, by written request to TenX at TenX Keane Acquisition, 65 East 55th Street, 18th Floor, New York, NY 10022, or by telephone request at (212)-593-6900; or D.F. King & Co., Inc., TenX’s proxy solicitor, by calling toll-free (within the U.S. or Canada): (800) 714-3310 or banks and brokers can call collect at: (212) 269-5550 or by emailing TENK@dfking.com; or from the SEC through the SEC website at the address provided below.

In order for TenX Shareholders to receive timely delivery of the documents in advance of the extraordinary general meeting of TenX to be held on [●], 2024, you must request the information no later than [●], 2024, five (5) business days prior to the date of the extraordinary general meeting.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the SEC by TenX, constitutes a prospectus under Section 5 of the Securities Act of 1933, as amended, with respect to an aggregate of (i) 67,500,000 shares of New Citius Oncology Common Stock to be issued to Citius Pharma under the Merger Agreement, including the up to 6,750,000 shares that might be issued by Citius Pharma to its stockholders in connection with a Distribution and the [●] shares to be issued by Citius Pharma to Maxim Group LLC (“Maxim”) as payment of its fees as Citius Pharma’s merger & acquisitions (“M&A”) advisor, and (ii) 50,000 shares of New Citius Oncology Common Stock issued to Newbridge as payment of its financial advisory fee. Whether or not such Distribution is effected, and the size of such Distribution, is dependent on the factors described herein. This document also constitutes a proxy statement under Section 14(a) of the Exchange Act of TenX. It also constitutes a notice of the TenX extraordinary general meeting.

You should rely only on the information contained in this proxy statement/prospectus in deciding how to vote on the Business Combination and the related proposals. Neither TenX nor Citius Pharma has authorized anyone to give any information or to make any representations other than those contained in this proxy statement/prospectus. Do not rely upon any information or representations made outside of this proxy statement/prospectus. The information contained in this proxy statement/prospectus may change after the date of this proxy statement/prospectus. Do not assume after the date of this proxy statement/prospectus that the information contained in this proxy statement/prospectus is still correct.

Information contained in this proxy statement/prospectus regarding TenX and its business, operations, management and other matters has been provided by TenX and information contained in this proxy statement/prospectus regarding New Citius Oncology and its business, operations, management and other matters has been provided by Citius Pharma.

This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities, or the solicitation of a proxy or consent, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. All shareholders are encouraged to read in their entirety the complete text of the agreements governing the terms of the transactions described in this proxy statement/prospectus, which are attached to this proxy statement/prospectus as annexes and/or filed as exhibits to the registration statement on Form S-4 of which this proxy statement/prospectus forms a part and incorporated by reference into this proxy statement/prospectus. All such exhibits are available on the Electronic Data Gathering Analysis and Retrieval System of the SEC website at www.sec.gov. See the section of this proxy statement/prospectus entitled “Where You Can Find More Information.”

TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this proxy statement/prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. TenX does not intend its use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

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SELECTED DEFINITIONS

Unless otherwise stated in this proxy statement/prospectus or the context otherwise requires, references to:

●	“A&R Registration Rights Agreement” are to the Amended and Restated Registration Rights Agreement to be entered into at the Closing by and among Citius Pharma, TenX, the Sponsor, the existing holders party to the Original Registration Rights Agreement and the new holders party thereto, the form of which is attached to this proxy statement/prospectus as Annex D;

●	“A&R Shared Services Agreement” are to the Amended and Restated Shared Services Agreement to be entered into at the Closing by and between Citius Pharma and SpinCo, the form of which is attached hereto as Annex E;

●	“Aggregate Merger Consideration” are to a number of shares of New Citius Oncology Common Stock equal to the quotient obtained by dividing (i) $675,000,000 by (ii) $10.00;

●	“American Stock” are to American Stock Transfer & Trust Company;

●	“Base Exchange Ratio” are to the quotient obtained by dividing (i) the number of shares constituting the Aggregate Merger Consideration by (ii) the number of Outstanding SpinCo Shares;

●	“Business Combination” are to the combination of TenX and SpinCo pursuant to the transactions provided for and contemplated in the Merger Agreement;

●	“Cayman Constitutional Documents” are to TenX’s Amended and Restated Memorandum and Articles of Association, as amended from time to time;

●	“Cayman Islands Companies Act” are to the Companies Act (As Revised) of the Cayman Islands;

●	“Citius Pharma” are to Citius Pharmaceuticals, Inc., a Nevada corporation;

●	“Citius Pharma Board” are to the board of directors of Citius Pharma;

●	“Closing” are to the closing of the Business Combination;

●	“Combined Company” are to New Citius Oncology, following the consummation of the Business Combination.

●	“Condition Precedent Approvals” are to the approval at the extraordinary general meeting of the Condition Precedent Proposals;

●	“Condition Precedent Proposals” are to the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Stock Issuance Proposal, the Incentive Plan Proposal, and the Director Election Proposal, collectively;

●	“DGCL” are to the General Corporation Law of the State of Delaware;

●	“Distribution” are to the potential distribution by Citius Pharma to the Citius Pharma stockholders on a pro rata basis of up to 10% of the New Citius Oncology Common Stock that it receives in the Merger;

●	“Domestication” are to the continuation out of the Cayman Islands and domestication of TenX as a corporation incorporated in the State of Delaware;

●	“E7777” are to denileukin diftitox, a late-stage oncology immunotherapy for the treatment of CTCL, a rare form of non-Hodgkin lymphoma. Citius Pharma renamed E7777 as I/ONTAK and also obtained the trade name LYMPHIRTM for the product. Denileukin diftitox is referred to in this proxy statement/prospectus as E7777, I/ONTAK or LYMPHIR, depending on the period of time and context that is being discussed.

●	“Effective Time” are to the time at which the Merger shall become effective in accordance with the terms of the Merger Agreement;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“extraordinary general meeting” are to the extraordinary general meeting of TenX duly called by the TenX Board and held for the purpose of considering and voting upon the proposals set forth in this proxy statement/prospectus;

●	“founder shares” are to the TenX Ordinary Shares, and the shares of New Citius Oncology Common Stock to be issued to the Sponsor and certain related parties in connection with the Merger;

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●	“GAAP” are to accounting principles generally accepted in the U.S.;

●	“HSR Act” are to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

●	“initial public offering” or “IPO” are to TenX’s initial public offering, which was consummated on October 18, 2022;

●	“Investment Company Act” are to the Investment Company Act of 1940, as amended;

●	“IPO registration statement” are to the Registration Statement on Form S-1 (File No. 333-256271) filed by TenX in connection with its initial public offering, which became effective on October 13, 2022;

●	“IRS” are to the U.S. Internal Revenue Service;

●	“JOBS Act” are to the Jumpstart Our Business Startups Act of 2012;

●	“Merger” are to the merger of Merger Sub with and into SpinCo, with SpinCo surviving the merger as a wholly-owned subsidiary of TenX in accordance with the terms and subject to the conditions set forth in the Merger Agreement;

●	“Merger Agreement” are to that certain the Agreement and Plan of Merger and Reorganization, dated as of October 23, 2023, by and among TenX, Citius Pharma, Merger Sub and SpinCo, a copy of which is attached to this proxy statement/prospectus as Annex A;

●	“Merger Sub” are to TenX Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of TenX;

●	“Nasdaq” are to the Nasdaq Global Market;

●	“New Citius Oncology” are to TenX, following the Domestication;

●	“New Citius Oncology Board” are to the board of directors of New Citius Oncology;

●	“New Citius Oncology Common Stock” are to shares of common stock of New Citius Oncology, par value $0.0001 per share;

●	“New Citius Oncology Option Awards” are to equity awards into which SpinCo Options are converted upon the Closing;

●	“New Citius Oncology Options” are to options to purchase shares of New Citius Oncology Common Stock;

●	“Original Registration Rights Agreement” are to the original Registration Rights Agreement, dated October 13, 2022.

●	“Outstanding SpinCo Shares” are to (without duplication) the aggregate number of shares of SpinCo Common Stock that are issued and outstanding immediately prior to the Effective Time;

●	“Person” are to any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or instrumentality or other entity of any kind;

●	“Private Placement” are to the TenX private placement, which occurred simultaneously with the consummation of the IPO on October 18, 2022.

●	“Private Placement Rights” are to the rights issued as a part of the Private Placement Units, which entitle the holder thereof to receive two-tenths of one TenX Ordinary Share per right upon completion of TenX’s initial business combination.

●	“Private Placement Units” are to the 394,000 units issued in the Private Placement, each consisting of one TenX Ordinary Share and one Private Placement Right, to the Sponsor at a price of $10.00 per Private Placement Unit.

●	“pro forma” are to giving pro forma effect to the Business Combination;

●	“Proposed Bylaws” are to the proposed bylaws of New Citius Oncology upon the effective date of the Domestication attached to this proxy statement/prospectus as Annex C;

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●	“Proposed Certificate of Incorporation” are to the proposed certificate of incorporation of New Citius Oncology upon the effective date of the Domestication attached to this proxy statement/prospectus as Annex B;

●	“Proposed Organizational Documents” are to the Proposed Certificate of Incorporation and the Proposed Bylaws;

●	“public shareholders” are to holders of public shares, whether acquired in TenX’s initial public offering or acquired in the secondary market;

●	“public shares” are to the TenX Ordinary Shares (including those included in the units and underlying the rights) that were offered and sold by TenX in its initial public offering and registered pursuant to the IPO registration statement or the shares of New Citius Oncology Common Stock issued as a matter of law upon the conversion thereof at the time of the Domestication, as the context requires;

●	“redemption” are to each redemption of public shares for cash pursuant to the Cayman Constitutional Documents and the Proposed Organizational Documents;

●	“Sarbanes Oxley Act” are to the Sarbanes-Oxley Act of 2002;

●	“SEC” are to the U.S. Securities and Exchange Commission;

●	“Securities Act” are to the Securities Act of 1933, as amended;

●	“SpinCo” are to Citius Oncology, Inc., a Delaware corporation, and a wholly-owned subsidiary of Citius Pharma;

●	“SpinCo Business” are to Citius Pharma’s business of development and commercialization for LYMPHIRTM (denileukin diftitox), a late-stage oncology immunotherapy for the treatment of cutaneous T-cell lymphoma, a rare form of non-Hodgkin lymphoma;

●	“SpinCo Common Stock” are to shares of common stock of SpinCo, par value $0.0001 per share, outstanding prior to the Merger;

●	“SpinCo Options” are to options to purchase shares of SpinCo Common Stock;

●	“Sponsor” are to 10XYZ Holdings, LP, a Delaware limited partnership;

●	“Sponsor Support Agreement” are to that certain Sponsor Support Agreement, dated as of October 23, 2023, by and between TenX, the Sponsor, SpinCo and Citius Pharma, a copy of which is attached hereto as Annex F;

●	“TenX,” “Company,” “we,” “us” and “our” are to TenX Keane Acquisition, a Cayman Islands exempted company prior to its domestication as a corporation in the State of Delaware, and, following its domestication, to New Citius Oncology;

●	“TenX Board” are to the board of directors of TenX;

●	“TenX Ordinary Shares” and “ordinary shares” are to TenX’s ordinary shares, par value $0.0001 per share;

●	“TenX Public Securities” are to TenX Ordinary Shares and TenX Rights and TenX Units, collectively;

●	“TenX Rights” are to TenX’s publicly traded rights that entitle the holder thereof to receive two-tenths of one TenX Ordinary Share per right upon completion of TenX’s initial business combination;

●	“TenX Shareholders” are to holders of TenX Ordinary Shares.

●	“TenX Units” are to TenX’s publicly traded units that consist of one TenX Ordinary Share and one TenX Right;

●	“Transaction Documents” are to the A&R Shared Services Agreement, the Sponsor Support Agreement and the A&R Registration Rights Agreement, in each case, including all annexes, exhibits, schedules, attachments and appendices thereto, and any certificate or other instrument delivered by any party to any other party pursuant to the Merger Agreement or any of the foregoing;

●	“Treasury Shares” are to the shares of SpinCo Common Stock held in SpinCo’s treasury, which will be cancelled for no consideration in connection with the Merger;

●	“trust account” are to the trust account established at the consummation of the IPO and maintained by American Stock, acting as trustee;

●	“Trust Agreement” are to the Investment Management Trust Agreement, dated October 13, 2022, by and between TenX and American Stock, as trustee; and

●	“Trust Amount” are to the amount of cash available in the trust account as of the Closing, after deducting the amount required to satisfy TenX’s obligations to its shareholders (if any) that exercise their redemption rights; and

●	“U.S.” are to the United States of America.

Unless otherwise stated in this proxy statement/prospectus or the context otherwise requires, all references in this proxy statement/prospectus to TenX Ordinary Shares, public shares, or TenX Rights include any such securities underlying the TenX Units, as applicable.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact contained in this proxy statement/prospectus, including statements regarding the expected timing and structure of the Domestication, Merger and Distribution, the ability of the parties to complete the Business Combination, the expected benefits of the Business Combination, the U.S. federal income tax consequences of the Business Combination and the Distribution, the amount of gross proceeds expected to be available to SpinCo after the Closing and giving effect to any redemptions by TenX Shareholders, SpinCo’s future results of operations, financial position and business strategy and its expectations regarding the application of, and the commercialization of and market for LYMPHIRTM and any future product candidates, the potential for and timing of any milestones and royalties under SpinCo’s license agreements with partners, are forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of Citius Pharma, SpinCo and TenX, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

The forward-looking statements contained in this proxy statement/prospectus and in any document incorporated by reference in this proxy statement/prospectus are based on current expectations and beliefs concerning future developments and their potential effects on TenX, Citius Pharma or SpinCo. There can be no assurance that future developments affecting TenX, Citius Pharma or SpinCo will be those that TenX, Citius Pharma or SpinCo have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of TenX, Citius Pharma, or SpinCo) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors and Risk Factor Summary” beginning on page 59 of this proxy statement/prospectus and the following:

●	the risk that the Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of Citius Pharma’s or TenX’s securities;

●	the risk that the Condition Precedent Proposals are not approved;

●	the inability of the Combined Company to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the amount of funds available to New Citius Oncology following any redemptions by TenX Shareholders;

●	the failure to receive certain governmental and regulatory approvals;

●	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

●	changes in general economic conditions, geopolitical risk, including as a result of any pandemic or international conflict, including in the Middle East and between Russia and Ukraine;

●	the outcome of litigation related to or arising out of the Business Combination, or any adverse developments therein or delays or costs resulting therefrom;

●	the effect of the announcement or pendency of the transactions on Citius Pharma’s, SpinCo’s or TenX’s business relationships, operating results, and businesses generally;

●	the ability of New Citius Oncology to meet Nasdaq’s listing standards to enable the closing of the Business Combination and to continue to meet Nasdaq’s listing standards following the consummation of the Business Combination;

●	the costs related to the Business Combination;

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●	that the price of TenX’s or Citius Pharma’s securities may be volatile due to a variety of factors, including Citius Pharma’s, TenX’s or SpinCo’s inability to implement their business plans or meet or exceed their financial projections and changes in New Citius Oncology’s capital structure after the Merger; and

●	factors relating to the business, operations and financial performance of SpinCo, including:

○	SpinCo’s historical combined financial data and pro forma financial statements are not necessarily representative of the results SpinCo would have achieved as a standalone company and may not be a reliable indicator of its future results;

○	SpinCo’s operating results and financial performance;

○	the ability of SpinCo to successfully resubmit the biologic license application (“BLA”) for LYMPHIR to the U.S. Food and Drug Administration (“FDA”), and the risk of approval of the BLA by the FDA and, if approved, the ability of SpinCo to commercialize LYMPHIR and the acceptance of LYMPHIR by the medical community;

○	the approval and commercialization of any future product candidates by SpinCo;

○	SpinCo’s ability to manage and grow its business and execution of its business and growth strategies;

○	risks arising from changes in the fields in which SpinCo’s product candidates, if approved, may compete;

○	the competitive environment in the life sciences and biotechnology industry;

○	failure to maintain, protect and defend SpinCo’s intellectual property rights;

○	changes in government laws and regulations, including laws governing intellectual property, and the enforcement thereof affecting SpinCo’s business;

○	difficulties with performance of third parties on which SpinCo relies; and

○	difficulties developing and sustaining relationships with commercial counterparties.

Should one or more of these risks or uncertainties materialize, or should any of TenX’s or SpinCo’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. None of TenX, Citius Pharma or SpinCo undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Before any TenX Shareholder grants its proxy or instructs how its vote should be cast or votes on the proposals to be put to the extraordinary general meeting, such shareholder should be aware that the occurrence of the events described in the “Risk Factors and Risk Factor Summary” section and elsewhere in this proxy statement/ prospectus may adversely affect TenX.

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QUESTIONS AND ANSWERS

The questions and answers below highlight only selected information from this proxy statement/prospectus and only briefly address some commonly asked questions about the proposals to be presented at the extraordinary general meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to TenX Shareholders. TenX urges shareholders to read this proxy statement/prospectus, including the Annexes and the other documents referred to herein, carefully and in their entirety to fully understand the proposed Business Combination and the voting procedures for the extraordinary general meeting.

Q: How do I attend the meeting virtually?

A: The extraordinary general meeting will be accessible virtually via a live webcast at https://www.[●], at [●]., Eastern Time, on [●], 2024. To participate in and vote at the virtual meeting, TenX Shareholders of record will need (i) the control number included on their proxy card or instructions that accompanied their proxy materials, if applicable, or (ii) to obtain a proxy form from their broker, bank or other nominee.

The extraordinary general meeting webcast will begin promptly at [●], Eastern Time. TenX Shareholders are encouraged to access the extraordinary general meeting prior to the start time. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call the technical support number that will be posted on the virtual meeting login page.

Q: Can I attend the extraordinary general meeting in person?

A: Yes. TenX Shareholders will be able to attend the extraordinary general meeting in person, which will be held on [●], 2024, at [●], Eastern Time, at the offices of [●], located at [●]. However, TenX encourages its shareholders to attend via live webcast on the Internet.

Q: Why am I receiving this proxy statement/prospectus?

A: You are receiving these materials because you are a shareholder of record or a beneficial holder of TenX on [●], 2024, the record date (the “TenX Record Date”) for the extraordinary general meeting. TenX and Citius Pharma have agreed to combine the SpinCo Business with TenX in a series of transactions subject to the terms and conditions of the Merger Agreement and the other Transaction Documents. A copy of the Merger Agreement is attached as Annex A. TenX Shareholders are being asked to consider and vote upon a proposal to approve the Business Combination and a number of other proposals. See the section entitled “Proposal No. 1 — The Business Combination Proposal” for more detail.

THE VOTE OF TENX SHAREHOLDERS IS IMPORTANT. TENX SHAREHOLDERS ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/ PROSPECTUS IN ITS ENTIRETY, INCLUDING THE ANNEXES AND THE ACCOMPANYING FINANCIAL STATEMENTS OF TENX AND SPINCO.

Q: What are the transactions described in this proxy statement/prospectus?

A: On October 23, 2023, TenX, Citius Pharma, SpinCo and Merger Sub entered into the Merger Agreement. The principal transactions to effect the Business Combination include the following:

●	Domestication. TenX’s jurisdiction of incorporation will be changed by its deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware at least one (1) business day prior to the consummation of the Merger. In connection with the consummation of the Domestication, TenX will change its name to “Citius Oncology, Inc.” As a result of and upon the effective time of the Domestication, (i) each then-issued and outstanding TenX Ordinary Share, will convert automatically, on a one-for-one basis, into a share of New Citius Oncology Common Stock, (ii) each then-issued and outstanding TenX Right will be converted into a New Citius Oncology Right; and (iii) each then-issued and outstanding TenX Unit shall be cancelled and the holder thereof will be entitled to one share of New Citius Oncology Common Stock and New Citius Oncology Right.

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●	Merger. Following the Domestication, SpinCo and Merger Sub will engage in a reverse triangular merger, in which Merger Sub will merge with and into SpinCo, with SpinCo surviving as a direct, wholly-owned subsidiary of TenX. In the Merger, each share of SpinCo Common Stock will be automatically converted into the right to receive shares of New Citius Oncology Common Stock. The number of shares of New Citius Oncology Common Stock to be received for each share of SpinCo Common Stock will be based on the calculation of the Base Exchange Ratio. The total number of shares of New Citius Oncology Common Stock to be received by Citius Pharma, as SpinCo’s sole stockholder, in the Merger is an aggregate of 67,500,000 shares of New Citius Oncology Common Stock.

●	Distribution. Promptly after the Merger, Citius Pharma might distribute on a pro rata basis to its stockholders up to 10% of the shares of New Citius Oncology Common Stock that it receives in the Merger. Whether or not such Distribution is effected, and the size of such Distribution, is dependent on the factors described herein. See “Why would Citius Pharma Effect a Distribution?”

New Citius Oncology, which will be the parent entity of SpinCo after the Merger, will be renamed to “Citius Oncology, Inc.,” effective as of the consummation of the Domestication (and after SpinCo has changed its name to “[●]”). New Citius Oncology Common Stock will be listed on the Nasdaq Global Market under the trading symbol “[●].”

Q: Who will serve on the New Citius Oncology Board following the Closing?

A: The Merger Agreement provides that, as of the Closing, the New Citius Oncology Board will consist of seven (7) members:

●	Suren Dutia – Independent Director;

●	Myron Holubiak;

●	Eugene Holuka – Independent Director;

●	Joel Mayersohn;

●	Leonard Mazur;

●	Dennis M, McGrath – Independent Director

●	Carol Webb – Independent Director.

See “Management of New Citius Oncology after the Business Combination.”

Q: Who will manage New Citius Oncology after the Closing?

A: The Merger Agreement provides that, as of the Closing:

●	Leonard Mazur, the current Chief Executive Officer and President of SpinCo, will become the Chief Executive Officer and President of New Citius Oncology;

●	Myron Holubiak, the current Executive Vice President of SpinCo, will become the new Secretary of New Citius Oncology;

●	Jaime Bartushak, the current Executive Vice President, Chief Financial Officer and Chief Business Officer of SpinCo will become the Chief Financial Officer and Treasurer of New Citius Oncology; and

●	Myron Czuczman, the Executive Vice President and Chief Medical Officer of SpinCo will become the Chief Medical Officer of New Citius Oncology.

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Q: Is the completion of the Merger subject to any conditions?

A: Yes. The respective obligations of each party to effect the Closing of the Business Combination are subject to the fulfillment (or, to the extent permitted by applicable law, waiver) of certain conditions specified in the Merger Agreement.

The Merger Agreement provides that the obligations of the parties to consummate the Merger are conditioned on, among other things, (i) the expiration or termination of the waiting period under the HSR Act, (ii) receipt of required consents and approvals from certain governmental authorities, (iii) there is no agreement between Citius Pharma or TenX and any governmental authority pursuant to which Citius Pharma or TenX has agreed not to consummate the Business Combination, (iv) no governmental authority of competent jurisdiction has enacted or issued any law (whether temporary, preliminary or permanent), in each case that is in effect and which has the effect of restraining, enjoining or prohibiting the consummation of the transaction, (v) TenX has at least $5,000,001 of net tangible assets as of the Closing, (vi) no outstanding or uncured written notice has been received by TenX from Nasdaq stating that it has failed, or would reasonably be expected to fail to meet the Nasdaq Initial Listing Requirements or Nasdaq Continued Listing Requirements as of the Closing Date for any reason, (vii) Citius Pharma, SpinCo, TenX and Merger Sub have each performed and complied in all material respects with the obligations, covenants and agreements required by the Merger Agreement to be performed or complied with by it at or prior to the Effective Time, (viii) customary bring down conditions related to the accuracy of the parties’ respective representations and warranties in the Merger Agreement, (ix) TenX’s registration statement filed with the SEC, of which this proxy statement/prospectus is a part, has become effective, (x) TenX Shareholders’ approval of the Condition Precedent Proposals has been obtained; and (xi) the Sponsor has paid or caused to be paid in full, by wire transfer of immediately available funds, any estimated transaction expenses incurred by TenX in excess of five hundred thousand dollars ($500,000).

In addition, the respective obligations of SpinCo and Citius Pharma to consummate the Business Combination are conditioned upon, among other items, the resignation of all directors, other than Joel Mayersohn, and all executive officers of TenX and the occurrence of the Domestication. The parties’ obligation to consummate the Business Combination is also conditioned on there having been no “Material Adverse Effect” on SpinCo or TenX since the date of the Merger Agreement.

Certain of the foregoing conditions may be waived by the applicable party or parties in writing. To the extent that the TenX Board or the Citius Pharma Board determines that any modifications by the parties, including any waivers of any conditions to the Closing, materially change the terms of the Business Combination, TenX and Citius Pharma will notify their respective stockholders in a manner reasonably calculated to inform them about the modifications as may be required by law, by publishing a press release, and/or filing a current report on Form 8-K and by circulating a supplement to this proxy statement/prospectus to resolicit the votes of TenX Shareholders, if required. For more information about conditions to the consummation of the Business Combination, see “Proposal No. 1 — The Business Combination Proposal — Summary of the Merger Agreement — Conditions to Closing.”

Q: What are the material U.S. federal income tax consequences to TenX Shareholders resulting from the Merger?

A: TenX Shareholders are not expected to recognize any gain or loss as a result of the Merger. TenX Shareholders should consult their own tax advisors for a full understanding of the tax consequences of the Merger. The material U.S. federal income tax consequences of the Business Combination to TenX Shareholders are described under “Material U.S. Federal Income Tax Consequences to TenX Shareholders.”

Q: Does Citius Pharma have to pay anything to TenX if the Merger Agreement is terminated?

A: In the event that the Merger Agreement is terminated by Citius Pharma in connection with its entering into a definitive agreement in respect of an alternative transaction involving SpinCo or its assets (an “Acquisition Proposal”) prior to February 29, 2024, then Citius Pharma is obligated to pay TenX a termination fee of $5,000,000 (the “Termination Fee”), by wire transfer of immediately available funds. Except in the case of actual fraud or willful breach, if the Termination Fee is paid, such payment(s) amount constitutes the sole and exclusive remedy of TenX, Merger Sub, or their respective subsidiaries, or TenX related parties, for all losses and damages suffered as a result of the transactions to be consummated or for a breach or failure to perform under the Merger Agreement. Citius Pharma will have no further liability or obligation relating to or arising out of the Merger Agreement, or the transactions. If Citius Pharma fails to pay promptly any amount of the Termination Fee, and in order to obtain payment, TenX commences an action that results in a judgment against Citius Pharma for any amount owed, Citius Pharma will reimburse TenX for its reasonable and documented cost and expenses (including reasonable and documented attorney fees) in connection with such action. See “Proposal No. 1 — The Business Combination Proposal — Summary of the Merger Agreement — Termination Fees and Expenses Payable in Certain Circumstances.”

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Q: What proposals are shareholders of TenX being asked to vote upon?

A: At the extraordinary general meeting, TenX is asking holders of TenX Ordinary Shares to consider and vote upon:

●	Proposal No. 1 — The Business Combination Proposal — a special resolution to adopt (i) the Merger Agreement, (ii) the Transaction Documents and (iii) each of the transactions contemplated thereby, including the Domestication and the Merger;

●	Proposal No. 2 — The Domestication Proposal — a special resolution to approve the Domestication and change in the jurisdiction of incorporation of TenX from the Cayman Islands to the State of Delaware under the name “Citius Oncology, Inc.”;

●	Proposal No. 3 — The Organizational Documents Proposal — a special resolution to adopt the Proposed Certificate of Incorporation and the Proposed Bylaws of TenX after giving effect to the Domestication;

●	Proposal No. 4 — The Non-Binding Governance Proposals — an ordinary resolution on a non-binding advisory basis, to approve certain material differences between TenX’s Cayman Constitutional Documents and the Proposed Certificate of Incorporation and Proposed Bylaws, presented separately in accordance with SEC requirements;

●	Proposal No. 5 — The Stock Issuance Proposal — an ordinary resolution, for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, to approve the issuance of shares of common stock, par value $0.0001 of New Citius Oncology pursuant to (i) the Domestication and (ii) the Merger;

●	Proposal No. 6 — The Incentive Plan Proposal — an ordinary resolution to approve by ordinary resolution, the New Citius Oncology 2024 Omnibus Stock Incentive Plan;

●	Proposal No. 7 — The Director Election Proposal — an ordinary resolution to elect seven (7) directors to serve staggered terms on the New Citius Oncology Board; and

●	Proposal No. 8 — The Adjournment Proposal — an ordinary resolution to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient shares represented to constitute a quorum necessary to conduct business at the extraordinary general meeting or to approve one or more proposals at the extraordinary general meeting or to the extent necessary to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to TenX Shareholders.

If TenX Shareholders do not approve each of the Condition Precedent Proposals, then unless certain conditions in the Merger Agreement are waived by the applicable parties to the Merger Agreement, the Merger Agreement could terminate, and the Business Combination may not be consummated. See “Proposal No. 1 — The Business Combination Proposal,” “Proposal No. 2 — The Domestication Proposal,” “Proposal No. 3 — The Organizational Documents Proposal,” “Proposal No. 4 — The Non-Binding Governance Proposals,” “Proposal No. 5 — The Stock Issuance Proposal,” “Proposal No. 6 — The Incentive Plan Proposal,” “Proposal No. 7 — The Director Election Proposal” and “Proposal No. 8 — The Adjournment Proposal.”

TenX will hold the extraordinary general meeting to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the Business Combination and the other matters to be acted upon at the extraordinary general meeting. Shareholders of TenX should read it carefully.

After careful consideration, the TenX Board has determined that the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Non-Binding Governance Proposals, the Director Election Proposal, the Stock Issuance Proposal, the Incentive Plan Proposal and the Adjournment Proposal are in the best interests of TenX and its shareholders and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.

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The existence of financial and personal interests of one or more of TenX’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TenX and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, TenX’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of TenX’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

Q: Are the proposals conditioned on one another?

A: Yes. Each of the Condition Precedent Proposals is cross-conditioned on the approval of the others. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus. The Non-Binding Governance Proposals are comprised of non-binding advisory proposals.

Q: Why is TenX proposing the Business Combination?

A: TenX was incorporated to effect a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination, with one or more businesses or entities.

Based on our due diligence investigations of SpinCo, the management of SpinCo and the industry in which it operates, including the financial and other information provided by SpinCo in the course of these due diligence investigations, the TenX Board believes that the Business Combination with SpinCo is in the best interests of TenX and its shareholders and presents an opportunity to increase shareholder value. However, there is no assurance of this. See “Proposal No. 1 — The Business Combination Proposal — The TenX Board’s Reasons for the Business Combination” for additional information.

Although the TenX Board believes that the Business Combination with SpinCo presents an attractive business combination opportunity and is in the best interests of TenX and its shareholders, the TenX Board did consider certain potentially material negative factors in arriving at that conclusion, including, among others, general economic conditions, inability to achieve targets, inability to obtain regulatory approvals for LYMPHIRTM, industry risk regarding reputation, exposure to the biotech funding cycle, and exposure to pharmaceutical industry regulatory reform “Proposal No. 1 — The Business Combination Proposal — The TenX Boards’ Reasons for the Business Combination,” as well as in the sections entitled “Risk Factors and Risk Factor Summary.”

Q: What will Citius Pharma, as SpinCo’s sole stockholder, receive in return for TenX’s acquisition of all of the issued and outstanding equity interests of SpinCo?

A: Common Stock. As a result of and upon the Closing, among other things, each outstanding share of SpinCo Common Stock (other than Treasury Shares), will be cancelled upon the Effective Time in exchange for the right to receive a number of shares of New Citius Oncology Common Stock equal to the Base Exchange Ratio.

The total number of shares of New Citius Oncology Common Stock to be received by Citius Pharma, as SpinCo’s sole stockholder, or reserved for issuance pursuant to the New Citius Oncology Incentive Award Plan will be equal to the Aggregate Merger Consideration. For further details, see “Proposal No. 1 — The Business Combination Proposal — Consideration.”

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Q: Why would Citius Pharma effect a Distribution?

A: In connection with the Merger, in order to continue to maintain the listing of New Citius Oncology Common Stock on the Nasdaq Global Market upon and following Closing, we will be required to demonstrate compliance with Nasdaq Initial Listing Requirements, which are more rigorous than the Nasdaq Continued Listing Requirements. In connection with the Nasdaq Initial Listing Requirements, we must be able to demonstrate certain liquidity thresholds, in particular, that the Combined Company will have (i) a market value of unrestricted publicly held shares of $45 million, (ii) 1,250,000 unrestricted publicly held shares, and (iii) 400 unrestricted round lot holders (a round lot holder must hold at least 100 unrestricted shares of the security), and at least 200 of those round lot holders must each hold unrestricted securities with a market value of at least $2,500 (together, the “Nasdaq Liquidity Requirements”). If prior to the closing of the Merger, TenX and Citius Pharma determine the Combined Company is unlikely to meet the Nasdaq Liquidity Requirements, then immediately following the closing of the Merger, Citius Pharma will distribute to Citius Pharma shareholders on a pro rata basis up to 10% of the New Citius Oncology Common Stock it received in the Merger. The record date of such Distribution shall be the closing date of the Merger. The aggregate number of shares to be issued in the Distribution will be the minimum number of shares determined by Citius Pharma and TenX to be necessary to meet the Nasdaq Liquidity Requirements, and in any event, will not be more than 10% of the shares of New Citius Oncology Common Stock that Citius Pharma receives in the Merger. No fractional shares of New Citius Oncology Common Stock will be issued to Citius Pharma shareholders in connection with the Distribution. Instead, the distribution agent will aggregate fractional shares of New Citius Oncology Common Stock into whole shares, sell the whole shares in the open market at prevailing market prices and distribute the aggregate cash proceeds, net of brokerage fees and other costs, from the sales pro rata to each holder who would otherwise have been entitled to receive a fractional share of New Citius Oncology Common Stock in the Distribution. Recipients of cash in lieu of fractional shares will not be entitled to any interest on the amounts of payments made in lieu of fractional shares. As an example, after giving effect to the maximum Distribution amount of 10% of the shares of New Citius Oncology Common Stock Citius Pharma receives in the Merger, it is anticipated that Citius Pharma would own approximately [●]% and its stockholders will own in the aggregate approximately [●]% of the outstanding shares of New Citius Oncology Common Stock, respectively (assuming a No Redemption Scenario).

Q: Did the TenX Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A: Yes. Although the current TenX governance documents do not require the TenX Board to seek a third-party valuation or fairness opinion in connection with a business combination unless the target is affiliated with the Sponsor or TenX’s directors or officers, on October 20, 2023, at a meeting of the TenX Board held to evaluate the Business Combination, Revere Securities LLC (“Revere Securities”) delivered to the TenX Board an oral opinion, which was confirmed by delivery of a written opinion, dated October 23, 2023 (the “Revere Opinion”), to the effect that, as of the date of the Revere Opinion and based on and subject to various assumptions and limitations described in its written opinion, the merger consideration (as such term is used in this section, the “Merger Consideration”) to be paid to the stockholders of SpinCo is fair, from a financial point of view, to TenX Shareholders.

For more information about our decision-making process, see the section entitled “Proposal No. 1 – The Business Combination Proposal – Opinion of TenX’s Financial Advisor.” See also the sections titled “Proposal No. 1 – The Business Combination Proposal – Interests of Certain Persons in the Business Combination” and “Risk Factors and Risk Factor Summary” for a further discussion of these considerations.

Q: What equity stake will current TenX Shareholders and SpinCo stockholders hold in New Citius Oncology immediately after the consummation of the Business Combination?

A: As of the date of this proxy statement/prospectus, there are (i) 8,941,000 TenX Ordinary Shares issued and outstanding, which include 1,650,000 founder shares held by the Sponsor and 7,291,000 public shares (the public share number is inclusive of 838,272 TenX Ordinary Shares underlying all issued and outstanding TenX Units), (ii) 6,994,000 TenX Rights, which include 6,155,728 TenX Rights held by the public and the 838,272 TenX Rights underlying all issued and outstanding TenX Units, and (iii) 838,272 TenX Units outstanding, which include 394,000 Private Placement Units held by the Sponsor and 444,272 TenX Units held by the public (all TenX Ordinary Shares and TenX Rights underlying the 838,272 TenX Units are included in (i) and (ii), respectively). Each outstanding TenX Unit consists of one (1) TenX Ordinary Share and one (1) TenX Right, which following the Domestication, this will entitle the holders to one (1) share of New Citius Oncology Common Stock and one (1) New Citius Oncology Right. Each five (5) New Citius Oncology Rights will automatically convert into one (1) share of New Citius Oncology Common Stock. Therefore, as of the date of this proxy statement/prospectus (assuming that none of the TenX Ordinary Shares are redeemed in connection with the Business Combination), TenX’s fully-diluted share capital (after giving effect to the conversion of the TenX Rights) would be 10,339,800 TenX Ordinary Shares.

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It is anticipated that, following the Business Combination, (i) our public shareholders are expected to own approximately [●]% of the outstanding New Citius Oncology Common Stock, (ii) Citius Pharma is expected to own approximately [●]% of the outstanding shares of New Citius Oncology Common Stock, and (iii) the Sponsor and related parties are expected to collectively own approximately [●]% of the outstanding shares of New Citius Oncology Common Stock.

These percentages assume (i) a No Redemption Scenario, (iii) that New Citius Oncology issues 67,500,000 shares of New Citius Oncology Common Stock to Citius Pharma and $500,000 in shares at $10.00 per share (50,000 shares) to Newbridge as payment of its financial advisory fee, (iii) that 1,398,800 shares of New Citius Oncology Common Stock will be issued in exchange for the New Citius Oncology Rights, (iv) that Citius Pharma does not effect a Distribution, and (v) exclude all New Citius Oncology Options that may be exercisable for shares of New Citius Oncology Common Stock. If the actual facts are different from the No Redemption Scenario, the percentage ownership of New Citius Oncology held by such constituencies will be different.

The following table illustrates varying ownership levels in New Citius Oncology immediately following the consummation of the Business Combination (i) based on the No Redemption Scenario, (ii) based on the assumption that 3,300,000 TenX Ordinary Shares are redeemed in connection with the Business Combination at approximately $[●] per share (we refer to this set of assumptions as the “50% Redemption Scenario”), and (iii) based on the assumption that 6,600,000 TenX Ordinary Shares are redeemed in connection with the Business Combination at approximately $[●] per share, which is the maximum amount of redemptions that could occur and still ensure that TenX meets its requirement to maintain net tangible assets of at least $5,000,001 (we refer to this set of assumptions as the “Maximum Redemption Scenario”). Regardless of the extent of redemptions, the shares of New Citius Oncology Common Stock owned by non-redeeming shareholders will have an implied value of $[●] per share immediately upon consummation of the Business Combination. The trading price of New Citius Oncology Common Stock immediately after consummation of the transaction is unpredictable. Please see “Risk Factors — Risks Related to Redemption” for additional information.

Share Ownership in New Citius Oncology
	No Redemption Scenario			50% Redemption Scenario			Maximum Redemption Scenario
	Number of Shares	Percentage of Outstanding Shares		Number of Shares	Percentage of Outstanding Shares		Number of Shares	Percentage of Outstanding Shares
TenX’s public shareholders	[●]	[●]	%	[●]	[●]	%	[●]	[●]	%
Sponsor and related parties	[●]	[●]	%	[●]	[●]	%	[●]	[●]	%
Citius Pharma (1)	[●]	[●]	%	[●]	[●]	%	[●]	[●]	%
Maxim Group Advisory Fee Shares(2)	[●]	[●]	%	[●]	[●]	%	[●]	[●]	%
Newbridge Securities Advisory Fee Shares	[●]	[●]	%	[●]	[●]	%	[●]	[●]	%
Total	[●]	100.0%		[●]	100.0%		[●]	100.0%

(1)	This table assumes no Distribution is effected by Citius Pharma. If Citius Pharma effects a Distribution, assuming a maximum Distribution amount of 10% of the outstanding shares of New Citius Oncology Common Stock Citius Pharma receives in the Merger, it is anticipated that Citius Pharma and Citius Pharma’s stockholders would own: (i) in a No Redemption Scenario, approximately [●]% and [●]%, respectively, of the outstanding shares of New Citius Oncology Common Stock (ii) in a 50% Redemption Scenario, approximately [●]% and [●]%, respectively, of the outstanding shares of New Citius Oncology Common Stock, and (iii) in a Maximum Redemption Scenario, approximately [●]% and [●]%, respectively, of the outstanding shares of New Citius Oncology Common Stock. Whether or not such Distribution is effected, and the size of such Distribution, is dependent on the factors described herein. For further details, see “Why would Citius Pharma effect a Distribution?” in the accompanying proxy statement/prospectus.

(2)	This table includes [●] shares that will be issued to Maxim for M&A advisory services provided to Citius Pharma and SpinCo.

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Q: How has the announcement of the Business Combination affected the trading price of the TenX Ordinary Shares?

A: On October 23, 2023, the last trading date before the public announcement of the execution of the Merger Agreement, the reported closing price on Nasdaq of the TenX Units, TenX Ordinary Shares and TenX Rights was $11.20, $10.84, and $0.28, respectively. On [●], 2024, the most recent practicable date prior to the date of this proxy statement/prospectus, the reported closing price on Nasdaq of the TenX Units, TenX Ordinary Shares and TenX Rights was $[●], $[●] and $[●], respectively.

Q: Will TenX and SpinCo obtain new financing in connection with the Business Combination?

A: No. There is no financing contemplated as part of the Business Combination.

Q: Why is TenX proposing the Domestication?

A: The TenX Board believes that there are significant advantages to us that will arise as a result of a change of TenX’s domicile to Delaware. Further, the TenX Board believes that any direct benefit that the DGCL provides to a corporation also indirectly benefits its stockholders, who are the owners of the corporation. The TenX Board believes that there are several reasons why a reincorporation in Delaware is in the best interests of TenX and its shareholders, including, (i) the prominence, predictability and flexibility of the DGCL, (ii) Delaware’s well-established principles of corporate governance and (iii) the increased ability for Delaware corporations to attract and retain qualified directors. Each of the foregoing are discussed in greater detail in the section entitled “Proposal No. 2 — The Domestication Proposal — Reasons for the Domestication.” To effect the Domestication, TenX will file the documents required pursuant to the Cayman Islands Companies Act with the Cayman Islands Registrar of Companies, and file a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware.

Q: Will the Domestication and the Merger occur on the same day?

A: No. The Domestication will occur at least one (1) day prior to the Merger.

Q: What changes will be made to the current constitutional documents of TenX?

A: TenX Shareholders are being asked to consider and vote upon a proposal to approve the replacement of TenX’s Cayman Constitutional Documents under the Cayman Islands Companies Act with the Proposed Organizational Documents under the DGCL, which will be materially modified from the Cayman Constitutional Documents in the following respects:

●	change the purpose of New Citius Oncology to engage in “any lawful act or activity for which a corporation may be organized under the DGCL”;

●	provide, after such time as Citius Pharma and its Affiliates first cease to beneficially own more than 50% in voting power of New Citius Oncology, that the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of New Citius Oncology Common Stock entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend or repeal the provisions in the Proposed Certificate of Incorporation related to the Board of Directors, Consent of Stockholders in Lieu of a Meeting, Special Meetings of Stockholders, Limitation on Liability, Corporate Opportunities and Competition, Exclusive Forum, Section 203 of the DGCL and Amendments;

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●	change the name of TenX to “Citius Oncology, Inc.,” delete the provisions relating to TenX’s status as a blank check company and retain the default of perpetual existence under the DGCL;

●	change the authorized shares of all classes of capital stock to 110,000,000 shares, consisting of 100,000,000 shares of New Citius Oncology Common Stock and 10,000,000 shares of preferred stock;

●	adopt Delaware as the exclusive forum for certain stockholder litigation that could be brought in the future against New Citius Oncology and its directors; and

●	classify the New Citius Oncology Board into three (3) classes, with only one (1) class of directors being elected in each year and each class serving a three (3) year term.

See “Proposal No. 3 — The Organizational Documents Proposal” for additional information.

Q: How will the Domestication affect my TenX Ordinary Shares, TenX rights, and TenX Units?

A: As a result of and upon the effective time of the Domestication, (i) each then-issued and outstanding TenX Ordinary Share will convert automatically, on a one-for-one basis, into a share of New Citius Oncology Common Stock; (ii) each then-issued and outstanding TenX Unit that has not been previously separated into the underlying TenX Ordinary Share and TenX Right will be cancelled and will entitle the holder thereof to one share of New Citius Oncology Common Stock and one New Citius Oncology Right; and (iii) each then-issued and outstanding TenX Right will convert automatically into one New Citius Oncology Right. See “Proposal No. 2 — The Domestication Proposal” for additional information.

Q: What are the material U.S. federal income tax consequences of the Domestication?

A: As discussed more fully under “Material U.S. Federal Income Tax Consequences to TenX Shareholders,” the Domestication will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code. U.S. Holders (as defined in “Material U.S. Federal Income Tax Consequences to TenX Shareholders”) of TenX Public Securities on the date of the Domestication may be subject to Section 367(b) of the Code, which applies to the domestication of a foreign corporation in a reorganization, and imposes U.S. federal income tax on certain U.S. persons in connection with transactions that would generally otherwise be tax-deferred. As a result:

●	A U.S. Holder who beneficially owns (actually or constructively) TenX Ordinary Shares with a fair market value totaling $50,000 or more but who, on the date of the Domestication, owns (actually or constructively) less than 10% of the total combined voting power of all classes of TenX shares entitled to vote and less than 10% of the total value of all classes of TenX shares generally should recognize gain (but not loss) on the exchange of TenX Ordinary Shares for New Citius Oncology Common Stock pursuant to the Domestication. As an alternative to recognizing gain, such U.S. Holder may file an election to include in income as a deemed dividend all “earnings and profits amount” (as defined in the Treasury Regulations under Section 367 of the Code) attributable to such U.S. Holder’s TenX Ordinary Shares, provided certain other requirements are satisfied; and

●	A U.S. Holder who beneficially owns (actually or constructively) TenX Ordinary Shares with a fair market value totaling less than $50,000 on the date of the Domestication generally should not be required to recognize any gain or loss or include any part of TenX’s all “earnings and profits amount” in income.

TenX does not expect to have significant cumulative earnings and profits, if any, on the date of the Domestication.

If TenX were to be treated as a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes, certain U.S. Holders may be subject to adverse tax consequences as a result of the Domestication. As discussed more fully under the caption “Material U.S. Federal Income Tax Consequences to TenX Shareholders — Passive Foreign Investment Company Rules,” because TenX is a blank check company with no current active business, it is possible the IRS could assert that TenX is a PFIC.

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If finalized in their proposed form, proposed Treasury Regulations may require taxable gain recognition by a U.S. Holder with respect to its exchange of TenX Ordinary Shares for New Citius Oncology Common Stock pursuant to the Domestication if TenX were classified as a PFIC at any time during such U.S. Holder’s holding period for such TenX Ordinary Shares. The tax on any such recognized gain would be imposed based on a complex set of computational rules. Such rules are discussed more fully under the caption “Material U.S. Federal Income Tax Consequences to TenX Shareholders.” However, a U.S. Holder may be able to avoid the PFIC gain and certain other tax consequences associated with PFIC status with respect to its TenX Ordinary Shares if such U.S. Holder either (i) is eligible to and makes a timely and valid QEF Election (as defined and described under the caption “Material U.S. Federal Income Tax Consequences to TenX Shareholders”) in the first taxable year in which such U.S. Holder held (or was deemed to hold) TenX Ordinary Shares and in which TenX was classified as a PFIC or (ii) makes a Mark-to-Market Election (as described under the caption “Material U.S. Federal Income Tax Consequences to TenX Shareholders”) with respect to such U.S. Holder’s TenX Ordinary Shares.

Additionally, the Domestication is not expected to result in material U.S. federal income tax consequences to Non-U.S. Holders (as defined in “Material U.S. Federal Income Tax Consequences to TenX Shareholders”) of TenX Public Securities. However, Non-U.S. Holders may become subject to U.S. federal income withholding taxes on any amounts treated as dividends paid (or deemed paid) in respect of such Non-U.S. Holder’s New Citius Oncology Common Stock after the Domestication.

The rules governing the U.S. tax treatment of the Domestication are complex and will depend on a Holder’s particular circumstances. All Holders are urged to consult their tax advisor regarding the tax consequences to them of the Domestication, including without limitation the applicability and effect of U.S. federal, state, local and non-U.S. tax laws. For a more complete discussion of the U.S. federal income tax consequences of the Domestication, see “Material U.S. Federal Income Tax Consequences to TenX Shareholders.”

Q: Do I have redemption rights?

A: If you are a holder of public shares, you have the right to request that we redeem all or a portion of your public shares for cash provided that you follow the procedures and deadlines described elsewhere in this proxy statement/prospectus. Public shareholders may elect to redeem all or a portion of the public shares held by them regardless of how they vote in respect of the Business Combination Proposal. If you wish to exercise your redemption rights, please see the answer to the question: “How do I exercise my redemption rights?”

Notwithstanding the foregoing, a public shareholder, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public share included in the TenX Units sold in TenX’s IPO. Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash or at all. The Sponsor has agreed to waive its redemption rights with respect to all of the founder shares in connection with the consummation of the Business Combination. The founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Q: Will how I vote affect my ability to exercise redemption rights?

A: No. You may exercise your redemption rights whether you vote your TenX Ordinary Shares for or against or abstain from voting on the Business Combination Proposal or any other proposal to be voted upon at the extraordinary general meeting. As a result, the Business Combination can be approved by shareholders who will redeem their shares and no longer remain shareholders.

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Q: How do I exercise my redemption rights?

A: If you are a public shareholder and wish to exercise your right to redeem your public shares, you must:

●	(i) hold public shares, or (ii) if you hold public shares through TenX Units, you must elect to separate your TenX Units into the underlying TenX Ordinary Shares and TenX Rights prior to exercising your redemption rights with respect to the TenX Ordinary Shares;

●	submit a written request to American Stock, TenX’s transfer agent, in which you (i) request that New Citius Oncology redeem all or a portion of your New Citius Oncology Common Stock for cash, and (ii) identify yourself as the beneficial holder of the New Citius Oncology Common Stock and provide your legal name, phone number and address; and

●	deliver your public shares to American Stock physically or electronically through DTC.

Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to 5:00 p.m., Eastern Time, on [●], 2024 (two (2) business days before the extraordinary general meeting) in order for their shares to be redeemed.

The contact information for American Stock is listed under the question “Who can help answer my questions?” below.

Holders of TenX Units must elect to separate the units into the underlying TenX Ordinary Shares and TenX Rights prior to exercising redemption rights with respect to the public shares. If holders hold their TenX Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying TenX Ordinary Shares and TenX Rights, or if a holder holds TenX Units registered in its own name, the holder must contact American Stock directly and instruct them to do so.

Public shareholders will be entitled to request that their public shares be redeemed for a pro rata portion of the amount then on deposit in the trust account calculated as of two (2) business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to us (net of taxes payable). For illustrative purposes, as of [●], 2024, this would have amounted to approximately $[●] per issued and outstanding public share. However, the proceeds deposited in the trust account could become subject to the claims of TenX’s creditors, if any, which could have priority over the claims of the public shareholders, regardless of whether such public shareholder votes or, if they do vote, irrespective of if they vote for or against the Business Combination Proposal. Therefore, the per share distribution from the trust account in such a situation may be less than originally expected due to such claims. Whether you vote, and if you do vote, irrespective of how you vote on any proposal, including the Business Combination Proposal, will have no impact on the amount you will receive upon exercise of your redemption rights. It is expected that the funds to be distributed to public shareholders electing to redeem their public shares will be distributed promptly after the consummation of the Business Combination.

If you submit a redemption request to American Stock, and later decide prior to the extraordinary general meeting not to elect redemption, you may request to withdraw the redemption request. You may make such request by contacting American Stock.

Any corrected or changed written exercise of redemption rights must be received by American Stock prior to the vote taken on the Business Combination Proposal at the extraordinary general meeting. No request for redemption will be honored unless the holder’s public shares have been delivered (either physically or electronically) to American Stock, at least two (2) business days prior to the vote at the extraordinary general meeting.

If a holder of public shares properly makes a request for redemption and the public shares are delivered as described above, then, if the Business Combination is consummated, New Citius Oncology will redeem the public shares for a pro rata portion of funds deposited in the trust account, calculated as of two (2) business days prior to the consummation of the Business Combination. The redemption will take place following the Domestication and, accordingly, it is shares of New Citius Oncology Common Stock that will be redeemed immediately after consummation of the Business Combination.

Q: If I am a holder of TenX Units, can I exercise redemption rights with respect to my TenX Units?

A: No. Holders of issued and outstanding units must elect to separate the TenX Units into the underlying TenX Ordinary Shares and TenX Rights prior to exercising redemption rights with respect to the TenX Ordinary Shares. If you hold your TenX Units in an account at a brokerage firm or bank, you must notify your broker or bank that you elect to separate the TenX Units into the underlying TenX Ordinary Shares and TenX Rights, or if you hold TenX Units registered in your own name, you must contact American Stock directly and instruct them to do so. You must cause your TenX Ordinary Shares to be separated and delivered to American Stock by 5:00 p.m., Eastern Time, on [●], 2024 (two (2) business days before the extraordinary general meeting) in order to exercise your redemption rights with respect to your TenX Ordinary Shares.

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Q: What are the material U.S. federal income tax consequences of exercising my redemption rights?

A: The receipt of cash by a Holder of New Citius Oncology Common Stock in redemption of such stock will be a taxable event for U.S. federal income tax purposes in the case of a U.S. Holder and may be a taxable event for U.S. federal income tax purposes in the case of a Non-U.S. Holder Please see the definitions of “Holder,” “U.S. Holder,” and “Non-U.S. Holder” and the discussion under the caption “Material U.S. Federal Income Tax Consequences to TenX Shareholders — U.S. Federal Income Taxation of U.S. Holders — Redemption of New Citius Oncology Stock” or “Material U.S. Federal Income Tax Consequences to TenX Shareholders — U.S. Federal Income Taxation of Non-U.S. Holders — Redemption of New Citius Oncology Stock,” as applicable, for additional information.

Additionally, because the Domestication will occur prior to the redemption of any Holder, U.S. Holders exercising redemption rights will be subject to the potential tax consequences of Section 367 of the Code as well as potential tax consequences of the U.S. federal income tax rules relating to PFICs. The tax consequences of Section 367 of the Code and the PFIC rules are discussed more fully under “Material U.S. Federal Income Tax Consequences to TenX Shareholders.”

All Holders should consult with their own tax advisors with respect to the U.S. federal income tax consequences of exercising such redemption rights.

Q: What happens to the funds deposited in the trust account after consummation of the Business Combination?

A: Following the closing of TenX’s initial public offering, an amount equal to $63,380,000 of the net proceeds from TenX’s initial public offering was placed in the trust account. An amount equal to $3,940,000, the proceeds from the Private Placement, was also placed in the trust account. As of [●], 2024 funds in the trust account totaled approximately $[●] and were comprised entirely of cash, U.S. government treasury obligations with a maturity of 185 days or less or of money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. These funds will remain in the trust account, except for the withdrawal of interest to pay taxes, if any, until the earliest of (i) the completion of a business combination (including the Business Combination), (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Cayman Constitutional Documents to modify the substance or timing of TenX’s obligation to redeem 100% of the public shares if it does not complete a business combination by April 17, 2024 (or if such date is further extended at a duly called extraordinary general meeting, such later date), and (iii) the redemption of all of the public shares if TenX is unable to complete a business combination by April 17, 2024 (or if such date is further extended at a duly called extraordinary general meeting, such later date), subject to applicable law.

Upon consummation of the Business Combination, the funds deposited in the trust account will be released to pay holders of New Citius Oncology public shares who properly exercise their redemption rights, to pay transaction fees and expenses associated with the Business Combination and for working capital and general corporate purposes of SpinCo following the Business Combination. See “Summary of the Proxy Statement/Prospectus/Information Statement — Sources and Uses of Funds for the Business Combination.”

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Q: What happens if a substantial number of the public shareholders vote in favor of the Business Combination Proposal and exercise their redemption rights?

A: Our public shareholders may vote in favor of the Business Combination and exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the trust account and the number of public shareholders are reduced as a result of redemptions by public shareholders.

If a public shareholder exercises their redemption rights, such exercise will not result in the loss of any TenX Rights (New Citius Oncology Rights upon Domestication) that they may hold. Upon the Closing, each five (5) outstanding New Citius Oncology Rights will convert into one (1) share of New Citius Oncology Common Stock regardless of whether the holder has chosen to redeem their shares.

With fewer public shares and public shareholders, however, the trading market for our New Citius Oncology Common Stock may be less liquid than the market for our TenX Ordinary Shares was prior to the Closing and we may not be able to continue to meet the listing standards for Nasdaq. With less funds available from the trust account, the working capital infusion from the trust account into New Citius Oncology’s business will be reduced. Further, in no event will we redeem public shares in an amount that would cause New Citius Oncology’s net tangible assets (as determined in accordance with Rule 3a5 1-1 (g)(1) of the Exchange Act) to be less than $5,000,001.

Q: When do you expect the Business Combination to be completed?

A: The Business Combination is expected to be completed in the first quarter of 2024.

Q: Do I have appraisal rights in connection with the proposed Business Combination and the proposed Domestication?

A: Neither TenX Shareholders nor TenX’s Rights holders have appraisal rights in connection with the Business Combination or the Domestication under the Cayman Islands Companies Act or under the DGCL.

Q: Do I have dissenters’ rights or appraisal rights in connection with the proposed Business Combination and the proposed Merger?

A: As TenX is not a constituent party to the Merger between Merger Sub and SpinCo, shareholders of TenX do not have dissenters’ rights in connection with the Merger under Cayman Islands law.

Q: What do I need to do now?

A: TenX urges you to read this proxy statement/prospectus, including the Annexes and the documents referred to herein, carefully and in their entirety and to consider how the Business Combination will affect you as a shareholder or right holder of TenX. TenX Shareholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q: How do I vote?

A: The extraordinary general meeting will be held at [●] a.m., Eastern Time, on [●], 2024, at the offices of [●], located at [●] and via live webcast at [●], where you will be able to listen to the meeting live and vote during the meeting. If you are a holder of record of TenX Ordinary Shares on the TenX Record Date for the extraordinary general meeting, you may vote at the extraordinary general meeting in any of the following ways:

●	Vote by Mail: by signing, dating, and returning the enclosed proxy card in the accompanying prepaid reply envelope. By signing the proxy card and returning it in the enclosed prepaid envelope to the specified address, you are authorizing the individuals named on the proxy card to vote your shares at the extraordinary general meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the extraordinary general meeting so that your shares will be voted if you are unable to attend the extraordinary general meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the extraordinary general meeting. If you sign and return the proxy card but do not give instructions on how to vote your shares, your TenX Ordinary Shares will be voted as recommended by the TenX Board.

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●	Vote by Internet: visit TENK@dfking.com, 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time on [●], 2024 (have your proxy card in hand when you visit the website);

●	Vote by Phone: by calling toll-free (within the U.S. or Canada) 1 (800) 714-3310 or by calling +1 212-448-4476 if you are outside of the U.S. and Canada (have your proxy card in hand when you call); or

●	Vote at the Extraordinary General Meeting: you can attend the extraordinary general meeting in person or via the virtual meeting platform and vote during the meeting by following the instructions on your proxy card. You can access the extraordinary general meeting by visiting the website [●]. You will need your control number for access. Instructions on how to virtually attend and participate at the extraordinary general meeting are available at [●].

If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the extraordinary general meeting and vote in person, obtain a valid proxy from your broker, bank or nominee. In most cases you may vote by telephone or over the Internet as instructed.

Q: If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A: No. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, this proxy statement/prospectus may have been forwarded to you by your brokerage firm, bank or other nominee, or its agent, and you may need to obtain a proxy from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or nominee as to how to vote your shares. As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares and you should instruct your broker to vote your shares in accordance with directions you provide. Generally, if you do not provide voting instructions to your broker on a particular proposal on which your broker does not have discretionary authority to vote, your shares will not be voted on that proposal, but would be voted on other routine proposals where the broker does have discretionary authority to vote. This is called a “broker non-vote.” We expect that all proposals being voted on at the extraordinary general meeting will be considered non-routine/non-discretionary under the rules of the New York Stock Exchange (“NYSE”), which generally controls the ability of brokers to vote or not vote shares held in street name on certain matters, and therefore we do not expect any broker non-votes to be submitted. Therefore, it is important that you instruct your broker, bank or nominee as to how to vote your shares.

Q: When and where will the extraordinary general meeting be held?

A: The extraordinary general meeting will be held on [●], 2024 at [●], Eastern Time, at the offices of [●], located at [●].TenX encourages its shareholders to attend, via live webcast at [●]. To participate in the virtual meeting, a TenX Shareholder of record will need the control number included on their proxy card or instructions that accompanied their proxy materials, if applicable, or to obtain a proxy form from their broker, bank or other nominee. The extraordinary general meeting webcast will begin promptly at [●], Eastern Time. TenX Shareholders are encouraged to access the TenX extraordinary general meeting prior to the start time. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call the technical support number that will be posted on the virtual meeting login page.

Q: Who is entitled to vote at the extraordinary general meeting?

A: TenX has fixed [●], 2024 as the TenX Record Date for the extraordinary general meeting. If you were a TenX Shareholder at the close of business on the TenX Record Date, you are entitled to vote on matters that come before the extraordinary general meeting. However, a shareholder may only vote his or her shares if he or she is present in person or is represented by proxy at the extraordinary general meeting.

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Q: How many votes do I have?

A: TenX Shareholders are entitled to one vote at the extraordinary general meeting for each TenX Ordinary Shares held of record as of the TenX Record Date. As of the close of business on the TenX Record Date for the extraordinary general meeting, there were [●] TenX Ordinary Shares issued and outstanding.

Q: What constitutes a quorum?

A: A quorum of TenX Shareholders is necessary to hold a valid meeting. A quorum will be present at the extraordinary general meeting if one or more TenX Shareholders who together hold not less than one-third of the issued and outstanding TenX Ordinary Shares entitled to vote at the extraordinary general meeting are represented in person or by proxy. As of the TenX Record Date for the extraordinary general meeting, [●] TenX Ordinary Shares would be required to achieve a quorum.

Q: What vote is required to approve each proposal at the extraordinary general meeting?

A: The following votes are required for each proposal at the extraordinary general meeting:

(i)	Business Combination Proposal: The approval of the Business Combination Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the ordinary shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(ii)	Domestication Proposal: The approval of the Domestication Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the ordinary shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(iii)	Organizational Documents Proposal: The approval of the Organizational Documents Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the ordinary shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(iv)	Non-Binding Governance Proposals: The Non-Binding Governance Proposals require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(v)	Director Election Proposal: The approval of the Director Election Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(vi)	Stock Issuance Proposal: The approval of the Stock Issuance Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(vii)	Incentive Plan Proposal: The approval of the Incentive Plan Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(viii)	Adjournment Proposal: The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

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Q: What are the recommendations of the TenX Board?

A: The TenX Board believes that the Business Combination Proposal and the other proposals to be presented at the extraordinary general meeting are in the best interest of TenX Shareholders and unanimously recommends that its shareholders vote “FOR” the Business Combination Proposal, “FOR” the Domestication Proposal, “FOR” the Organizational Documents Proposal, and “FOR” all of the other proposals. The existence of financial and personal interests of one or more of TenX’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TenX and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, TenX’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of TenX’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

Q: How does the Sponsor intend to vote its shares?

A: Unlike some other blank check companies in which the initial shareholders agree to vote their shares in accordance with the majority of the votes cast by the public shareholders in connection with an initial business combination, the Sponsor has agreed to vote all the founder shares in favor of the Business Combination. As of the date of this proxy statement/prospectus, the Sponsor (including TenX’s directors) owns 22.9% of the issued and outstanding TenX Ordinary Shares.

The Sponsor and TenX’s directors, officers, advisors or their respective affiliates may purchase TenX Ordinary Shares, TenX Units or TenX Rights in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination. If the Sponsor or its affiliates engage in such transactions prior to the completion of the Business Combination, the purchase will be at a price no higher than the price offered through the redemption process. Any such securities purchased by the Sponsor or its affiliates, or any other third party that would vote at the direction of the Sponsor or its affiliates, will not be voted in favor of approving the Business Combination. However, they have no current commitments, plans or intentions to engage in any such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase TenX Ordinary Shares, TenX Units or TenX Rights in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act or other federal securities laws. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of TenX’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights.

In the event that the Sponsor or TenX’s directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The Sponsor and its affiliates have entered into an agreement with TenX, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares.

The purpose of such purchases would be to (i) ensure that such shares would not be redeemed in connection with the initial business combination, (ii) ensure that TenX’s net tangible assets are at least $5,000,001, where it appears that such requirement would otherwise not be met, or (iii) reduce the number of TenX Rights outstanding. Any such purchases of our securities may result in the completion of the Business Combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of TenX Ordinary Shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on the Nasdaq Global Market or other national securities exchange.

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The Sponsor and TenX’s officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom the Sponsor or TenX’s officers, directors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with the Business Combination. To the extent that the Sponsor or TenX’s officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the Business Combination Proposal, but only if such shares have not already been voted at the extraordinary general meeting. The Sponsor and TenX’s officers, directors, advisors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws. Any such securities purchased by the Sponsor or its affiliates, or any other third party that would vote at the direction of the Sponsor or its affiliates, will not be voted in favor of approving the Business Combination.

To the extent that the Sponsor or TenX’s officers, directors, advisors or their affiliates enter into any such private purchase prior to the extraordinary general meeting TenX will file a current report on Form 8-K to disclose (i) the amount of securities purchased in any such purchases, along with the purchase price; (ii) the purpose of any such purchases; (iii) the impact, if any, of any such purchases on the likelihood that the Business Combination will be approved; (iv) the identities or the nature of the security holders (e.g., 5% security holders) who sold their securities in any such purchases; and (v) the number of securities for which TenX has received redemption requests pursuant to its shareholders’ redemption rights in connection with the Business Combination.

Any purchases by the Sponsor or TenX’s officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser.

The Sponsor and TenX’s officers, directors and/or their affiliates will not make purchases of TenX Ordinary Shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

The existence of financial and personal interests of one or more of TenX’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TenX and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, TenX’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of TenX’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

Q: What happens if I sell my TenX Ordinary Shares before the extraordinary general meeting?

A: The TenX Record Date for the extraordinary general meeting is earlier than the date of the extraordinary general meeting and earlier than the date that the Business Combination is expected to be completed. If you transfer your public shares after the applicable TenX Record Date, but before the extraordinary general meeting, unless you grant a proxy to the transferee, you will retain your right to vote at such extraordinary general meeting but the transferee, and not you, will have the ability to redeem such shares (if time permits).

Q: May I change my vote after I have delivered my signed proxy card or voting instruction card?

A: Yes. If you are a shareholder of record of TenX Ordinary Shares as of the close of business on the TenX Record Date, you can change or revoke your proxy before it is voted at the meeting in one of the following ways:

●	Submit a new proxy card bearing a later date; or

●	Vote in person or electronically at the extraordinary general meeting by visiting [●] and entering the control number found on your proxy card, voting instruction form or notice you previously received. Please note that your attendance at the extraordinary general meeting will not alone serve to revoke your proxy.

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Q: What happens if I fail to take any action with respect to the extraordinary general meeting?

A: If you fail to take any action with respect to the extraordinary general meeting and the Business Combination is approved by shareholders and the Business Combination is consummated, you will become a of New Citius Oncology. If you fail to take any action with respect to the extraordinary general meeting and the Business Combination Proposal and the other Condition Precedent Proposals are not approved, you will remain a shareholder or rights holder of TenX. However, if you fail to vote with respect to the extraordinary general meeting, you will nonetheless be eligible to elect to redeem your public shares in connection with the Business Combination.

Q: What happens if I attend the extraordinary general meeting and abstain or do not vote?

A: For purposes of the TenX extraordinary general meeting, an abstention occurs when a shareholder is present at the TenX extraordinary general meeting and does not vote or returns a proxy with an “abstain” vote.

If you are a TenX Shareholder that attends the TenX extraordinary general meeting in person or virtually and fails to vote on the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Non-Binding Governance Proposals, the Director Election Proposal, the Stock Issuance Proposal, the Incentive Plan Proposal, or the Adjournment Proposal, or if you respond to such proposals with an “abstain” vote, your failure to vote or your “abstain” vote, in each case, will have no effect on the vote count for such proposals.

Q: What should I do with my TenX share certificates, rights certificates or unit certificates?

A: TenX Shareholders who exercise their redemption rights must deliver (either physically or electronically) their share certificates to American Stock prior to the extraordinary general meeting.

Holders must complete the procedures for electing to redeem their public shares in the manner described above under the question “How do I exercise my redemption rights?” prior to 5:00 p.m., Eastern Time, on [●], 2024 (two (2) business days before the extraordinary general meeting) in order for their shares to be redeemed.

TenX Rights holders should not submit the certificates relating to their rights. Public shareholders who do not elect to have their public shares redeemed for the pro rata share of the trust account should not submit the certificates relating to their public shares.

Upon the Domestication, holders of TenX Units, TenX Ordinary Shares, TenX Rights will receive shares of New Citius Oncology Common Stock without needing to take any action and, accordingly, such holders should not submit any certificates relating to their TenX Units, TenX Ordinary Shares (unless such holder elects to redeem the public shares in accordance with the procedures set forth above), or TenX Rights.

Q: What should I do if I receive more than one set of voting materials?

A: TenX Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your TenX Ordinary Shares.

Q: Who will solicit and pay the cost of soliciting proxies for the extraordinary general meeting?

A: TenX will pay the cost of soliciting proxies for the extraordinary general meeting. TenX has engaged D.F. King & Co., Inc (“D.F. King”) to assist in the solicitation of proxies for the extraordinary general meeting. TenX has agreed to pay a fee of $25,000, plus fees and expenses (to be paid with non-trust account funds). TenX will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of TenX Ordinary Shares for their expenses in forwarding soliciting materials to beneficial owners of TenX Ordinary Shares and in obtaining voting instructions from those owners. TenX’s directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

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Q: Where can I find the voting results of the extraordinary general meeting?

A: The preliminary voting results will be expected to be announced at the extraordinary general meeting. TenX will publish final voting results of the extraordinary general meeting in a Current Report on Form 8-K within four business days after the extraordinary general meeting.

Q: Who can help answer my questions?

A: If you have questions about the Business Combination or if you need additional copies of this proxy statement/prospectus, any document incorporated by reference in this proxy statement/prospectus or the enclosed proxy card, you should contact:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Call Toll Free: (800) 714-3310

Banks and Brokers Call Collect: (212) 269-5550

Email: TENK@dfking.com

You also may obtain additional information about TenX from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of public shares and you intend to seek redemption of your public shares, you will need to deliver your public shares (either physically or electronically) to American Stock at the address below prior to the extraordinary general meeting. Holders must complete the procedures for electing to redeem their public shares in the manner described above under the question “How do I exercise my redemption rights?” prior to [●], Eastern Time, on [●], 2024 (two (2) business days before the extraordinary general meeting) in order for their shares to be redeemed. If you have questions regarding the certification of your position or delivery of your stock, please contact:

American Stock Transfer & Trust Company

6201 15th Avenue

Brooklyn, NY 11219

Attention: Help AST

E-Mail: HelpAST@equiniti.com

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SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the extraordinary general meeting, including the Business Combination, you should read this proxy statement/prospectus, including the Annexes and other documents referred to herein, carefully and in their entirety. The Merger Agreement is the primary legal document that governs the Business Combination and the other transactions that will be undertaken in connection with the Business Combination. The Merger Agreement is also described in detail in this proxy statement/prospectus in the section entitled “Proposal No. 1 — The Business Combination Proposal — Summary of the Merger Agreement.”

Unless otherwise specified, all share calculations (i) assume a No Redemption Scenario and (ii) do not include any shares underlying New Citius Oncology 2024 Omnibus Stock Incentive Plan.

The Parties to the Business Combination

TenX

TenX is a Cayman Islands company incorporated on March 1, 2021, as an exempted company with limited liability. It was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.

In March 2021, TenX issued an aggregate of 1,437,500 founder shares to the Sponsor for an aggregate purchase price of $25,000, or approximately $0.017 per share. On December 20, 2021, the TenX Board and the Sponsor, as the sole shareholder of TenX, approved, through a special resolution, the following share capital changes:

●	Each of the authorized but unissued 150,000,000 Class A ordinary shares were cancelled and re-designated as ordinary shares of $0.0001 par value each;

●	Each of the 1,437,500 Class B ordinary shares in issue were exchanged in consideration for the issuance of 1,437,500 ordinary shares of $0.0001 par value each; and

●	Upon completion of the above steps, the authorized but unissued 10,000,000 Class B ordinary shares were cancelled.

On December 20, 2021, TenX issued an additional 287,500 TenX Ordinary Shares to the Sponsor for no additional consideration, resulting in the Sponsor holding an aggregate of 1,725,000 Ordinary Shares. The issuance was considered as a bonus share issuance, in substance a recapitalization transaction, which was recorded and presented retroactively. The issuance included an aggregate of up to 225,000 TenX Ordinary Shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part. With the consummation of the IPO (including partial exercise by the underwriter of its over-allotment option), 75,000 of the 1,725,000 shares were forfeited, resulting in our Sponsor holding an aggregate of 1,650,000 founder shares.

On October 18, 2022, TenX consummated its IPO of 6,600,000 TenX Units, including 600,000 additional TenX Units issued pursuant to the partial exercise by the underwriter of its over-allotment option. Each TenX Unit consists of one TenX Ordinary Share and one TenX Right. The TenX Units were sold at an offering price of $10.00 per TenX Unit, generating total gross proceeds of $66,000,000.

Simultaneously with the consummation of the IPO and the sale of the TenX Units, TenX consummated the private placement of 394,000 Private Placement Units, each consisting of one TenX Ordinary Share and one Private Placement Right, to the Sponsor at a price of $10.00 per Private Placement Unit, generating total proceeds of $3,940,000. A total of $67,320,000 of the net proceeds from the IPO and this Private Placement were placed in a U.S.-based trust account established for the benefit of TenX’s public shareholders and maintained by American Stock Transfer, acting as trustee.

On December 8, 2022, the holders of the TenX Units sold in the IPO had the right to elect to separately trade the TenX Ordinary Shares and TenX Rights included in the TenX Units. The TenX Ordinary Shares and TenX Rights are trading on the Nasdaq Global Market under the symbols “TENK,” and “TENKR,” respectively. TenX Units not separated trade on Nasdaq under the symbol “TENKU”.

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TenX’s principal executive office is located at 420 Lexington Ave, Suite 2446, New York, NY 10170, and our telephone number is 347-627-0058.

Merger Sub

TenX Merger Sub Inc. (“Merger Sub”) is a Delaware corporation and a wholly-owned subsidiary of TenX. The Merger Sub does not own any material assets or operate any business and was formed for the purpose of participating in the Merger transaction.

Citius Pharma

Citius Pharma, headquartered in Cranford, New Jersey, is a late-stage pharmaceutical company dedicated to the development and commercialization of first-in-class critical care products with a focus on oncology, anti-infectives in adjunct cancer care, unique prescription products and stem cell therapy. Citius Pharma’s goal generally is to achieve leading market positions by providing therapeutic products that address unmet medical needs yet have a lower development risk than usually is associated with new chemical entities. New formulations of previously approved drugs with substantial existing safety and efficacy data are a core focus. Citius Pharma seeks to reduce development and clinical risks associated with drug development, yet still focus on innovative applications. Its strategy centers on products that have intellectual property and regulatory exclusivity protection, while providing competitive advantages over other existing therapeutic approaches.

Citius Pharma was founded as Citius Pharmaceuticals, LLC, a Massachusetts limited liability company, on January 23, 2007. On September 12, 2014, Citius Pharmaceuticals, LLC entered into a Share Exchange and Reorganization Agreement, with Citius Pharma (formerly Trail One, Inc.), a publicly traded company incorporated under the laws of the State of Nevada. Citius Pharmaceuticals, LLC became a wholly-owned subsidiary of Citius Pharma. On March 30, 2016, Citius Pharma acquired Leonard-Meron Biosciences, Inc. (“LMB”) as a wholly-owned subsidiary. LMB was a pharmaceutical company focused on the development and commercialization of critical care products with a concentration on anti-infectives.

Citius Pharma formed SpinCo on August 23, 2021, as a wholly-owned subsidiary in conjunction with the acquisition of LYMPHIRTM, but SpinCo did not begin operations until April 2022, when Citius Pharma transferred the assets related to LYMPHIR to SpinCo, including the related license agreement with Eisai Co., Ltd. (“Eisai”) and the related asset purchase agreement with Dr. Reddy’s Laboratories SA, a subsidiary of Dr. Reddy’s Laboratories, Ltd. (collectively, “Dr. Reddy’s”).

Since its inception, Citius Pharma has devoted substantially all of its efforts to business planning, acquiring its proprietary technology, research and development, recruiting management and technical staff, and raising capital. Citius Pharma currently is developing five (5) proprietary products: LYMPHIR, an engineered IL-2 diphtheria toxin fusion protein, for the treatment of patients with persistent or recurrent Cutaneous T-cell Lymphoma (“CTCL”), a rare form of non-Hodgkin lymphoma (owned by SpinCo); Mino-Lok, an antibiotic lock solution used to treat patients with catheter-related bloodstream infections by salvaging the infected catheter; Halo-Lido, a corticosteroid-lidocaine topical formulation that is intended to provide anti-inflammatory and anesthetic relief to persons suffering from hemorrhoids; Mino-Wrap, a liquifying gel-based wrap for reduction of tissue expander infections following breast reconstructive surgeries; and NoveCite, a mesenchymal stem cell therapy for the treatment of ARDS. Citius Pharma believes these unique markets for its products are large, growing, and underserved by the current prescription products or procedures.

SpinCo

SpinCo, headquartered in Cranford, New Jersey, is a late-stage pharmaceutical company focused on developing and commercializing targeted oncology therapies. SpinCo’s strategy centers on achieving a market leading position by advancing innovative therapies with reduced development and clinical risks, and competitive advantages supported by intellectual property and regulatory exclusivity protection. This includes new formulations of previously approved drugs with substantial existing safety and efficacy data or expanded indications for approved therapies.

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Since inception, SpinCo has been engaged in business planning and research and development. It does not currently generate any revenue. SpinCo’s lead product candidate is LYMPHIR, an engineered IL-2 diphtheria toxin fusion protein, for the treatment of patients with persistent or recurrent CTCL. SpinCo believes there is an attractive and growing market for LYMPHIR, estimated to exceed $400 million, which is underserved by existing treatments. A BLA was filed with the FDA which set a Prescription Drug User Fee Act (“PDUFA”) goal date of July 28, 2023. On July 28, 2023, the FDA issued a complete response letter (“CRL”) regarding the BLA. The FDA has required SpinCo to incorporate enhanced product testing, and additional controls agreed to with the FDA during the market application review, specifically SpinCo must implement a new safety test for product release, as well as improvements in existing test methods. SpinCo has developed the new method and made changes to existing methods in accordance with the FDA request in order to comply with the requirement for enhanced product testing and additional controls per the CRL. Importantly, there were no concerns relating to the safety and efficacy clinical data package submitted with the BLA, or the proposed prescribing information. In September 2023, Citius Pharma announced that the FDA has agreed with the plans to address the requirements outlined in the CRL, which guidance has provided SpinCo with a path for completing the necessary activities to support the resubmission of the BLA for LYMPHIR. However, the FDA has substantial discretion in the drug approval process, including the ability to delay, limit or deny approval of a product candidate for many reasons. Citius Pharma is in the process of preparing a resubmission of the BLA for LYMPHIR in early 2024.

In the future, SpinCo intends to commercialize its products independently in the U.S., and partner to market products outside of the U.S. SpinCo plans to establish a small, targeted oncology sales force focused on key geographies and stakeholders, primarily major cancer centers. This commercialization strategy is anticipated to result in a combination of direct sales revenue, and royalty income, as well as incremental operating expenses and greater working capital requirements.

SpinCo was founded in August 2021 as Citius Acquisition Corp., a Delaware corporation, and is the wholly-owned subsidiary of Citius Pharma. The corporate name was changed to “Citius Oncology, Inc.” in May 2023. SpinCo began operations in April 2022 with the acquisition of the LYMPHIR assets from Citius Pharma. Prior to that date, SpinCo conducted no operations.

Transaction Steps

The Business Combination will be accomplished by way of the following transaction steps:

●	The Domestication will be effected, whereby TenX’s jurisdiction of incorporation will be changed by its deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware at least one (1) business day prior to the consummation of the Merger;

●	Following the above step, the Merger will be effected, whereby Merger Sub will merge with and into SpinCo, with SpinCo continuing as the surviving company in the Merger and a wholly-owned subsidiary of New Citius Oncology.

The following organizational chart depicts the parties to the transaction prior to the anticipated Domestication and Business Combination:

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The following organizational chart depicts the parties to the transaction after the anticipated Domestication and Business Combination:

Proposals to be Put to the Shareholders of TenX at the Extraordinary General Meeting

The following is a summary of the proposals to be put to the extraordinary general meeting of TenX and certain transactions contemplated by the Merger Agreement. Each of the Condition Precedent Proposals is cross-conditioned on the approval of the others. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus. The Non-Binding Governance Proposals are constituted of non-binding advisory proposals. The transactions contemplated by the Merger Agreement will be consummated only if the Condition Precedent Proposals are approved at the extraordinary general meeting.

The Business Combination Proposal

At the extraordinary general meeting, TenX Shareholders will be asked to consider and vote upon the Business Combination Proposal. Pursuant to the Business Combination Proposal, TenX Shareholders will vote upon adoption of the Merger Agreement, the Transaction Documents and the transactions contemplated thereby. The Merger Agreement provides for, among other things, following the Domestication, the Merger of Merger Sub with and into SpinCo, with SpinCo surviving the Merger as a wholly-owned subsidiary of TenX, in accordance with the terms and subject to the conditions of the Merger Agreement, as more fully described elsewhere in this proxy statement/prospectus.

After consideration of the factors identified and discussed in the section entitled “Proposal No. 1 — The Business Combination Proposal — The TenX Boards’ Reasons for the Business Combination,” the TenX Board concluded that the Business Combination met all of the requirements disclosed in the prospectus for TenX’s initial public offering, including that the business of SpinCo and its subsidiaries had a fair market value equal to at least 80% of the net assets held in trust (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust).

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Merger Consideration

The total number of shares of New Citius Oncology Common Stock to be received by SpinCo’s stockholders will be equal to the Aggregate Merger Consideration. For further details, see “Proposal No. 1 — The Business Combination Proposal — Merger Consideration.”

As a result of and upon the Closing, among other things, each outstanding share of SpinCo Common Stock (other than Treasury Shares), will be cancelled upon the Effective Time in exchange for the right to receive a number of shares of New Citius Oncology Common Stock equal to the Base Exchange Ratio. For further details, see “Proposal No. 1 — The Business Combination Proposal — Merger Consideration.”

Closing Conditions

The Merger Agreement provides that the obligations of the parties to consummate the Merger are conditioned on, among other things, (i) the expiration or termination of the waiting period under the HSR Act, (ii) receipt of required consents and approvals from certain governmental authorities, (iii) there is no agreement between Citius Pharma or TenX and any governmental authority pursuant to which Citius Pharma or TenX has agreed not to consummate the Business Combination, (iv) no governmental authority of competent jurisdiction has enacted or issued any law (whether temporary, preliminary or permanent), in each case that is in effect and which has the effect of restraining, enjoining or prohibiting the consummation of the transaction, (v) TenX has at least $5,000,001 of net tangible assets as of the Closing, (vi) no outstanding or uncured written notice has been received by TenX from Nasdaq stating that it has failed, or would reasonably be expected to fail to meet the Nasdaq Initial Listing Requirements or Nasdaq Continued Listing Requirements as of the Closing Date for any reason, (vii) Citius Pharma, SpinCo, TenX and Merger Sub have each performed and complied in all material respects with the obligations, covenants and agreements required by the Merger Agreement to be performed or complied with by it at or prior to the Effective Time, (viii) customary bring down conditions related to the accuracy of the parties’ respective representations and warranties in the Merger Agreement, (ix) (x) TenX’s registration statement filed with the SEC, of which this proxy statement/prospectus is a part, has become effective, (xi) TenX Shareholders’ approval of the Condition Precedent Proposals has been obtained, (xii) the Sponsor has paid or caused to be paid in full, by wire transfer of immediately available funds, any estimated transaction expenses incurred by TenX in excess of five hundred thousand dollars ($500,000).

In addition, the respective obligations of SpinCo and Citius Pharma to consummate the Business Combination are conditioned upon, among other items, the resignation of all directors, other than Joel Mayersohn, and all executive officers of TenX and the occurrence of the Domestication. The parties’ obligation to consummate the Business Combination is also conditioned on there having been no “Material Adverse Effect” on SpinCo or TenX since the date of the Merger Agreement.

Certain of the foregoing conditions may be waived by the applicable party or parties in writing. To the extent that the TenX Board or the Citius Pharma Board determines that any modifications by the parties, including any waivers of any conditions to the Closing, materially change the terms of the Business Combination, TenX and Citius Pharma will notify their respective stockholders in a manner reasonably calculated to inform them about the modifications as may be required by law, by publishing a press release, filing a current report on Form 8-K and by circulating a supplement to this proxy statement/prospectus to resolicit the votes of TenX Shareholders, if required. For further details, see “Proposal No. 1 — The Business Combination Proposal — Summary of the Merger Agreement—Conditions to Closing.”

Domestication Proposal

TenX will ask its shareholders to approve by special resolution the Domestication Proposal. As a condition to closing the Business Combination pursuant to the terms of the Merger Agreement, the TenX Board has unanimously approved the Domestication Proposal. If approved, TenX’s jurisdiction of incorporation will be changed by its deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware at least one (1) business day prior to the consummation of the Merger (the “Domestication”). As more fully described elsewhere in this proxy statement/prospectus, you will be asked to consider and vote upon a proposal to approve the Domestication (the “Domestication Proposal”). In connection with the consummation of the Domestication, TenX will change its name to “Citius Oncology, Inc.” (TenX, following the Domestication, is sometimes referred to in the proxy statement/prospectus as “New Citius Oncology”).

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As a result of and upon the effective time of the Domestication, (i) each then-issued and outstanding TenX Ordinary Shares, will convert automatically, on a one-for-one basis, into New Citius Oncology Common Stock; (ii) each then-issued and outstanding TenX Right shall convert automatically into a New Citius Oncology Right; and (ii) each then-issued and outstanding TenX Unit, shall be cancelled and entitle the holder to one share of New Citius Oncology Common Stock and one New Citius Oncology Right.

For further details, see “Proposal No. 2 — The Domestication Proposal.”

Organizational Documents Proposal

TenX will also ask its shareholders to approve a proposal to approve and adopt the proposed certificate of incorporation and bylaws of New Citius Oncology in connection with the Domestication.

For further details, see “Proposal No. 3 — The Organizational Documents Proposal.”

Non-Binding Governance Proposals

TenX Shareholders are also being asked to consider and vote upon proposals to approve, on a non-binding advisory basis, certain material differences between the Cayman Constitutional Documents and the proposed certificate of incorporation and bylaws of New Citius Oncology, presented separately in accordance with SEC requirements.

The Proposed Organizational Documents differ in certain material respects from the Cayman Constitutional Documents and TenX encourages shareholders to carefully review the information set out in the sections entitled “Proposal No. 3 — The Organizational Documents Proposal,” “Proposal No. 4 — The Non-Binding Governance Proposals,” the Cayman Constitutional Documents of TenX, incorporated by reference as Exhibit 3.1, and the Proposed Organizational Documents of New Citius Oncology, attached hereto as Annex B and Annex C.

Stock Issuance Proposal

TenX Shareholders are also being asked to approve a proposal for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, the issuance of shares of New Citius Oncology Common Stock in connection with the Merger.

For additional information, see “Proposal No. 5 — The Stock Issuance Proposal.”

Incentive Plan Proposal

TenX Shareholders are also being asked to approve a proposal for the adoption by New Citius Oncology of the New Citius Oncology 2024 Omnibus Stock Incentive Plan.

For additional information, see “Proposal No. 6 — Incentive Plan Proposal.”

Director Election Proposal

TenX Shareholders are also being asked to approve a proposal to elect seven (7) directors to the New Citius Oncology Board effective as of the closing of the Merger as contemplated by the Merger Agreement.

For additional information on the proposed directors, see “Proposal No. 7 — The Director Election Proposal.”

Adjournment Proposal

TenX Shareholders are also being asked to approve a proposal for the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes to constitute a quorum or approve and adopt any one or more of the foregoing proposals at the extraordinary general meeting.

For additional information, see “Proposal No. 8 — Adjournment Proposal.”

Related Agreements

This section describes certain additional agreements entered into or to be entered into pursuant to the Merger Agreement. For additional information, see “Proposal No. 1 — The Business Combination Proposal —  Summary of the Ancillary Agreements.”

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Sponsor Support Agreement

On October 23, 2023, in connection with the execution of the Merger Agreement, SpinCo, the Sponsor, TenX and Citius Pharma entered into the Sponsor Support Agreement pursuant to which, among other things, the Sponsor will vote all of its founder shares in favor of the proposals being presented at the extraordinary general meeting and waive its redemption rights with respect to such shares in connection with the consummation of the Business Combination. The Sponsor Support Agreement also provides that upon the liquidation of the trust account at the Closing, the Combined Company will pay to the Sponsor the amounts due and payable under any promissory notes issued in connection with Extension Fees (as defined below). The Combined Company is only required to reimburse the Sponsor any such amounts if (i) all TenX Shareholders who properly elected to have his, her, or its TenX Common Stock redeemed, shall have been redeemed; (ii) at least $2,000,000 or more of the liquidated trust account property (as such term is defined in the Trust Agreement) must remain after payment in full for all such redemptions; and (iii) the Combined Company must have reimbursed Citius Pharma for the Extension Fee amounts it paid pursuant to the terms of the Merger Agreement.

Amended & Restated Registration Rights Agreement

Concurrently with the completion of the Business Combination, TenX, Sponsor, the existing holders party to the Original Registration Rights Agreement, and certain new holders will enter into the A&R Registration Rights Agreement, the form of which is attached to this proxy statement/prospectus as Annex D. Pursuant to the A&R Registration Rights Agreement, the holders of Registrable Securities (as such term is defined in the A&R Registration Rights Agreement) will be entitled to up to three (3) demand registrations, which will require New Citius Oncology to effect the registration of all Registrable Securities as requested by the Demanding Holders and Requesting Holders (as such terms are defined in the A&R Registration Rights Agreement) within 60 days of receipt of such demand registration. In addition, the holders of Registrable Securities have certain customary “piggyback” registration rights with respect to registration statements filed subsequent to the completion of the Business Combination. An aggregate of [●] shares of New Citius Oncology are covered by the A&R Registration Rights Agreement.

Additionally, the Sponsor and certain stockholders of Citius Oncology who are a party to the A&R Registration Rights Agreement have restrictions on transferring New Citius Oncology Shares (or any security convertible into, or exercisable or exchangeable for New Citius Oncology Shares) beginning at Closing until the date that is six months after Closing; provided that the restrictions may be lifted early if (i) the price of the New Citius Oncology Shares equals or exceeds $12.00 per share for any 20 trading days within any 30-day trading period, or (ii) New Citius Oncology completes a transaction that results in public shareholders having the right to exchange their New Citius Oncology Shares for cash, securities or other property.

Amended & Restated Shared Services Agreement

In connection with the Merger, SpinCo and Citius Pharma will enter into an A&R Shared Services Agreement, the form of which is attached to this proxy statement/prospectus as Annex E, pursuant to which Citius Pharma and its affiliates will provide to SpinCo and TenX the services set forth in the A&R Shared Services Agreement after the Merger, which services are of the type that Citius Pharma provided to SpinCo prior to the Merger, including services relating to information technology, facilities, accounting and finance, business development, investor relations, human resources, and other corporate and administrative functions, as well as certain scientific services. The fees for each of the services are set forth in the A&R Shared Services Agreement as a quarterly fee, and SpinCo will reimburse Citius Pharma for all reasonable out-of-pocket costs and expenses that it incurs in connection with providing the services. SpinCo does not anticipate that its net costs associated with the A&R Shared Services Agreement will be materially different than the historical costs that have been allocated by Citius Pharma to SpinCo related to these same services. The A&R Shared Services Agreement will terminate on the earlier of (i) mutual agreement of the parties or (ii) two (2) years; provided that the agreement automatically extends for additional one-year periods unless SpinCo or Citius Pharma provides at least thirty (30) days prior written notice of its desire not to automatically extend the term.

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Ownership of TenX following Business Combination

As of the date of this proxy statement/prospectus, there are (i) 8,941,000 TenX Ordinary Shares issued and outstanding, which include 1,650,000 founder shares held by the Sponsor and 7,291,000 public shares (the public share number is inclusive of 838,272 TenX Ordinary Shares underlying all issued and outstanding TenX Units), (ii) 6,994,000 TenX Rights, which include 6,155,728 TenX Rights held by the public and the 838,272 TenX Rights underlying all issued and outstanding TenX Units, and (iii) 838,272 TenX Units outstanding, which include 394,000 Private Placement Units held by the Sponsor and 444,272 TenX Units held by the public (all TenX Ordinary Shares and TenX Rights underlying the 838,272 TenX Units are included in (i) and (ii), respectively). Each outstanding TenX Unit consists of one (1) TenX Ordinary Share and one (1) TenX Right, which entitles the holder to receive two-tenths of one (1) TenX Ordinary Share. Following the Domestication, this will entitle the holders to one (1) share of New Citius Oncology Common Stock and one (1) New Citius Oncology Right. Each five (5) New Citius Oncology Rights will automatically convert into one (1) share of New Citius Oncology Common Stock. Therefore, as of the date of this proxy statement/prospectus (without giving effect to the Business Combination), the TenX fully diluted share capital (after giving effect to the conversion of the New Citius Oncology Rights) is 10,339,800.

It is anticipated that, following the Business Combination, (i) TenX’s public shareholders are expected to own approximately [●]% the outstanding shares of New Citius Oncology Common Stock, (ii) Citius Pharma, as SpinCo’s sole stockholder, is expected to own approximately [●]% of the outstanding shares of New Citius Oncology Common Stock, inclusive of M&A advisory fee shares issued to Maxim upon the closing of the Business Combination, and (iii) the Sponsor and related parties are expected to collectively own approximately [●]% of the outstanding shares of New Citius Oncology Common Stock. These percentages assume (a) the No Redemption Scenario, (b) that New Citius Oncology issues 67,500,000 shares of New Citius Oncology Common Stock to Citius Pharma and $500,000 in shares at $10.00 per share (50,000 shares) to Newbridge, and (c) exclude all New Citius Oncology Options that may be exercisable for shares of New Citius Oncology Common Stock. If the actual facts are different from the No Redemption Scenario, the percentage ownership of New Citius Oncology held by such constituencies will be different.

The following table illustrates varying ownership levels in New Citius Oncology immediately following the consummation of the Business Combination based on the (i) No Redemption Scenario, (ii) the 50% Redemption Scenario, and (iii) the Maximum Redemption Scenario. Regardless of the extent of redemptions, the shares of New Citius Oncology Common Stock owned by non-redeeming shareholders will have an implied value of $[●] per share immediately upon consummation of the Business Combination. The trading price of New Citius Oncology Common Stock immediately after consummation of the transaction is unpredictable. Please see “Risk Factors — Risks Related to Redemption” for additional information.

Share Ownership in New Citius Oncology
	No Redemption Scenario			50% Redemption Scenario			Maximum Redemption Scenario
	Number of Shares	Percentage of Outstanding Shares		Number of Shares	Percentage of Outstanding Shares		Number of Shares	Percentage of Outstanding Shares
TenX’s public shareholders	[●]	[●]	%	[●]	[●]	%	[●]	[●]	%
Sponsor and related parties	[●]	[●]	%	[●]	[●]	%	[●]	[●]	%
Citius Pharma (1)(2)	[●]	[●]	%	[●]	[●]	%	[●]	[●]	%
Total	[●]	100.0%		[●]	100.0%		[●]	100.0%

(1)	This table assumes no Distribution is effected by Citius Pharma. If Citius Pharma effects a Distribution, assuming a maximum Distribution amount of 10% of the outstanding shares of New Citius Oncology Common Stock Citius Pharma receives in the Merger, it is anticipated that Citius Pharma and Citius Pharma’s stockholders would own: (i) in a No Redemption Scenario, approximately [●]% and [●]%, respectively, of the outstanding shares of New Citius Oncology Common Stock (ii) in a 50% Redemption Scenario, approximately [●]% and [●]%, respectively, of the outstanding shares of New Citius Oncology Common Stock, and (iii) in a Maximum Redemption Scenario, approximately [●]% and [●]%, respectively, of the outstanding shares of New Citius Oncology Common Stock. Whether or not such Distribution is effected, and the size of such Distribution, is dependent on the factors described herein. For further details, see “Why would Citius Pharma effect a Distribution?” in the accompanying proxy statement/prospectus.

(2)	This table includes [●] shares that will be issued to Maxim for M&A advisory services provided to Citius Pharma and SpinCo.

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Date, Time and Place of Extraordinary General Meeting of TenX’s Shareholders

The extraordinary general meeting of the shareholders of TenX will be held at [●], Eastern Time, on [●], 2024, at the offices of [●] and virtually via live webcast at [●], to consider and vote upon the proposals to be put to the extraordinary general meeting, including if necessary, the Adjournment Proposal, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the extraordinary general meeting, each of the Condition Precedent Proposals have not been approved.

Voting Power; TenX Record Date

TenX Shareholders will be entitled to vote or direct votes to be cast at the extraordinary general meeting if they owned TenX Ordinary Shares at the close of business on [●], 2024, which is the TenX Record Date for the extraordinary general meeting. Shareholders will have one vote for each TenX Ordinary Share owned at the close of business on the TenX Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. As of the close of business on the TenX Record Date, there were [●] TenX Ordinary Shares issued and outstanding. The TenX Units and TenX Rights do not have voting rights.

Quorum and Vote of TenX Shareholders

A quorum of TenX Shareholders is necessary to hold a valid meeting. A quorum will be present at the extraordinary general meeting if one or more TenX Shareholders who together hold not less than one-third of the issued and outstanding TenX Ordinary Shares entitled to vote at the extraordinary general meeting are represented in person or by proxy. Abstentions, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting. We do not expect any broker non-votes. As of the TenX Record Date for the extraordinary general meeting, [●] TenX Ordinary Shares would be required to achieve a quorum.

The Sponsor has agreed to vote all of its TenX Ordinary Shares in favor of the proposals being presented at the extraordinary general meeting. As of the date of this proxy statement/prospectus, the Sponsor (including TenX’s directors) owns 22.9% of the issued and outstanding TenX Ordinary Shares.

The proposals presented at the extraordinary general meeting require the following votes:

●	Business Combination Proposal: The approval of the Business Combination Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the ordinary shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

●	Domestication Proposal: The approval of the Domestication Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the ordinary shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

●	Organizational Documents Proposal: The approval of the Organizational Documents Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the ordinary shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

●	Non-Binding Governance Proposals: The Non-Binding Governance Proposals require an ordinary resolution, being the affirmative vote of the holders of a majority of the ordinary shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

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●	Director Election Proposal: The approval of the Director Election Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

●	Stock Issuance Proposal: The approval of the Stock Issuance Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

●	Incentive Plan Proposal: The approval of the Incentive Plan Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

●	Adjournment Proposal: The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

Redemption Rights

Pursuant to the Cayman Constitutional Documents, a public shareholder, excluding the Sponsor and certain related parties, may request that TenX redeem all or a portion of such shareholder’s public shares for cash if the Business Combination is consummated. You will be entitled to receive cash for any public shares to be redeemed only if you:

(i) (a) hold TenX Ordinary Shares, or (b) if you hold TenX Ordinary Shares through TenX Units, you elect to separate your TenX Units into the underlying TenX Ordinary Shares and TenX Rights prior to exercising your redemption rights with respect to the public shares;

(ii) submit a written request to American Stock, TenX’s transfer agent, in which you (a) request that TenX redeem all or a portion of your TenX Ordinary Shares for cash, and (b) identify yourself as the beneficial holder of the TenX Ordinary Shares and provide your legal name, phone number and address; and; and

(iii) deliver your public shares to American Stock physically or electronically through DTC.

Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to 5:00 p.m., Eastern Time, on [●], 2024 (two (2) business days before the extraordinary general meeting) in order for their shares to be redeemed.

Holders of TenX Units must elect to separate the units into the underlying TenX Ordinary Shares and TenX Rights prior to exercising redemption rights with respect to the public shares. If holders hold their TenX Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the TenX Units into the underlying TenX Ordinary Shares and TenX Rights, or if a holder holds TenX Units registered in its own name, the holder must contact American Stock, TenX’s transfer agent, directly and instruct them to do so. Public shareholders may elect to redeem their public shares even if they vote “for” the Business Combination Proposal or any other Condition Precedent Proposal.

If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public shareholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its shares to American Stock, TenX will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the trust account, calculated as of two (2) business days prior to the consummation of the Business Combination. For illustrative purposes, as of [●], 2024, this would have amounted to approximately $[●] per issued and outstanding public shares. If a public shareholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares. The redemption takes place following the Domestication and, accordingly, it is shares of New Citius Oncology Common Stock that will be redeemed promptly after consummation of the Business Combination.

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If you hold the shares in “street name,” you will have to coordinate with your broker to have your shares certificated or delivered electronically. Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through DTC’s DWAC system. The transfer agent will typically charge the tendering broker $175 and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the proposed Business Combination is not consummated this may result in an additional cost to shareholders for the return of their shares.

Any written request for redemption, once made by a holder of TenX Ordinary Shares, may not be withdrawn once submitted to TenX unless the TenX Board determines (in its sole discretion) to permit the withdrawal of such redemption request (which it may do in whole or in part). If you submit a redemption request to American Stock and later decide prior to the extraordinary general meeting not to elect redemption, you may request to withdraw the redemption request. You may make such request by contacting American Stock at the phone number or address listed in see “Questions and answers — Q: Who can help answer my questions?”

Any corrected or changed written exercise of redemption rights must be received by American Stock prior to the vote taken on the Business Combination Proposal at the extraordinary general meeting. No request for redemption will be honored unless the holder’s TenX Ordinary Share certificates (if any) and other redemption forms have been delivered to American Stock physically or electronically through DTC, at least two (2) business days prior to the vote at the extraordinary general meeting.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its TenX Ordinary Shares with respect to more than an aggregate of 15% of the TenX Ordinary Shares. Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the TenX Ordinary Shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

The Sponsor and each director of TenX has agreed to, among other things, vote all of their founder shares and any other TenX Ordinary Shares purchased during TenX’s initial public offering in favor of the proposals being presented at the extraordinary general meeting and waive their redemption rights with respect to such shares in connection with the consummation of the Business Combination. As of the date of this proxy statement/prospectus, the Sponsor and TenX’s directors, collectively, own approximately 22.9% of the issued and outstanding TenX Ordinary Shares.

The closing price of TenX Ordinary Shares on [●], 2024 was $[●]. For illustrative purposes, as of [●], 2024, funds in the trust account plus accrued interest thereon totaled approximately $[●] or approximately $[●] per issued and outstanding TenX Ordinary Share.

Prior to exercising redemption rights, TenX’s public shareholders should verify the market price of TenX Ordinary Shares as they may receive higher proceeds from the sale of their TenX Ordinary Shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. TenX cannot assure its shareholders that they will be able to sell their TenX Ordinary Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares.

Dissenters’ Rights and Appraisal Rights

As TenX is not a constituent party to the Merger between Merger Sub and SpinCo, shareholders of TenX do not have dissenters’ rights in connection with the Merger under Cayman Islands law.

TenX’s rights holders do not have appraisal rights in connection with the Business Combination or the Merger under the DGCL.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. TenX has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies.

If a shareholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the extraordinary general meeting. A shareholder also may change its vote by submitting a later-dated proxy as described in the section entitled “Extraordinary General Meeting of TenX - Revoking Your Proxy.”

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Interests of TenX’s Directors and Executive Officers in the Business Combination

When you consider the recommendation of the TenX Board in favor of approval of the Business Combination Proposal, you should keep in mind that the initial shareholders, including TenX’s directors and executive officers, have interests in such proposal that are different from, or in addition to, those of TenX Shareholders generally. These interests include, among other things, the interests listed below:

●	Prior to TenX’s initial public offering, in March 2021 the Sponsor purchased 1,437,500 TenX Ordinary Shares for an aggregate purchase price of $25,000, or approximately $0.017 per share. On December 20, 2021, the Sponsor acquired an additional 287,500 TenX Ordinary Shares for no additional consideration, resulting in the Sponsor holding an aggregate of 1,725,000 founder shares, or approximately $0.014 per share.

●	In the concurrent Private Placement, the Sponsor purchased 394,000 Private Placement Units at a price of $10.00 per unit. The issuance was considered as a bonus share issuance, in substance a recapitalization transaction, which was recorded and presented retroactively. The issuance included an aggregate of up to 225,000 TenX Ordinary Shares subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part. With the consummation of the IPO (including partial exercise by the underwriter of its over-allotment option), 75,000 of the 1,725,000 shares were forfeited, resulting in our Sponsor holding an aggregate of 1,650,000 founder shares.

●	The Sponsor has entered into a promissory note with TenX, dated April 14, 2023 (the “April Promissory Note”) issued by TenX to the Sponsor, pursuant to which TenX may borrow up to $300,000 from the Sponsor (although there are no amounts currently outstanding). The April Promissory Note is non-interest bearing, unsecured and due and payable in full on the earlier of the date TenX consummates its initial business combination and the date that winding up of TenX is effective. If TenX does not complete its initial business combination within the required period, it may use a portion of its working capital held outside the trust account to repay such advances and any other working capital advances made to TenX, but no proceeds held in the trust account would be used to repay such advances and any other working capital advances made to TenX, and such related party may not be able to recover the value it has loaned to TenX and any other working capital advances it may make. The Sponsor has the right, but not the obligation, to convert the April Promissory Note, in whole or in part, up to $1,500,000, collectively with all other such promissory notes, into private TenX Units at a price of $10.00 per unit, each consisting of TenX Ordinary share and one TenX Right upon the consummation of a business combination.

●	On July 18, 2023, the Sponsor advanced funds in the amount of $660,000 to TenX to fund the Extension Fee. This outstanding advance has been documented in an unsecured promissory note in the principal amount of $660,000 to the Sponsor dated as of July 18, 2023 (the “July Promissory Note”) issued by TenX to the Sponsor. The July Promissory Note is non-interest bearing, unsecured and due and payable in full on the date TenX consummates its initial business combination. The Sponsor has the right, but not the obligation, to convert the July Promissory Note, in whole or in part, up to $1,500,000, collectively with all other such promissory notes, into private TenX Units at a price of $10.00 per unit, each consisting of one TenX Ordinary share and one TenX Right upon the consummation of a business combination.

●	On October 18, 2023, the Sponsor advanced funds in the amount of $660,000 to TenX to fund a second Extension Fee. This outstanding advance has been documented in an unsecured promissory note in the principal amount of $660,000 to the Sponsor dated as of October 18, 2023 (the “October Promissory Note”) issued by TenX to the Sponsor. The October Promissory Note is non-interest bearing, unsecured and due and payable in full on the date TenX consummates its initial business combination. On October 26, 2023, pursuant to the terms of the Merger Agreement, Citius Pharma reimbursed the Sponsor $125,000 for the Extension Fee paid on October 18, 2023. The Sponsor has the right, but not the obligation, to convert the October Promissory Note, in whole or in part, up to $1,500,000, collectively with all other such promissory notes, into private TenX Units at a price of $10.00 per unit, each consisting of one TenX Ordinary share and one TenX Right upon the consummation of a business combination.

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●	Up to $1,500,000 of the promissory notes entered into with any of our Sponsor, our officers, and directors, or our or their affiliates, prior to or in connection with our initial business combination (including promissory notes related to extending our time period for consummating a business combination) may be convertible into TenX Units at a price of $10.00 per unit at the option of the lender. The Sponsor Support Agreement allows us, if we complete our initial business combination, to convert up to $2,115,000 of the amounts outstanding under such promissory notes into TenX Units at a price of $10.00 per unit, however, we would need to separately seek approval from our shareholders to increase the amount convertible from $1,500,000 to $2,115,000. We are not currently seeking shareholder approval for this increase but may do so prior to the consummation of our initial business combination.

●	If we complete our initial business combination, we can repay up to $1,500,000 of the amounts outstanding under such promissory notes out of the proceeds of the trust account released to us, subject to the provisions of the Sponsor Support Agreement that require any amounts Citius Pharma has paid for Extension Fees to be repaid prior to repayment of such loaned amounts. The Sponsor Support Agreement allows us, if we complete our initial business combination, to repay up to $2,115,000 of the amounts outstanding under such promissory notes out of the proceeds of the trust account released to us, however, we would need to separately seek approval from our shareholders to increase the amount repayable from $1,500,000 to $2,115,000. We are not currently seeking shareholder approval for this increase but may do so prior to the consummation of our initial business combination.

●	If we do not complete a business combination, we will not repay any amounts outstanding under the above promissory notes. Furthermore, the letter agreement with our initial shareholders contains a provision pursuant to which our Sponsor has agreed to waive its right to be repaid for such loans out of the funds held in the trust account in the event that we do not complete a business combination. Our Sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination.

●	In accordance with the terms of the Cayman Constitutional Documents and the Trust Agreement, TenX and Sponsor may automatically extend the date by which TenX must consummate a Business Combination, for an additional three (3) months after October 18, 2023. In the event that TenX and Citius Pharma determine that it is reasonably likely that the Closing will not be consummated prior to January 18, 2024, then TenX and the Sponsor may automatically extend, in accordance with the terms of the TenX governing documents and the Trust Agreement, the date by which TenX must consummate a Business Combination, for an additional three (3) months. Each time TenX extends the date by which it must consummate a Business Combination (an “Extension”) fees are required to be put into the trust account in accordance with the terms of the Cayman Constitutional Documents and the Trust Agreement (each an “Extension Fee” and, collectively, the “Extension Fees”).

●	In the event that TenX and Citius Pharma reasonably determine on or before February 14, 2024 (or such other date that is agreed to in writing by TenX and Citius Pharma) that it is reasonably likely that the Merger will not be consummated by April 17, 2024, then upon the written request of TenX or Citius Pharma to the other party, TenX and Citius Pharma will reasonably cooperate with respect to the preparation, filing and mailing of a proxy statement and any other materials necessary to solicit proxies from TenX Shareholders to vote, at an extraordinary general meeting of TenX to be called and held for purpose of such vote, in favor of (i) amending TenX’s governing documents (such amendment, the “Extension Amendment”) to extend the final date in respect of which TenX must consummate a Business Combination thereunder to October 17, 2024 or such other date that is mutually agreed to by Citius Pharma and TenX in writing (such date, the “Extension Date”), and (ii) such other matters as Citius Pharma and TenX shall mutually determine to be necessary or appropriate in order to effect the Extension Amendment. The right to make a written request for an Extension Amendment will not be available to a party if the potential failure of the Merger to be consummated by April 17, 2024 is due to such party’s breach of or failure to perform in any material respect any of its covenants or agreements set forth in the Merger Agreement.

●	If TenX does not consummate a business combination by either April 17, 2024 or the Extension Date (if the Extension Amendment is submitted to, and approved by, the TenX Shareholders), it would cease all operations except for the purpose of winding up, redeeming all of the outstanding public shares for cash and, subject to the approval of its remaining shareholders and the TenX Board, dissolving and liquidating, subject in each case to its obligations under the Cayman Islands Companies Act to provide for the claims of creditors and the requirements of other applicable law. In such event, the 1,650,000 TenX Ordinary Shares owned by the Sponsor would be worthless because following the redemption of the public shares, TenX would likely have few, if any, net assets and because the Sponsor and TenX’s directors and officers have agreed to waive their respective rights to liquidating dissolutions from the trust account in respect of any TenX Ordinary Shares and TenX Rights or TenX Units held by them, as applicable, if TenX fails to complete a business combination within the required period. Additionally, in such an event, the 394,000 Private Placement Units purchased by the Sponsor simultaneously with the consummation of TenX’s initial public offering for an aggregate purchase price of $3,940,000 will also expire worthless. Certain of TenX’s directors and officers, including Messrs. Yuan and Zhang, also have a direct or indirect economic interest in such Private Placement Units.

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●	If TenX is unable to complete a business combination within the required time period, the aggregate dollar amount of non-reimbursable funds the Sponsor and its affiliates, including Messrs. Yuan and Zhang, have at risk that depends on completion of a business combination is [$●], comprised of (i) [●], (ii) $[●] of unpaid expenses incurred by the Sponsor and TenX’s officers and directors and their affiliates in connection with the administrative services agreement as of the date hereof, and (iii) $660,000 representing amounts owed under the July Promissory Note and $535,000 representing amounts owed under the October Promissory Note.

●	The 2,044,000 shares of New Citius Oncology Common Stock into which the 2,044,000 TenX Ordinary Shares held by the Sponsor will automatically convert in connection with the Domestication, if unrestricted and freely tradeable, would have had an aggregate market value of $[●] based upon the closing price of $[●] per TenX Ordinary Share on Nasdaq on [●], 2024, the most recent practicable date prior to the date of this proxy statement/prospectus. The 472,800 shares of New Citius Oncology Common Stock into which the 394,000 Private Placement Units held by the Sponsor will automatically convert (inclusive of those shares issuable upon the conversion of the TenX Rights) in connection with the Merger (not including the underlying shares of New Citius Oncology Common Stock issuable upon conversion of the New Citius Oncology Rights prior to Closing), if unrestricted and freely tradeable, would have had an aggregate market value of $[●] based upon the closing price of $[●] per TenX Unit on Nasdaq on [●], 2024, the most recent practicable date prior to the date of this proxy statement/prospectus.

●	TenX’s executive officers and directors, or any of their respective affiliates, including the Sponsor and other entities affiliated with TenX and the Sponsor, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on TenX’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations (including the Business Combination).

●	In the event that TenX fails to consummate a business combination within the prescribed time frame (pursuant to the Cayman Constitutional Documents), or upon the exercise of redemption rights in connection with the Business Combination, TenX will be required to provide for payment of claims of creditors that were not waived that may be brought against TenX within the ten (10) years following such redemption. In order to protect the amounts held in TenX’s trust account, the Sponsor has agreed that it will be liable to TenX if and to the extent any claims by a third party (other than TenX’s independent auditors) for services rendered or products sold to TenX, or a prospective target business with which TenX has discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.20 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.20 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay TenX’s tax obligations, provided that such liability will not apply to any claims by a third-party or prospective target business that executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under TenX’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.

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●	Pursuant to the A&R Registration Rights Agreement, the Sponsor and certain related parties will have customary registration rights, including piggy-back rights, subject to cooperation and cut-back provisions with respect to the shares of New Citius Oncology Common Stock held by such parties following the consummation of the Business Combination. See “Certain Relationships and Related Person Transactions — TenX.”

●	The Sponsor (including its representatives and affiliates) and TenX’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to TenX. The Sponsor and TenX’s directors and officers are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to TenX completing its initial business combination. Moreover, certain of TenX’s directors and officers have time and attention requirements for investment funds of which affiliates of the Sponsor are the investment managers. TenX’s directors and officers also may become aware of business opportunities which may be appropriate for presentation to TenX, and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in TenX’s favor and such potential business opportunities may be presented to other entities prior to their presentation to TenX, subject to applicable fiduciary duties under the Cayman Islands Companies Act. TenX’s Cayman Constitutional Documents provide that TenX renounces its interest in any corporate opportunity offered to any director or officer of TenX unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of TenX and it is an opportunity that TenX is able to complete on a reasonable basis. This provision in TenX’s Cayman Constitutional Documents may present a conflict of interest in the event that a director or officer of TenX is offered a corporate opportunity in a capacity other than his or her capacity as a director or officer of TenX that is suitable for TenX. TenX does not believe that such potential conflict of interest impacted TenX’s search for a business combination target.

Assuming the exercise and conversion of all securities, the Sponsor and its affiliates’ total potential ownership interest in the combined company will be [●]%.

TenX’s existing directors and officers will be eligible for continued indemnification and continued coverage under a directors’ and officers’ liability tail insurance after the Merger.

●	The Sponsor has agreed to vote all the founder shares in favor of the Business Combination, regardless of how our public shareholders vote. Unlike some other blank check companies in which the initial shareholders agree to vote their shares in accordance with the majority of the votes cast by the public shareholders in connection with an initial business combination, the Sponsor and each director of TenX have agreed to, among other things, vote in favor of the Condition Precedent Proposals. As of the date of this proxy statement/prospectus, the Sponsor (together with TenX’s directors) owns 22.9% of the issued and outstanding TenX Ordinary Shares.

●	The Sponsor and TenX’s directors, officers, advisors or their respective affiliates may purchase TenX Ordinary Shares, TenX Units or TenX Rights in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination. If the Sponsor or its affiliates engage in such transactions prior to the completion of the Business Combination, the purchase will be at a price no higher than the price offered through the redemption process. Any such securities purchased by the Sponsor or its affiliates, or any other third party that would vote at the direction of the Sponsor or its affiliates, will not be voted in favor of approving the Business Combination. However, they have no current commitments, plans or intentions to engage in any such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase TenX Ordinary Shares, TenX Units or TenX Rights in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act or other federal securities laws. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of TenX’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights.

●	In the event that the Sponsor or TenX’s directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The Sponsor and its affiliates have entered into an agreement with TenX, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares.

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●	The purpose of such purchases would be to (i) ensure that such shares would not be redeemed in connection with the initial business combination, (ii) ensure that TenX’s net tangible assets are at least $5,000,001, where it appears that such requirement would otherwise not be met, or (iii) reduce the number of TenX Rights outstanding. Any such purchases of our securities may result in the completion of the Business Combination that may not otherwise have been possible.

●	In addition, if such purchases are made, the public “float” of TenX Ordinary Shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on the Nasdaq Global Market or other national securities exchange.

●	The Sponsor and TenX’s officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom the Sponsor or TenX’s officers, directors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with the Business Combination. To the extent that the Sponsor or TenX’s officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the Business Combination Proposal, but only if such shares have not already been voted at the extraordinary general meeting. The Sponsor and TenX’s officers, directors, advisors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws. Any such securities purchased by the Sponsor or its affiliates, or any other third party that would vote at the direction of the Sponsor or its affiliates, will not be voted in favor of approving the Business Combination.

●	To the extent that the Sponsor or TenX’s officers, directors, advisors or their affiliates enter into any such private purchase prior to the extraordinary general meeting TenX will file a current report on Form 8-K to disclose (i) the amount of securities purchased in any such purchases, along with the purchase price; (ii) the purpose of any such purchases; (iii) the impact, if any, of any such purchases on the likelihood that the Business Combination will be approved; (iv) the identities or the nature of the security holders (e.g., 5% security holders) who sold their securities in any such purchases; and (v) the number of securities for which TenX has received redemption requests pursuant to its shareholders’ redemption rights in connection with the Business Combination.

●	Any purchases by the Sponsor or TenX’s officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser.

●	The Sponsor and TenX’s officers, directors and/or their affiliates will not make purchases of TenX Ordinary Shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

The existence of financial and personal interests of one or more of TenX’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TenX and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, TenX’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of TenX’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

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Interests of Citius Pharma and SpinCo’s Directors and Executive Officers in the Business Combination

On October 26, 2023, pursuant to the terms of the Merger Agreement, Citius Pharma reimbursed the Sponsor $125,000 for the Extension Fee paid on October 18, 2023. Citius Pharma also agreed to pay $200,000 for each of the of the Extension Fees related to the Third Extension and Fourth Extension. The Combined Company will repay Citius Pharma an amount equal to the portion of the Extension Fees that Citius Pharma paid either to the Sponsor (or its designee) or into the trust account, if at the time of the Closing the balance of the trust account equals or exceeds $2,000,000. If the parties are unable to complete the Business Combination, or at Closing the balance of the trust account is less than $2,000,000, these fees paid by Citius Pharma will not be reimbursed to Citius Pharma.

Certain members of Citius Pharma’s Board and management, who will also serve as New Citius Oncology Board members and management through the A&R Shared Services Agreement, hold SpinCo Options, which would be assumed by the Combined Company in the Business Combination. In particular, Leonard Mazur, Chief Executive Officer of Citius Pharma and a member of the Citius Pharma Board, holds options to purchase 3,700,000 shares of SpinCo Common Stock; Myron Holubiak, Executive Vice Chairman of Citius Pharma and a member of the Citius Pharma Board, holds options to purchase 1,500,000 shares of SpinCo Common Stock; Jaime Bartushak, Executive Vice President, Chief Financial Officer and Chief Business Officer of Citius Pharma, holds options to purchase 1,400,000 shares of SpinCo Common Stock; Myron Czuczman, an officer of Citius Pharma, holds options to purchase 1,400,000 shares of SpinCo Common Stock; Suren Dutia, a member of the Citius Pharma Board, holds options to purchase 150,000 shares of SpinCo Common Stock; Eugene Holuka, a member of the Citius Pharma Board, holds options to purchase 150,000 shares of SpinCo Common Stock; Dennis McGrath, a member of the Citius Pharma Board, holds options to purchase 150,000 shares of SpinCo Common Stock; and Carol Webb, a member of the Citius Pharma Board, holds options to purchase 150,000 shares of SpinCo Common Stock. If the parties are unable to complete the Business Combination, the value and potential liquidity of these options could decrease. In addition, in the future, these New Citius Oncology Board members and management may receive cash fees, stock options, stock awards or other remuneration that the New Citius Oncology Board determines to pay its directors and any applicable compensation as described under the section titled “Executive Compensation.”

Recommendation to Shareholders of TenX

The TenX Board believes that the Business Combination Proposal and the other proposals to be presented at the extraordinary general meeting are in the best interest of TenX Shareholders and unanimously recommends that its shareholders vote “FOR” the Business Combination Proposal, “FOR” the Domestication Proposal, “FOR” the Non-Binding Governance Proposals, “FOR” the Stock Issuance Proposal, “FOR” the Organizational Documents Proposal, “FOR” the Director Election Proposal, “FOR” the Incentive Plan Proposal, and “FOR” the Adjournment Proposal, in each case, if presented to the extraordinary general meeting.

The existence of financial and personal interests of one or more of TenX’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TenX and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, TenX’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1 — The Business Combination Proposal - Interests of TenX’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

Sources and Uses of Funds for the Business Combination

The following table summarizes the sources and uses for funding the Business Combination. These figures assume (i) that no public shareholders exercise their redemption rights in connection with the Business Combination, and (ii) that Citius Pharma contributes $10,000,000 to SpinCo upon the consummation of the Business Combination.

Sources		Uses
Marketable securities held in trust account(1)	$70,929,382	Cash to balance sheet	$76,929,382
Citius Pharma Contribution(2)	10,000,000	Deferred Underwriting Fee	-
		Transaction and Other Expenses(3)	4,000,000
Total sources	$80,929, 382	Total uses	$80,929,382

(1)	Calculated as of October 23, 2022.
(2)	The amount will be reduced by certain transaction and other expenses, amounting to approximately $4,000,000 million, which are reflected in the row entitled “Transaction and Other Expenses”.
(3)	This amount assumes (i) $1,000,000 in expenses for SpinCo, (ii) $500,000 expenses for TenX which are assumed settled prior to the business combination, and (iii) $2,500,000 in expenses for Citius Pharma, which includes a $1,000,000 cash advisory fee payable to Maxim by Citius Pharma upon closing of the Business Combination.

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The following table also summarizes the sources and uses for funding the Business Combination, assuming that (a) all the public shareholders exercise their redemption rights in connection with the Business Combination, and (ii) that Citius Pharma contributes $10,000,000 to SpinCo upon the consummation of the Business Combination.

Sources		Uses
Cash and investments held in trust account(1)	$0	Cash to balance sheet	$6,000,000
Citius Pharma Contribution(2)	10,000,000	Deferred Underwriting Fee	-
		Transaction and Other Expenses(3)	4,000,000

Total sources	$10,000,000	Total uses	$10,000,000

(1)	TenX Ordinary Shares are estimated to be redeemed at $10.70 per share.
(2)	The amount will be reduced by certain transaction and other expenses, amounting to approximately $4,000,000 million, which are reflected in the row entitled “Transaction and Other Expenses”.
(3)	This amount assumes (i) $1,000,000 in expenses for SpinCo, (ii) $500,000 expenses for TenX which are assumed settled prior to the business combination, and (iii) $2,500,000 in expenses for Citius Pharma, which includes a $1,000,000 cash advisory fee payable to Maxim by Citius Pharma upon closing of the Business Combination.

Material U.S. Federal Income Tax Consequences

For a discussion summarizing the material U.S. federal income tax consequences of the Domestication and exercise of redemption rights to TenX Shareholders, please see “Material U.S. Federal Income Tax Consequences to TenX Shareholders.”

Expected Accounting Treatment

Domestication

There will be no accounting effect or change in the carrying amount of the consolidated assets and liabilities of TenX as a result of the Domestication. The business, capitalization, assets and liabilities and financial statements of TenX immediately following the Domestication will be the same as those of TenX immediately prior to the Domestication.

Business Combination

We expect the Business Combination to be accounted for as a “reverse recapitalization” in accordance with GAAP. Under the guidance in ASC 805, TenX is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination is expected to be reflected as the equivalent of SpinCo issuing stock for the net assets of TenX, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Business Combination will be those of SpinCo.

SpinCo has been determined to be the accounting acquirer in the Business Combination based on the following predominate factors:

●	SpinCo’s existing stockholders will have the greatest voting interest in the Combined Company under the No Redemption Scenario and Maximum Redemption Scenarios with over 75% of the voting interest in each scenario;

●	SpinCo will have the ability to nominate a majority of the initial members of the New Citius Oncology Board;

●	SpinCo’s senior management will be the senior management of the Combined Company;

●	SpinCo is the larger entity based on historical operating activity and has the larger employee base; and

●	the Combined Company will assume SpinCo’s branded name: “Citius Oncology, Inc.”

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Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the Federal Trade Commission (“FTC”), certain transactions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice (“Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied. The Business Combination is subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Form by each Party with the Antitrust Division and the FTC. If the FTC or the Antitrust Division issues a Request for Additional Information and Document Materials (a “Second Request”) within the initial 30-day waiting period, the waiting period with respect to the Transactions will be extended for an additional period of 30 calendar days, which will begin on the date on which the filing parties each certify compliance with the Second Request. TenX and Citius Pharma plan to promptly file their respective required forms under the HSR Act with respect to the Business Combination with the Antitrust Division and the FTC.

At any time before or after consummation of the Business Combination, notwithstanding termination of the respective waiting periods under the HSR Act, the Department of Justice or the FTC, or any state or foreign governmental authority could take such action under applicable antitrust laws as such authority deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination, conditionally approving the Business Combination upon divestiture of assets, subjecting the completion of the Business Combination to regulatory conditions or seeking other remedies. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. TenX cannot assure you that the Antitrust Division, the FTC, any state attorney general or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, TenX cannot assure you as to its result.

Neither TenX nor SpinCo is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the expiration of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Emerging Growth Company

TenX is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in TenX’s periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. TenX has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, TenX, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of TenX’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

TenX will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of TenX’s IPO, (b) in which TenX has a total annual gross revenue of at least $1.07 billion or (c) in which TenX is deemed to be a large accelerated filer, which means the market value of its common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (ii) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Risk Factors

In evaluating the proposals to be presented at the TenX extraordinary general meeting, a shareholder should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors and Risk Factor Summary.”

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MARKET PRICE AND DIVIDEND INFORMATION

TenX

Market Information and Market Price

TenX Units, TenX Ordinary Shares, and TenX Rights are each traded on The Nasdaq Global Market under the symbols “TENKU,” “TENK,” and “TENKR,” respectively.

The closing prices of TenX Units, TenX Ordinary Shares and TenX Rights on October 23, 2023, the last trading day before announcement of the execution of the Merger Agreement, were $11.20, $10.84 and $0.28, respectively. As of [●], 2024, which is the TenX Record Date for the extraordinary general meeting, the closing price for TenX Units, TenX Ordinary Shares and TenX Rights were $[●], $[●] and $[●], respectively.

Holders

On [●], 2024, there were [●] holders of record of TenX Units, [●] holders of record of TenX Ordinary Shares, and [●] holders of record of TenX Rights.

Dividends

TenX has not paid any cash dividends on its TenX Ordinary Shares to date and does not intend to pay cash dividends prior to the completion of the Business Combination. In addition, the TenX Board is not currently contemplating and does not anticipate declaring stock dividends for the foreseeable future. Further, if TenX incurs any indebtedness in connection with its initial business combination, TenX’s ability to declare dividends may be limited by restrictive covenants it may agree to in connection therewith.

The payment of cash dividends in the future, subsequent to completion of the Business Combination, will be dependent upon the revenues and earnings, if any, capital requirements and general financial condition of the Combined Company. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the New Citius Oncology Board.

SpinCo

As a wholly-owned subsidiary of Citius Pharma, there is not and never has been a public market for the securities of SpinCo.

Citius Pharma

Market Information and Market Price

Citius Pharma’s common stock trades on The Nasdaq Capital Market under the symbol “CTXR.” The closing price of the common stock on October 23, 2023, the last trading day before announcement of the execution of the Merger Agreement, was $0.674. As of [●], 2024, the TenX Record Date for the extraordinary general meeting, the closing price for Citius Pharma common stock was $[●].

Holders

On [●], 2024, Citius Pharma had approximately [●] stockholders of record of its common stock.

Dividends

Citius Pharma has never paid dividends on its common stock. Citius Pharma intends to follow a policy of retaining earnings, if any, to finance the growth of its business and does not anticipate paying any cash dividends in the foreseeable future. The declaration and payment of future dividends on the common stock will be at sole discretion of the Citius Pharma Board of Directors and will depend on Citius Pharma’s profitability and financial condition, capital requirements, statutory and contractual restrictions, future prospects and other factors deemed relevant by its Board.

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UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and year ended December 31, 2022 give pro forma effect to the Business Combination as if it had occurred on January 1, 2022. The unaudited pro forma condensed combined balance sheet as of September 30, 2023 gives pro forma effect to the Business Combination as if it was completed on September 30, 2023.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial information;

●	the historical financial statements of TenX as of and for the three and nine months ended September 30, 2023 and for the year ended December 31, 2022, and the related notes, included elsewhere in this proxy statement/prospectus;

●	the historical financial statements of SpinCo as of and for the years ended September 30, 2023 and 2022, and the related notes, included elsewhere in this proxy statement/prospectus. The pro forma statement of operations for SpinCo for the nine months ended September 30, 2023 was prepared by subtracting the results of operations for SpinCo for the three months ended December 31, 2022 from the statement of operations for SpinCo for the year ended September 30, 2023. The pro forma statement of operations for SpinCo for the year ended December 31, 2022 was prepared by adding the results of operations for the three months ended December 31, 2022 to the statement of operations for SpinCo for the year ended September 30, 2022 (SpinCo did not begin operations until April 1, 2022);

●	other information relating to TenX and SpinCo included in this proxy statement/prospectus, including the Merger Agreement and the description of certain terms thereof set forth under “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement”, as well as the disclosures contained in the sections titled “TenX Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Spin Co’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The pro forma financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures about Acquired and Disposed Businesses, as adopted by the SEC in May 2020 (“Article 11”). The amended Article 11 became effective on January 1, 2021. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma transaction accounting adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

On October 23, 2023, TenX, Merger Sub, Inc., Citius Pharma, and SpinCo entered into the Merger Agreement, pursuant to which Merger Sub will be merged with and into SpinCo, with SpinCo surviving the Merger. SpinCo will become a wholly-owned subsidiary of TenX. In connection with the Business Combination, TenX will change its name to “Citius Oncology, Inc.” The combined company will adopt September 30 as its fiscal year-end.

The unaudited pro forma condensed combined financial information has been prepared using two alternative levels of redemption of TenX Ordinary Shares subject to possible redemption into cash:

●	Scenario 1 — No Redemption Scenario: This presentation applies the assumption that no TenX public stockholders will exercise redemption rights with respect to their TenX Ordinary Shares subject to possible redemption upon consummation of the Business Combination; and

●	Scenario 2 — Maximum Redemption Scenario: This presentation assumes that TenX public stockholders holding approximately 6,600,000 TenX Ordinary Shares subject to possible redemption will exercise their redemption rights upon consummation of the Business Combination at a redemption price of approximately $10.70 per share, which is the maximum amount of redemptions that could occur and still ensure that TenX meets its requirement to maintain net tangible assets of at least $5,000,001. The Maximum Redemption Scenario assumes that both Citius Oncology and TenX have waived their rights to terminate the Business Combination Agreement. Pursuant to the terms of the underwriting agreement dated as of October 13, 2022, Maxim, the sole Book Running Manager in the TenX initial public offering and current M&A advisor to Citius Pharma, agreed to waive its right to redeem 297,000 TenX Ordinary Shares in connection with the Business Combination.

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As a result of the Business Combination, in a No Redemption Scenario, the former stockholder of SpinCo will own approximately 84.0% of the issued and outstanding shares of the Combined Company’s Common Stock immediately following the closing of the Business Combination, TenX’s public stockholders will own approximately 10.2% of the issued and outstanding shares of the Combined Company’s Common Stock, the Private Placement investors will own approximately 0.6% of the issued and outstanding shares of the Combined Company’s Common Stock, Maxim will hold approximately 3.1% of the Combined Company’s Common Stock (including 297,000 shares issued in the TenX initial public offering and assuming that 2,093,750 shares are issued to Maxim in connection with the Business Combination as payment for M&A advisory services), and the Sponsor will hold 2.1% of the issued and outstanding shares of the Combined Company’s Common Stock.

As a result of the Business Combination, in a Maximum Redemption Scenario, the former stockholder of SpinCo will own approximately 91.8% of the issued and outstanding shares of the Combined Company’s Common Stock immediately following the closing of the Business Combination, TenX’s public stockholders will own approximately 1.8% of the issued and outstanding shares of the Combined Company’s Common Stock, the Private Placement investors will own approximately 0.7% of the issued and outstanding shares of the Combined Company’s Common Stock, Maxim will hold approximately 3.4% of the Combined Company’s Common Stock (including 297,000 shares issued in the TenX initial public offering and assuming that 2,093,750 shares are issued to Maxim in connection with the Business Combination), and the Sponsor will hold 2.3% of the issued and outstanding shares of the Combined Company’s Common Stock.

In order to finance transaction costs in connection with a Business Combination, other than in connection with the Extension Fees, the Sponsor or an affiliate of the Sponsor, or certain of the TenX’s officers and directors may, but are not obligated to, loan TenX funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted into units, at the price of $10.00 per unit at the option of the lender. Such units would be identical to the Private Placement Units. In the event that a Business Combination does not close, TenX may use a portion of proceeds held outside the trust account to repay the Working Capital Loans but no proceeds held in the trust account would be used to repay the Working Capital Loans. As of September 30, 2023, there were no amounts outstanding under the Working Capital Loans.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2023

($ in thousands)

			Assuming No Redemption			Assuming Maximum Redemption
	TenX Keane Acquisition	Citius Oncology, Inc. “SpinCo”	Pro Forma Adjustments	Notes to Pro Forma Adjustments	Pro Forma Combined	Pro Forma Adjustments	Notes to Pro Forma Adjustments	Pro Forma Combined
ASSETS
Current assets
Cash	$26	$—	$80,628	A	$76,654	$(70,628)	G	$6,026
			(4,000)	B

Prepaid expenses	59	7,735	—		7,794			7,794
Total current assets	85	7,735	76,628		84,448	(70,628)		13,820
In-process research And development	—	40,000	—		40,000			40,000
Investments held in trust account	70,628	—	(70,628)	A	—			—
Total other assets	70,628	40,000	(70,628)		40,000	—		40,000

Total assets	$70,713	$47,735	$6,000		$124,448	$(70,628)		$53,820

LIABILITIES
Current liabilities
Accounts payable and accrued expenses	389	1,548	—		1,937			1,937
Due to related parties	780	19,499	(19,499)	A	780			780
Total current liabilities	1,169	21,047	(19,499)		2,717			2,717
Deferred tax liability	—	1,152	—		1,152			1,152

Total liabilities	1,169	22,199	(19,499)		3,869			3,869

Ordinary shares subject to possible redemption 6,600,000 shares at $10.70 per share	70,628	—	(70,628)	C	—			—
Preferred Stock	—	—			—			—
Stockholders’ Equity
Common Stock	—	7	1	C	8	(1)	G	7
			—	D
			—	E
			—	F
Additional Paid in Capital	—	43,659	29,499	A	138,701	(70,627)	G	68,074
			(4,000)	B
			70,627	C
			(1,084)	D
			—	E
			—	F

Retained Earnings (Deficit)	(1,084)	(18,130)	1,084	D	(18,130)			(18,130)
Total Stockholder’s Equity (Deficit)	(1,084)	25,536	96,127		120,579	(70,628)		49,951

Total Liabilities and Stockholders’ Equity	$70,713	$47,735	$6,000		$124,448	$(70,628)		$53,820

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2023

(amounts in thousands except share and per share data)

			Assuming No Redemption			Assuming Maximum Redemption
	TenX Keane Acquisition	Citius Oncology, Inc. “SpinCo”	Pro Forma Adjustments	Notes to Pro Forma Adjustments	Pro Forma Combined	Pro Forma Adjustments	Notes to Pro Forma Adjustments	Pro Forma Combined
Operating expenses
Research and development	$—	$3,306			$3,306			$3,306
General and administrative	769	5,141			5,910			5,910
Stock-based compensation – general and administrative	—	1,966			1,966			1,966

Total operating expenses	769	10,413			11,182			11,182

Loss from operations	(769)	(10,413)			(11,182)			(11,182)
Interest income on investments held in trust account	2,155	—	(2,155)	aa	—			—
Income (loss) before taxes	1,386	(10,413)	(2,155)		(11,182)			(11,182)
Taxes	—	432			432			432

Net income (loss)	$1,386	$(10,845)	$(2,155)		$(11,614)			$(11,614)

Income per share:
Weighted average shares outstanding subject to redemption, basic and diluted	6,600,000	—		bb	—		bb	—
Weighted average shares outstanding not subject to redemption, basic and diluted	2,391,000	67,500,000		bb	77,889,800		bb	71,289,800

Basic and diluted net income per share subject to redemption	$0.15	$—			$—			$—
Basic and diluted net income (loss) per share not subject to redemption	$0.15	$(0.16)		bb	$(0.15)		bb	$(0.16)

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2022

(amounts in thousands except share and per share data)

			Assuming No Redemption			Assuming Maximum Redemption
	TenX Keane Acquisition	Citius Oncology, Inc. “SpinCo”	Pro Forma Adjustments	Notes to Pro Forma Adjustments	Pro Forma Combined	Pro Forma Adjustments	Notes to Pro Forma Adjustments	Pro Forma Combined
Operating expenses
Research and development	$—	$4,362			$4,362			$4,362
General and administrative	138	2,203			2,341			2,341

Total operating expenses	138	6,565			6,703			6,703

Loss from operations	(138)	(6,565)			(6,703)			(6,703)
Interest income on investments held in trust account	493	—	(493)	aa	—			—
Change in derivative liability	26	—			26			26

Total Other Income (Loss)	519	—	(493)		26			26

Income (loss) before taxes	381	(6,565)	(493)		(6,677)			(6,677)
Taxes	—	720			720			720

Net Income (loss)	$381	$(7,285)	$(493)		$(7,397)			$(7,397)

Income per share:
Weighted average shares outstanding subject to redemption, basic and diluted	1,341,758	—		bb	—		bb	—
Weighted average shares outstanding not subject to redemption, basic and diluted	1,865,478	50,625,000		bb	72,106,036		bb	65,506,036

Basic and diluted net income per share subject to redemption	$0.12	$—			$—			$—

Basic and diluted net income (loss)per share not subject to redemption	$0.12	$(0.14)		bb	$(0.10)		bb	$(0.11)

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NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of the Business Combination

On October 23, 2023, TenX, Merger Sub, Inc., Citius Pharma, and SpinCo entered into the Merger Agreement, pursuant to which Merger Sub will be merged with and into SpinCo, with SpinCo surviving the Merger. SpinCo will become a wholly-owned subsidiary of TenX. In connection with the Business Combination, TenX will change its name to “Citius Oncology, Inc.”

As a result of the Merger Agreement and application of the Base Exchange Ratio, the former stockholder of SpinCo will receive an aggregate number of 65,406,250 shares of New Citius Oncology Common Stock.

Citius Pharma will also contribute $10 million in cash and the $19.5 million balance of the due to related party account to the additional paid-in capital of the Combined Company.

The following summarizes the pro forma shares of the Combined Company’s Common Stock to be outstanding after giving effect to the Business Combination, for both assuming the No Redemption Scenario and Maximum Redemption Scenario. In connection with the Business Combination, TenX Ordinary Shares will automatically convert into New Citius Oncology Common Stock.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11. The historical financial information of TenX and SpinCo have been adjusted in the unaudited pro forma condensed combined financial information to reflect transaction accounting adjustments related to the Business Combination, in accordance with GAAP.

We expect the Business Combination to be accounted for as a “reverse recapitalization” in accordance with GAAP. Under the guidance in ASC 805, TenX is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination is expected to be reflected as the equivalent of SpinCo issuing stock for the net assets of TenX, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Business Combination will be those of SpinCo.

In addition, the values will be based on the actual values as of the Closing Date. The differences that may occur between the preliminary estimates and the final purchase accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

SpinCo has been determined to be the accounting acquirer in the Business Combination based on the following predominate factors:

●	SpinCo’s existing stockholders will have the greatest voting interest in the Combined Company under the No Redemption Scenario and Maximum Redemption Scenarios with over 75% of the voting interest in each scenario;

●	SpinCo will have the ability to nominate a majority of the initial members of the New Citius Oncology Board;

●	SpinCo’s senior management will be the senior management of the Combined Company;

●	SpinCo is the larger entity based on historical operating activity and has the larger employee base; and

●	the Combined Company will assume SpinCo’s branded name: “Citius Oncology, Inc.”

3.	Transaction Accounting Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2023

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2023 are as follows:

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A	Cash released from trust account and capital contributions received from Citius Pharma

Adjustment to transfer $70.6 million of investments held in trust account by TenX and converted into cash resources upon close of the Business Combination. In addition, Citius Pharma will also contribute $10 million in cash and the $19.5 million balance of the due to related party account to the additional paid-in capital of the Combined Company.

B	Transaction costs

Adjustment to decrease cash and additional paid-in capital by $4.0 million. The adjustment relates to the estimated direct and incremental transaction costs that will be comprised of advisory, legal, D&O tail, accounting, industry diligence and miscellaneous fees.

C	Reclassification of TenX Ordinary Shares subject to possible redemption — assuming No Redemption Scenario

Assuming No Redemption Scenario, this adjustment relates to the reclassification of 6,600,000 TenX Ordinary Shares subject to redemption, with a par value of $0.0001, into 6,600,000 shares of the New Citius Oncology Common Stock, resulting in an increase in common stock par value of approximately $660 and an increase of additional paid-in capital of $70.6 million. The holders of the underlying TenX Rights issued in the TenX initial public offering will receive 1,320,000 shares of the New Citius Oncology Common Stock on completion of the merger, resulting in an increase in common stock par value of $132.

D	Conversion of Citius Oncology common stock into Common Stock

The pro forma adjustment of the reverse recapitalization is as follows:

An adjustment to eliminate TenX’s retained deficit of approximately $1,084,000.

Using a Base Exchange Ratio of approximately 0.97-for-1 the total number of shares of New Citius Oncology Common Stock to be issued to the SpinCo stockholder will be 65,406,250 shares. Based on a par value of $0.0001, the adjustment to the New Citius Oncology Common Stock par value balance will be approximately $209. The 65,406,250 shares to be issued to the SpinCo stockholder is calculated by applying the Base Exchange Ratio to the outstanding 67,500,000 shares of common stock of SpinCo.

E	Issuance of Common Stock for advisory fees

In addition, using an assumption that Maxim will be issued 2,093,750 shares of New Citius Oncology Common Stock for M&A advisory fees, based on a par value of $0.0001, the adjustment to the New Citius Oncology Common Stock par value balance will be approximately $209. The estimated fair value of the 2,093,750 shares of the New Citius Oncology Common Stock after the increase in par value will result in no change to additional paid-in capital.

F	Issuance of Common Stock for underlying Private Placement Rights

The holders of the Private Placement Rights will receive 78,800 shares of New Citius Oncology Common Stock on completion of the Merger, resulting in an increase in New Citius Oncology Common Stock par value of $8.

G	Reclassification of TenX Ordinary Shares subject to possible redemption — assuming Maximum Redemption Scenario

To record the maximum number of TenX Ordinary Share redemptions, 6,600,000 shares subject to redemption will be redeemed at a redemption price of approximately $10.70 per share. The adjustment will reduce cash by $70.6 million, additional paid in capital by $70.6 million, and the Common Stock by $660 for the par value of the shares.

Pro forma New Citius Oncology Common Stock outstanding as of September 30, 2023 consists of the following:

	Assuming No Redemption Scenario	Assuming Maximum Redemption Scenario
Shares issued for outstanding TenX public shares	6,600,000	0
Shares issued for TenX public shares underlying TenX Rights	1,320,000	1,320,000
Shares issued to Citius Pharma	65,406,250	65,406,250
Shares issued to Maxim for advisory fees	2,093,750	2,093,750
Shares issued for outstanding TenX Private Placement Shares	394,000	394,000
Shares issued for outstanding Private Placement Rights	78,800	78,800
Shares issued for outstanding TenX underwriter shares	297,000	297,000
Shares issued for outstanding TenX founders shares	1,650,000	1,650,000
Pro forma New Citius Oncology Common Stock outstanding	77,839,800	71,239,800

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Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2023

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 are as follows:

aa	Represents elimination of interest earned on investments held in the trust account

bb	Represents net loss attributable to New Citius Oncology Common Stockholders

Represents the net loss attributable to New Citius Oncology Common Stockholders per share calculated using the historical weighted average shares of common stock outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2022. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares of common stock outstanding for basic and diluted net loss attributable to common stockholders per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. In the Maximum Redemption Scenario, this calculation is retroactively adjusted to eliminate such shares for the entire period. There were no outstanding dilutive securities during the nine months ended September 30, 2023, after adjusting for the conversion of the TenX Rights and Private Placement Rights issued in the TenX IPO and the TenX Private Placement, respectively.

	Assuming No Redemption Scenario	Assuming Maximum Redemption Scenario
Pro forma net loss (In Thousands)	$(11,614)	$(11,614)
New Citius Oncology Common Stock outstanding, basic and diluted	77,889,800	71,289,800
Net loss per share of New Citius Oncology Common Stock, basic and diluted	$(0.15)	$(0.16)

Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2022

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 are as follows:

aa	Represents elimination of interest earned on investments held in the trust account

bb	Represents net loss attributable to New Citius Oncology Common Stockholders

Represents the net loss attributable to New Citius Oncology Common Stockholders per share calculated using the historical weighted average shares of common stock outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2022. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares of common stock outstanding for basic and diluted net loss attributable to common stockholders per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. In the Maximum Redemption Scenario, this calculation is retroactively adjusted to eliminate such shares for the entire period. There were no outstanding dilutive securities during the year ended December 31, 2022, after adjusting for the conversion of the TenX Rights and Private Placement Rights issued in the TenX IPO and the TenX Private Placement, respectively.

	Assuming No Redemption Scenario	Assuming Maximum Redemption Scenario
Pro forma net loss (In Thousands)	$(7,397)	$(7,397)
Combined Company Common Stock outstanding, basic and diluted	72,106,036	65,506,036
Net loss per share of Combined Company Common Stock, basic and diluted	$(0.10)	$(0.11)

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COMPARATIVE SHARE INFORMATION

The following tables set forth:

●	historical per share information of TenX for the nine months ended September 30, 2023 and the year ended December 31, 2022;

●	historical per share information of SpinCo for the nine months ended September 30, 2023 and the year ended December 31, 2022; and

●	unaudited pro forma per share information of the Combined Company for the nine months ended September 30, 2023 and the year ended December 31, 2022 after giving effect to the Business Combination, assuming two redemption scenarios as follows:

●	Scenario 1 — No Redemption Scenario: This presentation applies the assumption that no TenX public stockholders will exercise redemption rights with respect to their TenX Ordinary Shares subject to possible redemption upon consummation of the Business Combination; and

●	Scenario 2 — Maximum Redemption Scenario: This presentation assumes that TenX public stockholders holding approximately 6,600,000 TenX Ordinary Shares subject to possible redemption will exercise their redemption rights upon consummation of the Business Combination at a redemption price of approximately $10.70 per share, which is the maximum amount of redemptions that could occur and still ensure that TenX meets its requirement to maintain net tangible assets of at least $5,000,001. The Maximum Redemption Scenario assumes that both Citius Oncology and TenX have waived their rights to terminate the Business Combination Agreement. Pursuant to the terms of the underwriting agreement dated as of October 13, 2022, Maxim agreed to waive its right to redeem 297,000 TenX Ordinary Shares in connection with the Business Combination.

●	The following tables should be read in conjunction with the selected historical financial information included elsewhere in this proxy statement/prospectus, and the historical financial statements of TenX and SpinCo and the related notes thereto that are included elsewhere in this proxy statement/prospectus. The unaudited TenX and SpinCo pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and the related notes thereto included elsewhere in this proxy statement/prospectus.

●	The unaudited pro forma combined net income (loss) per share information below does not purport to represent the actual results of operations that would have occurred had the companies been combined during the periods presented, nor does it purport to represent the actual results of operations for any future date or periods. The unaudited pro forma combined book value per share information below does not purport to represent what the value of TenX and SpinCo would have been had the companies been combined during the periods presented.

	Historical		Pro Forma
	TenX Keane Acquisition	Citius Oncology, Inc. “SpinCo”	Assuming No Redemption Scenario	Assuming Maximum Redemption Scenario
As of and for the nine months ended September 30, 2023
Book value per share(1)	$(0.46)	$0.38	$1.55	$0.70
Shares outstanding not subject to redemption	2,341,000	67,500,000	77,839,800	71,239,800
Net income (loss) per share, basic and diluted(2)	$0.15	$(0.16)	$(0.15)	$(0.16)
Weighted average shares outstanding – basic and diluted	8,991,000	67,500,000	77,839,800	71,239,800
For the year ended December 31, 2022
Net income (loss) per share, basic and diluted(2)	$0.12	$(0.14)	$(0.10)	$(0.11)
Weighted average shares outstanding – basic and diluted	3,207,236	50,625,000	72,106,036	65,506,036

(1)	Book value per share is calculated as total equity divided by historical and pro forma information outstanding basic shares not subject to redemption.
(2)	Net income (loss) per share is based on the historical and pro forma information.

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RISK FACTORS AND RISK FACTOR SUMMARY

Unless the context otherwise requires, references in this subsection “— Risk Factors and Risk Factor Summary” to “SpinCo,” “we,” “us” and “our” generally refer to SpinCo following the Business Combination.

This proxy statement/prospectus contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed in this proxy/statement/prospectus. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this proxy statement/prospectus.

If any of the following risks, or other risks not presently known or believed to not be significant, develop into actual events, then the business, financial condition, results of operations or prospects could be materially adversely affected. If that happens, the market price of the securities could decline, and stockholders may lose all or part of their investment.

Risk Factor Summary

Risks Related to SpinCo

●	SpinCo currently has only one product candidate that is in late stage development and it is heavily dependent on the successful resubmission of the BLA for LYMPHIR, the acceptance of the BLA and approval by the FDA, and, if approved, the successful commercialization of LYMPHIR and acceptance of LYMPHIR by the medical community.

●	SpinCo has a history of net losses and expects to incur losses for the foreseeable future.

●	SpinCo is primarily a late-stage development company with a limited operating history and an unproven business strategy and may never achieve commercialization of its therapeutic product candidates or profitability.

●	SpinCo may be required to make milestone payments to the licensor and former licensee of the LYMPHIR intellectual property in connection with its development and commercialization of LYMPHIR.

●	SpinCo faces significant risks in its product candidate development efforts.

●	New Citius Oncology will require substantial additional funding, which may not be available on acceptable terms, or at all.

●	Even if SpinCo receives regulatory approval to commercialize a product candidate, that product may not gain market acceptance and may not generate significant revenue.

●	Even if approved for marketing by applicable regulatory bodies, SpinCo will not be able to create a market for any of its product candidates if it fails to establish marketing, sales, and distribution capabilities.

●	The markets in which SpinCo operates are highly competitive and it might be unable to compete successfully.

●	SpinCo relies exclusively on third parties to formulate and manufacture its product candidates.

●	If SpinCo materially breaches or defaults under any of its license agreements, the licensor party to such agreement will have the right to terminate the license agreement, which termination may materially harm SpinCo’s business.

●	Any termination, or breach by, or conflict with SpinCo’s strategic partners could harm its business.

●	SpinCo relies on the significant experience and expertise of its executive management and other key personnel.

●	SpinCo expects to need to increase the size of its organization to further develop its product candidates.

●	SpinCo might not obtain the necessary U.S. or foreign regulatory approvals to commercialize any product candidates.

●	Following any regulatory approval of any product candidate, SpinCo will be subject to ongoing regulatory obligations and restrictions.

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●	SpinCo could be forced to pay substantial damage awards if product liability claims that may be brought against SpinCo are successful.

●	SpinCo’s business depends on protecting its intellectual property, as well as its trademarks and trade names.

●	If SpinCo infringes the rights of third parties it might have to forego developing and/or selling any approved products, pay damages, or defend against litigation.

●	Conflicts of interest may arise from New Citius Oncology’s relationship with Citius Pharma.

●	Citius Pharma currently performs or supports many of SpinCo’s important corporate functions, which would be difficult to replace if Citius Pharma were to cease providing.

●	SpinCo is controlled by Citius Pharma, whose interests may differ from those of public stockholders.

Risks Related to the Business Combination and TenX

●	TenX has no operating history and its results of operations and those of SpinCo may differ significantly from the unaudited pro forma financial data included in this proxy statement/prospectus.

●	The Sponsor has agreed to vote in favor of the Business Combination, regardless of TenX’s public shareholder vote.

●	TenX may not be able to complete the Business Combination or any other business combination within the prescribed time frame, in which case TenX would cease all operations and TenX would redeem its shares and liquidate.

●	Since the Sponsor and TenX’s directors and executive officers have interests that are different than the interests of TenX Shareholders, a conflict of interest may have existed in determining whether the Business Combination is appropriate.

●	Maxim may have a potential conflict of interest regarding the Business Combination.

●	TenX and SpinCo will incur significant transaction and transition costs in connection with the Business Combination.

●	Legal proceedings could delay or prevent the completion of the Business Combination.

●	Subsequent to consummation of the Business Combination, TenX may be exposed to unknown or contingent liabilities which could have a significant negative effect on its financial condition, results of operations and its share price.

●	The historical financial results of SpinCo and unaudited pro forma financial information may not be indicative of what TenX’s actual financial position or results of operations would have been should the Business Combination be completed.

●	There are no appraisal rights in connection with any aspect of the Business Combination.

●	The Business Combination is subject to the satisfaction or waiver of certain conditions, which may not be satisfied or waived on a timely basis, if at all.

●	Following the Business Combination, TenX’s only significant asset will be its ownership interest in SpinCo.

●	The absence of a Maximum Redemption Threshold may make it possible for TenX to complete the Business Combination with which a substantial majority of its shareholders do not agree.

●	The Sponsor and its directors, executive officers, advisors and their affiliates may elect to purchase shares or rights from public shareholders, which may influence the vote on the Business Combination and reduce the public “float” of TenX’s securities.

●	If third parties bring claims against TenX, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.20 per share.

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●	If, after TenX distributes the proceeds in the trust account to its public shareholders, a winding-up or bankruptcy petition is filed that is not dismissed, a bankruptcy court may seek to recover such proceeds.

●	Upon completion of the Business Combination, the Sponsor will beneficially own a significant equity interest in New Citius Oncology and may take actions that conflict with the interests of TenX’s public shareholders.

●	If TenX Shareholders fail to properly demand redemption rights, they will not be entitled to redeem their TenX Ordinary Shares for a pro rata portion of the trust account.

●	TenX Shareholders might be forced to redeem or sell their TenX Ordinary Shares, TenX Units or TenX Rights in order to liquidate their investment, potentially at a loss.

●	If TenX’s due diligence investigation of SpinCo was inadequate, then TenX Shareholders (as stockholders of New Citius Oncology following the Business Combination) could lose some or all of their investment.

●	Because the market price of shares of New Citius Oncology Common Stock will fluctuate, Citius Pharma, as SpinCo’s sole stockholder, and Citius Pharma’s stockholders in the event of a Distribution, cannot be sure of the value of the Business Combination consideration that will be received.

●	TenX may waive one or more of the conditions to the Business Combination.

●	Termination of the Merger Agreement could negatively impact TenX.

●	The Business Combination will result in changes to the TenX Board that may affect the strategy of Combined Company.

●	Neither TenX nor its shareholders will have the protection of any indemnification, escrow, purchase price adjustment or other provisions that allow for a post-closing adjustment to be made to the Aggregate Merger Consideration.

Risks Related to the Combined Company’s Common Stock Following the Transactions

●	Investors may not have the same benefits as an investor in an underwritten public offering.

●	Future sales of a substantial number of shares of New Citius Oncology Common Stock may cause the price of the New Citius Oncology Common Stock to decline and you may experience dilution of your ownership interest.

●	If New Citius Oncology fails to meet Nasdaq requirements it could result in a suspension or delisting of the New Citius Oncology Common Stock.

●	New Citius Oncology’s operating results may fluctuate significantly.

●	Following the Business Combination, New Citius Oncology will be a controlled company within the meaning of the Nasdaq Listing Rules and might rely on exemptions from certain corporate governance requirements.

●	The market price of New Citius Oncology Common Stock is likely to be highly volatile, and you may lose some or all of your investment and could subject New Citius Oncology to securities class action litigation.

●	If securities or industry analysts do not publish research or reports about New Citius Oncology, or publish negative reports, then the Combined Company’s stock price and trading volume could decline.

●	New Citius Oncology does not currently intend to pay dividends on its common stock.

●	Provisions in the Proposed Certificate of Incorporation and under Delaware law could discourage a takeover that stockholders may consider favorable and may lead to entrenchment of management.

●	The Combined Company’s Proposed Certificate of Incorporation will provide for an exclusive forum provision.

Risks Related to Redemption

●	If TenX Shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their public shares for a pro rata portion of the funds held in the trust account.

●	If you or a “group” of TenX Shareholders of which you are a part are deemed to hold more than 15% of the public shares, you will lose the ability to redeem all such shares in excess of 15% of the public shares.

●	There is no guarantee that a shareholder’s decision whether to redeem its shares in TenX for a pro rata portion of the trust account will put the shareholder in a better future economic position.

●	TenX directors may decide not to enforce the indemnification obligation of the Sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to public shareholders.

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RISK FACTORS

Risks Related to SpinCo’s Business and its Industry

SpinCo currently has only one product candidate that is in late stage development and it is heavily dependent on the approval, launch and commercial success of LYMPHIR.

SpinCo has one late-stage product candidate LYMPHIR, which has not been approved for commercial sale, while the other product candidates are in the pre-clinical stage. In July 2023, Citius Pharma received a CRL from the FDA regarding the BLA for LYMPHIR. The FDA is requiring SpinCo to incorporate enhanced product testing and additional controls agreed to with the FDA during the market application review. There were no concerns relating to the safety and efficacy clinical data package submitted with the BLA, or the proposed prescribing information. In September 2023, Citius Pharma announced that the FDA has agreed with the plans to address the requirements outlined in the CRL, which guidance has provided SpinCo with a path for completing the necessary activities to support the resubmission of the BLA for LYMPHIR. However, the FDA has substantial discretion in the drug approval process, including the ability to delay, limit or deny approval of a product candidate for many reasons. Citius Pharma is in the process of preparing a resubmission of the BLA for LYMPHIR in early 2024.

SpinCo is entirely dependent upon the successful commercial launch of LYMPHIR to generate revenue for the foreseeable future. Even if SpinCo receives approval for LYMPHIR for the treatment of CTCL, the commercial launch in the U.S. is not expected to occur until the second half of 2024. As a result, it is difficult to evaluate SpinCo’s current business and predict its future prospects. SpinCo cannot assure you that LYMPHIR will gain market acceptance among physicians, health care payors, patients and the medical community, which is critical to its commercial success. SpinCo has limited experience engaging in commercial activities and limited relationships with physicians, hospitals and payors. Market acceptance of LYMPHIR will depend on a number of factors, including:

●	acceptance by physicians, major operators of clinics and patients of the drug as a safe and effective treatment for CTCL;

●	the availability, cost and potential advantages of existing and any future alternative treatments;

●	the effectiveness of its sales and marketing efforts;

●	the availability of coverage, adequacy of reimbursement and favorability of pricing policies by third-party payors and government authorities;

●	the product labeling or any product inserts required by the FDA;

●	the prevalence and severity of adverse side effects; and

●	the timing of market introduction of other competitive products, if any.

In order to successfully commercialize LYMPHIR, SpinCo will need to establish its marketing program, which it is in the process of doing. However, physicians may decide not to prescribe LYMPHIR for a variety of reasons, including perceived safety issues, inadequate coverage or reimbursement for LYMPHIR or the utilization of products developed by other parties, all of which are circumstances outside of SpinCo’s control. Demand for LYMPHIR may not develop as quickly as SpinCo expects, and it may be unable to generate revenue to the level that it currently expects. Even if SpinCo succeeds in obtaining market acceptance of LYMPHIR, SpinCo may be unable to reach or sustain a level of profitability.

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SpinCo’s ability to effectively promote LYMPHIR will also depend on pricing and cost-effectiveness, including its ability to produce LYMPHIR at a competitive price. In addition, SpinCo’s efforts to educate the medical community and third-party payors on the benefits of LYMPHIR may require significant resources, may be constrained by FDA rules and policies on product promotion and may never be successful.

SpinCo has a history of net losses and expects to incur losses for the foreseeable future. SpinCo may never generate revenues or, if it is able to generate revenues, achieve profitability.

SpinCo was formed in August 2021 and began operations in April 2022 when Citius Pharma transferred the assets related to LYMPHIR to SpinCo, including the license agreement with Eisai and the asset purchase agreement with Dr. Reddy’s. Since beginning operations, SpinCo has incurred a net loss in each of its operating periods. SpinCo’s ability to become profitable depends upon its ability to obtain marketing approval for and generate revenues from sales of its product candidates, most notably LYMPHIR. SpinCo has been focused on product development, have not received approval for any of its product candidates, and have not generated any revenues to date. SpinCo has incurred losses in each period of its operations, and it expects to continue to incur losses for the foreseeable future. These losses are likely to continue to adversely affect its working capital, total assets, and stockholders’ equity. The process of developing its product candidates requires significant clinical development, laboratory testing and clinical trials. In addition, commercialization of SpinCo’s product candidates will require that it obtain necessary regulatory approvals and establish sales, marketing, and manufacturing capabilities, through internal hiring and contractual relationships with others. SpinCo expects to incur substantial losses for the foreseeable future as a result of anticipated the commercial launch of LYMPHIR, increases in its research and development costs, including costs associated with conducting preclinical testing and clinical trials for its other potential products, and regulatory compliance activities. SpinCo incurred net losses of $(12,697,241) for the year ended September 30, 2023. At September 30, 2023, SpinCo had stockholders’ equity of $25,535,660 and an accumulated deficit of $(18,129,840). SpinCo is funded by Citius Pharma. Citius Pharma funded SpinCo with net cash used for its operating activities in the amounts of $14,805,474 for the year ended September 30, 2023.

SpinCo’s ability to generate revenues and achieve profitability will depend on numerous factors, including success in:

●	receiving regulatory approvals for its product candidates, notably LYMPHIR;

●	commercializing its product candidates that receive regulatory approval, notably LYMPHIR;

●	manufacturing commercial quantities of its product candidates at acceptable cost levels, notably LYMPHIR;

●	obtaining medical insurance coverage for any approved product candidate, notably LYMPHIR;

●	establishing a favorable competitive position for any approved product candidate, notably LYMPHIR; and

●	developing and testing product candidates.

Many of these factors will depend on circumstances beyond SpinCo’s control. SpinCo cannot assure you that any of its product candidates will be approved by the FDA or any foreign regulatory body or obtain medical insurance coverage, that it will successfully bring any approved product to market or, if so, that it will ever become profitable.

SpinCo is primarily a late-stage development company with an unproven business strategy and may never achieve commercialization of its therapeutic product candidates or profitability.

SpinCo has no approved products. All of its current product candidates are in the pre-clinical or clinical stage, although SpinCo has applied for approval for LYMPHIR. SpinCo relies on third parties to conduct the research and development activities for its product candidates. Further, SpinCo is in the early stages of developing its sales or marketing capability at this time and has contracted with Innovation Partners, a large third-party commercial sales and marketing organization with an existing commercial infrastructure and product launch experience to assist in its commercial efforts, but SpinCo’s product commercialization capabilities are unproven. SpinCo’s success will depend upon its ability to develop such capabilities on its own and its ability to enter into collaboration agreements on favorable terms and to select an appropriate commercialization strategy for each product candidate that it chooses to pursue and that receives approval, whether on its own or in collaboration. For LYMPHIR, SpinCo has only recently begun preparing for the commercial manufacture and launch. If SpinCo is not successful in implementing its strategy to commercialize its product candidates, especially LYMPHIR, it may never achieve, maintain, or increase profitability. SpinCo’s ability to successfully commercialize any of its product candidates will depend, among other things, on its ability to:

●	successfully complete pre-clinical and clinical trials for its product candidates;

●	receive marketing approvals from the FDA and similar foreign regulatory authorities for its product candidates;

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●	establish commercial manufacturing arrangements with third-party manufacturers for its product candidates;

●	produce, through a validated process, sufficiently large quantities of its drug compound(s) to permit successful commercialization of its product candidates;

●	build and maintain strong sales, distribution, and marketing capabilities sufficient to launch commercial sales of any approved products or establish collaborations with third parties for such commercialization;

●	secure acceptance of any approved products from physicians, health care payers, patients, and the medical community; and

●	manage its spending as costs and expenses increase due to clinical trials, regulatory applications and development and commercialization activities.

There are no guarantees that SpinCo will be successful in completing these tasks. If it is unable to successfully complete these tasks, SpinCo may not be able to commercialize any of its product candidates in a timely manner, or at all, in which case it may be unable to generate sufficient revenues to sustain and grow its business. If SpinCo experiences unanticipated delays or problems, its development costs could substantially increase and its business, financial condition and results of operations will be adversely affected.

SpinCo has a limited operating history upon which to evaluate its ability to successfully commercialize its product candidates.

SpinCo has one late-stage product candidate LYMPHIR, while its other product candidates are in the pre-clinical stage. As a result, its success is dependent upon its ability to obtain regulatory approval for and commercialize its product candidate, most notably LYMPHIR, and SpinCo, as a company, has not demonstrated an ability to perform the functions necessary for the approval or successful commercialization of any product candidates. While various members of its executive management and key employees have significant prior experience in pharmaceutical development, as a company SpinCo has to date successfully completed only one late-stage clinical trial (much of which had been undertaken by Eisai prior to its in-licensing of the intellectual property for LYMPHIR) and are just beginning to undertake commercialization activities for LYMPHIR. Despite its progress with LYMPHIR, SpinCo’s operations have been limited primarily to business planning, research and development, and raising capital. These operations provide a limited basis for you to assess SpinCo’s ability to successfully commercialize its product candidates and the advisability of investing in the securities.

SpinCo may be required to make milestone payments to the licensor and former licensee of the LYMPHIR intellectual property in connection with its development and commercialization of LYMPHIR, which could adversely affect the profitability of LYMPHIR, if approved.

Under the terms of the License Agreement with Eisai, SpinCo is required to pay Eisai a $6 million development milestone payment upon initial approval by the FDA of LYMPHIR for the CTCL indication (which increases to $7 million in the event SpinCo exercises its option to add India to the licensed territory prior to FDA approval) and an aggregate of up to $22 million related to the achievement of net product sales thresholds. Under the terms of the agreement with Dr. Reddy’s, SpinCo is obligated to pay up to an aggregate of $40 million related to CTCL approvals in the U.S. and other markets, up to $70 million in development milestones for additional indications, and up to $300 million for commercial sales milestones. Further, under the agreement with Dr. Reddy’s, SpinCo is required to (i) use commercially reasonable efforts to make commercially available products in the CTCL indication, peripheral T-cell lymphoma indication and immuno-oncology indication, (ii) initiate two investigator initiated immuno-oncology trials, (iii) use commercially reasonable efforts to achieve each of the approval milestones, and (iv) complete each specified immuno-oncology investigator trial on or before September 1, 2025, the four-year anniversary of the effective date of the definitive agreement. Additionally, SpinCo is required to commercially launch a product in a territory within six (6) months of receiving regulatory approval for such product in each such jurisdiction.

These development and milestone obligations could impose substantial additional costs on SpinCo, divert resources from other aspects of its business, and adversely affect the overall profitability of LYMPHIR, if approved. SpinCo may need to obtain additional financing to satisfy these milestone payments, and cannot be sure that any additional funding, if needed, will be available on terms favorable to SpinCo, or at all.

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SpinCo faces significant risks in its product candidate development efforts.

The business of SpinCo depends on the successful development and commercialization of its product candidates, most notably LYMPHIR. SpinCo is not permitted to market any of its product candidates in the U.S. until it receives approval from the FDA, or in any foreign jurisdiction until it receives the requisite approvals from such jurisdiction. The process of developing new drugs and/or therapeutic products is inherently complex, unpredictable, time-consuming, expensive and uncertain. SpinCo must make long-term investments and commit significant resources before knowing whether its development programs will result in products that will receive regulatory approval and achieve market acceptance. Product candidates that appear to be promising at some or all stages of development may not receive approval or reach the market for a number of reasons that may not be predictable based on results and data of the clinical program. Product candidates may be found ineffective or may cause harmful side effects during clinical trials, may take longer to progress through clinical trials than had been anticipated, may not be able to achieve the pre-defined clinical endpoints due to statistical anomalies even though clinical benefit may have been achieved, may fail to receive necessary regulatory approvals, may prove impracticable to manufacture in commercial quantities at reasonable cost and with acceptable quality, or may fail to achieve market acceptance.

SpinCo cannot predict whether or when it will obtain regulatory approval to commercialize its product candidates that are under development and it cannot, therefore, predict the timing of any future revenues from these product candidates, if any. In response to the submission of a BLA for LYMPHIR, the FDA issued a complete response letter (CRL) on July 28, 2023. The FDA is requiring SpinCo to incorporate enhanced product testing and additional controls agreed to with the FDA during the market application review. There were no concerns relating to the safety and efficacy clinical data package submitted with the BLA, or the proposed prescribing information. In September 2023, Citius Pharma announced that the FDA has agreed with the plans to address the requirements outlined in the CRL, which guidance has provided SpinCo with a path for completing the necessary activities to support the resubmission of the BLA for LYMPHIR. The FDA has substantial discretion in the drug approval process, including the ability to delay, limit or deny approval of a product candidate for many reasons. For example, the FDA:

●	may not find the data from clinical trials, including from SpinCo’s Phase 3 trial for LYMPHIR, sufficient to support the submission of the BLA for LYMPHIR or any application for its other product candidates or to obtain marketing approval in the U.S., including any findings that the clinical and other benefits of its product candidates outweigh their safety risks;

●	could determine that the information provided by SpinCo was inadequate, contained clinical deficiencies or otherwise failed to demonstrate the safety and effectiveness of any of its product candidates for any indication;

●	may disagree with the trial design or SpinCo’s interpretation of data from preclinical studies or clinical trials, or may change the requirements for approval even after the FDA has reviewed and commented on the design for the trials;

●	may identify deficiencies in the manufacturing processes or facilities of third-party manufacturers with which SpinCo enters into agreements for the manufacture of its product candidates;

●	may approve SpinCo’s product candidates for fewer or more limited indications than it requests, or may grant approval contingent on the performance of costly post-approval clinical trials;

●	may change the FDA approval policies or adopt new regulations that could adversely impact SpinCo’s product candidate development programs; or

●	may not approve the labeling claims that SpinCo believes are necessary or desirable for the successful commercialization of its product candidates, or may require labeling claims that impair the potential market acceptance of its product candidates.

These same risks are generally applicable to the regulatory process in foreign countries. Any failure to obtain regulatory approval of SpinCo’s product candidates would significantly limit its ability to generate revenues, and any failure to obtain such approval for all of the indications and labeling claims it deems desirable could reduce its potential revenues.

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Even after the completion of the Business Combination, New Citius Oncology will require substantial additional funding, which may not be available on acceptable terms, or at all.

SpinCo’s operations have consumed substantial amounts of cash since inception. SpinCo expects to significantly increase its spending to continue its commercialization efforts for LYMPHIR, advance development of LYMPHIR for other indications and launch and commercialize any product candidates for such indications for which it receives regulatory approval. Furthermore, following the Business Combination, New Citius Oncology will have additional costs associated with operating as a public company. SpinCo, and following the Business Combination, New Citius Oncology will also require additional capital to fund its other operating expenses and capital expenditures.

As of September 30, 2023, SpinCo’s cash and cash equivalents were approximately $0 and it had an accumulated deficit of approximately $(18,129,840). The amount and timing of its future funding requirements will depend on many factors, some of which are outside of SpinCo’s control, including but not limited to:

●	the costs and expenses associated with its ongoing commercialization efforts for LYMPHIR;

●	the degree of success it experiences in commercializing LYMPHIR;

●	the revenue generated by sales of LYMPHIR and other products that may be approved, if any;

●	the scope, progress, results and costs of conducting studies and clinical trials for its other product candidates, if any, resulting from its ongoing research with LYMPHIR for other possible indications;

●	the timing of, and the costs involved in, obtaining regulatory approvals for its product candidates;

●	the costs of manufacturing LYMPHIR and any other potential product candidates it develops;

●	the timing and amount of any milestone, royalty or other payments it is required to make pursuant to any current or future license agreements;

●	the extent to which LYMPHIR or any of its other potential product candidates, if approved for commercialization, is adopted by the physician community;

●	the effect of competing products and product candidates and other market developments;

●	the number and types of future product candidates it might develop and commercialize;

●	any product liability or other lawsuits related to its products;

●	the expenses needed to attract, hire and retain skilled personnel;

●	the costs associated with being a public company after the closing of the Business Combination;

●	its need to implement additional internal systems and infrastructure, including financial and reporting systems;

●	the number of public shares that are redeemed in connection with the Business Combination;

●	the costs of preparing, filing and prosecuting patent applications and maintaining, enforcing and defending intellectual property-related claims; and

●	the extent and scope of its general and administrative expenses.

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Until SpinCo is able to generate significant revenue, if ever, SpinCo expects to finance its operations through a combination of equity offerings, debt financings, collaborations or other strategic transactions. SpinCo cannot be sure that any additional funding, if needed, will be available on terms favorable to it, or at all. Any additional fundraising efforts may divert its management from their day-to-day activities, which may adversely affect its ability to develop and commercialize its product candidates. Furthermore, any additional equity or equity-related financing may be dilutive to its stockholders, and debt or equity financing, if available, may subject SpinCo to restrictive covenants and significant interest costs. If SpinCo raises additional funds through collaborations or strategic alliances with third parties, it may have to relinquish valuable rights to its product candidates, future revenue streams, research programs or technologies, or grant licenses on terms that may not be favorable to it. If SpinCo is unsuccessful in its efforts to raise additional financing on acceptable terms, it may be required to significantly reduce or cease its operations.

The results of pre-clinical studies and completed clinical trials are not necessarily predictive of future results, and SpinCo’s current and any future product candidates may not have favorable results in later studies or trials.

Pre-clinical studies and Phase 1 and Phase 2 clinical trials are not primarily designed to test the efficacy of a product candidate in the general population, but rather to test initial safety, to study pharmacokinetics and pharmacodynamics, to study limited efficacy in a small number of study patients in a selected disease population, and to identify and attempt to understand the product candidate’s side effects at various doses and dosing schedules. Success in pre-clinical studies or completed clinical trials does not ensure that later studies or trials, including continuing pre-clinical studies and large-scale clinical trials, will be successful nor does it predict future results. Favorable results in early studies or trials may not be repeated in later studies or trials, and product candidates in later stage trials may fail to show acceptable safety and efficacy despite having progressed through earlier trials. In addition, the placebo rate in larger studies may be higher than expected.

SpinCo may be required to demonstrate through large, long-term outcome trials that its product candidates are safe and effective for use in a broad population prior to obtaining regulatory approval. This would increase the duration and cost of any such trial.

There is typically a high rate of attrition from the failure of product candidates proceeding through clinical trials. In addition, certain subjects in clinical trials may respond positively to placebo treatment - these subjects are commonly known as “placebo responders” - making it more difficult to demonstrate efficacy of the trial drug compared to placebo.

If any of SpinCo’s product candidates fail to demonstrate sufficient safety and efficacy in any clinical trial, it will experience potentially significant delays and cost increases in, or may decide to abandon development of, that product candidate. If SpinCo abandons or is delayed, or experiences increased costs, in its development efforts related to any of its product candidates, it may not have sufficient resources to continue or complete development of that product candidate or any other product candidates. SpinCo may not be able to continue its operations and clinical studies, or generate any revenue or become profitable. SpinCo’s reputation in the industry and in the investment community would likely be significantly damaged. Further, it might not be possible for SpinCo to raise funds in the public or private markets, and the stock price would likely decrease significantly.

Even if SpinCo receives regulatory approval to commercialize a product candidate, that product may not gain market acceptance among physicians, patients, healthcare payers or the medical community and may not generate significant revenue.

Even if one of SpinCo’s product candidates obtains regulatory approval, that product may not gain market acceptance among physicians, patients, healthcare payers or the medical community. The indication may be limited to a subset of the population or SpinCo may implement a distribution system and patient access program that is limited. Coverage and reimbursement of its product candidates by third-party payers, including government payers, generally is also necessary for commercial success. SpinCo believes that the degree of market acceptance and its ability to generate revenues from any approved product candidate or acquired approved product will depend on a number of factors, including:

●	prevalence and severity of any side effects;

●	results of any post-approval studies of the product;

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●	perceptions by members of the health care community, including physicians, about the safety and effectiveness of any of SpinCo’s product candidates;

●	perceptions by members of the health care community, including physicians, about the use of any product candidates versus the then respective standards of care or other alternatives for the disease or problem that SpinCo seeks to address with its product candidates;

●	availability of coverage and reimbursement from government and other third-party payers;

●	the willingness of patients to pay out of pocket in the absence of government or third-party coverage;

●	the relative convenience and ease of administration and dosing schedule;

●	product labeling or product insert requirements of the FDA or other regulatory authorities;

●	effective sales, marketing and distribution efforts by SpinCo and/or its licensees and distributors, if any.

●	price of any future products, if approved, both in absolute terms and relative to alternative treatments;

●	the effectiveness of SpinCo’s or any future collaborators’ sales and marketing strategies;

●	patient access programs that require patients to provide certain information prior to receiving new and refill prescriptions; and

●	requirements for prescribing physicians to complete certain educational programs for prescribing drugs.

If LYMPHIR is approved, SpinCo expects its sales to generate substantially all of SpinCo’s revenues for the foreseeable future, and as a result, the failure of LYMPHIR to find market acceptance would harm its business and would require SpinCo to seek additional financing. These risks also apply to any future product candidate. In addition, SpinCo’s efforts to educate the medical community and third-party payers on the benefits of any product candidate may require significant resources and may never be successful.

Even if approved for marketing by applicable regulatory bodies, SpinCo will not be able to create a market for any of its product candidates if it fails to establish marketing, sales, and distribution capabilities.

SpinCo’s strategy with its product candidates is to outsource to third parties all or most aspects of the product development process, as well as much of its marketing, sales, and distribution activities. Currently, SpinCo is in the early stages of developing its sales, marketing or distribution capabilities and has contracted with Innovation Partners, a large third-party commercial sales and marketing organization with an existing commercial infrastructure and product launch experience to assist in its commercial efforts. The development of a sales and distribution infrastructure requires substantial resources, which may divert the attention of management and key personnel and defer SpinCo’s product development efforts. Contracting with third-party commercial sales and marketing organizations means that SpinCo’s revenues will depend on the efforts of others. These efforts may not be successful. If the collaboration is terminated or is otherwise unsuccessful, SpinCo will experience delays in product launch and sales and incur increased costs.

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The FDA and other regulatory agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses.

If SpinCo is found to have improperly promoted off-label uses of LYMPHIR or any other product candidates, if approved, or if SpinCo is found to have improperly engaged in pre-approval promotion prior to the approval of such product candidates, SpinCo may become subject to significant liability. Such enforcement has become more common in the pharmaceutical industry. The FDA and other regulatory agencies strictly regulate the promotional claims that may be made about prescription products, such as LYMPHIR and any other product candidates that might be approved. In particular, a product may not be promoted for uses that are not approved by the FDA or such other regulatory agencies as reflected in the product’s approved labeling. If SpinCo receives marketing approval for its product candidates for its proposed indications, physicians may nevertheless use its product for their patients in a manner that is inconsistent with the approved label, if the physicians believe in their professional medical judgment it could be used in such manner. However, if SpinCo is found to have promoted its product for any off-label uses, the federal government could levy civil, criminal and/or administrative penalties, and seek fines against SpinCo. The FDA, Department of Justice or other regulatory authorities could also request that it enter into a consent decree or a corporate integrity agreement, or seek a permanent injunction against it under which specified promotional conduct is monitored, changed or curtailed. If SpinCo cannot successfully manage the promotion of LYMPHIR or any other product candidates that receive approval, it could become subject to significant liability, which would materially adversely affect its business, financial condition and results of operations.

The markets in which SpinCo operates are highly competitive and it might be unable to compete successfully against new entrants or established companies.

Competition in the pharmaceutical and medical products industries is intense and is characterized by costly sales and marketing infrastructures as well as extensive research efforts and rapid technological progress. SpinCo is aware of several pharmaceutical companies who commercially market products for the same condition or conditions SpinCo is targeting for LYMPHIR. There may also be companies who are actively engaged in the development of therapies or products for at least some of these same conditions. Many of these companies have substantially greater research and development capabilities as well as substantially greater marketing, financial and human resources than SpinCo does. In addition, many of these companies have significantly greater experience than SpinCo in undertaking pre-clinical testing, clinical trials and other regulatory approval procedures. SpinCo’s competitors may develop technologies and products that are more effective than those SpinCo is researching and developing. Such developments could render its product candidates, if approved, less competitive or possibly obsolete. SpinCo is also competing with respect to marketing capabilities and manufacturing efficiency, areas in which it has no current capabilities and in which it has no experience as a company, although its executive officers do have pharmaceutical commercialization and launch experience. SpinCo has contracted with Innovation Partners, a large third-party commercial sales and marketing organization with an existing commercial infrastructure and product launch experience to assist in its commercial efforts. However, this experience might not translate into the successful development and launch of any of SpinCo’s product candidates. Mergers, acquisitions, joint ventures and similar events may also significantly increase the competition it faces. In addition, new developments, including the development of other drug technologies and methods of preventing the incidence of disease, occur in the pharmaceutical and medical technology industries at a rapid pace. These developments may render SpinCo’s product candidates obsolete or noncompetitive. Compared to SpinCo, many of its potential competitors have substantially greater as well as access to strategic partners and capital resources.

As a result of these factors, SpinCo’s competitors may obtain regulatory approval of their products more rapidly than it can or may obtain patent protection or other intellectual property rights that limit its ability to develop or commercialize its product candidates. SpinCo’s competitors might also develop products that are more effective, more useful and less costly than SpinCo’s products and might also be more successful in manufacturing and marketing their products. In addition, SpinCo’s competitors might be more effective in commercializing their products and as a result, SpinCo’s business and prospects might be materially harmed.

SpinCo’s ability to generate product revenues will be diminished if any of its product candidates that may be approved sell for inadequate prices or patients are unable to obtain adequate levels of reimbursement.

SpinCo’s ability to commercialize its product candidates, notably LYMPHIR, alone or with collaborators, will depend in part on the extent to which reimbursement will be available from:

●	government and health administration authorities;

●	private health maintenance organizations and health insurers; and

●	other healthcare payers.

Significant uncertainty exists as to the reimbursement status of newly approved healthcare products. Healthcare payers, including Medicare, are challenging the prices charged for medical products and services. Government and other healthcare payers increasingly attempt to contain healthcare costs by limiting both coverage and the level of reimbursement for drugs. Even if SpinCo’s product candidates are approved by the FDA, insurance coverage might not be available, and reimbursement levels might be inadequate, to cover its products. If government and other healthcare payers do not provide adequate coverage and reimbursement levels for its products, once approved, market acceptance of such products could be reduced. SpinCo cannot predict whether federal or state legislation will be passed that may impact reimbursement policies nor what the impact of any such legislation would be on the healthcare industry in general or on its business specifically.

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SpinCo is actively engaged with the Center for Medicare and Medicaid Services (“CMS”) in order to obtain the necessary coverage to facilitate reimbursement for LYMPHIR. However, SpinCo can offer no assurance as any reimbursement coverage.

Health administration authorities in countries other than the U.S. may not provide reimbursement for SpinCo’s products at rates sufficient for it to achieve profitability, or at all. Like the U.S., these countries have considered health care reform proposals and could materially alter their government-sponsored health care programs by reducing reimbursement rates. Any reduction in reimbursement rates under Medicare or foreign health care programs could negatively affect the pricing of its approved product candidates. If SpinCo is not able to charge a sufficient amount for an approved product candidate, then its margins and its profitability will be adversely affected.

Healthcare reform measures could hinder or prevent SpinCo’s product candidates’ commercial success.

There have been, and SpinCo expects there will continue to be, a number of legislative and regulatory changes to health care systems in the U.S. and abroad that could impact its ability to sell its products profitably. The U.S. government and other governments have shown significant interest in pursuing healthcare reform. For example, in 2010, the Patient Protection and Affordable Care Act (“ACA”) was enacted, which substantially changed the way healthcare is financed by both governmental and private insurers in the U.S. Healthcare reform measures like the ACA may adversely impact the pricing of healthcare products and services in the U.S. or internationally and the amount of reimbursement available from governmental agencies or other third-party payors.

Since its enactment, there have been ongoing efforts to modify the ACA and its implementing regulations. SpinCo cannot predict what healthcare reform measures may be enacted by the U.S. Congress or implemented by any administration or how such efforts would impact its business. Litigation and legislation over the ACA and other healthcare reform measures are likely to continue, with unpredictable and uncertain results. Further, additional legislative changes to and regulatory changes under or related to the ACA remain possible.

In addition, other legislative changes have been proposed and adopted in the U.S. since the ACA was enacted that impact government health programs. Moreover, payment methodologies may be subject to changes in healthcare legislation and regulatory initiatives. For example, CMS may develop new payment and delivery models, such as bundled payment models. In addition, recently there has been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which has resulted in several U.S. Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under government payor programs, and review the relationship between pricing and manufacturer patient programs. While any proposed measures may require authorization through additional legislation to become effective, the U.S. Congress and the Biden administration have each indicated that it will continue to seek new legislative and/or administrative measures to control drug costs. SpinCo expects that additional U.S. federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal health care programs and commercial payers will pay for healthcare products and services, which could result in reduced demand for LYMPHIR and any other product candidates, if approved, or additional pricing pressures.

Individual states in the U.S. have also increasingly passed legislation and implemented regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. Legally mandated price controls on payment amounts by third party payors or other restrictions could harm its business, financial condition and results of operations. In addition, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug and other healthcare programs. Furthermore, there has been increased interest by third party payors and governmental authorities in reference pricing systems and publication of discounts and list prices. These or other reforms could reduce the ultimate demand for LYMPHIR and any other product candidates, if approved, or put pressure on its product pricing.

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SpinCo cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action in the U.S. If SpinCo or any third parties it may engage are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if SpinCo or such third parties are not able to maintain regulatory compliance, LYMPHIR may lose any regulatory approval that may have been obtained and SpinCo may not achieve or sustain profitability.

SpinCo relies exclusively on third parties to formulate and manufacture its product candidates.

SpinCo does not have and does not intend to establish its own manufacturing facilities. Consequently, SpinCo lacks the physical plant to formulate and manufacture its product candidates, which will have to be produced by third-party manufacturers.

SpinCo has secured supply agreements for LYMPHIR with the two third-party facilities who are in compliance with current good manufacturing practices (“cGMP”) as generally accepted by the FDA. If LYMPHIR receives FDA approval, SpinCo will rely on these third-party contractors for its manufacture. If, for any reason, SpinCo becomes unable to rely on these sources or any future source or sources to manufacture LYMPHIR or any future product candidates, either for pre-clinical or clinical trials or for commercial quantities, then it would need to identify and contract with additional or replacement third-party manufacturers to manufacture compounds for preclinical, clinical, and commercial purposes. SpinCo might not be successful in identifying additional or replacement third-party manufacturers, or in negotiating acceptable terms with any that it might identify. If SpinCo is unable to secure and maintain third-party manufacturing capacity, the development and sales of its product candidates, most notably LYMPHIR, and its financial performance might be materially and adversely affected.

In addition, before any of SpinCo’s collaborators can begin to commercially manufacture its product candidates, each must obtain regulatory approval of the manufacturing facility and process. Manufacturing of drugs for clinical and commercial purposes must comply with the FDA’s good manufacturing practice, or cGMP, and applicable non-U.S. regulatory requirements. The cGMP requirements govern quality control and documentation policies and procedures. Complying with cGMP and non-U.S. regulatory requirements will require that SpinCo expend time, money, and effort in production, recordkeeping, and quality control to assure that the product meets applicable specifications and other requirements. Its contracted manufacturing facilities must also pass a pre-approval inspection prior to FDA approval. Failure to pass a pre-approval inspection might significantly delay FDA approval of its product candidates. If any of its collaborators fails to comply with these requirements, SpinCo would be subject to possible regulatory action which could limit the jurisdictions in which it is permitted to sell its product candidates. As a result, its business, financial condition, and results of operations might be materially harmed.

SpinCo’s reliance on a limited number of third-party manufacturers exposes it to the following risks:

●	SpinCo might be unable to identify manufacturers for commercial supply on acceptable terms or at all because the number of potential manufacturers is limited and the FDA must approve any replacement contractor. This approval would generally require compliance inspections. In addition, a new manufacturer would have to be educated in, or develop substantially equivalent processes for, the production of SpinCo’s product candidates after receipt of FDA approval, if any;

●	SpinCo’s third-party manufacturers might be unable to formulate and manufacture its product candidates in the volume and of the quality required to meet its clinical and commercial needs, if any;

●	SpinCo’s contract manufacturers might not perform as agreed or might not remain in the contract manufacturing business for the time required to supply its clinical trials or to successfully produce, store and distribute its product candidates for commercialization;

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●	Currently, one of the contract manufacturers for LYMPHIR is foreign (located in Italy), which increases the risk of shipping delays, adds the risk of import restrictions, and adds the risk of political and environmental uncertainties that might affect those countries;

●	Drug manufacturers are subject to ongoing periodic unannounced inspection by the FDA and corresponding state agencies to ensure strict compliance with cGMP and other government regulations and corresponding foreign standards. SpinCo does not have control over third-party manufacturers’ compliance with these regulations and standards;

●	If any third-party manufacturer makes improvements in the manufacturing process for SpinCo’s product candidates, it might not own, or might have to share, the intellectual property rights to the innovation with its licensors;

●	Operations of SpinCo’s third-party manufacturers or suppliers could be disrupted by conditions unrelated to its business or operations, including a bankruptcy of the manufacturer or supplier or a natural disaster or a pandemic such as COVID-19; and

●	SpinCo might compete with other companies for access to these manufacturers’ facilities and might be subject to manufacturing delays if the manufacturers give other clients higher priority.

Each of these risks could delay SpinCo’s clinical trials or the approval, if any, of its product candidates by the FDA or any foreign regulatory agency or the commercialization of its product candidates and could result in higher costs or deprive SpinCo of potential product revenues. As a result, SpinCo’s business, financial condition, and results of operations might be materially harmed.

If SpinCo materially breaches or defaults under any of its license agreements, the licensor party to such agreement will have the right to terminate the license agreement, which termination may materially harm SpinCo’s business.

SpinCo’s commercial success will depend in part on the maintenance of its current and any future license agreements. SpinCo’s license agreements impose, and SpinCo expects that future license agreements will impose on it, various diligence, milestone payment, royalty and other obligations. For example, under the license agreement and related purchase agreement for the intellectual property for LYMPHIR, SpinCo is required to use commercially reasonable diligence to develop and commercialize a product and to satisfy specified payment obligations for various developmental and regulatory milestones. If SpinCo fails to comply with its obligations under the current license agreements or any future license agreements with any party, or SpinCo is subject to a bankruptcy, the licensor may have the right to terminate the license, in which event it would not be able to market products covered by the license. Each of SpinCo’s license agreements provides the licensor with a right to terminate the license agreement for its material breach or default under the agreement, including the failure to make any required milestone or other payments. Should the licensor under any of the license agreements exercise such a termination right, SpinCo would lose its right to the intellectual property under the respective license agreement, which loss may materially harm its business.

Any termination, or breach by, or conflict with SpinCo’s strategic partners could harm its business.

If SpinCo or any of its current or future collaborators fail to renew or terminate any of the collaboration or license agreements or if either party fails to satisfy its obligations under any of the collaboration or license agreements or complete them in a timely manner, SpinCo could have difficulty completing the development of any of its product candidates and potentially lose significant sources of revenue, which could result in an adverse impact on its operations and financial condition as well as volatility in any future revenue. In addition, the agreements with SpinCo’s collaborators may have provisions that give rise to disputes regarding the rights and obligations of the parties. These and other possible disagreements could lead to termination of the agreement or delays in collaborative research, development, supply, or commercialization of SpinCo’s product candidates, or could require or result in litigation or arbitration. Any such conflicts with the collaborators could reduce its ability to obtain future collaboration agreements and could have a negative impact on SpinCo’s relationship with existing collaborators, adversely affecting its business and revenues. Finally, any of SpinCo’s collaborations may prove to be unsuccessful.

Under the license agreement for the intellectual property for LYMPHIR, either party may terminate the license agreement upon written notice if the other party is in material breach of the agreement, subject to cure within the designated time periods. Should SpinCo breach any of its covenants, it risks the loss of the license, which would have a material adverse effect on its operations.

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SpinCo relies on the significant experience and specialized expertise of its executive management and other key personnel and the loss of any of its executive management or key personnel or its inability to successfully hire their successors could harm its business.

SpinCo’s performance is substantially dependent on the continued services and on the performance of its executive management and other key personnel, who have extensive experience and specialized expertise in its business. Its Chief Executive Officer, Leonard Mazur, its Vice Chairman, Myron Holubiak, and its Chief Medical Officer and Executive Vice President, Myron Czuczman, in particular have significant experience in the running of pharmaceutical companies and/or drug development itself. This depth of experience is of significant benefit to SpinCo, especially given the small size of its management team and company, including its subsidiaries. The loss of the services of any of Mr. Mazur, Mr. Holubiak or, Dr. Czuczman, as well as any other member of its executive management or any key employees could harm its ability to attract capital and develop and commercialize its product candidates. SpinCo does not have key man life insurance policies.

If SpinCo is unable to retain or hire additional qualified personnel, its ability to grow its business might be harmed.

Pursuant to the shared services agreement (and following the Business Combination, the A&R Shared Services Agreement), with Citius Pharma, SpinCo utilizes the services of a clinical management team on a part-time basis to assist it in managing the clinical and pre-clinical trials and intend to do so for future preclinical and clinical trials. Pursuant to the A&R Shared Services Agreement, SpinCo will continue to utilizes the services of Citius Pharma employees with expertise in product manufacturing and commercialization for the planned launch of LYMPHIR. While SpinCo believes these arrangements will provide it with sufficient staffing for its current and future development efforts, SpinCo will need to hire or contract with additional qualified personnel with expertise in preclinical testing, clinical research and testing, government regulation, formulation and manufacturing and sales and marketing in connection with the continued development, regulatory approval and commercialization of its product candidates. SpinCo competes for qualified individuals with numerous pharmaceutical and biopharmaceutical companies, universities, and other research institutions.

SpinCo’s current board members are also directors of Citius Pharma, and the executive officers also are employees of Citius Pharma and serve as SpinCo under the shared services agreement. SpinCo expects to rely on these individuals and the other expertise and personnel made available under the A&R Shared Services Agreement for the foreseeable future.

Competition for qualified directors, officers and employees is intense, and SpinCo cannot be certain that its retention of these individuals or any search for additional such personnel will be successful. Attracting and retaining qualified personnel will be critical to its success. In addition, SpinCo may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management. If SpinCo is unable to attract and retain qualified employees, officers and directors, the management and operation of its business could be adversely affected.

SpinCo expects to need to increase the size of its organization to further develop its product candidates, and it may experience difficulties in managing growth.

SpinCo will need to manage its anticipated growth and increased operational activity, including as a result of the continuing development of LYMPHIR and any future product candidates. Its personnel, systems, and facilities currently in place may not be adequate to support this future growth. Its need to effectively execute the growth strategy will require that SpinCo:

●	manage its research and development activities and its regulatory trials effectively;

●	attract and motivate sufficient numbers of talented employees or consultants;

●	manage its internal development efforts effectively while complying with its contractual obligations to licensors, licensees, contractors, collaborators and other third parties;

●	develop internal sales and marketing capabilities or establish collaborations with third parties with such capabilities;

●	commercialize its product candidates; and

●	improve its operational, financial and management controls, reporting systems and procedures.

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This planned future growth could place a strain on its administrative and operational infrastructure and may require its management to divert a disproportionate amount of its attention away from its day-to-day activities. SpinCo may not be able to effectively manage the expansion of its operations or recruit and train additional qualified personnel, which may result in weaknesses in its infrastructure, and give rise to operational mistakes, loss of business opportunities, loss of employees and consultants and reduced productivity among remaining employees and consultants. SpinCo may not be able to make improvements to its management information and control systems in an efficient or timely manner and may discover deficiencies in existing systems and controls. If management is unable to effectively manage its expected growth, SpinCo’s expenses may increase more than expected, its ability to generate or increase revenues could be reduced and SpinCo may not be able to implement its business strategy. SpinCo’s future financial performance and its ability to compete effectively will depend, in part, on its ability to effectively manage any future growth.

Risks Related to SpinCo’s Regulatory and Legal Environment

SpinCo might not obtain the necessary U.S. or foreign regulatory approvals to commercialize any product candidates.

SpinCo cannot assure you that it will receive the approvals necessary to commercialize for sale any product candidates it is currently developing, notably LYMPHIR, or that it might acquire or seek to develop in the future. SpinCo will need FDA approval to commercialize its product candidates in the U.S. In order to obtain FDA approval of any product candidate, SpinCo must submit to the FDA a New Drug Application (“NDA”) or a BLA demonstrating that the product candidate is safe for humans and effective for its intended use. This demonstration requires significant research, pre-clinical studies, and clinical trials. Satisfaction of the FDA’s regulatory requirements typically takes many years, depends upon the type, complexity and novelty of the product candidate and requires substantial resources for research, development and testing. SpinCo cannot predict whether its research and clinical approaches will result in products that the FDA considers safe for humans and effective for their indicated uses. The FDA has substantial discretion in the product approval process and might require SpinCo to conduct additional pre-clinical and clinical testing, perform post-marketing studies or otherwise limit or impose conditions on any additional approvals SpinCo obtains. The approval process might also be delayed by changes in government regulation, future legislation or administrative action or changes in FDA policy that occur prior to or during its product candidate’s regulatory review. Delays in obtaining regulatory approvals might:

●	delay commercialization of, and SpinCo’s ability to derive product revenues from, its product candidates;

●	impose costly procedures on SpinCo; and

●	diminish any competitive advantages that SpinCo might otherwise enjoy.

Even if SpinCo complies with all FDA requests, the FDA might ultimately reject one or more of the NDAs or BLAs. Even if SpinCo is able to obtain regulatory approval for a particular product candidate, the approval might limit the indicated medical uses for the product, limit its ability to promote, sell, and distribute the product, require that it conduct costly post-marketing surveillance, and/or require that it conduct ongoing post-marketing studies. SpinCo cannot be sure that it will ever obtain regulatory clearance for any of its product candidates. Failure to obtain FDA approval of one or more of SpinCo’s product candidates could severely undermine its business by leaving it without saleable products, and therefore without any potential sources of revenues, until another product candidate could be developed or obtained and successfully developed, approved and commercialized. Foreign jurisdictions impose similar regulatory approval processes and SpinCo will face the same risks if it seeks foreign approval for any of its product candidates. There is no guarantee that it will ever be able to successfully develop any product candidate.

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Following any regulatory approval of any product candidate, SpinCo will be subject to ongoing regulatory obligations and restrictions, which may result in significant expense and limit its ability to commercialize its other product candidates.

If one of SpinCo’s product candidates is approved by the FDA or by a foreign regulatory authority, SpinCo will be required to comply with extensive regulations for product manufacturing, labeling, packaging, adverse event reporting, storage, distribution, advertising, promotion and record keeping. Regulatory approvals may also be subject to significant limitations on the indicated uses or marketing of the products or to whom and how SpinCo may distribute an approved product. Even if U.S. regulatory approval is obtained, the FDA may still impose significant restrictions on a product’s indicated uses or marketing or impose ongoing requirements for potentially costly post-approval studies. For example, the label ultimately approved for any of SpinCo’s product candidates, if any, may include restrictions on use. If so, SpinCo may be subject to ongoing regulatory obligations and restrictions, which may result in significant expense and limit its ability to commercialize that product candidate. The FDA could also require a registry to track the patients utilizing the product or implement a Risk Evaluation and Mitigation Strategy, or REMS, which could restrict access to the product, which would reduce SpinCo’s revenues and/or increase its costs. Potentially costly post-marketing clinical studies may be required as a condition of approval to further substantiate safety or efficacy, or to investigate specific issues of interest to the regulatory authority. Similar risks apply in foreign jurisdictions.

Manufacturers of pharmaceutical products and their facilities are subject to continual review and periodic inspections by the FDA and other regulatory authorities for compliance with cGMP regulations, which include requirements relating to quality control and quality assurance as well as the corresponding maintenance of records and documentation. Similar regulatory programs exist in foreign jurisdictions. Further, regulatory agencies must approve these manufacturing facilities before they can be used to manufacture its approved products, if any, and these facilities are subject to ongoing regulatory inspections. In addition, regulatory agencies subject a pharmaceutical product, its manufacturer and the manufacturer’s facilities to continual review and inspections. The subsequent discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, may result in restrictions on the marketing of that product, up to and including, withdrawal of the product from the market. If the manufacturing facilities of SpinCo’s suppliers fail to comply with applicable regulatory requirements, it could result in regulatory action and additional costs to SpinCo. Failure to comply with applicable FDA and other regulatory requirements may, either before or after product approval, if any, subject SpinCo to administrative or judicially imposed sanctions.

In addition, the law or regulatory policies governing pharmaceutical products may change. New statutory requirements may be enacted or additional regulations may be enacted that could prevent or delay regulatory approval of SpinCo’s product candidates. Contract manufacturing organizations and their vendors or suppliers may also face changes in regulatory requirements from governmental agencies in the U.S. and other countries. SpinCo cannot predict the likelihood, nature, extent or effects of government regulation that may arise from future legislation or administrative action, either in the U.S. or elsewhere. If SpinCo is not able to maintain regulatory compliance, it might not be permitted to market any future approved products and its business could suffer.

SpinCo could be forced to pay substantial damage awards if product liability claims that may be brought against SpinCo are successful.

The use of any of SpinCo’s product candidates in pre-clinical and clinical trials, and the sale of any approved products, may expose it to liability claims and financial losses resulting from the use or sale of its product candidates. SpinCo has obtained limited product liability insurance coverage for its pre-clinical and clinical trials of $5.0 million per occurrence and in the aggregate, subject to a deductible of $25,000 per bodily injury and property damage occurrence, and a medical expense per person limit of $25,000. There can be no assurance that SpinCo’s existing insurance coverage will extend to any other product candidates in the future. Any product liability insurance coverage may not be sufficient to satisfy all liabilities resulting from product liability claims. A successful claim may prevent SpinCo from obtaining adequate product liability insurance in the future on commercially desirable terms, if at all. Even if a claim is not successful, defending such a claim would be time consuming and expensive, may damage that product’s and SpinCo’s reputations in the marketplace, and would likely divert management’s attention, any of which could have a material adverse effect on SpinCo.

Risks Related to SpinCo’s Intellectual Property

SpinCo’s business depends on protecting its intellectual property.

Without the intellectual property rights SpinCo has already obtained, as well as the further rights it expects to pursue, its competitors would have opportunity to take advantage of its research and development efforts to develop competing products. SpinCo’s success, competitive position, and future revenues, if any, depend in part on its ability and the abilities of its licensors to obtain and maintain patent protection for its product candidates, methods, processes and other technologies, to preserve its trade secrets, to prevent third parties from infringing on its proprietary rights and to operate without infringing the proprietary rights of third parties. SpinCo anticipates filing additional patent applications both in the U.S. and in other countries, as appropriate. However, the patent process is subject to numerous risks and uncertainties, and there can be no assurance that SpinCo will be successful in protecting its product candidates by obtaining and defending patents. These risks and uncertainties include the following:

●	SpinCo’s patent rights might be challenged, invalidated, or circumvented, or otherwise might not provide any competitive advantage;

●	SpinCo’s competitors, many of which have substantially greater resources than it does and many of which might make significant investments in competing technologies, might seek, or might already have obtained, patents that will limit, interfere with, or eliminate its ability to make, use, and sell SpinCo’s product candidates either in the U.S. or in international markets;

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●	countries other than the U.S. might have less restrictive patent laws than those upheld by U.S. courts, allowing foreign competitors the ability to exploit these laws to create, develop, and market competing products; and

●	as a matter of public policy regarding worldwide health concerns, there might be significant pressure on the U.S. government and other international governmental bodies to limit the scope of patent protection both inside and outside the U.S. for product candidates that prove successful.

In addition, the U.S. Patent and Trademark Office (“USPTO”) and patent offices in other jurisdictions have often required that patent applications concerning pharmaceutical and/or biotechnology-related inventions be limited or narrowed substantially to cover only the specific innovations exemplified in the patent application, thereby limiting the scope of protection against competitive challenges. Thus, even if SpinCo’s or its licensors are able to obtain patents, the patents might be substantially narrower than anticipated.

Because the time period from filing a patent application to the issuance, if ever, of the patent is often more than three years and because any regulatory approval and marketing for a pharmaceutical product often occurs several years after the related patent application is filed, the resulting market exclusivity afforded by any patent on drug candidates and technologies will likely be substantially less than 20 years. In the U.S., the European Union and some other jurisdictions, patent term extensions are available for certain delays in either patent office proceedings or marketing and regulatory approval processes. However, due to the specific requirements for obtaining these extensions, there is no assurance that SpinCo’s patents will be granted extensions even if it encounters significant delays in patent office proceedings or marketing and regulatory approval.

Additionally, patent law is subject to change and varies among the U.S. and foreign countries. Depending on decisions by the U.S. Congress, the U.S. federal courts, the USPTO or similar authorities in foreign jurisdictions, the laws and regulations governing patents could change in unpredictable ways that may weaken SpinCo’s and its licensors’ abilities to obtain new patents or to enforce existing patents that SpinCo and its licensors or partners may obtain in the future.

Patent and other intellectual property protection is crucial to the success of its business and prospects, and there is a substantial risk that such protections will prove inadequate. SpinCo’s business and prospects will be harmed if these protections prove insufficient.

SpinCo relies on trade secret protections through confidentiality agreements with its employees and other parties, and the breach of these agreements could adversely affect its business and prospects.

SpinCo relies on trade secrets, which it seeks to protect, in part, through confidentiality and non-disclosure agreements with its employees, collaborators, suppliers, and other parties. There can be no assurance that these agreements will not be breached, that SpinCo would have adequate remedies for any such breach or that its trade secrets will not otherwise become known to or independently developed by its competitors. SpinCo might be involved from time to time in litigation to determine the enforceability, scope and validity of its proprietary rights. Any such litigation could result in substantial cost and divert management’s attention from its operations.

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If SpinCo infringes the rights of third parties it might have to forego developing and/or selling any approved products, pay damages, or defend against litigation.

If SpinCo’s product candidates, methods, processes, and other technologies infringe the proprietary rights of other parties, SpinCo could incur substantial costs and it might have to:

●	obtain licenses, which might not be available on commercially reasonable terms, if at all;

●	abandon an infringing product candidate;

●	redesign the product candidates or processes to avoid infringement;

●	stop using the subject matter claimed in the patents held by others;

●	pay damages; and/or

●	defend litigation or administrative proceedings which might be costly whether SpinCo wins or loses, and which could result in a substantial diversion of its financial and management resources.

Any of these events could substantially harm SpinCo’s earnings, financial condition, and operations.

If SpinCo’s trademarks and trade names are not adequately protected, then it may not be able to build name recognition and its business, financial condition and results of operations may be adversely affected.

SpinCo has registered a trademark with the USPTO for the mark “LYMPHIR.” This and any other trademarks or trade names SpinCo may obtain may be challenged, infringed, diluted, tarnished, circumvented or declared generic or determined to be infringing on other marks. SpinCo may not be able to protect its rights to these trademarks and trade names, which it needs to build name recognition among potential partners or customers in the markets of interest. At times, competitors or other third parties may adopt similar trade names or trademarks, thereby impeding SpinCo’s ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement, dilution or tarnishment claims brought by owners of other registered trademarks or trademarks that incorporate variations of SpinCo’s registered or unregistered trademarks or trade names. Over the long term, if SpinCo is unable to establish name recognition based on its trademarks and trade names, then it may not be able to compete effectively and its business, financial condition and results of operations may be adversely affected. SpinCo’s efforts to enforce or protect its proprietary rights related to trademarks, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources.

Risks Related to the Business Combination and TenX

TenX has no operating history and its results of operations and those of SpinCo may differ significantly from the unaudited pro forma financial data included in this proxy statement/prospectus.

TenX is a blank check company, and it has no operating history or results.

This proxy statement/prospectus includes unaudited pro forma condensed combined balance sheet financial statements and unaudited pro forma condensed combined statement of operations for TenX and SpinCo. The unaudited pro forma condensed combined balance sheet as of September 30, 2023 combines the unaudited balance sheet of TenX as of the nine months ended September 30, 2023 and year ended December 31, 2022, and the unaudited combined balance sheet of the SpinCo Business as of the years ended September 30, 2023 and 2022 on a pro forma basis as if the Business Combination had been consummated on September 30, 2023. The unaudited pro forma condensed combined statement of operations combines the unaudited statement of operations of TenX for the three and nine months ended September 30, 2023 and for the year ended December 31, 2022, and the unaudited consolidated statement of operations, as adjusted, of the SpinCo Business for the three and nine months ended September 30, 2023 and for the year ended December 31, 2022, on a pro forma basis as if the Business Combination had been consummated on January 1, 2022.

The unaudited pro forma combined financial information is based upon, and should be read together with the accompanying notes to the unaudited pro forma combined financial statements, the audited financial statements of TenX and related notes, the audited financial statements of Citius Pharma and related notes. and the SpinCo unaudited financial statements and related notes, the sections of this proxy statement/prospectus entitled “TenX Management’s Discussion and Analysis of Financial Condition and Results of Operations” “SpinCo Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined financial information has been presented for informational purposes only and is not necessarily indicative of what SpinCo’s financial position or results of operations would have been had the Business Combination and related transactions been completed as of the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the Combined Company following the consummation of the Business Combination. For more information, see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information of TenX and SpinCo.”

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The Sponsor has agreed to vote in favor of the Business Combination, regardless of how TenX’s public shareholders vote.

Unlike some other blank check companies in which the initial shareholders agree to vote their founder shares in accordance with the majority of the votes cast by the public shareholders in connection with an initial business combination, the Sponsor and each director of TenX have agreed to, among other things, vote in favor of the Merger Agreement and the transactions contemplated thereby. As of the date of this proxy statement/prospectus, the Sponsor (including TenX’s directors) owns 22.9% of the issued and outstanding TenX Ordinary Shares.

TenX may not be able to complete the Business Combination or any other business combination within the prescribed time frame, in which case TenX would cease all operations, except for the purpose of winding up, and TenX would redeem the TenX Ordinary Shares and liquidate.

If TenX does not complete an initial business combination by the Extension Date, it must cease operation and redeem 100% of the outstanding TenX Ordinary Shares. TenX may not be able to consummate the Business Combination or any other business combination by such date. If TenX has not completed any initial business combination by such date (or if such date is extended at a duly called extraordinary general meeting, such later date), it will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem the TenX Ordinary Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding TenX Ordinary Shares, which redemption will completely extinguish the rights of holders of TenX Ordinary Shares as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of TenX’s remaining shareholders and the TenX Board, dissolve and liquidate, subject in each case to TenX’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Since the Sponsor and TenX’s directors and executive officers have interests that are different, or in addition to (and which may conflict with), the interests of our shareholders, a conflict of interest may have existed in determining whether the Business Combination with SpinCo is appropriate as our initial business combination. Such interests include that Sponsor will lose its entire investment in us if our business combination is not completed.

When you consider the recommendation of the TenX Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Sponsor and TenX’s directors and officers have interests in such proposal that are different from, or in addition to, those of TenX Shareholders and right holders generally. These interests include, among other things, the interests listed below:

Prior to TenX’s initial public offering, in March 2021 the Sponsor purchased 1,437,500 TenX Ordinary Shares for an aggregate purchase price of $25,000, or approximately $0.017 per share. On December 20, 2021, the Sponsor acquired an additional 287,500 TenX Ordinary Shares for no additional consideration, resulting in the Sponsor holding an aggregate of 1,725,000 founder shares, or approximately $0.014 per share. After TenX’s initial public offering, the Sponsor purchased 394,000 TenX Units at a price of $10.00 per TenX Unit. In the concurrent Private Placement, the Sponsor purchased 394,000 Private Placement Units at a price of $10.00 per unit. The issuance was considered as a bonus share issuance, in substance a recapitalization transaction, which was recorded and presented retroactively. The issuance included an aggregate of up to 225,000 TenX Ordinary Shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part. With the consummation of the IPO (including partial exercise by the underwriter of its over-allotment option), 75,000 of the 1,725,000 shares were forfeited, resulting in our Sponsor holding an aggregate of 1,650,000 founder shares.

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If TenX does not consummate a business combination by the Extension Date, it would cease all operations except for the purpose of winding up, redeeming all of the outstanding public shares for cash and, subject to the approval of its remaining shareholders and the TenX Board, dissolving and liquidating, subject in each case to its obligations under the Cayman Islands Companies Act to provide for claims of creditors and the requirements of other applicable law. In such event, the aggregate 2,122,800 TenX Ordinary Shares (which includes TenX Ordinary shares issued upon separation of the TenX Units and the automatic conversion of the Sponsor’s TenX Rights held as part of its TenX Units) owned by the Sponsor would be worthless because following the redemption of the public shares, TenX would likely have few, if any, net assets and because the Sponsor and TenX’s directors and officers have agreed to waive their respective rights to liquidating distributions from the trust account in respect of any TenX Ordinary Shares held by it or them, as applicable, if TenX fails to complete a business combination within the required period. The shares of New Citius Oncology Common Stock into which the 2,122,800 TenX Ordinary Shares (which includes TenX Ordinary shares issued upon separation of the TenX Units and the automatic conversion of the Sponsor’s TenX Rights held as part of its TenX Units) by the Sponsor will automatically convert in connection with the Merger (including after giving effect to the Domestication), if unrestricted and freely tradable, would have had an aggregate market value of $[●] based upon the closing price of $[●] per public share on Nasdaq on [●], 2024, the most recent practicable date prior to the date of this proxy statement/prospectus.

If TenX is unable to complete a business combination within the required time period, the aggregate dollar amount of non-reimbursable funds the Sponsor and its affiliates, including Messrs. Yuan and Zhang, have at risk that depends on completion of a business combination is $[●], comprised of (i) $[●] representing the aggregate purchase price paid for the TenX Ordinary Shares, and (ii) $[●] of unpaid expenses incurred by the Sponsor and TenX’s officers and directors and their affiliates in connection with the administrative services agreement as of the date hereof.

As a result of the low initial purchase price (consisting of $25,000 for the 1,725,000 TenX Ordinary Shares, or approximately $0.014 per share), even with the forfeiture of 75,000 TenX Ordinary Shares (due to the partial exercise by the underwriter of its over-allotment option) the Sponsor stand to earn a positive rate of return or profit on their investment, even if other shareholders, such as TenX’s public shareholders, experience a negative rate of return because the post-business combination company subsequently declines in value. Thus, the Sponsor, our officers and directors, and their respective affiliates may have more of an economic incentive for us to, rather than liquidate if we fail to complete our initial business combination by the Extension Date, enter into an initial business combination on potentially less favorable terms with a potentially less favorable, riskier, weaker-performing or financially unstable business, or an entity lacking an established record of revenues or earnings, than would be the case if such parties had paid the full offering price for their TenX Ordinary Shares.

The Sponsor (including its representatives and affiliates) and TenX’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to TenX. The Sponsor and TenX’s directors and officers are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to TenX completing its initial business combination. Moreover, certain of TenX’s directors and officers have time and attention requirements for investment funds of which affiliates of the Sponsor are the investment managers. TenX’s directors and officers also may become aware of business opportunities which may be appropriate for presentation to TenX, and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in TenX’s favor and such potential business opportunities may be presented to other entities prior to their presentation to TenX, subject to applicable fiduciary duties under the Cayman Islands Companies Act. TenX’s Cayman Constitutional Documents provide that TenX renounces its interest in any corporate opportunity offered to any director or officer of TenX unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of TenX and it is an opportunity that TenX is able to complete on a reasonable basis.

In the event that TenX fails to consummate a business combination within the prescribed time frame (pursuant to the Cayman Constitutional Documents), or upon the exercise of a redemption right in connection with the Business Combination, TenX will be required to provide for payment of claims of creditors that were not waived that may be brought against TenX within the ten (10) years following such redemption. In order to protect the amounts held in TenX’s trust account, the Sponsor has agreed that it will be liable to TenX if and to the extent any claims by a third party (other than TenX’s independent registered public accounting firm) for services rendered or products sold to TenX, or a prospective target business with which TenX has discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.20 per public share or (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case, net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under the indemnity of the underwriters of TenX’s initial public offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third -party claims. TenX had not independently verified whether the Sponsor has sufficient funds to satisfy their indemnity obligations and believe that the Sponsor’s only assets are securities of TenX. The Sponsor may not have sufficient funds available to satisfy those obligations. TenX has not asked the Sponsor to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the trust account, the funds available for the Business Combination and redemptions could be reduced to less than $10.20 per public share (subject to increase of up to an additional $0.30 per share in the event that the Sponsor elects to extend the period of time to consummate a business combination by the full nine (9) months, as described in more detail in this proxy statement/prospectus). In such event, TenX may not be able to complete the Business Combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify TenX for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

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Commencing on the effective date of the prospectus filed in connection with our initial public offering, we agreed to reimburse our Sponsor for out-of-pocket expenses through the completion of the Business Combination or TenX’s liquidation.

On April 14, 2023, the Sponsor entered into the April Promissory Note with TenX, pursuant to which TenX may borrow up to $300,000 from the Sponsor (although there are no amounts currently outstanding). The April Promissory Note is non-interest bearing, unsecured and due and payable in full on the earlier of the date TenX consummates its initial business combination and the date that winding up of TenX is effective. If TenX does not complete its initial business combination within the required period, it may use a portion of its working capital held outside the trust account to repay such advances and any other working capital advances made to TenX, but no proceeds held in the trust account would be used to repay such advances and any other working capital advances made to TenX, and such related party may not be able to recover the value it has loaned to TenX and any other working capital advances it may make. On July 18, 2023, TenX entered into the July Promissory Note, pursuant to which TenX borrowed $660,000 to for the Extension. The July Promissory Note is non-interest bearing, unsecured and due and payable in full on the date TenX consummates its initial business combination. On October 18, 2023, TenX issued the October Promissory Note, pursuant to which TenX borrowed $660,000. The October Promissory Note is non-interest bearing, unsecured and due and payable in full on the date TenX consummates its initial business combination. The Sponsor has the right, but not the obligation, to convert such promissory notes, in whole or in part, up to $1,500,000, into private TenX Units at a price of $10.00 per unit, each consisting of one share of TenX Ordinary Share and one TenX Right upon the consummation of an initial business combination. After the consummation of an initial business combination, TenX can repay up to $1,500,000 of the amounts outstanding under such promissory notes out of the proceeds of the trust account released to TenX, subject to the provisions of the Sponsor Support Agreement that require any amounts Citius Pharma has paid for Extension Fees to be repaid prior to repayment of such loaned amounts. The Sponsor Support Agreement allows TenX , if the initial business combination is consummates, to repay up to $2,115,000 of the amounts outstanding under such promissory notes out of the proceeds of the trust account released to TenX, however, TenX would need to separately seek approval from its shareholders to increase the amount repayable from $1,500,000 to $2,115,000. TenX is not currently seeking shareholder approval for this increase but may do so prior to the consummation of our initial business combination.

In addition, TenX’s executive officers and directors, or any of their respective affiliates, including the Sponsor and other entities affiliated with TenX and the Sponsor, are entitled to reimbursement of any out-of-pocket expenses incurred by them in connection with activities on TenX’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf. However, if TenX fails to consummate a business combination by the Extension Date, they will not have any claim against the trust account for reimbursement. TenX’s officers and directors, and their affiliates, expect to incur (or guaranty) approximately $[●] of transaction expenses. Accordingly, TenX may not be able to reimburse these expenses if the Business Combination or another business combination, is not completed by such date.

Pursuant to the A&R Registration Rights Agreement to be entered into in connection with the Business Combination, certain stockholders the Sponsor and certain equity holders of Citius Pharma can demand that New Citius Oncology register their registrable securities under certain circumstances and will each also have piggyback registration rights for these securities. The registration of these securities will permit the public sale of such securities, subject to certain contractual restrictions imposed by the A&R Registration Rights Agreement and the Merger Agreement. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of New Citius Oncology’s securities.

The existence of financial and personal interests of one or more of TenX’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TenX and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, TenX’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of TenX’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

The personal and financial interests of the Sponsor as well as the TenX Board and officers may have influenced their motivation in identifying and selecting SpinCo as a business combination target, completing an initial business combination with SpinCo and influencing the operation of the business following the initial business combination. In considering the recommendations of the TenX Board to vote for the proposals, its shareholders should consider these interests.

Maxim may have a potential conflict of interest regarding the Business Combination.

Maxim served as the sole underwriter/Book-Running Manager for the initial public offering of TenX and received approximately $1,320,000 in cash and 270,000 TenX Ordinary Shares in fees in connection with the offering. Maxim is also providing financial and capital markets advisory services to Citius Pharma and SpinCo in connection with the Business Combination and will receive compensation in connection therewith, consisting of $1,000,000 in fees in cash and [●] shares of New Citius Oncology Common Stock. Upon learning of Citius Pharma and SpinCo’s engagement of Maxim and the potential conflict of interest created by such engagement, TenX took steps to mitigate any potential conflict, including engaging Newbridge to provide independent M&A services and Revere Securities as an independent financial advisor to provide a fairness opinion for the Business Combination. There can be no assurance that the fact that Maxim has acted as an advisor to Citius Pharma and SpinCo and TenX did not impact the advice that Maxim delivered to either or both parties, or that certain terms of the Business Combination were not impacted by the potential conflict of interest.

The exercise of TenX’s directors’ and executive officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in TenX Shareholders’ best interest.

In the period leading up to the Closing, events may occur that, pursuant to the Merger Agreement, would require TenX to agree to amend the Merger Agreement, to consent to certain actions taken by SpinCo or to waive rights to which TenX is entitled to under the Merger Agreement. Such events could arise because of changes in the course of SpinCo’s business or a request by SpinCo to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement. In any of such circumstances, it would be at TenX’s discretion to grant its consent or waive those rights. The existence of financial and personal interests of one or more of the directors described in the preceding risk factors (and described elsewhere in this proxy statement/prospectus) may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is best for TenX and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, TenX does not believe there will be any changes or waivers that TenX’s directors and executive officers would be likely to make after shareholder approval of the Business Combination Proposal has been obtained. While certain changes could be made without further shareholder approval, TenX will circulate a new or amended proxy statement/prospectus and resolicit TenX Shareholders if changes to the terms of the transaction that would have a material impact on its shareholders are required prior to the vote on the Business Combination Proposal.

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TenX and SpinCo will incur significant transaction and transition costs in connection with the Business Combination.

TenX and SpinCo have both incurred and expect to incur significant, non-recurring costs in connection with consummating the Business Combination and operating as a public company following the consummation of the Business Combination. TenX and SpinCo may also incur additional costs to retain key employees. Certain transaction expenses incurred in connection with the Merger Agreement (including the Business Combination), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be paid by TenX following the closing of the Business Combination. We estimate transaction expenses incurred by TenX and SpinCo will be $[●] and $[●], respectively.

Legal proceedings in connection with the Business Combination, the outcomes of which are uncertain, could delay or prevent the completion of the business combination.

In connection with business combination transactions similar to the proposed Business Combination, it is not uncommon for lawsuits to be filed against the parties and/or their respective directors and officers alleging, among other things, that the proxy statement/prospectus provided to shareholders contains false and misleading statements and/or omits material information concerning the transaction. Although no such lawsuits have yet been filed in connection with the Business Combination, it is possible that such actions may arise and, if such actions do arise, they generally seek, among other things, injunctive relief and an award of attorneys’ fees and expenses. Defending such lawsuits could require SpinCo and TenX to incur significant costs and draw the attention of SpinCo’s and TenX’s management teams away from the consummation of the Business Combination. Further, the defense or settlement of any lawsuit or claim that remains unresolved at the time the Business Combination is consummated may adversely affect the Combined Company’s business, financial condition, results of operations and cash flows. Such legal proceedings could delay or prevent the Business Combination from being consummated within the expected timeframe.

The announcement of the proposed Business Combination could disrupt SpinCo’s relationships with its customers, suppliers, business partners and others, as well as its operating results and business generally.

Risks relating to the impact of the announcement of the Business Combination on SpinCo’s business include the following:

●	its employees may experience uncertainty about their future roles, which might adversely affect SpinCo’s ability to retain and hire key personnel and other employees;

●	customers, suppliers, business partners and other parties with which SpinCo maintains business relationships may experience uncertainty about its future and seek alternative relationships with third parties, seek to alter their business relationships with SpinCo or fail to extend an existing relationship with SpinCo; and

●	SpinCo has expended and will continue to expend significant costs, fees and expenses for professional services and transaction costs in connection with the proposed Business Combination.

If any of the aforementioned risks were to materialize, they could lead to significant costs which may impact the Combined Company’s results of operations and cash available to fund its business.

Subsequent to consummation of the Business Combination, we may be exposed to unknown or contingent liabilities and may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

We cannot assure you that the due diligence conducted in relation to SpinCo and the SpinCo Business has identified all material issues or risks associated with SpinCo or the industry in which it competes.

Furthermore, we cannot assure you that factors outside of SpinCo’s and our control will not later arise. As a result of these factors, we may be exposed to liabilities and incur additional costs and expenses and we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence has identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. If any of these risks materialize, this could have a material adverse effect on the Combined Company’s financial condition and results of operations and could contribute to negative market perceptions about our securities or the Combined Company. Additionally, we have no indemnification rights against Citius Pharma or its stockholders under the Merger Agreement, and all of the purchase price consideration will be delivered at the Closing to Citius Pharma’s stockholders.

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Accordingly, any shareholders or rights holders of TenX who choose to remain New Citius Oncology stockholders or right holders following the Business Combination could suffer a reduction in the value of their shares, rights and units. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our directors or officers of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the registration statement or proxy statement/prospectus relating to the Business Combination contained an actionable material misstatement or material omission.

Investors may not have the same benefits as an investor in an underwritten public offering.

TenX is already a publicly traded company. Therefore, the Business Combination and the transactions described in this proxy statement/prospectus are not an underwritten initial public offering of our securities and differ from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

Like other business combinations and spin-offs, in connection with the Business Combination, investors will not receive the benefits of the diligence performed by the underwriters in an underwritten public offering. Investors in an underwritten public offering may benefit from the role of the underwriters in such an offering. In an underwritten public offering, an issuer initially sells its securities to the public market via one or more underwriters, who distribute or resell such securities to the public. Underwriters have liability under the U.S. securities laws for material misstatements or omissions in a registration statement pursuant to which an issuer sells securities. Because the underwriters have a “due diligence” defense to any such liability by, among other things, conducting a reasonable investigation, the underwriters and their counsel conduct a due diligence investigation of the issuer. Due diligence entails engaging legal, financial and/or other experts to perform an investigation as to the accuracy of an issuer’s disclosure regarding, among other things, its business and financial results. Auditors of the issuer will also deliver a “comfort” letter with respect to the financial information contained in the registration statement. In making their investment decision, investors have the benefit of such diligence in underwritten public offerings. Our investors must rely on the information in this proxy statement/prospectus and will not have the benefit of an independent review and investigation of the type normally performed by an independent underwriter in a public securities offering. While sponsors, private investors and management in a business combination undertake a certain level of due diligence, it is not necessarily the same level of due diligence undertaken by an underwriter in a public securities offering and, therefore, there could be a heightened risk of an incorrect valuation of our business or material misstatements or omissions in this proxy statement/prospectus.

In addition, because there are no underwriters engaged in connection with the Business Combination, prior to the opening of trading on Nasdaq on the trading day immediately following the Closing, there will be no traditional “roadshow” or book building process, and no price at which underwriters initially sold shares to the public to help inform efficient and sufficient price discovery with respect to the initial post-closing trades on Nasdaq. Therefore, buy and sell orders submitted prior to and at the opening of initial post-closing trading of our securities will not have the benefit of being informed by a published price range or a price at which the underwriters initially sold shares to the public, as would be the case in an underwritten initial public offering. There will be no underwriters assuming risk in connection with an initial resale of our securities or helping to stabilize, maintain or affect the public price of our securities following the Closing. Moreover, we will not engage in, and have not and will not, directly or indirectly, request financial advisors to engage in, any special selling efforts or stabilization or price support activities in connection with our securities that will be outstanding immediately following the Closing. In addition, since we will become public through a merger, securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any offerings on our behalf. All of these differences from an underwritten public offering of our securities could result in a more volatile price for our securities.

Further, since there will be no traditional “roadshow,” there can be no guarantee that any information made available in this proxy statement/prospectus and/or otherwise disclosed or filed with the SEC will have the same impact on investor education as a traditional “roadshow” conducted in connection with an underwritten initial public offering. As a result, there may not be efficient or sufficient price discovery with respect to the securities or sufficient demand among potential investors immediately after the Closing, which could result in a more volatile price for the securities.

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In addition, the Sponsor, certain members of the TenX Board and its officers, as well as their respective affiliates and permitted transferees, have interests in the Business Combination that are different from or are in addition to those of holders of our securities following completion of the Business Combination, and that would not be present in an underwritten public offering of our securities. Such interests may have influenced the TenX Board in making their recommendation that TenX Shareholders vote in favor of the approval of the Business Combination and the other proposals described in this proxy statement/prospectus. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of TenX’s Directors and Executive Officers in the Business Combination.”

Such differences from an underwritten public offering may present material risks to unaffiliated investors that would not exist if we became a publicly listed company through an underwritten initial public offering instead of upon completion of the Business Combination.

The historical financial results of SpinCo and unaudited pro forma financial information included elsewhere in this proxy statement/prospectus may not be indicative of what TenX’s actual financial position or results of operations would have been.

The historical financial results of SpinCo included in this proxy statement/prospectus do not reflect the financial condition, results of operations or cash flows they would have achieved as a standalone company during the periods presented or those the Combined Company will achieve in the future. This is primarily the result of the following factors: (i) the Combined Company will incur additional ongoing costs as a result of the Business Combination, including costs related to public company reporting, investor relations and compliance with the Sarbanes-Oxley Act; and (ii) the Combined Company’s capital structure will be different from that reflected in SpinCo’s historical financial statements. The Combined Company’s financial condition and future results of operations will be materially different from amounts reflected in TenX’s historical financial statements included elsewhere in this proxy statement/prospectus, so it may be difficult for investors to compare the Combined Company’s future results to historical results or to evaluate its relative performance or trends in its business.

Similarly, the unaudited pro forma financial information in this proxy statement/prospectus is presented for illustrative purposes only and has been prepared based on a number of assumptions including, but not limited to, TenX being treated as the “acquired” company for financial reporting purposes in the Business Combination and the number of TenX Ordinary Shares that are redeemed in connection with the Business Combination. Accordingly, such pro forma financial information may not be indicative of the Combined Company’s future operating or financial performance and TenX’s actual financial condition and results of operations may vary materially from TenX’s pro forma results of operations and balance sheet contained elsewhere in this proxy statement/prospectus, including as a result of such assumptions not being accurate. See “Unaudited Pro Forma Condensed Combined Financial Information of TenX and SpinCo.”

Neither SpinCo stockholders nor TenX Shareholders will be entitled to appraisal rights in connection with the transactions.

Appraisal rights are statutory rights that, if applicable under law, enable stockholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. Neither SpinCo stockholders nor TenX Shareholders are entitled to appraisal rights in connection with the Business Combination.

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The Business Combination is subject to the satisfaction or waiver of certain conditions, which may not be satisfied or waived on a timely basis, if at all.

The consummation of the Business Combination is subject to customary closing conditions for transactions involving special purpose acquisition companies, including, among others:

●	the expiration or termination of the waiting period under the HSR Act;

●	receipt of required consents and approvals from certain governmental authorities;

●	no agreement between Citius Pharma or TenX and any governmental authority pursuant to which Citius Pharma or TenX has agreed not to consummate the Business Combination shall have been effected;

●	no governmental authority of competent jurisdiction shall have enacted, issued or granted any law (whether temporary, preliminary or permanent), in each case that is in effect and which has the effect of restraining, enjoining or prohibiting the consummation of the transaction;

●	TenX shall have at least $5,000,001 of net tangible assets as of the Closing;

●	no outstanding or uncured written notice has been received by TenX from Nasdaq stating that it has failed, or would reasonably be expected to fail to meet the Nasdaq Initial Listing Requirements or Nasdaq Continued Listing Requirements as of the Closing Date for any reason;

●	Citius Pharma, SpinCo, TenX and Merger Sub shall each have performed and complied in all material respects with the obligations, covenants and agreements required by the Merger Agreement to be performed or complied with by it at or prior to filing, or a later date as agreed to by the parties;

●	customary bring down conditions related to the accuracy of the parties’ respective representations, warranties and pre-Closing covenants in the Merger Agreement;

●	TenX’s registration statement to be filed with the SEC shall have become effective; and

●	TenX Shareholders’ approval, including shareholder approval to enter into the Extension Amendment to amend TenX’s governing documents to extend the final date in respect of which TenX must consummate a Business Combination to the Extension Date.

TenX’s obligation to consummate the Business Combination is also subject to there having been no “Material Adverse Effect” on SpinCo since the date of the Merger Agreement. To the extent permitted under applicable law, the foregoing conditions, including the conditions in the Merger Agreement related to the receipt by Citius Pharma and TenX of certain tax opinions, may be waived by the applicable party or parties in writing. To the extent that the TenX Board or the Citius Pharma Board determines that any modifications by the parties, including any waivers of any conditions to the Closing, materially change the terms of the Business Combination, TenX and Citius Pharma will notify their respective stockholders in a manner reasonably calculated to inform them about the modifications as may be required by law, by publishing a press release, filing a current report on Form 8-K and/or circulating a supplement to this proxy statement/prospectus.

Additionally, the obligations of SpinCo to consummate or cause to be consummated the Business Combination is subject to the satisfaction of the following additional conditions, any one (1) or more of which may be waived in writing by the SpinCo, among other things:

●	the resignation of all directors other than Joel Mayersohn and all executive officers of TenX; and

●	the occurrence of the Domestication.

See “Proposal No. 1 — The Business Combination Proposal — Summary of the Merger Agreement — Conditions to Closing” for additional information.

Following the consummation of the Business Combination, our only significant asset will be our ownership interest in SpinCo, and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on New Citius Oncology Common Stock or satisfy our other financial obligations.

Following the consummation of the Business Combination, we will have no direct operations and no significant assets other than our ownership of SpinCo. Our investors and the stockholders of SpinCo immediately prior to the Business Combination will become stockholders of New Citius Oncology. We will depend on SpinCo for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends with respect to New Citius Oncology Common Stock. The financial condition and operating requirements of SpinCo may limit our ability to obtain cash from SpinCo. The earnings from, or other available assets of, SpinCo may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on New Citius Oncology Common Stock or satisfy our other financial obligations.

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This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon our financial condition and results of operations.

We have no specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our shareholders do not agree.

As provided in the Cayman Constitutional Documents, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules). As a result, we may be able to complete the Business Combination even though a substantial majority of TenX’s public shareholders do not agree with the transaction and have redeemed their shares. However, each redemption of TenX’s public shares by TenX’s public shareholders will reduce the amount in our trust account.

The Sponsor, directors, executive officers, advisors and their affiliates may elect to purchase shares or rights from public shareholders prior to the consummation of the Business Combination, which may influence the vote on the Business Combination and reduce the public “float” of our securities.

The Sponsor and TenX’s directors, officers, advisors or their respective affiliates may purchase TenX Ordinary Shares, TenX Units or TenX Rights in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination. If the Sponsor or its affiliates engage in such transactions prior to the completion of the Business Combination, the purchase will be at a price no higher than the price offered through the redemption process. Any such securities purchased by the Sponsor or its affiliates, or any other third party that would vote at the direction of the Sponsor or its affiliates, will not be voted in favor of approving the Business Combination. However, they have no current commitments, plans or intentions to engage in any such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase TenX Ordinary Shares, TenX Units or TenX Rights in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act or other federal securities laws. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of TenX’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights.

In the event that the Sponsor or TenX’s directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The Sponsor and its affiliates have entered into an agreement with TenX, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares.

The purpose of such purchases would be to (i) ensure that such shares would not be redeemed in connection with the initial business combination, (ii) ensure that TenX’s net tangible assets are at least $5,000,001, where it appears that such requirement would otherwise not be met, or (iii) reduce the number of TenX Rights outstanding. Any such purchases of our securities may result in the completion of the Business Combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of TenX Ordinary Shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on the Nasdaq Global Market or other national securities exchange.

The Sponsor and TenX’s officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom the Sponsor or TenX’s officers, directors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with the Business Combination. To the extent that the Sponsor or TenX’s officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the Business Combination Proposal, but only if such shares have not already been voted at the extraordinary general meeting. The Sponsor and TenX’s officers, directors, advisors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws. Any such securities purchased by the Sponsor or its affiliates, or any other third party that would vote at the direction of the Sponsor or its affiliates, will not be voted in favor of approving the Business Combination.

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To the extent that the Sponsor or TenX’s officers, directors, advisors or their affiliates enter into any such private purchase prior to the extraordinary general meeting TenX will file a current report on Form 8-K to disclose (1) the amount of securities purchased in any such purchases, along with the purchase price; (2) the purpose of any such purchases; (3) the impact, if any, of any such purchases on the likelihood that the Business Combination will be approved; (4) the identities or the nature of the security holders (e.g., 5% security holders) who sold their securities in any such purchases; and (5) the number of securities for which TenX has received redemption requests pursuant to its shareholders’ redemption rights in connection with the Business Combination.

Any purchases by the Sponsor or TenX’s officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. The Sponsor and TenX’s officers, directors and/or their affiliates will not make purchases of TenX Ordinary Shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.20 per share (which was the amount per unit initially held in the trust account following our initial public offering).

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we have sought and will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will enter into an agreement with a third party that has not executed a waiver only if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we have not completed our business combination within the required time period, or upon the exercise of a redemption right in connection with our business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.20 per public share initially held in the trust account, due to claims of such creditors.

The Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.20 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of our company. The Sponsor may not have sufficient funds available to satisfy those obligations. We have not asked the Sponsor to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our business combination and redemptions could be reduced to less than $10.20 per public share. In such event, we may not be able to complete our business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our directors or officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

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If, after we distribute the proceeds in the trust account to our public shareholders, TenX files a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our board of directors may be exposed to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or insolvency laws as a voidable preference. As a result, a liquidator could seek to recover all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors or having acted in bad faith, thereby exposing it and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If, before distributing the proceeds in the trust account to our public shareholders, we file a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable insolvency law, and may be included in our liquidation estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any liquidation claims deplete the trust account, the per share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors or may have acted in bad faith, and thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Upon completion of the Business Combination, the Sponsor will beneficially own a significant equity interest in SpinCo and may take actions that conflict with the interests of TenX’s public shareholders.

The interests of the Sponsor may not align with the interests of TenX’s public shareholders in the future. The Sponsor and its affiliates are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with TenX. The Sponsor and its affiliates, may also pursue acquisition opportunities that may be complementary to SpinCo’s business and, as a result, those acquisition opportunities may not be available to the Combined Company.

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In addition, the Sponsor may have an interest in SpinCo pursuing acquisitions, divestitures and other transactions that, in their judgment, could enhance their investment, even though such transactions might involve risks to the Combined Company and its stockholders.

If TenX Shareholders fail to properly demand redemption rights, they will not be entitled to redeem their TenX Ordinary Shares for a pro rata portion of the trust account.

TenX Shareholders may demand that TenX redeem their TenX Ordinary Shares for a pro rata portion of the trust account in connection with the completion of the Business Combination. In order to exercise their redemption rights, TenX Shareholders must deliver their TenX Ordinary Shares (either physically or electronically) to TenX’s transfer agent at least two (2) business days prior to the vote on the Business Combination at the extraordinary general meeting. Any TenX public shareholder who fails to properly demand redemption rights will not be entitled to redeem his, her, or its shares for a pro rata portion of the trust account. See the section of this proxy statement/prospectus titled “Extraordinary General Meeting of TenX — Redemption Rights” for the procedures to be followed if you wish to redeem your TenX shares for cash.

TenX Shareholders will not have any rights or interests in funds from the trust account, except under certain limited circumstances. TenX Shareholders may therefore be forced to redeem or sell their TenX Ordinary Shares, TenX Units or TenX Rights in order to liquidate their investment, potentially at a loss.

TenX Shareholders will be entitled to receive funds from the trust account only: (i) in connection with a shareholder vote to amend the Cayman Constitutional Documents (A) to modify the substance or timing of TenX’s obligation to provide holders of public shares the right to have their shares redeemed in connection with an initial business combination or to redeem 100% of public shares if TenX does not complete an initial business combination within 18 months from the initial public offering closing date or (B) with respect to any other provision relating to the rights of holders of public shares, (ii) in connection with the redemption of all of the outstanding public shares if TenX is unable to complete an initial business combination by the Extension Date, subject to applicable law and as further described herein, and (iii) if TenX Shareholders redeem their respective shares for cash upon the completion of the Business Combination. In addition, if TenX plans to redeem the public shares because TenX is unable to complete a business combination by the Extension Date, for any reason, compliance with Cayman Islands law may require that TenX submit a plan of dissolution to TenX’s then-existing shareholders for approval prior to the distribution of the proceeds held in the trust account. In that case, TenX Shareholders may be forced to wait beyond the Extension Date before they receive funds from the trust account. Accordingly, in order for TenX Shareholders to liquidate their investment, they may be forced to sell their public shares, potentially at a loss. See the section of this proxy statement/prospectus titled “Extraordinary General Meeting of TenX — Redemption Rights.”

If TenX’s due diligence investigation of SpinCo was inadequate, then TenX Shareholders (as stockholders of New Citius Oncology following the business combination) could lose some or all of their investment.

Even though TenX conducted a due diligence investigation of SpinCo, TenX cannot be sure that this diligence uncovered all material issues that may be present with respect to SpinCo’s businesses, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of SpinCo and outside of their respective control will not later arise that could adversely affect their respective businesses, financial condition or results of operations.

Nasdaq may not list New Citius Oncology’s securities on its exchange, which could limit investors’ ability to make transactions in New Citius Oncology’s securities and subject TenX to additional trading restrictions.

In connection with the Business Combination, in order to continue to maintain the listing of our securities on Nasdaq, we will be required to demonstrate compliance with Nasdaq Initial Listing Requirements, which are more rigorous than the Nasdaq Continued Listing Requirements. We will apply to have New Citius Oncology’s securities listed on Nasdaq upon consummation of the Business Combination. We cannot assure you that we will be able to meet all Nasdaq Initial Listing Requirements. Even if New Citius Oncology’s securities are listed on Nasdaq, New Citius Oncology may be unable to maintain the listing of its securities in the future.

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If New Citius Oncology fails to meet the Nasdaq Initial Listing Requirements and Nasdaq does not list its securities on its exchange, neither we nor SpinCo or Citius Pharma would be required to consummate the Business Combination. In the event that we, SpinCo and Citius Pharma elected to waive this condition, and the Business Combination was consummated without New Citius Oncology’s securities being listed on Nasdaq or on another national securities exchange, New Citius Oncology could face significant material adverse consequences, including:

●	a limited availability of market quotations for New Citius Oncology’s securities;

●	reduced liquidity for New Citius Oncology’s securities;

●	a determination that New Citius Oncology Common Stock is a “penny stock” which will require brokers trading in New Citius Oncology Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for New Citius Oncology’s securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If New Citius Oncology’s securities were not listed on Nasdaq, such securities would not qualify as covered securities and we would be subject to regulation in each state in which we offer our securities because states are not preempted from regulating the sale of securities that are not covered securities.

TenX’s and SpinCo’s ability to consummate the Business Combination, and the operations of New Citius Oncology following the Business Combination, may be materially adversely affected by the recent coronavirus (COVID-19) pandemic.

The COVID-19 pandemic has resulted in governmental authorities worldwide implementing numerous measures to contain the virus, including travel restrictions, quarantines, shelter-in-place orders and business limitations and shutdowns. More generally, the pandemic raises the possibility of an extended global economic downturn and has caused volatility in financial markets. The pandemic may also amplify many of the other risks described in this proxy statement/prospectus, which may delay or prevent the consummation of the Business Combination, and the business of SpinCo or New Citius Oncology following the Business Combination could be materially and adversely affected. The extent of such impact will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others.

The parties will be required to consummate the Business Combination even if SpinCo, its business, financial condition and results of operations are materially affected by COVID-19. The disruptions posed by COVID-19 have continued, and other matters of global concern may continue, for an extensive period of time, and if SpinCo is unable to recover from business disruptions due to COVID-19 or other matters of global concern on a timely basis, SpinCo’s ability to consummate the Business Combination and New Citius Oncology’s financial condition and results of operations following the Business Combination may be materially adversely affected. Each of SpinCo and TenX may also incur additional costs due to delays caused by COVID-19, which could adversely affect New Citius Oncology’s financial condition and results of operations.

Because the market price of shares of New Citius Oncology Common Stock will fluctuate, SpinCo’s stockholders cannot be sure of the value of the Business Combination consideration they will receive.

The market value of New Citius Oncology securities at the effective time of the Business Combination may vary significantly from their respective values on the date the Merger Agreement was executed or at other dates. Because the exchange ratio with respect to the shares of New Citius Oncology Common Stock to be issued in the Business Combination is fixed and will not be adjusted to reflect any changes in the market value of shares of TenX Ordinary Shares, the market value of the shares of New Citius Oncology Common Stock issued in connection with the Business Combination may be higher or lower than the values of those shares on earlier dates, and may be higher or lower than the value used to determine the exchange ratio. Stock price changes may result from a variety of factors, including changes in the business, operations or prospects of TenX, regulatory considerations, and general business, market, industry or economic conditions. Many of these factors are outside of the control of TenX.

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The market price of shares of New Citius Oncology Common Stock after the Business Combination may be affected by factors different from those currently affecting the price of shares of TenX.

Upon completion of the Business Combination, Citius Pharma (and if a Citius Pharma effects a Distribution, Citius Pharma and Citius Pharma’s stockholders) will become holders of shares of New Citius Oncology Common Stock. Prior to the Business Combination, TenX has had limited operations. Upon completion of the Business Combination, New Citius Oncology’s results of operations will depend upon the performance of SpinCo, which is affected by factors that are different from those currently affecting the results of operations of TenX.

If the Business Combination’s benefits do not meet the expectations of financial analysts, the market price of New Citius Oncology Common Stock may decline.

The market price of the New Citius Oncology Common Stock may decline as a result of the Business Combination if the Combined Company does not achieve the perceived benefits of the Business Combination as rapidly, or to the extent anticipated by, financial analysts or the effect of the Business Combination on the Combined Company’s financial results is not consistent with the expectations of financial analysts. Accordingly, holders of TenX securities may experience a loss as a result of a decline in the market price of New Citius Oncology Common Stock. In addition, a decline in the market price of New Citius Oncology Common Stock could adversely affect New Citius Oncology’s ability to issue additional securities and to obtain additional financing in the future.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or cannot be met.

Before the transactions contemplated by the Merger Agreement can be completed, approval must be obtained under the HSR Act. In deciding whether to grant antitrust clearance, the relevant governmental authorities will consider a variety of factors, including the effect of the Business Combination on competition within their relevant jurisdiction. The terms and conditions of the approvals that are granted may impose requirements, limitations or costs, or place restrictions on the conduct of TenX’s business. The requirements, limitations or costs imposed by the relevant governmental authorities could delay the closing of the Business Combination or diminish the anticipated benefits of the Business Combination. Additionally, the completion of the Business Combination is conditioned on the resolution of certain orders, injunctions or decrees by any court or regulatory authority of competent jurisdiction that would prohibit or make illegal the completion of the Business Combination. TenX and SpinCo believe that the Business Combination should not raise significant regulatory concerns and that TenX and SpinCo will be able to obtain all requisite regulatory approvals in a timely manner. However, TenX and SpinCo cannot be certain when or if regulatory approvals will be obtained or, if obtained, the conditions that may be imposed. In addition, neither TenX nor SpinCo can provide assurance that any such conditions, terms, obligations or restrictions will not result in delay. See “Proposal No. 1 — The Business Combination — Summary of the Merger Agreement — Closing Conditions.”

The Committee on Foreign Investment in the U.S. (“CFIUS”) or other regulatory agencies may modify, delay or prevent the Business Combination.

CFIUS or other regulatory agencies may modify, delay or prevent the Business Combination. CFIUS has authority to review certain direct or indirect foreign investments in U.S. companies. Among other things, CFIUS is empowered to require certain foreign investors to make mandatory filings in some circumstances, to charge filing fees when applicable and to self-initiate national security reviews of certain direct or indirect foreign investments in U.S. companies if the parties to that investment choose not to file voluntarily. If CFIUS determines an investment to pose a threat to national security, CFIUS has the power to place restrictions on the investment or to recommend that the President of the United States order the transaction blocked or unwound. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, the nature and structure of the transaction, including the level of foreign beneficial ownership interest and the nature of any information or governance rights involved. For example, investments that result in “control” of a U.S. business by a foreign person always are subject to CFIUS jurisdiction. CFIUS also has jurisdiction to review investments that do not result in control of a U.S. business by a foreign person but afford certain foreign investors certain information or governance rights in a U.S. business that has a nexus to “critical technologies,” “critical infrastructure” and/or “sensitive personal data.”

Although our Sponsor has its principal place of business in the U.S. it is controlled by, and has substantial ties with, a non-U.S. person based on its ownership. The Sponsor is controlled by its general partner, 10XYZ Management LLC, a Delaware limited liability company. 10XYZ Management LLC’s managing members are Xiaofeng Yuan, a non-U.S. person, and Dahe “Taylor” Zhang, a U.S. lawful permanent resident, i.e., green card holder, and U.S. resident. Furthermore, TenX currently is incorporated in the Cayman Islands, but prior to the acquisition of SpinCo, TenX will change its jurisdiction of incorporation from the Cayman Islands to the State of Delaware. While we cannot definitively predict whether TenX or the Sponsor may be deemed to be a “foreign person” at the time of the Business Combination, TenX does not believe that any of the facts or relationships with respect to the Business Combination would subject the Business Combination to regulatory review by any U.S. government entity or authority, including CFIUS, nor that the Business Combination ultimately would be prohibited should any such review take place.

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In the event that CFIUS does assert jurisdiction over the Business Combination, CFIUS may decide to modify or delay the Business Combination, impose conditions with respect to the Business Combination, request the President of the United States to prohibit the Business Combination or order TenX to divest all or a portion of the U.S. target business of the Business Combination that TenX acquired without first obtaining CFIUS approval or prohibit the Business Combination entirely.

Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy, and TenX has only a limited time to complete its initial business combination. If TenX is unable to consummate the Business Combination or any other business combination within the applicable time period required under its Cayman Constitutional Documents, TenX would be required to wind up, redeem and liquidate. In such event, TenX Shareholders would miss the opportunity to benefit from an investment in a target company and the appreciation in value of such investment through a business combination with TenX. Additionally, there would be no redemption rights or liquidating distributions with respect to TenX’s Rights, which would expire worthless in the event of TenX’s winding up.

TenX may waive one or more of the conditions to the Business Combination.

TenX may agree to waive, in whole or in part, one or more of the conditions to TenX’s obligations to complete the Business Combination, to the extent permitted by the Cayman Constitutional Documents and applicable laws. For example, it is a condition to TenX’s obligations to close the Business Combination that SpinCo have performed and complied in all material respects with the obligations required to be performed or complied with by SpinCo under the Merger Agreement. However, if the TenX Board determines that a breach of this obligation is not material, then the TenX Board may elect to waive that condition and close the Business Combination. Please see the section entitled “Proposal No. 1 — The Business Combination — Summary of the Merger Agreement — Closing Conditions.”

Termination of the Merger Agreement could negatively impact TenX.

If the Business Combination is not completed for any reason, including as a result of TenX Shareholders declining to approve the proposals required to effect the Business Combination, the ongoing businesses of TenX may be adversely impacted and, without realizing any of the anticipated benefits of completing the Business Combination, TenX would be subject to a number of risks, including the following:

●	TenX may experience negative reactions from the financial markets, including negative impacts on its share price (including to the extent that the current market price reflects a market assumption that the Business Combination will be completed);

●	TenX will have incurred substantial expenses and will be required to pay certain costs relating to the Business Combination, whether or not the Business Combination is completed; and

●	Since the Merger Agreement restricts the conduct of TenX’s businesses prior to completion of the Business Combination, TenX may not have been able to take certain actions during the pendency of the Business Combination that would have benefitted it as an independent company, and the opportunity to take such actions may no longer be available (see the section entitled “Proposal No. 1 — The Business Combination — Summary of the Merger Agreement — Covenants” of this proxy statement/prospectus for a description of the restrictive covenants applicable to TenX).

If the Merger Agreement is terminated and the TenX Board seeks another business combination target, TenX Shareholders cannot be certain that TenX will be able to find another acquisition target that would constitute a business combination or that such other business combination will be completed. See “Proposal No. 1 — The Business Combination — Summary of the Merger Agreement — Termination.”

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SpinCo will be subject to business uncertainties and contractual restrictions while the Business Combination is pending.

Uncertainty about the effect of the Business Combination on employees and other business participants may have an adverse effect on SpinCo and consequently on TenX. These uncertainties may impair SpinCo’s ability to attract, retain and motivate key personnel until the Business Combination is completed, and could cause others that deal with SpinCo to seek to change existing business relationships with SpinCo. Retention of certain employees may be challenging during the pendency of the Business Combination, as certain employees may experience uncertainty about their future roles. If key employees depart because of issues relating to the uncertainty or a desire not to remain with the business, the Combined Company’s business following the Business Combination could be negatively impacted. In addition, the Merger Agreement restricts SpinCo from making certain expenditures and taking other specified actions without the consent of TenX until the Business Combination occurs. These restrictions may prevent SpinCo from pursuing attractive business opportunities that may arise prior to the completion of the Business Combination. See “Proposal No. 1 — The Business Combination — Summary of the Merger Agreement — Covenants.”

The Business Combination will result in changes to the TenX Board that may affect the strategy of TenX.

If the parties complete the Business Combination, the composition of the TenX Board will change from the current TenX Board. The New Citius Oncology Board will consist of Joel Mayersohn, Leonard Mazur, Myron Holubiak, Suren Dutia, Dennis McGrath, Dr. Eugene Holuka, and Carol Webb. This new composition of the New Citius Oncology Board may affect the business strategy and operating decisions of the Combined Company upon the completion of the Business Combination.

Neither TenX nor its shareholders will have the protection of any indemnification, escrow, purchase price adjustment or other provisions that allow for a post-closing adjustment to be made to the Aggregate Merger Consideration in the event that any of the representations and warranties made by SpinCo in the Merger Agreement ultimately proves to be inaccurate or incorrect.

The representations and warranties contained in the Merger Agreement will not survive the completion of the Business Combination, and only the covenants and agreements that by their terms survive such time will do so. As a result, TenX and its shareholders will not have the protection of any indemnification, escrow, purchase price adjustment or other provisions that allow for a post-closing adjustment to be made to the Aggregate Merger Consideration if any representation or warranty made by SpinCo in the Merger Agreement proves to be inaccurate or incorrect. Accordingly, to the extent such representations or warranties are incorrect, our financial condition or results of operations could be adversely affected.

Risks Related to the Combined Company’s Common Stock Following the Transactions

The market price of the Combined Company’s common stock is likely to be highly volatile, and you may lose some or all of your investment.

Following the Business Combination, the market price of the Combined Company’s common stock may fluctuate significantly due to a number of factors, some of which may be beyond its control, including those factors discussed in this “Risk Factors and Risk Factor Summary” section and many others, such as:

●	actual or anticipated fluctuations in the Combined Company’s financial condition and operating results, including fluctuations in its quarterly and annual results;

●	the Combined Company’s inability to establish additional partnerships, the termination of license agreements by its existing partners or announcements by its partners regarding therapeutic candidates generated using its platform;

●	the introduction of new technologies or enhancements to existing technology by the Combined Company or others in the industry;

●	departures of key scientific or management personnel;

●	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by the Combined Company or its competitors;

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●	the Combined Company’s failure to meet the estimates and projections of the investment community or that it may otherwise provide to the public;

●	publication of research reports about the Combined Company or its industry, or antibody discovery in particular, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

●	changes in the market valuations of similar companies;

●	overall performance of the equity markets;

●	announcements or actions taken by Citius Pharma as SpinCo’s previous sole stockholder;

●	sales of the Combined Company’s common stock by the Combined Company or its stockholders in the future;

●	trading volume of the Combined Company’s common stock;

●	disputes or other developments relating to proprietary rights, including patents, litigation matters and the Combined Company’s ability to obtain patent protection for its technologies;

●	significant lawsuits, including patent or stockholder litigation;

●	the impact of any natural disasters or public health emergencies, such as the COVID-19 pandemic;

●	general economic, industry and market conditions other events or factors, many of which are beyond the Combined Company’s control; and

●	changes in accounting standards, policies, guidelines, interpretations or principles.

In addition, in the past, stockholders have initiated class action lawsuits against biotechnology and biopharmaceutical companies following periods of volatility in the market prices of these companies’ stock. Such litigation, if instituted against us, could cause the Combined Company to incur substantial costs and divert its management’s attention and resources, which could have a material adverse effect on its business, financial condition and results of operations.

Future sales of a substantial number of shares of New Citius Oncology Common Stock may cause the price of the Common Stock to decline.

Subject to certain exceptions, the A&R Registration Rights Agreement will provide for certain restrictions on transfer with respect to the securities of New Citius Oncology, including Founder Shares, and securities held by directors and officers of TenX and certain directors and officers of SpinCo and Citius Pharma. Such restrictions will begin upon closing and end six (6) months later, subject to certain exceptions; provided, however, that TenX, Maxim and Citius Pharma have agreed to release the Sponsors from any lock-ups applicable to their TenX Ordinary Shares, up to 1,500,000 shares, if doing so becomes necessary in order to meet the market value of unrestricted publicly held shares under the Nasdaq Liquidity Requirements. Following the expiration of the applicable lock-up period, such equityholders will not be restricted from selling shares of the Combined Company’s common stock held by them, other than by applicable securities laws. Additionally, Citius Pharma may distribute up to 10% of the shares of New Citius Oncology Common Stock it receives in the Merger to its stockholders and such distributed shares would not be subject to restrictions. Therefore, the Citius Pharma stockholders might sell some or all of the shares they receive in such Distribution. Further, because the Combined Company is not expected to generate revenue in the near future, there is a likelihood that it will need to continue to raise capital through one or more equity financings in order to continue developing its product candidates. As such, sales of a substantial number of shares of the Combined Company’s common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of the Combined Company’s common stock. As restrictions on resale end and registration statements (filed after the Closing to provide for the resale of such shares from time to time) are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in the Combined Company’s share price or the market price of the Combined Company’s common stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

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You may experience dilution of your ownership interests because of the future issuance of additional shares of New Citius Oncology Common Stock or securities convertible into New Citius Oncology Common Stock.

It is anticipated that, immediately following the Business Combination, (1) our public shareholders are expected to own approximately [●]% (assuming the No Redemption Scenario) and [●]% (assuming the Maximum Redemption Scenario) of the outstanding New Citius Oncology Common Stock, (2) Citius Pharma, as the sole shareholder of SpinCo (without taking into account any of TenX public shares held by the Citius Pharma stockholders prior to the consummation of the Business Combination) are expected to collectively own approximately [●]% (assuming the No Redemption Scenario) or [●]% (assuming the Maximum Redemption Scenario) of the outstanding New Citius Oncology Common Stock, and (3) the Sponsor and related parties are expected to collectively own approximately [●]% (assuming the No Redemption Scenario) or [●]% (assuming the Maximum Redemption Scenario) of the outstanding New Citius Oncology Common Stock. These percentages (i) assume that New Citius Oncology issues shares of New Citius Oncology Common Stock to former stockholders of SpinCo at Effective Time and to Newbridge, (ii) exclude all New Citius Oncology Option Awards that may be exercisable for shares of New Citius Oncology Common Stock and (iii) exclude potential grants of equity awards under the 2024 Omnibus Stock Incentive Plan. If the actual facts are different from these assumptions, the percentage ownership retained by TenX’s existing public shareholders in the Combined Company will be different.

For the foreseeable future, to finance New Citius Oncology’s operations, including possible acquisitions or strategic transactions, it is expected to issue equity securities, resulting in the dilution of the ownership interests of the present stockholders. SpinCo is, and after the Business Combination New Citius Oncology is expected to be, authorized to issue an aggregate of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. SpinCo, and after the Business Combination New Citius Oncology, may also issue additional shares of common stock or other securities that are convertible into or exercisable for New Citius Oncology Common Stock in connection with hiring or retaining employees, or for other business purposes. The future issuance of any such additional shares of New Citius Oncology Common Stock or New Citius Oncology Common Stock equivalents may create downward pressure on the trading price of the New Citius Oncology Common Stock.

The issuance of additional New Citius Oncology Common Stock will significantly dilute the equity interests of existing holders of TenX securities who receive New Citius Oncology Common Stock in the Business Combination and may adversely affect prevailing market prices for its public shares or public rights.

In addition, the Proposed Certificate of Incorporation provides for authorized but unissued shares of common stock and preferred stock for future issuance without stockholder approval, subject to rules of the securities exchange on which the New Citius Oncology Common Stock is listed. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of New Citius Oncology Common Stock by means of a proxy contest, tender offer, merger or otherwise.

If New Citius Oncology fails to meet the Nasdaq Continued Listing Requirements, it could result in a suspension or delisting of the New Citius Oncology Common Stock.

New Citius Oncology’s Common Stock is expected to be listed for trading on The Nasdaq Global Market, and the continued listing of the New Citius Oncology Common Stock on The Nasdaq Global Market is subject to compliance with a number of listing standards. These listing standards include the requirement for avoiding sustained losses, maintaining a minimum level of stockholders’ equity, and maintaining a minimum stock price. The failure to meet any listing standard would subject New Citius Oncology to potential loss of listing.

If the New Citius Oncology Common Stock were no longer listed on The Nasdaq Global Market or any other Nasdaq market, investors might only be able to trade on one of the over-the-counter markets, including the OTC Bulletin Board® or in the Pink Sheets® (a quotation medium operated by Pink Sheets LLC). This would impair the liquidity of the New Citius Oncology Common Stock, not only in the number of shares that could be bought and sold at a given price, which might be depressed by the relative illiquidity, but also through delays in the timing of transactions and reduction in media coverage. In addition, New Citius Oncology could face significant material adverse consequences, including:

●	a limited availability of market quotations for New Citius Oncology’s securities;

●	a limited amount of news and analyst coverage for New Citius Oncology; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

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In the event of a future delisting, New Citius Oncology would take actions to restore its compliance with Nasdaq’s listing requirements, but it can provide no assurance that any such action taken by New Citius Oncology would allow its Common Stock to become listed again, stabilize the market price or improve the liquidity of its Common Stock, prevent its Common Stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

If New Citius Oncology’s Common Stock were delisted and determined to be a “penny stock,” a broker-dealer may find it more difficult to trade the New Citius Oncology Common Stock and an investor may find it more difficult to acquire or dispose of the New Citius Oncology Common Stock in the secondary market.

If New Citius Oncology’s Common Stock were removed from listing with The Nasdaq Global Market or Nasdaq Capital Market, it may be subject to the so-called “penny stock” rules. The SEC has adopted regulations that define a “penny stock” to be any equity security that has a market price per share of less than $5.00, subject to certain exceptions, such as any securities listed on a national securities exchange, which is the exception on which New Citius Oncology intends to rely. For any transaction involving a “penny stock,” unless exempt, the rules impose additional sales practice requirements on broker-dealers, subject to certain exceptions. If the New Citius Oncology Common Stock were delisted and determined to be a “penny stock,” a broker-dealer may find it more difficult to trade the New Citius Oncology Common Stock and an investor may find it more difficult to acquire or dispose of the New Citius Oncology Common Stock on the secondary market.

If the perceived benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of TenX’s securities or, following the Business Combination, New Citius Oncology’s securities, may decline.

If the perceived benefits of the Business Combination do not meet the expectations of investors or securities analysists, the market price of TenX’s securities prior to the Closing may decline. The market values of TenX’s securities at the time of the Business Combination may vary significantly from their prices on the date of the Merger Agreement was executed, the date of this proxy statement/prospectus, or the date on which TenX’s stockholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of New Citius Oncology’s securities could contribute to the loss of all or part of a stockholder’s investment. Prior to the Business Combination, there has not been a public market for New Citius Oncology Common Stock. Accordingly, the valuation ascribed to New Citius Oncology in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. The market prices for securities of biotechnology and pharmaceutical companies have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. If an active market for New Citius Oncology’s securities develops and continues, the market price of the New Citius Oncology Common Stock may fluctuate significantly in response to numerous factors, some of which are beyond New Citius Oncology’s control, such as:

●	New Citius Oncology’s ability to commercialize LYMPHIR or any future product candidates, if approved;

●	the level of success and the cost of New Citius Oncology’s marketing efforts for LYMPHIR and any future product candidates;

●	unanticipated serious safety concerns related to the use of LYMPHIR;

●	announcements regarding results of any pre-clinical or clinical trials relating to New Citius Oncology’s future product candidates;

●	adverse regulatory decisions;

●	changes in laws or regulations applicable to LYMPHIR or any future product candidates, including but not limited to clinical trial requirements for approvals;

●	legal disputes or other developments relating to proprietary rights, including patents, litigation matters and New Citius Oncology’s ability to obtain and maintain patent protection for LYMPHIR or any future product candidates, government investigations and the results of any proceedings or lawsuits, including, but not limited to, patent or stockholder litigation;

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●	New Citius Oncology’s dependence on third parties and on Citius Pharma under the A&R Shared Services Agreement;

●	the recruitment or departure of key personnel;

●	announcements of the introduction of new products by New Citius Oncology’s competitors;

●	future issuances of debt or equity securities;

●	sales of New Citius Oncology Common Stock by New Citius Oncology or its stockholders in the future;

●	trading volume of New Citius Oncology Common Stock; and

●	other events or factors, many of which are beyond New Citius Oncology’s control.

Further, the equity markets in general have recently experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of New Citius Oncology Common Stock, which could cause a decline in the value of its Common Stock. Price volatility of New Citius Oncology Common Stock might worsen if the trading volume of its Common Stock is low. In the past, stockholders have initiated class action lawsuits against pharmaceutical and biotechnology companies following periods of volatility in the market prices of these companies’ stock. Such litigation, if instituted against New Citius Oncology, could cause it to incur substantial costs and divert management’s attention and resources from its business. The realization of any of the above risks or any of a broad range of other risks, including those described in these “Risk Factors and Risk Factor Summary”, could have a dramatic and material adverse impact on the market price of New Citius Oncology Common Stock.

The Certificate of Incorporation of New Citius Oncology will allow for its Board of Directors to create new series of preferred stock without further approval by its stockholders, which could adversely affect the rights of the holders of the New Citius Oncology Common Stock.

The New Citius Oncology Board will have the authority to issue up to 10,000,000 shares of preferred stock and to fix and determine the relative rights and preferences of any such preferred stock without further stockholder approval. As a result, the New Citius Oncology Board could authorize the issuance of one or more series of preferred stock that would grant preferential rights to New Citius Oncology’s assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of New Citius Oncology Common Stock and the right to the redemption of the preferred shares, together with a premium, prior to the redemption of the New Citius Oncology Common Stock. In addition, the New Citius Oncology Board could authorize the issuance of a series of preferred stock that has greater voting power than the New Citius Oncology Common Stock or that is convertible into New Citius Oncology Common Stock, which could decrease the relative voting power of the New Citius Oncology Common Stock or result in dilution to existing stockholders.

SpinCo has not paid cash dividends in the past and New Citius Oncology does not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the capital appreciation, if any, of New Citius Oncology Common Stock.

SpinCo has not paid cash dividends on its common stock and New Citius Oncology does not anticipate paying cash dividends on its capital in the foreseeable future. The payment of dividends on New Citius Oncology’s capital stock will depend on its earnings, financial condition and other business and economic factors affecting New Citius Oncology at such time as its board of directors may consider relevant. In addition, New Citius Oncology’s ability to pay dividends may be limited by covenants in any future outstanding indebtedness that New Citius Oncology may incur. Since New Citius Oncology does not intend to pay dividends, a stockholder’s ability to receive a return on such stockholder’s investment will depend on any future appreciation in the market value of the New Citius Oncology Common Stock. There is no guarantee that New Citius Oncology Common Stock will appreciate or even maintain the price at which its stockholders have purchased it.

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New Citius Oncology’s operating results may fluctuate significantly.

New Citius Oncology expects its operating results to be subject to quarterly, and possibly annual, fluctuations. New Citius Oncology’s net loss and other operating results will be affected by numerous factors, including:

●	results of the launch of LYMPHIR, if approved;

●	variations in the level of expenses related to the commercialization of LYMPHIR and any other aspects of New Citius Oncology’s development programs;

●	the level of demand for LYMPHIR and the extent of its market penetration, if approved; and

●	regulatory developments affecting LYMPHIR or any future product candidates, including applications, regulatory approvals, and post-approval matters.

If New Citius Oncology’s quarterly or annual operating results fall below the expectations of investors or securities analysts, the price of its Common Stock could decline substantially. Furthermore, any quarterly or annual fluctuations in New Citius Oncology’s operating results may, in turn, cause the price of its Common Stock to fluctuate substantially.

If securities or industry analysts do not publish research or reports about New Citius Oncology’s business, or if they issue an adverse opinion regarding its stock, its stock price and trading volume could decline.

The trading market for New Citius Oncology Common Stock will be influenced by the research and reports that industry or securities analysts publish about New Citius Oncology or its business. New Citius Oncology does not currently have and may never obtain research coverage by securities and industry analysts. Since New Citius Oncology will become public through the Business Combination, securities analysts of major brokerage firms may not provide coverage of New Citius Oncology since there is no incentive to brokerage firms to recommend the purchase of its Common Stock. If no or few securities or industry analysts commence coverage of New Citius Oncology, the trading price for its stock would be negatively impacted. In the event New Citius Oncology obtains securities or industry analyst coverage, if any of the analysts who cover it issues an adverse opinion regarding New Citius Oncology, its business model, its intellectual property or its stock performance, or if its commercialization efforts for LYMPHIR, if approved, or any clinical trials and operating results fail to meet the expectations of analysts, its stock price would likely decline. If one or more of these analysts cease coverage of New Citius Oncology or fail to publish reports on it regularly, New Citius Oncology could lose visibility in the financial markets, which in turn could cause its stock price or trading volume to decline.

Following the Business Combination, New Citius Oncology will be a controlled company within the meaning of the Nasdaq Listing Rules and, as a result, will qualify for, and may rely on, exemptions from certain corporate governance requirements. Stockholders of New Citius Oncology may not have the same protection afforded to stockholders of companies that are subject to such governance requirements.

After the Business Combination, Citius Pharma will continue to control a majority of the voting power of the outstanding shares of New Citius Oncology Common Stock. As a result, New Citius Oncology will be a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these corporate governance standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. For example, controlled companies:

●	are not required to have a board that is composed of a majority of “independent directors” as defined under the Nasdaq listing rules;

●	are not required to have a compensation committee that is composed entirely of independent directors or have a written charter addressing the committee’s purpose and responsibilities; and

●	are not required to have director nominations be made, or recommended to the full board of directors, by its independent directors or by a nominating and corporate governance committee that is composed entirely of independent directors, and to adopt a written charter or a board resolution addressing the nominations process.

While New Citius Oncology does not initially intend to rely on these exemptions, New Citius Oncology may opt to utilize these exemptions in the future as long as it remains a controlled company. Accordingly, New Citius Oncology stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

If New Citius Oncology ceases to be a “controlled company” in the future, it will be required to comply with the Nasdaq Listing Rules, which may require replacing a number of its directors and may require development of certain other governance-related policies and practices. These and any other actions necessary to achieve compliance with such rules may increase New Citius Oncology’s legal and administrative costs, will make some activities more difficult, time-consuming, and costly and may also place additional strain on New Citius Oncology’s personnel, systems and resources.

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Volatility in the Combined Company’s share price could subject the Combined Company to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If the Combined Company faces such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm its business.

Provisions in the Proposed Certificate of Incorporation and under Delaware law could discourage a takeover that stockholders may consider favorable and may lead to entrenchment of management.

The Proposed Certificate of Incorporation and Proposed Bylaws that will be in effect immediately prior to the Business Combination will contain provisions that could significantly reduce the value of the Combined Company shares to a potential acquiror or delay or prevent changes in control or changes in our management without the consent of the New Citius Oncology Board. The provisions in the Combined Company’s charter documents will include the following:

●	a classified board of directors into three (3) classes, with only one class of directors being elected in each year and each class serving a three (3)-year term, which may delay the ability of stockholders to change the membership of a majority of the New Citius Oncology Board;

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	in the event that Citius Pharma first ceases to beneficially own more than 50% of the voting power of the then-outstanding shares of stock entitled to vote generally in the election of directors (the “Trigger Event,”), the approval of at least 66-2/3% of the shares entitled to vote will be required to remove a director for cause, and the prohibition on removal of directors without cause;

●	the ability of the New Citius Oncology Board to authorize the issuance of shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquiror;

●	the ability of the New Citius Oncology Board to alter the Combined Company’s amended and restated bylaws without obtaining stockholder approval;

●	upon the occurrence of the Trigger Event, the required approval of at least 66-2/3% of the shares entitled to vote to adopt, amend or repeal the Combined Company’s amended and restated bylaws or repeal the provisions of its amended and restated certificate of incorporation regarding the election and removal of directors;

●	upon the occurrence of the Trigger Event, a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

●	upon the occurrence of the Trigger Event, the requirement that a special meeting of stockholders may be called only by the New Citius Oncology Board, the chair of the New Citius Oncology Board, the chief executive officer, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

●	advance notice procedures that stockholders must comply with in order to nominate candidates to the New Citius Oncology Board or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of the combined company.

●	upon the occurrence of the Trigger Event, the Combined Company is also subject to the anti-takeover provisions contained in Section 203 of the DGCL. Under Section 203, a corporation may not, in general, engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other exceptions, the board of directors has approved the transaction.

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The Combined Company’s Proposed Certificate of Incorporation will provide that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between the Combined Company and its stockholders and that the federal district courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, which could limit the Combined Company’s stockholders’ ability to obtain a favorable judicial forum for disputes with it or its directors, officers or employees or the underwriters or any offering giving rise to such claim.

The Proposed Certificate of Incorporation will provide that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on the Combined Company’s behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against the Combined Company arising pursuant to the DGCL, the Combined Company’s Proposed Certificate of Incorporation or the Proposed Bylaws, or any action asserting a claim against us that is governed by the internal affairs doctrine; provided that this provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act. In addition, the Combined Company’s Proposed Certificate of Incorporation provides that, unless the Combined Company consents in writing to the selection of an alternative forum, the U.S. federal district courts shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. For the avoidance of doubt, this provision is intended to benefit and may be enforced by the Combined Company, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. The Combined Company notes, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Combined Company or its directors and officers, which may discourage such lawsuits against the Combined Company and its directors and officers or could result in increased costs for our stockholders to bring a claim in the chosen forum. If a court were to find the choice of forum provisions in the Combined Company’s Proposed Certificate of Incorporation to be inapplicable or unenforceable in an action, the Combined Company may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect its business and financial condition.

The Combined Company is an emerging growth company and smaller reporting company, and the Combined Company cannot be certain if the reduced reporting requirements applicable to emerging growth companies and smaller reporting companies will make its shares less attractive to investors.

After the completion of the Business Combination, the Combined Company will be an emerging growth company, as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). For as long as the Combined Company continues to be an emerging growth company, it may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including exemption from compliance with the auditor attestation requirements under Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. The Combined Company will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the IPO (October 18, 2027), (b) in which the Combined Company has total annual gross revenue of at least $1.07 billion or (c) in which the Combined Company is deemed to be a large accelerated filer, which means the market value of shares of the Combined Company’s common stock that are held by non-affiliates exceeds $700.0 million as of the prior [●], and (2) the date on which the Combined Company has issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. The Combined Company has elected to use this extended transition period for complying with new or revised accounting standards and, therefore, the Combined Company will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Following the Business Combination, the Combined Company will also be a smaller reporting company as defined in the Exchange Act. Even after the Combined Company no longer qualifies as an emerging growth company, it may still qualify as a “smaller reporting company,” which would allow it to take advantage of many of the same exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in this proxy statement/prospectus and the Combined Company’s periodic reports and proxy statements. The Combined Company will be able to take advantage of these scaled disclosures for so long as its voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of its second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and its voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of its second fiscal quarter.

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The Combined Company cannot predict if investors will find its common stock less attractive because the Combined Company may rely on these exemptions. If some investors find the Combined Company’s common stock less attractive as a result, there may be a less active trading market for the common stock and its market price may be more volatile.

If the Combined Company’s estimates or judgments relating to its critical accounting policies prove to be incorrect or financial reporting standards or interpretations change, the Combined Company’s results of operations could be adversely affected.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Combined Company will base its estimates on historical experience, known trends and events, and various other factors that it believes to be reasonable under the circumstances, as provided in “SpinCo Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates.” The results of these estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Significant assumptions and estimates used in preparing our financial statements include the estimated variable consideration included in the transaction price in the Combined Company’s contracts with customers, stock-based compensation, and valuation of the Combined Company’s equity investments in early-stage biotechnology companies. The Combined Company’s results of operations may be adversely affected if its assumptions change or if actual circumstances differ from those in its assumptions, which could cause its results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the trading price of its common stock.

Additionally, the Combined Company will regularly monitor its compliance with applicable financial reporting standards and review new pronouncements and drafts thereof that are relevant to it. As a result of new standards, changes to existing standards and changes in their interpretation, the Combined Company might be required to change its accounting policies, alter its operational policies, and implement new or enhance existing systems so that they reflect new or amended financial reporting standards, or the Combined Company may be required to restate its published financial statements. Such changes to existing standards or changes in their interpretation may have an adverse effect on its reputation, business, financial position, and profit.

Conflicts of interest may arise from New Citius Oncology’s relationship with Citius Pharma.

Immediately after the Business Combination, all of New Citius Oncology’s directors, executive officers and employees will also be directors and employees of Citius Pharma; the employees will all be available pursuant to the A&R Shared Services Agreement. As a result of this arrangement, New Citius Oncology’s relationship with Citius Pharma could give rise to certain conflicts of interest that could have an impact on its research and development programs, business opportunities, and operations generally.

Even though SpinCo is developing different technologies in different fields than Citius Pharma, New Citius Oncology could find itself in competition with Citius Pharma for research scientists, financing and other resources, licensing, manufacturing, and distribution arrangements. Citius Pharma will engage for its own business in research and product development programs, investments, and business ventures, and New Citius Oncology will not be entitled to participate or to receive an interest in those programs, investments, or business ventures. Citius Pharma will not be obligated to present any particular research and development, investment, or business opportunity to us, even if the opportunity would be within the scope of its research and development plans or programs, business objectives, or investment policies. These opportunities may include, for example, opportunities to acquire businesses or assets, including but not limited to patents and other intellectual property that could be used by New Citius Oncology or by Citius Pharma. Each conflict of interest will be resolved by the respective boards of directors in keeping with their fiduciary duties and such policies as they may implement from time to time. As noted above, there will be overlap among New Citius Oncology board of directors, senior management and research staffs and that of Citius Pharma. These overlapping positions could interfere with the duties owed by such individuals to Citius.

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Certain of SpinCo’s directors and officers may have actual or potential conflicts of interest because of their positions with Citius Pharma.

Following the Business Combination, Leonard Mazur, Myron Holubiak, Suren Dutia, Dennis McGrath, Dr. Eugene Holuka, and Carol Webb will serve on the New Citius Oncology Board. Mr. Mazur, Jaime Bartushak and Dr. Myron Czuczman, will continue to serve as New Citius Oncology’s executive officers. All of these individuals will continue in their current director and/or management positions with Citius Pharma.

In addition, such directors and officers own shares of Citius Pharma common stock, options to purchase shares of Citius Pharma common stock or other Citius Pharma equity awards. Their position at Citius Pharma and the ownership of Citius Pharma equity or equity awards creates, or may create the appearance of, conflicts of interest when these directors and officers are faced with decisions that could have different implications for Citius Pharma than the decisions have for SpinCo, and after the Business Combination, New Citius Oncology. For example, potential conflicts of interest could arise in connection with the resolution of any dispute that may arise between Citius Pharma and New Citius Oncology regarding the terms of the A&R Shared Services Agreement governing the services provided by Citius Pharma to New Citius Oncology and the relationship between the companies. Potential conflicts of interest may also arise if New Citius Oncology enters into commercial arrangements with Citius Pharma in the future. As a result of these actual or apparent conflicts, SpinCo, and after the Business Combination, New Citius Oncology, might be precluded from pursuing certain growth initiatives.

Citius Pharma currently performs or supports many of SpinCo’s important corporate functions, which would be difficult to replace if Citius Pharma were to cease providing.

Citius Pharma provides all of SpinCo’s operational functions, systems and infrastructure pursuant to the shared services agreement (and following the Business Combination, the A&R Shared Services Agreement). SpinCo may not be able to replace these services or enter into appropriate third-party agreements on terms and conditions, including cost, comparable to those that it receives from Citius Pharma under the shared services agreement or A&R Shared Services Agreement. Additionally, after that agreement terminates, SpinCo may be unable to sustain the services at the same levels or obtain the same benefits as when it was receiving such services and benefits from Citius Pharma. When SpinCo begins to operate these functions separately, if it does not have its own adequate systems and business functions in place, or are unable to obtain them from other providers, it may not be able to operate its business effectively or at comparable costs, and its profitability may decline. In addition, it has historically received informal support from Citius Pharma, which may not be addressed in the agreements with Citius Pharma. The level of this informal support will diminish or cease following the Business Combination.

The loss of some or all of these services would be difficult for SpinCo to replace quickly if at all. Such a loss would be expected to have a material adverse effect on SpinCo’s operations at least in the near term.

SpinCo’s financial statements may not necessarily be indicative of the conditions that would have existed if it had been operated as an unaffiliated company of Citius Pharma, and it will incur significant charges in connection with the Business Combination and may incur incremental costs as a stand-alone public company.

Citius Pharma provides all of SpinCo’s operational functions, systems and infrastructure pursuant to the shared services agreement. SpinCo’s financial statements reflect charges for these services on an allocation basis. As a result, its historical financial statements may not be reflective of conditions that would have existed or what its results of operations would have been had it been a stand-alone public company and no longer a majority-owned subsidiary of Citius Pharma. Following the Business Combination, pursuant to the A&R Shared Services Agreement, Citius Pharma will continue to provide New Citius Oncology with the same services related to these functions for the foreseeable future for the agreed-upon fees set forth in the A&R Shared Services Agreement. However, New Citius Oncology may incur additional internal costs to implement certain new systems, including infrastructure and an enterprise resource planning system, while the SpinCo legacy systems are currently being fully supported by Citius Pharma.

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New Citius Oncology may also need to make investments or hire additional employees to operate without the same access to Citius Pharma’ existing operational and administrative infrastructure. These initiatives may be costly to implement. Due to the scope and complexity of the underlying projects relative to these efforts, the amount of total costs could be materially higher than what is currently estimated, and the timing of the incurrence of these costs is subject to change.

These potential costs could have a material advise effect on SpinCo’s operations and revenues.

SpinCo is controlled by Citius Pharma, whose interests may differ from those of public stockholders.

Immediately following the Business Combination, Citius Pharma will control a minimum of approximately [___]% of the voting power of New Citius Oncology, which means that, based on its percentage voting power controlled after the Business Combination, Citius Pharma will control the vote of all matters submitted to a vote of the New Citius Oncology stockholders. This control will enable Citius Pharma to control the election of the members of the New Citius Oncology Board and all other corporate decisions. In particular, for so long as Citius Pharma continues to own a majority of the New Citius Oncology Common Stock, Citius Pharma will be able to cause or prevent a change of control of New Citius Oncology or a change in the composition of the New Citius Oncology Board and could preclude any unsolicited acquisition of New Citius Oncology.

Pursuant to the A&R Registration Rights Agreement and the Proposed Certificate of Incorporation, which will take effect upon completion of the Business Combination, Citius Pharma will have certain rights, and the ability to take certain actions, which are not otherwise available to all New Citius Oncology stockholders. For example, the A&R Registration Rights Agreement provides Citius Pharma the right, following the Business Combination and subject to certain conditions, to demand that New Citius Oncology file a registration statement or request that their shares of New Citius Oncology Common Stock be covered by a registration statement that New Citius Oncology is otherwise filing. See the section titled “Description of New Citius Oncology Securities — Registration Rights” for additional information regarding these rights. In addition, until such time as Citius Pharma first ceases to own greater than 50% of the outstanding voting power of the New Citius Oncology Common Stock, the Proposed Certificate of Incorporation will effectively provide Citius Pharma with the ability to fill vacancies on the New Citius Oncology Board, remove directors (with or without cause), call a special meeting of the New Citius Oncology stockholders, amend the Proposed Certificate of Incorporation (subject to approval of the New Citius Oncology Board) and amend the Proposed Bylaws. The directors so elected will have the authority, subject to the terms of its indebtedness and applicable rules and regulations, to issue additional stock, implement stock repurchase programs, declare dividends and make other decisions. See the section titled “Description of New Citius Oncology Securities — Anti-Takeover Matters in New Citius Oncology’s Governing Documents and Under Delaware Law” for additional information regarding Citius Pharma’ ability to take such actions.

Even when Citius Pharma ceases to control a majority of the total voting power of New Citius Oncology, for so long as Citius Pharma continues to own a significant percentage of the New Citius Oncology Common Stock, Citius Pharma will still be able to significantly influence the composition of the New Citius Oncology Board and the approval of actions requiring stockholder approval. Accordingly, for such period of time, Citius Pharma will have significant influence with respect to New Citius Oncology’s management, business plans and policies. Because of the significant ownership position held by Citius Pharma, New Citius Oncology’s classified board structure, new investors may not be able to effect a change in New Citius Oncology’s business or management. The concentration of ownership and availability of the foregoing rights could deprive stockholders of an opportunity to receive a premium for their shares of Common Stock as part of a sale of New Citius Oncology and ultimately might affect the market price of the New Citius Oncology Common Stock.

Furthermore, the interests of Citius Pharma may not be aligned with those of other New Citius Oncology stockholders and this could lead to actions that may not be in the best interests of other stockholders. For example, Citius Pharma may have different tax positions or strategic plans for New Citius Oncology, which could influence its decisions regarding whether and when New Citius Oncology should dispose of assets, issue equity or incur indebtedness. Additionally, Citius Pharma’ significant ownership in New Citius Oncology may discourage someone from making a significant equity investment in New Citius Oncology, or could discourage transactions involving a change in control.

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In addition, in the ordinary course of its pharmaceutical business activities, Citius Pharma may engage in fields or activities where its interests conflict with SpinCo’s interests or those of New Citius Oncology’s other stockholders, such as investing in or advising businesses that directly or indirectly compete with certain portions of New Citius Oncology’s business or those businesses that are suppliers or customers of New Citius Oncology. The Proposed Certificate of Incorporation will provide that, to the fullest extent permitted by law, none of Citius Pharma and its affiliates and any person or entity who, while a stockholder, director, officer or agent of New Citius Oncology or any of its affiliates, is a director, officer, principal, partner, member, manager, employee, agent and/or other representative of Citius Pharma and its affiliates (each an “Identified Person”) will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar business activities or lines of business in which New Citius Oncology or its affiliates are engaged or that are deemed to be competing with New Citius Oncology or any of its affiliates or (ii) otherwise investing in or providing services to any person that competes with New Citius Oncology or its affiliates engaging, directly or indirectly, in the same or similar business activities or lines of business in which New Citius Oncology operates. In addition, to the fullest extent permitted by law, no Identified Person will have any obligation to offer New Citius Oncology or its subsidiaries or affiliates the right to participate in any corporate opportunity in the same or similar business activities or lines of business in which New Citius Oncology or its affiliates are engaged or that are deemed to be competing with New Citius Oncology or any of its affiliates. This means that Citius Pharma may pursue acquisition opportunities that may be complementary to New Citius Oncology’s business and, as a result, those acquisition opportunities may not be available to New Citius Oncology. In addition, Citius Pharma may have an interest in pursuing acquisitions, divestitures and other transactions that, in its judgment, could enhance its investment, even though such transactions might involve risks to the New Citius Oncology stockholders or may not prove beneficial.

Risks Related to Redemption

Public shareholders who wish to redeem their public shares for a pro rata portion of the trust account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their public shares for a pro rata portion of the funds held in the trust account.

A public shareholder will be entitled to receive cash for any public shares to be redeemed only if such public shareholder: (1)(a) holds public shares, or (b) if the public shareholder holds public shares through units, the public shareholder elects to separate its units into the underlying public shares and rights prior to exercising its redemption rights with respect to the public shares; (2) prior to 5:00 p.m., Eastern Time on [●], 2024 (two (2) business days before the scheduled date of the extraordinary general meeting) submits a written request to American Stock, our transfer agent, that we redeem all or a portion of your public shares for cash, affirmatively certifying in your request if you “ARE” or “ARE NOT” acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other shareholder with respect to shares of our common stock; and (3) delivers its public shares to our transfer agent physically or electronically through DTC. In order to obtain a physical share certificate, a shareholder’s broker or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from our transfer agent. However, because we do not have any control over this process or over DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, public shareholders who wish to redeem their public shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

If a public shareholder fails to receive notice of our offer to redeem public shares in connection with the Business Combination or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

If, despite our compliance with the proxy rules, a public shareholder fails to receive our proxy materials, such public shareholder may not become aware of the opportunity to redeem his, her or its public shares. In addition, the proxy materials that we are furnishing to holders of public shares in connection with the Business Combination describe the various procedures that must be complied with in order to validly redeem the public shares. In the event that a public shareholder fails to comply with these procedures, its public shares may not be redeemed. Please see the section entitled “Extraordinary General Meeting of TenX — Redemption Rights” for additional information on how to exercise your redemption rights.

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If you or a “group” of shareholders of which you are a part are deemed to hold an aggregate of more than 15% of the public shares, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of the public shares.

A public shareholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the public shares. In order to determine whether a shareholder is acting in concert or as a group with another shareholder, we will require each public shareholder seeking to exercise redemption rights to certify to us whether such shareholder is acting in concert or as a group with any other shareholder. Such certifications, together with other public information relating to stock ownership available to us at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which we make the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over our ability to consummate the Business Combination and you could suffer a material loss on your investment in us if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if we consummate the Business Combination. As a result, you will continue to hold that number of shares aggregating to more than 15% of the public shares and, in order to dispose of such excess shares, would be required to sell your stock in open market transactions, potentially at a loss. We cannot assure you that the value of such excess shares will appreciate over time following the Business Combination or that the market price of the public shares will exceed the per-share redemption price. Notwithstanding the foregoing, shareholders may challenge our determination as to whether a shareholder is acting in concert or as a group with another shareholder in a court of competent jurisdiction.

However, our shareholders’ ability to vote all of their shares (including such excess shares) for or against the Business Combination is not restricted by this limitation on redemption.

There is no guarantee that a shareholder’s decision whether to redeem its shares for a pro rata portion of the trust account will put the shareholder in a better future economic position.

We can give no assurance as to the price at which a shareholder may be able to sell its public shares in the future following the Closing or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than a shareholder of TenX might realize in the future had the shareholder not redeemed its shares. Similarly, if a shareholder does not redeem its shares, the shareholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a shareholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A shareholder should consult the shareholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

TenX directors may decide not to enforce the indemnification obligation of the Sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to public shareholders.

In the event that the proceeds in the trust account are reduced below (i) $10.20 per share or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and the Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, TenX’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While TenX currently expects that its independent directors would take legal action on TenX’s behalf against the Sponsor to enforce its indemnification obligations to us, it is possible that TenX’s independent directors in exercising their business judgment and subject to TenX’s fiduciary duties may choose not to do so in any particular instance. If TenX’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to public shareholders may be reduced below $10.20 per share.

Risks if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination and the Domestication, the TenX Board will not have the ability to adjourn the extraordinary general meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved, and, therefore, the Business Combination may not be consummated.

the TenX Board is seeking approval to adjourn the extraordinary general meeting to a later date or dates if, at the extraordinary general meeting, based upon the tabulated votes, there are insufficient votes to approve each of the Condition Precedent Proposals. If the Adjournment Proposal is not approved, the TenX Board will not have the ability to adjourn the extraordinary general meeting to a later date and, therefore, will not have more time to solicit votes to approve the Condition Precedent Proposals. In such events, the Business Combination would not be completed.

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EXTRAORDINARY GENERAL MEETING OF TENX

General

TenX is furnishing this proxy statement/prospectus to the TenX Shareholders as part of the solicitation of proxies by the TenX Board for use at the extraordinary general meeting to be held on [●], 2024, and at any adjournment thereof. This proxy statement is first being furnished to the TenX Shareholders on or about [●], 2024 in connection with the vote on the proposals described in this proxy statement/prospectus. This proxy statement provides the TenX Shareholders with information they need to know to be able to vote or instruct their vote to be cast at the extraordinary general meeting.

Date, Time and Place

The extraordinary general meeting of TenX will be held at the offices of [●], located at [●], at [●] a.m. Eastern Time, on [●], 2024. TenX Shareholders may also attend the extraordinary general meeting by visiting the extraordinary general meeting website at [●], where they will be able to listen to the meeting live and vote during the meeting.

Purpose of the Extraordinary General Meeting

At the extraordinary general meeting, TenX is asking holders of TenX Ordinary Shares to consider and vote upon:

●	Proposal No. 1 — The Business Combination Proposal — a special resolution to adopt (i) the Merger Agreement, (ii) the Transaction Documents and (iii) each of the transactions contemplated thereby, including the Domestication and the Merger;

●	Proposal No. 2 — The Domestication Proposal — a special resolution to approve the Domestication and change in the jurisdiction of incorporation of TenX from the Cayman Islands to the State of Delaware under the name “Citius Oncology, Inc.”;

●	Proposal No. 3 — The Organizational Documents Proposal — a special resolution to adopt the Proposed Certificate of Incorporation and the Proposed Bylaws of TenX after giving effect to the Domestication;

●	Proposal No. 4 — The Non-Binding Governance Proposals — an ordinary resolution on a non-binding advisory basis, to approve certain material differences between TenX’s Cayman Constitutional Documents and the Proposed Certificate of Incorporation and Proposed Bylaws, presented separately in accordance with SEC requirements;

●	Proposal No. 5 — The Stock Issuance Proposal — an ordinary resolution, for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, to approve the issuance of shares of common stock, par value $0.0001, of New Citius Oncology pursuant to (i) the Domestication and (ii) the Merger;

●	Proposal No. 6 — The Incentive Plan Proposal — an ordinary resolution to approve by ordinary resolution, the New Citius Oncology 2024 Omnibus Stock Incentive Plan;

●	Proposal No. 7 — The Director Election Proposal — an ordinary resolution to elect seven (7) directors to serve staggered terms on the New Citius Oncology Board; and

●	Proposal No. 8 — The Adjournment Proposal — an ordinary resolution to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient shares represented to constitute a quorum necessary to conduct business at the extraordinary general meeting or to approve one or more proposals at the extraordinary general meeting or to the extent necessary to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to TenX Shareholders.

Each of Proposals No. 1 through 3 and 5 through 7, the Condition Precedent Proposals, are cross-conditioned on the approval of the others. If our shareholders do not approve each of the Condition Precedent Proposals, then unless certain conditions in the Merger Agreement are waived by the applicable parties to the Merger Agreement, the Merger Agreement may be terminated, and the Business Combination may not be consummated. Each of the Condition Precedent Proposals is conditioned on the approval and adoption of each of the other Condition Precedent Proposals unless such condition is waived by the applicable parties to the Merger Agreement. Proposal No. 8 is not conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus. Proposal No. 4 is constituted of non-binding advisory proposals.

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Recommendation of the TenX Board

The TenX Board believes that the Business Combination Proposal and the other proposals to be presented at the extraordinary general meeting are in the best interest of TenX and its shareholders and recommends that its shareholders vote “FOR” the Business Combination Proposal, “FOR” the Domestication Proposal, “FOR” the Organizational Documents Proposal, “FOR” the Non-Binding Governance Proposals, “FOR” the Stock Issuance Proposal, “FOR” the Incentive Stock Proposal, “FOR” the Director Election Proposal and “FOR” the Adjournment Proposal, in each case, if presented to the extraordinary general meeting.

The existence of financial and personal interests of one or more of TenX’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TenX and its shareholders and what he, she, or they may believe is best for himself, herself, or themselves in determining to recommend that shareholders vote for the proposals. In addition, TenX’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of TenX’s Directors and Officers in the Business Combination” for a further discussion of these considerations.

TenX Record Date; Who is Entitled to Vote

TenX Shareholders will be entitled to vote or direct votes to be cast at the extraordinary general meeting if they owned TenX Ordinary Shares at the close of business on [●], 2024, which is the TenX Record Date for the extraordinary general meeting. Shareholders will have one vote for each TenX ordinary share owned at the close of business on the TenX Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. As of the close of business on the TenX Record Date, there were [●] TenX Ordinary Shares issued and outstanding.

Quorum

A quorum of TenX Shareholders is necessary to hold a valid meeting. A quorum will be present at the extraordinary general meeting if one or more TenX Shareholders who hold not less than one-third of the issued and outstanding TenX Ordinary Shares entitled to vote at the extraordinary general meeting are represented in person or by proxy. As of the TenX Record Date for the extraordinary general meeting, [●] TenX Ordinary Shares would be required to achieve a quorum.

Abstentions and Broker Non-Votes

An abstention will be counted towards the quorum requirement but will not count as a vote cast at the extraordinary general meeting. We expect that all proposals being voted on at the extraordinary general meeting will be considered non-routine under the rules of the NYSE, which generally controls the ability of brokers to vote or not vote shares held in street name on certain matters, and therefore we do not expect any broker non-votes to be submitted and broker non-votes will therefore have no impact on quorum. If you are a shareholder of record and you attend the extraordinary general meeting and wish to vote in person, you may withdraw your proxy and vote in person.

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the FTC, certain transactions may not be consummated unless information has been furnished to the Antitrust Division and the FTC and certain waiting period requirements have been satisfied. The Business Combination is subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Form by each Party with the Antitrust Division and the FTC. If the FTC or the Antitrust Division issues a Second Request within the initial 30-day waiting period, the waiting period with respect to the Transactions will be extended for an additional period of 30 calendar days, which will begin on the date on which the filing parties each certify compliance with the Second Request. TenX and Citius Pharma plan to promptly file their respective required forms under the HSR Act with respect to the Business Combination with the Antitrust Division and the FTC.

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At any time before or after consummation of the Business Combination, notwithstanding termination of the respective waiting periods under the HSR Act, the Department of Justice or the FTC, or any state or foreign governmental authority could take such action under applicable antitrust laws as such authority deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination, conditionally approving the Business Combination upon divestiture of assets, subjecting the completion of the Business Combination to regulatory conditions or seeking other remedies. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. TenX cannot assure you that the Antitrust Division, the FTC, any state attorney general or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, TenX cannot assure you as to its result.

Neither TenX nor SpinCo is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the expiration of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Vote Required for Approval

The approval of each of the Stock Issuance Proposal, the Non-Binding Governance Proposals, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the TenX Ordinary Shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

The approval of each of the Business Combination Proposal, the Domestication Proposal and the Organizational Documents Proposal require a special resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of at least two-thirds of the TenX Ordinary Shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

Each of the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, Stock Issuance Proposal, the Incentive Plan Proposal and the Director Election Proposal is conditioned on the approval and adoption of each of the other Condition Precedent Proposals unless such condition is waived by the parties to the Merger Agreement. The Adjournment Proposal and the Non-Binding Governance Proposals are not conditioned on any other approval.

Voting Your Shares

Each TenX ordinary share that you own in your name entitles you to one vote. Your proxy card shows the number of TenX Ordinary Shares that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

If you are a holder of record of TenX Ordinary Shares on the TenX Record Date for the extraordinary general meeting, you may vote at the extraordinary general meeting in any of the following ways:

●	Vote by Mail: by signing, dating, and returning the enclosed proxy card in the accompanying prepaid reply envelope. By signing the proxy card and returning it in the enclosed prepaid envelope to the specified address, you are authorizing the individuals named on the proxy card to vote your shares at the extraordinary general meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the extraordinary general meeting so that your shares will be voted if you are unable to attend the extraordinary general meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the extraordinary general meeting. If you sign and return the proxy card but do not give instructions on how to vote your shares, your TenX Ordinary Shares will be voted as recommended by the TenX Board.

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●	Vote by Internet: visit [●].com, 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time on [●], 2024 (have your proxy card in hand when you visit the website);

●	Vote by Phone: by calling toll-free (within the U.S. or Canada) (800) 714-3310 or by calling +1 212-448-4476 if you are outside of the U.S. and Canada (have your proxy card in hand when you call); or

●	Vote at the Extraordinary General Meeting: you can attend the extraordinary general meeting in person or via the virtual meeting platform and vote during the meeting by following the instructions on your proxy card. You can access the extraordinary general meeting by visiting the website [●]. You will need your control number for access. Instructions on how to virtually attend and participate at the extraordinary general meeting are available at [●].

Revoking Your Proxy

If you are a shareholder of record of TenX Ordinary Shares as of the close of business on the TenX Record Date, you can change or revoke your proxy before it is voted at the meeting in one of the following ways:

●	Submit a new proxy card bearing a later date; or

●	Vote in person or electronically at the extraordinary general meeting by visiting [●] and entering the control number found on your proxy card, voting instruction form or notice you previously received. Please note that your attendance at the extraordinary general meeting will not alone serve to revoke your proxy.

Who Can Answer Your Questions About Voting Your TenX Ordinary Shares

If you are a shareholder and have any questions about how to vote or direct a vote in respect of your TenX Ordinary Shares, you may call D.F. King & Co., Inc., TenX’s proxy solicitor, by calling toll-free (within the U.S. or Canada): (800) 714-3310 or banks and brokers can call collect at: (212) 269-5550 or by emailing TENK@dfking.com.

Redemption Rights

Pursuant to the Cayman Constitutional Documents, a public shareholder, excluding the Sponsor and certain related parties, may request that TenX redeem all or a portion of such shareholder’s public shares for cash if the Business Combination is consummated. You will be entitled to receive cash for any public shares to be redeemed only if you:

(i) (a) hold TenX Ordinary Shares, or (b) if you hold TenX Ordinary Shares through TenX Units, you elect to separate your TenX Units into the underlying TenX Ordinary Shares and TenX Rights prior to exercising your redemption rights with respect to the public shares;

(ii) submit a written request to American Stock, TenX’s transfer agent, in which you (a) request that TenX redeem all or a portion of your TenX Ordinary Shares for cash, and (b) identify yourself as the beneficial holder of the TenX Ordinary Shares and provide your legal name, phone number and address; and; and

(iii) deliver your public shares to American Stock physically or electronically through DTC.

Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to 5:00 p.m., Eastern Time, on [●], 2024 (two (2) business days before the extraordinary general meeting) in order for their shares to be redeemed.

Holders of TenX Units must elect to separate the units into the underlying TenX Ordinary Shares and TenX Rights prior to exercising redemption rights with respect to the public shares. If holders hold their TenX Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the TenX Units into the underlying TenX Ordinary Shares and TenX Rights, or if a holder holds TenX Units registered in its own name, the holder must contact American Stock, TenX’s transfer agent, directly and instruct them to do so. Public shareholders may elect to redeem their public shares even if they vote “for” the Business Combination Proposal or any other Condition Precedent Proposal.

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If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public shareholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its shares to American Stock, TenX will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the trust account, calculated as of two (2) business days prior to the consummation of the Business Combination. For illustrative purposes, as of [●], 2024, this would have amounted to approximately $[●] per issued and outstanding public shares. If a public shareholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares. The redemption takes place following the Domestication and, accordingly, it is shares of New Citius Oncology Common Stock that will be redeemed promptly after consummation of the Business Combination.

If you hold the shares in “street name,” you will have to coordinate with your broker to have your shares certificated or delivered electronically. TenX Ordinary Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through DTC’s DWAC system. The transfer agent will typically charge the tendering broker $175 and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the proposed Business Combination is not consummated this may result in an additional cost to shareholders for the return of their shares.

Any request for redemption, once made by a holder of TenX Ordinary Shares, may not be withdrawn once submitted to TenX unless the TenX Board determines (in its sole discretion) to permit the withdrawal of such redemption request (which it may do in whole or in part). If you submit a redemption request to American Stock and later decide prior to the extraordinary general meeting not to elect redemption, you may request to withdraw the redemption request. You may make such request by contacting American Stock at the phone number or address listed in see “Questions and answers — Q: Who can help answer my questions?”

Any corrected or changed written exercise of redemption rights must be received by American Stock prior to the vote taken on the Business Combination Proposal at the extraordinary general meeting. No request for redemption will be honored unless the holder’s TenX Ordinary Share certificates (if any) and other redemption forms have been delivered (either physically or electronically) to American Stock at least two (2) business days prior to the vote at the extraordinary general meeting.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its TenX Ordinary Shares with respect to more than an aggregate of 15% of the TenX Ordinary Shares. Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the TenX Ordinary Shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

The Sponsor has, pursuant to the Sponsor Support Agreement, agreed to, among other things, that the Sponsor will vote all of its TenX Ordinary Shares and founder shares in favor of the proposals being presented at the extraordinary general meeting and waive its redemption rights with respect to such shares in connection with the consummation of the Business Combination, and that the Sponsor has the right to designate an individual to be appointed to the TenX Board at the Closing. Such shares will be excluded from the pro rata calculation used to determine the per-share redemption price. As of the date of this proxy statement/prospectus, the Sponsor owns approximately 2,044,000 of the issued and outstanding TenX Ordinary Shares. See “Proposal No. 1 — The Business Combination Proposal — Summary of the Ancillary Agreements — Sponsor Insider Agreement” in this proxy statement/prospectus for more information related to the Sponsor Insider Agreement.

The closing price of the TenX Ordinary Shares on [●], 2024 was $[●]. For illustrative purposes, as of [●], 2024, funds in the trust account plus accrued interest thereon totaled approximately $[●] or approximately $[●] per issued and outstanding TenX Ordinary Share.

Prior to exercising redemption rights, TenX’s public shareholders should verify the market price of the TenX Ordinary Shares as they may receive higher proceeds from the sale of their TenX Ordinary Shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. TenX cannot assure its shareholders that they will be able to sell their TenX Ordinary Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares.

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Dissenter’s Rights Appraisal Rights

As TenX is not a constituent party to the Merger between Merger Sub and SpinCo, shareholders of TenX do not have dissenters’ rights in connection with the Merger under Cayman Islands law.

TenX’s right holders do not have appraisal rights in connection with the Business Combination or the Merger under the DGCL.

Proxy Solicitation Costs

TenX is soliciting proxies on behalf of the TenX Board. This solicitation is being made by mail but also may be made by telephone or in person. TenX and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. TenX will bear the cost of the solicitation.

TenX has engaged D.F. King & Co., Inc. to assist in the proxy solicitation process. TenX will pay D.F. King a fee of $25,000 plus fees and expenses.

TenX will ask banks, brokers and other institutions, nominees, and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. TenX will reimburse them for their reasonable expenses.

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PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL

TenX’s public shareholders are being asked to approve the Business Combination of TenX with SpinCo described in this proxy statement/prospectus, including (a) approving and adopting the Merger Agreement, (b) approving the other Transaction Documents named in the Merger Agreement and (c) approving the transactions contemplated by the Merger Agreement and such other Transaction Documents. TenX urges shareholders to read this proxy statement/prospectus, including the Annexes and the other documents referred to herein, carefully and in their entirety to fully understand the proposed Business Combination and the principal terms of the Merger Agreement and other Transaction Documents.

You should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Merger Agreement and the other Transaction Documents. Please see the subsections entitled “— Summary of to the Merger Agreement” and “— Summary of the Ancillary Agreements” below, for additional information.

Structure of the Business Combination

In accordance with Merger Agreement, the Domestication will be effected, whereby TenX’s jurisdiction of incorporation will be changed by its deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware at least one (1) business day prior to the consummation of the Merger. Following the Domestication, the Merger will be effected, whereby Merger Sub will merge with and into SpinCo, with SpinCo continuing as the surviving company in the Merger and a wholly-owned subsidiary of New Citius Oncology.

Merger Consideration

Pursuant to the terms of the Merger Agreement, the outstanding securities of SpinCo will be converted into the right to receive the Merger Consideration as follows:

Common Stock. As a result of and upon the Closing, among other things, each outstanding share of SpinCo Common Stock (other than Treasury Shares), will be cancelled upon the Effective Time in exchange for the right to receive a number of shares of New Citius Oncology Common Stock equal to the Base Exchange Ratio.

SpinCo Options. In addition, all SpinCo Options, that are outstanding as of immediately prior to the Effective Time, will be assumed by New Citius Oncology and converted into such number of New Citius Oncology Options equal to (1) the number of shares of SpinCo Common Stock underlying such SpinCo Option immediately prior to the Effective Time multiplied by (2) the Base Exchange Ratio, and the exercise price of each outstanding New Citius Oncology Option will be equal to the exercise price of the pre-conversion SpinCo Option divided by the Base Exchange Ratio. For further details, see “Proposal No. 1 — The Business Combination Proposal — Consideration, Treatment of SpinCo Options” and “Executive and Director Compensation—Narrative to Summary Compensation Table — Treatment of Outstanding Equity Awards at the Time of the Merger.”

Ownership of TenX after the Business Combination

As of the date of this proxy statement/prospectus, there are (i) 8,941,000 TenX Ordinary Shares issued and outstanding, which include 1,650,000 founder shares held by the Sponsor and 7,291,000 public shares (the public share number is inclusive of 838,272 TenX Ordinary Shares underlying all issued and outstanding TenX Units), (ii) 6,994,000 TenX Rights, which include 6,155,728 TenX Rights held by the public and the 838,272 TenX Rights underlying all issued and outstanding TenX Units, and (iii) 838,272 TenX Units outstanding, which include 394,000 Private Placement Units held by the Sponsor and 444,272 TenX Units held by the public (all TenX Ordinary Shares and TenX Rights underlying the 838,272 TenX Units are included in (i) and (ii), respectively). Each outstanding TenX Unit consists of one (1) share of TenX Ordinary Shares and (1) TenX Right. Each outstanding TenX Right entitles the holder to receive two-tenths of one (1) share of TenX Ordinary Shares, which following the Domestication, this will entitle the holders to one (1) share of New Citius Oncology Common Stock and one (1) New Citius Oncology Right. Therefore, as of the date of this proxy statement/prospectus (without giving effect to the Business Combination), the TenX fully diluted share capital is 10,339,800.

It is anticipated that, following the Business Combination, (1) our public shareholders are expected to own approximately [●]% (assuming the No Redemption Scenario) and [●]% (assuming the Maximum Redemption Scenario) of the outstanding New Citius Oncology Common Stock, (2) SpinCo stockholders (are expected to own approximately [●]% of the outstanding shares of New Citius Oncology Common Stock, and (3) the Sponsor and related parties are expected to collectively own approximately [●]% of the outstanding shares of New Citius Oncology Common Stock. These percentages assume (a) that no public shareholders exercise their redemption rights in connection with the Business Combination, (b) that New Citius Oncology issues 67,500,000 shares of New Citius Oncology Common Stock to former stockholders of SpinCo and $500,000 in shares at $10.00 per share (50,000 shares) to Newbridge as payment of its financial advisory fee, and (c) exclude all New Citius Oncology Option Awards that may be exercisable for shares of New Citius Oncology Common Stock, (we refer to this set of assumptions as the “No Redemption Scenario”). If the actual facts are different from the No Redemption Scenario, the percentage ownership of New Citius Oncology held by such constituencies will be different.

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The following table illustrates varying ownership levels in New Citius Oncology immediately following the consummation of the Business Combination based on the No Redemption Scenario and, alternatively (i) based on the assumption that [●] TenX Ordinary Shares are redeemed in connection with the Business Combination at approximately $[●] per share (we refer to this set of assumptions as the “50% Redemption Scenario”) and (ii) based on the assumption that [●] TenX Ordinary Shares are redeemed in connection with the Business Combination at approximately $ [●] per share (we refer to this set of assumptions as the “Maximum Redemption Scenario”). Regardless of the extent of redemptions, the shares of New Citius Oncology Common Stock owned by non-redeeming shareholders will have an implied value of $ [●] per share immediately upon consummation of the Business Combination. The trading price of New Citius Oncology Common Stock immediately after consummation of the transaction is unpredictable. Please see “Risk Factors and Risk Factor Summary — Risks Related to Redemption” for additional information.

Share Ownership in New Citius Oncology
	No Redemption Scenario			50% Redemption Scenario			Maximum Redemption Scenario
	Number of Shares	Percentage of Outstanding Shares		Number of Shares	Percentage of Outstanding Shares		Number of Shares	Percentage of Outstanding Shares
TenX’s public shareholders	[●]	[●]	%	[●]	[●]	%	[●]	[●]	%
Sponsor and related parties	[●]	[●]	%	[●]	[●]	%	[●]	[●]	%
Citius Pharma (1)	[●]	[●]	%	[●]	[●]	%	[●]	[●]	%
Maxim Group Advisory Fee Shares(2)	[●]	[●]	%	[●]	[●]	%	[●]	[●]	%
Newbridge Securities Advisory Fee Shares	[●]	[●]	%	[●]	[●]	%	[●]	[●]	%
Total	[●]	100.0%		[●]	100.0%		[●]	100.0%

(1)	This table assumes no Distribution is effected by Citius Pharma. If Citius Pharma effects a Distribution, assuming a maximum Distribution amount of 10% of the outstanding shares of New Citius Oncology Common Stock Citius Pharma receives in the Merger, it is anticipated that Citius Pharma and Citius Pharma’s stockholders would own: (i) in a No Redemption Scenario, approximately [●]% and [●]%, respectively, of the outstanding shares of New Citius Oncology Common Stock (ii) in a 50% Redemption Scenario, approximately [●]% and [●]%, respectively, of the outstanding shares of New Citius Oncology Common Stock, and (iii) in a Maximum Redemption Scenario, approximately [●]% and [●]%, respectively, of the outstanding shares of New Citius Oncology Common Stock. Whether or not such Distribution is effected, and the size of such Distribution, is dependent on the factors described herein.

(2)	This table includes [●] shares that will be issued to Maxim for M&A advisory services provided to Citius Pharma and SpinCo.

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Summary of the Merger Agreement

A summary of the material provisions of the Merger Agreement is set forth below and elsewhere in this proxy statement/prospectus. TenX urges shareholders to read this proxy statement/prospectus, including the Annexes and the other documents referred to herein, carefully and in their entirety to fully understand the proposed Business Combination and the principal terms of the Merger Agreement and other Transaction Documents.

Closing of the Transactions

The Closing is expected to take place three (3) business days following the satisfaction or waiver of the conditions described below under the subsection entitled “— Conditions to Closing,” unless TenX, Citius Pharma and SpinCo agree in writing to another time or unless the Merger Agreement is terminated. The Business Combination is expected to be consummated promptly after the approval of TenX’s public shareholders at the extraordinary general meeting of such shareholders described in this proxy statement/prospectus.

The Merger Agreement provides that the Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, or at such later time as the parties may specify in such certificate of merger.

Merger Consideration

As a result of and upon the Closing (after giving effect to the Domestication), among other things, (i) all outstanding shares of capital stock of SpinCo, other than Treasury Shares, will be cancelled in exchange for the right to receive, in the aggregate, 67,500,000 shares of New Citius Oncology Common Stock at a deemed value of $10.00 per share, subject to certain adjustments in the event the capitalization of TenX changes after the date of the Merger Agreement and prior to the Domestication and the Effective Time, with any fractional shares of New Citius Oncology Common Stock rounded down to the nearest whole share for no additional consideration, and (ii) all outstanding SpinCo Options will be assumed by New Citius Oncology and converted into New Citius Oncology Options (collectively, the “Merger Consideration”). Any Treasury Shares will be cancelled and will cease to exist, and no stock or other consideration will be issued in respect of the Treasury Shares. Specifically, each share of SpinCo Common Stock will be cancelled and converted into the right to receive a number of shares of New Citius Oncology Common Stock equal to the Base Exchange Ratio, which is the quotient obtained by dividing (x) 67,500,000 by (y) the aggregate number of shares of SpinCo Common Stock outstanding as of immediately prior to the Effective Time. Each outstanding SpinCo Option will be exchanged for a number of New Citius Oncology Options (rounded down to the nearest whole share) equal to the number of shares of SpinCo Common Stock subject to such option, multiplied by the Base Exchange Ratio, and the exercise price per share will be the exercise price in effect immediately prior to the Effective Time, divided by the Base Exchange Ratio (rounded up to the nearest full cent).

In addition, at the Closing, each then issued and outstanding New Citius Oncology Right shall automatically convert into two-tenths (2/10) of one share of New Citius Oncology Common Stock.

Treatment of SpinCo Options

Each SpinCo Option that is outstanding as of immediately prior to the Effective Time will be assumed by TenX as of the Effective Time and will be converted into the right to receive an option to purchase shares of New Citius Oncology Common Stock upon substantially the same terms and conditions as are in effect with respect to such option immediately prior to the Effective Time. The exercise price per share for each SpinCo Option will be equal to the exercise price per share of the SpinCo Option in effect immediately before the Effective Time, as adjusted by the Base Exchange Ratio.

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Representations and Warranties

The Merger Agreement contains representations and warranties of Citius Pharma relating, among other things, to:

1.	The due organization, qualification and good standing (where applicable) of Citius Pharma;

2.	the due authorization of Citius Pharma’s entry into and execution of the Merger Agreement and Transaction Documents, and its performance of its obligations thereunder;

3.	the absence of government consents required to be obtained or made by Citius Pharma in connection with the Merger Agreement and Transaction Documents, except for or in compliance with (a) the HSR Act, (b) the filing of a certificate of merger and charter with the Secretary of State of the State of Delaware, (c) the rules and regulations of Nasdaq, (d) requirements of state securities or “blue sky” laws, the Securities Act and the Exchange Act, (e) certain consents listed under the disclosure schedules of the Merger Agreement;

4.	the absence of conflicts by the execution, delivery and performance of the Merger Agreement and Transaction Documents with laws applicable to, or organizational documents and material contracts of, Citius Pharma;

5.	the absence of (a) litigation and proceedings pending or threatened and (b) material judgments, decrees, injunctions or orders, in each case, against Citius Pharma, that have not been previously disclosed in Citius Pharma’s filings with the SEC or would reasonably be expected to result, individually or in the aggregate, in a Citius Pharma Material Adverse Effect;

6.	the absence of brokerage fees, finders’ fees or other similar commissions based upon arrangements made by Citius Pharma or any of its affiliates in connection with the transactions contemplated by the Merger Agreement, other than with Maxim;

7.	the implementation and maintenance of internal controls over financial reporting, and the absence of any material, unresolved complaint, allegation, assertion or claim regarding the impropriety of any accounting or auditing practice, procedure, methodology or method of Citius Pharma, and the preparation and delivery of Citius Pharma’s financial statements that have been filed with the SEC; and

8.	Citius Pharma having timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed by it with the SEC since September 30, 2020, pursuant to the Exchange Act or the Securities Act.

The Merger Agreement contains representations and warranties by SpinCo and Citius Pharma in respect of the SpinCo Business relating, among other things, to:

1.	the due organization, qualification and good standing (where applicable) of SpinCo;

2.	the due authorization of SpinCo’s entry into and execution of the Merger Agreement and Transaction Documents and its performance of its obligations thereunder, and the enforceability of the Merger Agreement and Transaction Documents against SpinCo;

3.	the capitalization of SpinCo, including the outstanding capital stock, warrants and other share purchase rights and securities;

4.	the absence of any SpinCo subsidiaries;

5.	the absence of requirements to make filings, submissions or applications with, or to obtain consents from, governmental authorities required in connection with the execution, delivery and performance of the Merger Agreement and Transaction Documents by SpinCo, except for or in compliance with (a) the HSR Act, (b) the filing of a certificate of merger and charter with the Secretary of State of the State of Delaware, (c) the rules and regulations of Nasdaq, (d) requirements of state securities or “blue sky” laws, the Securities Act and the Exchange Act, (e) certain consents listed under the disclosure schedules of the Merger Agreement;

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6.	the absence of conflicts between the execution, delivery and performance of the Merger Agreement and Transaction Documents and laws applicable to, or the organizational documents or material contracts of, SpinCo;

7.	the sufficiency of the assets of SpinCo for the conduct of the SpinCo Business immediately following the Closing, taking into account the shared services agreement, the A&R Shared Services Agreement, and the licenses granted pursuant to the Merger Agreement;

8.	the preparation and delivery of the combined statements of operations of the SpinCo Business for the fiscal years ended September 30, 2022, and the unaudited balance sheets of SpinCo for the quarter ended June 30, 2023, and for any subsequent financial statement delivered by Citius Pharma or SpinCo prior to the Closing;

9.	the absence of undisclosed liabilities, except for such liabilities that have arisen since the June 30,2023 in the ordinary course of the business and consistent with past practice; are arising out of or in connection with the Merger Agreement, the Transaction Documents, and the Business Combination; or that, individually or in the aggregate, would not reasonably be expected to be material to SpinCo;

10.	the absence of (a) litigation and proceedings pending or threatened and (b) material judgments, decrees, injunctions or orders, in each case, against SpinCo that would reasonably be expected to materially or adversely affect the legality, validity or enforceability of the Merger Agreement, any Transaction Document or the consummation of the Business Combination;

11.	the absence of any real property owned by SpinCo, and the validity and enforceability of Citius Pharma and SpinCo’s leasehold interests;

12.	the filing of tax returns required to be filed by or with respect to Citius Pharma and SpinCo, and audits, assessments or other proceedings in relation to the tax returns or taxes of SpinCo, the SpinCo Business or Citius Pharma, except as would not, individually or in the aggregate, have a SpinCo Material Adverse Effect;

13.	the operation of the SpinCo Business in the ordinary course in all material respects, except in connection with the consummation and performance of the Merger Agreement and Transaction Documents, since June 30, 2023, and there having been no SpinCo Material Adverse Effect from June 30, 2023 through the date of the Merger Agreement;

14.	SpinCo is not party to certain material contracts, except as disclosed in the disclosure schedules to the Merger Agreement;

15.	Citius Pharma and SpinCo’s compliance with applicable laws labor and employment laws;

16.	Citius Pharma and SpinCo’s compliance with applicable law other than environmental laws, and that Citius Pharma and SpinCo hold all permits required to operate the SpinCo Business and are not subject to any inspection, investigation, or other review, or any potential liabilities related to hazardous releases;

17.	Citius Pharma and SpinCo’s compliance with laws relating to benefit plans;

18.	the registered intellectual property and the licensed intellectual property used in the SpinCo Business, and the absence of violation, infringement or misappropriation of intellectual property of SpinCo Business by any person, or of intellectual property of any other person by SpinCo or Citius Pharma;

19.	Citius Pharma and SpinCo’s compliance with applicable environmental laws, holding all applicable environmental permits required for the operation of the SpinCo Business, and are not subject to any inspection, investigation, survey, audit or other review16.the absence of contracts with any affiliates of SpinCo, except for such contracts made in the ordinary course of business and as set forth in the disclosure schedules of the Merger Agreement;

20.	the absence of brokerage fees, finders’ fees or other similar commissions based upon arrangements made by SpinCo in connection with the transactions contemplated by the Merger Agreement, other than Maxim;

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21.	the information supplied by Citius Pharma or SpinCo or any of their respective subsidiaries specifically for inclusion in the registration statement/proxy statement;

22.	the approvals of the Merger Agreement and Transaction Documents required from each of the board and sole stockholder of SpinCo and the board of Citius Pharma;

23.	the compliance by Citius Pharma and SpinCo with all applicable healthcare law and regulatory matters;

24.	the compliance by Citius Pharma and SpinCo with all Citius Pharma and SpinCo data privacy and data security policies and applicable laws relating to the use, collection, retention, or other processing of or dealing with any personal data;

25.	the compliance by Citius Pharma and SpinCo with anti-bribery, anti-corruption and anti-money laundering laws;

26.	the absence of sanctions, import, and export controls on Citius Pharma as it relates to the SpinCo Business, SpinCo, or the SpinCo Business, or their respective directors, officers, employees, agents, or any other person acting on behalf of SpinCo, Citius Pharma or the SpinCo Business; and

27.	the absence of any other representations and warranties of TenX, Merger Sub, or their affiliates.

The Merger Agreement contains representations and warranties of TenX and Merger Sub relating, among other things, to:

1.	the due organization, qualification and good standing (where applicable) of TenX and Merger Sub;

2.	the due authorization of TenX and Merger Sub’s entry into and execution of the Merger Agreement and Transaction Documents and its performance of its obligations thereunder, and the enforceability of the Merger Agreement and Transaction Documents against TenX and Merger Sub;

3.	the capitalization of TenX and Merger Sub, including the outstanding capital stock, warrants and other share purchase rights and securities of each;

4.	the absence of requirements to make filings, submissions or applications with, or to obtain consents from, governmental authorities required in connection with the execution, delivery and performance of the Merger Agreement and Transaction Documents by SpinCo and Merger Sub, except for or in compliance with (a) the HSR Act requirements, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the provisions of the DGCL, (c) the rules and regulations of Nasdaq, (d) applicable requirements of state securities or “blue sky” laws, the Securities Act and the Exchange Act, (e) in connection with the Domestication, the applicable requirements and required approval of the Cayman Registrar, and (f) certain consents listed under the disclosure schedules of the Merger Agreement;

5.	the absence of conflicts between the execution, delivery and performance of the Merger Agreement and Transaction Documents and laws applicable to, or the organizational documents or material contracts of, TenX and Merger Sub;

6.	TenX’s internal controls, and the financial statements contained in TenX’s SEC filings;

7.	the absence of undisclosed liabilities, except for such liabilities (a) reflected in the balance sheet of TenX as of June 30, 2023, (b) that have arisen in the ordinary course of business or in connection with the Merger Agreement and Transaction Documents, or (c) that would not be material to TenX;

8.	the absence of (a) litigation and proceedings pending or threatened and (b) investigations, judgments, decrees, injunctions or orders against TenX and Merger Sub, which has not had, or would not reasonably be expected to have, individually or in the aggregate, a TenX Material Adverse Effect;

9.	the filing of material tax returns required to be filed by or with respect to TenX and Merger Sub, and audits, assessments or other proceedings in relation to the tax returns or taxes of TenX and Merger Sub, except as would not, individually or in the aggregate, have a TenX Material Adverse Effect;

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10.	the operation by TenX and Merger Sub of their respective businesses in the ordinary course in all material respects since June 30, 2023, and there having been no TenX Material Adverse Effect from June 30, 2023 through the date of the Merger Agreement;

11.	the absence of brokerage fees, finders’ fees or other similar commissions based upon arrangements made by TenX and Merger Sub in connection with the transactions contemplated by the Merger Agreement;

12.	the information supplied by TenX specifically for inclusion in the registration statement/proxy statement;

13.	TenX having timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed by it with the SEC since, pursuant to the Exchange Act or the Securities Act;

14.	TenX’s trust account, including there being $70,929,382 held in the trust account;

15.	TenX not being an “investment company” or a person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act of 1940, and TenX’s status as an “emerging growth company” within the meaning of the JOBS Act;

16.	the indebtedness of TenX and Merger Sub;

17.	the registration and Nasdaq-listing status of the TenX Ordinary Shares, the TenX Rights and the TenX Units;

18.	TenX having conducted no business activities other than activities related to its initial public offering or directed toward the accomplishment of an initial business combination;

19.	the absence of required payments of any amount to any current or former employee, officer, director or independent contractor of TenX that could constitute an “excess parachute payment” as defined in section 280G of the Code;

20.	the absence of sanctions, import, and export controls on TenX or its directors, officers, employees, agents, or any other person acting on behalf of TenX; and

21.	the absence of any other representations and warranties of Citius Pharma, SpinCo or any of their affiliates.

Material Adverse Effect

Under the Merger Agreement, certain representations and warranties of TenX, Citius Pharma and SpinCo are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred.

Material Adverse Effect - TenX

Pursuant to the Merger Agreement, a material adverse effect with respect to TenX means any change, circumstance, fact, event, development, condition, occurrence or effect (each, an “Effect”) that (a) has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, assets, liabilities, or financial condition of TenX (including Merger Sub), taken as a whole, or (b) which has impaired or delayed, individually or in the aggregate, or would reasonable be expected to delay, individually or in the aggregate, the ability of TenX to timely perform its obligations under the Merger Agreement or other Transaction Documents, or to consummate the Business Combination on a timely basis, including the Merger, or prevent it from performing such obligations or consummating the Business Combination (a “TenX Material Adverse Effect”).

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However, in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, individually or in the aggregate, a TenX Material Adverse Effect described in clause (a) of the immediately preceding paragraph:

(i)	any changes resulting from general market, economic, financial, capital markets or regulatory conditions,

(ii)	any general changes in the credit, debt, financial or capital markets or changes in interest or exchange rates,

(iii)	any changes in applicable Law or GAAP (or, in each case, authoritative interpretations thereof);

(iv)	any changes resulting from any natural disaster, including any hurricane, storm, flood, tornado, volcanic eruption, earthquake, other weather-related events, or other comparable events, or any worsening thereof;

(v)	any changes resulting from local, national or international political conditions, including the outbreak or escalation of any military conflict, declared or undeclared war, armed hostilities, acts of foreign or domestic terrorism or civil unrest;

(vi)	any changes generally affecting the industries in which TenX conducts its business;

(vii)	any changes directly resulting from the execution of this Agreement or the Transaction Documents or the announcement or the pendency of the Merger or the Transactions (but not the consummation of the Transactions contemplated hereunder), including actions of suppliers, landlords, distributors, partners or Governmental Authorities (provided, that this clause shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution of this Agreement or the announcement or the pendency of the Merger),

(viii)	any changes resulting from any action required to be taken by the terms of this Agreement or at the explicit request or direction of Citius Pharma

(ix)	the failure to meet any internal or analysts’ expectations, projections or results of operations (but not, in each case, the underlying cause of any such changes, unless such underlying cause would otherwise be excepted by another clause of this definition),

(x)	any changes resulting from any epidemics, pandemics or disease (including COVID-19 or any COVID-19 Measures or any change in COVID-19 Measures following the date hereof)

(xi)	elections to redeem shares of TenX Ordinary Shares in connection with the TenX extraordinary general meeting as required by the Cayman Constitutional Documents; provided, that in the case of clauses (i), (ii), (iii), (iv), (v), (vi) and (x), if such effect disproportionately impacts TenX or Merger Sub, taken as a whole, as compared to other participants in similar industries to the industries in which TenX operates, the incremental disproportionate impact thereof shall be taken into account in determining whether a TenX Material Adverse Effect has occurred or would reasonably be expected to occur; or (b) has impaired or delayed, individually or in the aggregate, or would reasonably be expected to impair or delay, individually or in the aggregate, the ability of TenX to timely perform its obligations hereunder or under the other Transaction Documents, or to consummate the Transactions on a timely basis, including the Merger, or prevent it from performing such obligations or consummating the Transactions.

(xii)	the failure to meet any internal or analysts’ expectations, projections or results of operations (but not, in each case, the underlying cause of any such changes, unless such underlying cause would otherwise be excepted by another clause of this definition);

(xiii)	any changes resulting from any epidemics, pandemics or disease (including COVID-19 or any COVID-19 Measures or any change in COVID-19 Measures following the date hereof);

(xiv)	elections to redeem shares of TenX Ordinary Shares in connection with the TenX Shareholders meeting as required by TenX’s governing documents; provided, if such effect disproportionately impacts TenX or Merger Sub, taken as a whole, as compared to other participants in similar industries to the industries in which TenX operates, the incremental disproportionate impact thereof shall be taken into account in determining whether a TenX Material Adverse Effect has occurred or would reasonably be expected to occur; or

However, the incremental disproportionate impact of any Effect referred to in clauses (i), (ii), (iii), (iv), (v), (vi) or (xiii) above may be taken into account in determining if a TenX Material Adverse Effect has occurred or would reasonably be expected to occur to the extent it has a disproportionate effect on TenX or Merger Sub, taken as a whole, relative to other participants in industries similar to that in which TenX operates.

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Material Adverse Effect – Citius Pharma

Pursuant to the Merger Agreement, a material adverse effect with respect to Citius Pharma means any Effect that (a) subject to specified exceptions, has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations, condition (financial or otherwise), or assets of Citius Pharma or its subsidiaries, taken as a whole, or (b) which has impaired or delayed, individually or in the aggregate, or would reasonable be expected to delay, individually or in the aggregate, the ability of Citius Pharma to timely perform its obligations under the Merger Agreement or the Transaction Documents, or to consummate the Business Combination on a timely basis, including the Merger, or prevent it from performing such obligations or consummating the Business Combination (“Citius Pharma Material Adverse Effect”).

However, in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, individually or in the aggregate, a Citius Pharma Material Adverse Effect described in clause (a) of the immediately preceding paragraph:

(i)	any changes resulting from general market, economic, financial, capital markets or regulatory conditions;

(ii)	any general changes in the credit, debt, financial or capital markets or changes in interest or exchange rates;

(iii)	any changes in applicable law or GAAP (or, in each case, authoritative interpretations thereof);

(iv)	any changes resulting from any natural disaster, including any hurricane, storm, flood, tornado, volcanic eruption, earthquake, other weather-related events, or other comparable events, or any worsening thereof;

(v)	any changes resulting from local, national or international political conditions, including the outbreak or escalation of any military conflict, declared or undeclared war, armed hostilities, acts of foreign or domestic terrorism or civil unrest;

(vi)	any changes generally affecting the industries in which Citius Pharma conducts its businesses;

(vii)	any changes directly resulting from the execution of the Merger Agreement or the Transaction Documents, or the announcement or the pendency of the Merger or the Business Combination, but not the consummation of the Business Combination, including actions of suppliers, landlords, distributors, partners or governmental authorities (provided, that the foregoing shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution of the Merger Agreement or the announcement or the pendency of the Merger);

(viii)	any changes resulting from any action required to be taken by the terms of the Merger Agreement or at the explicit request or direction of Citius Pharma;

(ix)	the failure to meet any internal or analysts’ expectations, projections or results of operations (but not, in each case, the underlying cause of any such changes, unless such underlying cause would otherwise be excepted by another clause of this definition); or

(x)	any changes resulting from any epidemics, pandemics or disease (including COVID-19).

However, the incremental disproportionate impact of any Effect referred to in clauses (i), (ii), (iii), (iv), (v), (vi) or (x) above may be taken into account in determining if a Citius Pharma Material Adverse Effect has occurred or would reasonably be expected to occur to the extent it has a disproportionate effect on Citius Pharma relative to other participants in industries similar to that in which Citius Pharma operates.

Material Adverse Effect - SpinCo

Pursuant to the Merger Agreement, a material adverse effect with respect to SpinCo means any Effect that (a) has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, assets, liabilities, or financial condition of the SpinCo, taken as a whole, or (b) which has impaired, individually or in the aggregate, or would reasonable be expected to impair or delay, individually or in the aggregate, the ability of SpinCo to timely perform its obligations under the Merger Agreement or the Transaction Documents, or to consummate the Business Combination on a timely basis, including the Merger, or prevent it from performing such obligations or consummating the Business Combination (a “SpinCo Material Adverse Effect”).

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However, in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, individually or in the aggregate, a SpinCo Material Adverse Effect described in clause (a) of the immediately preceding paragraph:

(i)	any changes resulting from general market, economic, financial, capital markets or regulatory conditions;

(ii)	any general changes in the credit, debt, financial or capital markets or changes in interest or exchange rates;

(iii)	any changes in applicable law or GAAP (or, in each case, authoritative interpretations thereof);

(iv)	any changes resulting from any natural disaster, including any hurricane, storm, flood, tornado, volcanic eruption, earthquake, other weather-related events, or other comparable events, or any worsening thereof;

(v)	any changes resulting from local, national or international political conditions, including the outbreak or escalation of any military conflict, declared or undeclared war, armed hostilities, acts of foreign or domestic terrorism or civil unrest;

(vi)	any changes generally affecting the industries in which SpinCo conducts its businesses;

(vii)	any changes directly resulting from the execution of the Merger Agreement or the Transaction Documents, or the announcement or the pendency of the Merger or the Business Combination, but not the consummation of the Business Combination, including actions of suppliers, landlords, distributors, partners or Governmental Authorities (provided, that the foregoing shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution of the Merger Agreement or the announcement or the pendency of the Merger);

(viii)	any changes resulting from any action required to be taken by the terms of the Merger Agreement or at the explicit request or direction of the TenX or Merger Sub;

(ix)	the failure to meet any internal or analysts’ expectations, projections or results of operations (but not, in each case, the underlying cause of any such changes, unless such underlying cause would otherwise be excepted by another clause of this definition); or

(x)	any changes resulting from any epidemics, pandemics or disease (including COVID-19).

However, the incremental disproportionate impact of any Effect referred to in clauses (i), (ii), (iii), (iv), (v), (vi) or (x) above may be taken into account in determining if a SpinCo Material Adverse Effect has occurred or would reasonably be expected to occur to the extent it has a disproportionate effect on SpinCo or the SpinCo Business, relative to other participants in the industry in which SpinCo or the SpinCo Business operates.

Covenants of TenX and Merger Sub

TenX and Merger Sub made certain covenants under the Merger Agreement. Prior to the Effective Time, TenX and cause its subsidiaries (including Merger Sub) will:

(i)	conduct its operations in the ordinary course of business in all material respects;

(ii)	comply with, and continue performing under, the governing documents of TenX, the Trust Agreement and all other agreements or contracts to which TenX or its subsidiaries may be a party;

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(iii)	conduct any business operations other than in connection with the Merger Agreement and in ordinary course operations to maintain its status as a Nasdaq-listed special purpose acquisition company pending the completion of the transactions;

(iv)	not seek any approval from the TenX Shareholders to amend, modify, restate, waive, rescind or otherwise change the Trust Agreement or the governing documents of TenX or Merger Sub (other than as contemplated by the Conditions Precedent Proposals, or the Extensions, and to permit any TenX to redeem any TenX Ordinary Shares in accordance with the Trust Agreement and the Cayman Constitutional Documents (“TenX Share Redemptions”);

(v)	not make or declare any dividend or distribution to the TenX Shareholders or make any other distributions in respect of any of TenX’s equity interests or Merger Sub capital stock, share capital or equity interests, split, combine, reclassify or otherwise amend any terms of any shares or series of TenX’s equity interests or Merger Sub capital stock or equity interests, or purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital, outstanding shares of capital stock, share capital or membership interests, warrants or other equity interests of TenX or Merger Sub, other than a redemption of shares of TenX Ordinary Shares made as part of the TenX Share Redemptions;

(vi)	not make, change or revoke any material tax election or settle or compromise any material tax liability;

(vii)	not amend the Trust Agreement (other than in relation to the Extensions and to permit any TenX Share Redemptions) or any other agreement related to the trust account or enter into, renew or amend in any material respect, any transaction or contract with the Sponsor or an affiliate of the Sponsor, solely to the extent such transaction or contract directly relates, or would relate, to the Business Combination or any Transaction Document;

(viii)	not incur or assume any indebtedness or liability or guarantee any indebtedness or liability of another person (other than indebtedness, not to exceed $500,000, that is incurred by TenX or Merger Sub as TenX transaction expenses, and, to the extent outstanding as of the Closing Date, payable as TenX transaction expenses), issue or sell any debt securities or warrants or other rights to acquire any debt securities of Citius Pharma or any of Citius Pharma’s subsidiaries or guaranty any debt securities of another person, other than any indebtedness;

(ix)	not issue any TenX securities or securities exercisable for or convertible into TenX securities, other than issuances contemplated by the Business Combination;

(x)	not grant any options, warrants or other equity-based awards with respect to TenX securities not outstanding on the date of the Merger Agreement;

(xi)	not amend, modify or waive any of the material terms or rights set forth in any TenX Rights or the Original Registration Rights Agreement;

(xii)	not grant or provide any change-in-control, severance, termination, retention, success-based payment, or other payments or benefits to any employee of or consultant to TenX; and

(xiii)	not enter into any agreement to do any action prohibited under Section 7.1 of the Merger Agreement.

Conduct of Business of Citius Pharma and SpinCo

Citius Pharma and SpinCo made certain covenants under the Merger Agreement, solely with respect to the SpinCo Business. Prior to the Effective Time, Citius Pharma and SpinCo will:

(i)	conduct the SpinCo Business in the ordinary course of business and consistent with past practices in all material respects;

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(ii)	(manage the SpinCo Business’ working capital and maintain the books and records related to the SpinCo Business consistent with past practice;

(iii)	maintain their respective relations and goodwill with all material suppliers, material customers and other material commercial counterparties and governmental authorities, except as (a) required or otherwise expressly contemplated by the Merger Agreement (including as set forth in SpinCo’s disclosure schedules to the Merger Agreement), the Transaction Documents, or in connection with the Domestication, (b) consented to by TenX in writing (which consent shall not be unreasonably withheld, conditioned, delayed or denied other than with respect to any sale, assignment, transfer, conveyance, lease, license, abandonment, mortgage, pledge, permitting of any lien or encumbrance on (other than certain permitted liens and encumbrances), or disposal of any SpinCo assets, other than intellectual property), (c) required by applicable law (including any COVID-19-related measures), or (d) undertaken substantially consistent with the Citius Pharma commercialization plan previously delivered by Citius Pharma to TenX;

(iv)	not amend, modify, restate, waive, rescind or otherwise change the governing documents of SpinCo;

(v)	not (A) split, combine, subdivide, reduce, or reclassify shares of SpinCo Common Stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of SpinCo Common Stock, or (B) redeem, repurchase or otherwise acquire shares of SpinCo Common Stock (including any securities convertible or exchangeable into SpinCo Common Stock);

(vi)	not issue, sell, pledge, dispose of, grant, transfer or encumber, any shares of capital stock of SpinCo or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock in SpinCo, or any options, warrants, stock units, or other rights of any kind to acquire any shares of capital stock or other equity interests or such convertible or exchangeable securities, or any other ownership interest (including any such interest represented by contract right), or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance rights, in each case, of SpinCo, other than the issuance of capital stock or other Interests upon the exercise, vesting or settlement of any equity awards of Citius Pharma outstanding as of the date hereof and, in each case, in accordance with their respective terms as in effect as of the date hereof;

(vii)	not sell, assign, transfer, convey, lease, license, abandon, mortgage, pledge or permit any lien or encumbrance on (other than certain permitted liens and encumbrances) or otherwise dispose of any SpinCo assets (excluding certain intellectual property);

(viii)	not purchase, sell, license, sublicense, lease, pledge, covenant not to assert, assign, transfer, abandon, cancel, let lapse or expire, or otherwise dispose, transfer or grant any other rights in or with respect to any intellectual property owned by SpinCo or intellectual property licensed to SpinCo (other than with respect to (A) immaterial or obsolete intellectual property owned by SpinCo or (B) the grant of non-exclusive licenses of intellectual property owned by SpinCo in the ordinary course of business consistent with past practice);

(ix)	not merge, combine or consolidate (pursuant to a plan of merger or otherwise) SpinCo with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of SpinCo;

(x)	not repurchase, repay, prepay, refinance or incur any indebtedness for borrowed money, issue any debt securities, engage in any securitization transactions or similar arrangements or assume, guarantee or endorse, or otherwise as an accommodation become responsible for (whether directly, contingently or otherwise), the obligations of any Person for borrowed money other than in the ordinary course of business consistent with past practice;

(xi)	not make any material loans to, material capital contributions or material investments in, or advances of money to, in each case, in excess of $250,000 individually or $500,000 in the aggregate, any Person, in each case except for (A) advances to employees or officers of SpinCo for expenses incurred in the ordinary course of the SpinCo Business consistent with past practice or (B) extended payment terms for customers in the ordinary course of the SpinCo Business consistent with past practice;

(xii)	not (A) amend or modify in any material respect, terminate (excluding any expiration in accordance with its terms), or waive any material right, benefit or remedy under, any material SpinCo contract or Citius Pharma contract, solely to the extent such Citius Pharma contract (x) relates to the SpinCo Business or the Business Combination, or (y) as a result of such amendment or modification, would relate to the SpinCo Business and would be required to be listed on certain of SpinCo’s disclosure schedules to the Merger Agreement, or (B) enter into any contract (other than in the ordinary course of business) that if entered into prior to the date hereof would be required to be listed on certain of SpinCo’s disclosure schedules to the Merger Agreement;

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(xiii)	except as contemplated by the Transaction Documents or a contract in effect as of the date hereof, not grant or provide any change-in-control, severance, termination, retention or similar payments or benefits to any employee of or consultant to SpinCo;

(xiv)	not hire or engage, or make an offer to hire or engage, any officer, employee, service provider or individual independent contractor of SpinCo or Citius Pharma (solely for purposes of Citius Pharma, if such Person is hired or engaged with the intent that such Person would provide services to SpinCo under the shared services agreement prior to the Closing or the A&R Shared Services Agreement post-Closing) whose annual base pay exceeds $250,000;

(xv)	except as required by GAAP, not make any change to any financial accounting principles, methods or practices of SpinCo or with respect to the SpinCo Business;

(xvi)	not waive, release, settle, compromise or otherwise resolve any action, litigation or other proceedings, except where such waivers, releases, settlements or compromises involve only the payment of monetary damages in an amount less than $250,000 in the aggregate;

(xvii)	not (A) make any material tax election inconsistent with prior practice or change or revoke any material tax election in respect of the SpinCo Business, or (B) settle or compromise any material tax liability for which SpinCo or the SpinCo Business would be responsible post-Closing;

(xviii)	not make or commit to make any capital expenditures, on an annualized basis, in the aggregate, in excess of $500,000;

(xix)	not enter into any collective bargaining agreement or other similar contract with a labor union, works’ council, employee representative body or labor organization;

(xx)	not terminate without replacement, or fail to use reasonable best efforts to maintain, any license or permit that is material to the conduct of the SpinCo Business;

(xxi)	not (A) limit the right of SpinCo to engage in any line of business or in any geographic area, to develop, market or sell products or services, or to compete with any Person or (B) grant any exclusive or similar rights to any Person, in each case, except where such limitation or grant does not, and would not be reasonably likely to, individually or in the aggregate, materially and adversely affect, or materially disrupt, the ordinary course operation of the SpinCo Business; and

(xxii)	not authorize or enter into any contract to do any of the foregoing or otherwise agree or make any commitment to do any of the foregoing.

Securities Law Filings

TenX, Citius Pharma and SpinCo agreed to jointly prepare and TenX agreed to file with the SEC, the registration statement on Form S-4 of which this proxy statement/prospectus/information statement is a part (the “Form S-4”) relating to the transactions contemplated by the Merger Agreement. Each of TenX, Citius Pharma and SpinCo agreed to use their reasonable best efforts to: (i) cause the Form S-4 comply in all material respects with the applicable U.S. federal securities laws; (ii) have the Form S-4 declared effective as promptly as practicable after it is filed with the SEC; (iii) keep the Form S-4 effective as long as is necessary to consummate the Business Combination; (iv) cooperate and provide Citius Pharma and SpinCo with a reasonable opportunity to review any amendment or supplement to the Form S-4; and (v) promptly notify Citius Pharma and SpinCo of, and provide with a reasonable opportunity to review and comment thereon any response to, any comments of the SEC or its staff on the Form S-4.

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Antitrust Approvals

Citius Pharma and TenX shall (i) as reasonably practicable and advisable file (or cause to be filed) any and all required pre-merger notification and report forms under the HSR Act with respect to the Merger, and (ii) make, as promptly as practicable and advisable, any appropriate filings with other governmental authorities, if necessary or advisable, pursuant to any other Antitrust Law. Citius Pharma and TenX shall (and, to the extent required, shall cause its affiliates to) request early termination of any applicable waiting periods under the Antitrust Laws (if available) and shall respectively use their reasonable best efforts to cause the expiration or termination of such waiting periods, and shall supply to the Antitrust Division of the U.S. Department of Justice or the U.S. Federal Trade Commission as promptly as reasonably practicable and advisable any additional information or documents that may be requested pursuant to any law or by any of them.

Modification in Recommendation

The Merger Agreement provides that the TenX Board will not withdraw, amend, qualify or modify its recommendation to TenX Shareholders that they vote in favor of the Transaction Proposals; provided, that the TenX Board may modify a TenX Board Recommendation if it determines in good faith, after consultation with its outside legal counsel of the applicable jurisdiction, in response to an Intervening Event (as defined below), that a failure to withdraw or modify a TenX Board Recommendation would be inconsistent with TenX Board’s fiduciary duties under applicable Law; provided, further, that TenX shall have delivered within four (4) business days, written notice to Citius Pharma that TenX Board proposes to take such action, and containing the material facts underlying TenX Board’s determination that an Intervening Event has occurred and that a failure to withdraw or modify a TenX Board Recommendation would constitute a breach by TenX Board of its fiduciary obligations under applicable Law.

As used in this section “Intervening Event” means an effect first arising after the date of the Merger Agreement that is materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of the SpinCo Business or SpinCo, taken as a whole; provided, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or would reasonably be expected to be, individually or in the aggregate, an Intervening Event:

(a)	any contract, proposal, offer or indication of interest in any form, written or oral, relating any business combination with respect to TenX;

(b)	clearance (or the absence of clearance) of the Business Combination by any governmental authority, including effects relating to actions taken pursuant to or required to be taken by the parties pursuant to the Merger Agreement;

(c)	any change in the price or trading volume of TenX Ordinary Shares;

(d)	Citius Pharma, SpinCo or any of their respective subsidiaries’ meeting, failing to meet or exceeding projections (in and of itself, but not the underlying causes thereof);

(e)	any changes resulting from general market, economic, financial, capital markets or regulatory conditions;

(f)	any general changes in the credit, debt, financial or capital markets or changes in interest or exchange rates;

(g)	any changes in applicable law or GAAP (or, in each case, authoritative interpretations thereof);

(h)	any changes resulting from any natural disaster, including any hurricane, storm, flood, tornado, volcanic eruption, earthquake, other weather-related events, or other comparable events, or any worsening thereof;

(i)	any changes resulting from local, national or international political conditions, including the outbreak or escalation of any military conflict, declared or undeclared war, armed hostilities, acts of foreign or domestic terrorism or civil unrest;

(j)	any changes generally affecting the industries in which SpinCo conducts its business;

(k)	any changes directly resulting from the execution of the Merger Agreement or the announcement or the pendency of the Merger (but not the consummation of the Business Combination), including actions of suppliers, landlords, distributors, partners or governmental authorities (provided, that this clause (k) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution of the Merger Agreement or the announcement or pendency of the Merger);

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(l)	any changes resulting from any action required to be taken by the terms of the Merger Agreement or at the explicit request or direction of TenX or Merger Sub;

(m)	the failure to meet any internal or analysts’ expectations, projections or results of operations (but not, in each case, the underlying cause of any such changes, unless such underlying cause would otherwise be excepted by another clause of this definition); or

(n)	any changes resulting from any epidemics, pandemics or disease (including COVID-19 or any COVID-19 Measures or any change in COVID-19 Measures following the date hereof).

However, in the case of clauses (e), (f), (g), (i), (j) and (n), if such Effect disproportionately impacts SpinCo or the SpinCo Business as compared to other participants in the industry in which SpinCo or the SpinCo Business operates, the incremental disproportionate impact thereof shall be taken into account in determining whether an Intervening Event has occurred or would reasonably be expected to occur. In the event the BLA for LYMPHIR is not approved by the FDA such event and the Effects of such event shall be automatically deemed an Intervening Event.

Permitted Activities and Exclusivity

From the date of the execution of the Merger Agreement until the later of (i) the date the Form S-4 first becomes publicly filed on SEC’s EDGAR database, and (ii) February 29, 2024 (the “Specified Period”), Citius Pharma is permitted to seek an alternative transaction to the Business Combination. In particular, Citius Pharma is permitted to::

(a)	solicit, initiate, knowingly encourage or knowingly facilitate (including by way of furnishing information that has not been previously publicly disseminated) any proposal from or on behalf of a third party relating to, directly or indirectly, any acquisition (whether by merger, purchase of equity interests, purchase of assets or otherwise), exclusive license, joint venture, partnership, recapitalization, liquidation, dissolution or other transaction involving any portion of the business or assets of Citius Pharma and any of its subsidiaries (including SpinCo and LYMPHIRTM (denileukin diftitox)) (any of the foregoing, an “Acquisition Proposal”), or any inquiry, proposal or offer which would reasonably be expected to lead to an Acquisition Proposal;

(b)	engage in any discussions or negotiations regarding, or furnish to any Person any nonpublic information relating to, Citius Pharma or any of its subsidiaries in connection with any Acquisition Proposal or any inquiry, proposal, effort or attempt related to or that could reasonably be expected to lead to an Acquisition Proposal;

(c)	adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any Acquisition Proposal; or

(d)	approve or authorize, or cause or permit Citius Pharma or any of its subsidiaries to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document relating to, or providing for, any Acquisition Proposal.

At any time prior to the termination of the Specified Period, Citius Pharma may elect to terminate the Merger Agreement in order to accept an Acquisition Proposal and enter into a definitive agreement with respect to an Acquisition Proposal; provided, that prior to accepting an Acquisition Proposal and terminating the Merger Agreement, Citius Pharma must have delivered written notice to TenX of its intention to enter into a definitive agreement at least five (5) Business Days prior to taking such action. The written notice must include the terms and conditions of the Acquisition Proposal. During the five- (5) Business Day period and prior to entering into such definitive agreement, TenX may offer to amend the terms and conditions of this Agreement to match the Acquisition Proposal, and Citius Pharma is obligated to negotiate in good faith with TenX regarding such matching offer.

As of the termination of the Specified Period, Citius Pharma shall cease and cause SpinCo and their respective representatives to cease any discussions or negotiations with any Person (other than TenX and its affiliates) that may be ongoing with respect to (i) any Acquisition Proposal that is related to SpinCo or LYMPHIR only or (ii) any Acquisition Proposal other than a Permitted Acquisition Proposal (as defined below) (each of (i) and (ii) a “SpinCo Proposal”), or any inquiry, proposal or offer that would reasonably be expected to lead to a SpinCo Proposal.

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A “Permitted Acquisition Proposal” relates to any transaction involving Citius Pharma so long as such transaction would not prevent or materially impair or materially delay Citius Pharma’s ability to comply with its obligations under the Merger Agreement or to consummate the Business Combination.

From the date of the termination of the Specified Period until the earlier to occur of (a) the termination of the Merger Agreement and (b) the Effective Time, Citius Pharma will not, and will use commercially reasonable efforts to cause its representatives not to: (i) solicit, initiate, encourage or facilitate (including by way of furnishing information that has not been previously publicly disseminated) any proposal from or on behalf of a third party relating to, directly or indirectly, any SpinCo Proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to a SpinCo Proposal; (ii) engage in any discussions or negotiations regarding, or exchange with any Person any nonpublic information in connection with, any SpinCo Proposals or any inquiry, proposal, effort or attempt related to or that would reasonably be expected to lead to, a SpinCo Proposal; (iii) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any SpinCo Proposal; or (iv) approve or authorize or cause or permit TenX or SpinCo to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document relating to, or providing for, any SpinCo Proposal. Citius Pharma is permitted to pursue or engage in any transaction relating to a Permitted Acquisition Proposal at any time.

TenX shall cease any discussions or negotiations with any Person (other than Citius Pharma or its affiliates) that may be ongoing with respect to a TenX business combination proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to a TenX business combination proposal. From the date of the Merger Agreement until the earlier to occur of (a) the termination of the Merger Agreement and (b) the Effective Time, TenX shall not and shall use commercially reasonable efforts to cause its representatives not to: (w) solicit, initiate, encourage or facilitate (including by way of furnishing information that has not been previously publicly disseminated) any proposal from or on behalf of a third party relating to, directly or indirectly, any business combination, or any inquiry, proposal or offer which would reasonably be expected to lead to a TenX business combination proposal, (i) engage in any discussions or negotiations regarding, or exchange with any Person any nonpublic information in connection with, any TenX business combination proposal or any inquiry, proposal, effort or attempt related to or that would reasonably be expected to lead to, a TenX business combination proposal, (ii) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any TenX business combination proposal or (iii) approve or authorize, or cause or permit TenX to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document relating to, or providing for, any TenX business combination proposal.

Payment of Extension Fees

Citius Pharma, TenX and the Sponsor agreed that Citius Pharma would contribute to payment of the Extension Fees due and payable from October 2023 to April 2024 as follows:

●	Citius Pharma paid $125,000 of the Extension Fee related to the Second Extension directly to the Sponsor or its designee by wire transfer of immediately available funds in October 2023;

●	Citius Pharma will pay $200,000 of the Extension Fee related to the Third Extension into the trust account; and

●	Citius Pharma will pay $200,000 of the Extension Fee related to the Fourth Extension into the trust account.

If any Extension Fee is less than $660,000, Citius Pharma is only required to pay such lesser amount of the actual Extension Fee. Citius Pharma’s obligation to pay a portion of the Extension Fees will terminate upon the termination of the Merger Agreement, except that if Citius Pharma’s portion of an applicable Extension Fee is due but not yet paid at the time of such termination, Citius Pharma’s obligation to pay such amount will not terminate upon the termination of the Merger Agreement.

The parties agreed that the Combined Company will repay Citius Pharma an amount equal to the portion of the Extension Fees that Citius Pharma paid either to the Sponsor (or its designee) or into the trust account, if at the time of the Closing the balance of the trust account equals or exceeds $2,000,000.

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Non-Survival of Representations and Warranties; Indemnification

The representations, warranties, agreements and covenants in the Merger Agreement terminate at the Effective Time, except for the covenants and agreements which by their terms expressly apply in whole or in part after such time (and only with respect to breaches occurring after the Closing), covenants and agreements relevant to the conversion of securities and allocation of aggregate consideration and the representations and warranties of the parties thereto regarding exclusivity of representations and warranties.

Conditions to Closing

General Conditions

Consummation of the Business Combination is conditioned on the approval of the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Stock Issuance Proposal, the Incentive Plan Proposal, and the Director Election Proposal, as described in this proxy statement/prospectus.

In addition, the consummation of the Business Combination is conditioned upon, among other things, the following mutual conditions to closing, among other things:

●	(the waiting period (or any extension thereof) under the HSR Act with respect to the Merger shall have expired or been terminated pursuant to the HSR Act; (ii) all other requisite regulatory approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods (and any extensions thereof) in respect thereof shall have expired or been terminated; and (iii) there shall not be in effect any voluntary agreement between the TenX or Citius Pharma and any governmental authority pursuant to which TenX or Citius Pharma has agreed not to consummate the Business Combination for any period of time; this proxy statement/prospectus shall have become effective in accordance with the Securities Act and shall not be the subject of any stop order by the SEC or actual or threatened proceedings by a governmental authority seeking such a stop order;

●	all requisite TenX public shareholder approvals necessary to consummate the Business Combination shall have been obtained;

●	all requisite SpinCo shareholder approvals necessary to consummate the Business Combination shall have been obtained;

●	no governmental authority of competent jurisdiction shall have enacted, issued or granted any Law (whether temporary, preliminary or permanent), in each case that is in effect and which has the effect of restraining, enjoining or prohibiting the consummation of the Business Combination; and

●	TenX shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act).

TenX and Merger Sub Conditions to Closing

The obligations of TenX and Merger Sub to consummate or cause to be consummated the Business Combination are subject to, among other things, the satisfaction of the following additional conditions:

●	each of SpinCo and Citius Pharma have each performed and complied in all material respects with the obligations, covenants and agreements required by the Merger Agreement to be performed or complied with by it at or prior to the Effective Time;

●	the accuracy of all representations and warranties made by SpinCo and Citius Pharma (subject to customary bring-down standards, including in most instances, SpinCo Material Adverse Effect);

●	no SpinCo Material Adverse Effect shall have occurred between the date of the Merger Agreement and the Closing;

●	Citius Pharma shall have delivered to Sponsor a certificate dated as of the Closing signed by an authorized officer of Citius Pharma certifying that (i) the conditions relating to the bring-down of Citius Pharma’s and SpinCo’s respective representations and warranties and compliance by SpinCo and Citius Pharma with their respective covenants have been satisfied and (iii) there has been no SpinCo Material Adverse Effect since the date of the Merger Agreement; and

●	Citius Pharma or SpinCo, as appropriate, shall have executed and delivered each of the applicable Transaction Documents, and to the extent applicable, performed and complied with the obligations, covenants and agreements to be performed thereunder by them prior to the Effective Time in all material respects, and each such agreement shall be in full force and effect.

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Citius Pharma and SpinCo Conditions to Closing

The obligations of Citius Pharma and SpinCo to consummate or cause to be consummated the Business Combination is subject to the satisfaction of the following additional conditions, among other things:

●	TenX and Merger Sub shall each have performed and complied in all material respects with the obligations, covenants and agreements required by the Merger Agreement to be performed or complied with by it at or prior to the Effective Time;

●	the accuracy of all representations and warranties made by TenX and Merger Sub (subject to customary bring-down standards, including in most instances, TenX Material Adverse Effect);

●	TenX shall have delivered to Citius Pharma a certificate dated as of the Closing signed by an authorized officer of TenX certifying that (i) TenX shall have at least $5,000,001 of net tangible assets as of the Closing and (ii) that the conditions relating to the bring-down of TenX’s and Merger Sub’s respective representations and warranties and compliance by TenX and Merger Sub with their respective covenants have been satisfied;

●	TenX and Merger Sub shall have executed and delivered the applicable Transaction Documents, and to the extent applicable, performed and complied with the obligations, covenants and agreements thereunder required to be performed by them prior to the Effective Time in all material respects, and each such agreement shall be in full force and effect;

●	no outstanding or uncured written notice has been received by TenX from Nasdaq stating that it has failed, or would reasonably be expected to fail to meet the Nasdaq Initial Listing Requirements or Nasdaq Continued Listing Requirements as of the Closing Date for any reason;

●	the Domestication shall have been completed and a time-stamped copy of the certificate issued by the Secretary of State of the State of Delaware in relation thereto shall have been delivered to Citius Pharma;

●	other than those Persons identified as continuing as directors of the Combined Company, all members of the TenX Board and all executive officers of TenX shall have executed and delivered written resignations effective as of the Effective Time; and

●	the Sponsor shall have paid or caused to be paid in full, by wire transfer of immediately available funds, all TenX transaction expenses in excess of $500,000 (if any).

Waiver

Any party of the Merger Agreement may, at any time prior to the Closing of the Merger Agreement, by action taken by its board of directors or equivalent governing body or authority, or officers thereunto duly authorized, waive any of the terms or conditions of the Merger Agreement by an agreement in writing executed in the same manner as the Merger Agreement. To the extent that the TenX Board or the Citius Pharma Board determines that any modifications by the parties, including any waivers of any conditions to the Closing, materially change the terms of the Business Combination, TenX and Citius Pharma will notify their respective stockholders in a manner reasonably calculated to inform them about the modifications as may be required by law, by publishing a press release, filing a current report on Form 8-K and/or circulating a supplement to this proxy statement/prospectus.

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Termination

The Merger Agreement may be terminated and the Business Combination abandoned, but not later than the Closing, as follows, provided that no party may terminate the Merger Agreement if its failure to fulfill any obligation thereunder has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date:

●	by mutual written agreement of Citius Pharma and TenX;

●	by written notice from Citius Pharma or TenX if, prior to the Closing, the FDA issues a complete response letter to Citius Pharma in response to the Company’s resubmsission of its BLA;

●	by Citius Pharma or TenX, if the Closing shall not have occurred on or prior to September 30, 2024 (the “Outside Date”); provided, that this right to terminate the Merger Agreement shall not be available to any party whose action or failure to comply with its obligations under the Merger Agreement or any of the other Transaction Documents has been the primary cause of, or has primarily resulted in, the failure of the Closing to occur on or prior to such date; and provided further, that if the FDA sets a PDUFA goal date that is after the Outside Date, the parties may hold meetings to discuss and consider extending the Outside Date to a date after the PDUFA goal date;

●	by written notice from Citius Pharma or TenX, if any law shall have been promulgated, entered, enforced, enacted or issued and in effect or shall have been deemed to be applicable to the Business Combination, including the Distribution, by any governmental authority of competent jurisdiction which permanently prohibits, restrains or makes illegal the consummation of the Business Combination, and such law shall have become final and non-appealable; provided, that this right to terminate the Merger Agreement shall not be available to any party whose action or failure to perform any of its obligations under the Merger Agreement or any of the Transaction Documents is the primary cause of, or primarily resulted in, the enactment or issuance of any such law;

●	by TenX upon written notice to Citius Pharma, in the event of a breach of any representation, warranty, covenant or agreement on the part of Citius Pharma or SpinCo or any such representation and warranty becomes untrue or inaccurate after the date of the Merger Agreement, such that the conditions would not be satisfied at the Closing, and if any such breach that is capable of being cured, is not cured by Citius Pharma or SpinCo by the earlier of fifteen (15) days after receipt of written notice thereof; or the Outside Date, or is incapable of being cured prior to the Outside Date. TenX does not have the right to terminate the Merger Agreement if Merger Sub is then in breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement to the extent such breach or breaches would give rise to the failure of a condition to Closing.

●	by Citius Pharma upon written notice to TenX, in the event of a breach of any representation, warranty, covenant or agreement contained in the Merger Agreement on the part of TenX or Merger Sub or any such representation and warranty becomes untrue or inaccurate after the date of the Merger Agreement, such that the conditions would not be satisfied at the Closing, and such breach is capable of being cured, is not cured by TenX by the earlier of fifteen (15) days after receipt of written notice thereof; or the Outside Date, or is incapable of being cured prior to the Outside Date. Citius Pharma does not have the right to terminate the Merger Agreement if Citius Pharma or SpinCo is then in breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement to the extent such breach or breaches would give rise to the failure of a condition to Closing;

●	by Citius Pharma or TenX upon written notice, if TenX Shareholder Approval has not been obtained upon a vote taken thereon at the TenX Shareholders Meeting, duly convened therefor, or at any adjournment or postponement thereof or if a vote is taken on the Extension Amendment and the shareholders of TenX do not approve the Extension Amendment. However, the right to terminate the Merger Agreement for this reason would not be available to TenX if TenX’s actions or failure to perform any of its obligations under the Merger Agreement is the primary cause of, or primarily resulted in, the failure to obtain such approvals; and

●	by Citius Pharma, prior to the termination of the Specified Period, in order to accept an Acquisition Proposal and enter into, promptly following such termination, a binding and definitive written contract for such Acquisition Proposal; provided, that Citius Pharma (i) has complied with certain of its covenants and agreements under the Merger Agreement, and (ii) pays a termination fee of $5,000,000 (the “Termination Fee”) to TenX in accordance with the Merger Agreement.

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Effect of Termination

In the event of proper termination by TenX, Citius Pharma or SpinCo, the Merger Agreement will become void and have no effect, except that (i) no termination shall relieve a party from any liability or damages resulting from actual fraud or willful breach of the Merger Agreement, and (ii) the following obligations and provisions will survive:

●	the parties’ confidentiality obligations;

●	the parties’ obligations to pay their applicable portion of any extension fees, as described in “— Extension of the Trust Agreement” above;

●	Citius Pharma’s obligation to pay the Termination Fee, if applicable;

●	Citius Pharma’s obligation to pay expenses incurred in connection with filings with any governmental authorities in connection with antitrust laws, and the parties’ obligations to pay any expenses they have otherwise incurred; and

●	Obligations and provisions related to, among other things, the trust account, non-survival of representations, warranties and agreements, governing law and jurisdiction, notices, interpretation, amendments and waivers, assignment and third party rights, specific performance, waiver of jury trial, severability, execution by counterparts, and disclosure schedules.

In addition, any covenants and agreements which by their terms expressly apply in whole or in part after the Effective Time shall survive any termination of the Merger Agreement.

Fees and Expenses

In general, other than expenses incurred for filings with any governmental authorities in connection with antitrust laws, which will be borne by Citius Pharma, all fees and expenses incurred by the parties shall be borne solely by the party that has incurred such fees and expenses, whether or not the Merger is consummated. However, pursuant to the Merger Agreement, Sponsor has agreed to pay any transaction expenses of TenX in excess of $500,000.

Waiver

No provision of the Merger Agreement may be waived unless such waiver is in writing and signed by the party or parties against whom such waiver is effective. Any party may, at any time prior to the Closing, by action taken by its board of directors or authorized officers, waive any inaccuracies in the representations and warranties of the other parties contained in the Merger Agreement or any document or certificate executed pursuant thereto, and any of the terms or conditions therein, by an agreement in writing executed in the same manner as the Merger Agreement. No waiver by a party of any breach is deemed to extend to any prior or subsequent breach, or affect in any way any rights arising by virtue of any prior or subsequent breach.

Amendments

The Merger Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as the Merger Agreement and which makes reference to the Merger Agreement.

Governing Law; Consent to Jurisdiction

The Merger Agreement, and all claims or causes of action based upon, arising out of, or related to the Merger Agreement are governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction; provided that the Domestication shall be consummated pursuant to both the DGCL and Cayman Islands law. All legal actions and proceedings arising out of or relating to the Merger Agreement will be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such action or proceeding may be brought in any federal court located in the State of Delaware. The parties submit to the exclusive jurisdiction of the aforesaid courts and agree not to commence any such action or proceeding arising out of or relating to the Merger Agreement except in the courts described above in the State of Delaware. Notice as provided in the Merger Agreement will constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any such action or proceeding arising out of or relating to the Merger Agreement or the Business Combination, any claim (a) that it is not subject to the personal jurisdiction of the courts in Delaware as described in the Merger Agreement or (b) that any action or proceeding in any such court is brought in an inconvenient forum.

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Summary of the Ancillary Agreements

This section describes certain additional agreements entered into or to be entered into pursuant to the Merger Agreement but does not purport to describe all of the terms thereof. The form of A&R Registration Rights Agreement, the A&R Shared Services Agreement, and the Sponsor Support Agreement are attached hereto as Annex D, Annex E, and Annex F, respectively. You are urged to read such agreements in their entirety prior to voting on the proposals presented at the extraordinary general meeting.

Sponsor Support Agreement

On October 23, 2023, in connection with the execution of the Merger Agreement, SpinCo, the Sponsor, TenX and Citius Pharma entered into the Sponsor Support Agreement pursuant to which, among other things, the Sponsor will vote all of its founder shares in favor of the proposals being presented at the extraordinary general meeting and waive its redemption rights with respect to such shares in connection with the consummation of the Business Combination. The Sponsor Support Agreement also provides that upon the liquidation of the trust account at the Closing, the Combined Company will pay to the Sponsor the amounts due and payable under any promissory notes issued in connection with Extension Fees (as defined below). The Combined Company is only required to reimburse the Sponsor any such amounts if (i) all TenX Shareholders who properly elected to have his, her, or its TenX Common Stock redeemed, shall have been redeemed; (ii) at least $2,000,000 or more of the liquidated trust account property (as such term is defined in the Trust Agreement) must remain after payment in full for all such redemptions; and (iii) the Combined Company must have reimbursed Citius Pharma for the Extension Fee amounts it paid pursuant to the terms of the Merger Agreement.

Amended & Restated Registration Rights Agreement

Concurrently with the completion of the Business Combination, TenX, Sponsor, the existing holders party to the Original Registration Rights Agreement, and certain new holders will enter into the A&R Registration Rights Agreement, the form of which is attached to this proxy statement/prospectus as Annex D. Pursuant to the A&R Registration Rights Agreement, the holders of Registrable Securities (as such term is defined in the A&R Registration Rights Agreement) will be entitled to up to three demand registrations, which will require New Citius Oncology to effect the registration of all Registrable Securities as requested by the Demanding Holders and Requesting Holders (as such terms are defined in the A&R Registration Rights Agreement) within 60 days of receipt of such demand registration. In addition, the holders of Registrable Securities have certain customary “piggyback” registration rights with respect to registration statements filed subsequent to the completion of the Business Combination. An aggregate of [●] shares of New Citius Oncology are covered by the A&R Registration Rights Agreement.

Additionally, the Sponsor and certain stockholders of Citius Oncology who are a party to the A&R Registration Rights Agreement have restrictions on transferring New Citius Oncology Shares (or any security convertible into, or exercisable or exchangeable for New Citius Oncology Shares) beginning at Closing until the date that is six months after Closing; provided that the restrictions may be lifted early if (a) the price of the New Citius Oncology Shares equals or exceeds $12.00 per share for any 20 trading days within any 30-day trading period, or (b) New Citius Oncology completes a transaction that results in public shareholders having the right to exchange their New Citius Oncology Shares for cash, securities or other property.

Amended & Restated Shared Services Agreement

In connection with the Merger, SpinCo and Citius Pharma will enter into an A&R Shared Services Agreement, the form of which is attached to this proxy statement/prospectus as Annex E, pursuant to which Citius Pharma and its affiliates will provide to SpinCo and TenX the services set forth in the A&R Shared Services Agreement after the Merger, which services are of the type that Citius Pharma provided to SpinCo prior to the Merger, including services relating to information technology, facilities, accounting and finance, business development, investor relations, human resources, and other corporate and administrative functions, as well as certain scientific services. The fees for each of the services are set forth in the A&R Shared Services Agreement as a quarterly fee, and SpinCo will reimburse Citius Pharma for all reasonable out-of-pocket costs and expenses that it incurs in connection with providing the services. SpinCo does not anticipate that its net costs associated with the A&R Shared Services Agreement will be materially different than the historical costs that have been allocated by Citius Pharma to SpinCo related to these same services. The A&R Shared Services Agreement will terminate on the earlier of (i) mutual agreement of the parties or (ii) two (2) years; provided that the agreement automatically extends for additional one-year periods unless SpinCo or Citius Pharma provides at least thirty (30) days prior written notice of its desire not to automatically extend the term.

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Background of the Business Combination

TenX Keane is a Cayman Islands exempted company incorporated on March 1, 2021, as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.

The Business Combination is the result of an active search for a potential business combination transaction utilizing the network, investing, and transaction experience of TenX’s management team and the TenX Board. The terms of the Merger Agreement are the result of arm’s-length negotiations between representatives of Citius Pharma and TenX.

In conducting a search for a potential business combination, TenX’s primary acquisition criteria include:

●	Strong management team that can create significant value for target business - TenX is seeking to identify companies with strong and experienced management teams that will complement the operating and investment abilities of our management team. TenX believes it can provide a platform for the existing SpinCo management team to leverage the experience of TenX’s management team. TenX also believe that the operating expertise of its management team is well suited to complement the target’s management team.

●	Revenue and Earnings Growth Potential - TenX is seeking to acquire one or more businesses that have the potential for significant revenue and earnings growth through a combination of both existing and new product development, increased production capacity, expense reduction and synergistic follow-on acquisitions resulting in increased operating leverage.

●	Potential for Strong Free Cash Flow Generation - TenX is seeking to acquire one or more businesses that have the potential to generate strong, stable and increasing free cash flow, particularly businesses with predictable revenue streams and definable low working capital and capital expenditure requirements. TenX may also seek to prudently leverage this cash flow in order to enhance shareholder value.

●	Benefit from Being a Public Company - TenX intends to only acquire a business or businesses that will benefit from being publicly traded and which can effectively utilize access to broader sources of capital and a public profile that are associated with being a publicly traded company.

TenX’s initial target exploration focused on certain targets with whom TenX’s directors and management, sponsor or advisors, were already familiar through their networks and investment activities, and who could satisfy some or all the key criteria for a business combination target described in the investment criteria above. As the initial exploration progressed, the list of potential business combination partners was refined to exclude potential partners who did not meet all or most of the key criteria described in our acquisition criteria, or who TenX’s management believed were unlikely to consider a business combination with a TenX. The list of potential business combination partners was also expanded to include potential partners introduced to TenX by third-party investors, investment bankers and inbound inquiries, and through the ongoing search efforts of TenX’s management.

TenX’s management evaluated potential partners in industries including medical device, direct selling, personal care, pharmaceuticals, e-commerce, Fintech, and auto components. Throughout its evaluation of a potential business combination, TenX continuously refined its list of potential business combination partners and considered viable partner opportunities until the signing of non-binding letter of intent with SpinCo.

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The following is a brief discussion of the background of these negotiations, the Merger Agreement, and the Business Combination. It does not purport to catalog every conversation and correspondence among representatives of TenX, Citius Pharma, SpinCo, and their respective advisors.

●	On October 18, 2022, TenX consummated its IPO of 6,600,000 TenX Units, including 600,000 additional units issued pursuant to the partial exercise by the underwriter of its over-allotment option. Each TenX Unit consists of one Ordinary Share and one TenX Right. The TenX Units were sold at an offering price of $10.00 per TenX Unit, generating total gross proceeds of $66,000,000. Maxim acted in the capacity of the sole Book-Running Manager for the IPO, and their underwriting fees consisted of $1,320,000 in cash and 297,000 TenX Ordinary Shares, having a fair market value of $2,922,480 issued at the closing of the IPO. No deferred underwriting fees are payable at the Closing.

Prior to the consummation of the IPO, neither TenX, nor anyone on its behalf contacted or was contacted by any prospective target business or had any substantive discussions, formal or otherwise, with respect to a business combination, or similar, transaction with TenX.

●	Promptly following the IPO, TenX’s management team commenced an active search for potential business combination targets, leveraging its management team and the Sponsor’s network of bankers, private equity firms, venture capital and hedge funds, consulting firms, legal and accounting firms and numerous other business relationships, as well as the prior experience and network of TenX’s officers and directors. TenX had no industry preference, but excluded any business operations in mainland China, Hong Kong and Macau, and included both privately held companies and assets or divisions by publicly traded companies.

●	Prior to the execution of the non-binding letter of intent (“LOI”) with Citius Pharma in May 2023, representatives of TenX contacted, and were contacted by, a number of individuals and entities with respect to business combination opportunities and engaged in discussions with several possible target businesses regarding potential transactions. During that period, TenX reviewed approximately fifteen (15) targets in its search, eight (8) of which were eliminated prior to conducting substantive due diligence, and ultimately engaged in detailed discussions with, and reviewed detailed financial information of, seven (7) potential combination targets. Non-disclosure agreements were signed with five (5) such potential combination targets, the terms of each of which were customary and did not contain standstill obligations. TenX entered into non-binding letters of intent and exclusive negotiations with two parties, one in October 2022 (“Candidate A”) and one in April 2023 (“Candidate B”), prior to entering into the LOI with Citius Pharma in May 2023. TenX allowed the exclusive period of negotiations with respect to these two (2) parties to terminate in early February 2023 and April 2023, respectively, as a result of one or more of the following reasons: (i) TenX’s determination that such business did not represent as attractive a target as SpinCo due to a combination of business prospects (including expected growth and profitability metrics, industry trends, lack of public company readiness), strategy, management teams, structure and valuation; (ii) a difference in valuation expectations between TenX, on the one hand, and the target or its owners, on the other hand; or (iii) a potential target’s unwillingness to engage with TenX given conflicting business objectives on the target’s side.

Candidate A was a France-based company providing omni-channel software solutions to retailers both online and offline, including food retailers, specialized retailers, luxury retailers, and hospitality operators. Candidate A’s cloud-based solution helps its customers connect in real time to web/warehouse/all points of sales. Candidate A has raised slightly over 100 million euros in the past to fund its operations. While Candidate A appeared to be an attractive target, TenX learned in January 2023 during one of its weekly calls with Candidate A’s financial advisor that Candidate A preferred to raise additional capital prior to a merger with TenX. TenX’s initial reaction was supportive to Candidate A’s intention to seek growth capital as long as the timeline of the contemplated capital raise would not lead to substantial delay to the merger with TenX. However, its advisor indicated that Candidate A engaged an accounting firm to conduct due diligence required by the capital raise and there was no timeline as to when the fund raising would close. Therefore, in consideration of TenX’s time, effort and expense in connection with the initial business combination, TenX did not extend the LOI with Candidate A upon its expiration in February 2023.

Candidate B was a Canadian-based company engaged in research, development, manufacturing and sales of botanicals and health products extracted mostly from plants and other natural substances. Led by seven PhD researchers, Candidate B has two laboratories in chemistry and microbiology, mainly engaged in chemical quantitative analysis as well as an integrated fast packaging line and the most production equipment. Despite Candidate B’s relatively small size, its business has been growing at a rapid growth rate in recent years. TenX also learned some positive upcoming development regarding Candidate B, such as production capacity expansion, collaboration with nationally recognized distributors and retail shelf opportunity at a global retailer. Not until TenX discussed in details of potential business combination timeline, did TenX learn that their PCAOB audit was still several months away, and the anticipated completion date would fall outside of the deadline of TenX’s first extension. Even though TenX did not have doubt about their seriousness of a business combination with Candidate B, the uncertainty surrounding completion of PCAOB audit presented a huge challenge and risk. As a result, TenX let the LOI lapse without extending further.

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●	TenX was made aware of SpinCo through Maxim. SpinCo is a late-stage pharmaceutical company focused on developing and commercializing targeted oncology therapies. Its strategy centers on achieving a market-leading position by advancing innovative therapies with reduced development and clinical risks, and leveraging competitive advantages supported by intellectual property and regulatory exclusivity protection. This includes new formulations of previously approved drugs with substantial existing safety and efficacy data or expanded indications for approved therapies. SpinCo’s lead product candidate is LYMPHIR, an engineered IL-2 diphtheria toxin fusion protein, for the treatment of patients with persistent or recurrent CTCL, a rare form of non-Hodgkin lymphoma. Management believes the market for LYMPHIR for CTCL, estimated to exceed $400 million, is attractive, growing, and underserved by existing treatments.

●	In September 2021, Citius Pharma announced that it had entered into a definitive agreement with each of Dr. Reddy’s and Eisai to acquire the exclusive license of E7777 (denileukin diftitox), a late-stage oncology immunotherapy for the treatment of CTCL, which includes rights to develop and commercialize E7777 in all markets, except for those retained by Eisai, which consists Japan, China, Korea, Taiwan, Hong Kong, Macau, Indonesia, Thailand, Malaysia, Brunei, Singapore, India, Pakistan, Sri Lanka, Philippines, Vietnam, Myanmar, Cambodia, Laos, Afghanistan, Bangladesh, Bhutan, Nepal, Mongolia and Papua New Guinea. The license includes an option on the right to develop and market the product in India prior to FDA approval. Dr. Reddy’s had previously exclusively licensed E7777 from Eisai. E7777, an engineered IL-2-diphtheria toxin fusion protein, is an improved formulation of oncology agent, ONTAK®, which was previously approved by the FDA for the treatment of patients with persistent or recurrent CTCL. Citius Pharma renamed E7777 as I/ONTAK and also later obtained the trade name LYMPHIR for the product in 2023. At times in this proxy statement/prospectus, LYMPHIR may be referred to as E7777 or I/ONTAK.

●	In the first quarter of 2022, Citius Pharma began to consider spinning out the I/ONTAK asset into a standalone public company. Citius Pharma believes that moving I/ONTAK to a standalone entity will help optimize organizational resources and investment capital to support the successful execution of each of Citius Pharma’s development programs. Citius Pharma believes that the market has not adequately valued the potential of I/ONTAK. In Citius Pharma’s view, separating I/ONTAK into a standalone entity would create two focused standalone public companies that are better positioned to pursue their strategic priorities, invest in growth opportunities, and attract new investors. Upon completion of the separation, the new entity would be a pure-play oncology-focused biopharmaceutical company.

●	In May 2022, Citius Pharma announced that it intended to split its assets into two separate publicly traded entities. The new company would be focused on developing and commercializing I/ONTAK. Citius Pharma’s other pipeline assets would remain at Citius Pharma. Citius Pharma explored possible transaction structures and anticipated that the transaction would be completed in the calendar year 2023, subject to the satisfaction of customary conditions. Citius Pharma continued to periodically repeat its intention to effect the spinout in various public filings and SEC reports prior to the execution of the Merger Agreement.

●	In anticipation of the spinout, Citius Pharma transferred all assets associated with I/ONTAK to its wholly-owned subsidiary, Citius Acquisition Corp., effective April 1, 2022. Citius Acquisition Corp. had been formed in August 2021 but conducted no operations until the transfer to it in April 2022 of the I/ONTAK assets, including the license agreement with Eisai and the asset purchase agreement with Dr. Reddy’s. In connection with the transfer, Citius Pharma and Citius Acquisition Corp. entered into a shared services agreement pursuant to which Citius Pharma provides Citius Acquisition Corp. management and scientific services for which Citius Acquisition Corp. pays Citius Pharma fees. On May 2, 2023, Citius Acquisition Corp. changed its name to Citius Oncology, Inc., which is referred to in this proxy statement/prospectus as SpinCo.

●	In August 2022, Maxim contacted Citius Pharma and the two parties began initial conversations on potential spinout structures for SpinCo. Maxim introduced the idea of a business combination with a special purpose acquisition company (“SPAC”) as a potential transaction structure.

●	On March 30, 2023, Citius Pharma announced that SpinCo had engaged Maxim to serve as its financial advisor in connection with the intended formation of a separate publicly traded entity to commercialize and grow Citius Pharma’s oncology asset, I/ONTAK. Citius Pharma continued to assess possible transaction structures and decided to pursue a SPAC transaction in light of certain process advantages, particularly with respect to exchange listing requirements, financing options and deal certainty.

●	On April 25, 2023, Maxim provided Citius Pharma with a form of non-binding letter of intent for potential SPAC targets and a representative of Maxim, on behalf of Citius Pharma, contacted TenX management team about the merits of a potential business combination with SpinCo. On the same date, TenX executed a non-disclosure agreement with SpinCo. Between April 25, 2023 and May 5, 2023, Citius Pharma and Maxim worked on the form of letter of intent.

●	On April 28, 2023, TenX engaged Newbridge to provide M&A services in contemplation of an initial business combination.

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●	On May 2, 2023, TenX received a company presentation deck from Citius Pharma regarding a business combination with SpinCo.

●	On May 5, 2023, Taylor Zhang, the Chief Financial Officer of TenX, Newbridge and representatives of Maxim, on behalf of Citius Pharma and SpinCo, had an introductory videoconference meeting in which they discussed SpinCo’s business operations as well as the possibility of SpinCo being the potential business combination target.

●	On May 6, 2023, representatives of Citius Pharma and SpinCo sent representatives of TenX, including Newbridge and The Crone Law Group P.C. (“CLG”), in its capacity as corporate counsel to TenX, an initial draft of a the LOI setting forth, among other matters, the proposed aggregate equity value of SpinCo and the proposed cap on third-party fees of TenX.

●	On May 6 and 7, 2023, Citius Pharma and Maxim worked on a possible valuation of SpinCo, both pre- and post-transaction. TenX’s financial advisor, Newbridge, provided overall comments on the scope of the draft late in the evening of May 8, 2023. Also on May 8, 2023, Mr. Zhang provided comments to the draft of the LOI proposing a lower aggregate equity value of SpinCo and a higher cap on the third-party expenses of TenX.

●	On May 9, 2023, Citius Pharma and Maxim conferred on the TenX comments, after which Maxim provided a revised LOI to TenX’s financial advisor. That same day. representatives of TenX, including Mr. Zhang and Newbridge, and representatives of Citius Pharma and SpinCo, including Leonard Mazur, the Chief Executive Officer of Citius Pharma, and Jaime Bartushak, Executive Vice President, Chief Financial Officer and Chief Business Officer of Citius Pharma, discussed and negotiated the draft LOI, following which they agreed in principle that: (i) the total pre-money equity valuation of SpinCo for purposes of the proposed transaction would be $665,000,000 (ii) that Citius Pharma would capitalize SpinCo’s balance sheet with $10,000,000 of working capital at the closing of the proposed transaction, (iii) the transaction fees would be paid, up to a cap of $4,000,000, from funds remaining in the post-redemption Trust Account, but for which TenX would be allocated $500,000 to pay its transaction expenses, and (iv) a forty-five- (45) day exclusivity period. After agreeing in principle, Maxim provided a revised draft of the LOI to Newbridge, and Newbridge reported that TenX was amenable to the letter of intent.

●	On May 10, 2023, Xiaofeng Yuan, the Chief Executive Officer and Chairman of the Board of TenX, Taylor Zhang, the Chief Financial Officer and a director of TenX, Cathy Jiang and Joel Mayersohn, both independent directors of TenX, and Constantino Gutierrez, a Managing Director of Newbridge, had an internal board meeting to discuss the potential business transaction with SpinCo. The TenX Board discussed their assessment of SpinCo, the terms of the potential transaction, and a timeline of the potential combination. The TenX Board then unanimously approved the decision to move forward with a potential business combination with SpinCo.

●	During the week of May 8, 2023, Mr. Mazur reviewed the terms of the LOI with the Citius Pharma directors on a one-on-one basis. On May 15, 2023, the Citius Pharma Board met to review the LOI, at which meeting Citius Pharma Board unanimously approved the LOI. TenX signed the LOI on May 15 and SpinCo signed on May 16, 2023.

●	The executed LOI provided that neither party would solicit or entertain any inquiries or proposals from any person or entity for a period of forty-five (45) days after the execution of the LOI. After that forty-five (45) day period had lapsed, either party could terminate the LOI. The form of the transaction was not settled in the LOI, which provided that the transaction between the entities could be in the form of a merger or a stock acquisition or that the parties could agree to an alternative structure based on appropriate legal, tax and accounting structuring advice of their respective consultants and advisors. The LOI also did not settle the method by which Citius Pharma would effect a Distribution, only noting that a Distribution might be necessary to maintain the listing of the Combined Company’s common stock on Nasdaq.

●	On May 18, 2023, an organizational call was held by videoconference between TenX and SpinCo’s management and their representatives. TenX was represented by Newbridge, and representatives of CLG, SpinCo was represented by Wyrick, Robbins, Yates & Ponton LLP (“WRYP”) (in its capacity as corporate counsel to Citius Pharma and SpinCo), Wolf & Company (in its capacity as auditor for SpinCo), and Maxim (in its capacity as M&A advisor to Citius Pharma and SpinCo). The parties discussed the proposed transaction, including the timeline, various workstreams. and the drafting of the Merger Agreement, registration statement/proxy statement on Form S-4 and pro forma and audited financials. The parties agreed to hold a weekly meeting to discuss and negotiate the transaction details and progress, going forward. On the same day, Maxim granted TenX and its legal team access to SpinCo’s data room containing information relating to SpinCo for TenX’s due diligence review. The materials in the data room include SpinCo’s corporate governance, audited financial statements, and information regarding its tax status and capital structure, material contractual relationships, intellectual property, research and development, government regulations, litigation, etc.

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●	From May 18 until June 24, 2023, Citius Pharma and its counsel and advisors researched the means by which to affect the transaction and a Distribution in a tax efficient manner. During this time, Citius Pharma and its counsel and advisors also reviewed the post-transaction structure and the steps necessary to optimize the resulting entity, including a Distribution.

●	On May 24, 2023, TenX’s management and its legal team provided a follow-up due diligence request to Maxim requesting additional due diligence information on SpinCo.

●	On May 25, 2023, Maxim arranged the first weekly all parties’ video conference, which was joined by Marcum LLP (in its capacity as auditor to TenX). This meeting revolved around the drafting process of the business combination agreement and due diligence process. Discussion also encompassed intricate financial and accounting matters, alongside an assortment of miscellaneous topics. Specifically, SpinCo will provide the necessary information for the follow-up due diligence checklist to be added to the data room. Work on the definitive agreement was in progress, with confirmation awaited from SpinCo’s tax team regarding SpinCo’s tax restructuring. The teams also clarify the judicious handling of rights subsequent to the transaction, with meticulous attention paid to financial matters and proxy documents.

●	On May 26, 2023, TenX’s management provided their 10-Q and 10-K financials to Maxim.

●	On June 1, 2023, the weekly all parties’ video conference centered around crucial discussions pertaining to Citius Pharma’s and SpinCo’s tax restructuring, pro forma, due diligence, proxy documents, and the ongoing efforts to obtain the fairness opinion. Citius Pharma and SpinCo were still in the process of finalizing its tax structure but confirmed that a distribution of shares of SpinCo to the stockholders of Citius Pharma prior to closing of the proposed transaction would not take place, primarily in light of the anticipated tax consequences to Citius Pharma and the stockholders of Citius Pharma. The participants also delved into exploring various potential forms for merger and acquisition transactions.

●	On June 8, 2023, the weekly all parties’ video conference primarily focused on discussions regarding SpinCo’s tax restructuring and the proposed transaction structuring, with Citius Pharma confirming that it preferred to do a reverse triangular subsidiary merger with SpinCo merging into a wholly-owned subsidiary of TenX. The meeting also provided updates on the progress of due diligence, drafting of the definitive business combination agreement and proxy statement.

●	On June 15, 2023, the weekly all parties’ video conference focused on the drafting progress of the Merger Agreement, registration statement/proxy statement on Form S-4, and the pro forma financial statements. TenX’s management team also discussed the process of engaging a third-party valuation firm to provide financial advisory services and deliver a fairness opinion report related to the Merger with SpinCo.

●	On June 22, 2023, the weekly all parties’ video conference continued to focus on the drafting progress of the Merger Agreement and registration statement/proxy statement on Form S-4. Citius Pharma and Maxim indicated that the Merger Agreement was under review by their respective counsels and that it would be able to share the draft with the broader group within the week. Representatives from SpinCo also proposed a follow-up due diligence call to address any follow-up due diligence questions from TenX and its counsel.

●	On June 25, 2023, Citius Pharma’s counsel provided TenX with a draft Merger Agreement. From June 25 to July 28, 2023, additional conversations regarding due diligence and details of the definitive agreements took place between SpinCo, Citius Pharma and TenX, and their respective counsel and advisors, on an ad-hoc basis. Particular areas of focus in negotiations between the parties, in addition to those contemplated by the LOI, which provisions were implemented into the definitive agreements, included (i) matters related to the Distribution, including post-transaction corporate, operational, tax and federal securities law matters, (ii) the creation of equity incentive option plan at SpinCo and the issuance of options under such plan prior to closing the Merger, (iii) the scope of antitrust filings required by the proposed transaction and whether a break-up fee was appropriate, (iv) the ability of SpinCo to consider and accept competing offers after the execution of the definitive agreement for the transaction (the “exclusivity and no shop provision”), (v) the TenX Board’s ability to change their recommendation to TenX Shareholders of the proposed transaction if the they determined that their fiduciary duties required it, and (vi) the amendment of the shared services agreement that existed between Citius Pharma and SpinCo.

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●	On June 27, 2023, representatives of SpinCo and Citius Pharma provided responses to TenX’s additional due diligence requests, with additional documents related to material contracts, shared services between Citius Pharma and SpinCo, and intellectual property being provided.

●	On July 6, 2023, representatives of TenX arranged a call with SpinCo and its representatives to discuss the timeline and progress of draft the registration statement/proxy statement on Form S-4 and proxy solicitation required in connection with the proposed transaction.

●	On July 13, 2023, the weekly all parties’ video conference focused on discussions regarding progress of due diligence, status of the definitive Merger Agreement and related negotiations, and the registration statement/proxy statement on Form S-4. TenX and Newbridge also informed the group that they had engaged Revere Securities on July 12, 2023, to draft and deliver a fairness opinion for the proposed transaction.

●	On July 29, 2023, Citius Pharma received a complete response letter from the FDA regarding its BLA seeking approval for LYMPHIR. The CRL stated that the FDA was requiring Citius Pharma to incorporate enhanced product testing, and additional controls to be agreed to with the FDA during the market application review. As a result of the CRL, Citius Pharma and TenX ceased work on the proposed transaction to allow Citius Pharma time to assess the regulatory pathway for LYMPHIR.

●	On August 8, 2023, Citius Pharma and TenX re-established communications and began negotiating an extension and amendment of the LOI due to the letter being terminable by either party pursuant to its original terms. The main points of negotiation involved the terms of the exclusivity and no shop provision and a fee sharing arrangement for expected Extension Fees, which terms would be contained in the definitive Merger Agreement. On August 23, 2023, Citius Pharma and TenX believed that they had reached oral agreement on the revised terms of the LOI and Citius Pharma instructed its counsel to draft the revised letter of intent (the “Amended LOI”). Drafts of the Amended LOI were circulated between the two parties between August 29 and September 22, 2023. Negotiations continued to focus on the exclusivity and no shop provision and fee sharing arrangement in the letter of intent and to be contained in the definitive agreement for the Business Combination. Discussions focused primarily on three aspects of the exclusivity and no shop provision: (i) the duration of the period of time during which Citius would have no restrictions on its ability to engage in discussions regarding alternative acquisition proposals, (ii) the types of transactions in which Citius Pharma would be permitted to engage during the period of time it is subject to exclusivity, and (iii) the fees it would be required to pay related to extensions of TenX’s trust and upon termination of the Merger Agreement to pursue an alternative transaction. After discussion and electronic correspondence among the parties and their respective counsel and advisors, TenX executed the Amended LOI on September 26, 2023, and SpinCo executed the Amended LOI on September 27, 2023.

●	Following the execution of the Amended LOI, the parties continued to negotiate the terms of the definitive Merger Agreement and other Transaction Documents, including the exclusivity and no shop provision set out in the Amended LOI, with Citius Pharma’s counsel sending a draft to TenX’s counsel on October 4, 2023. Negotiation of the terms of the definitive Merger Agreement and other Transaction Documents continued through October 19, 2023, focusing mainly on the manner in which the Combined Company would satisfy Nasdaq Initial Listing Requirements or Nasdaq Continued Listing Requirements, including the minimum round lot holder requirement.

●	On October 20, 2023, the TenX Board, other than Mr. Hartzband, met virtually to discuss and evaluate the proposed transaction, with representatives of TenX management, Newbridge, Revere Securities and CLG participating. A representative of CLG provided an update on the material terms of the Merger Agreement and other Transaction Documents and discussed the transaction’s structure. Revere Securities presented the draft Revere Opinion and explained the factors underlying its conclusion that the proposed Merger Consideration, inclusive of the TenX equity underlying the assumed SpinCo Options that will be issuable post-transaction, was fair, from a financial point of view, to the TenX Shareholders. After the TenX Board meeting, Mr. Zhang had a one-on-one meeting with Mr. Hartzband to review the matters discussed at the board meeting.

●	On October 20, 2023, the TenX Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby are in the best interests of TenX Shareholders, (ii) determined that the fair market value of SpinCo is equal to at least 80% of the amount held in the trust account (less any taxes payable on interest earned) as of such date, (iii) approved the transactions contemplated by the Merger Agreement as a business combination, and (iv) adopted a resolution recommending the Merger Agreement and the other transaction documents and the transactions contemplated thereby be adopted by TenX Shareholders.

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●	On October 23, 2023, Revere Securities delivered the Revere Opinion to the TenX Board.

●	On October 23, 2023, the Citius Pharma Board, met virtually to discuss and evaluate the proposed transaction, with representatives of Citius Pharma management and WRYP participating. A representative of WRYP provided an update on the material terms of the Merger Agreement and other Transaction Documents and discussed the transaction’s structure and the Board’s fiduciary duties. At the meeting, the Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, and the Merger Consideration, are in the best interests of Citius Pharma stockholders and approved the Business Combination, and (ii) pursuant to Section 78.140 of the Nevada Revised Statutes, approved the Business Combination as an interested party transaction, due to the SpinCo options held by members of the Citius Pharma Board and certain executive officers.

●	On October 23, 2023, TenX, Merger Sub, Citius Pharma and SpinCo executed the Merger Agreement. Concurrently with the execution of the Merger Agreement, TenX, the Sponsor, SpinCo and Citius Pharma, executed the Sponsor Support Agreement.

●	On the morning of October 24, 2023, before the stock market opened, TenX and Citius Pharma issued a joint press release announcing the execution of the Merger Agreement, which TenX and Citius Pharma, respectively, filed with a Current Report on Form 8-K along with an investor presentation and copies of the Merger Agreement and other Transaction Documents.

Opinion of Revere Securities

TenX retained Revere Securities to act as its financial advisor in connection with the Business Combination and to provide a fairness opinion to the TenX Board. Revere Securities, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, going private transactions, related-party transactions, negotiated underwritings, secondary distributions of listed and unlisted securities, debt restructurings, private placements, related-party transactions, and valuations for corporate and other purposes. TenX selected Revere Securities to act as its financial advisor in connection with the Business Combination on the basis of Revere Securities’ experience in similar transactions and its reputation in the investment community.

On October 20, 2023, at a meeting of the TenX Board held to evaluate the Business Combination, Revere Securities delivered to the TenX Board an oral opinion, which was confirmed by delivery of a written opinion, dated October 23, 2023, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its written opinion, the Merger Consideration is fair, from a financial point of view, to TenX and its unaffiliated ordinary shareholders.

The full text of the Revere Opinion, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex G hereto and is incorporated by reference herein in its entirety. The following summary of the Revere Opinion is qualified in its entirety by reference to the full text of the opinion. Revere Securities delivered its opinion to the TenX Board for the benefit and use of the TenX Board (in its capacity as such) in connection with and for the purposes of its evaluation of the Business Combination from a financial point of view. The Revere Opinion also does not address the relative merits of the Business Combination as compared to any alternative business strategies or transactions that might exist for TenX, or the underlying business decision of TenX whether to proceed with those business strategies or transactions.

In connection with rendering its opinion, Revere Securities, among other things:

●	Considered our assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions, and business and securities valuations generally;

●	Reviewed drafts of the Merger Agreement and sources of information related to the Transaction;

●	Reviewed TENK’s publicly available historical financial results, as well as certain publicly available information concerning the trading of, and the trading market for, the ordinary shares of TENK since its IPO in October 2022;

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●	Reviewed publicly available financial information of TENK filed with the SEC, including its quarterly reports on Form 10-Q, annual reports on Form 10-K, and certain reports on material events filed on current reports on Form 8-K between October 19, 2022, and October 18, 2023;

●	Conducted discussions with SpinCo’s and Citius Pharma’s management team to better understand SpinCo’s and Citius Pharma’s recent business history, drug development pipeline, FDA regulatory approval path, and near-term financials;

●	Reviewed Citius Pharma’s publicly available historical financial results, as well as certain publicly available information concerning the trading of, and the trading market for, the ordinary shares of Citius Pharma since becoming a public company in January 2016;

●	Performed a public company comparable analysis of similar companies to COI that trade on a major U.S. stock exchange and operate in the Biotechnology / Pharmaceuticals Industry, focused on Oncology, and specifically in the “Skin & Blood Cancer” sector; and

●	Performed such other analyses and examinations, as we deemed appropriate.

Revere Securities also considered such other information, financial studies, analyses and investigations, and financial, economic and market criteria which it deemed relevant. In conducting its review and arriving at its opinion, Revere Securities did not independently verify any of the foregoing information and Revere Securities assumed and relied upon such information being accurate and complete in all material respects, and Revere Securities further relied upon the assurances of management of TenX that they are not aware of any facts that would make any of the information reviewed by Revere Securities inaccurate, incomplete or misleading in any material respect. In addition, Revere Securities has not assumed any responsibility for any independent valuation or appraisal of the assets or liabilities, including any ongoing litigation and administrative investigations, if any, of SpinCo or Citius Pharma, nor has Revere Securities been furnished with any such valuation or appraisal. In addition, Revere Securities has not assumed any obligation to conduct, nor has it conducted, any physical inspection of the properties or facilities of SpinCo or Citius Pharma.

The issuance of the Revere Opinion was approved by an authorized internal committee of Revere Securities. The Revere Opinion is necessarily based on economic, market and other conditions as they exist and can be evaluated on, and the information made available to it on, the date thereof. Revere Securities expressed no opinion as to the underlying valuation, future performance, or long-term viability of TenX and its successors. Further, Revere Securities expressed no opinion as to what the value of the shares of New Citius Oncology Common Stock actually will be when the Business Combination is consummated or the prices at which shares of New Citius Oncology Common Stock will trade at any time. It should be understood that, although subsequent developments may affect the Revere Opinion, Revere Securities does not have any obligation to update, revise or reaffirm its opinion and has expressly disclaimed any responsibility to do so.

The Revere Opinion was only one of many factors considered by the TenX Board in evaluating the proposed Business Combination. Neither the Revere Opinion nor Revere Securities’ analyses were determinative of the transaction consideration or of the views of the TenX Board, or TenX’s management with respect to any determinations made regarding the Transactions or the transaction consideration.

The following represents a brief summary of the material financial analyses reviewed by the TenX Board and performed by Revere Securities in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by Revere Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Revere Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Revere Securities.

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Financial Analyses

Revere Securities employed various methods to analyze the range of values of SpinCo. The discussion set forth below is a summary of the material financial analyses presented by Revere Securities to the TenX Board in connection with the Revere Opinion and is not a comprehensive description of all analyses undertaken by Revere Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. Revere Securities believes that its analyses summarized below must be considered as a whole. Revere Securities further believes that selecting portions of its analyses and the factors considered, or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Revere Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, Revere Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of TenX, SpinCo or Citius Pharma. The estimates of the future performance of New Citius Oncology in or underlying Revere Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by Revere Securities’ analyses. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be Revere Securities’ view of the actual values of the New Citius Oncology Common Stock.

Comparable Public Company Analysis

To calculate the equity value of SpinCo’s businesses, Revere Securities first obtained the median Equity Value of four (4) comparable public companies in three (3) different Pharma/Biotech sub-verticals identified by Revere Securities as an aggregate data set of having the most similarities to Citius Pharma and SpinCo, as a combined entity. The public company comparables were selected using the following criteria: (i) listed on a major U.S. Stock Exchange (NYSE American / NASDAQ / NYSE), (ii) operate in the Pharma/Biotech sector with different emphases on three (3) sub-verticals: (a) the lead clinical drug candidate is in the “Oncology” space, (b) lead clinical drug candidate has entered into Phase II (or further along), and (c) the indications targeted were– Cancers of the Blood or Skin (similar to cutaneous T-cell lymphoma), and (iii) were still in the “pre-commercialization” stage, with less than $40 million in revenue over the last twelve (12) months.

The combined volume weighted average Equity Values median using this analysis was $906.4 million.

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The tables below summarize certain observed historical financial performance and equity values of the selected public companies were sourced from Bloomberg data as of October 8, 2023, as well as qualitative research performed by Revere Securities on the company’s business models and lead products.

Company Name	Ticker	Share Price	Equity Value	Vol-Weighted Equity Value	Enterprise Value	Revenue LTM	EBITDA LTM
Arcellx, Inc.	NASDAQ: ACLX	$35.97	$1739.5	$1682.4	$1326.8	$32.2	$(186.2)
Syndax Pharmaceuticals, Inc.	NASDAQ: SNDX	$12.50	$868.5	$1000.6	$471.8	$0.0	$(172.8)
Sana Biotechnology, Inc.	NASDAQ: SANA	$3.65	$718.8	$812.2	$491.1	$0.0	$(339.0)
Kura Oncology, Inc	NASDAQ: KURA	$9.06	$672.6	$680.4	$208.6	$0.0	$(145.4)

Company Name	Ticker	Equity Value	Regulatory Status (Lead Program)	Medical Indication & Lead Drug Candidate | Additional detail
Arcellx, Inc.	NASDAQ: ACLX	$ 1749.2	Phase II	Development of various immunotherapies for patients with cancer. CART- ddBCMA: treatment of patients with relapsed or refractory (r/r) multiple myeloma (MM).
Syndax Pharmaceuticals, Inc.	NASDAQ: SNDX	$ 886.6	Phase III	Develops therapies for the treatment of cancer. Revumenib (SNDX-5613): Treatment of MLLr and NPM1 acute leukemias.
Sana Biotechnology, Inc.	NASDAQ: SANA	$ 748.4	Phase II	Develops cell engineering platforms for various therapeutic areas, including oncology. SC291: Therapeutic for patients with B-cell malignancies
Kura Oncology, Inc	NASDAQ: KURA	$ 686.7	Phase II	Develops precision medicines for the treatment of cancer. Ziftomenib: Nucleophosmin (NPM1) Acute myeloid leukemia (AML)

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Based on its analysis, it is Revere Securities’ opinion that, (i) the Merger Consideration is fair, from a financial point of view, to TenX and its unaffiliated public shareholders and that (ii) SpinCo has an aggregate fair market value equal to at least eighty percent (80%) of net assets held in the Trust Account (excluding deferred underwriting commissions and taxes payable on the income earned on the Trust Account

The type and amount of consideration payable in the Business Combination was determined through negotiations between TenX and Citius Pharma and was approved by the TenX Board. The decision to enter into the Merger Agreement was solely that of the TenX Board. The Revere Opinion and analyses was only one of many factors considered by the TenX Board in its evaluation of the Business Combination and should not be viewed as determinative of the views of the TenX Board or TenX management with respect to the Business Combination.

Fees and Expenses

As compensation for Revere Securities services in connection with the rendering of its opinion to the TenX Board, TenX agreed to pay Revere Securities a portion of their fee upon commencement of the engagement, a portion upon delivery of the opinion, and the remainder upon consummation of the Business Combination. No portion of Revere Securities fee is refundable or contingent upon the conclusion reached in the opinion.

The TenX Board’s Discussion of Valuation and Reasons for the Approval of the Business Combination

On October 20, 2023, the TenX Board (i) determined that the Business Combination was advisable to and in the best interests of TenX and its shareholders, (ii) unanimously approved the Merger Agreement and the transactions contemplated thereby (including the Business Combination), and (iii) recommended that TenX Shareholders approve the Merger Agreement and the transactions contemplated thereby (including the Business Combination).

Before reaching its decision, the TenX Board considered the results of the due diligence conducted by its management and advisors. The TenX Board retained Revere Securities to provide a valuation and analysis and evaluate the fairness of the potential Business Combination. Revere Securities rendered its draft opinion to the TenX Board (which was subsequently confirmed by the delivery of the Revere Opinion) as to the fairness, from a financial point of view, to TenX of the aggregate merger consideration to be issued and paid pursuant to the Merger Agreement.

In reaching its decision that the Business Combination and the transactions contemplated thereby are fair to, and in the best interest of, TenX and its shareholders, the Board considered a range of factors, including but not limited to, the factors discussed below:

●	Size of the Potential Market. In September 2021, Citius Pharma obtained a license for I/ONTAK, an engineered IL-2 diphtheria toxin fusion protein, for the treatment of patients with persistent or recurrent cutaneous CTCL. SpinCo estimates that there are 30,000 – 40,000 patients living with CTCL in the U.S. with approximately 16,000 to 20,000 having mycosis fungoides. Of those, SpinCo further estimates that there are 10,000 patients with relapsed or refractory CTCL that require systemic therapy. SpinCo also estimates that the addressable U.S. market is approximately $300,000,000 to $400,000,000 for patients with advanced stage relapsed or refractory CTCL.

●	Meetings and Calls with SpinCo’s Management Team. TenX’s management and advisors conducted significant due diligence investigations of the SpinCo Business, including: meetings and calls with SpinCo’s management regarding SpinCo’s business model, operations and forecasts; commercial, financial, tax, accounting, and legal due diligence, and conducting discussions with the management of Citius Pharma (including the management of the SpinCo Business) and TenX’s financial, tax, accounting, technology and legal advisors concerning such due diligence investigations.

●	Industry and Market Research. TenX’s industry research included interviews with certain industry experts and executives to inform on factors affecting pharmaceutical and biotechnology companies, including pricing curves, adoption curves and differentiation against other products, primary market to understand the symptoms that are most bothersome to patients in order to develop meaningful endpoints for the clinical trials.

●	Legal and Commercial Review. This review included a review of SpinCo’s material contracts and other documentation, including but not limited to those relating to regulatory compliance and communications, human resources, and other legal matters.

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●	Clinical Data Review. This review included but was not limited to pharmaceutical and safety data, preclinical trial data, clinical trial data, and study reports.

●	Intellectual Property Review. This included a review of SpinCo’s intellectual property rights, including but not limited to their in-license agreements, their current patent portfolio status, and their patent strategy.

●	FDA Regulatory Process Timeline. This included a review of SpinCo’s upcoming products, expedited pathways available to SpinCo, and consideration of the likelihood of success given SpinCo’s clinical trial data and alternatives in the market for the target indications, among other considerations.

●	Operational Due Diligence. This included a review of key access and distribution channels, sales team, manufacturing, supply chain, insurance, information technology, and corporate services.

●	Financial, Tax, and Public Company Readiness Due Diligence. This included a review of SpinCo’s financial statements and internal reports and projections provided by SpinCo’s management.

●	Review of Comparable Transactions. This included reviewing other companies in the pharmaceutical and biotechnology research and development space.

The TenX Board considered a variety of factors in connection with its evaluation of the Business Combination. In light of the complexity of those factors, the TenX Board, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of the TenX Board may have given different weight to different factors.

In considering the Business Combination, the TenX Board considered the following positive factors, although not weighted or in any order of significance:

●	Public Company Readiness. The TenX Board’s belief that SpinCo is well positioned to be a public company in terms of scale and size, and a company that public equity market investors will understand and value.

●	Experienced Management Team. Following the completion of the Business Combination, the New Citius Oncology Board will be led by the same proven, diverse, and experienced senior management team of SpinCo, with whom the TenX management had the opportunity to engage and evaluate during its due diligence review. The New Citius Oncology Board will consist of seven directors, Suren Dutia, Myron Holubiak, Eugene Holuka, Joel Mayersohn, Leonard Mazur, Dennis McGrath, and Carol Webb. The senior management team of SpinCo will form the senior management team of New Citius Oncology and include Mr. Mazur (Chief Executive Officer and President), Mr. Holubiak (Secretary), Mr. Bartushak (Chief Financial Officer & Treasurer), and Dr. Myron Czuczman (Chief Medical Officer). This management team has a wide range of expertise in business development, legal matters, accounting, regulatory affairs, clinical operations, and manufacturing. Together with a network of consultants to support their clinical studies and manufacturing efforts, this team will contribute to the continuity in advancing New Citius Oncology strategic and growth objectives.

●	Potential for Increase in Shareholder Value. The TenX Board’s determination that if SpinCo is able to meet its financial forecasts, then TenX Shareholders will have acquired their shares in New Citius Oncology at an attractive valuation, which would increase shareholder value.

●	The Market Opportunities for LYMPHIR. The TenX Board’s belief that SpinCo’s clinical data for LYMPHIR is significant and many market opportunities exist if approved by the FDA.

●	Other Alternatives. After a review of other business combination opportunities reasonably available to TenX, the TenX Board believes that the proposed Business Combination represents the best potential business combination for TenX and the most attractive opportunity for TenX Shareholders based upon the process utilized to evaluate and assess other potential acquisition targets.

●	Negotiated Transaction. The terms and conditions of the Merger Agreement and the related agreements and the transactions contemplated thereby, each party’s representations, warranties and covenants, the conditions to each party’s obligation to consummate the Business Combination and the termination provisions, as well as the strong commitment by TenX, Citius Pharma and SpinCo to complete the Business Combination. The TenX Board also considered the financial and other terms of the Merger Agreement and the Business Combination and the fact that such terms and conditions are, in their view, reasonable and were the product of arm’s-length negotiations among TenX, Citius Pharma and SpinCo.

●	Fairness Opinion. The TenX Board considered Revere Securities fairness opinion, in which Revere Securities opined that the Business Combination is “fair” to the TenX Shareholders from a financial perspective.

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In the course of its deliberations, in addition to the various other risks associated with the business of SpinCo, as described in the section titled “Risk Factors and Risk Factor Summary” appearing elsewhere in this proxy statement/prospectus, the TenX Board also considered a variety of uncertainties, risks and other potentially negative factors relevant to the Business Combination, including the following:

●	General Economic Conditions. Macroeconomic uncertainty, including with respect to global and national supply chains, and the effects they could have on SpinCo’s revenues and financial performance.

●	Inability to Achieve Targets. The risk that SpinCo may not be able to execute on its business plan and realize the financial performance as set forth in the financial forecasts presented to management of TenX and the TenX Board.

●	Inability to Obtain Regulatory Approvals for LYMPHIR and other formulations. The risk that SpinCo may not obtain in a timely manner, or at all, the requisite approvals of significant LYMPHIR and other formulations.

●	Industry Risk on Reputation. SpinCo’s brand and reputation are critical to its success, and any publicity, regardless of accuracy, that portrays SpinCo negatively could adversely impact operating results.

●	Exposure to Biotech Funding Cycle. The SpinCo Business is exposed to counterparty risk with small- to mid-size biopharmaceutical companies that typically rely on external financing sources to fund research and development expenses, and it is possible there could be a downturn in the funding cycle.

●	Exposure to Pharmaceutical Industry Regulatory Reform. The risk that any potential pharmaceutical industry pricing reforms could reduce the expected return on investment of new drug development and could impact the SpinCo Business by reducing future royalty revenues and could also have a corollary effect on investment in drug discovery and/or development.

●	Risks that the Transaction Cannot be Completed. The risks and costs to TenX if the Business Combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in TenX being unable to effect a business combination within the completion window, which would require TenX to liquidate.

●	TenX Public Shareholders holding a Minority Position in the Combined Company. The risks associated with TenX Shareholders holding a minority position in the combined company (approximately [●]%, assuming a No Redemption Scenario), which may reduce the influence that TenX public shareholders have on the management of the Combined Company.

●	Shareholder Approval Risk. The risk that TenX Shareholders may object to and challenge the Business Combination and take action that may prevent or delay the Closing, including by voting against the Business Combination Proposal at the Meeting or redeeming their TenX Ordinary Shares.

●	Post-Closing Risk. The terms of the Merger Agreement provide that TenX will not have any surviving remedies against SpinCo or its equity holders after the Closing to recover for losses as a result of any inaccuracies or breaches of SpinCo’s representations, warranties or covenants or agreements of the parties set forth in the Merger Agreement, except in the case of fraud, and except for those covenants, and agreements contained in the Merger Agreement that by their terms apply or are to be performed in whole or in part after the Closing. The TenX Board determined that this structure was appropriate and customary for transactions of this nature.

●	Combined Company Post-Closing. The fees and expenses associated with completing the Business Combination for both parties will be significant.

●	Litigation Risk. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

●	Redemption Risk. The potential that a significant number of TenX Shareholders elect to redeem their TenX Ordinary Shares prior to the consummation of the Business Combination and pursuant to the Cayman Constitutional Documents, which would potentially make the Business Combination more difficult or impossible to complete and/or reduce the amount of cash available to New Citius Oncology following the Closing.

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●	Public Company Risk. As SpinCo has not previously been a public company, SpinCo may not have all the different types of employees necessary for it to timely and accurately prepare reports for filing with the SEC. There is a risk that SpinCo will not be able to hire the right people to fill in these gaps by the time of the Closing or that additional issues could arise after the Closing due to its failure to have hired these people in advance of Closing.

●	Separation with Citius Pharma. There could be commercial impacts to the SpinCo Business as a result of the separation of SpinCo from Citius Pharma, and New Citius Oncology will rely on Citius Pharma for certain corporate services until it can build out its own general and administrative functionalities.

●	Benefits may not be Achieved. The risk that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe.

SpinCo is subject to a number of risks common to companies in the pharmaceutical industry including, but not limited to:

●	risks related to the development by SpinCo or its competitors of research and development stage product candidates;

●	market acceptance of its product candidates that might be approved, competition from larger companies;

●	dependence on key personnel;

●	dependence on key suppliers and strategic partners;

●	SpinCo’s ability to obtain additional financing; and

●	SpinCo’s compliance with governmental and other regulations.

In addition to considering the factors described above, the TenX Board also considered that certain of the officers and directors of SpinCo may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of TenX Shareholders, including the matters described under the sections titled “Risk Factors and Risk Factor Summary”. However, the TenX Board concluded that the potentially disparate interests would be mitigated because (i) these interests would be included in this proxy statement/prospectus, (ii) these disparate interests could exist with respect to a business combination with any target company, and (iii) the Business Combination was structured so that the Business Combination may be completed even if public shareholders redeem a substantial portion of the TenX Ordinary Shares.

Based on its review of the foregoing considerations, the TenX Board concluded that these risks could be managed or mitigated by SpinCo or were unlikely to have a material impact on the Business Combination or TenX, and that, overall, the potentially negative factors associated with the Business Combination were outweighed by the potential benefits that it expects that TenX Shareholders will receive as a result of the Business Combination. The TenX Board realized that there can be no assurance about future results, including results considered or expected as disclosed in the foregoing reasons.

In addition to considering the factors described above, the TenX Board also considered that the initial TenX Shareholders, including TenX directors and executive officers, have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of TenX Shareholders generally (see “Interests of TenX’s Directors and Executive Officers in the Business Combination”). Revere Securities reviewed and considered these interests in its fairness opinion delivered to the TenX Board and determined that as of the date of such opinion, and based on the assumptions, limitations, qualifications, conditions, and other matters set forth in the Merger Agreement and the Transaction Documents, the consideration to be issued for the Business Combination is fair to TenX’s public shareholders. Revere reached an opinion regarding only the merger consideration and, although Revere may have considered the initial TenX Shareholders’ interests, it did not reach a conclusion as to the fairness of those interests.

The TenX Board also discussed with TenX’s legal counsel about the potential risks associated with SpinCo holding an exclusive license for its lead drug candidate as opposed to owning the patent rights to that candidate. TenX’s management subsequently discussed with SpinCo the possibility of restructuring the ownership rights to the patent. However, it was determined that there are certain administrative and procedural steps required for SpinCo to own the patent rights outright. Certain FDA requirements will put the contemplated business combination timeline way behind the schedule that parties desire. Therefore, TenX agreed to an intermediary approach and SpinCo agreed to transfer the patent rights immediately after it is commercially able to do so.

The preceding discussion of the information and factors considered by the TenX Board is not intended to be exhaustive but includes the material factors considered by the TenX Board.

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Interests of TenX’s Directors and Executive Officers in the Business Combination

When you consider the recommendation of the TenX Board in favor of approval of the Business Combination Proposal, you should keep in mind that the initial shareholders, including TenX’s directors and executive officers, have interests in such proposal that are different from, or in addition to, those of TenX Shareholders generally. These interests include, among other things, the interests listed below:

●	Prior to TenX’s initial public offering, in March 2021 the Sponsor purchased 1,437,500 TenX Ordinary Shares for an aggregate purchase price of $25,000, or approximately $0.017 per share. On December 20, 2021, the Sponsor acquired an additional 287,500 TenX Ordinary Shares for no additional consideration, resulting in the Sponsor holding an aggregate of 1,725,000 founder shares, or approximately $0.014 per share. In the concurrent Private Placement, the Sponsor purchased 394,000 Private Placement Units at a price of $10.00 per TenX Unit. The issuance was considered as a bonus share issuance, in substance a recapitalization transaction, which was recorded and presented retroactively. The issuance included an aggregate of up to 225,000 TenX Ordinary Shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part. With the consummation of the IPO (including partial exercise by the underwriter of its over-allotment option), 75,000 of the 1,725,000 shares were forfeited, resulting in our Sponsor holding an aggregate of 1,650,000 founder shares.

●	On April 14, 2023, the Sponsor entered into the April Promissory Note with TenX pursuant to which TenX may borrow up to $300,000 from the Sponsor (although there are no amounts currently outstanding). The April Promissory Note, which is non-interest bearing, unsecured and due and payable in full on the date TenX consummates its initial business combination. If TenX does not complete its initial business combination within the required period, it may use a portion of its working capital held outside the trust account to repay such advances and any other working capital advances made to TenX, but no proceeds held in the trust account would be used to repay such advances and any other working capital advances made to TenX, and such related party may not be able to recover the value it has loaned to TenX and any other working capital advances it may make. The Sponsor has the right, but not the obligation, to convert the April Promissory Note, in whole or in part, up to $1,500,000, collectively with all other such promissory notes, into private TenX Units at a price of $10.00 per unit, each consisting of TenX Ordinary share and one TenX Right upon the consummation of a business combination.

●	On July 18, 2023, the Sponsor advanced funds in the amount of $660,000 for the Extension. This amount which has been documented in the July Promissory Note, which is non-interest bearing, unsecured and due and payable in full on the date TenX consummates its initial business combination. The Sponsor has the right, but not the obligation, to convert the July Promissory Note, in whole or in part, up to $1,500,000, collectively with all other such promissory notes, into private TenX Units at a price of $10.00 per unit, each consisting of TenX Ordinary share and one TenX Right upon the consummation of a business combination.

●	On October 18, 2023, TenX deposited an Extension Fee of $660,000 into its the trust account for an Extension. The deposit of the Extension Fee is evidenced by the October Promissory Note, which is non-interest bearing, unsecured and due and payable in full upon the consummation of the business combination. The Sponsor has the right, but not the obligation, to convert the October Promissory Note, in whole or in part, up to $1,500,000, collectively with all other such promissory notes, into private TenX Units at a price of $10.00 per unit, each consisting of one TenX Ordinary share and one TenX Right upon the consummation of a business combination. If TenX completes the initial business combination, it can repay up to $1,500,000 of the amounts outstanding under such promissory notes out of the proceeds of the trust account released to it, subject to the provisions of the Sponsor Support Agreement that require any amounts Citius Pharma has paid for Extension Fees to be repaid prior to repayment of such loaned amounts. The Sponsor Support Agreement allows TenX, if the initial business combination is completed, to repay up to $2,115,000 of the amounts outstanding under such promissory notes out of the proceeds of the trust account released to TenX, however, TenX would need to separately seek approval from its shareholders to increase the amount repayable from $1,500,000 to $2,115,000. TenX is not currently seeking shareholder approval for this increase but may do so prior to the consummation of an initial business combination.

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●	If TenX does not complete a business combination, TenX will not repay any amounts outstanding under the above promissory notes. Furthermore, the letter agreement with TenX’s initial shareholders contains a provision pursuant to which the Sponsor has agreed to waive its right to be repaid for such loans out of the funds held in the trust account in the event that a business combination is not completed. The Sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for TenX to complete an initial business combination.

●	After TenX’s initial public offering, the Sponsor purchased 394,000 TenX Units at a price of $10.00 per unit. If TenX does not consummate a business combination by the Extension Date, it would cease all operations except for the purpose of winding up, redeeming all of the outstanding public shares for cash and, subject to the approval of its remaining shareholders and the TenX Board, dissolving and liquidating, subject in each case to its obligations under the Cayman Islands Companies Act (As Revised) to provide for the claims of creditors and the requirements of other applicable law. In such event, the 1,650,000 TenX Ordinary Shares owned by the Sponsor would be worthless because following the redemption of the public shares, TenX would likely have few, if any, net assets and because the Sponsor and TenX’s directors and officers have agreed to waive their respective rights to liquidating dissolutions from the trust account in respect of any TenX Ordinary Shares and TenX Rights or TenX Units held by them, as applicable, if TenX fails to complete a business combination within the required period. Additionally, in such event, the 394,000 Private Placement Units purchased by the Sponsor simultaneously with the consummation of TenX’s initial public offering for an aggregate purchase price of $3,940,000 will also expire worthless. Certain of TenX’s directors and officers, including Messrs. Yuan and Zhang, also have a direct or indirect economic interest in such Private Placement Units and Sponsor owned TenX Ordinary Shares.

●	If TenX is unable to complete a business combination within the required time period, the aggregate dollar amount of non-reimbursable funds the Sponsor and its affiliates, including Messrs. Yuan and Zhang, have at risk that depends on completion of a business combination is $[●], comprised of (a) [●], (b) $[●] of unpaid expenses incurred by the Sponsor and TenX’s officers and directors and their affiliates in connection with the administrative services agreement as of the date hereof and (c) $660,000 representing amounts owed under the July Promissory Note and $535,000 representing amounts owed under the October Promissory Note.

●	The 2,044,000 shares of New Citius Oncology Common Stock into which the 2,044,000 TenX Ordinary Shares held by the Sponsor will automatically convert in connection with the Domestication, if unrestricted and freely tradeable, would have had an aggregate market value of $[●] based upon the closing price of $[●] per TenX Ordinary Share on the Nasdaq on [●], 2024, the most recent practicable date prior to the date of this proxy statement/prospectus. The 472,800 New Citius Oncology Common Stock into which the 394,000 Private Placement Units held by the Sponsor will automatically convert (inclusive of those shares issuable upon the conversion of the TenX Rights) in connection with the Merger, if unrestricted and freely tradeable, would have had an aggregate market value of $[●] based upon the closing price of $[●] per TenX Unit on Nasdaq on [●], 2024, the most recent practicable date prior to the date of this proxy statement/prospectus.

●	TenX’s executive officers and directors, or any of their respective affiliates, including the Sponsor and other entities affiliated with TenX and the Sponsor, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on TenX’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations (including the Business Combination).

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●	In the event that TenX fails to consummate a business combination within the prescribed time frame (pursuant to the Cayman Constitutional Documents), or upon the exercise of a redemption right in connection with the Business Combination, TenX will be required to provide for payment of claims of creditors that were not waived that may be brought against TenX within the (10) years following such redemption. In order to protect the amounts held in TenX’s trust account, the Sponsor has agreed that it will be liable to TenX if and to the extent any claims by a third party (other than TenX’s independent auditors) for services rendered or products sold to TenX, or a prospective target business with which TenX has discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.20 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.20 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay TenX’s tax obligations, provided that such liability will not apply to any claims by a third-party or prospective target business that executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under TenX’s indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

●	Pursuant to the A&R Registration Rights Agreement, the Sponsor and certain related parties will have customary registration rights, including piggy-back rights, subject to cooperation and cut-back provisions with respect to the shares of New Citius Oncology Common Stock held by such parties following the consummation of the Business Combination. See “Certain Relationships and Related Person Transactions — TenX.”

●	The Sponsor (including its representatives and affiliates) and TenX’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to TenX. The Sponsor and TenX’s directors and officers are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to TenX completing its initial business combination. Moreover, certain of TenX’s directors and officers have time and attention requirements for investment funds of which affiliates of the Sponsor are the investment managers. TenX’s directors and officers also may become aware of business opportunities which may be appropriate for presentation to TenX, and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in TenX’s favor and such potential business opportunities may be presented to other entities prior to their presentation to TenX, subject to applicable fiduciary duties under the Cayman Islands Companies Act. TenX’s Cayman Constitutional Documents provide that TenX renounces its interest in any corporate opportunity offered to any director or officer of TenX unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of TenX and it is an opportunity that TenX is able to complete on a reasonable basis. This provision in TenX’s Cayman Constitutional Documents may present a conflict of interest in the event that a director or officer of TenX is offered a corporate opportunity in a capacity other than his or her capacity as a director or officer of TenX that is suitable for TenX. TenX does not believe that such potential conflict of interest impacted TenX’s search for a business combination target.

●	TenX’s existing directors and officers will be eligible for continued indemnification and continued coverage under a directors’ and officers’ liability tail insurance after the Merger.

●	The Sponsor has agreed to vote all the founder shares and any other public shares purchased during or after TenX’s initial public offering in favor of the Business Combination, regardless of how our public shareholders vote. Unlike some other blank check companies in which the initial shareholders agree to vote their shares in accordance with the majority of the votes cast by the public shareholders in connection with an initial business combination, the Sponsor and each director of TenX have agreed to, among other things, vote in favor of the Condition Precedent Proposals. As of the date of this proxy statement/prospectus, the Sponsor (together with TenX’s directors) owns 22.9% of the issued and outstanding TenX Ordinary Shares.

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●	The Sponsor and TenX’s directors, officers, advisors or their respective affiliates may purchase TenX Ordinary Shares, TenX Units or TenX Rights in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination. If the Sponsor or its affiliates engage in such transactions prior to the completion of the Business Combination, the purchase will be at a price no higher than the price offered through the redemption process. Any such securities purchased by the Sponsor or its affiliates, or any other third party that would vote at the direction of the Sponsor or its affiliates, will not be voted in favor of approving the Business Combination. However, they have no current commitments, plans or intentions to engage in any such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase TenX Ordinary Shares, TenX Units or TenX Rights in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act or other federal securities laws. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of TenX’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights.

●	In the event that the Sponsor or TenX’s directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The Sponsor and its affiliates have entered into an agreement with TenX, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares.

●	The purpose of such purchases would be to (i) ensure that such shares would not be redeemed in connection with the initial business combination, (ii) ensure that TenX’s net tangible assets are at least $5,000,001, where it appears that such requirement would otherwise not be met, or (iii) reduce the number of TenX Rights outstanding. Any such purchases of our securities may result in the completion of the Business Combination that may not otherwise have been possible.

●	In addition, if such purchases are made, the public “float” of TenX Ordinary Shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on the Nasdaq Global Market or other national securities exchange.

●	The Sponsor and TenX’s officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom the Sponsor or TenX’s officers, directors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with the Business Combination. To the extent that the Sponsor or TenX’s officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the Business Combination Proposal, but only if such shares have not already been voted at the extraordinary general meeting. The Sponsor and TenX’s officers, directors, advisors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws. Any such securities purchased by the Sponsor or its affiliates, or any other third party that would vote at the direction of the Sponsor or its affiliates, will not be voted in favor of approving the Business Combination.

●	To the extent that the Sponsor or TenX’s officers, directors, advisors or their affiliates enter into any such private purchase prior to the extraordinary general meeting TenX will file a current report on Form 8-K to disclose (i) the amount of securities purchased in any such purchases, along with the purchase price; (ii) the purpose of any such purchases; (iii) the impact, if any, of any such purchases on the likelihood that the Business Combination will be approved; (iv) the identities or the nature of the security holders (e.g., 5% security holders) who sold their securities in any such purchases; and (v) the number of securities for which TenX has received redemption requests pursuant to its shareholders’ redemption rights in connection with the Business Combination.

●	Any purchases by the Sponsor or TenX’s officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser.

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●	The Sponsor and TenX’s officers, directors and/or their affiliates will not make purchases of TenX Ordinary Shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

●	To the extent that the Sponsor or TenX’s officers, directors, advisors or their affiliates enter into any such private purchase, prior to the extraordinary general meeting TenX will file a current report on Form 8-K to disclose (i) the amount of securities purchased in any such purchases, along with the purchase price; (ii) the purpose of any such purchases; (iii) the impact, if any, of any such purchases on the likelihood that the business combination transaction will be approved; (iv) the identities or the nature of the security holders (e.g., 5% security holders) who sold their securities in any such purchases; and (v) the number of securities for which TenX has received redemption requests pursuant to its shareholders’ redemption rights in connection with the Business Combination.

●	Any purchases by the Sponsor or TenX’s officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. The Sponsor and TenX’s officers, directors and/or their affiliates will not make purchases of TenX Ordinary Shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

The existence of financial and personal interests of one or more of TenX’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TenX and its shareholders and what he, she or they may believe is best for himself, herself, or themselves in determining to recommend that shareholders vote for the proposals. In addition, TenX’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of TenX’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

Involvement of Book-Running Manager of TenX’s Initial Public Offering in the Business Combination

Maxim served as the sole underwriter/Book-Running Manager for the initial public offering of TenX and received approximately $1,320,000 in cash and 270,000 TenX Ordinary Shares in fees in connection with the offering. Maxim is also providing financial and capital markets advisory services to Citius Pharma and SpinCo in connection with the Business Combination and will receive compensation in connection therewith, consisting of $1,000,000 in fees in cash and [●] shares of New Citius Oncology Common Stock, as described below. Upon learning of Citius Pharma and SpinCo’s engagement of Maxim and the potential conflict of interest created by such engagement, TenX took steps to mitigate any potential conflict, including engaging Newbridge to provide independent M&A services and Revere Securities as an independent financial advisor to provide a fairness opinion for the Business Combination. There can be no assurance that the fact that Maxim has acted as an advisor to Citius Pharma and SpinCo and TenX did not impact the advice that Maxim delivered to either or both parties, or that certain terms of the Business Combination were not impacted by the potential conflict of interest.

In Citius Pharma’s view, separating LYMPHIR into a standalone entity would create two focused standalone public companies that are better positioned to pursue their strategic priorities, invest in growth opportunities, and attract new investors. Citius Pharma sought a financial advisor to identify suitable combination candidates and advise on the nature, structure and terms of such a transaction and retained Maxim because Citius Pharma believed Maxim had the capacity to realize the Company’s goals. As discussed under “Proposal No. 1 — The Business Combination Proposal — Background of the Business Combination,” Maxim is serving as Citius Pharma’s and SpinCo’s financial and capital markets advisor in connection with the Business Combination. Pursuant to the terms of Maxim’s engagement with Citius Pharma and SpinCo, Maxim has agreed to provide Citius Pharma and SpinCo with financial and capital markets advice and assistance in connection with the Business Combination, including providing financial and capital markets advice on the potential business combination with TenX, reviewing financial information of TenX, developing presentations for the Citius Pharma Board (although no such presentations were provided in connection with the Business Combination) and providing other customary financial and capital markets advisory and investment banking services.

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Pursuant to an amended letter agreement between SpinCo and Maxim dated March 27, 2023, Citius will pay a success fee to Maxim at the closing of the Business Combination equal to 2.75% of the $[●] million of shares of New Citius Oncology Common Stock issued to the holders of issued and outstanding SpinCo capital stock as of immediately prior to the effective time of the Merger. Based on a negotiated diluted equity value of $[●] million, Maxim will be entitled to a success fee of $[●], of which $1,000,000 will be paid in cash and $[●], or [●], will be paid from shares of New Citius Oncology Common Stock issuable to the Citius Pharma at the closing of the Business Combination.

Board of Directors Following the Business Combination

The New Citius Oncology Board following consummation of the Business Combination will consist of the following seven (7) directors:

Name of Director	Position
Myron Holubiak	Class I Director
Joel Mayersohn	Class I Director
Dr. Eugene Holuka	Class II Director
Carol Webb	Class II Director
Suren Dutia	Class III Director
Leonard Mazur	Class III Director and Chief Executive Officer and Chairman of the New Citius Oncology Board
Dennis McGrath	Class III Director

Please see the sections entitled “Proposal No. 7 — The Director Election Proposal” and “Management of New Citius Oncology after the Business Combination” for additional information.

Redemption Rights

Pursuant to the Cayman Constitutional Documents, a public shareholder, excluding the Sponsor and certain related parties, may request that TenX redeem all or a portion of such shareholder’s public shares for cash if the Business Combination is consummated. You will be entitled to receive cash for any public shares to be redeemed only if you:

(i) (a) hold TenX Ordinary Shares, or (b) if you hold TenX Ordinary Shares through TenX Units, you elect to separate your TenX Units into the underlying TenX Ordinary Shares and TenX Rights prior to exercising your redemption rights with respect to the public shares;

(ii) submit a written request to American Stock, TenX’s transfer agent, in which you (a) request that TenX redeem all or a portion of your TenX Ordinary Shares for cash, and (b) identify yourself as the beneficial holder of the TenX Ordinary Shares and provide your legal name, phone number and address; and; and

(iii) deliver your public shares to American Stock physically or electronically through DTC.

Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to 5:00 p.m., Eastern Time, on [●], 2024 (two (2) business days before the extraordinary general meeting) in order for their shares to be redeemed.

Holders of TenX Units must elect to separate the units into the underlying TenX Ordinary Shares and TenX Rights prior to exercising redemption rights with respect to the public shares. If holders hold their TenX Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the TenX Units into the underlying TenX Ordinary Shares and TenX Rights, or if a holder holds TenX Units registered in its own name, the holder must contact American Stock, TenX’s transfer agent, directly and instruct them to do so. Public shareholders may elect to redeem their public shares even if they vote “for” the Business Combination Proposal or any other Condition Precedent Proposal.

If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public shareholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its shares to American Stock, TenX will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the trust account, calculated as of two (2) business days prior to the consummation of the Business Combination. For illustrative purposes, as of [●], 2024, this would have amounted to approximately $[●] per issued and outstanding public share. If a public shareholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares. The redemption takes place following the Domestication and, accordingly, it is shares of New Citius Oncology Common Stock that will be redeemed promptly after consummation of the Business Combination.

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If you hold the shares in “street name,” you will have to coordinate with your broker to have your shares certificated or delivered electronically. Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through DTC’s DWAC system. The transfer agent will typically charge the tendering broker $175 and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the proposed Business Combination is not consummated this may result in an additional cost to shareholders for the return of their shares.

Any written request for redemption, once made by a holder of TenX Ordinary Shares, may not be withdrawn once submitted to TenX unless the TenX Board determines (in its sole discretion) to permit the withdrawal of such redemption request (which it may do in whole or in part). If you submit a redemption request to American Stock and later decide prior to the extraordinary general meeting not to elect redemption, you may request to withdraw the redemption request. You may make such request by contacting American Stock, TenX’s transfer agent, at the phone number or address listed in see “Questions and answers — Q: Who can help answer my questions?”

Any corrected or changed written exercise of redemption rights must be received by American Stock prior to the vote taken on the Business Combination Proposal at the extraordinary general meeting. No request for redemption will be honored unless the holder’s TenX Ordinary Share certificates (if any) and other redemption forms have been delivered to American Stock physically or electronically through DTC, at least two (2) business days prior to the vote at the extraordinary general meeting.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its TenX Ordinary Shares with respect to more than an aggregate of 15% of the TenX Ordinary Shares. Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the TenX Ordinary Shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

The Sponsor and each director of TenX has agreed to, among other things, vote all of their founder shares and any other TenX Ordinary Shares purchased during TenX’s initial public offering in favor of the proposals being presented at the extraordinary general meeting and waive their redemption rights with respect to such shares in connection with the consummation of the Business Combination. As of the date of this proxy statement/prospectus, the Sponsor and TenX’s directors, collectively, own approximately 22.9% of the issued and outstanding TenX Ordinary Shares.

The closing price of TenX Ordinary Shares on [●], 2024 was $[●]. For illustrative purposes, as of [●], 2024 funds in the trust account plus accrued interest thereon totaled approximately $[●] or approximately $[●] per issued and outstanding TenX Ordinary Share.

Prior to exercising redemption rights, TenX’s public shareholders should verify the market price of TenX Ordinary Shares as they may receive higher proceeds from the sale of their TenX Ordinary Shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. TenX cannot assure its shareholders that they will be able to sell their TenX Ordinary Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares.

Satisfaction of 80% Test

It is a requirement under the Cayman Constitutional Documents that any business acquired by TenX have an aggregate fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for an initial business combination. Based on the financial information provided to the TenX Board in connection with approval of the transaction, the TenX Board determined that this requirement was met. The TenX Board believes that the financial skills and background of its members qualify it to conclude that the Business Combination with SpinCo met this requirement.

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Accounting Treatment

We expect the Business Combination to be accounted for as a “reverse recapitalization” in accordance with GAAP. Under the guidance in ASC 805, TenX is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination is expected to be reflected as the equivalent of SpinCo issuing stock for the net assets of TenX, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Business Combination will be those of SpinCo.

●	SpinCo has been determined to be the accounting acquirer in the Business Combination based on the following predominate factors:

○	SpinCo’s existing stockholders will have the greatest voting interest in the Combined Company under the No Redemption Scenario and Maximum Redemption Scenarios with over 75% of the voting interest in each scenario;

○	SpinCo will have the ability to nominate a majority of the initial members of the New Citius Oncology Board;

○	SpinCo’s senior management will be the senior management of the Combined Company;

○	SpinCo is the larger entity based on historical operating activity and has the larger employee base; and

○	the Combined Company will assume SpinCo’s branded name: “Citius Oncology, Inc.”

Vote Required for Approval

The approval of the Business Combination Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of a majority of at least two-thirds of the ordinary shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Abstentions and broker non-votes, if any, will not count as votes cast at the extraordinary general meeting and will have no effect on the proposal.

The Business Combination Proposal is conditioned on the approval of each of the other Condition Precedent Proposals. Therefore, if each of the other Condition Precedent Approvals is not approved, the Business Combination Proposal will have no effect, even if approved by TenX Shareholders.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as a special resolution, that TenX’s entry into (i) Agreement and Plan of Merger and Reorganization, dated as of October 23, 2023 (the “Merger Agreement”), by and among TenX, Citius Pharmaceuticals, Inc., a Delaware corporation (“Citius Pharma”), Citius Oncology, Inc., a Delaware corporation and wholly-owned subsidiary of Citius Pharma (“SpinCo”), and TenX Merger Sub, Inc. a Delaware corporation and wholly-owned subsidiary of TenX (“Merger Sub”) (a copy of which is attached to the proxy statement/prospectus as Annex A), (ii) each of the other Transaction Documents (as defined in the Merger Agreement) and (iii) each of the transactions contemplated thereby, in each case, in accordance with the terms and subject to the conditions set forth in the Merger Agreement and such Transaction Documents, including the Domestication (as defined in the Merger Agreement) and the Merger (as defined in the Merger Agreement), be approved, adopted, ratified and confirmed in all respects.”

Recommendation of the TenX Board

THE TENX BOARD RECOMMENDS THAT TENX SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

The existence of financial and personal interests of one or more of TenX’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TenX and its shareholders and what he, she or they may believe is best for himself, herself, or themselves in determining to recommend that shareholders vote for the proposals. In addition, TenX’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of TenX’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

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PROPOSAL NO. 2 — THE DOMESTICATION PROPOSAL

Overview

As discussed in this proxy statement/prospectus, TenX is asking its shareholders to approve the Domestication Proposal. Under the terms of the Merger Agreement, the approval of the Domestication Proposal is also a condition to the consummation of the Business Combination. If this proposal is not approved, the Business Combination will not occur.

To effect the Domestication, TenX will file an application to deregister with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and file with the Secretary of State of the State of Delaware a certificate of corporate domestication, together with the necessary accompanying documents, and make all filings required to be made with the Cayman Islands Registrar of Companies and the Secretary of State of the State of Delaware to effect the Domestication. If approved, the Domestication will occur at least one business day prior to the Closing Date.

In connection with the Domestication, at least one business day prior to the Closing Date, among other things (a) each TenX Ordinary Share will be converted into one share of New Citius Oncology Common Stock, (b) each TenX Right shall convert automatically into a right to receive two-tenths of one share of New Citius Oncology Common Stock; (c) each TenX Unit shall convert automatically into a New Citius Oncology Unit; (d) the Proposed Certificate of Incorporation will be adopted and filed with the Secretary of State of the State of Delaware pursuant to the DGCL, and the Proposed Certificate of Incorporation and Proposed Bylaws will become the governing documents of New Citius Oncology; and (e) TenX will change its name to “Citius Oncology, Inc.”

The Domestication Proposal, if approved, will approve a change of TenX’s jurisdiction of incorporation from the Cayman Islands to Delaware. Accordingly, while TenX is currently incorporated as an exempted company under the Cayman Islands Companies Act, upon the Domestication, New Citius Oncology will be continued as a corporation under, and governed by, the DGCL. We encourage shareholders to carefully consult the information on the Proposed Certificate of Incorporation and Proposed Bylaws set out under the caption “Comparison of Corporate Governance and Shareholder Rights.” The Proposed Certificate of Incorporation and Proposed Bylaws differ in certain material respects from the Cayman Constitutional Documents, and we encourage shareholders to carefully consult the information set out under the caption “Proposal No. 3 — The Organizational Documents Proposal,” and the Proposed Certificate of Incorporation and Proposed Bylaws, attached to this proxy statement/prospectus as Annex B and Annex C, respectively.

The Domestication Proposal is conditioned on the approval of each of the other TenX Condition Precedent Proposals to be voted on at the extraordinary general meeting.

Reasons for the Domestication

The approval of the Domestication Proposal is a condition to the closing of the Merger under the Merger Agreement. The TenX Board believes that there are significant advantages to TenX that will arise as a result of a change of domicile to Delaware. Delaware provides a favorable legal, regulatory, tax and political environment in which to operate. Further, the TenX Board believes that any direct benefit that the DGCL provides to a corporation also indirectly benefits its stockholders, who are the owners of the corporation. The TenX Board believes that because of these reasons, a change of domicile to Delaware is in the best interests of TenX and its shareholders.

Expected Accounting Treatment of the Domestication

There will be no accounting effect or change in the carrying amount of the consolidated assets and liabilities of TenX as a result of the Domestication. The business, capitalization, assets and liabilities and financial statements of New Citius Oncology immediately following the Domestication will be the same as those of TenX immediately prior to the Domestication.

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Vote Required for Approval

The approval of the Domestication Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of at least two-thirds of the ordinary shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Abstentions and broker non-votes, if any, will not count as votes cast at the extraordinary general meeting and will have no effect on the proposal.

The Domestication Proposal is conditioned on the approval of each of the other Condition Precedent Proposals. Therefore, if each of the other Condition Precedent Approvals is not approved, the Domestication Proposal will have no effect, even if approved by TenX Shareholders.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as a special resolution, that TenX be transferred by way of continuation from the Cayman Islands to Delaware and become domesticated as a Delaware corporation in accordance with Section 388 of the DGCL and de-register as a Cayman Islands exempted company in accordance with Section 206 of the Cayman Islands Companies Act and, immediately upon being de-registered in the Cayman Islands, TenX be registered as a corporation under the laws of Delaware and, conditional upon, and with effect from, the registration of TenX as a corporation in Delaware, the name of TenX be changed from ‘TenX Keane Acquisition’ to ‘Citius Oncology, Inc.’”

Recommendation of the TenX Board

THE TENX BOARD RECOMMENDS THAT TENX SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE DOMESTICATION PROPOSAL.

The existence of financial and personal interests of one or more of TenX’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TenX and its shareholders and what he, she or they may believe is best for himself, herself, or themselves in determining to recommend that shareholders vote for the proposals. In addition, TenX’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of TenX’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

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PROPOSAL NO. 3 — THE ORGANIZATIONAL DOCUMENTS PROPOSAL

Overview

TenX is asking its shareholders to approve the adoption of the Proposed Certificate of Incorporation and Proposed Bylaws in the forms attached hereto as Annex B and Annex C, which, in the judgment of the TenX Board, is necessary to adequately address the needs of New Citius Oncology following the Domestication and consummation of the Business Combination. The Proposed Organizational Documents will replace TenX’s current Cayman Constitutional Documents, as described above in “Proposal No. 2 — Domestication Proposal.”

The following is a summary of the key changes to be effected by the Proposed Organizational Documents. The full text of the Proposed Certificate of Incorporation and the Proposed Bylaws are included as Annex B and Annex C, respectively. You are urged to read such agreements in their entirety prior to voting on the proposals presented at the extraordinary general meeting. The key changes to be effected by the Proposed Organizational Documents include:

●	changing the purpose of New Citius Oncology to engage in “any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware”;

●	changing the name of TenX to “Citius Oncology, Inc.” and deleting the provisions relating to TenX’s status as a blank check company and retain the default of perpetual existence under the DGCL;

●	changing the authorized shares of all classes of capital stock to 110,000,000, consisting of 100,000,000, shares of New Citius Oncology Common Stock and 10,000,000 shares of New Citius Oncology preferred stock;

●	adopting Delaware as the exclusive forum for certain stockholder litigation that could be brought in the future against New Citius Oncology and its directors;

●	classifying the New Citius Oncology Board into three classes, with only one class of directors being elected in each year and each class serving a three-year term; and

●	providing, after such time as Citius Pharma and its Affiliates first cease to beneficially own more than 50% in voting power of New Citius Oncology (the “Trigger Event”), that the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of New Citius Oncology Common Stock entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend or repeal the provisions in the Proposed Certificate of Incorporation related to the Board of Directors, Consent of Stockholders in Lieu of a Meeting, Special Meetings of Stockholders, Limitation on Liability, Corporate Opportunities and Competition, Exclusive Forum, Section 203 of the DGCL and Amendments;

Reasons for the Amendments

Each of these amendments was negotiated as part of the Business Combination. The TenX Board’s reasons for proposing each of these key changes effected by the Proposed Organizational Documents are set forth below.

●	Providing that the purpose of New Citius Oncology is “to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware” and deleting provisions specific to TenX’s status as a blank check company. The TenX Board believes this change is appropriate to remove language applicable to a blank check company because they will serve no purpose following the Business Combination.

●	Changing the name from “TenX Keane Acquisition” to “Citius Oncology, Inc.” These revisions are desirable because the new name will more appropriately reflect the business of the Combined Company.

●	Change to authorized shares of New Citius Oncology Common Stock and preferred stock of New Citius Oncology. The number of authorized shares of capital stock is adequate for New Citius Oncology to have sufficient shares to complete the Business Combination. Additionally, the TenX Board believes that it is important for New Citius Oncology to have available for issuance a number of authorized shares sufficient to support its growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for potential future growth acquisitions). The shares would be issuable for any proper corporate purpose, including future acquisitions, capital raising transactions consisting of equity or convertible debt, stock dividends or issuances under current and any future stock incentive plans, pursuant to which New Citius Oncology may provide equity incentives to employees, officers and directors. The TenX Board believes that this number of shares will provide New Citius Oncology with needed flexibility to issue shares in the future in a timely manner and under circumstances New Citius Oncology considers favorable without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

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●	Adopting Delaware as the exclusive forum for certain stockholder litigation is intended to assist New Citius Oncology in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The ability to require such claims to be brought in a single forum will help to assure consistent consideration of the issues, the application of a relatively known body of case law and level of expertise and should promote efficiency and cost-savings in the resolutions of such claims. The TenX Board believes that the Delaware courts are best suited to address disputes involving such matters given that after the Domestication New Citius Oncology will be incorporated in Delaware.

●	The TenX Board believes that a classified board of directors is in the best interest of New Citius Oncology because it is designed to assure the continuity and stability of New Citius Oncology’s leadership and policies by ensuring that at any given time a majority of the directors will have prior experience with New Citius Oncology and, therefore, will be familiar with its business and operations. The TenX Board also believes that this classification will assist New Citius Oncology in protecting the interests of our stockholders in the event of an unsolicited offer for New Citius Oncology by encouraging any potential acquirer to negotiate directly with the New Citius Oncology Board.

●	The supermajority voting requirements are appropriate upon the Trigger Event, after which New Citius Oncology would no longer be a controlled subsidiary of Citius Pharma, to protect all stockholders against the potential self-interested actions by one or a few large stockholders. The TenX Board further believes that, after such the Trigger Event, a supermajority voting requirement encourages any person or group seeking control of New Citius Oncology to negotiate with the New Citius Oncology Board to reach terms that are appropriate for all stockholders.

●	Providing for transfer restrictions with respect to certain shares of New Citius Oncology Common Stock after the Trigger Event. As part of the consideration to the parties to the Merger Agreement, certain shares issued to the stockholders of Citius Pharma are subject to restrictions on transfer and forfeiture provisions, as set forth in the Merger Agreement. The TenX Board believes that, in the event Citius Pharma ceases to control New Citius Oncology, then such transfer restrictions will align the parties with respect to the long-term success of New Citius Oncology.

Vote Required for Approval

The approval of the Organizational Documents Proposal requires a special resolution under Cayman Islands Law, being the affirmative vote of the holders of a majority of two-thirds of the ordinary shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Abstentions and broker non-votes, if any, will not count as votes cast at the extraordinary general meeting and will have no effect on the proposal.

The Organizational Documents Proposal is conditioned on the approval of each of the other Condition Precedent Proposals. Therefore, if each of the other Condition Precedent Approvals is not approved, the Organizational Documents Proposal will have no effect, even if approved by TenX Shareholders.

Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as a special resolution, that with effect from the date of the Domestication, the memorandum and articles of association of TenX currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the proposed new certificate of incorporation (the “Proposed Certificate of Incorporation”) and the proposed new bylaws (“Proposed Bylaws”) of TenX (copies of which are attached to the proxy statement/prospectus as Annex B and Annex C, respectively)” and that the name of TenX be changed from TenX Keane Acquisition to ‘Citius Oncology, Inc.’”

Recommendation of the TenX Board

THE TENX BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TENX SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ORGANIZATIONAL DOCUMENTS PROPOSAL.

The existence of financial and personal interests of one or more of TenX’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TenX and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, TenX’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of TenX’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

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PROPOSAL NO. 4 — THE NON-BINDING GOVERNANCE PROPOSALS

Overview

TenX is asking its shareholders to vote on the governance provisions referred to below, which are included in the Proposed Certificate of Incorporation. In accordance with SEC guidance, this proposal is being presented as separate sub-proposals to give stockholders the opportunity to present their separate views on important corporate governance provisions, and each sub-proposal will be voted upon on a non-binding advisory basis.

In the judgment of the TenX Board, these provisions are necessary to adequately address the needs of New Citius Oncology and its stockholders following the consummation of the Business Combination. Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, TenX intends that the Proposed Certificate of Incorporation and the Proposed Bylaws, in the form set forth on Annex B and Annex C, respectively, will take effect at consummation of the Business Combination, assuming adoption of the Organizational Documents Proposal.

Proposal No. 4A: Change the Authorized Capital Stock

Description of Amendment

The amendment is intended to authorize the change in the authorized capital stock of TenX from (i) 150,000 TenX Ordinary Shares and 1,000,000 preferred shares, par value $0.0001 per share, of TenX to (ii) 100,000,000 shares of New Citius Oncology Common Stock and 10,000,000 shares, par value of $0.0001 per share, of New Citius Oncology preferred stock.

Reasons for Amendment

The principal purpose of this proposal is to provide for an authorized capital structure of New Citius Oncology that will enable it to continue as a company governed by the DGCL. The TenX Board believes that it is important for us to have available for issuance a number of authorized shares of common stock and preferred stock sufficient to support our growth and to provide flexibility for future corporate needs.

Proposal No. 4B: Change the Stockholder Vote Required to Amend the Certificate of Incorporation

Description of Amendment

The amendment provides, after the Trigger Event, that the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of New Citius Oncology Common Stock entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend or repeal the provisions in the Proposed Certificate of Incorporation related to the Board of Directors, Consent of Stockholders in Lieu of a Meeting, Special Meetings of Stockholders, Limitation on Liability, Corporate Opportunities and Competition, Exclusive Forum, Section 203 of the DGCL and Amendments.

Reasons for Amendment

The amendment is intended to protect, in the event New Citius Oncology ceases to be a controlled subsidiary of Citius Pharma, key provisions of the Proposed Certificate of Incorporation from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

Proposal No. 4C: Establish a Classified Board of Directors

Description of Amendment

The amendment would divide the New Citius Oncology Board into three classes, with only one class of directors being elected in each year and each class serving a three-year term.

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Reasons for Amendment

The TenX Board believes that a classified board of directors is in the best interest of New Citius Oncology because it is designed to assure the continuity and stability of New Citius Oncology’s leadership and policies by ensuring that at any given time a majority of the directors will have prior experience with New Citius Oncology and, therefore, will be familiar with its business and operations. The TenX Board also believes that this classification will assist New Citius Oncology in protecting the interests of its stockholders in the event of an unsolicited offer for New Citius Oncology by encouraging any potential acquirer to negotiate directly with the New Citius Oncology Board.

Proposal No. 4D: Action by Written Consent Stockholders

Description of Amendment

The Cayman Constitutional Documents permit shareholders to approve matters by unanimous written consent. In contrast, upon the Trigger Event, the Proposed Certificate of Incorporation provides that any action required or permitted to be taken by the New Citius Oncology stockholders may be effected at a duly called annual or special meeting of such stockholders, and may not be taken by written consent.

Reasons for the Amendment

Under the Proposed Organizational Documents, after the Trigger Event, New Citius Oncology’s stockholders will have the ability to propose items of business (subject to the restrictions set forth therein) only at duly convened stockholder meetings, which eliminates the right of stockholders to act by written consent and limits the circumstances under which stockholders can act on their own initiative to remove directors or alter or amend the Proposed Organizational Documents outside of a duly called annual or special meeting of the stockholders. Further, the TenX Board believes limiting stockholders’ ability to act by written consent, once New Citius Oncology is no longer a controlled subsidiary of Citius Pharma, will (i) reduce the time and effort the New Citius Oncology Board and management would need to devote to stockholder proposals, which time and effort could distract the directors and management from other important company business and (ii) facilitate transparency and fairness by allowing all stockholders to consider, discuss, and vote on pending stockholder actions.

In addition, the elimination of the stockholders’ ability to act by written consent, after the Trigger Event may have certain anti-takeover effects by forcing a potential acquirer to take control of the New Citius Oncology Board only at a duly called annual or special meeting. However, this proposal is not in response to any effort of which TenX is aware to obtain control of New Citius Oncology, and TenX and its management do not presently intend to propose other anti-takeover measures in future proxy solicitations. Further, the TenX Board does not believe that the effects of the elimination of stockholder action by written consent will create a significant impediment to a tender offer or other effort to take control of New Citius Oncology. Inclusion of these provisions in the Proposed Organizational Documents might also increase the likelihood that a potential acquirer would negotiate the terms of any proposed transaction with the New Citius Oncology Board and thereby help protect stockholders from the use of abusive and coercive takeover tactics.

Proposal No. 4E: Removal of Directors

Description of Amendment

The Cayman Constitutional Documents currently permit the holders of TenX Ordinary Shares to remove directors by ordinary resolution prior to the consummation of a business combination. The Cayman Constitutional Documents provide that following a business combination, the TenX shareholders could remove any director by ordinary resolution. In contrast, the Proposed Certificate of Incorporation provides that after the Trigger Event, New Citius Oncology stockholders may remove directors from office but only for cause and only by the affirmative vote of at least 66 2/3% of the voting power of the outstanding New Citius Oncology Common Stock.

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Reasons for the Amendment

The TenX Board believes that, after the Trigger Event, increasing the percentage of voting power required to remove a director from office is a prudent corporate governance measure to reduce the possibility that a relatively small number of stockholders could seek to implement a sudden and opportunistic change in control of the New Citius Oncology Board without the support of the then incumbent directors. The TenX Board believes that this change will enhance the likelihood of continuity and stability in the composition of the New Citius Oncology Board, avoid costly takeover battles, reduce the New Citius Oncology Board’s vulnerability to a hostile change of control and enhance the ability of the New Citius Oncology Board to maximize shareholder value in connection with any unsolicited offer to acquire New Citius Oncology. The amendment is also intended align the provisions of the Proposed Organizational Documents to other similarly situated public companies.

Proposal No. 4F: Delaware as Exclusive Forum

Description of Amendment

New Citius Oncology’s Proposed Certificate of Incorporation provides that unless New Citius Oncology consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (A) any derivative action or proceeding brought on behalf of New Citius Oncology; (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or any stockholder to New Citius Oncology or New Citius Oncology’s stockholders; (C) any action or proceeding asserting a claim arising pursuant to any provision of the DGCL, the Proposed Certificate of Incorporation or the Proposed Bylaws (as each may be amended from time to time); (D) any action asserting a claim against New Citius Oncology governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law. However, this provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, unless New Citius Oncology consents in writing to the selection of an alternative forum, the U.S. federal district courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Reasons for Amendment

Adopting Delaware as the exclusive forum for certain stockholder litigation is intended to assist New Citius Oncology in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The ability to require such claims to be brought in a single forum will help to assure consistent consideration of the issues, the application of a relatively known body of case law and level of expertise and should promote efficiency and cost-savings in the resolutions of such claims. The TenX Board believes that the Delaware courts are best suited to address disputes involving such matters given that after the Domestication, New Citius Oncology will be incorporated in Delaware.

Vote Required

The approval of the Non-Binding Governance Proposals requires an ordinary resolution under the Cayman Islands Companies Act, being the affirmative vote of the holders of a majority of the ordinary shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Abstentions and broker non-votes, if any, will not count as votes cast at the extraordinary general meeting and will have no effect on the proposal.

As discussed above, a vote to approve the Non-Binding Governance Proposals is an advisory vote, and therefore, is not binding on TenX, New Citius Oncology or their respective boards of directors. Accordingly, regardless of the outcome of the non-binding advisory vote, TenX and New Citius Oncology intend that the Proposed Certificate of Incorporation and the Proposed Bylaws, in the forms set forth on Annex B and Annex C, respectively, and containing the provisions noted above, will take effect at consummation of the Business Combination, assuming adoption of the Organizational Documents Proposal and other Condition Precedent Approvals.

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Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, on a non-binding advisory basis, to approve each of the following proposals (Organizational Proposals No. 4A — 4F):

Proposal No. 4A: Change the Authorized Capital Stock

To approve and adopt provisions in the Proposed Certificate of Incorporation to authorize the change in the authorized capital stock of TenX from (i) 150,000 TenX Ordinary Shares and 1,000,000 preference shares, par value $0.0001 per share, of TenX to (ii) 100,000,000 shares of New Citius Oncology Common Stock and 10,000,000 shares, par value of $0.0001 per share, of New Citius Oncology preferred stock.

Proposal No. 4B: Change the Stockholder Vote Required to Amend the Certificate of Incorporation

To approve and adopt provisions in the Proposed Certificate of Incorporation to require after the Trigger Event, that the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of New Citius Oncology Common Stock entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend or repeal the provisions in the Proposed Certificate of Incorporation related to the Board of Directors, Consent of Stockholders in Lieu of a Meeting, Special Meetings of Stockholders, Limitation on Liability, Corporate Opportunities and Competition, Exclusive Forum, Section 203 of the DGCL and Amendments.

Proposal No. 4C: Establish a Classified Board of Directors

To approve and adopt provisions in the Proposed Certificate of Incorporation to divide the New Citius Oncology Board of directors into three classes, with only one class of directors being elected in each year and each class serving a three-year term.

Proposal No. 4D: Action by Written Consent Stockholders

To approve and adopt provisions in the Proposed Certificate of Incorporation to provide that any action required or permitted to be taken by the New Citius Oncology stockholders may be effected at a duly called annual or special meeting of such stockholders, and, after the Trigger Event, may not be taken by written consent.

Proposal No. 4E: Removal of Directors

To approve and adopt provisions in the Proposed Certificate of Incorporation to require that after the Trigger Event, the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding New Citius Oncology Common Stock entitled to vote generally in the election of directors, voting together as a single class to remove a director for cause.

Proposal No. 4F: Delaware as Exclusive Forum

To approve and adopt provisions in the Proposed Certificate of Incorporation to provide that, unless New Citius Oncology consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for the types of actions or proceedings under Delaware statutory or common law for the actions described in the proxy statement/prospectus/information statement.”

Recommendation of the TenX Board

THE TENX BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TENX SHAREHOLDERS VOTE “FOR” THE NON-BINDING GOVERNANCE PROPOSALS.

The existence of financial and personal interests of one or more of TenX’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TenX and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, TenX’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of TenX’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

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PROPOSAL NO. 5 — THE STOCK ISSUANCE PROPOSAL

Overview

As discussed in this proxy statement/prospectus, TenX is asking its shareholders to consider and vote upon a proposal to approve by ordinary resolution for the purposes of complying with the applicable provisions of Nasdaq Listing Rules 5635(a), (b) and (d), the issuance of shares of New Citius Oncology Common Stock in connection with the Merger.

Based on the assumptions set forth in this proxy statement/prospectus, TenX expects 67,550,000 shares of New Citius Oncology Common Stock, consisting of (i) 67,500,000 shares to be issued as consideration to SpinCo’s stockholder in the Merger, and (ii) 50,000 shares to be issued to Newbridge as payment for financial advisory services.

Reasons for the Approval for Purposes of Nasdaq Listing Rule 5635

We are seeking shareholder approval in order to comply with Nasdaq Listing Rules 5635(a), (b) and (d) for the following reasons:

Under Nasdaq Listing Rule 5635(a), shareholder approval is required prior to the issuance of common stock or other securities convertible into or exercisable for common stock, in connection with the acquisition of the stock or assets of another company, if such securities are not issued in a public offering for cash and (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities, or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of such securities. Pursuant to the terms of the Merger Agreement, collectively, New Citius Oncology would issue 20% or more of our outstanding common stock and securities representing 20% or more of the voting power outstanding before the issuance, pursuant to the issuance of New Citius Oncology Common Stock in connection with the Business Combination.

Under Nasdaq Listing Rule 5635(b), shareholder approval is required where the issuance of securities will result in a change of control, which for Nasdaq purposes, is generally deemed to occur when, as a result of an issuance, an investor or a group of investors acquires, or has the right to acquire, 20% or more of the outstanding equity or voting power of the company and such ownership or voting power would be the company’s largest ownership position. Because the issuances to the SpinCo stockholder in the Business Combination, as described above, will result in a majority of the outstanding New Citius Oncology Common Stock being held by the SpinCo stockholder immediately after consummation of the Business Combination, such issuance will be deemed a change of control.

Under Nasdaq Listing Rule 5635(d), shareholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the common stock for the five (5) trading days immediately preceding the signing of the binding agreement, if the number of shares of common stock (or securities convertible into or exercisable for common stock) to be issued equals to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

In the event that this proposal is not approved by TenX Shareholders, the Business Combination would not be in compliance with Nasdaq Listing Rule 5635 and therefore cannot be consummated under the terms of the Merger Agreement. In the event that this proposal is approved by TenX Shareholders, but the Merger Agreement is terminated (without the Business Combination being consummated) prior to the issuance of shares of New Citius Oncology Common Stock pursuant to the Merger Agreement such shares of New Citius Oncology Common Stock will not be issued.

Effect of Proposal on Current Shareholders

If the Nasdaq Proposal is adopted and the Business Combination are consummated, it is estimated that up to 67,500,000 shares of New Citius Oncology Common Stock could be issued pursuant to the terms of the Merger Agreement as stock consideration in the Business Combination, with an additional 50,000 shares of New Citius Oncology Common Stock to be issued to Newbridge as payment for financial advisory services, which collectively represents approximately [●]% of the [●] TenX Ordinary Shares outstanding on the date hereof.

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Vote Required for Approval

The approval of the Stock Issuance Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Abstentions and broker non-votes, if any, will not count as votes cast at the extraordinary general meeting and will have no effect on the proposal.

The Stock Issuance Proposal is conditioned on the approval of each of the other Condition Precedent Proposals. Therefore, if each of the other Condition Precedent Approvals is not approved, the Stock Issuance Proposal will have no effect, even if approved by TenX Shareholders.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that, for the purposes of complying with the applicable provisions of Nasdaq Listing Rules 5635(a), (b) and (d), the issuance of shares of TenX common stock pursuant to the Merger Agreement and in connection with the Business Combination be approved in all respects.”

Recommendation of the TenX Board

THE TENX BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TENX SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE STOCK ISSUANCE PROPOSAL.

The existence of financial and personal interests of one or more of TenX’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TenX and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, TenX’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of TenX’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

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PROPOSAL NO. 6 — THE INCENTIVE PLAN PROPOSAL

Overview

TenX is asking its shareholders to approve the New Citius Oncology, Inc. 2024 Omnibus Stock Incentive Plan (the “2024 Omnibus Stock Incentive Plan” or “2024 Plan”) and the material terms thereunder. The TenX Board adopted and approved the 2024 Omnibus Stock Incentive Plan prior to the extraordinary general meeting, subject to shareholder approval at the extraordinary general meeting. The 2024 Omnibus Stock Incentive Plan will become effective, if at all, upon the Closing of the Business Combination, subject to consummation of the Business Combination and subject to TenX Shareholder approval. If the 2024 Omnibus Stock Incentive Plan is not approved by TenX Shareholders, or if the Merger Agreement is terminated prior to the consummation of the Business Combination, the 2024 Omnibus Stock Incentive Plan will not become effective. The provisions of the 2024 Omnibus Stock Incentive Plan give effect to the Domestication and references in the 2024 Omnibus Stock Incentive Plan in this proposal to “shares” are to New Citius Oncology Common Stock.

The following is a summary description of the 2024 Omnibus Stock Incentive Plan. The summary is not a complete statement of the 2024 Omnibus Stock Incentive Plan and the complete text of the 2024 Omnibus Stock Incentive Plan is attached hereto as Annex H. TenX Shareholders should refer to the 2024 Omnibus Stock Incentive Plan for more complete and detailed information about the terms and conditions of the 2024 Omnibus Stock Incentive Plan. In the event of a conflict between the information in this description and the terms of the 2024 Omnibus Stock Incentive Plan, the 2024 Omnibus Stock Incentive Plan shall control. Unless the context otherwise requires, references in this summary description to “we”, “us” and “our” generally refer to TenX in the present tense or New Citius Oncology from and after the Business Combination.

Summary of the 2024 Plan

Administration

The 2024 Plan will be administered by New Citius Oncology’s Board of Directors or a committee designated by the Board (generally, the Compensation Committee of the Board). The Committee will have the authority to determine, within the limits of the express provisions of the 2024 Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards (including vesting conditions). The Committee generally will have discretion to delegate its authority under the 2024 Plan to a subcommittee of the Committee, or to officers or employees of New Citius Oncology, as the Committee deems appropriate.

Shares Subject to the 2024 Plan

Subject to adjustment upon certain corporate transactions or events, the maximum number of shares of the New Citius Oncology’s common stock reserved for issuance and available for awards under the 2024 Plan will be equal to [●] shares. This number of shares will represent approximately [●]% of the shares of New Citius Oncology Common Stock outstanding following the Merger.

With respect to awards made under the 2024 Plan, shares of common stock underlying awards that are forfeited or canceled (as a result, for example, of the lapse of an option or a forfeiture of restricted stock) will be available for additional grants under the 2024 Plan. In the event any option or other award granted under the 2024 Plan is exercised through the tendering of shares (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding shares, any shares so tendered or withheld are not again available for awards under the 2024 Plan. To the extent that cash is delivered in lieu of shares of common stock upon the exercise of a stock appreciation rights (“SAR”), then we shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the number of shares of common stock that were subject to such SAR. Shares to be issued or purchased under the 2024 Plan will be authorized but unissued shares of common stock.

Eligibility for Awards

The Committee may grant awards to any employee, director or consultant providing services to the New Citius Oncology or its affiliates.

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Types of Awards

Awards under the 2024 Plan may include incentive stock options, non-statutory stock options, SARs, restricted shares of common stock, restricted stock units, performance share or unit awards, other stock-based awards and cash-based incentive awards.

Stock Options. The Committee may grant to a participant options to purchase New Citius Oncology Common Stock that qualify as incentive stock options for purposes of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (“incentive stock options”), options that do not qualify as incentive stock options (“non-statutory stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the Committee. Incentive stock options may only be granted to employees of New Citius Oncology (or to employees of our parent company or subsidiaries, if any).

The exercise price for stock options will be determined by the Committee in its discretion, but may not be less than 100% of the fair market value of one share of New Citius Oncology’s common stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of New Citius Oncology (or its parent or subsidiary, if any) on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted.

Stock options must be exercised within a period fixed by the Committee that may not exceed ten (10) years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of New Citius Oncology on the date of grant, the exercise period may not exceed five (5) years. The 2024 Plan provides for earlier termination of stock options upon the participant’s termination of service, unless extended by the Committee, but in no event may the options be exercised after the scheduled expiration date of the options.

The means of payment for shares of common stock on the exercise of stock options will be determined by the Committee. Permitted forms of payment under the 2024 Plan include (a) cash or check, (b) the tender of common stock previously owned by the option holder, (c) a broker-assisted cashless exercise, (d) a net exercise of the option, and (e) any combination of the foregoing methods of payment.

Stock Appreciation Rights. The Committee may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment in cash or in shares of New Citius Oncology Common Stock having a value equal to the amount of the payment, or in a combination of cash and such shares, as determined by the Committee. SARs must be exercised within a period fixed by the Committee, not to exceed ten (10) years. The 2024 Plan provides for earlier termination of SARs upon the participant’s termination of service, unless extended by the Committee, but in no event may a SAR be exercised after its fixed expiration date.

The Committee will determine whether to deliver cash in lieu of shares of common stock upon the exercise of a SAR. If common stock is issued, the number of shares of common stock that will be issued upon the exercise of a SAR is determined by dividing (i) the number of shares of common stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares, by (ii) the fair market value of a share of common stock on the exercise date. If the Committee elects to pay the holder of the SAR cash in lieu of shares of common stock, the holder of the SAR will receive cash equal to the fair market value on the exercise date of any or all of the shares that would otherwise be issuable.

The exercise price for a SAR will be determined by the Committee in its discretion, but may not be less than the fair market value of New Citius Oncology Common Stock on the date of grant. The Committee also determines the number of shares of common stock related to each SAR and any other terms applicable to the grant of the SAR, such as vesting conditions.

Restricted Stock. The Committee may award to a participant shares of New Citius Oncology Common Stock subject to specified restrictions. The participant owns such restricted stock upon the date of grant, but restricted stock is subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period. The terms and conditions of restricted stock awards are determined by the Committee. If a participant’s service terminates before the restricted stock is fully vested, all of the unvested shares generally will be forfeited to, or repurchased by, New Citius Oncology.

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Restricted Stock Units. The Committee also may award to a participant units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives (“restricted stock units”). The terms and conditions of restricted stock unit awards are determined by the Committee. If a participant’s service terminates before the RSU is fully vested, the unvested portion of the RSU award generally will be forfeited to New Citius Oncology.

Performance-Based Awards. The Committee may grant performance awards to participants under such terms and conditions as the Committee deems appropriate. Performance awards will be subject to the achievement of certain performance criteria as the Committee may determine. The performance criteria established by the Committee may be based on any one of, or combination of, the following criteria:

A.	Net earnings or net income (before or after taxes);

B.	Earnings per share;

C.	Net sales growth;

D.	Net operating profit;

E.	Return measures (including, but not limited to, return on assets, capital, equity, or sales);

F.	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

G.	Cash flow per share;

H.	Earnings before or after taxes, interest, depreciation, and/or amortization;

I.	Gross or operating margins;

J.	Productivity ratios;

K.	Share price (including, but not limited to, growth measures and total stockholder return);

L.	Expense targets or ratios;

M.	Charge-off levels;

N.	Improvement in or attainment of revenue levels;

O.	Margins;

P.	Operating efficiency;

Q.	Operating expenses;

R.	Economic value added;

S.	Improvement in or attainment of expense levels;

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T.	Improvement in or attainment of working capital levels;

U.	Debt reduction;

V.	Capital targets;

W.	Regulatory, clinical, or manufacturing milestones; and

X.	Consummation of acquisitions, dispositions, projects or other specific events or transactions.

Performance targets, as well as the periods over which such targets will be measured, will be determined by the Committee in its discretion. The Committee will certify whether and to what extent performance targets have been met following the conclusion of the applicable performance period. The Committee has the discretion to adjust award payments to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the performance period, and also to account for the effect of certain corporate transactions or other occurrences.

Dividend Equivalent Rights. The Committee may also award dividend equivalent rights that entitle the recipient to compensation measured by dividends paid with respect to a specified number of shares of common stock.

Other Stock-Based Awards. The Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted shares, restricted stock units, or performance awards. The terms and conditions of each other stock-based award will be determined by the Committee. Payment under any other stock-based awards will be made in common stock or cash, as determined by the Committee.

Adjustments to Awards and Shares Available Under the 2024 Plan

In the event of any corporate event or transaction that results in a change in the capital structure of New Citius Oncology, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, the Committee is empowered to make such equitable adjustments with respect to awards or any provisions of the 2024 Plan as it deems necessary and appropriate, including, if necessary, any adjustments in the kind of shares issuable under the 2024 Plan, the maximum number of shares of common stock subject to the 2024 Plan, and the number of shares of common stock subject to and the exercise price of an outstanding award.

Corporate Transactions

Unless otherwise provided in an award agreement, if a corporate transaction (as defined in the 2024 Plan) occurs and awards remain outstanding after the corporate transaction (or are assumed by the surviving corporation), and the applicable participant has an involuntary termination by New Citius Oncology or its successor for a reason other than Cause (as defined in the 2024 Plan) then such awards will immediately vest. Unless otherwise provided in an award agreement, if a corporate transaction (as defined in the 2024 Plan) occurs and awards do not remain outstanding after the corporate transaction (and are not assumed by the surviving corporation), then such awards will immediately vest.

The Committee has discretion to establish other terms and conditions applicable to awards regarding the effect of a corporate transaction. For example, the Committee may determine that (i) awards will be assumed by the surviving corporation in the corporate transaction or replaced with awards that have substantially equivalent terms, (ii) awards will vest and become exercisable, or that other restrictions on such awards will lapse, (iii) participants will receive a payment in satisfaction of outstanding awards, (iv) in the case of options and SARs, participants will receive a payment in an amount equal to the amount, if any, by which the fair market value of the shares subject to award exceeds the exercise price, or (v) after giving participants an opportunity to exercise outstanding awards, all outstanding awards be terminated at the time of a corporate transaction. The Committee is not required to treat all awards in the same way.

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Tax Withholding

The Committee may require a participant to satisfy any federal, state, local, or foreign tax withholding obligation relating to a stock award by (a) causing the participant to tender a cash payment, (b) withholding shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award, (c) delivering to New Citius Oncology already-owned shares of common stock, (d) selling shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award, (e) withholding cash from an award settled in cash or other amounts payable to the participant, and/or (f) any other means that the Committee determines both to comply with applicable laws and be consistent with the purposes of the 2024 Plan.

Amendment and Termination

The Board may at any time amend or terminate the 2024 Plan, provided that no such action may be taken that materially adversely affects any rights with respect to any awards already granted to a participant without his or her consent. In addition, certain amendments are only permitted with stockholder approval, including an increase in the number of shares reserved under the 2024 Plan, modifications to the provisions of the 2024 Plan regarding the grant of incentive stock options, modifications to the provisions of the 2024 Plan regarding the exercise prices at which shares may be offered pursuant to options, extension of the 2024 Plan’s expiration date, and certain modifications to awards, such as reducing the exercise price per share, canceling and regranting new awards with lower prices per share than the original prices per share of the cancelled awards, or canceling any awards in exchange for cash or the grant of replacement awards with an exercise price that is less than the exercise price of the original awards.

No awards may be made under the 2024 Plan after the tenth anniversary of its effective date.

Summary of Certain U.S. Federal Income Tax Consequences

The federal income tax consequences of the issuance and exercise of awards under the 2024 Plan are as summarized below. The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of participation in the 2024 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable. Participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership or exercise of the awards, and the ownership and disposition of any underlying securities.

Incentive Stock Options. A participant who is granted an incentive stock option will not recognize any taxable income for regular federal income tax purposes either on the grant or exercise of the incentive stock option. If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the exercise of the option (the required statutory “holding period”), (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) New Citius Oncology will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, and (ii) the gain on the sale. Also in that case, New Citius Oncology will (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.

The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the option holder’s income for alternative minimum tax purposes and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

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Non-statutory Stock Options. A participant who is granted a non-statutory stock option under the 2024 Plan will not generally recognize any income for federal income tax purposes on the grant of the option so long as (a) the exercise price is not less than the fair market value of the stock on the date of grant, and (b) the non-statutory stock option (and not the underlying stock) at such time does not have a readily ascertainable fair market value (as defined in Treasury Regulations under the Code). Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. If the participant is an employee, such ordinary income amount will be subject to income tax withholding and payroll taxes. New Citius Oncology generally will (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes both the option price and the amount previously recognized by the participant as ordinary income.

Stock Appreciation Rights. A participant who is granted stock appreciation rights will normally not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, (a) the participant will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of New Citius Oncology Common Stock from the date of grant of the SAR to the date of exercise); and (b) New Citius Oncology will (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. If the participant is an employee, such ordinary income amount will be subject to income tax withholding and payroll taxes.

Restricted Shares. A participant will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after receipt of such restricted shares to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such receipt (minus the cash consideration, if any, paid for such shares). New Citius Oncology will (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) be entitled to a corresponding deduction when the participant recognizes the income. If the participant is an employee, the ordinary income amount, when recognized, will be subject to income tax withholding and payroll taxes. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of receipt of the restricted shares, if the employee elects to be taxed on the fair market value upon receipt). To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) be deductible by New Citius Oncology unless the participant has elected to be taxed on the fair market value of the restricted shares upon receipt, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by New Citius Oncology.

Restricted Stock Units. A participant will normally not recognize taxable income upon an award of restricted stock units, and New Citius Oncology will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and New Citius Oncology will (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) be entitled to a deduction in the same amount. If the participant is an employee, such ordinary income will be subject to income tax withholding and payroll taxes.

Performance Awards, Other Stock-Based Awards. Normally, a participant will not recognize taxable income upon the grant of performance awards and other stock-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. New Citius Oncology also will (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) then be entitled to a deduction in the same amount. If the participant is an employee, such ordinary income will be subject to income tax withholding and payroll taxes.

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Impact of Section 162(m) and Other Limitations on Tax Deductibility of Awards Under the 2024 Plan. Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any “covered employee” in excess of $1 million. For purposes of Section 162(m), the term “covered employee” generally includes our chief executive officer, our chief financial officer, our three other most highly compensated officers, any individual who was a covered employee for any taxable year beginning after December 31, 2016, and, for any taxable year beginning after December 31, 2026, the next five highest-compensated employees. In addition, New Citius Oncology’s ability to realize the benefit of any tax deductions described above depends on our generation of taxable income as well as the requirement of reasonableness, other limitations on deductions in the Code and the satisfaction of tax reporting obligations.

Application of Section 409A of the Code. Certain types of awards under the 2024 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2024 Plan and awards granted under the 2024 Plan will be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Committee, the 2024 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits

Grants under the 2024 Plan will be made at the discretion of the Committee and are not currently determinable. The value of the awards granted under the 2024 Plan will depend on a number of factors, including the fair market value of the New Citius Oncology Common Stock on future dates, the exercise decisions made by the participants and the extent to which any applicable performance goals necessary for vesting or payment are achieved.

Vote Required for Approval

The approval of the Incentive Plan Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Abstentions and broker non-votes, if any, will not count as votes cast at the extraordinary general meeting and will have no effect on the proposal.

The Incentive Plan Proposal is conditioned on the approval of each of the other Condition Precedent Proposals. Therefore, if each of the other Condition Precedent Approvals is not approved, the Incentive Plan Proposal will have no effect, even if approved by TenX Shareholders.

Resolution to be Voted Upon

The full text of the resolutions to be passed is as follows:

“RESOLVED, as an ordinary resolution, that adoption of the New Citius Oncology, Inc. 2024 Omnibus Stock Incentive Plan by New Citius Oncology with effect from the consummation of the Business Combination be approved, ratified and confirmed in all respects.”

Recommendation of the TenX Board

THE TENX BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TENX SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

The existence of financial and personal interests of one or more of TenX’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TenX and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, TenX’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of TenX’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

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PROPOSAL NO. 7 — THE DIRECTOR ELECTION PROPOSAL

Overview

TenX is asking its shareholders to consider and vote upon a proposal, assuming the Business Combination Proposal, the Domestication Proposal and the Organizational Documents Proposal are approved, to elect seven directors who, upon consummation of the Business Combination, will be the directors of New Citius Oncology.

Nominees

The New Citius Oncology Board following consummation of the Business Combination will consist of seven (7) directors:

(i)	six (6) of whom who have been designated by Citius Pharma and who will initially be Suren Dutia, Myron Holubiak, Dr. Eugene Holuka, Leonard Mazur, Dennis McGrath, and Carol Webb, and will thereafter be designated, nominated and elected as contemplated by the Proposed Organizational Documents; and

(ii)	one (1) of whom has been designated by TenX and who will initially be Joel Mayersohn.

Accordingly, the TenX Board has nominated each of Mr. Dutia, Mr. Holubiak, Dr. Holuka, Mr. Mayersohn, Mr. Mazur, Mr. McGrath, and Ms. Webb to serve as directors of the New Citius Oncology Board upon the consummation of the Business Combination, with Mr. Mazur to serve as the Chairperson of the New Citius Oncology Board, in each case, in accordance with the terms and subject to the conditions of the Proposed Organizational Documents. If all of the director nominees are elected, Mr. Holubiak and Mr. Mayersohn will be Class I directors serving until the annual meeting of stockholders to be held in 2025, Dr. Holuka and Ms. Webb will be Class II directors serving until the annual meeting to be held in 2026 and Mr. Dutia, Mr. Mazur and Mr. McGrath will be Class III directors serving until the annual meeting to be held in 2027 and, in each case, until their successors are elected and qualified or until their earlier death, resignation, retirement or removal for cause.

For more information on the experience of each of these director nominees, please see the section titled “Management of New Citius Oncology after the Business Combination” of this proxy statement/prospectus.

Vote Required for Approval

The approval of the Director Election Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Abstentions and broker non-votes, if any, will not count as votes cast at the extraordinary general meeting and will have no effect on the proposal.

The Director Election Proposal is conditioned on the approval of each of the other Condition Precedent Proposals. Therefore, if each of the other Condition Precedent Approvals is not approved, the Director Election Proposal will have no effect, even if approved by TenX Shareholders.

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Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the seven (7) persons listed below be elected to serve on New Citius Oncology Board upon the consummation of the Business Combination to serve staggered terms until the 2025 (Class I), 2026 (Class II) and 2027 (Class III) annual meetings of stockholders, as applicable, or until their respective successors are duly elected and qualified or until their earlier death, resignation, retirement or removal for cause:

Name of Director	Position
Myron Holubiak	Class I Director
Joel Mayersohn	Class I Director
Dr. Eugene Holuka	Class II Director
Carol Webb	Class II Director
Suren Dutia	Class III Director
Leonard Mazur	Class III Director and Chief Executive Officer and Chairman of the New Citius Oncology Board
Dennis McGrath	Class III Director

Recommendation of the TenX Board

THE TENX BOARD UNANIMOUSLY RECOMMENDS THAT TENX SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE DIRECTOR ELECTION PROPOSAL.

The existence of financial and personal interests of one or more of TenX’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TenX and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, TenX’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of TenX’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

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PROPOSAL NO. 8 — THE ADJOURNMENT PROPOSAL

The Adjournment Proposal allows the TenX Board to submit a proposal to approve, by ordinary resolution, the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the extraordinary general meeting to constitute a quorum or to approve any of the proposals presented at the extraordinary general meeting. The purpose of the Adjournment Proposal is to permit further solicitation of proxies and votes that would increase the likelihood of obtaining a favorable vote on the proposals presented at the extraordinary general meeting.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is presented to the extraordinary general meeting and is not approved by the shareholders, the TenX Board may not be able to adjourn the extraordinary general meeting to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the extraordinary general meeting to constitute a quorum or to approve any of the proposals presented at the extraordinary general meeting. In such events, the Business Combination would not be completed.

Vote Required for Approval

The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares represented in person, virtually or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Abstentions and broker non-votes, if any, will not count as votes cast at the extraordinary general meeting and will have no effect on the proposal.

The Adjournment Proposal is not conditioned upon any other proposal.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes to constitute a quorum necessary to conduct business at the extraordinary general meeting or to approve one or more proposals at the extraordinary general meeting or to the extent necessary to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to TenX Shareholders be approved.”

Recommendation of the TenX Board

THE TENX BOARD UNANIMOUSLY RECOMMENDS THAT TENX SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

The existence of financial and personal interests of one or more of TenX’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TenX and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, TenX’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of TenX’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO TENX SHAREHOLDERS

The following is a summary of the material U.S. federal income tax consequences to beneficial owners (“Holders”) of TenX Public Securities immediately prior to the Business Combination with respect to the (i) Domestication, (ii) the exercise of redemption rights, and (iii) the ownership and disposition of New Citius Oncology Common Stock and (collectively, the “New Citius Oncology Securities”) following the Business Combination.

This discussion applies only to TenX Public Securities that are held as “capital assets” within the meaning of Section 1221 of the Code for U.S. federal income tax purposes (generally, property held for investment). This discussion is based on the provisions of the Code, U.S. Treasury Regulations, administrative rules, and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements set forth herein. TenX has not sought, and will not seek, any rulings from the IRS with respect to the statements made and the positions or conclusions described in this summary. Such statements, positions and conclusions are not free from doubt, and there can be no assurance that your tax advisor, the IRS or a court will agree with such statements, positions and conclusions.

The following discussion does not purport to be a complete analysis of all potential tax effects resulting from the completion of the Business Combination and does not address the tax treatment of any other transactions occurring in connection with the Business Combination. Furthermore, it does not address all aspects of U.S. federal income taxation that may be relevant to particular Holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any U.S. state, local, or non-U.S. tax laws, any tax treaties or tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

●	banks, insurance companies, or other financial institutions;

●	tax-exempt or governmental organizations;

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

●	dealers in securities or foreign currencies;

●	persons whose functional currency is not the U.S. dollar;

●	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	persons deemed to sell TenX Public Securities under the constructive sale provisions of the Code;

●	persons that acquired TenX Public Securities through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

●	persons that hold TenX Public Securities as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction, or other integrated investment or risk reduction transaction;

●	certain former citizens or long-term residents of the U.S.;

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●	except as specifically provided below, persons that actually or constructively hold 5% or more (by vote or value) of any class of shares of TenX or New Citius Oncology;

●	the holders of TenX founder shares, and TenX’s or New Citius Oncology’s Sponsor, officers or directors; or

●	S-corporations, partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein.

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If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds TenX Public Securities (or New Citius Oncology Securities), the tax treatment of a partner in such partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding TenX Public Securities (or New Citius Oncology Securities) should consult with their tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.

INVESTORS SHOULD CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY U.S. STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Federal Income Taxation of U.S. Holders

This section applies to you if you are a “U.S. Holder.”

For purposes of this discussion, a “U.S. Holder” is a Holder that, for U.S. federal income tax purposes, is:

●	an individual who is a citizen or resident of the U.S.;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury Regulations to be treated as a United States person.

ALL HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE DOMESTICATION TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

THE RULES GOVERNING THE U.S. FEDERAL INCOME TAX TREATMENT OF THE DOMESTICATION ARE COMPLEX. U.S. HOLDERS OF TENX PUBLIC SECURITIES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE POTENTIAL TAX CONSEQUENCES TO THEM OF THE DOMESTICATION, INCLUDING IF IT WERE TO FAIL TO QUALIFY AS AN F REORGANIZATION.

Effects of Section 367(b)

Section 367(b) of the Code applies to certain non-recognition transactions involving foreign corporations, including the domestication of a foreign corporation in an F Reorganization. When it applies, Section 367(b) imposes U.S. federal income tax on certain U.S. persons in connection with transactions that otherwise would generally be tax-free. Section 367(b) may apply with respect to U.S. Holders on the date of the Domestication. Because the Domestication will occur prior to the redemption of U.S. Holders that exercise redemption rights with respect to their New Citius Oncology Common Stock, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of Section 367(b) of the Code as a result of the Domestication.

A. U.S. Holders that Own Less than 10 Percent (by Vote and Value) of TenX

A U.S. Holder who, on the date of the Domestication, beneficially owns (actually or constructively, including by taking into account a U.S. Holder’s ownership of TenX Rights) TenX Ordinary Shares with a fair market value of $50,000 or more but with less than 10% of the total combined voting power of all classes of TenX Ordinary Shares entitled to vote and less than 10% of the total value of all classes of TenX Ordinary Shares, will recognize gain (but not loss) with respect to the Domestication or, in the alternative, may elect to recognize the “all earnings and profits” amount attributable to such U.S. Holder, as described below.

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Unless a U.S. Holder makes the “all earnings and profits” election described below, such U.S. Holder generally must recognize gain (but not loss) with respect to its New Citius Oncology Common Stock a received in the Merger in an amount equal to the excess of the fair market value of such New Citius Oncology Common Stock over the U.S. Holder’s adjusted tax basis in the TenX Ordinary Shares surrendered in exchange therefor. Subject to the PFIC rules discussed below, such gain would be capital gain, and would be long-term capital gain if the U.S. Holder held the TenX Public Securities for longer than one year (subject to the suspension of the applicable holding period for the reasons described in “— U.S. Federal Income Taxation of U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of New Citius Oncology Securities” below).

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may elect to include in income the “all earnings and profits amount” attributable to its TenX Public Securities under Section 367(b) of the Code. There are, however, strict conditions for making this election. The election must comply with applicable U.S. Treasury Regulations and generally must include, among other things, (i) a statement that the Domestication is a Section 367(b) exchange (within the meaning of the applicable U.S. Treasury Regulations), (ii) a complete description of the Domestication, (iii) a description of any stock, securities or other consideration transferred or received in the Domestication, (iv) a statement describing the amounts required to be taken into account for U.S. federal income tax purposes, (v) a statement that the U.S. Holder is making the election that includes (A) a copy of the information that the U.S. Holder received from New Citius Oncology establishing and substantiating the U.S. Holder’s “all earnings and profits amount” with respect to the U.S. Holder’s TenX Public Securities and (B) a representation that the U.S. Holder has notified New Citius Oncology that the U.S. Holder is making the election, and (vi) certain other information required to be furnished with the U.S. Holder’s U.S. federal income tax return or otherwise furnished pursuant to the Code or the U.S. Treasury Regulations. TenX does not expect to have significant cumulative earnings and profits, if any, on the date of the Domestication.

The election must be attached by the electing U.S. Holder to such U.S. Holder’s timely filed U.S. federal income tax return for the year of the Domestication, and the U.S. Holder must send notice that it is making the election to New Citius Oncology no later than the date such tax return is filed. In connection with this election, we intend to provide each U.S. Holder eligible to make such an election with information regarding TenX’s earnings and profits upon written request.

EACH U.S. HOLDER SHOULD CONSULT WITH ITS TAX ADVISOR REGARDING THE CONSEQUENCES TO IT OF MAKING THE ELECTION DESCRIBED HEREIN AND THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO SUCH ELECTION.

B. U.S. Holders that Own TenX Public Securities with a Fair Market Value of Less than $50,000

A U.S. Holder who, on the date of the Domestication, beneficially owns (actually or constructively) TenX Public Securities with a fair market value of less than $50,000 generally should not be required to recognize any gain or loss under Section 367(b) of the Code in connection with the Domestication or to include any part of the “all earnings and profits amount” in income.

ALL U.S. HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE EFFECT OF SECTION 367(b) OF THE CODE TO THEIR PARTICULAR CIRCUMSTANCES.

Passive Foreign Investment Company Rules

In addition to the discussion under “— U.S. Federal Income Taxation of U.S. Holders — Effects of Section 367(b),” the Domestication may also be a taxable event for U.S. Holders under the “passive foreign investment company” (or “PFIC”) provisions of the Code to the extent TenX is treated as a PFIC.

A. PFIC Status of TenX

In general, a foreign (i.e., non-U.S.) corporation will be treated as a PFIC with respect to a U.S. Holder in any taxable year in which, after applying certain look-through rules, either: (i) at least 75% of its gross income for such taxable year consists of passive income (e.g., dividends, interest, rents (other than rents derived from the active conduct of a trade or business), and gains from the disposition of passive assets) or

(ii) the average percentage (ordinarily averaged quarterly over the year) by value of its assets during such taxable year that produce or are held for the production of passive income is at least 50%.

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Because TenX is a blank check company, with no current active business, TenX believes that it is likely that it may exceed the thresholds of the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. While TenX believes that it may be eligible for the start-up exception, the application of such exception is subject to uncertainty and there can be no assurance with respect to TenX’s status as a PFIC for the 2021 taxable year or the 2022 taxable year (TenX’s current taxable year that is expected to end on the date of the Domestication).

B. Effects of PFIC Rules on the Domestication

Section 1291(f) of the Code requires that, to the extent provided in U.S. Treasury Regulations, a U.S. Holder that disposes of stock of a PFIC recognizes gain notwithstanding any other provision of the Code. No final U.S. Treasury Regulations are currently in effect under Section 1291(f) of the Code. However, proposed U.S. Treasury Regulations under Section 1291(f) of the Code have been promulgated, with a retroactive effective date once they become final. If finalized in their proposed form, those proposed U.S. Treasury Regulations may require taxable gain recognition by a U.S. Holder with respect to its exchange of TenX Public Securities for New Citius Oncology Securities in the Domestication if TenX were classified as a PFIC at any time during such U.S. Holder’s holding period for such TenX Public Securities. The U.S. tax on any such recognized gain would be imposed based on a complex set of computational rules. However, as discussed in more detail below, a U.S. Holder may be able to avoid the PFIC gain and other tax consequences described below with respect to its TenX Public Securities if such U.S. Holder either (i) is eligible to and makes a timely and valid QEF Election (as defined and described below) in the first taxable year in which such U.S. Holder held (or was deemed to hold) TenX Public Securities and in which TenX was classified as a PFIC or (ii) makes a Mark-to-Market Election (as defined and described below) with respect to its TenX Public Securities.

Under these rules:

● the U.S. Holder’s gain would be allocated ratably over the U.S. Holder’s aggregate holding period for such U.S. Holder’s TenX Ordinary Shares;

● the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder realized the gain, or to the portion of the U.S. Holder’s holding period prior to the first day of TenX’s taxable year in which TenX was a PFIC, would be taxed as ordinary income; and

● the amount of gain allocated to each of the other taxable years (or portions thereof) of the U.S. Holder would be subject to tax at the highest rate of tax in effect for the U.S. Holder for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year (or portion thereof).

The proposed U.S. Treasury Regulations provide coordinating rules with Section 367(b) of the Code, whereby, if the gain recognition rule of the proposed U.S. Treasury Regulations under Section 1291(f) of the Code applies to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) of the Code requires the shareholder to recognize gain or include an amount in income as discussed under “— Effects of Section 367(b),” the gain realized on the transfer is taxable under the PFIC rules discussed above, and the excess, if any, of the amount to be included in income under Section 367(b) of the Code over the gain realized under Section 1291 of the Code is taxable as provided under Section 367(b) of the Code.

It is not possible to predict whether, in what form, and with what effective date the proposed U.S. Treasury Regulations under Section 1291(f) of the Code will become final. Therefore, U.S. Holders of TenX Public Securities that have not made a timely QEF Election or a Mark-to-Market Election (both as defined and described below) may, pursuant to the proposed U.S. Treasury Regulations, be subject to taxation on the Domestication to the extent their TenX Ordinary Shares have a fair market value in excess of their tax basis.

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C. QEF Election with Respect to TenX Public Securities

The impact of the PFIC rules on a U.S. Holder with respect to its TenX Ordinary Shares will depend on whether such U.S. Holder is eligible to and makes a timely and valid election to treat TenX as a “qualified electing fund” under Section 1295 of the Code (which we refer to as a “QEF Election”) for the first taxable year in which such U.S. Holder held (or was deemed to hold) TenX Ordinary Shares and TenX is classified as a PFIC. Generally, a QEF Election should be made on or before the due date for filing such U.S. Holder’s U.S. federal income tax return for such taxable year. A QEF Election is made by an individual U.S. Holder (and, once made, can be revoked only with the consent of the IRS) and generally requires such U.S. Holder to include annually in gross income its pro rata share of the ordinary earnings (as ordinary income) and net capital gains (as long-term capital gain), if any, of TenX, regardless of whether TenX makes distributions to such U.S. Holder. However, in order to comply with the QEF Election requirements, a U.S. Holder must receive a PFIC annual information statement from TenX. Upon written request, TenX will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF Election. There is no assurance, however, that TenX will timely provide such required information.

D. Mark-to-Market Election with Respect to TenX Public Securities

The impact of the PFIC rules on a U.S. Holder with respect to its TenX Ordinary Shares may also depend on whether such U.S. Holder is eligible to and makes a timely and valid “Mark-to-Market Election” under Section 1296 of the Code with respect to its TenX Ordinary Shares. No assurance can be given that the TenX Ordinary Shares are considered to be “marketable stock” (which generally would include stock that is regularly traded on a national securities exchange that is registered with the SEC, including the New York Stock Exchange (on which TenX Ordinary Shares have been listed)) for purposes of the Mark-to-Market Election. If such an election is available and has been made by a U.S. Holder, such U.S. Holder generally will not be subject to the PFIC rules described above. However, if the Mark-to-Market Election is made by a U.S. Holder after the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) TenX Ordinary Shares and in which TenX was classified as a PFIC, then the PFIC rules will continue to apply to certain dispositions of, distributions on and other amounts taxable with respect to TenX Ordinary Shares.

THE PFIC RULES (INCLUDING THE RULES WITH RESPECT TO THE QEF ELECTION AND THE MARK-TO-MARKET ELECTION) ARE VERY COMPLEX, ARE AFFECTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE, AND THEIR APPLICATION IS UNCERTAIN. U.S. HOLDERS SHOULD CONSULT WITH, AND RELY SOLELY UPON, THEIR TAX ADVISORS TO DETERMINE THE APPLICATION OF THE PFIC RULES TO THEM IN THEIR PARTICULAR CIRCUMSTANCES AND ANY RESULTING TAX CONSEQUENCES.

Redemption of New Citius Oncology Common Stock

In the event that a U.S. Holder’s New Citius Oncology Common Stock is redeemed pursuant to the redemption provisions described in the subsection of this proxy statement/prospectus entitled “Extraordinary General Meeting of TenX — Redemption Rights” the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale of the New Citius Oncology Common Stock under Section 302 of the Code. If the redemption qualifies as a sale of New Citius Oncology Common Stock, the U.S. Holder will be treated as described under “— U.S. Federal Income Taxation of U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of New Citius Oncology Securities” below. If the redemption does not qualify as a sale of New Citius Oncology Common Stock, the U.S. Holder will be treated as receiving a distribution from New Citius Oncology with the tax consequences described below under “— U.S. Federal Income Taxation of U.S. Holders — Taxation of Distributions with Respect to New Citius Oncology Common Stock.” Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. Holder relative to all of our shares outstanding both before and after the redemption. The redemption of New Citius Oncology Common Stock generally will be treated as a sale of New Citius Oncology Common Stock (rather than as a distribution from TenX) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in TenX or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests is satisfied, a U.S. Holder takes into account not only stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option.

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In order to meet the substantially disproportionate test, the percentage of TenX’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of our New Citius Oncology Common Stock must, among other requirements, be less than 80% of the percentage of TenX outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. Prior to the Business Combination, the New Citius Oncology Common Stock may not be treated as voting stock for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. Holder are redeemed, the U.S. Holder is eligible to waive (and effectively waives in accordance with specific rules) the attribution of stock owned by certain family members, and the U.S. Holder does not constructively own any other shares of our stock. The redemption of New Citius Oncology Common Stock will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in TenX. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in TenX will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with, and rely solely upon, its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, the redemption will be treated as a distribution from TenX and the tax considerations will be as described under “— U.S. Federal Income Taxation of U.S. Holders — Taxation of Distributions with Respect to New Citius Oncology Common Stock” below. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed New Citius Oncology Common Stock will be added to the U.S. Holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. Holder’s adjusted tax basis in possibly its other shares of our stock constructively owned by it.

U.S. Holders who actually or constructively own five percent (5%) (or, if the New Citius Oncology Common Stock is not then publicly traded, one percent (1%)) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a redemption of the New Citius Oncology Common Stock, and such U.S. Holders should consult with their own tax advisors with respect to their reporting requirements.

Because the Domestication will occur prior to the redemption of U.S. Holders that exercise redemption rights with respect to their New Citius Oncology Common Stock, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of the Domestication. All U.S. Holders considering exercising redemption rights with respect to their New Citius Oncology Common Stock should consult with their tax advisors with respect to the potential tax consequences to them of the exercise of redemption rights.

Taxation of Distributions with Respect to New Citius Oncology Common Stock

If TenX pays distributions of cash or other property to U.S. Holders of shares of New Citius Oncology Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from TenX’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a non-taxable return of capital to the extent of a U.S. Holder’s adjusted tax basis in its New Citius Oncology Common Stock, that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its New Citius Oncology Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of New Citius Oncology Common Stock and will be treated as described under “— U.S. Federal Income Taxation of U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of New Citius Oncology Securities” below.

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Distributions treated as dividends that TenX pays to a U.S. Holder that is treated as a corporation for U.S. federal income tax purposes generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends TenX pays to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to U.S. federal income tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, a corporate U.S. Holder may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and a non-corporate U.S. Holder may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income. It is unclear whether the redemption rights that applied with respect to the TenX Ordinary Shares prior to the Domestication may prevent a U.S. Holder of New Citius Oncology Common Stock from taking the holding period of its TenX Ordinary Shares into account when determining whether it has satisfied the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be, with respect to such U.S. Holder’s New Citius Oncology Common Stock held after the Domestication. U.S. Holders should consult with their tax advisors regarding the availability of the dividends received deduction or the lower preferential rate for qualified dividend income, as the case may be, for any dividends paid with respect to New Citius Oncology Common Stock.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of New Citius Oncology Securities

Upon a sale or other taxable disposition of New Citius Oncology Securities (which, in general, would include a redemption of New Citius Oncology Common Stock), a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in its New Citius Oncology Securities. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the New Citius Oncology Securities so disposed of exceeds one year. It is unclear whether the redemption rights that applied with respect to the TenX Public Securities prior to the Domestication may prevent a U.S. Holder of TenX Public Securities from taking the holding period of its TenX Public Securities into account when determining whether it has satisfied the applicable holding period with respect to its New Citius Oncology Securities held after the Domestication for this purpose. If the one-year holding period requirement is not satisfied, any gain on a sale or other taxable disposition of the New Citius Oncology Securities would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its New Citius Oncology Securities so disposed of. A U.S. Holder’s adjusted tax basis in its New Citius Oncology Securities generally will equal the U.S. Holder’s acquisition cost of the TenX Public Securities exchanged therefore (see the tax basis discussion above under the caption “— U.S. Federal Income Taxation of U.S. Holders — The Domestication”).

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to dividends paid to a U.S. Holder of New Citius Oncology Common Stock and to the proceeds of the sale or other disposition of New Citius Oncology Securities, unless the U.S. Holder is an exempt recipient and certifies to such exempt status. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.

U.S. Federal Income Taxation of Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.”

A “Non-U.S. Holder” is a Holder that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and that is not a U.S. Holder.

The Domestication

TenX does not expect the Domestication to result in any material U.S. federal income tax consequences to Non-U.S. Holders of TenX Public Securities.

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NON-U.S. HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE DOMESTICATION.

Redemption of New Citius Oncology Common Stock

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s New Citius Oncology Common Stock pursuant to the redemption provisions described in the subsection of this proxy statement/prospectus entitled “Extraordinary General Meeting of TenX — Redemption Rights,” generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s New Citius Oncology Common Stock, as described under “— U.S. Federal Income Taxation of U.S. Holders — New Citius Oncology Common Stock” above, and the consequences of the redemption to the Non-U.S. Holder will correspond to that described below in “— U.S. Federal Income Taxation of U.S. Holders — ”U.S. Federal Income Taxation of U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of New Citius Oncology Securities,” as applicable. It is possible that because the applicable withholding agent may not be able to determine the proper characterization of a redemption of a Non-U.S. Holder’s New Citius Oncology Common Stock, the withholding agent might treat the redemption as a distribution subject to withholding tax.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of New Citius Oncology Securities

Subject to the discussion below under “U.S. Federal Income Taxation of Non-U.S. Holders — Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other disposition of New Citius Oncology Securities unless:

●	the Non-U.S. Holder is an individual who is present in the U.S. for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

●	the gain is effectively connected with a trade or business conducted by the Non-U.S. Holder in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.); or

●	New Citius Oncology Securities constitute U.S. real property interests by reason of New Citius Oncology’s status as a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the Non-U.S. Holder in the U.S. A Non-U.S. Holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

A Non-U.S. Holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons unless an applicable income tax treaty provides otherwise. If the Non-U.S. Holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its U.S. property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. New Citius Oncology does not believe that it will be a USRPHC for U.S. federal income tax purposes, and New Citius Oncology does not expect to become a USRPHC for the foreseeable future. However, in the event that New Citius Oncology were to become a USRPHC, as long as the New Citius Oncology Securities continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury Regulations, referred to herein as “regularly traded”), only a Non-U.S. Holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Holder’s holding period for applicable security, more than 5% of the New Citius Oncology Securities will be treated as disposing of a U.S. real property interest and will be taxable on gain realized on the disposition thereof as a result of New Citius Oncology’s status as a USRPHC. New Citius Oncology can provide no assurance as to its future status as a USRPHC or as to whether the New Citius Oncology Securities will be treated as regularly traded. If New Citius Oncology were to become a USRPHC and its New Citius Oncology Securities were not considered to be regularly traded, a Non-U.S. Holder (regardless of the percentage of New Citius Oncology Common Stock owned) would be treated as disposing of a U.S. real property interest and would be subject to U.S. federal income tax on a taxable disposition of New Citius Oncology Securities, and a 15% withholding tax would apply to the gross proceeds from such disposition.

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Non-U.S. Holders should consult with their tax advisors regarding the tax consequences related to ownership in a USRPHC.

Information Reporting and Backup Withholding

Any dividends paid to a Non-U.S. Holder must be reported annually to the IRS and to the Non-U.S. Holder. Copies of these information returns may be made available to the tax authorities in the country in which the Non-U.S. Holder resides or is established. Payments of dividends to a Non-U.S. Holder generally will not be subject to backup withholding if the Non-U.S. Holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Payments of the proceeds from a sale or other disposition by a Non-U.S. Holder of New Citius Oncology Common Stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the Non-U.S. Holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of New Citius Oncology Common Stock effected outside the U.S. by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the Non-U.S. Holder is not a United States person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of New Citius Oncology Common Stock effected outside the U.S. by such a broker if it has certain relationships within the U.S..

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.

NON-U.S. HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THEIR OWNERSHIP OF NEW CITIUS ONCOLOGY SECURITIES FOLLOWING THE BUSINESS COMBINATION.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends (including constructive dividends) paid on New Citius Oncology Common Stock if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing these rules may be subject to different rules. Under certain circumstances, a Holder might be eligible for refunds or credits of such taxes. Holders should consult with their own tax advisors regarding the effects of FATCA on their ownership of New Citius Oncology Common Stock.

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THE FOREGOING DISCUSSION IS NOT A COMPREHENSIVE DISCUSSION OF ALL OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF NEW CITIUS ONCOLOGY SECURITIES. SUCH HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION (INCLUDING THE DOMESTICATION AND ANY EXERCISE OF THEIR REDEMPTION RIGHTS) AND, TO THE EXTENT APPLICABLE, OF OWNING NEW CITIUS ONCOLOGY SECURITIES FOLLOWING THE COMPLETION OF THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, OR NON-U.S. TAX LAWS AND TAX TREATIES (AND ANY POTENTIAL FUTURE CHANGES THERETO).

U.S. Federal Tax Consequences of the Merger to TenX Shareholders

TenX Shareholders do not participate the Merger with respect to their ownership of TenX Public Securities and accordingly are not expected to recognize any gain or loss as a result of the Merger.

INFORMATION ABOUT TENX AND MERGER SUB

References in this section to “TenX,” “we,” “our” or “us” refer to TenX Keane Acquisition.

General

We are a Cayman Islands company incorporated on March 1, 2021 as an exempted company with limited liability. We were formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. We intend to effectuate the Business Combination using cash derived from the proceeds of the TenX IPO and the sale of the Private Placement Units.

Initial Public Offering and Private Placement

In March 2021, TenX issued an aggregate of 1,437,500 founder shares to the Sponsor for an aggregate purchase price of $25,000, or approximately $0.017 per share. On December 20, 2021, the TenX Board and the Sponsor, as the sole shareholder of TenX, approved, through a special resolution, the following share capital changes:

●	Each of the authorized but unissued 150,000,000 Class A ordinary shares were cancelled and re-designated as ordinary shares of $0.0001 par value each;

●	Each of the 1,437,500 Class B ordinary shares in issue were exchanged in consideration for the issuance of 1,437,500 ordinary shares of $0.0001 par value each; and

●	Upon completion of the above steps, the authorized but unissued 10,000,000 Class B ordinary shares were cancelled.

On December 20, 2021, TenX issued an additional 287,500 TenX Ordinary Shares to the Sponsor for no additional consideration, resulting in the Sponsor holding an aggregate of 1,725,000 Ordinary Shares. The issuance was considered as a bonus share issuance, in substance a recapitalization transaction, which was recorded and presented retroactively. The issuance included an aggregate of up to 225,000 TenX Ordinary Shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part. With the consummation of the IPO (including partial exercise by the underwriter of its over-allotment option), 75,000 of the 1,725,000 shares were forfeited, resulting in our Sponsor holding an aggregate of 1,650,000 founder shares.

On October 18, 2022, TenX consummated its IPO of 6,600,000 TenX Units, including 600,000 additional TenX Units issued pursuant to the partial exercise by the underwriter of its over-allotment option. Each TenX Unit consists of one TenX Ordinary Share and one TenX Right. The TenX Units were sold at an offering price of $10.00 per TenX Unit, generating total gross proceeds of $66,000,000.

Simultaneously with the consummation of the IPO and the sale of the TenX Units, TenX consummated the private placement of 394,000 Private Placement Units, each consisting of one TenX Ordinary Share and one Private Placement Right, to the Sponsor at a price of $10.00 per Private Placement Unit, generating total proceeds of $3,940,000. A total of $67,320,000 of the net proceeds from the IPO and this Private Placement were placed in a U.S.-based trust account established for the benefit of TenX’s public shareholders and maintained by American Stock Transfer, acting as trustee.

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On December 8, 2022, the holders of the TenX Units sold in the IPO had the right to elect to separately trade the TenX Ordinary Shares and TenX Rights included in the TenX Units. The TenX Ordinary Shares and TenX Rights are trading on the Nasdaq Global Market under the symbols “TENK,” and “TENKR,” respectively. TenX Units not separated trade on Nasdaq under the symbol “TENKU”.

Offering Proceeds Held in Trust

Following the closing of TenX’s initial public offering, an amount equal to $63,380,000 of the net proceeds from TenX’s initial public offering was placed in the trust account. An amount equal to $3,940,000, the proceeds from the Private Placement, was also placed in the trust account. As of [●], 2024 funds in the trust account totaled approximately $[●] and were comprised entirely of cash, U.S. government treasury obligations with a maturity of 185 days or less or of money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. These funds will remain in the trust account, except for the withdrawal of interest to pay taxes, if any, until the earliest of (1) the completion of a business combination (including the Business Combination), (2) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Cayman Constitutional Documents to modify the substance or timing of TenX’s obligation to redeem 100% of the public shares if it does not complete a business combination by the Extension Date and (3) the redemption of all of the public shares if TenX is unable to complete a business combination by the Extension Date (or if such date is further extended at a duly called extraordinary general meeting, such later date), subject to applicable law.

Business Combination Activities

On October 23, 2023, we entered into the Merger Agreement. As a result of the consummation of the transactions contemplated thereunder, SpinCo will become our wholly-owned subsidiary, and we will change our name to “Citius Oncology, Inc.” In the event that the Business Combination is not consummated by the Extension Date, our corporate existence will cease and we will distribute the proceeds held in the trust account to our public shareholders, unless we obtain prior approval of our shareholders to amend our Cayman Constitutional Documents.

Satisfaction of 80% Test

It is a requirement under the Cayman Constitutional Documents that any business acquired by TenX have an aggregate fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for an initial business combination. Based on the financial information provided to the TenX Board in connection with approval of the transaction, the TenX Board determined that this requirement was met. The TenX Board believes that the financial skills and background of its members qualify it to conclude that the Business Combination with SpinCo met this requirement.

Redemption Rights in Connection with Shareholder Approval of Business Combinations

Under the Cayman Constitutional Documents, if TenX is required by law or elects to seek shareholder approval of its initial business combination, holders of TenX Ordinary Shares must be given the opportunity to redeem their TenX Ordinary Shares in connection with the proxy solicitation for the applicable shareholder meeting, regardless of whether they vote for or against the Business Combination, subject to the limitations described in the prospectus for TenX’s initial public offering. Accordingly, in connection with the Business Combination, holders of TenX Ordinary Shares may seek to redeem their TenX Ordinary Shares in accordance with the procedures set forth in this proxy statement/prospectus.

Voting Obligations in Connection with the Extraordinary General Meeting

Pursuant to the Sponsor Insider Agreement, the Sponsor and Insiders have agreed to vote all of the TenX securities held by them in favor of the Business Combination Proposal and the other proposals described herein, and not to seek to have any shares redeemed in connection with the Business Combination.

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Redemption of TenX Ordinary Shares and Liquidation if No Initial Business Combination

We will have until nine (9) months from the closing of our IPO to consummate an initial business combination (the “Combination Period”). However, if we anticipate that we may not be able to consummate our initial business combination within nine (9) months, we may extend the Combination Period up to three times, each by an additional three months (for a total of up to eighteen (18) months to complete a business combination) without submitting such proposed extensions to our shareholders for approval or offering our public shareholders redemption rights in connection therewith. Pursuant to the terms of our Cayman Constitutional Documents and the Trust Agreement, in order to extend the time available for us to consummate our initial business combination, our Sponsor or its affiliates or designees, upon ten (10) days advance notice prior to the applicable deadline, must deposit into the trust account $660,000 ($0.10 per share) on or prior to the date of the applicable deadline, for each three month extension (or up to an aggregate of $1,980,000, or $0.30 per share, if we extend for the full nine months). Any such payments would be made in the form of a promissory note. Any such promissory notes will be non-interest bearing and payable upon the consummation of our initial business combination.

If we do not complete a business combination, we will not repay such promissory notes. Furthermore, the letter agreement with our initial shareholders contains a provision pursuant to which our Sponsor has agreed to waive its right to be repaid for such loans out of the funds held in the trust account in the event that we do not complete a business combination. Our Sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. Up to $1,500,000 of the promissory notes entered into with any of our Sponsor, our officers, and directors, or our or their affiliates, prior to or in connection with our initial business combination (including promissory notes related to extending our time period for consummating a business combination) may be convertible into TenX Units at a price of $10.00 per unit at the option of the lender. The Sponsor Support Agreement allows us, if we complete our initial business combination, to convert up to $2,115,000 of the amounts outstanding under such promissory notes into TenX Units at a price of $10.00 per unit, however, we would need to separately seek approval from our shareholders to increase the amount convertible from $1,500,000 to $2,115,000. We are not currently seeking shareholder approval for this increase but may do so prior to the consummation of our initial business combination.

If we complete our initial business combination, we can repay up to $1,500,000 of the amounts outstanding under such promissory notes out of the proceeds of the trust account released to us, subject to the provisions of the Sponsor Support Agreement that require any amounts Citius Pharma has paid for Extension Fees to be repaid prior to repayment of such loaned amounts. The Sponsor Support Agreement allows us, if we complete our initial business combination, to repay up to $2,115,000 of the amounts outstanding under such promissory notes out of the proceeds of the trust account released to us, however, we would need to separately seek approval from our shareholders to increase the amount repayable from $1,500,000 to $2,115,000. We are not currently seeking shareholder approval for this increase but may do so prior to the consummation of our initial business combination.

If we are unable to consummate an initial business combination within such time period, we will, as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest earned on the funds held in the trust account (net of interest that may be used by us to pay our taxes payable and for dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and as further described herein, and then seek to dissolve and liquidate. We expect the pro rata redemption price to be approximately $10.20 per public share (subject to increase of up to an additional $0.30 per share in the event that our Sponsor elects to extend the period of time to consummate a business combination by the full nine months), without taking into account any interest earned on such funds. However, we cannot assure you that we will in fact be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders.

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Limitation on Redemption Rights

The Cayman Constitutional Documents provide that a holder of TenX Ordinary Shares, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the TenX Ordinary Shares sold in TenX’s initial public offering without TenX’s prior consent. TenX believes this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a business combination as a means to force TenX or TenX’s management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a shareholder holding more than an aggregate of 15% of the TenX Ordinary Shares could threaten to exercise its redemption rights if such holder’s shares are not purchased by TenX, the Insiders or TenX’s management at a premium to the then-current market price or on other undesirable terms. By limiting the shareholders’ ability to redeem no more than 15% of the TenX Ordinary Shares without TenX’s prior consent, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete a business combination. However, TenX is not restricting our shareholders’ ability to vote all of their shares for or against the Business Combination.

Facilities

TenX currently maintains its executive offices at 420 Lexington Ave Suite 2446, New York, NY 10170. The cost for the use of this space is included in the $10,000 per month fee paid to the Sponsor for office space and administrative support services. TenX considers our current office space adequate for our current operations.

Employees

We currently have two officers. Among other things, we depend on their ability, where applicable, to lead our business and provide administrative support services. However, these individuals are not obligated to devote any specific number of hours to our matters, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our Business Combination.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against TenX or any members of TenX’s management team in their capacity as such, and TenX and the members of TenX’s management team have not been subject to any such proceeding in the twelve (12) months preceding the date of this filing.

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TENX MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, references in this subsection “— TenX’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “TenX,” “we,” “us” and “our” generally refer to TenX prior to the Business Combination.

The following discussion and analysis of our financial condition and results of operations for the three- and nine-month periods ended September 30, 2023 and the year ended December 31, 2022, should be read together with our audited and unaudited consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus. The following discussion contains “forward-looking statements” that reflect our future plans, estimates, beliefs and expected performance. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of a number of factors. We caution that assumptions, expectations, projections, intentions, or beliefs about future events may, and often do, vary from actual results and the differences can be material. Please see “Cautionary Note Regarding Forward-Looking Statements” as well as “Risk Factors and Risk Factor Summary”

Overview

We were incorporated in the Cayman Islands on March 1, 2021 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Results of Operations and Known Trends or Future Events

Three and Nine Months Ended September 30, 2023

We have not generated any revenues to date, and we will not be generating any operating revenues until the closing and completion of our initial business combination. Our entire activity up to September 30, 2023 has been related to our formation, the Initial Public Offering and, since the closing of the Initial Public Offering, and a search for a business combination target. We have, and expect to continue to generate, non-operating income in the form of interest income and unrealized gains on investments held in the trust account. We expect to continue to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with the search for a business combination target.

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for the IPO. Following the IPO, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after the IPO. After the IPO, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as expenses as we conduct due diligence on prospective business combination candidates. We expect our expenses to increase substantially after the closing of the IPO.

For the three months ended September 30, 2023, we had net income of $157,943, which primarily consisted of investment income on the trust assets of $579,398, partially offset by operating expenses of $421,455.

For the nine months ended September 30, 2023, we had net income of $1,385,964, which primarily consisted of investment income on the trust assets of $2,154,895, partially offset by operating expenses of $768,931.

Year Ended December 31, 2022

For the year ended December 31, 2022, we had net income of $380,811, which primarily consisted of investment income on the trust assets of $493,020, partially offset by operating expenses of $138,115.

Liquidity, Capital Resources Going Concern

Cash Flows for the Nine Months Ended September 30, 2023

As of September 30, 2023 our cash was $26,523.

Cash Flows for the Year Ended December 31, 2022

As of December 31, 2022 our cash was $289,175.

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Initial Public Offering

Our registration statement for the IPO (the “Registration Statement”) was declared effective on October 13, 2022. On October 18, 2022, we consummated the IPO of 6,600,000 Units, including 600,000 additional Units issued pursuant to the partial exercise by the underwriter of its over-allotment option (with respect to the common stock included in the Units being offered, the “Public Shares”), generating gross proceeds of $66,000,000.

Simultaneously with the consummation of the IPO and the sale of the Units, we consummated the Private Placement of 394,000 Placement Units to the Sponsor at a price of $10.00 per Placement Unit, generating total proceeds of $3,940,000.

Following the closing of the IPO on October 18, 2022, an amount of $67,320,000 ($10.20 per unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in the trust account. The funds held in the trust account may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by us meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the us, until the earlier of: (i) the completion of a business combination or (ii) the distribution of the trust account.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account, to complete our initial business combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of September 30, 2023, we had available to us approximately $26,523 of proceeds held outside the trust account. We will use these funds to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete an initial business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds on a non-interest bearing basis as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Other than as described above, the terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include $92,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations as well as legal and accounting fees related to regulatory reporting requirements, and $216,800 for working capital that will be used for miscellaneous expenses and reserves. In addition, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000 if we need additional capital.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

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We do not believe we will need to raise additional funds following the IPO in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our Public Shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. In addition, we are targeting businesses larger than we could acquire with the net proceeds of the IPO and the sale of the Private Units, and may as a result be required to seek additional financing to complete such proposed initial business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

There is no assurance that our plans to consummate a business combination will be successful within the combination period. As a result, there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued or are available to be issued.

In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management believes that the funds which the Company has available following the completion of the Initial Public Offering will enable it to sustain operations for a period of at least one-year from the issuance date of this financial statement. However, management has determined that the combination period is less than one year from the date of the issuance of the financial statements. There is no assurance that the Company’s plans to consummate a business combination will be successful within the combination period. The liquidation deadline before any extension is less than a year from the date of this report. As a result, there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued or are available to be issued. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

The change in cash for the nine months ended September 30, 2023 was a decrease of $262,652 and was comprised of cash used in operating activities of $382,527, cash used in investing activities of $660,000, and cash provided by financing activities of $779,875.

Contractual Obligations

We do not have any long-term debt obligations, capital lease obligations, operating lease obligations, purchase obligations or long-term liabilities.

Our Sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers or directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

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Our Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a business combination and (b) not to propose an amendment to the Cayman Constitutional Documents (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the our initial business combination or to redeem 100% of the Public Shares if we do not complete a business combination within the Combination Period or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account and not previously released to pay taxes, divided by the number of then issued and outstanding Public Shares.

Our Sponsor has agreed to waive its rights to liquidating distributions from the trust account with respect to the Founder Shares it will receive if we fail to complete a business combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the trust account if we fail to complete a business combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Public Offering price per Unit ($10.00).

The holders of the Founder Shares, Placement Units and Units that may be issued upon conversion of Working Capital Loans (and any shares of Ordinary Shares issuable upon the exercise of the Private Placement Right) will be entitled to registration rights pursuant to a registration rights agreement signed prior to or on the effective date of the IPO requiring us to register such securities for resale. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. We will bear the expenses incurred in connection with the filing of any such registration statements.

Critical Accounting Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have not identified any critical accounting policies or estimates.

Deferred Offering Costs

Deferred offering costs consist of costs incurred in connection with preparation for the IPO. These costs, together with the underwriting discounts and commissions, were charged to additional paid in capital upon completion of the IPO. As of September 30, 2023 and December 31, 2022 the Company had no deferred offering costs.

Net income per share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income per share of ordinary shares is computed by dividing net income by the weighted average number of ordinary shares outstanding for the period. The Company applies the two-class method in calculating income per ordinary share.

The calculation of diluted income per ordinary share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the Private Placement since the exercise of the warrants is contingent upon the occurrence of future events. As of September 30, 2023 and 2022, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted net income per ordinary share is the same as basic net income per ordinary share for the period presented.

Derivative Financial Instruments

We evaluate our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The over-allotment option is deemed to be a freestanding financial instrument indexed on the contingently redeemable shares and will be accounted for as a liability pursuant to ASC 480.

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Quantitative and Qualitative Disclosures About Market Risk

Three and Nine Months Ended September 30, 2023

As of September 30, 2023, we were not subject to any market or interest rate risk.

Year Ended December 31, 2022

As of December 31, 2022, we were not subject to any market or interest rate risk. Following the consummation of our IPO, the net proceeds of our IPO, including amounts in the trust account, have been invested in U.S. government treasury bills, notes or bonds with a maturity of 185 days or less or in certain money market funds that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

INFORMATION ABOUT CITIUS PHARMA

Citius Pharma, headquartered in Cranford, New Jersey, is a late-stage pharmaceutical company dedicated to the development and commercialization of first-in-class critical care products with a focus on oncology, anti-infectives in adjunct cancer care, unique prescription products and stem cell therapy. Citius Pharma’s goal generally is to achieve leading market positions by providing therapeutic products that address unmet medical needs yet have a lower development risk than usually is associated with new chemical entities. New formulations of previously approved drugs with substantial existing safety and efficacy data are a core focus. Citius Pharma seeks to reduce development and clinical risks associated with drug development, yet still focus on innovative applications. Its strategy centers on products that have intellectual property and regulatory exclusivity protection, while providing competitive advantages over other existing therapeutic approaches.

Citius Pharma was founded as Citius Pharmaceuticals, LLC, a Massachusetts limited liability company, on January 23, 2007. On September 12, 2014, Citius Pharmaceuticals, LLC entered into a Share Exchange and Reorganization Agreement, with Citius Pharma (formerly Trail One, Inc.), a publicly traded company incorporated under the laws of the State of Nevada. Citius Pharmaceuticals, LLC became a wholly-owned subsidiary of Citius Pharma. On March 30, 2016, Citius Pharma acquired Leonard-Meron Biosciences, Inc. as a wholly-owned subsidiary. LMB was a pharmaceutical company focused on the development and commercialization of critical care products with a concentration on anti-infectives.

Citius Pharma formed SpinCo on August 23, 2021, as a wholly-owned subsidiary in conjunction with the acquisition of LYMPHIR, but SpinCo did not begin operations until April 2022 when Citius Pharma transferred the assets related to LYMPHIR to SpinCo, including the license agreement with Eisai and the asset purchase agreement with Dr. Reddy’s.

Since its inception, Citius Pharma has devoted substantially all of its efforts to business planning, acquiring its proprietary technology, research and development, recruiting management and technical staff, and raising capital. Citius Pharma currently is developing five (5) proprietary products: LYMPHIR TM, an engineered IL-2 diphtheria toxin fusion protein, for the treatment of patients with persistent or recurrent CTCL (owned by SpinCo); Mino-Lok, an antibiotic lock solution used to treat patients with catheter-related bloodstream infections by salvaging the infected catheter; Halo-Lido, a corticosteroid-lidocaine topical formulation that is intended to provide anti-inflammatory and anesthetic relief to persons suffering from hemorrhoids; Mino-Wrap, a liquifying gel-based wrap for reduction of tissue expander infections following breast reconstructive surgeries; and NoveCite, a mesenchymal stem cell therapy for the treatment of ARDS. Citius Pharma believes these unique markets for its products are large, growing, and underserved by the current prescription products or procedures.

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INFORMATION ABOUT THE SPINCO BUSINESS

Unless the context otherwise requires, references in this subsection “— Information About the SpinCo Business” to “SpinCo,” “we,” “us” and “our” generally refer to SpinCo prior to the Business Combination.

BUSINESS OF SPINCO

Business Overview

SpinCo, headquartered in Cranford, New Jersey, is a late-stage pharmaceutical company focused on developing and commercializing targeted oncology therapies. SpinCo’s strategy centers on achieving a market leading position by advancing innovative therapies with reduced development and clinical risks, and competitive advantages supported by intellectual property and regulatory exclusivity protection. This includes new formulations of previously approved drugs with substantial existing safety and efficacy data or expanded indications for approved therapies.

Since inception, SpinCo has been engaged in business planning and research and development. It does not currently generate any revenue. SpinCo’s lead product candidate is LYMPHIR, an engineered IL-2 diphtheria toxin fusion protein, for the treatment of patients with persistent or recurrent CTCL, a rare form of non-Hodgkin lymphoma. SpinCo believes there is an attractive and growing market for LYMPHIR, estimated to exceed $400 million, that is underserved by existing treatments. In response to the submission of a BLA for LYMPHIR, the FDA issued a complete response letter on July 28, 2023. The FDA is requiring SpinCo to incorporate enhanced product testing and additional controls agreed to with the FDA during the market application review. There were no concerns relating to the safety and efficacy clinical data package submitted with the BLA, or the proposed prescribing information. In September 2023, Citius Pharma announced that the FDA has agreed with the plans to address the requirements outlined in the CRL, which guidance has provided SpinCo with a path for completing the necessary activities to support the resubmission of the BLA for LYMPHIR.

In the future, SpinCo intends to commercialize its products independently in the U.S., and partner to market products outside of the U.S. SpinCo plans to establish a small, targeted oncology sales force focused on key geographies and stakeholders, primarily major cancer centers. This commercialization strategy is anticipated to result in a combination of direct sales revenue, and royalty income, as well as incremental operating expenses and greater working capital requirements.

SpinCo was founded in August 2021 as Citius Acquisition Corp., a Delaware corporation, and is the wholly-owned subsidiary of Citius Pharma. The corporate name was changed to Citius Oncology, Inc. in May 2023. SpinCo began operations in April 2022 with the acquisition of the LYMPHIR assets from Citius Pharma. Prior to that date, SpinCo conducted no operations.

LYMPHIRTM (denileukin diftitox-cdxl)

Overview

In September 2021, Citius Pharma announced that it had entered into an asset purchase agreement with Dr. Reddy’s to acquire its exclusive license of E7777 (denileukin diftitox). E7777, an engineered IL-2-diphtheria toxin fusion protein, is an improved formulation of oncology agent, ONTAK®, which was previously approved by the FDA for the treatment of patients with persistent or recurrent CTCL. Dr. Reddy’s had previously exclusively licensed E777 in select markets from Eisai and as part of the transaction, Eisai entered into a license agreement whereby Eisai assigned all of its rights to E7777 to Citius Pharma. Citius Pharma renamed E7777 as I/ONTAK and also obtained the trade name LYMPHIR for the product. At times in this proxy statement/prospectus, LYMPHIR may be referred to as E7777 or I/ONTAK.

LYMPHIR is recombinant DNA-derived fusion protein designed to direct the cytocidal action of diphtheria toxin (DT) to cells which express the IL-2 receptor. After uptake into the cell, the DT fragment is cleaved and the free DT fragments inhibit protein synthesis, resulting in cell death. Consequently, LYMPHIR’s differentiated mechanism of action supports two therapeutic effects: 1) killing tumors by binding to IL-2 receptors to deliver diphtheria toxin directly to the tumor cells, and 2) depleting immunosuppressive regulatory T lymphocytes (Tregs) to enhance antitumor activity.

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Phase 3 Trial (E7777-G000-302) Design

Study E7777-G000-302, a global, multicenter, open-label single-arm pivotal clinical trial for the treatment of patients with persistent or recurrent CTCL, commenced (first subject consented) in May 2013 and completed (data cutoff for primary analysis) in December 2021. The study was sponsored by Eisai and was conducted at 17 sites in the United States and three sites in Australia. Inclusion criteria for the study were to evaluate patients in advanced stage CTCL (Mycosis Fungoides or Sézary Syndrome), who received at least one prior CTCL therapy.

The pivotal trial was divided into two phases, a lead-in phase with 21 subjects that evaluated dose finding, pharmacokinetics and immunogenicity, and assessed the Objective Response Rate (the “ORR”). An ORR is defined as a greater than 50% reduction in tumor burden. Patients received a daily intravenous infusion of denileukin diftitox from Day 1 through Day 5 of each 21-day cycle. Based on safety, tolerability, and efficacy data of the lead-in phase, 9 mcg/kg/dose was selected for the main phase of the study. No new safety signals were identified compared to ONTAK.

The primary efficacy endpoint was ORR per the Independent Review Committee (IRC) assessment based on International Society for Cutaneous Lymphomas/ European Organization for Research and Treatment of Cancer Global Response Score (GRS; Olsen, et al., 2011).

The secondary efficacy endpoints were:

●	Duration of response (DOR) based on GRS
●	Time to response based on GRS
●	ORR assessed by investigator using GRS
●	Objective response assessed by IRC using Prince (Prince, et al., 2010)
●	Skin response (according to modified Severity Weighted Assessment Tool [mSWAT])
●	Duration of skin response
●	Time to skin response

Overall, there were 25 responders out of 69 subjects in the Primary Efficacy Analysis Set [i.e., subjects with CTCL disease Stages I to III (9 µg/kg/day)] as assessed by the IRC, with an ORR of 36.2% (95% CI: 25.0%, 48.7%), with 8.7% (6/69) achieving a Complete Response (CR) and 27.5% (19/69) achieving a Partial Response.

Among responders, the median follow-up for duration of response was 6.5 months (range: 3.5+, 23.5+ months). Median time to response was 1.4 months (range: 0.7 to 5.6 months).

ORR (95% CI) by investigator was 42.3% (30.6%, 54.6%) (30 of 71 subjects), with 8.5% (6 subjects) achieving a CR. ORR (95% CI) by IRC assessment using the Prince (2010) criteria was 36.2% (25.0%, 48.7%) (25 of 69 subjects). And, an ORR of 38.1% in the intent to treat population and 44.4% in the efficacy evaluable populations were observed.

Skin responses were the same as GRS objective responses, for both IRC and investigator assessments. Responses were deep, reflected by the substantial decrease in skin tumor burden, including 8 subjects with 100% clearance of skin lesions per IRC.

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In the second and main phase of the pivotal trial, 70 patients were administered the 9 mcg/kg/dose rate for 5 consecutive days in 21-day cycles. The inclusion criteria were identical to the lead-in study and the primary objective was to evaluate the ORR.

Phase 3 Trial Efficacy & Safety Results

The efficacy population of the main study includes 69 patients with relapsed or refractory stage I to III CTCL. Of the 69 patients, the median age was 64 years (range: 28 to 87 years), 65% were male, 73% were White, 19% Black or African American, 1% Asian, and 14% Hispanic or Latino. The CTCL disease stage was IA in 7%, IB in 23%, IIA in 13%, IIB in 35%, IIIA in 12%, and IIIB in 10%. The median number of prior therapies was 4 (range: 1 to 18), including both skin-directed and systemic therapies. Prior therapies included photodynamic therapy (56%), total skin electron beam therapy (42%), systemic retinoids (49%), methotrexate/pralatrexate (49%), histone deacetylase inhibitor (35%), brentuximab vedotin (26%) and mogamulizumab (12%).

Efficacy was established based on ORR, according to ISCL/EORTC Global Response Score (GRS) per Independent Review Committee (Olsen 2011). Efficacy results are shown in the table below.

LYMPHIR
Efficacy Results of E7777-G000-302	9 mcg/kg/day
(N=69)

ORR (GRS)%[a]	36%
(95% CIb)	(25,49)
Complete Response	9%
Partial Response	27%
Duration of Response
Median (range), months	6.5 (3.0+, 23.5+)
Duration ≥ 6 months, n (%)	52%
Median Time to Response, months	1.4
(95% CIb)	(0.7,5.6)

a)	ORR, Objective Response Rate per Olsen, et all (2011) Global Response Score (GRS), by Independent Review Committee (IRC)
b)	CI = confidence interval

Overall, LYMPHIR was well-tolerated with the use of pre-medications, close patient monitoring, and prompt initiation of supportive measures and drug management. There was no evidence of cumulative toxicity and most patients experienced low grade 1 or 2 treatment emergent adverse events.

Serious adverse reactions occurred in 38% of patients who received LYMPHIR. Serious adverse reactions in > 2% of patients included capillary leak syndrome (10%), infusion-related reaction (9%), sepsis (7%), skin infection (2.9%), pyrexia (2.9%), and rash (2.9%).

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Adverse Reactions (≥ 10%) in Patients with Relapsed or Refractory Stage I-III CTCL Who Received

LYMPHIR in E7777-G000-302

	LYMPHIR N=69
Adverse Reaction	All Grades (%)	Grade 3 or 4 (%)
Gastrointestinal disorders
Nausea	43	1.4
Diarrhea	19	0
Vomiting	13	0
Constipation	12	0
General disorders and administration site conditions
Fatigue[a]	38	0
Edema[b]	33	1.4
Chills	27	1.4
Fever[c]	16	1.4
Musculoskeletal and connective tissue disorders
Musculoskeletal pain[d]	27	2.9
Arthralgia[e]	12	0
Nervous system disorders
Headache[f]	25	0
Dizziness	13	0
Mental status changes[g]	13	0
Injury, poisoning and procedural complications
Infusion-related reaction	25	6
Skin and subcutaneous tissue disorders
Rash[h]	23	6
Pruritis[i]	19	6
Vascular disorders
Capillary leak syndrome	20	6
Metabolism and nutrition disorders
Decreased appetite	13	1.4
Eye disorders
Vision changes[j]	13	0
Investigations
Weight increased	13	0
Infections and infestations
Skin infection	13	1.4
Renal and urinary disorders
Renal insufficiency[l]	12	2.9
Psychiatric disorders
Insomnia	10	0

a)	Includes fatigue, asthenia, and lethargy.
b)	Includes edema, edema peripheral generalized edema, face edema, swelling face, peripheral swelling.
c)	Includes fever, pyrexia, tumor associated fever.
d)	Includes musculoskeletal pain, back pain, neck pain, pain in extremity, myalgia, bone pain, flank pain.
e)	Includes arthralgia, joint swelling, joint range of motion decreased, musculoskeletal stiffness.
f)	Includes headache, migraine.
g)	Includes mental status changes, amnesia, confusional state, delirium, altered state of consciousness, hallucinations (including auditory), memory impairment, disturbance in attention, somnolence, cognitive disorder.
h)	Includes rash, dermatitis, drug eruption, erythema, palmar erythema, toxic skin eruption, rash maculo-papular, rash papular, rash pustular, rash pruritic, dermatitis exfoliative generalized, acute generalized exanthematous pustulosis.

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i)	Includes pruritis, itching.
j)	Includes vision blurred, photopsia, visual impairment.
k)	Includes skin infection, skin bacterial infection, staphylococcal skin infection, cellulitis, impetigo.
l)	Includes renal failure, nephropathy, acute kidney injury, blood creatinine increased, renal impairment.

Grade refers to the severity of the adverse reaction. The Common Terminology Criteria for Adverse Events displays Grades 1 through 5 with unique clinical descriptions of severity for each adverse reaction based on this general guideline:

●	Grade 1 - Mild; asymptomatic or mild symptoms; clinical or diagnostic observations only; intervention not indicated.
●	Grade 2 - Moderate; minimal, local or noninvasive intervention indicated; limiting age-appropriate instrumental activities of daily living.
●	Grade 3 - Severe or medically significant but not immediately life-threatening; hospitalization or prolongation of hospitalization indicated; disabling; limiting self care activities of daily living.
●	Grade 4 - Life-threatening consequences; urgent intervention indicated.
●	Grade 5 - Death related to the adverse reaction.

Investigator Initiated Trials

SpinCo believes there is an opportunity in the field of immuno-oncology and has undertaken two investigator-initiated trials to evaluate the potential safety and efficacy of LYMPHIR as an immuno-oncology combination therapy.

A Phase 1 trial was initiated in June 2021 at the University of Minnesota, Masonic Cancer Center. This study is a single-arm open-label trial which has an estimated enrollment of 20 participants who will be administered denileukin diftitox prior to Chimeric Antigen Receptor (“CAR-T”) therapies. The Phase 1 study consists of two components: dose finding to establish a maximum tolerated dose (“MTD”) of denileukin diftitox in combination with CART-T therapies and an extension component to provide an estimate of efficacy at that MTD. (Title: Phase I/II Trial Using E7777 to Enhance Regulatory T-Cell Depletion Prior to CAR-T Therapy for Relapsed/Refractory B-Cell Lymphoma (DLBCL). NCT04855253)

A second Phase 1 Study was initiated in September 2022 at the University of Pittsburg Medical Center, Hillman Cancer Center. This study is an open label, Phase 1/1b study to investigate the safety and efficacy of a combined regimen of pembrolizumab with T-regulatory cell depletion and denileukin diftitox in patients diagnosed with recurrent or metastatic solid tumors in the second line setting. (Title: The efficacy of T-regulatory cell depletion with E7777 combined with immune checkpoint inhibitor, pembrolizumab, in recurrent or metastatic solid tumors: Phase I/II Study. NCT05200559).

The study consists of two parts. Part I is a dose escalation study of four cohorts (3,6,9,12 mcg of LYMPHIR) and is expected to enroll 18-30 patients. Part II is a dose expansion study of approximately 40 patients to evaluate the safety and tolerability of the recommended combination dose of LYMPHIR and pembrolizumab (to include ovarian cancer and MSI-H cancer cohorts). The study will also investigate the alteration of the immune microenvironment within tumors and peripheral blood. Secondary endpoints include the objective response (complete response plus partial response), progression-free survival, and overall survival.

Trials at both the University of Minnesota, Masonic Cancer Center and the University of Pittsburgh Medical Center, Hillman Cancer Center are enrolling patients and progressing.

Regulatory Development

In the 1990’s, denileukin diftitox was developed at Boston University and the National Cancer Institute (“NCI”) in collaboration with Seragen, Inc.

In 1999, ONTAK® (denileukin diftitox) was granted accelerated approval by the FDA for the treatment of persistent or recurrent CTCL. Ligand Pharmaceuticals, Inc. (“Ligand”) acquired the marketing rights in that same year.

In 2006, Eisai Co., Ltd. acquired the commercial rights to ONTAK from Ligand.

In 2008, the FDA granted full approval to ONTAK for CTCL.

In 2011, a new formulation of denileukin diftitox was developed under the code name E7777 in response to a post-marketing condition established by the FDA upon approval. As the FDA considered this a new product, an Investigational New Drug Application (“IND”) was filed. As part of ensuing discussions, the FDA agreed to a development plan that included a single arm, open label study to confirm the safety and efficacy of E7777 and a chemistry, manufacturing and controls (“CMC”) development plan that demonstrates the new process results in a comparable drug product.

In 2011, the FDA Office of Orphan Products Development granted E7777 orphan drug designation status for the treatment of Peripheral T-Cell Lymphoma (“PTCL”).

In 2013, the FDA Office of Orphan Products Development granted E7777 orphan drug designation status for the treatment of CTCL.

In 2013, the first patient was enrolled into the lead-in phase of the pivotal study for the E7777 U.S. CTCL clinical trial.

In 2014, commercial sales of ONTAK were discontinued when the product was voluntarily withdrawn from the market due to manufacturing issues at the contract manufacturer.

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In 2015, the last patient enrolled exited the lead-in phase of the E7777 U.S. CTCL clinical trial.

In March 2016, Dr. Reddy’s Laboratories exclusively licensed the global rights to E7777 from Eisai, other than the rights in countries retained by Eisai, which consists of Japan, China, Korea, Taiwan, Hong Kong, Macau, Indonesia, Thailand, Malaysia, Brunei, Singapore, India, Pakistan, Sri Lanka, Philippines, Vietnam, Myanmar, Cambodia, Laos, Afghanistan, Bangladesh, Bhutan, Nepal, Mongolia and Papua New Guinea. The license included an option on the right to develop and market the product in India prior to FDA approval.

In June 2016, the first patient was enrolled in the main phase of the Phase 3 U.S. CTCL clinical trial for E7777.

In March 2020, Eisai filed an NDA for E7777 in Japan for both CTCL and PTCL, and in March 2021 received approvals in both indications.

In September 2021, Citius Pharma acquired the marketing rights to E7777 in selected markets. Citius Pharma subsequently renamed E7777 as LYMPHIR.

In December 2021, patient enrollment for the Phase 3 Pivotal study of LYMPHIR was completed.

In April 2022, Citius Pharma reported that topline results from the Phase 3 trial were consistent with the prior formulation. Moreover, no new safety signals were identified.

In December 2022, a BLA for LYMPHIR was accepted for filing with the FDA and a PDUFA goal date was set for July 28, 2023.

In July 2023, the FDA issued a complete response letter requiring SpinCo to incorporate enhanced product testing and additional controls agreed to with the FDA during the market application review. There were no concerns relating to the safety and efficacy clinical data package submitted with the BLA, or the proposed prescribing information.

In September 2023, Citius Pharma announced that the FDA has agreed with the plans to address the requirements outlined in the complete response letter, which guidance has provided SpinCo with a path for completing the necessary activities to support the resubmission of the BLA for LYMPHIR.

Market Opportunity

CTCL’s are a heterogeneous subset of extranodal non-Hodgkin lymphomas (“NHL”) of mature, skin-homing T-cells that are mainly localized to the skin. The most common types of CTCL are mycosis fungoides (“MF”) and primary cutaneous CD30+ anaplastic large cell lymphoma (pcALCL), jointly representing an estimated 80–85% of all CTCL. Sézary Syndrome (“SS”), a very rare subtype (~2–5% of CTCL) characterized by diffuse inflammatory, often exfoliative, erythroderma and by leukemic and nodal involvement, displays a significant degree of clinical and biological overlap with MF and has long been considered a clinical variant of MF, although recent evidence suggests that it may be a separate entity. The rest is represented by extremely rare, generally more aggressive subtypes.

In light of the overlap between MF and SS, and considering that many of the systemic therapy options for the two neoplasms are the same, some consider the treatment approach to MF and SS as if they were a single disease entity (MF/SS). However, some of the drugs currently in use, or in development, for MF/SS appear to be more effective in clearing different anatomical compartments (skin versus blood, for example) and therefore have differential efficacy in MF and SS.

Based on Surveillance Epidemiology and End Results (SEER) data from 2001 to 2007, the estimated incidence rate of MF/SS in the U.S. is 0.5/100,000 or about 2,500–3,000 new cases per year representing about 25% of all T-cell lymphomas. In total, SpinCo estimates that there are approximately 30,000 to 40,000 patients living with CTCL in the U.S.

Based on internal estimates, SpinCo believes the addressable U.S. market for LYMPHIR exceeds $400,000,000 and may further expand with the introduction of a new therapeutic.

Competition

SpinCo operates in a highly competitive and regulated industry which is subject to change. It faces significant competition from organizations that are pursuing drugs that would compete with the drug candidates that it is developing and the same or similar products that target the same conditions it intends to treat. Due to its limited resources, SpinCo may not be able to compete successfully against these organizations, which include many large, well-financed and experienced pharmaceutical and biotechnology companies, as well as academic and research institutions and government agencies.

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There are currently several approved targeted therapeutics for patients with persistent or recurrent CTCL. However, there are limitations to these targeted therapies, which often are discontinued due to toxicity, adverse events, or a limited duration of response due to resistance over time. Consequently, SpinCo believes there continues to be an unmet medical need for patients with CTCL and an opportunity for LYMPHIR to be included among the treatment armamentarium for advanced-stage CTCL.

The following products are approved for the systemic treatment of advanced CTCL:

●	Mogamulizumab, sold under the brand name Poteligeo, is a humanized, afucosylated monoclonal antibody targeting CC chemokine receptor 4. The FDA approved it for treatment of relapsed or refractory mycosis fungoides and Sézary disease.

●	Brentuximab vedotin, sold under the brand name Adcetris, is an antibody-drug conjugate medication used to treat relapsed or refractory Hodgkin lymphoma and systemic anaplastic large cell lymphoma, a type of T-cell non-Hodgkin lymphoma. It selectively targets tumor cells expressing the CD30 antigen, a defining marker of Hodgkin lymphoma and ALC.

●	Romidepsin sold under the brand name Istodax, is a histone deacetylase (“HDAC”) inhibitor indicated for the treatment of CTCL in adult patients who have received at least one prior systemic therapy.

●	Vorinostat sold under the brand name Zolinza, is a HDAC inhibitor indicated for the treatment of cutaneous manifestations in patients with CTCL who have progressive, persistent or recurrent disease on or following two systemic therapies.

Sales and Marketing

SpinCo does not currently have its own commercial infrastructure and is in the early stages of developing its sales or marketing capability by contracting with a large third-party commercial sales and marketing organization with an existing commercial infrastructure and product launch experience to assist in its commercial efforts. SpinCo intends to utilize a dedicated field force combined with various marketing programs which will be tailored to both physicians and patients to launch LYMPHIR and grow its market share. It plans to focus its commercial efforts on a concentrated group of prescribing hematologists, oncologists and dermatologist-oncologists, along with key opinion leaders and advocacy groups who play an important role in the CTCL treatment regimen. SpinCo’s strategy includes seeking inclusion in the National Comprehensive Cancer Network (“NCCN”) guidelines and compendia as well as obtaining coverage and reimbursement from the Centers for Medicare and Medicaid Services (“CMS”).

Supply and Manufacturing

SpinCo does not currently have nor does it intend to establish its own manufacturing facilities. It has secured supply agreements with third-party cGMP facilities who are in compliance with current good manufacturing practices as generally accepted by the FDA. SpinCo is confident that all drug substance and drug product materials meet or will meet specifications as agreed with the FDA.

SpinCo also believes its contract manufacturers have sufficient capacity to support demand for its products as its business grows.

If SpinCo elects to conduct product development and manufacturing on its own, it would be subject to regulation under various federal and state laws, including the Food, Drug and Cosmetic Act, the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act, the Controlled Substances Act and other present and potential future federal, state or local regulations.

In addition to its supply agreements with third-party manufacturers, SpinCo has contracted with other proven suppliers for, testing, labeling, packaging, and distribution of LYMPHIR.

LYMPHIR License Agreement

On September 3, 2021, Citius Pharma acquired the exclusive license of E7777 (denileukin diftitox), a late-stage oncology immunotherapy for the treatment of CTCL, from Dr. Reddy’s, who had exclusively licensed it previously from Eisai. The exclusive license, which was amended as part of the transaction, is with Eisai and includes rights to develop and commercialize LYMPHIR in all markets except for Japan, China, Korea, Taiwan, Hong Kong, Macau, Indonesia, Thailand, Malaysia, Brunei, Singapore, India, Pakistan, Sri Lanka, Philippines, Vietnam, Myanmar, Cambodia, Laos, Afghanistan, Bangladesh, Bhutan, Nepal, Mongolia, and Papua New Guinea. The license includes an option on the right to develop and market the product in India. Citius Pharma renamed E7777 as I/ONTAK and also obtained the trade name LYMPHIR for the product. At times in this proxy statement/prospectus, LYMPHIR may be referred to as E7777 or I/ONTAK. In April 2022, Citius Pharma assigned the license agreement to SpinCo, at which time SpinCo began operations.

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Obligations to Eisai under the License Agreement

Under the license agreement, Eisai is to receive a $6 million development milestone payment upon initial approval by the FDA of LYMPHIR for the CTCL indication (which increases to $7 million in the event SpinCo exercises the option to add India to the licensed territory) and an aggregate of up to $22 million related to the achievement of net product sales thresholds. Pursuant to the terms of the license agreement, Citius Pharma reimbursed Eisai for approximately $2.65 million of Eisai’s costs to complete the ongoing Phase 3 pivotal clinical trial for LYMPHIR for the CTCL indication and for all reasonable costs associated with the preparation of a BLA for LYMPHIR.

Pursuant to the terms of the license agreement, Eisai was responsible for completing the current CTCL clinical trial, and chemistry, manufacturing and controls development activities through the production of the BLA, which Citius Pharma filed with the FDA in September 2022. Citius Pharma is responsible for the costs of correcting any major deficiencies in the BLA, as well as the costs of any further studies and development costs associated with potential additional indications.

The term of the license agreement will continue until (i) March 30, 2026, if there has not been a commercial sale of a licensed product in the territory, or (ii) if there has been a first commercial sale of a licensed product in the territory by March 30, 2026, the 10-year anniversary of the first commercial sale on a country-by-country basis. The term of the license may be extended for additional 10-year periods for all countries in the territory by notifying Eisai and paying an extension fee equal to $10 million. Either party may terminate the license agreement upon written notice if the other party is in material breach of the agreement, subject to cure within the designated time periods. Either party also may terminate the license agreement immediately upon written notice if the other party files for bankruptcy or takes related actions or is unable to pay its debts as they become due. Additionally, either party will have the right to terminate the agreement if the other party directly or indirectly challenges the patentability, enforceability, or validity of any licensed patent.

SpinCo is responsible for preparing, filing, prosecuting, and maintaining all patent applications and patents included in the licensed patents that it intend to pursue within the territory.

Obligations to Dr. Reddy’s under the Asset Purchase Agreement

SpinCo and Dr. Reddy’s entered into an asset purchase agreement whereby Dr. Reddy’s transferred to SpinCo the then-existing patents, know-how, regulatory documentation and other assets related to LYMPHIR and SpinCo agreed to assume certain liabilities associated with Dr. Reddy’s development of LYMPHIR. Under the terms of the asset purchase agreement with Dr. Reddy’s, SpinCo will be obligated to pay up to an aggregate of $40 million related to CTCL approvals in the U.S. and other markets, up to $70 million in development milestones for additional indications, and up to $300 million for commercial sales milestones. SpinCo will also be obligated to pay on a fiscal quarter basis tiered royalties equal to low double-digit percentages of net product sales (within a range of 10% to 15%). The royalties will end on the earlier of (i) the 15-year anniversary of the first commercial sale of the latest indication that received regulatory approval in the applicable country and (ii) the date on which a biosimilar product results in the reduction of net sales in the applicable product by 50% in two consecutive quarters, as compared to the four quarters prior to the first commercial sale of the biosimilar product. SpinCo will also pay to Dr. Reddy’s an amount equal to a low-thirties percentage of any sublicense upfront consideration or milestone payments (or the like) received by SpinCo and the greater of (i) a low-thirties percentage of any sublicensee sales-based royalties or (ii) a mid-single digit percentage of such licensee’s net sales.

Also under the agreement with Dr. Reddy’s, SpinCo is required to (i) use commercially reasonable efforts to make commercially available products in the CTCL indication, peripheral T-cell lymphoma indication and immuno-oncology indication, (ii) initiate two investigator initiated immuno-oncology trials, (iii) use commercially reasonable efforts to achieve each of the approval milestones, and (iv) complete each specified immuno-oncology investigator trial on or before the four-year anniversary of the effective date of the definitive agreement. Additionally, SpinCo is required to commercially launch a product in a territory within six months of receiving regulatory approval for such product in each such jurisdiction. SpinCo is responsible for these and any and all further developmental activities relating to LYMPHIR.

Dr. Reddy’s agreed to not compete against SpinCo in the development of products containing compounds in LYMPHIR in the SpinCo territory covered by the license for a designated period of time. There are no termination provisions included in the asset purchase agreement other than those related to the term of the royalties. To assist in the transfer of the LYMPHIR assets, SpinCo and Dr. Reddy’s entered into a transition services agreement at the closing of the transaction, which was in effect until March 2022.

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LYMPHIR Patents

As part of the definitive agreement with Dr. Reddy’s, Citius Pharma acquired and later transferred to SpinCo method of use patents in which E7777 is administered in combination with the programmed cell death protein 1 (“PD-1”) pathway inhibitor drug class. PD-1 plays a vital role in inhibiting immune responses and promoting self-tolerance through modulating the activity of T-cells, activating apoptosis of antigen-specific T cells and inhibiting apoptosis of regulatory T cells.

The following patents were acquired:

●	US Provisional Application No. 63/070,645, which was filed on August 26, 2020, and subsequently published as US 2022/0062390 A1 on March 3, 2022, entitled Methods of Treating Cancer. Expiration date of August 23, 2041.

●	International Patent Application Number: PCT/IB2021/0576733, which was filed with the World Intellectual Property Organization on August 23, 2021 for Europe, and subsequently published as WO 2022/043863 A1 on March 3, 2022, entitled, Combination for Use in Methods of Treating Cancer. Expiration date of August 23, 2041.

Regulation

U.S. Government Regulation

The research, development, testing, manufacture, labeling, promotion, advertising, distribution, and marketing, among other things, of LYMPHIR and other potential future product candidates, is extensively regulated by governmental authorities in the U.S. and other countries.

In the U.S., the FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act (the “FDCA”) and the agency’s implementing regulations. If SpinCo fails to comply with the applicable U.S. requirements at any time during the product development process, including clinical testing, as well as at any time before and after the approval process, it may become subject to administrative or judicial sanctions, or other actions, such as the FDA’s delay in review of or refusal to approve a pending NDA or BLA, withdrawal of an approval, imposition of a clinical hold or study termination, issuance of Warning Letters or Untitled Letters, mandated modifications to promotional materials or issuance of corrective information, requests for product recalls, consent decrees, corporate integrity agreements, deferred prosecution agreements, product seizures or detentions, refusal to allow product import or export, total or partial suspension of or restriction of or imposition of other requirements relating to production or distribution, injunctions, fines, debarment from government contracts and refusal of future orders under existing contracts, exclusion from participation in federal and state healthcare programs, FDA debarment, restitution, disgorgement or civil or criminal penalties, including fines and imprisonment. Any enforcement action could have a material adverse effect on SpinCo company and its operations.

FDA Marketing Approval

Before any one of SpinCo’s drug product candidates may be marketed in the U.S., it must be approved by the FDA. Obtaining FDA marketing approval for new products may take many years and require the expenditure of substantial financial resources. In order for the FDA to determine that a product is safe and effective for the proposed indication, the product must first undergo testing in animals (nonclinical studies). The data generated from nonclinical studies is used to support the filing of an IND under which human studies are conducted. Human testing is generally conducted under an IND in three phases following Good Clinical Practices (“GCP”) regulations:

●	Phase 1 studies evaluate the safety and tolerability of the drug, generally in normal, healthy volunteers;
●	Phase 2 studies evaluate safety and efficacy, as well as appropriate doses; these studies are typically conducted in patient volunteers who suffer from the particular disease condition that the drug is designed to treat; and
●	Phase 3 studies evaluate safety and efficacy of the product at specific doses in one or more larger pivotal trials.

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In addition to human testing, the manufacturing process of the potential product must be developed in accordance with cGMP regulations. Prior to the approval of a new product, the FDA will inspect the facilities at which the proposed drug product is manufactured to ensure cGMP compliance.

The cumulative safety and efficacy data generated from the clinical trials described above, chemistry, manufacturing and control (“CMC”) information, nonclinical study data and proposed labeling are used as the basis to support approval of a marketing application (NDA or BLA) to the FDA. The preparation of an NDA or BLA requires the expenditure of substantial funds and the commitment of substantial resources. Additionally, at the time of an NDA or BLA submission a user fee is required (unless the product has ODD) to be paid. The FDA conducts a preliminary administrative review upon receipt of the NDA or BLA submission, the FDA either accepts the NDA or BLA submission or does not. If the application is not accepted for review by FDA, the Sponsor of the application must resolve the deficiencies and re-submit the application, re-starting the review clock.

After evaluating the NDA or BLA and all related information, including the advisory committee recommendation, if any, and inspection reports regarding the manufacturing facilities and clinical trial sites, the FDA may issue an approval letter, or, in some cases, a complete response letter (“CRL”). A CRL generally contains a statement of specific conditions that must be met in order to secure final approval of the NDA or BLA and may require additional clinical or preclinical studies, or other information, in order for FDA approval. Even with submission of this additional information, the FDA may decide that the NDA or BLA does not satisfy the regulatory criteria for approval. If and when those conditions have been met to the FDA’s satisfaction, the FDA may issue an approval letter. An approval letter authorizes commercial marketing of the drug with specific prescribing information for specific indications.

The development and approval of new drugs requires substantial time, effort and financial resources. Data obtained from the development program are not always conclusive and may be susceptible to varying interpretations. These instances may delay, limit or prevent regulatory approval. The FDA may not grant approval on a timely basis, or at all. We may encounter difficulties or unanticipated costs in our efforts to secure necessary governmental approvals, which could delay or preclude us from marketing our products. The FDA may limit the indications for use or place other conditions on any approvals that could restrict the commercial application of the product.

FDA Post-Approval Considerations

Drugs manufactured or distributed pursuant to FDA approvals are subject to continuing regulation by the FDA, including, among other things, requirements relating to recordkeeping, manufacturing, periodic reporting, product sampling and distribution, advertising and promotion, and reporting of adverse experiences with the product and drug shortages. During the approval process, the FDA and the sponsor may agree that specific studies or clinical trials should be conducted as post-marketing commitments, but they are not required. The FDA may also impose post-marketing requirements as a condition of approval of an NDA or BLA. For example, the FDA may require post-marketing testing, including Phase 4 clinical trials and surveillance, to further assess and monitor the product’s safety and effectiveness after commercialization. Once an approval is granted, the FDA may withdraw the approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product becomes available in the market.

After approval, most changes to the approved product, such as manufacturing changes and adding new indications or other labeling claims, are subject to FDA review and approval. There are also annual user fee requirements for any marketed product and new application fees for supplemental applications with clinical data. Additionally, the FDA strictly regulates the labeling, advertising and promotion of products under an approved NDA or BLA. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly marketed or promoted off-label uses may be subject to significant liability, including criminal and civil penalties under the FDCA and False Claims Act, exclusion from participation in federal healthcare programs, debarment from government contracts, refusal of future orders under existing contracts and mandatory compliance programs under corporate integrity agreements or deferred prosecution agreements.

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Other Regulations of the Healthcare Industry

In addition to FDA regulations governing the marketing of pharmaceutical products, there are various other state and federal laws that may restrict business practices in the biopharmaceutical industry. These include the following:

●	The federal Anti-Kickback laws and implementing regulations, which prohibit persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce either the referral of an individual, or furnishing or arranging for a good or service, for which payment may be made under federal healthcare programs such as the Medicare and Medicaid programs;
●	Other Medicare laws, regulations, rules, manual provisions and policies that prescribe the requirements for coverage and payment for services performed by our customers, including the amount of such payment;
●	The federal False Claims Act, which imposes civil and criminal liability on individuals and entities who submit, or cause to be submitted, false or fraudulent claims for payment to the government;
●	The Foreign Corrupt Practices Act (“FCPA”), which prohibits certain payments made to foreign government officials;
●	State and foreign law equivalents of the foregoing and state laws regarding pharmaceutical company marketing compliance, reporting and disclosure obligations;
●	The Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010 (collectively, the “Affordable Care Act” or “ACA”), which among other things: changes access to healthcare products and services; creates new fees for the pharmaceutical and medical device industries; changes rebates and prices for health care products and services; and requires additional reporting and disclosure;
●	The Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and its implementing regulations (collectively, “HIPAA”), which creates federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program and which also imposes certain obligations on entities with respect to the privacy, security and transmission of individually identifiable health information; and
●	The federal Physician Payment Sunshine Act, which requires certain pharmaceutical and biological manufacturers to engage in extensive tracking of payments or transfers of value to physicians and teaching hospitals and public reporting of the payment data.

If our operations are found to be in violation of any of these laws, regulations, rules or policies or any other law or governmental regulation, or if interpretations of the foregoing change, we may be subject to civil and criminal penalties, damages, fines, exclusion from the Medicare and Medicaid programs and the curtailment or restructuring of our operations.

To the extent that any of our products are sold in a foreign country, we may be subject to similar foreign laws and regulations, which may include, for instance, applicable post-marketing requirements, including safety surveillance, anti-fraud and abuse laws, and implementation of corporate compliance programs and reporting of payments or transfers of value to healthcare professionals. This is currently not applicable as our only approved product is not currently sold in a foreign country.

Coverage and Reimbursement

The commercial success of our product candidates and our ability to commercialize any approved product candidates successfully will depend in part on the extent to which governmental authorities, private health insurers and other third-party payers provide coverage for and establish adequate reimbursement levels for our therapeutic product candidates. In the United States, the European Union and other potentially significant markets for our product candidates, government authorities and third-party payers are increasingly imposing additional requirements and restrictions on coverage, attempting to limit reimbursement levels or regulate the price of drugs and other medical products and services, particularly for new and innovative products and therapies, which often has resulted in average selling prices lower than they would otherwise be. For example, in the United States, federal and state governments reimburse covered prescription drugs at varying rates generally below average wholesale price. Federal programs also impose price controls through mandatory ceiling prices on purchases by federal agencies and federally funded hospitals and clinics and mandatory rebates on retail pharmacy prescriptions paid by Medicaid and Tricare. These restrictions and limitations influence the purchase of healthcare services and products. Legislative proposals to reform healthcare or reduce costs under government programs may result in lower reimbursement for our products and product candidates or exclusion of our products and product candidates from coverage. Moreover, the Medicare and Medicaid programs increasingly are used as models for how private payers and other governmental payers develop their coverage and reimbursement policies.

In addition, the increased emphasis on managed healthcare in the United States and on country and regional pricing and reimbursement controls in the European Union will put additional pressure on product pricing, reimbursement and utilization, which may adversely affect our future product sales and results of operations. These pressures can arise from rules and practices of managed care groups, competition within therapeutic classes, availability of generic equivalents, judicial decisions and governmental laws and regulations related to Medicare, Medicaid and healthcare reform, coverage and reimbursement policies and pricing in general. The cost containment measures that healthcare payers and providers are instituting and any healthcare reform implemented in the future could significantly reduce our revenues from the sale of any approved products. We cannot provide any assurances that we will be able to obtain and maintain third-party coverage or adequate reimbursement for our approved products in whole or in part.

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Healthcare Reform

The United States and many foreign jurisdictions have enacted or proposed legislative and regulatory changes affecting the healthcare system. The United States government, state legislatures and foreign governments also have shown significant interest in implementing cost-containment programs to limit the growth of government-paid healthcare costs, including price controls, restrictions on reimbursement and requirements for substitution of generic products for branded prescription drugs.

In recent years, Congress has considered reductions in Medicare reimbursement levels for drugs administered by physicians. Further, the Center for Medicare & Medicaid Services (“CMS”), the agency that administers the Medicare and Medicaid programs, also has authority to revise reimbursement rates and to implement coverage restrictions for some drugs. Cost reduction initiatives and changes in coverage implemented through legislation or regulation could decrease utilization of and reimbursement for any approved products. While Medicare regulations apply only to drug benefits for Medicare beneficiaries, private payers often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates. Therefore, any reduction in reimbursement that results from federal legislation or regulation may result in a similar reduction in payments from private payers.

The ACA substantially changed the way healthcare is financed by both governmental and private insurers, and significantly impacts the pharmaceutical industry. The ACA was intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against healthcare fraud and abuse, add new transparency requirements for healthcare and health insurance industries, impose new taxes and fees on pharmaceutical and medical device manufacturers, and impose additional health policy reforms. Since its passage, there have been significant ongoing efforts to modify or eliminate the ACA.

The Trump administration pushed for modifications to the ACA. In addition, the Tax Cuts and Jobs Act (the “TCJA”), enacted on December 22, 2017, repealed the shared responsibility payment for individuals who fail to maintain minimum essential coverage under section 5000A of the Internal Revenue Code of 1986, as amended (the “IRC”), as amended, commonly referred to as the individual mandate. While the Biden administration has rolled back many of the executive orders issued by former President Trump and has stated that it intends to build on the ACA and to expand coverage thereunder, ongoing repeal and reform efforts impacting the ACA and the healthcare sector more broadly are likely.

Other legislative changes have been proposed and adopted since passage of the ACA. These have, among other things, reduced Medicare payments to several types of providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers.

Further legislative and regulatory changes under the ACA remain possible. The Biden administration has signaled that it plans to build on the ACA and expand the number of people who are eligible for subsidies under it. The Inflation Reduction Act of 2022, enacted on August 16, 2022, includes several provisions to lower prescription drug costs for Medicare patients and reduce drug spending by the federal government. It is unknown what form any future changes or any law would take, and how or whether it may affect our business in the future. We expect that changes or additions to the ACA, the Medicare and Medicaid programs, changes allowing the federal government to directly negotiate drug prices and changes stemming from other healthcare reform measures, especially with regard to healthcare access, financing or other legislation in individual states, could have a material adverse effect on the healthcare industry. In addition, the Affordable Care Act has also been subject to challenges in the courts, which remain ongoing.

Payment methodologies may be subject to changes in healthcare legislation and regulatory initiatives as well. In addition, at the state level, legislatures have passed and implemented regulations, and may pass additional legislation, designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.

We expect that additional federal, state and foreign healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in limited coverage and reimbursement and reduced demand for our products, once approved, or additional pricing pressures.

Foreign Regulation

SpinCo and any of its collaborative partners may be subject to widely varying foreign regulations, which may be different from those of the FDA, governing clinical trials, manufacture, product registration and approval and pharmaceutical sales. Whether or not FDA approval has been obtained, SpinCo or its collaborative partners must obtain a separate approval for a product by the comparable regulatory authorities of foreign countries prior to the commencement of product marketing in such countries. In certain countries, regulatory authorities also establish pricing and reimbursement criteria. The approval process varies from country to country, and the time may be longer or shorter than that required for FDA approval. In addition, under current U.S. law, there are restrictions on the export of products not approved by the FDA, depending on the country involved and the status of the product in that country.

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Employees

As of September 30, 2023, SpinCo had no employees and various consultants providing support. Through its consulting and collaboration arrangements, including the shared services agreement with Citius Pharma, it has access to more than 30 additional professionals, who possess significant expertise in business development, legal, accounting, regulatory affairs, clinical operations, and manufacturing. SpinCo also rely upon a network of consultants to support its clinical studies and manufacturing efforts.

SPINCO MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations for the years ended September 30, 2023 and 2022 should be read together with our audited financial statements and related notes included elsewhere in this proxy statement/prospectus. The following discussion contains “forward-looking statements” that reflect our future plans, estimates, beliefs and expected performance. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of a number of factors. We caution that assumptions, expectations, projections, intentions, or beliefs about future events may, and often do, vary from actual results and the differences can be material. Please see “Cautionary Note Regarding Forward-Looking Statements” as well as “Risk Factors- Risks Related to SpinCo’s Business and its Industry.”

Business

Citius Oncology, Inc. (formerly Citius Acquisition Corp.) (“SpinCo,” and for purposes of this “SpinCo Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “we”) is a specialty pharmaceutical company dedicated to the development and commercialization of critical care products targeting unmet needs with a focus on oncology products. We are developing LYMPHIR (denileukin diftitox), a late-stage oncology immunotherapy for the treatment of CTCL, a rare form of non-Hodgkin lymphoma.

We were formed in August 2021 as a wholly-owned subsidiary of Citius Pharma but did not begin operations until April 1, 2022. On April 29, 2023, we changed our name to Citius Oncology, Inc.

Since its inception, SpinCo has devoted substantially all its efforts to business planning, research and development, and recruiting management and technical staff. SpinCo is subject to a number of risks common to companies in the pharmaceutical industry including, but not limited to, risks related to the development by SpinCo or its competitors of research and development stage products, market acceptance of its products, competition from larger companies, dependence on key personnel, dependence on key suppliers and strategic partners, SpinCo’s ability to obtain additional financing and SpinCo’s compliance with governmental and other regulations.

License Agreement with Eisai

In September 2021, Citius Pharma entered into an asset purchase agreement with Dr. Reddy’s and a license agreement with Eisai to acquire an exclusive license for E7777 (denileukin diftitox), a late-stage oncology immunotherapy for the treatment of CTCL, a rare form of non-Hodgkin lymphoma. Citius Pharma renamed E7777 as I/ONTAK and also obtained the trade name LYMPHIR for the product. At times in this proxy statement/prospectus, LYMPHIR may be referred to as E7777 or I/ONTAK. Citius Pharma assigned these agreements to us effective April 1, 2022.

Under the terms of the agreements, Citius Pharma acquired Dr. Reddy’s exclusive license for E7777 from Eisai and other related assets owned by Dr. Reddy’s. The exclusive license includes rights to develop and commercialize E7777 in all markets except for Japan and certain parts of Asia. Additionally, we retain an option on the right to develop and market the product in India. Eisai retains exclusive development and marketing rights for the agent in Japan, China, Korea, Taiwan, Hong Kong, Macau, Indonesia, Thailand, Malaysia, Brunei, Singapore, India (subject to the India option), Pakistan, Sri Lanka, Philippines, Vietnam, Myanmar, Cambodia, Laos, Afghanistan, Bangladesh, Bhutan, Nepal, Mongolia, and Papua New Guinea. Citius Pharma paid $40 million upfront payment which represents the acquisition date fair value of the in-process research and development acquired from Dr. Reddy’s. Dr. Reddy’s is entitled to up to $40 million in development milestone payments related to CTCL approvals in the U.S. and other markets, up to $70 million in development milestones for additional indications, as well as commercial milestone payments and low double-digit tiered royalties on net product sales (within a range of 10% to 15%), and up to $300 million for commercial sales milestones. We also must pay on a fiscal quarter basis tiered royalties equal to low double-digit percentages of net product sales (within a range of 10% to 15%). The royalties will end on the earlier of (i) the 15-year anniversary of the first commercial sale of the latest indication that received regulatory approval in the applicable country and (ii) the date on which a biosimilar product results in the reduction of net sales in the applicable product by 50% in two consecutive quarters, as compared to the four quarters prior to the first commercial sale of the biosimilar product. We will also pay to Dr. Reddy’s an amount equal to a low-thirties percentage of any sublicense upfront consideration or milestone payments (or the like) received by us and the greater of (i) a low-thirties percentage of any sublicensee sales-based royalties or (ii) a mid-single digit percentage of such licensee’s net sales.

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Under the license agreement, Eisai is to receive a $6.0 million development milestone payment upon initial approval and additional commercial milestone payments related to the achievement of net product sales thresholds (which increases to $7 million in the event we have exercised our option to add India to the licensed territory prior to FDA approval) and an aggregate of up to $22 million related to the achievement of net product sales thresholds. Citius Oncology was also required to reimburse Eisai for up to $2.65 million of its costs to complete the Phase 3 pivotal clinical trial for LYMPHIR for the CTCL indication and reimburse Eisai for all reasonable costs associated with the preparation of a BLA for LYMPHIR. Eisai was responsible for completing the CTCL clinical trial, and CMC activities through the filing of the BLA for LYMPHIR with the FDA. The BLA was filed with the FDA on September 27, 2022. SpinCo will be responsible for development costs associated with potential additional indications.

The term of the license agreement will continue until (i) if there has not been a commercial sale of a licensed product in the territory, the 10-year anniversary of the original license effective date, March 30, 2016, or (ii) if there has been a first commercial sale of a licensed product in the territory within the 10-year anniversary of the original license effective date, the 10-year anniversary of the first commercial sale on a country-by-country basis. The term of the license may be extended for additional 10-year periods for all countries in the territory by notifying Eisai and paying an extension fee equal to $10 million. Either party may terminate the license agreement upon written notice if the other party is in material breach of the agreement, subject to cure within the designated time periods. Either party also may terminate the license agreement immediately upon written notice if the other party files for bankruptcy or takes related actions or is unable to pay its debts as they become due. Additionally, either party will have the right to terminate the agreement if the other party directly or indirectly challenges the patentability, enforceability or validity of any licensed patent.

Also under the purchase agreement with Dr. Reddy’s, we are required to (i) use commercially reasonable efforts to make commercially available products in the CTCL indication, peripheral T-cell lymphoma indication and immuno-oncology indication, (ii) initiate two investigator initiated immuno-oncology trials (both of which have been initiated), (iii) use commercially reasonable efforts to achieve each of the approval milestones, and (iv) to complete each specified immuno-oncology investigator trial on or before the four-year anniversary of the effective date of the definitive agreement. Additionally, we are required to commercially launch a product in a territory within six months of receiving regulatory approval for such product in each such jurisdiction.

On July 29, 2023, we received a Complete Response Letter, (“CRL”) from the FDA regarding the BLA seeking approval for LYMPHIR. The FDA has required that we incorporate enhanced product testing, and additional controls agreed to with the FDA during the market application review. The FDA raised no concerns relating to the safety and efficacy clinical data package.

On September 8, 2023, we announced that the FDA agreed with our plans to address the requirements outlined in the CRL. The guidance from the FDA provides a path for completing the necessary activities to support the resubmission of the BLA. No additional clinical efficacy or safety trials have been requested by FDA for the resubmission. Based on the feedback from the FDA, we plan to complete the CRL remediation activities and file the resubmission in early 2024.

Proposed Merger

On October 24, 2023, Citius Pharma announced that it entered into a definitive agreement for a proposed merger of SpinCo with TenX. In the transaction, TenX will change its name to Citius Oncology, Inc. and SpinCo will change its name to [●].

Upon closing, Citius Pharma would receive 67.5 million shares of common stock of New Citius Oncology. As part of the transaction, Citius Pharma will contribute $10 million in cash to New Citius Oncology.

At closing, any cash remaining in TenX’s trust account along with the cash provided by Citius Pharma will be contributed to New Citius Oncology to support ongoing operations and planned commercialization efforts. Available cash from the TenX trust account and retained transaction proceeds are subject to any redemptions by the public stockholders of TenX and payment of transaction fees and expenses.

Upon closing, New Citius Oncology will continue to operate under the shared services agreement with Citius Pharma.

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RESULTS OF OPERATIONS

Results of Operations for Year Ended September 30, 2023 compared to Year Ended September 30, 2022

We did not begin operations until April 1, 2022. As a result, we have a limited operating history.

	Year Ended September 30, 2023	Year Ended September 30, 2022
Revenues	$-	$-

Operating expenses:
Research and development	4,240,451	3,427,859
General and administrative	5,915,290	1,428,740
Stock-based compensation - general and administrative	1,965,500	-
Total operating expenses	12,121,241	4,856,599

Operating loss	(12,121,241)	(4,856,599)
Income tax expense	576,000	576,000
Net loss	$(12,697,241)	$(5,432,599)

Revenues

We did not generate any revenues for the years ended September 30, 2023 and 2022.

Research and Development Expenses

We incurred $4,240,451 in research and development expenses for our proposed product candidate LYMPHIR during the year ended September 30, 2023, compared to $3,427,859 during the year ended September 30, 2022. The $812,592 increase was primarily due to the inclusion of a full year of operations in the current year compared to six months of operations during the year ended September 30, 2022, offset by the completion and filing of our BLA with the FDA in September 2022. Pursuant to the shared services agreement, during the year ended September 30, 2023, Citius Pharma charged SpinCo $1,496,401 for reimbursement of research and development payroll, compared to $585,500 for the year ended September 30, 2022. Our efforts during the year ended September 30, 2022 were primarily focused on the preparation and submission of the BLA to the FDA. The BLA was filed with the FDA on September 27, 2022.

We expect that research and development expenses will continue to increase in fiscal 2023 as we continue to focus on the commercialization of LYMPHIR.

General and Administrative Expenses

For the year ended September 30, 2023, general and administrative expenses were $5,915,290 compared to $1,428,740 for the year ended September 30, 2022. The $4,486,550 increase was primarily due to the inclusion of a full year of operations in the current year compared to six months of operations during the year ended September 30, 2022, and costs associated with pre-launch and market research activities. Pursuant to the shared services agreement, during the year ended September 30, 2023, Citius Pharma charged SpinCo $1,727,595 for reimbursement of general and administrative payroll, and $121,470 for the use of shared office space. During the year ended September 30, 2022, Citius Pharma charged SpinCo $822,500 for reimbursement of general and administrative payroll, and $60,735 for the use of shared office space. General and administrative expenses consist primarily of reimbursement costs and market research expenses. We expect that general and administrative expenses will continue to increase in fiscal 2023 as we focus on our pre-launch efforts to commercialize LYMPHIR, and incur additional consulting fees, legal and accounting fees, insurance, and investor relations expenses.

Stock-based Compensation Expense

For the year ended September 30, 2023, stock-based compensation was $1,965,500. SpinCo adopted a stock plan on April 29, 2023 and granted options to purchase 12,750,000 shares of common stock to directors, employees and consultants during the year ended September 30, 2023. At September 30, 2023, unrecognized total compensation cost related to unvested awards of $18,882,500 is expected to be recognized over a weighted average period of 2.64 years.

Income Taxes

SpinCo recorded deferred income tax expense of $576,000 for both of the years ended September 30, 2023 and 2022 related to the amortization for taxable purposes of its in-process research and development asset.

Net Loss

For the year ended September 30, 2023, we incurred a net loss of $12,697,241 compared to a net loss of $5,432,599 for the year ended September 30, 2022. The $7,264,642 increase in the net loss was primarily due to the inclusion of a full year of operations in the current year compared to six months of operations during the year ended September 30, 2022, and the stock-based compensation expense incurred during the year ended September 30, 2023.

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LIQUIDITY AND CAPITAL RESOURCES

Liquidity and Working Capital

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. SpinCo had a net loss of $12,697,241 for the year ended September 30, 2023 and a net loss of $5,432,599 for the year ended September 30, 2022. SpinCo has no revenue and has relied on funding from Citius Pharma to finance its operations. At September 30, 2023, SpinCo has working capital of $(13,221,145). Citius Pharma has sufficient capital to fund SpinCo through August 2024 which raises substantial doubt about SpinCo’s ability to continue as a going concern within one year after the financial statements are issued.

SpinCo plans to continue to rely on funding from Citius Pharma and to raise capital through equity financings from outside investors. There is no assurance, however, that SpinCo will be successful in raising the needed capital and, if funding is available, that it will be available on terms acceptable to SpinCo. The accompanying financial statements do not include any adjustments that might result from the outcome of the above uncertainty.

At September 30, 2023, SpinCo had no cash available to fund its operations. The Company’s only source of cash flow since inception has been from Citius Pharma. Our primary expenses were for product development and commercialization activities, market research and reimbursement costs under the shared services agreement.

Inflation

Our management believes that inflation has not had a material effect on our results of operations.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

CRITICAL ACCOUNTING POLICIES

Our discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. We review our estimates on an ongoing basis. We base our estimates on historical experience and on various other factors that we believe to be reasonable under the circumstances. Actual results may differ from these estimates. We believe the judgments and estimates required by the following accounting policies to be critical in the preparation of our financial statements.

Research and Development

Research and development costs, including upfront fees and milestones paid to collaborators who are performing research and development activities under contractual agreement with us, are expensed as incurred. We defer and capitalize our nonrefundable advance payments that are for research and development activities until the related goods are delivered or the related services are performed. When we are reimbursed by a collaboration partner for work we perform, we record the costs incurred as research and development expenses and the related reimbursement as a reduction to research and development expenses in our statement of operations. Research and development expenses primarily consist of clinical and non-clinical studies, materials and supplies, third-party costs for contracted services, and payments related to external collaborations and other research and development related costs.

In-process Research and Development

In-process research and development (“IPR&D”) of $40,000,000 represents the acquisition value of an exclusive license for LYMPHIR (denileukin diftitox), a late-stage oncology immunotherapy for the treatment of CTCL, a rare form of non-Hodgkin lymphoma and is expected to be amortized on a straight-line basis over a period of twelve years commencing upon revenue generation. Included in the IPR&D is the historical know-how, formula protocols, designs, and procedures expected to be needed to complete Phase 3. In addition, the contracts acquired in connection with Dr. Reddy’s transaction with the clinical research and manufacturing organization are at market rates and could be provided by multiple vendors in the marketplace Therefore, there is no fair value associated with the contracts acquired.

Incremental costs incurred on IPR&D after the acquisition date are expensed as incurred, unless there is an alternative future use.

SpinCo reviews intangible assets annually to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in the remaining useful life of any intangible asset. If the carrying value of an asset exceeds its undiscounted cash flows, SpinCo writes down the carrying value of the intangible asset to its fair value in the period identified. No impairment has occurred since the acquisition through September 30, 2023.

Income Taxes

SpinCo files consolidated income tax returns with Citius Pharma. SpinCo follows accounting guidance regarding the recognition, measurement, presentation, and disclosure of uncertain tax positions in the financial statements. Tax positions taken or expected to be taken in the course of preparing our tax returns are required to be evaluated to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authorities. Tax positions not deemed to meet a more-likely-than-not threshold would be recorded in the financial statements.

We recognize deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. We provide a valuation allowance for deferred tax assets for which we do not consider realization of such assets to be more likely than not.

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EXECUTIVE AND DIRECTOR COMPENSATION OF SPINCO

Director Compensation

As a wholly-owned subsidiary of Citius Pharma, SpinCo’s directors consist solely of executive officers of Citius Pharma. Citius Oncology does not compensate its directors for their service as directors. After the Transaction, New Citius Oncology intends to adopt a director compensation policy that it would expect to consist of an annual cash retainer and an annual grant of stock options.

EXECUTIVE COMPENSATION

SpinCo’s current Named Executive Officers also are employees of Citius Pharma. The services of its Named Executive Officers are provided to SpinCo pursuant to a shared services agreement with Citius Pharma. For the fiscal year ended September 30, 2022 and the fiscal year ended September 30, 2023, pursuant to the shared services agreement, Citius Pharma allocated a portion of the salary and non-equity incentive compensation paid during the fiscal year to the services provided to SpinCo by its Named Executive Officers. No benefits provided by Citius Pharma are allocated to any of SpinCo’s Named Executive Officers.

After the Transaction, SpinCo intends to establish an executive compensation policy, which is expected to be based on the following parameters.

Executive Compensation Objectives

SpinCo will seek to achieve the following broad goals in its executive compensation programs and decisions regarding individual compensation:

●	Attract and retain executives critical to its overall success;

●	Reward executives for contributions to achieving strategic goals that enhance stockholder value;

●	Foster and maintain a company culture of ownership, creativity and innovation; and

●	Motivate its executive officers to achieve critical long- and short-term development, product and financial milestones set by the Board in consultation with management.

General Compensation Process

The Compensation Committee will be responsible for determining the elements and levels of compensation for SpinCo’s executive officers who are named in the Summary Compensation Table and who are referred to as Named Executive Officers in this proxy statement/prospectus. In doing so, the Compensation Committee will review SpinCo’s corporate performance against financial and corporate achievement measures, assesses individual performance and evaluate recommendations of the Chief Executive Officer regarding compensation for other Named Executive Officers. Deliberations of the Compensation Committee may occur within a meeting of the full Board of Directors at which all members of the Compensation Committee would be in attendance and the Board of Directors may take action in such meetings upon the advice of the Compensation Committee chair and/or its members.

To assist in its deliberations regarding executive compensation, the Compensation Committee may engage the services of an independent executive compensation advisor, as Citius Pharma had done in the past. SpinCo would anticipate that the Compensation Committee may work with such independent executive compensation advisor to develop peer group of companies within the biotechnology and pharmaceuticals industries.

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Components of Compensation

The key components of SpinCo’s executive compensation package are expected to be cash compensation (salary and annual bonuses), long-term equity incentive awards and change in control provisions in employment agreements. These components would be administered with the goal of providing total compensation that recognizes meaningful differences in individual performance, is competitive, varies the opportunity based on individual and corporate performance, and is valued by the Named Executive Officers.

Base Salary

It will be the Compensation Committee’s objective to set a competitive rate of annual base salary for each Named Executive Officer. The Compensation Committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for public companies to provide their named executive officers with a guaranteed annual component of compensation that is not subject to performance risk. The Compensation Committee, on its own or with outside consultants, may establish salary ranges for our Named Executive Officers, with minimum to maximum opportunities that cover the normal range of market variability. The actual base salary for each Named Executive Officer would then be derived from those salary ranges based on the officer’s responsibility, tenure and past performance and market comparability. Annual base salaries for the Named Executive Officers would be reviewed and approved by the Compensation Committee. Changes in base salary is expected to be based on the scope of an individual’s then current job responsibilities, individual performance in the previous performance year, target pay position relative to the peer group, and SpinCo’s salary budget guidelines. The Compensation Committee would review established goals and objectives, and determine an individual’s achievement of those goals and objectives and considers the recommendations provided by the Chief Executive Officer to assist it in determining appropriate salaries for the Named Executive Officers other than the Chief Executive Officer.

Annual Bonuses

As part of their compensation package, and pursuant to the terms of their employment agreements, if any, SpinCo’s Named Executive Officers would generally be expected to have the opportunity to earn annual non-equity incentive bonuses. Annual non-equity bonuses would be designed to reward superior executive performance while reinforcing our short-term strategic operating goals. Annual bonus targets as a percentage of salary would likely increase with executive rank so that for the more senior executives, a greater proportion of their total cash compensation would be contingent upon annual performance. Each year the Compensation Committee would establish corporate goals for SpinCo in consultation with our Chief Executive Officer, with weights assigned to each goal, depending on the extent to which each Named Executive Officer is responsible for each specific goal. The extent to which these goals are met would determine the amount of the non-equity bonus that each Named Executive Officer receives.

Long-Term Incentive Equity Awards

SpinCo believes that long-term corporate success can be achieved with an ownership culture that encourages high performance by our employees through the use of stock-based awards. The SpinCo 2023 Omnibus Stock Incentive Plan (the “ SpinCo 2023 Plan”), which is substantially identical to the proposed 2024 Omnibus Stock Incentive Plan, was established to provide SpinCo employees, including its Named Executive Officers, with incentives to help align employees’ interests with the interests of its stockholders. SpinCo believes that the use of stock-based awards offers the best approach to achieving its compensation goals of incentivizing long-term performance. SpinCo expects to use stock options as the primary long-term equity incentive vehicle; however, the Compensation Committee has the ability under its stock plan to grant restricted stock and other equity awards as part of its long-term incentive program. SpinCo uses the Black-Scholes method of valuation for stock-based compensation. Due to the early stage of its business and its desire to preserve cash, SpinCo may provide a greater portion of total compensation to its Named Executive Officers through stock options or other equity awards than through cash-based compensation. The Compensation Committee would generally oversee the administration of the SpinCo 2023 Plan.

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Stock Options

The SpinCo 2023 Plan authorizes SpinCo to grant options to purchase shares of common stock to its employees, directors and consultants.

The Compensation Committee will review and approve stock option awards to Named Executive Officers based upon a review of competitive compensation data, an assessment of individual performance, a review of each Named Executive Officer’s existing long-term incentives, and retention considerations. Periodic stock option grants are made at the discretion of the Compensation Committee to eligible employees and, in appropriate circumstances, after consideration of any recommendations of the Chief Executive Officer.

Stock options granted to employees would have an exercise price equal to the fair market value of our common stock on the day of grant, typically would vest over a time or upon the achievement of certain performance-based milestones and are based upon continued employment, and generally would expire ten (10) years after the date of grant. Incentive stock options also include certain other terms necessary to ensure compliance with the Code.

SpinCo expects to use stock options as a long-term incentive vehicle because:

●	Stock options align the interests of the Named Executive Officers with those of the stockholders, supporting a pay-for-performance culture, foster employee stock ownership, and focus the management team on increasing value for the stockholders.

●	Stock options are performance-based. All of the value received by the recipient of a stock option is based on the growth of the stock price. In addition, stock options can be issued with vesting based on the achievement of specified milestones although SpinCo has not used such performance-based vesting to date.

●	Stock options help provide balance to the overall executive compensation program as base salary and annual bonuses focus on short-term compensation, while stock options focus on long-term compensation.

The vesting period of stock options over time encourages executive retention and is designed to increase stockholder value. In determining the number of stock options to be granted to the Named Executive Officers, SpinCo will take into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value and the individual’s historic and recent performance and the value of stock options in relation to other elements of the individual Named Executive Officer’s total compensation.

Executive Benefits and Perquisites

SpinCo’s Named Executive Officers are not currently parties to employment agreements. SpinCo will consider entering into employment agreements as necessary and advisable after the completion of the Transaction. In addition, consistent with its compensation philosophy, SpinCo intends to establish benefits for its Named Executive Officers, including medical, dental and life insurance and the ability to contribute to a 401(k) plan. SpinCo expects these benefits to be comparable to benefit levels for comparable companies.

Pension Benefits

SpinCo does not maintain any qualified or non-qualified defined benefit plans. As a result, none of its Named Executive Officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by it. The Compensation Committee or Board of Directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in SpinCo’s best interests.

Nonqualified Deferred Compensation

None of the Named Executive Officers participate in or have account balances in nonqualified defined contribution plans or other non-qualified deferred compensation plans maintained by SpinCo. The Compensation Committee or Board of Directors may elect to provide the officers and other employees with non-qualified defined contribution or other non-qualified deferred compensation benefits in the future if it determines that doing so is in SpinCo’s best interests.

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Summary Compensation Table

The following table sets forth information regarding compensation paid to the Named Executive Officers for the year ended September 30, 2022 and September 30, 2023.

Name & Position	Fiscal Year		Salary($)	Bonus ($)	Nonequity Incentive Plan Compensation ($)	Option Awards ($)		All Other Compensation($)	Total ($)

Leonard Mazur	2022	(1)	$70,000	-	-	-		-	$70,000
	2023		$153,125	-	-	508,750	(2)	-	661,875

Myron Holubiak	2022	(1)	$225,000	-	-	-		-	$225,000
	2023		$450,000	-	-	206,250	(2)	-	656,250

Jaime Bartushak	2022	(1)	$100,000	-	-	-		-	$100,000
	2023		$200,000	-	-	192,500	(2)	-	392,500

Myron S. Czuczman, M.D.	2022	(1)	$100,000	-	-	-		-	$100,000
	2023		$212,500	-	-	192,500	(2)	-	405,000

(1)	SpinCo began operations in April 2022; the information presented for 2022 is for the six months of operation in fiscal 2022.
(2)	The dollar amount set forth in the table represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year on an accrual basis for fees earned and in accordance with FASB ASC Topic 718 for option awards. The option awards for 2023 consist of options to purchase shares of SpinCo common stock. granted on July 5, 2023 with an exercise price of $2.15 per share. The options vest over three (3) years, with 1/36 every month for the first year, and then 1/3 each on the second and third anniversary of the date of grant, provided that grantee provides continuous services to Citius Pharma or SpinCo as of each such vesting date. Mr. Mazur received options to purchase 3,700,000 shares of SpinCo common stock, Mr. Holubiak received options to purchase 1,500,000 shares of SpinCo common stock, Mr. Bartushak received options to purchase 1,400,000 shares of SpinCo common stock, and Dr. Czuczman received options to purchase 1,400,000 shares of SpinCo common stock.

Option Repricings

SpinCo has not engaged in any repricings or other modifications to options during the year ended September 30, 2022 or the year ended September 30, 2023.

MANAGEMENT OF NEW CITIUS ONCOLOGY AFTER THE BUSINESS COMBINATION

The following sets forth certain information, as of the TenX Record Date, [●], 2024, concerning the persons who are expected to serve as directors and executive officers of New Citius Oncology following the consummation of the Business Combination and assuming the election of the nominees at the extraordinary general meeting as set forth in “Proposal No. 7 — The Director Election Proposal.”

Executive Officers

The following table sets forth information with respect to the individuals who are expected to serve as the executive officers of New Citius Oncology after the Business Combination, including their positions, and is followed by a biography of each such individual.

Name of Executive Officer	Age	Position
Leonard Mazur	[●]	Chief Executive Officer and Director and Chairman of the New Citius Oncology Board
Jaime Bartushak	[●]	Chief Financial Officer and Treasurer
Dr. Myron Czuczman	[●]	Chief Medical Officer
Myron Holubiak	[●]	Secretary and Director

The biographies for Leonard Mazur and Myron Holubiak are contained in the information disclosures relating to the New Citius Oncology nominees for director.

Jaime Bartushak

From April 1, 2014 until November 2017, Mr. Bartushak served as Chief Financial Officer of Leonard-Meron Biosciences, Inc. (“LMB”), a wholly-owned subsidiary of Citius Pharma. In November 2017, he became Chief Financial Officer of Citius Pharma upon the acquisition of LMB by the Company. In November 2022, he was appointed Chief Business Officer of Citius Pharma. Mr. Bartushak also serves as Treasurer and Chief Financial Officer of Citius Oncology. Mr. Bartushak is an experienced finance professional for early stage pharmaceutical companies, and has over 20 years of corporate finance, business development, restructuring, and strategic planning experience. Mr. Bartushak was one of the founders of LMB in 2014 and was instrumental in its startup as well as in obtaining initial investment capital. In 2014, prior to his work at LMB, Mr. Bartushak helped lead the sale of PreCision Dermatology, Inc. to Valeant Pharmaceuticals International, Inc.

Myron S. Czuczman, M.D.

Dr. Czuczman joined Citius Pharma in July 2020. Prior to his employment with Citius Pharma, Dr. Czuczman was Vice President, Global Clinical Research and Development, Therapeutic Area Head of Lymphoma/CLL at Celgene Corporation, a position he held from June 2015 to January 2020. Prior to working in the pharmaceutical industry, Dr. Czuczman practiced medicine for over two decades at Roswell Park Cancer Institute, an NCI-designated comprehensive cancer center in Buffalo, NY, where he served as chief of the Lymphoma/Myeloma Service and head of the Lymphoma Translational Research Laboratory. In addition to his extensive publications record, membership and leadership roles on national and international research organizations, and consulting and advisory to dozens of pharma companies, Dr. Czuczman also attained the positions of tenured Professor of Medicine at the State University of New York at Buffalo School of Medicine and Biomedical Sciences and Professor of Oncology at Roswell Park Comprehensive Cancer Center. Dr. Czuczman received his medical degree from the Pennsylvania State University College of Medicine after graduating magna cum laude in Biochemistry from the University of Pittsburgh. He completed his Internal Medicine residency training at Weill Cornell North Shore University/MSKCC Program, followed by Medical Oncology/Hematology fellowship training at Memorial Sloan-Kettering Cancer Center in New York City.

The New Citius Oncology Board Composition and Election of Directors

Name of Director	Age	Position
Myron Holubiak	[●]	Class I Director
Joel Mayersohn	[●]	Class I Director[
Dr. Eugene Holuka	[●]	Class II Director
Carol Webb	[●]	Class II Director
Suren Dutia	[●]	Class III Director
Leonard Mazur	[●]	Class III Director and Chief Executive Officer and Chairman of the New Citius Oncology Board
Dennis McGrath	[●]	Class III Director

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Myron Holubiak

Myron Holubiak is the current Executive Vice President of SpinCo, and has been a member of the Board of Directors of Citius Pharma since October 2015. From October 2015 through April 2022, Mr. Holubiak served as President and Chief Executive Officer of Citius Pharma. Mr. Holubiak also serves as the acting Chief Executive Officer of Citius Pharma’s majority-owned subsidiary, NoveCite, Inc. Mr. Holubiak has extensive experience in managing and advising large and emerging pharmaceutical and life sciences companies. Mr. Holubiak was the President of Roche Laboratories, Inc. (“Roche”), a major research-based pharmaceutical company, from December 1998 to August 2001. Prior to that, he held sales and marketing positions at Roche during his 19-year tenure. From September 2002 to July 2016, Mr. Holubiak served on the board of directors and for the last two years was the Chairman of the board of directors of BioScrip, Inc. (“BioScrip”) (Nasdaq: BIOS). BioScrip is a leading national provider of infusion and home care management solutions. Since July 2010, Mr. Holubiak has served as a member of the board of directors of Assembly Biosciences, Inc. (“Assembly”) (Nasdaq: ASMB) and its predecessor Ventrus Biosciences, Inc. Assembly is a biopharmaceutical company developing innovative treatments for hepatitis B virus infection (HBV) and C. difficile-associated diarrhea (CDAD). Additionally, Mr. Holubiak serves as a director for bioAffinity Technologies Inc., a privately held company. In March 2013, Mr. Holubiak founded Leonard-Meron Biosciences, Inc. (“LMB”), Citius Pharma’s wholly-owned subsidiary, and he served as the Chief Executive Officer and President of LMB until March 2016. In addition, Mr. Holubiak was also a trustee of the Academy of Managed Care Pharmacy Foundation from April 2013 to April 2015. Mr. Holubiak received a B.S. in Molecular Biology and Biophysics from the University of Pittsburgh; he received advanced business training from the Harvard Business School and the University of London; and advanced training in health economics from the University of York’s Centre for Health Economics.

The TenX Board believes that Mr. Holubiak is qualified to serve as a director because of his industry knowledge and experience managing both large and small pharmaceutical companies.

Leonard Mazur

Leonard Mazur is the Chief Executive Officer and President of SpinCo and has been a member of the Board of Directors of Citius Pharma since September 2014 and in May 2022 became the Chief Executive Officer. Mr. Mazur also serves as the Secretary of Citius Pharma’s majority-owned subsidiary, NoveCite, Inc., and provides other guidance to NoveCite. Since August 2021, Mr. Mazur has served on the board of directors of Hillstream BioPharma, Inc. (Nasdaq: HILS), a pre-clinical biotechnology company developing novel therapeutic candidates targeting ferroptosis, an emerging new anti-cancer mechanism resulting in iron mediated cell death for treatment resistant cancers. Mr. Mazur is the co-founder and Vice Chairman of Akrimax Pharmaceuticals, LLC (“Akrimax”), a privately held pharmaceutical company specializing in producing cardiovascular and general pharmaceutical products. Akrimax was founded in September 2008 and has successfully launched prescription drugs while acquiring drugs from major pharmaceutical companies. From January 2005 to May 2012, Mr. Mazur co-founded and served as the Chief Operating Officer of Triax Pharmaceuticals LLC (“Triax”), a specialty pharmaceutical company producing prescription dermatological drugs. Prior to joining Triax, he was the founder and, from 1995 to 2005, Chief Executive Officer of Genesis Pharmaceutical, Inc. (“Genesis”), a dermatological products company that marketed its products through dermatologists’ offices as well as co-promoting products for major pharmaceutical companies. In 2003, Mr. Mazur successfully sold Genesis to Pierre Fabre, a leading pharmaceutical company. Mr. Mazur has extensive sales, marketing and business development experience from his tenures at Medicis Pharmaceutical Corporation as executive vice president, ICN Pharmaceuticals, Inc. as vice president, sales & marketing, Knoll Pharma (a division of BASF), and Cooper Laboratories, Inc. Mr. Mazur is a member of the Board of Trustees of Manor College, is a recipient of the Ellis Island Medal of Honor and was previously the chairman of the board of directors of LMB, Citius Pharma’s wholly-owned subsidiary. Mr. Mazur received both his B.A. and M.B.A. from Temple University and has served in the U.S. Marine Corps Reserves.

The TenX Board believes that Mr. Mazur is qualified to serve as a director because of his entrepreneurial experience and marketing knowledge in the pharmaceutical industry.

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Suren Dutia

Suren Dutia has been a member of the Board of Directors of Citius Pharma since October 2015. Mr. Dutia has served as Senior Fellow of the Ewing Mario Kauffman Foundation since March 2011 and as Senior Fellow of Skandalaris Center for Entrepreneurial Studies at Washington University, St. Louis since 2013. He has served as a member of the advisory board of Center for Digital Transformation, University of California, Irvine since May 2012 and as chairman of the board of directors of AccelPath, LLC since October 2009. From February 2006 to May 2010, Mr. Dutia served as the Chief Executive Officer of TiE Global, a non-profit organization involved in globally fostering entrepreneurship. From February 2011 to May 2013, Mr. Dutia served as a director of LifeProof Cases and from July 2000 to December 2011, he served as a director of Anvita Health. From 1989 to 1998, Mr. Dutia served as the Chief Executive Officer and chairman of the board of directors of Xscribe Corporation. Prior to his positions with Xscribe Corporation, Mr. Dutia held several positions with Dynatech Corporation, and, in addition, he was the president of a medical instruments company. Previously, Mr. Dutia worked for the U.S. Department of Education. Mr. Dutia received his B.S. and M.S. degrees in chemical engineering and B.A. in political science from Washington University, St. Louis. In addition, he obtained an M.B.A. from University of Dallas.

The TenX Board believes that Mr. Dutia is qualified to serve as a director because of his financial management background, his involvement with start-up companies and his management skills.

Dr. Eugene Holuka

Dr. Eugene Holuka has served as a director of Citius Pharma since June 2016. Dr. Holuka is an internist and has practiced in critical care medicine for almost 35 years. He is presently an attending physician at the Staten Island University Hospital where he has practiced since 1991. Dr. Holuka has also served as an Adjunct Clinical Assistant Professor at the Touro College of Osteopathic Medicine since 2011. From April 2014 until the acquisition of LMB by the Company in March 2016, he was a member of the LMB Scientific Advisory Board. Dr. Holuka received the Ellis Island Medal of Honor in 2000 and has served on the NECO Committee Board since 2005. He was an Executive Committee Member on the Forum’s Children Foundation from 2000 until 2008.

The TenX Board believes that Dr. Holuka is qualified to serve as a director because of his extensive experience in the healthcare industry.

Joel Mayersohn

Joel Mayersohn is a member at Dickinson Wright, where he specializes in corporate, securities and business law. He advises a diversified client base in private placements, public offerings, mergers and acquisitions, financing transactions and general securities law matters. He also has experience in venture capital, bridge loans and pipe financings. He is a member of the Florida and New York Bars and received his J.D. and B.A. from The State University of New York at Buffalo.

The TenX Board believes that Mr. Mayersohn is well qualified to serve on our board due to his extensive experience in corporate and finance legal matters.

Dennis M. McGrath

Dennis M. McGrath has served as the President of PAVmed, Inc. (Nasdaq: PAVM), a diversified commercial-stage medical technology company, since March 2019 (having served as Executive Vice President from March 2017 to March 2019) and as PAVmed’s Chief Financial Officer since March 2017. Mr. McGrath has also served as the Chief Financial Officer of Lucid, PAVmed’s majority owned subsidiary, since the consummation of Lucid’s initial public offering. Previously, from 2000 to 2017 Mr. McGrath served in several senior level positions of PhotoMedex, Inc. (formerly, Nasdaq: PHMD), a global manufacturer and distributor of medical device equipment and services, including from 2011 to 2017 as director, President, and Chief Financial Officer. Prior to PhotoMedex’s reverse merger with Radiancy, Inc in December 2011, he also served as a board member and Chief Executive Officer from 2009 to 2011 and served as Vice President of Finance and Chief Financial Officer from 2000 to 2009. He received honors as a P.A.C.T. (Philadelphia Alliance for Capital and Technology) finalist for the 2011 Investment Deal of the Year, award winner for the SmartCEO Magazine 2012 CEO of the Year for Turnaround Company, and finalist for the Ernst & Young 2013 Entrepreneur of the Year. He has extensive experience in mergers and acquisitions, both domestically and internationally, particularly involving public company acquisitions, including Surgical Laser Technologies, Inc, (formerly, Nasdaq: SLTI), ProCyte Corporation (formerly, Nasdaq: PRCY), LCA Vision, Inc. (formerly, Nasdaq: LCAV) and Think New Ideas, Inc. (formerly, Nasdaq: THNK). Prior to PhotoMedex, he served in several senior level positions of AnswerThink Consulting Group, Inc. (then, Nasdaq: ANSR, now, The Hackett Group, Nasdaq: HCKT), a business consulting and technology integration company, including from 1999 to 2000 as Chief Operating Officer of the Internet Practice, the largest division of AnswerThink Consulting Group, Inc., while concurrently during the merger of the companies, serving as the acting Chief Financial Officer of Think New Ideas, Inc. (then, Nasdaq: THNK, now, Nasdaq: HCKT), an interactive marketing services and business solutions company. Mr. McGrath also served from 1996 until 1999 as Chief Financial Officer, Executive Vice President and director of TriSpan, Inc., an internet commerce solutions and technology consulting company, which was acquired by AnswerThink Consulting Group, Inc. in 1999. During his tenure at Arthur Andersen & Co., where he began his career, he became a Certified Public Accountant in 1981 and he holds a B.S., maxima cum laude, in accounting from LaSalle University. In addition, he serves as the audit and compensation committee chair and a director of several medical device companies, including DarioHealth Corp. (Nasdaq: DRIO), Cagent Vascular, LLC and BioVector, Inc. Formerly from 2007 to 2009, Mr. McGrath served as a director of Embrella Cardiovascular, Inc. (sold to Edwards Lifesciences Corporation, NYSE: EW). He also serves on the Board of Visitors for Taylor University and as Chairman of the Board of Trustees of Manor College.

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The TenX Board believes that Mr. McGrath is qualified to serve as a director because of his background of his extensive business experience and board service with public companies.

Carol Webb

Carol Webb has served as a director of LMB since March 17, 2014 and, upon LMB’s acquisition by the Citius Pharma in March 2016, a director of the Citius Pharma. From 2000 to 2005, she served as Company Group Chairman of Johnson & Johnson. From 1987 to 2000, she served in various capacities at Ortho Biotech, including President, Vice President, Executive Director, Product Management and Senior Product Director. From 1972 to 1983, Ms. Webb worked in various positions at Roche Laboratories, including Sales Representative, Sales Trainer, Product Manager and Manager of Public Policy. Ms. Webb received her B.S. in Biology from Bowling Green State University.

The TenX Board believes that Ms. Webb is qualified to serve as a director because she brings over 40 years of pharmaceutical sales, marketing and business development experience to the New Citius Oncology Board.

CORPORATE GOVERNANCE

Information Regarding the Board and its Committees

Board Composition

Upon consummation of the Business Combination, the directors of New Citius Oncology will consist of seven members. If all of the director nominees are elected, Class I directors will serve until the annual meeting of stockholders to be held in 2025, Class II directors will serve until the annual meeting to be held in 2026 and Class III directors will serve until the annual meeting to be held in 2027 and, in each case, until their successors are elected and qualified or until their earlier death, resignation, retirement or removal for cause.

The Board does not have a policy on whether or not the roles of Chief Executive Officer and Chairman should be separate and, if they are to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. The Board has appointed Leonard Mazur as our Chief Executive Officer and Chairman of the board of New Citius Oncology.

There are no family relationships among our executive officers and directors or director nominee.

New Citius Oncology will be a “controlled company” within the meaning of the Nasdaq Listing Rules and may elect not to comply with certain corporate governance standards. While New Citius Oncology does not presently intend to rely on these exemptions, New Citius Oncology may opt to utilize these exemptions in the future as long as it remains a controlled company.

Selection of Nominees for our Board of Directors

The Nominating and Governance Committee of the board of New Citius Oncology will be responsible for establishing the criteria for recommending which directors should stand for re-election to the New Citius Oncology Board and the selection of new directors to serve on the New Citius Oncology Board. In addition, the Committee will be responsible for establishing the procedures for New Citius Oncology’s stockholders to nominate candidates to the New Citius Oncology Board. Board candidates will typically be identified by existing directors or members of management. The committee will consider the needs of the New Citius Oncology Board as a whole when identifying and evaluating nominees and, among other things, consider diversity in background, age, experience, qualifications, attributes and skills in identifying nominees, although it does not have a formal policy regarding the consideration of diversity. Each director nominee will be recommended by the Nominating and Governance Committee.

Pursuant to the Proposed New Citius Oncology’s Bylaws, its stockholders may select individuals to be nominated for election to the Board of Directors by providing written notice to the Company no more than 120 and not less than 90 days before the meeting. Such notice must set forth the following:

●	the name and address, as they appear on the Company’s books, of the stockholder who intends to make the nomination and the name and residence address of the person or persons to be nominated;

●	the class and number of shares of the Company that are beneficially owned by the stockholder;

●	a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting;

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●	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons pursuant to which the nomination was made;

●	such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in solicitations of proxies for election of directors, pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the board of directors; and

●	the written consent of each nominee to be named in a proxy statement and to serve as director of the Company if so elected.

New Citius Oncology’s Nominating and Governance Committee will evaluate a nominee recommended by a stockholder in the same manner in which the Committee evaluates nominees recommended by other persons as well as its own nominee recommendations.

Board Independence

After review of all relevant transactions or relationships between each nominee for director, or any of his or her family members, and New Citius Oncology, its senior management and Wolf & Company, P.C., its independent registered public accounting firm, the TenX Board all of the nominees for director of the New Citius Oncology Board are independent within the meaning of the applicable NASDAQ listing standards, except Leonard Mazur, the Chief Executive Officer and Chairman, Myron Holubiak, the Executive Vice President and Joel Mayersohn.

Board Committees

New Citius Oncology will have a Nominating and Governance Committee, Audit and Risk Committee, and Compensation Committee. The board of New Citius Oncology will determine the independence of each of the members of the Nominating and Governance, Audit and Risk and Compensation Committees. New Citius Oncology will adopt written charters for each of these committees and make them available under the Investors – Governance – Governance Documents section of its website at www.[●].com. Each committee will be required to perform an annual evaluation of its charter, and each committee may engage outside independent advisors as the committee deems appropriate. A brief description of the responsibilities of the proposed Nominating and Governance, Audit and Risk and the Compensation Committees follows.

Audit and Risk Committee

New Citius Oncology’s Audit and Risk Committee will consist of [●], [●] and [●]. Each of [●], [●] and [●] satisfy the independence requirements of Rule 5605(a)(2) of the NASDAQ Stock Market listing rules and SEC Rule 10A-3. The Audit and Risk Committee will be responsible for, among other things:

●	appointing, terminating, compensating, and overseeing the work of any accounting firm engaged to prepare or issue an audit report or other audit, review or attestation services;

●	reviewing and approving, in advance, all audit and non-audit services to be performed by the independent auditor, taking into consideration whether the independent auditor’s provision of non-audit services to us is compatible with maintaining the independent auditor’s independence;

●	reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and controls and the audits of our financial statements;

●	establishing and overseeing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by our employees regarding questionable accounting or auditing matters;

●	monitoring and evaluating the independent auditor’s qualifications, performance, and independence on an ongoing basis; and

●	reviewing and approving related-party transactions for potential conflict of interest situations on an ongoing basis.

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The Board has affirmatively determined that [●] is designated as the “audit committee financial expert.” The designation shall not impose on [●] any duties, obligations or liabilities that are greater than those generally imposed on members of New Citius Oncology’s Audit and Risk Committee and the New Citius Oncology Board members.

Compensation Committee

New Citius Oncology’s Compensation Committee will consist of [●], [●] and [●]. The Compensation Committee will be responsible for, among other things:

●	reviewing and approving the compensation, employment agreements and severance arrangements, and other benefits of all of our executive officers and key employees;

●	reviewing and approving, on an annual basis, the corporate goals and objectives relevant to the compensation of the executive officers, and evaluating their performance in light thereof;

●	reviewing and making recommendations, on an annual basis, to the board with respect to director compensation; and

●	reviewing any analysis or report on executive compensation required to be included in the annual proxy statement and periodic reports pursuant to applicable federal securities rules and regulations, and recommending the inclusion of such analysis or report in our proxy statement and period reports.

Pursuant to its written charter, the Compensation Committee will have the authority to engage the services of outside advisors as it deems appropriate to assist it in the evaluation of the compensation of New Citius Oncology’s directors, principal executive officer or other executive and non-executive officers, and in the fulfillment of its other duties. Additionally, the Compensation Committee will have the authority to review and approve the compensation of New Citius Oncology’s other officers and employees and may delegate its authority to review and approve the compensation of other non-executive officer employees to specified executive officers.

Nominating and Governance Committee

New Citius Oncology’s Nominating and Governance Committee will consist of [●], [●] and [●]. It will be responsible for, among other things:

●	identifying and screening candidates for the board, and recommending nominees for election as directors;

●	establishing procedures to exercise oversight of the evaluation of the board and management;

●	reviewing the structure of the board’s committees and recommending to the board for its approval directors to serve as members of each committee, and where appropriate, making recommendations regarding the removal of any member of any committee;

●	developing and reviewing our code of conduct, evaluating management’s communication of the importance of our code of conduct, and monitoring compliance with our code of conduct; and

●	generally advising the board on corporate governance and related matters.

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Information Regarding Meetings of the Board and Committees

The business of New Citius Oncology will be under the general oversight of the New Citius Oncology Board as provided by the laws of Delaware and New Citius Oncology’s Proposed Bylaws. New Citius Oncology’s does not have a formal policy regarding attendance of board members at annual meetings, but New Citius Oncology will encourage them to do so.

Anti-Hedging and Anti-Pledging Policy

New Citius Oncology’s board does not currently intend to adopt an anti-hedging or anti-pledging policy. However, New Citius Oncology’s Insider Trading Policy will strongly discourage its directors, officers and employees from engaging in any hedging activity in New Citius Oncology’s securities or pledging any of its securities as collateral for loans or margin accounts.

Risk Oversight

While management will be responsible for managing the day-to-day issues faced by New Citius Oncology, it’s the New Citius Oncology Board will have an active role in the oversight of the Company’s risk management efforts. The New Citius Oncology Board will receive and review periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding New Citius Oncology’s assessment of risks. The New Citius Oncology Board will focus on the most significant risks facing the New Citius Oncology and its general risk management strategy, and will also ensure that risks undertaken by New Citius Oncology are consistent with the board’s appetite for risk.

The New Citius Oncology Board will also rely on its committees for specific risk oversight. In particular, the Audit and Risk Committee will oversee risk related to New Citius Oncology’s accounting, tax, financial and public disclosure processes, as well as risks associated with New Citius Oncology’s financial assets. The Compensation Committee will oversee risks related to New Citius Oncology’s compensation and benefit plans and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on New Citius Oncology.

In order to promote open discussion among non-employee directors, the New Citius Oncology Board will implement a policy of regularly conducting executive sessions of non-employee directors at scheduled meetings and at such other times requested by any non-employee director.

Nasdaq Board Diversity Matrix

New Citius Oncology will be committed to fostering an environment of diversity and inclusion, including among the members of its board. Therefore, while the New Citius Oncology Board has not adopted a formal diversity policy, in considering director nominees, the Nominating and Governance Committee will consider candidates who represent a mix of backgrounds and a diversity of gender, race, ethnicity, age, background, professional experience and perspectives that will enhance the quality of the deliberations and decisions of its board, in the context of both the perceived needs of the structure of the New Citius Oncology Board and the New Citius Oncology’s business and structure at that point in time.

The following Board Diversity Matrix presents the anticipated New Citius Oncology Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by the director nominees.

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Board Diversity Matrix (As of [●], 2024)

Total Number of Directors	7

	Female	Male
Part I: Gender Identity
Directors	1	6
Part II: Demographic Background
White	1	6
LGBTQ+	0

New Citius Oncology ESG

New Citius Oncology will continue and build upon Citius Pharma’s commitment to delivering long-term sustainable value to stakeholders by promoting a diverse, inclusive and supportive culture and inspiring innovation. New Citius Oncology’s corporate sustainability program will be designed to identify, assess and manage the environmental, social and governance (“ESG”) factors that are relevant to the scale and scope of the SpinCo Business and its long-term performance. New Citius Oncology’s corporate sustainability program will take into account the interests of its key stakeholders including employees, partners and shareholders.

New Citius Oncology’s ESG priorities will include employee and board diversity, workplace health and safety, human capital management, business ethics and compliance, energy and resource efficiency, and data privacy and protection.

Code of Business Conduct and Ethics

New Citius Oncology plans to adopt a written code of business conduct and ethics that applies to its directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which will be effective upon the Merger. Following the Merger, New Citius Oncology’s code of business conduct and ethics will be available under the Corporate Governance section of New Citius Oncology’s website at [●]. In addition, New Citius Oncology intends to post on its website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the code. The reference to New Citius Oncology’s website address does not constitute incorporation by reference of the information contained at or available through its website, and you should not consider it to be a part of this proxy statement/prospectus.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table and accompanying footnotes set forth information with respect to (i) the beneficial ownership of TenX Ordinary Shares, as of [●], 2024, the TenX Record Date for the extraordinary general meeting and (ii) the expected beneficial ownership of New Citius Oncology Common Stock immediately following the consummation of the Business Combination, assuming a No Redemption Scenario and a Maximum Redemption Scenario, for:

●	each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of our outstanding TenX Ordinary Shares;

●	each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known who is expected to be, upon the consummation of the Business Combination, the beneficial owner of more than 5% of the outstanding shares of New Citius Oncology Common Stock;

●	each member of the TenX Board and each of TenX’s executive officers;

●	each person who will become a member of the New Citius Oncology Board or an executive officer of New Citius Oncology upon the consummation of the Business Combination; and

●	all of the members of the TenX Board and TenX’s executive officers as a group, and all members of the New Citius Oncology Board and the executive officers of New Citius Oncology following consummation of the Business Combination as a group.

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As of October 23, 2023, TenX had 8,941,000 ordinary shares issued and outstanding, consisting of (i) 8,102,728 shares of TenX Ordinary Shares owned by four (4) holders of record (this number is not inclusive of the 838,272 TenX Ordinary Shares underlying all issued and outstanding TenX Units), (ii) 838,272 TenX Units owned by two (2) holders of record, and (iii) 6,155,728 shares of TenX Rights owned by one (1) holder of record (this number is not inclusive of the 838,272 TenX Rights underlying all issued and outstanding TenX Units). The number of record holders does not include DTC participants or beneficial owners holding shares through nominee names.

The number of shares and the percentages of beneficial ownership below on a pre-Business Combination basis are based on the number of TenX’s Ordinary Shares issued and outstanding as of [●], 2024. In computing the number of TenX’s Ordinary Shares beneficially owned by a person and the percentage ownership of such person, TenX deemed to be outstanding all TenX Ordinary Shares underlying TenX Rights that are currently automatically convertible at the consummation of the Business Combination. TenX did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

The expected beneficial ownership of shares of New Citius Oncology Common Stock post-Business Combination has been determined based upon the following assumptions: (i) the No Redemption Scenario, (ii) there will be an aggregate of [●] shares of New Citius Oncology Common Stock issued and outstanding at the closing of the Business Combination, (iii) 67,500,000 shares of New Citius Oncology Common Stock are issued to the former stockholder of SpinCo as consideration in the Merger and $500,000 in shares at $10.00 per share (50,000 shares) of New Citius Oncology Common Stock are issued to Newbridge as payment for advisory services, 838,272 TenX Units shall been cancelled and have converted into 838,272 shares of New Citius Oncology Common Stock and New Citius Oncology Rights, and (iv) each five (5) New Citius Oncology Rights shall have converted into 1,398,800 shares of New Citius Oncology Common Stock.

If the actual facts are different from the foregoing assumptions, ownership figures in the Combined Company and the columns under the title “After the Business Combination” in the following table will be different.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned TenX Ordinary Shares or common stock, as applicable.

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	Pre-Business Combination		Post-Business Combination Assuming No Redemption Scenario		Post-Business Combination Assuming Maximum Redemption Scenario
Name and Address of Beneficial Owner	Number of TenX Ordinary Shares Beneficially Owned (1)	% of Class	Number of Common Shares Beneficially Owned	% of Class	Number of Common Shares Beneficially Owned	% of Class
Directors and executive officers of TenX prior to the Business Combination (2)
Xiaofeng Yuan (3)	2,044,000	[●]%	[●]	[●]%	[●]	[●]%
Taylor Zhang (3)	2,044,000	[●]%	[●]	[●]%	[●]	[●]%
Cathy Jiang	—	*	[●]	*	[●]	*
Joel Mayersohn	—	*	[●]	*	[●]	*
Brian Hartzband	—	*	[●]	*	[●]	*
All directors and officers of TenX prior to the Business Combination as a group (five individuals)	2,044,000	[●]%	[●]	*	[●]	*

Directors and executive officers of New Citius Oncology after consummation of the Business Combination (4)
Myron Holubiak	—	*	[●]	[●]%	[●]	[●]%
Leonard Mazur	—	*	[●]	[●]%	[●]	[●]%
Jaime Bartushak	—	*	[●]	[●]%	[●]	[●]%
Myron Czuczman	—	*	[●]	[●]%	[●]	[●]%
Suren Dutia	—	*	[●]	[●]%	[●]	[●]%
Eugene Holuka	—	*	[●]	[●]%	[●]	[●]%
Joel Mayersohn	—	*	[●]	[●]%	[●]	[●]%
Dennis McGrath	—	*	[●]	[●]%	[●]	[●]%
Carol Webb	—	*	[●]	[●]%	[●]	[●]%
All directors and executive officers of New Citius Oncology after consummation of the Business Combination, as a group (nine individuals)	—	*	[●]	[●]%	[●]	[●]%

5% Holders
Citius Pharmaceuticals, Inc.(4)	—	*	[●]	[●]%	[●]	[●]%
10XYZ Holdings LP (2)(3)	2,044,000	[●]%	[●]	[●]%	[●]	[●]%
Hudson Bay Capital Management LP(5)	[●]	[●]%	[●]	[●]%	[●]	[●]%

(1)	Interests shown consist of Founder Shares and Private Placement Shares.
(2)	The business address of each of the following entities or individuals is 420 Lexington Ave Suite 2446, New York, NY 10170.
(3)	Each of Xiaofeng Yuan, our Chief Executive Officer and Chairman of our Board of Directors and Taylor Zhang, our Chief Financial Officer, may be deemed to beneficially own shares held by our Sponsor by virtue of his control over 10XYZ Management LLC, the general partner of our Sponsor, as its managing members. Each of Mr. Yuan and Mr. Zhang disclaims beneficial ownership of our TenX Ordinary Shares held by our Sponsor other than to the extent of his pecuniary interest in such shares.
(4)	The business address of each of the following entities or individuals is c/o of the Company, 11 Commerce Drive, 1st Floor, Cranford, New Jersey 07016.
(5)	Based on a Schedule 13G filed by the reporting persons. Mr. Sander Gerber serves as the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Mr. Gerber disclaims beneficial ownership of these securities. The address for the reporting persons is 28 Havemeyer Place, 2nd Floor, Greenwich, CT 06830.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

TENX

Founder Shares

In March 2021, TenX issued an aggregate of 1,437,500 founder shares to the Sponsor for an aggregate purchase price of $25,000, or approximately $0.017 per share. On December 20, 2021, the TenX Board and the Sponsor, as the then sole shareholder of TenX, approved, through a special resolution, the following share capital changes:

●	Each of the authorized but unissued 150,000,000 Class A ordinary shares were cancelled and re-designated as ordinary shares of $0.0001 par value each;

●	Each of the 1,437,500 Class B ordinary shares in issue were exchanged in consideration for the issuance of 1,437,500 ordinary shares of $0.0001 par value each; and

●	Upon completion of the above steps, the authorized but unissued 10,000,000 Class B ordinary shares were cancelled.

On December 20, 2021, TenX issued an additional 287,500 Ordinary Shares to the Sponsor for no additional consideration, resulting in the Sponsor holding an aggregate of 1,725,000 Ordinary Shares (the “Founder Shares”). The issuance was considered as a bonus share issuance, in substance a recapitalization transaction, which was recorded and presented retroactively. With the consummation of the IPO (including partial exercise by the underwriter of its over-allotment option), 75,000 Founder Shares were forfeited, resulting in Sponsor holding an aggregate of 1,650,000 Founder Shares.

On October 18, 2022, simultaneously with the consummation of the IPO and the sale of the TenX Units, TenX consummated the Private Placement of 394,000 Private Placement Units, each consisting of one TenX Ordinary Share and one Private Placement Right, to the Sponsor at a price of $10.00 per Private Placement Unit, generating total proceeds of $3,940,000. A total of $67,320,000 of the net proceeds from the IPO and this Private Placement were placed in a U.S.-based trust account established for the benefit of TenX’s public shareholders and maintained by American Stock Transfer, acting as trustee.

There will be no redemption rights or liquidating distributions from the trust account with respect to the Founder Shares, Private Placement Shares, or Private Placement Rights which will expire worthless if TenX does not consummate the Business Combination within the allotted 18 months from the closing of the IPO (provided TenX has extended the period of time to consummate a business combination by the full amount of time). The issuance of the Private Placement Units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Related Party Promissory Notes

On March 17, 2021, the Sponsor issued an unsecured promissory note (the “Pre-IPO Note”) to TenX, pursuant to which TenX could borrow up to an aggregate principal amount of $300,000. The Pre-IPO Note was non-interest bearing and payable on the earlier of (i) September 30, 2022 or (ii) the consummation of the IPO. As of September 30, 2023 and December 31, 2022, there were no amounts outstanding under the Pre-IPO Note.

After expiration of the Pre-IPO Note, the Sponsor issued the April Promissory Note to TenX on April 14, 2023. The April Promissory Note is non-interest bearing and payable on the earlier of (i) April 14, 2024 or (ii) the date of consummation of the Business Combination or liquidation (although there are no amounts currently outstanding). The Sponsor has the right, but not the obligation, to convert the April Promissory Note, in whole or in part, up to $1,500,000, collectively with all other such promissory notes, into private TenX Units at a price of $10.00 per unit, each consisting of TenX Ordinary share and one TenX Right upon the consummation of a business combination.

On July 18, 2023, TenX issued the July Promissory Note, pursuant to which TenX borrowed $660,000 for the for the Extension). The July Promissory Note is non-interest bearing, unsecured and due and payable in full on the date TenX consummates its initial business combination. The Sponsor has the right, but not the obligation, to convert the July Promissory Note, in whole or in part, up to $1,500,000, collectively with all other such promissory notes, into private TenX Units at a price of $10.00 per unit, each consisting of TenX Ordinary share and one TenX Right upon the consummation of a business combination.

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On October 18, 2023, the Sponsor advanced funds in the amount of $660,000 to TenX to fund a second Extension Fee. The October Promissory Note is non-interest bearing, unsecured and due and payable in full on the date TenX consummates its initial business combination. On October 26, 2023, pursuant to the terms of the Merger Agreement, Citius Pharma reimbursed the Sponsor $125,000 for the Extension Fee paid on October 18, 2023. The Sponsor has the right, but not the obligation, to convert the October Promissory Note, in whole or in part, up to $1,500,000, collectively with all other such promissory notes, into private TenX Units at a price of $10.00 per unit, each consisting of one TenX Ordinary share and one TenX Right upon the consummation of a business combination.

If TenX completes the Business Combination, up to $1,500,000 of the amounts outstanding under each of the above promissory notes can be repaid out of the proceeds of the trust account released to them, or converted into TenX Units at a price of $10.00 per unit, subject to the provisions of the Sponsor Support Agreement that require any amounts Citius Pharma has paid for Extension Fees to be repaid prior to repayment of such loaned amounts. The Sponsor Support Agreement allows TenX to repay up to $2,115,000 of the amounts outstanding under such promissory notes out of the proceeds of the trust account released to it, however, TenX would need to separately seek approval from TenX Shareholders to increase the amount repayable from $1,500,000 to $2,115,000. TenX are not currently seeking shareholder approval for this increase but may do so prior to the consummation of the Business Combination.

Administrative Services Agreement

TenX entered into an Administrative Services Agreement with the Sponsor pursuant to which it will pay a total of $10,000 per month for office space, administrative and support services to such affiliate. Upon completion of the Business Combination, TenX will cease paying these monthly fees. Accordingly, in the event the consummation of the Business Combination takes the maximum nine (9) months (or up to eighteen (18) months from the closing of the IPO if TenX extends the period of time to consummate a business combination by the full amount of time), an affiliate of the Sponsor will be paid a total of $120,000 ($10,000 per month) for office space, administrative and support services and will be entitled to be reimbursed for any out-of-pocket expenses.

The Sponsor and TenX’s officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on TenX’s behalf, such as identification of potential target businesses and performance of due diligence on suitable business combinations. TenX’s Audit Committee reviews on a quarterly basis all payments that are made to the Sponsor, officers, directors or its or their affiliates and determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on TenX’s behalf.

Registration Rights

Concurrently with the completion of the Business Combination, TenX, Sponsor, the existing holders party to the Original Registration Rights Agreement, and certain new holders will enter into the A&R Registration Rights Agreement, the form of which is attached to this proxy statement/prospectus as Annex D. Pursuant to the A&R Registration Rights Agreement, the holders of Registrable Securities (as such term is defined in the A&R Registration Rights Agreement) will be entitled to up to three (3) demand registrations, which will require New Citius Oncology to effect the registration of all Registrable Securities as requested by the Demanding Holders and Requesting Holders (as such terms are defined in the A&R Registration Rights Agreement) within 60 days of receipt of such demand registration. In addition, the holders of Registrable Securities have certain customary “piggyback” registration rights with respect to registration statements filed subsequent to the completion of the Business Combination.

Additionally, the Sponsor and certain stockholders of Citius Oncology who are a party to the A&R Registration Rights Agreement have restrictions on transferring New Citius Oncology Shares (or any security convertible into, or exercisable or exchangeable for New Citius Oncology Shares) beginning at Closing until the date that is six months after Closing; provided that the restrictions may be lifted early if (a) the price of the New Citius Oncology Shares equals or exceeds $12.00 per share for any 20 trading days within any 30-day trading period, or (b) New Citius Oncology completes a transaction that results in public shareholders having the right to exchange their New Citius Oncology Shares for cash, securities or other property.

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In connection with the entry into the A&R Registration Rights Agreement, the Original Registration Rights Agreement will be terminated as of the Effective Time and replaced with the A&R Registration Rights Agreement. See the section titled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Amended and Restated Registration and Stockholders Rights Agreement.”

Compensation

No finder’s fees, reimbursements or cash payments may be made to the Sponsor, TenX’s officers or directors, or its or their affiliates, for services rendered to TenX prior to or in connection with the completion of the Business Combination. However, the following payments will be made to Sponsor, TenX’s officers or directors, or its or their affiliates, none of which will be made from the proceeds of the IPO held in the trust account, unless and until all public shareholders who have properly exercised their right to redeem all or a portion of the public shares have been paid from the proceeds held in the trust account:

●	Repayment of up to an aggregate of $300,000 under the April Promissory Note, which currently has no amounts outstanding under it, made to TenX by the Sponsor to cover offering-related and organizational expenses;

●	Repayment of up to an aggregate of $660,000 under the July Promissory Note made to TenX by the Sponsor to cover an Extension Fee;

●	Repayment of up to an aggregate of $535,000 under the October Promissory Note made to TenX by the Sponsor to cover an Extension Fee;

●	Payment to an affiliate of Sponsor of $10,000 per month, for up to nine (9) months (or up to eighteen (18) months from the closing of the IPO if TenX extends the period of time to consummate the Business Combination by the full amount of time), for office space, utilities and secretarial and administrative support;

●	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing the Business Combination; and

●	Repayment of any non-interest bearing loans which may be made by Sponsor or an affiliate of Sponsor or certain of TenX’s officers and directors to finance transaction costs in connection with the Business Combination and repayment of any non-interest bearing loans which may be made by Sponsor or its affiliates to extend the time period for consummating the Business Combination.

Up to $1,500,000 (or $2,115,000, if additional TenX Shareholder approval is sought) of the promissory notes issued by the Sponsor, TenX’s officers and directors, or its or their affiliates to TenX prior to or in connection with the Business Combination may be convertible into TenX Units, at a price of $10.00 per TenX Unit at the option of the lender, upon consummation of the Business Combination. These TenX Units would be identical to the Private Placement Units.

TenX’s Audit Committee reviews on a quarterly basis all payments that were made to Sponsor, officers or directors, or its or their affiliates.

Policy for Approval of Related Party Transactions

TenX has adopted a code of ethics requiring it to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by the TenX Board (or the appropriate committee of the TenX Board) or as disclosed in its public filings with the SEC. Under TenX’s code of ethics, conflict of interest situations will include any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) involving TenX and any related person, which includes any executive officer, director or beneficial owner of more than 5% of any class of TenX’s voting securities and any of their respective immediate family members and any entity owned or controlled by such persons.

In addition, TenX’s Audit Committee, pursuant to a written charter adopted prior to the consummation of the IPO, is responsible for reviewing and approving related party transactions to the extent that it enters into such transactions. An affirmative vote of a majority of the members of the Audit Committee present at a meeting at which a quorum is present is required in order to approve a related party transaction. A majority of the members of the entire Audit Committee constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the Audit Committee is required to approve a related party transaction. TenX also requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

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These procedures are intended to determine whether any such related party transaction impairs the independence of a TenX director or presents a conflict of interest on the part of a TenX director, employee or officer.

SpinCo

Agreements with Citius Pharma

Following the Business Combination, SpinCo and Citius Pharma will operate separately, although Citius Pharma will continue to control SpinCo through New Citius Oncology. In connection with the Merger, Citius Pharma has entered into or will enter into various agreements to effect the framework for SpinCo’s relationship with Citius Pharma after the consummation of the Business Combination, including the A&R Shared Services Agreement. The Merger Agreement will govern certain relationships between SpinCo and Citius Pharma after the consummation of the Business Combination.

A&R Shared Services Agreement

In connection with the Merger, SpinCo and Citius Pharma will enter into an A&R Shared Services Agreement, the form of which is attached to this proxy statement/prospectus as Annex E, pursuant to which Citius Pharma and its affiliates will provide to SpinCo and TenX the services set forth in the A&R Shared Services Agreement after the Merger, which services are of the type that Citius Pharma provided to SpinCo prior to the Merger, including services relating to information technology, facilities, accounting and finance, business development, investor relations, human resources, and other corporate and administrative functions, as well as certain scientific services. The fees for each of the services are set forth in the A&R Shared Services Agreement as a quarterly fee, and SpinCo will reimburse Citius Pharma for all reasonable out-of-pocket costs and expenses that it incurs in connection with providing the services. SpinCo does not anticipate that its net costs associated with the A&R Shared Services Agreement will be materially different than the historical costs that have been allocated by Citius Pharma to SpinCo related to these same services. The A&R Shared Services Agreement will terminate on the earlier of (i) mutual agreement of the parties or (ii) two (2) years; provided that the agreement automatically extends for additional one-year periods unless SpinCo or Citius Pharma provides at least thirty (30) days prior written notice of its desire not to automatically extend the term.

You are urged to read the A&R Shared Services Agreement in its entirety prior to voting on the proposals presented at the extraordinary general meeting. The A&R Shared Services Agreement is filed as an exhibit to the registration statement of which this proxy statement/prospectus/information statement forms a part.

New Citius Oncology’s Policies and Procedures for Related Person Transactions

The New Citius Oncology Board will adopt a written related person transaction policy, to be effective upon the consummation of the Business Combination setting forth the policies and procedures for the review and approval or ratification of related-person transactions. For purposes of New Citius Oncology’s policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which New Citius Oncology and any related person are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or one percent of the average of New Citius Oncology’s total assets at year-end for the last two completed fiscal years. Transactions involving compensation for services provided to New Citius Oncology as an employee or director will not be covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of New Citius Oncology’s voting securities and any of their respective immediate family members and any entity owned or controlled by such persons. Under the policy, if a transaction is identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, New Citius Oncology’s management must present information regarding the related person transaction to New Citius Oncology’s Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of the New Citius Oncology Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to New Citius Oncology of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, New Citius Oncology will collect information that New Citius Oncology deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable New Citius Oncology to identify any existing or potential related-person transactions and to effectuate the terms of the policy.

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In addition, under New Citius Oncology’s code of conduct and ethics that New Citius Oncology expects to adopt prior to the closing of this Business Combination, New Citius Oncology’s employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, New Citius Oncology’s Audit Committee, or other independent body of the New Citius Oncology Board, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to New Citius Oncology;

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, New Citius Oncology’s Audit Committee, or other independent body of the New Citius Oncology Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, New Citius Oncology’s best interests and those of New Citius Oncology’s stockholders, as New Citius Oncology’s Audit Committee, or other independent body of the New Citius Oncology Board, determines in the good faith exercise of its discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT OF SPINCO

Before the Merger, all of the outstanding shares of SpinCo Common Stock will be owned beneficially and of record by Citius Pharma. After the Merger, Citius Pharma will own none of SpinCo Common Stock.

DESCRIPTION OF COMBINED COMPANY SECURITIES

Subject to approval of the Domestication Proposal, in connection with the Domestication, TenX will amend its Proposed Certificate of Incorporation and Proposed Bylaws. The following is a description of the material terms of the Proposed Certificate of Incorporation and Proposed Bylaws. See “Proposal No. 2 — The Domestication Proposal” for further details. Because this is only a summary, it may not contain all the information that is important to you. The stockholders are encouraged to read the applicable provisions of the DGCL, the Proposed Certificate of Incorporation and the Proposed Bylaws in their entirety for a complete description of the rights and preferences of New Citius Oncology’s securities following the Business Combination.

Unless the context otherwise requires, references in this subsection to “New Citius Oncology,” “we,” “us” and “our” generally refer to the Combined Company following the Business Combination.

General

New Citius Oncology’s authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. Immediately following the Effective Time, New Citius Oncology expects that approximately [●] shares of New Citius Oncology Common Stock will be issued and outstanding and that no shares of preferred stock will be issued and outstanding.

Common stock

Holders of New Citius Oncology Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock New Citius Oncology may issue may be entitled to elect. Subject to supermajority votes for some matters, other matters shall be decided by the affirmative vote of New Citius Oncology stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter.

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Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by the New Citius Oncology Board out of legally available funds. In the event of New Citius Oncology’s liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the assets legally available for distribution to stockholders after the payment of or provision for all of New Citius Oncology’s debts and other liabilities, subject to the prior rights of any preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock. All shares of common stock to be outstanding upon the Effective Date will be duly authorized, validly issued, fully paid and nonassessable. The rights, preferences, and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that New Citius Oncology may designate and issue in the future.

Dividends

The payment of cash dividends by New Citius Oncology in the future will be dependent upon its revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the New Citius Oncology Board. Further, if New Citius Oncology incurs any indebtedness, its ability to declare dividends may be limited by restrictive covenants that it might agree to in connection therewith. As of the date of this proxy statement/prospectus, it is expected that New Citius Oncology would follow a policy of retaining earnings, if any, to finance the growth of its business and would not be expected to pay any cash dividends in the foreseeable future after the close of the Business Combination.

Preferred stock

Under the terms of the Proposed Certificate of Incorporation, the New Citius Oncology Board has the authority, without further action by New Citius Oncology’s stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting and other rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

The New Citius Oncology Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of New Citius Oncology Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deterring or preventing a change in New Citius Oncology’s control and may adversely affect the market price of the common stock and the voting and other rights of the holders of New Citius Oncology Common Stock. TenX has no current plans to issue any shares of preferred stock.

Options

At the extraordinary general meeting, the TenX stockholders will vote on the approval of the New Citius Oncology 2024 Omnibus Stock Incentive Plan. See “Proposal No. 6 – The Incentive Plan Proposal.” Under the 2024 Plan, an aggregate of [15,000,000] shares of New Citius Oncology Common Stock will be reserved for issuance.

In addition, pursuant to the terms of the Merger Agreement, at Closing, all options to purchase shares of SpinCo Common Stock will be converted into options to purchase shares of New Citius Oncology Common Stock. As of the date of this proxy statement/prospectus, SpinCo has granted options to employees and directors of SpinCo to purchase up to an aggregate of 12,750,000 shares of common stock with an exercise price of $2.15 per share. As of the date of this proxy statement/prospectus, [●] of these options are exercisable.

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Registration rights

Concurrently with the completion of the Business Combination, TenX, Sponsor, the existing holders party to the Original Registration Rights Agreement, and certain new holders will enter into the A&R Registration Rights Agreement, the form of which is attached to this proxy statement/prospectus as Annex D. Pursuant to the A&R Registration Rights Agreement, the holders of Registrable Securities (as such term is defined in the A&R Registration Rights Agreement) will be entitled to up to three (3) demand registrations, which will require New Citius Oncology to effect the registration of all Registrable Securities as requested by the Demanding Holders and Requesting Holders (as such terms are defined in the A&R Registration Rights Agreement) within 60 days of receipt of such demand registration. In addition, the holders of Registrable Securities have certain customary “piggyback” registration rights with respect to registration statements filed subsequent to the completion of the Business Combination.

See the section titled “Shareholder Proposal No. 1 — The Business Combination Proposal — Related Agreements — Amended and Restated Registration and Stockholders Rights Agreement.”

Transfer restrictions

A&R Registration Rights Agreement The A&R Registration Rights Agreement will provide for certain restrictions on transfer with respect to the securities of New Citius Oncology, held by certain equityholders of the Sponsor and securities certain equityholders of SpinCo. Such restrictions will begin on the Closing Date and end on the date that is the earlier of (A) six (6) months after the Closing Date or (B) if the last sale price of the New Citius Oncology Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any 30-trading day period commencing at least 150 days after the date of Closing, or (y) the date following Closing on which the New Citius Oncology completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of New Citius Oncology Common Stock for cash, securities or other property.

Rule 144

Pursuant to Rule 144 promulgated under the Exchange Act, a person who has beneficially owned restricted securities of TenX or SpinCo for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of New Citius Oncology’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) New Citius Oncology is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted securities of TenX or SpinCo for at least six months but who are affiliates of New Citius Oncology at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of New Citius Oncology Common Stock then outstanding; or

●	the average weekly reported trading volume of the New Citius Oncology Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by New Citius Oncology affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about New Citius Oncology.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

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●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

TenX currently is a shell company. We anticipate that following the consummation of the Business Combination, New Citius Oncology will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the restricted TenX securities held by pre-Closing equityholders.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of SpinCo’s employees, consultants or advisors who purchases common stock from SpinCo in connection with a compensatory stock plan or other written agreement executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Anti-takeover effects of Delaware law and New Citius Oncology’s Proposed Certificate of Incorporation and Proposed Bylaws

Some provisions of Delaware law, New Citius Oncology’s a Proposed Certificate of Incorporation and Proposed Bylaws contain provisions that could make the following transactions more difficult: an acquisition of New Citius Oncology by means of a tender offer; an acquisition of New Citius Oncology by means of a proxy contest or otherwise; or the removal of New Citius Oncology’s incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in New Citius Oncology’s best interests, including transactions which provide for payment of a premium over the market price for New Citius Oncology shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of New Citius Oncology to first negotiate with the New Citius Oncology Board. TenX believes that the benefits of the increased protection of its potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure New Citius Oncology outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Authorized but Unissued Shares

The Proposed Certificate of Incorporation provides for authorized but unissued shares of common stock and preferred stock for future issuance without stockholder approval, subject to rules of the securities exchange on which the New Citius Oncology Common Stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of New Citius Oncology Common Stock by means of a proxy contest, tender offer, merger or otherwise.

Stockholder meetings

The Proposed Certificate of Incorporation provides that, upon the Trigger Event, a special meeting of stockholders may be called only by the New Citius Oncology Board or chair of the New Citius Oncology Board, chief executive officer.

Requirements for advance notification of stockholder nominations and proposals

The Proposed Bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the New Citius Oncology Board or a committee of the New Citius Oncology Board.

Elimination of stockholder action by written consent

The Proposed Certificate of Incorporation will expressly eliminate the right of New Citius Oncology’s stockholders to act by written consent after the Trigger Event. After the Trigger Event, stockholder action must take place at the annual or a special meeting of stockholders.

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Staggered board of directors

The Proposed Certificate of Incorporation provides that the New Citius Oncology Board will be divided into three classes. The directors in each class will serve for a three-year term, with one class being elected each year by New Citius Oncology’s stockholders. For more information on the classified board of directors, see “Management of New Citius Oncology After the Business Combination — The New Citius Oncology Board Composition and Election of Directors.” This system of electing directors may tend to discourage a third party from attempting to obtain control of New Citius Oncology, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of directors

The Proposed Certificate of Incorporation provides that after the Trigger Event, no member of the New Citius Oncology Board may be removed from office except for cause and, in addition to any other vote required by law, upon the approval of not less than two-thirds of the total voting power of all of New Citius Oncology’s outstanding voting stock then entitled to vote in the election of directors.

Stockholders not entitled to cumulative voting

The Proposed Certificate of Incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of New Citius Oncology Common Stock who entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of New Citius Oncology’s preferred stock may be entitled to elect.

Delaware anti-takeover statute

Until the occurrence of the Trigger Event, the Proposed Certificate of Incorporation provides that New Citius Oncology is not subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an “interested stockholder” (which includes a person or group owning 15% or more of the corporation’s voting stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, New Citius Oncology is not subject to any anti-takeover effects of Section 203.

Exclusive Forum

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom, shall, to the fullest extent permitted by law, be the sole and exclusive forum for:

●	any derivative action or proceeding brought on behalf of the Company,

●	any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of New Citius Oncology to New Citius Oncology or its stockholders,

●	any action asserting a claim against New Citius Oncology or any current or former director, officer, employee or stockholder of New Citius Oncology arising pursuant to any provision of the DGCL or of this Certificate or the Bylaws (as either may be amended and/or restated from time to time),

●	any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Proposed Charter or the Proposed Bylaws (each as may be amended from time to time, including any right, obligation or remedy thereunder),

●	any action or proceeding asserting a claim against New Citius Oncology or any current or former director, officer, employee or stockholder of New Citius Oncology as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware, or

●	any action asserting an “internal corporate claim,” as that term is defined in Section 115 of the DGCL.

The exclusive forum provision will not apply to claims arising under the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

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The Proposed Certificate of Incorporation and the Proposed Bylaws will further provide that, unless New Citius Oncology consents in writing to the selection of an alternative forum, the federal district courts of the U.S. will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such a provision relating to causes of action arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Amendment of charter provisions

The provisions of Delaware law, the Proposed Certificate of Incorporation and the Proposed Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of New Citius Oncology Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of the New Citius Oncology Board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

The Proposed Certificate of Incorporation will provide that, after the Trigger Event, the affirmative vote of the holders of at least two-thirds of the total voting power of New Citius Oncology’s outstanding shares entitled to vote thereon, voting as a single class, is required to amend certain provisions relating to related to the Board of Directors, Consent of Stockholders in Lieu of a Meeting, Special Meetings of Stockholders, Limitation on Liability, Corporate Opportunities and Competition, Exclusive Forum, Section 203 of the DGCL and Amendments.

Amendment of bylaws

The Proposed Certificate of Incorporation and Proposed Bylaws will provide that after the Trigger Event, New Citius Oncology’s bylaws may only be amended by the New Citius Oncology Board or by the affirmative vote of holders of at least two-thirds of the total voting power of New Citius Oncology’s outstanding shares entitled to vote thereon, voting as a single class. Additionally, the Proposed Certificate of Incorporation will provide that New Citius Oncology’s bylaws may be adopted, amended, altered or repealed by the New Citius Oncology Board.

Transfer Agent and Registrar

The transfer agent and registrar for New Citius Oncology Common Stock will be [●]. The transfer agent and registrar’s address is [●].

The Nasdaq Global Market Listing

New Citius Oncology has applied to have its common stock listed on the Nasdaq Global Market under the symbol “[●]”

Limitations of Liability and Indemnification Matters

The Proposed Charter and the Proposed Bylaws contain provisions that limit the liability of New Citius Oncology directors for monetary damages to the fullest extent permitted by the DGCL. Consequently, New Citius Oncology directors will not be personally liable to New Citius Oncology or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

●	any breach of their duty of loyalty to New Citius Oncology or its stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions in violation of the DGCL; or

●	any transaction from which the director derived an improper personal benefit.

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The Proposed Certificate of Incorporation will also provide that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of New Citius Oncology directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Proposed Bylaws will provide that New Citius Oncology, to the full extent and in a manner permitted by the DGCL as in effect from time to time, shall indemnify, any person (including the heirs, executors, administrators or estate of any such person) who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, or investigative (other than an action by or in the right of the New Citius Oncology or by any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which the Company owns, directly or indirectly through one or more other entities, a majority of the voting power or otherwise possesses a similar degree of control), by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, member, manager, partner, trustee, fiduciary, employee or agent (a “Subsidiary Officer”) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (any such entity for which a Subsidiary Officer so serves, an “Associated Entity”), against expenses, including attorneys’ fees and disbursements, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the New Citius Oncology, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that (i) the Company shall not be obligated to indemnify a person who is or was a director, officer employee or agent of the Company or a Subsidiary Officer of an Associated Entity against expenses incurred in connection with an action, suit, proceeding or investigation to which such person is threatened to be made a party but does not become a party unless the incurring of such expenses was authorized by or under the authority of the Board of Directors and (ii) the Company shall not be obligated to indemnify against any amount paid in settlement unless the Board of Directors has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary, a person shall not be entitled, as a matter of right, to indemnification against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against the New Citius Oncology or any Associated Entity or any person who is or was a director, officer, fiduciary, employee or agent of the Company or a Subsidiary Officer of any Associated Entity (including, without limitation, any action, suit or proceeding commenced by such person to enforce such person’s rights under this Article, unless and only to the extent that such person is successful on the merits of such claim), but such indemnification may be provided by the Company in a specific case as permitted by the Proposed Bylaws.

Upon the consummation of the Business Combination, New Citius Oncology expects to enter into indemnification agreements with each of its directors and executive officers as determined by the New Citius Oncology Board. These agreements, among other things, will require New Citius Oncology to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements will also require New Citius Oncology to advance all expenses actually and reasonably incurred by the directors and executive officers in connection with any proceeding. New Citius Oncology believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers. New Citius Oncology also intends to maintain directors’ and officers’ liability insurance.

Certain of New Citius Oncology’s non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of the New Citius Oncology Board.

The limitation of liability and indemnification provisions in the Proposed Charter and the Proposed Bylaws may discourage stockholders from bringing a lawsuit against New Citius Oncology’s directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against New Citius Oncology’s directors and officers, even though an action, if successful, might benefit New Citius Oncology and its stockholders. In addition, a stockholder’s investment may be adversely affected to the extent New Citius Oncology pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, New Citius Oncology has been informed that in the opinion of the SEC, such indemnification is against public policy and is therefore unenforceable.

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At present, there is no pending litigation or proceeding involving any of TenX, Citius Pharma or SpinCo’s directors or executive officers as to which indemnification is required or permitted, and TenX, Citius Pharma and SpinCo are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

COMPARISON OF CORPORATE GOVERNANCE AND SHAREHOLDER RIGHTS

TenX is an exempted company incorporated under the Cayman Islands Companies Act. The Cayman Islands Companies Act, Cayman Islands common law and TenX’s Cayman Constitutional Documents govern the rights of its shareholders. The Cayman Islands Companies Act differs in some material respects from laws generally applicable to U.S. corporations and their stockholders. As a result, when you become a stockholder of New Citius Oncology your rights will differ in some regards as compared to when you were a shareholder of TenX. The following chart “Domestication Impact on Stockholder Rights” summarizes important similarities and differences in stockholder rights prior to and following the Domestication, resulting from the differences in the Cayman Islands Companies Act and the laws generally applicable to U.S. corporations and their stockholders.

In addition, TenX’s Cayman Constitutional Documents differ in certain material respects from the Proposed Articles of Incorporation and Proposed Bylaws presented for adoption in the Organizational Documents Proposal. Further, the Proposed Articles of Incorporation and Proposed Bylaws will differ in certain material respects from the governance documents determining the existing rights of Citius Pharma’s stockholders prior to the Merger. Therefore, if a Distribution is effected, stockholders of Citius Pharma, who would receive shares of New Citius Oncology Common Stock in connection with the Distribution, will experience certain changes in from their rights as stockholders of Citius Pharma as compared to their new rights as stockholders of New Citius Oncology. The following chart “Comparison of Stockholder Rights Under Relevant Governance Documents” summarizes important similarities and differences in the corporate governance and stockholder rights associated with each of TenX, New Citius Oncology, and Citius Pharma according to each entity’s applicable organizational documents.

The below is a summary and shareholders are encouraged to read the complete text of the Proposed Certificate of Incorporation, a copy of which is attached to this proxy statement/prospectus as Annex B, the complete text of the Proposed Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex C and the complete text of the existing bylaws and charter of Citius Pharma. You should review each of these organizational documents, as well as the Delaware corporate law and corporate laws of the Cayman Islands, including the Cayman Islands Companies Act, to understand how these laws apply to New Citius Oncology, TenX and Citius Pharma, respectively.

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Domestication Impact on Stockholders Rights

	Delaware	Cayman Islands

Stockholder/Shareholder Approval of Business Combinations

Mergers generally require approval of a majority of all outstanding shares.

Mergers in which less than 20% of the acquirer’s stock is issued generally do not require acquirer stockholder approval.

Mergers in which one corporation owns 90% or more of a second corporation may be completed without the vote of the second corporation’s board of directors or stockholders.

The Cayman Islands Companies Act provides for the merger or consolidation of two or more companies into a single entity. The legislation makes a distinction between a “consolidation” and a “merger.” In a consolidation, a new entity is formed from the combination of each participating company, and the separate consolidating parties, as a consequence, cease to exist and are each stricken by the Registrar of Companies. In a merger, one company remains as the surviving entity, having in effect absorbed the other merging parties that are then stricken and cease to exist.

Two or more Cayman-registered companies may merge or consolidate. Cayman-registered companies may also merge or consolidate with foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. Under the Cayman Islands Companies Act, a plan of merger or consolidation shall be authorized by each constituent company by way of (i) a special resolution of the members of each such constituent company; and (ii) such other authorization, if any, as may be specified in such constituent company’s memorandum and articles of association.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the votes are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

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Delaware	Cayman Islands

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

● the statutory provisions as to the required majority vote have been met;

● the shareholders have been fairly represented at the meeting in question;

● the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

● the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Act or that would amount to a “fraud on the minority”.

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	Delaware	Cayman Islands

When a takeover offer is made and accepted by holders of not less than 90.0% of the shares affected within four (4) months, the offeror may, within a two (2) month period commencing on the expiration of such four (4) month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Stockholder/Shareholder Votes for Routine Matters	Generally, approval of routine corporate matters that are put to a stockholder vote require the affirmative vote of holders of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Cayman Islands Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

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	Delaware	Cayman Islands

The Cayman Islands Companies Act defines “special resolutions” only. A company’s memorandum and articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions.

Dissenters’ Rights and Appraisal Rights	Generally, a stockholder of a publicly traded corporation does not have appraisal rights in connection with a merger.	Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Inspection of Books and Records	Any stockholder may inspect the corporation’s books and records for a proper purpose during the usual hours for business.	Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than copies of the memorandum and articles, the register of mortgages or charges, and any special resolutions passed by the shareholders) of the company. However, these rights may be provided in the company’s memorandum and articles of association.

Stockholder/Shareholder Lawsuits	A stockholder may bring a derivative suit subject to procedural requirements (including adopting Delaware as the exclusive forum as per the Non-Binding Governance Proposals).

In principle, TenX will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

● a company acts or proposes to act illegally or ultra vires;

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	Delaware	Cayman Islands

● the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

● those who control the company are perpetrating a “fraud on the minority.

Fiduciary Duties of Directors	Directors must exercise a duty of care and duty of loyalty and good faith to the company and its stockholders.

As a matter of Cayman Islands law, a director owes three types of duties to a company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills.

In fulfilling their duty of care to TenX, the directors of TenX must ensure compliance with the then effective articles of association of TenX, as amended and restated from time to time. TenX has the right to seek damages where certain duties owed by any of its directors are breached

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	Delaware	Cayman Islands

Indemnification of Directors and Officers	A corporation is generally permitted to indemnify its directors and officers acting in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

The articles of association of TenX provides to the extent permitted by law, TenX shall indemnify each existing or former secretary, director (including alternate director), and any of its other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against: (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of its business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning TenX or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

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	Delaware	Cayman Islands

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own actual fraud, willful default or willful neglect. To the extent permitted by law, TenX may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of its officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs

Limited Liability of Directors	Permits limiting or eliminating the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of duty of loyalty, intentional misconduct, unlawful repurchases or dividends, or improper personal benefit.	The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of Officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

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Comparison of Stockholder Rights Under Relevant Governance Documents

	TenX	New Citius Oncology	Citius Pharma

Anti-Takeover Provisions and Other Stockholder Protections	The Cayman Constitutional Documents do not provide restrictions on takeovers of TenX by a related shareholder.	New Citius Oncology will establish a classified board of directors.	Citius Pharma does not provide restrictions on takeovers.

Number & Qualification of Directors

The Cayman Constitutional Documents provide that the number of directors on the TenX Board will not be less than one (1) person or more than ten (10) and the number of directors may be increased or reduced by ordinary resolution.

.

New Citius Oncology’s bylaws provide that, the number of directors will be greater than one (1), and determined from time to time by resolution of the Board, provided that, prior to a Trigger Event (defined below), the stockholders may also fix the number of directors by resolution adopted by the stockholders. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Trigger Event means the time when Citius Pharma and its Affiliates first cease to beneficially own more than 50% in voting power of New Citius Oncology.

Citius Pharma’s bylaws provide that the number of directors will be not less than six (6) and may consist of such larger number as may be determined from time to time by the Board. No reduction of the authorized number of directors will have the effect of removing any director before that director’s term of office expires.

Authorized Stock/Share Capital	The Cayman Constitutional Documents provide that the share capital of TenX is $15,100 divided into (a) 150,000,000 ordinary shares of $0.0001 par value each and (b) 1,000,000 preference shares of $0.0001 par value each. Under the Cayman Constitutional Documents an increase in share capital requires shareholder approval by ordinary resolution.	The total number of shares of capital stock which may be issued by New Citius Oncology is 110,000,000, of which 100,000,000 shares will be common stock with a par value of $0.0001 per share and 10,000,000 shares will be preferred stock with a par value of $0.0001 per share.	The total number of shares of capital stock which may be issued by the Citius Pharma is 410,000,000, of which 400,000,000 shares will be common stock with a par value of $0.001 per shares and 10,000,000 shares will be preferred stock with a par value of $0.001 per share.

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	TenX	New Citius Oncology	Citius Pharma

Classification of the Board of Directors	The Cayman Constitutional Documents do not provide for a classified board.	New Citius Oncology’s governance documents provide for a board divided into three classes designated as Class I, Class II and Class III.	Citius Pharma’s governance documents do not provide for a classified board.

Election of Directors	Prior to and after the closing of a Business Combination, as defined in TenX’s articles of association, shareholders may appoint any person to be a director by ordinary resolution. All directors shall hold office for a term of two years from appointment and shall hold office until the expiration of their respective terms of office, or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation or removal.	New Citius Oncology’s directors will be elected at each annual meeting of stockholders to hold office until the next election of the class for which such director will have been chosen. Each director, including a director elected or appointed to fill a vacancy, will hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal.	Citius Pharma’s directors will be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, will hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Removal of Directors	Prior to and after the closing of a Business Combination, as defined in TenX’s articles of association, shareholders may remove any director by ordinary resolution.	Any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, that, whenever the holders of any class or classes of stock, or series thereof, are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, removal of any directors elected by such class or classes of stock, or series thereof, will be by the holders of a majority of the shares of such class or classes of stock, or series of stock, then entitled to vote at an election of directors.	Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided that, whenever the holders of any class or classes of stock, or series thereof, are entitled to elect one or more directors by the provisions of the articles of incorporation, removal of any directors elected by such class or classes of stock, or series thereof, will be by the holders of a majority of the shares of such class or classes of stock, or series of stock, then entitled to vote at an election of directors.

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	TenX	New Citius Oncology	Citius Pharma

Voting	Every shareholder of TenX shall have one vote on each matter submitted to a vote of shareholders for each ordinary share and preference share which he holds, unless any such share carries special voting rights.

Each New Citius Oncology stockholder will be entitled to one vote, in person or by proxy, for each share of capital stock held by such stockholder. The election of directors will be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election. Any matter, other than the election of directors, brought before any meeting of stockholders will be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

Each Citius Pharma stockholder will be entitled to one vote for each share of capital stock held by such stockholder, and the affirmative vote of a majority of the shares represented at a meeting and entitled to vote thereat will be necessary for the adoption of a motion or for the determination of all questions and business which will come before the meeting.

Cumulative Voting	Cayman Islands law does not specifically prohibit cumulative voting, but The Cayman Constitutional Documents do not provide for cumulative voting.	New Citius Oncology’s governance documents do not provide for cumulative voting.	Citius Pharma’s governance documents do not provide for cumulative voting.

Vacancies on the Board of Directors	The Cayman Constitutional Documents provide that any vacancy on the TenX Board, including a vacancy resulting from the death, resignation or removal of a director, may be filled by a majority vote of the remaining directors then in office, even though there is not a quorum of directors.

Any vacancy resulting from the death, resignation, removal or disqualification of a director or other cause, or any newly created directorship in the Board, may be filled by a majority of the directors then in office, although less than a quorum, by the sole remaining director, or by the stockholders of New Citius Oncology.

However, from and after a Trigger Event (as defined above), any vacancy will be filled only by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and will not be filled by the stockholders of New Citius Oncology, in each case, subject to the rights of the holders of any series of Preferred Stock.

When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, will have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations will become effective.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director; and whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the articles of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by the sole remaining director so elected.

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	TenX	New Citius Oncology	Citius Pharma

Shareholder / Stockholder Action by Written Consent	A resolution in writing (including a special resolution) signed by or on behalf of all of the shareholders for the time being entitled to receive notice of and to attend and vote at general meetings will be as valid and effective as if the resolution had been passed at a general meeting of TenX duly convened and held.	Any action required or permitted to be taken by the stockholders of New Citius Oncology must be taken at an annual or special meeting of the stockholders of New Citius Oncology and may not be effected by any consent in writing by the stockholders, provided, however, that prior to a Trigger Event (as defined above), any action required or permitted to be taken at any annual or special meeting of stockholders of New Citius Oncology may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, is signed by or on behalf of the holders of record of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, is delivered to New Citius Oncology.	Any action required by the Nevada Revised Statutes to be taken at any annual or special meeting of stockholders of a corporation, or any action that may be taken at any annual or special meeting of such stockholders may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Amendment to Certificate of Incorporation / memorandum of association	The Cayman Constitutional Documents provide that most provisions of its memorandum of association shall be amended by special resolution of its shareholders, and that certain amendments such as increasing its share capital may be made by ordinary resolution of its shareholders.	New Citius Oncology reserves to right to amend, alter, change or repeal any provision in its Certificate of Incorporation as prescribed by Delaware law. After a Trigger Event (as defined above), in addition to any greater vote required (including any vote of the holders of any particular class of stock required), the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of stock entitled to vote thereon, voting together as a single class, will be required to alter, amend or repeal Articles V (Board of Directors), VI (Consent of Stockholders in Lieu of Meeting; Special Meetings of Stockholders), VII (Limitation of Liability), VIII (Corporate Opportunities and Competition), IX (Exclusive Forum), X (Section 203 of the DGCL) and Article XI (Amendment of Certificate of Incorporation and Bylaws)	Citius Pharma reserves the right to amend, alter, change or repeal any provision contained in its articles of incorporation, in the manner now or hereafter prescribed by Nevada law.

243

	TenX	New Citius Oncology	Citius Pharma

Amendment of the Bylaws	The Cayman Constitutional Documents provide that its articles of association may be amended by special resolution of its shareholders.	New Citius Oncology’s Board is authorized to make, alter and repeal the Bylaws without the consent or vote of the stockholders in any manner not inconsistent with Delaware law.	Citius Pharma’s bylaws provide that bylaws may be amended, altered, or repealed at any regular or special meeting of the stockholders if notice of the proposed alteration or amendment is contained in the notice of the meeting.

Quorum

Board of Directors. Two directors of the TenX Board, unless otherwise fixed.

Shareholders. One or more shareholders who together hold not less than one-third of the shares entitled to vote at such meeting being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy will be a quorum; except that a quorum in connection with any meeting that is convened to vote on a Business Combination as defined in TenX’s articles of association or any meeting convened with regards to an amendment described in Article 37.9 relating to the redemption, repurchase or other rights of public shareholders will be a majority of the shares entitled to vote at such meeting.

Board of Directors. A majority of the authorized number of directors will constitute a quorum for the transaction of business.

Stockholders. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business.

Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, will constitute a quorum entitled to take action with respect to that vote on that matter.

Board of Directors. A majority of the authorized number of directors will constitute a quorum for the transaction of business.

Stockholders. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business.

244

	TenX	New Citius Oncology	Citius Pharma

Interested Directors	No person will be disqualified from the office of director or prevented by such office from contracting with TenX, either as vendor, purchaser or otherwise, nor will any such contract, or any contract or transaction entered into by or on behalf of TenX in which any director shall be in any way interested, be liable to be voided on the ground of any such interest or benefit. Nor shall any director so contracting, or being so interested, be liable to account to TenX for any profit realized by, or arising in connection with, any such contract or transaction by reason of such director holding office or of the fiduciary relationship thereby established. A director may vote in respect of any contract or transaction in which he or she is interested provided that the nature of the interest of any director in any such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote thereon.

Each Identified Person (defined below) will (i) have the right to engage in and possess interests in other business ventures of every type, including those engaged in the same or similar business activities or lines of business as New Citius Oncology or any of its Affiliates or deemed to be competing with New Citius Oncology or any of its Affiliates with no obligation to offer to New Citius Oncology or its subsidiaries or other Affiliates the right to participate therein and (ii) have the right to invest in, or provide services to, any person that is engaged in the same or similar business activities as New Citius Oncology or its Affiliates or directly or indirectly competes with New Citius Oncology or any of its Affiliates.

Identified Person means a director, officer, principal, partner, member, manager, employee, agent and/or other representative of Citius Pharma and its Affiliates.

Citius Pharma may enter into contracts or transact business with one or more of its directors, or with any firm of which one or more of its directors are members, or with any corporation or association in which any one of its directors is a stockholder, director or officer, and such contract or transaction will not be invalidated or in any wise affected by the fact that such director have or may have interests therein which are or might be adverse to the interests of Citius Pharma, even though the vote of the director or directors having such adverse interest shall have been necessary to obligate Citius Pharma upon such contract or transaction provided such adverse interest is either known or made known to the remaining directors; provided, however, that such contract or transaction will at the time at which it was entered into have been a reasonable one to have been entered into and shall have been upon terms that at the time were fair.

Special Meeting of the Shareholders / Stockholders

The directors may call general meetings at any time.

The directors must also call a general meeting if a requisition in writing was given by one or more shareholders who together hold at least 40% of the rights to vote at such general meeting.

		Special meetings of stockholders may only be called by order of the chairman of the board of directors, the board of directors (pursuant to a resolution adopted by the affirmative vote of a majority of the authorized number of directors constituting the board of directors) or the Chief Executive Officer of New Citius Oncology; provided, however, that prior to a Trigger Event (as defined above), special meetings for any purpose or purposes will also be called by or at the direction of the board of directors or the Chairman of the board of directors at the request of Citius Pharma, in each case, subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock.	Special meetings of the stockholders may be called at any time by the board of directors, the chair of the board of directors, or such person or persons duly designated by the board of directors whose powers and authority, as expressly provided in a resolution of the board of directors, include the power to call such meetings.

245

	TenX	New Citius Oncology	Citius Pharma

Notice of Shareholder / Stockholder Meeting

At least five (5) clear days’ notice must be given to shareholders of any general meeting. Every notice will specify the place, the day and the hour of the meeting, if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting, the general nature of the business to be conducted at the general meeting, and if a resolution is proposed as a special resolution, the text of that resolution and subject to the Cayman Islands Companies Act or the rules and regulations of the Designated Stock Exchange (as defined in The Cayman Constitutional Documents), the SEC and/or any other competent regulatory authority or otherwise under applicable law, a notice may be published on a website providing the recipient is given separate notice of (a) the publication of the notice, (b) the place on the website where it may be accessed, (c) how it may be accessed, and (d) the place, date and time of the meeting.

Whether or not the foregoing notice requirements have not been complied with, a general meeting of TenX will be deemed to have been duly convened if it is so agreed:

(a) in the case of an annual general meeting, by all of the shareholders entitled to attend and vote thereat;

and

(b) in the case of an extraordinary general meeting, by a majority in number of the shareholders having a right to attend and vote at the meeting, together holding not less than ninety-five per cent (95%) in par value of the shares giving that right.

		Notice of not less than ten (10) days nor more than sixty (60) days before the stockholder meeting will be given to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notice will include the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and means of remote communication.	All notices of meetings of stockholders will be in writing and will be sent or otherwise given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice will specify the place, if any, date, and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

246

DISSENTERS’ RIGHTS AND APPRAISAL RIGHTS

As TenX is not a constituent party to the Merger between Merger Sub and SpinCo, shareholders of TenX do not have dissenters’ rights in connection with the Merger under Cayman Islands law.

SUBMISSION OF SHAREHOLDER PROPOSALS

The TenX Board is aware of no matters other than the Business Combination Proposal, Domestication Proposal, Organizational Documents Proposal, Non-Binding Governance Proposals, Director Election Proposal, Stock Issuance Proposal, Equity Incentive Proposal and Adjournment Proposal that may be brought before the extraordinary general meeting. However, if any other matter should properly come before the extraordinary general meeting, the persons named in the enclosed proxies will vote such proxies in accordance with their judgment on any such matters. Under Cayman Islands law, only the business that is specified in the notice of meeting to shareholders for the extraordinary general meeting may be transacted at the extraordinary general meeting.

FUTURE SHAREHOLDER PROPOSALS

Assuming the Business Combination is completed, TenX currently does not expect to hold its 2023 or 2024 annual meeting of shareholders. If the Business Combination is consummated, you will be entitled to attend and participate in New Citius Oncology’s annual meetings of stockholders. If New Citius Oncology holds a 2024 annual meeting of stockholders, it will provide notice of or otherwise publicly disclose the date on which the 2024 annual meeting will be held.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS/HOUSEHOLDING

Under the rules of the SEC, unless it has received a contrary instruction, TenX (and the services TenX employs to deliver communications to its shareholders) may send a single copy of this proxy statement/ prospectus and any other proxy statement/prospectus or annual report delivered to TenX Shareholders to two or more shareholders sharing the same address, if TenX believes that the shareholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce TenX’s expenses.

Upon request, TenX will deliver a separate copy of this proxy statement/prospectus and/or any annual report or proxy statement/prospectus to any shareholder at a shared address to which a single copy of such document was delivered. Shareholders receiving multiple copies of such documents may likewise request that TenX deliver single copies of such documents in the future. Shareholders may notify TenX of their requests by calling (347) 627-0058 or writing to TenX at its principal executive offices at TenX Keane Acquisition, Attn: Taylor Zhang, 420 Lexington Ave Suite 2446, New York, NY 10170.

247

Following the Business Combination, New Citius Oncology shareholders should send any such requests in writing to 11 Commerce Drive, 1st Floor, Cranford, New Jersey 07016, Attn: Corporate Secretary.

OTHER SHAREHOLDER COMMUNICATIONS

TenX Shareholders and interested parties may communicate with the TenX Board, any committee chairperson or the non-management directors as a group by writing to TenX Keane Acquisition, Attn: Taylor Zhang, 420 Lexington Ave Suite 2446, New York, NY 10170. Following the Business Combination, New Citius Oncology stockholders should send any communications to the New Citius Oncology Board, any committee chairperson or the non-management directors of New Citius Oncology to 11 Commerce Drive, 1st Floor, Cranford, New Jersey 07016, Attn: Corporate Secretary. Any such communication will be reviewed and, to the extent such communication falls within the scope of matters generally considered by the TenX Board, forwarded to the TenX Board, the appropriate committee chairperson or the non-management directors, as appropriate, based on the subject matter of the communication. The acceptance and forwarding of communications to the members of the TenX Board or the New Citius Oncology Board, as applicable, or to an executive officer of TenX or New Citius Oncology does not imply or create any fiduciary duty of such director or executive officer to the person submitting the communications.

LEGAL MATTERS

The validity of the shares of New Citius Oncology Common Stock to be issued pursuant to the Merger Agreement will be passed upon by The Crone Law Group P.C., who has represented TenX in connection with the Business Combination. Wyrick Robbins Yates & Ponton LLP has represented Citius Pharma and SpinCo in connection with the Business Combination. Ogier has represented TenX on matters of Cayman Islands law.

EXPERTS

The financial statements of TenX Keane Acquisition as of December 31, 2022 and 2021, and for the year ended December 31, 2022 and for the period from March 1, 2021 (inception) through December 31, 2021, appearing in this proxy statement/prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of TenX to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this proxy statement/prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Citius Oncology, Inc. as of September 30, 2023 and September 30, 2022, included in this proxy statement/prospectus of TenX Keane Acquisition, which is referred to and made a part of this proxy statement/prospectus, have been audited by Wolf & Company, P.C., independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

TenX files reports, proxy statements/prospectuses and other information with the SEC as required by the Exchange Act. You may read TenX’s SEC filings, including this proxy statement/prospectus and any other reports, proxy statements/prospectuses and other information filed by TenX with the SEC, on the SEC website at http://www.sec.gov.

This proxy statement/prospectus is available without charge to TenX Shareholders upon written or oral request. If you would like additional copies of this proxy statement/ prospectus or need to obtain proxy cards, or if you have questions about the Business Combination or the proposals to be presented at the extraordinary general meeting, you should contact TenX or D.F. King & Co., Inc., its proxy solicitor, at the information below.

TenX Keane Acquisition

Attn.: Taylor Zhang

420 Lexington Ave Suite 2446

New York, NY 10170

Tel.: (347) 627-0058

or:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Call Toll Free: (800) 714-3310

Banks and Brokers Call Collect: (212) 269-5550

Email: TENK@dfking.com

All information contained in this document relating to TenX, including Merger Sub, has been supplied by TenX, all information relating to Citius Pharma and SpinCo. has been supplied by such parties. Information provided by one entity does not constitute any representation, estimate or projection of the other entity.

None of TenX, SpinCo or Citius Pharma have authorized anyone to give any information or make any representation about the Business Combination or their companies that is different from, or in addition to, that included in this proxy statement/prospectus or in any of the materials that have been incorporated in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information included in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

248

INDEX TO FINANCIAL STATEMENTS

TENX KEANE ACQUISITION

FINANCIAL STATEMENTS

TENX KEANE ACQUISITION

FINANCIAL STATEMENTS

(UNAUDITED)

CITIUS ONCOLOGY, INC.

FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of TenX Keane Acquisition:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of TenX Keane Acquisition (the “Company”), as of December 31, 2022 and 2021, the related statements of operations, shareholders’ equity (deficit) and cash flows the year ended December 31, 2022 and for the period from March 1, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and for the period from March 1, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. In addition, if the Company is unable to complete a business combination by July 18, 2023, then the Company will cease all operations except for the purpose of liquidating. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum llp

We have served as the Company’s auditor since 2021.

West Palm Beach, Florida

April 17, 2023

F-2

TENX KEANE ACQUISITION

BALANCE SHEETS

	December 31, 2022	December 31, 2021

ASSETS
Current Assets:
Cash	$289,175	$—
Prepaid expenses	88,169	—
Deferred offering costs	—	126,422
Total Current Assets	377,344	126,422
Investments held in trust account	67,813,020	—
Total Assets	$68,190,364	$126,422

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accrued formation costs	$31,836	$5,848
Due to related party	—	130,687
Total Current Liabilities	31,836	136,535

Commitments and contingencies

Ordinary shares subject to possible redemption (6,600,000 shares at $10.27 per share)	67,813,020	—

Shareholders’ Deficit:
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Ordinary shares, $0.0001 par value; 150,000,000 shares authorized;
2,416,000 shares issued and outstanding (excluding 6,600,000 shares subject to possible redemption)	242	173
Additional paid-in capital	—	24,827
Shareholder receivable	—	(25,000)
Retained earnings (accumulated deficit)	345,266	(10,113)
Total Shareholders’ Equity (Deficit)	345,508	(10,113)
Total Liabilities and Shareholders’ Equity (Deficit)	$68,190,364	$126,422

The accompanying notes are an integral part of these financial statements.

F-3

TENX KEANE ACQUISITION

STATEMENTS OF OPERATIONS

	FOR THE YEAR ENDED DECEMBER 31, 2022	FOR THE PERIOD FROM MARCH 1, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021
General and administrative costs	$138,115	$10,113
Operating loss	(138,115)	(10,113)

Other Income

Interest income on investments held in trust account	493,020	—
Change in derivative liability	25,906	—
Total other income	518,926	—

Net income (loss)	$380,811	$(10,113)

Weighted average ordinary shares outstanding, basic and diluted for ordinary shares not subject to redemption	1,865,478	1,725,000
Basic and diluted net income (loss) per ordinary share for ordinary shares not subject to redemption	$0.12	$(0.01)
Weighted average ordinary shares outstanding, basic and diluted for ordinary shares subject to redemption	1,341,758	-

Basic and diluted net income (loss) per ordinary share for ordinary shares subject to redemption	$0.12	$-

The accompanying notes are an integral part of these financial statements.

F-4

TENX KEANE ACQUISITION

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

For the YEAR ended DECEMBER 31, 2022

	Ordinary Shares		Additional Paid-in	Shareholder	(Accumulated Deficit) Retained	Total Shareholders’ Equity
	Shares	Amount	Capital	Receivable	Earnings	(Deficit)
Balance, January 1, 2022	1,725,000	$173	$24,827	$(25,000)	$(10,113)	$(10,113)
Payment for founder shares	—	—	—	25,000	—	25,000
Private placement rights proceeds	394,000	39	3,939,961	—	—	3,940,000
Fair value of public rights			1,056,000			1,056,000
Fair value of underwriter shares	297,000	30	2,922,450	—	—	2,922,480
Issuance costs			(343,845)			(343,845)
Remeasurement of ordinary shares subject to redemption			(7,599,393)		(25,432)	(7,624,825)
Net income	—	—	—	—	380,811	380,811
Balance, December 31, 2022	2,416,000	$242	$—	$—	$345,266	$345,508

For the PERIOD FROM MARCH 1, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021

	Ordinary Shares		Additional Paid-in	Shareholder	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Receivable	Deficit	Deficit
Balance, March 1, 2021	—	$—	$—	$—	$—	$—
Issuance of ordinary shares to Sponsor	1,725,000	173	24,827	$(25,000)	—	—
Net loss					(10,113)	(10,113)
Balance, December 31, 2021	1,725,000	$173	$24,827	$(25,000)	$(10,113)	$(10,113)

The accompanying notes are an integral part of these financial statements.

F-5

TENX KEANE ACQUISITION

STATEMENTS OF CASH FLOWS

	FOR THE YEAR ENDED DECEMBER 30, 2022	FOR THE PERIOD FROM MARCH 1, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021
Cash flows from operating activities:
Net income (loss)	$380,811	$(10,113)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest income on investments held in trust account	(493,020)	—
Change in operating assets and liabilities:
Prepaid expenses	(88,169)	—
Formation and organization costs paid by related parties		10,113
Deferred offering costs	126,422
Accrued expenses	25,988
Net cash used in operating activities	(47,968)	—

Cash flows from investing activities:
Cash deposited into trust account	(67,320,000)	—
Net cash used in investing activities	(67,320,000)	—

Cash flows from financing activities:
Sale of ordinary shares	66,000,000	—
Net proceeds from sale of private placement ordinary shares	3,335,987	—
Underwriting fee	(1,320,000)	—
Other fees	(253,157)	—
Proceeds from issuance ordinary shares to sponsor	25,000	—
Repayment of sponsor note	(130,687)	—
Net cash provided by financing activities	67,657,143	—

Net change in cash	289,175	—
Cash at beginning of period	—	—
Cash at end of period	$289,175	$—

Non-cash financing activities:
Remeasurement of ordinary shares subject to redemption	$7,624,825	$-
Deferred offering costs included in due to related party	$—	$126,422

The accompanying notes are an integral part of these financial statements.

F-6

TENX KEANE ACQUISITION

Notes to the financial statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS AND GOING CONCERN

TenX Keane Acquisition (the “Company”) was incorporated in the Cayman Islands on March 1, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating an Initial Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2022, the Company had not commenced any operations. All activity for the period from March 1, 2021 (inception) through December 31, 2022 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion an initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering (the “Registration Statement”) was declared effective on October 13, 2022. On October 18, 2022, the Company consummated the Initial Public Offering of 6,600,000 units, including 600,000 additional units issued pursuant to the partial exercise by the underwriter of its over-allotment option, (“Units” and, with respect to the common stock included in the Units being offered, the “Public Shares”), generating gross proceeds of $66,000,000, which is described in Note 3.

Simultaneously with the consummation of the Initial Public Offering and the sale of the Units, the Company consummated the private placement (the “Private Placement”) of 394,000 Units (the “Placement Units”), to the 10XYZ Holdings LP (the “Sponsor”) at a price of $10.00 per Placement Unit, generating total proceeds of $3,940,000.

As of October 18, 2022, transaction costs amounted to $4,859,330 consisting of $1,320,000 of cash underwriting fees, non-cash underwriting fees of $2,922,480 represented by the fair value of 297,000 shares issued to the underwriter and $616,850 of other offering costs. These costs were charged to additional paid-in capital or accumulated deficit to the extent additional paid-in capital is fully depleted upon completion of the Initial Public Offering.

Following the closing of the Initial Public Offering on October 18, 2022, an amount of $67,320,000 ($10.20 per unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement (as defined in Note 4) was placed in the Trust Account. The funds held in the Trust Account may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (as defined below) (excluding the taxes payable on the income earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, management has agreed that $10.00 per unit sold in the Proposed Public Offering, including proceeds of the sale of the Private Placement Units, will be held in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company will provide the holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable).

F-7

All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Company’s Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”). In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”) and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require common stock subject to redemption to be classified outside of permanent equity. Given that the Public Shares will be issued with other freestanding instruments (i.e., rights), the initial carrying value of ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The ordinary shares are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to immediate fair value recognition. The accretion will be treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital). While redemptions cannot cause the Company’s net tangible assets to fall below $5,000,001, the Public Shares are redeemable and will be classified as such on the balance sheet until such date that a redemption event takes place.

The Company will not redeem Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 (so that it does not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement that may be contained in the agreement relating to the Business Combination. If the Company seeks shareholder approval of the Business Combination, the Company will proceed with a Business Combination only if the Company receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company, or such other vote as required by law or stock exchange rule. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Proposed Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust account and not previously released to pay taxes, divided by the number of then issued and outstanding Public Shares.

F-8

The Company will have until 9 months (or 18 months if the Company extends the period) from the closing of the Public Offering to consummate a Business Combination (the “Combination Period”). However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares it will receive if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Public Offering price per unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share, due to reductions in the value of trust assets, in each case net of the interest that may be withdrawn to pay taxes. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management believes that the funds which the Company has available following the completion of the Initial Public Offering will enable it to sustain operations for a period of at least one-year from the issuance date of this financial statement. However, management has determined that the combination period is less than one year from the date of the issuance of the financial statements. There is no assurance that the Company’s plans to consummate a business combination will be successful within the combination period. As a result, there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued or are available to be issued. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

F-9

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents at December 31, 2022 and 2021.

Deferred Offering Costs

Deferred offering costs consist of costs incurred in connection with preparation for the Initial Public Offering. These costs, together with the underwriting discounts and commissions, were charged to additional paid in capital upon completion of the Initial Public Offering. As of December 31, 2022 and 2021 the Company had deferred offering costs of $0, and $126,422, respectively.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

F-10

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

Ordinary Shares Subject to Possible Redemption

The Company accounts for the ordinary shares subject to possible redemption in accordance with the guidance enumerated in ASC 480, “Distinguishing Liabilities from Equity.” Shares of the common stock subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable shares of the common stock (including shares of the common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the issuer’s control) are classified as temporary equity. At all other times, shares of the common stock are classified as stockholders’ equity. The ordinary features certain redemption rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2022 and 2021, the ordinary shares subject to possible redemption in the amount of $67,813,020 and $0, respectively, are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

As of December 31, 2022, ordinary shares subject to possible redemption reflected on the balance sheet is reconciled on the following table:

Gross proceeds	$66,000,000
Proceeds allocated to public rights	(1,056,000)
Offering costs allocated ordinary shares subject to redemption	(4,755,805)
Remeasurement of ordinary shares subject to redemption	$7,624,825
Ordinary shares subject to possible redemption	$67,813,020

Net income (loss) per share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per share of ordinary shares is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. The Company applies the two-class method in calculating income (loss) per ordinary share.

The calculation of diluted income (loss) per ordinary share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the Private Placement since the exercise of the warrants is contingent upon the occurrence of future events. As of December 31, 2022 and 2021, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted net income (loss) per ordinary share is the same as basic net income (loss) per ordinary share for the period presented.

The following table reflects the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except per share amounts):

	For the Year
	Ended December 31, 2022
	Ordinary Shares Subject to Redemption	Ordinary Shares Not Subject to Redemption
Basic and diluted net income per share
Numerator:
Allocation of net income	$159,314	$221,497
Denominator:
Basic and diluted weighted average shares outstanding	1,341,758	1,865,478

Basic and diluted net income per share	$0.12	$0.12

For the Year Ended December 31, 2021
Ordinary Shares
Basic and diluted net income per share
Numerator:
Net income (loss)	$(10,113)
Denominator:
Basic and diluted weighted average shares outstanding	1,725,000

Basic and diluted net income per share	$(0.01)

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The over-allotment option is deemed to be a freestanding financial instrument indexed on the contingently redeemable shares and will be accounted for as a liability pursuant to ASC 480.

F-11

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account.

Financial Instruments

The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

Level 1 Inputs: Unadjusted quoted prices for identical assets or instruments in active markets.

Level 2 Inputs: Quoted prices for similar instruments in active markets and quoted prices for identical or similar instruments in markets that are not active and model derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs: Significant inputs into the valuation model are unobservable.

The Company does not have any recurring Level 2 assets or liabilities, see Note 8 for Level 3 assets and liabilities. The carrying value of the Company’s financial instruments including its cash and accrued liabilities approximate their fair values principally because of their short-term nature.

Recent Accounting Standards

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”),” which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for the Company on January 1, 2022. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 6,600,000 Units, including 600,000 additional units issued pursuant to the partial exercise by the underwriter of its over-allotment option at a price of $10.00 per unit. Each TenX Unit consists of one share of ordinary shares and one right to receive two-tenths (2/10) of one Ordinary Share upon the consummation of the Company’s initial business combination one right (“Public Right”). Five Public Rights will entitle the holder to one share of ordinary shares (see Note 7).

NOTE 4 — PRIVATE PLACEMENTS

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale of 394,000 Private Placement Units. Each TenX Unit consists of one share of ordinary shares and one right to receive two-tenths (2/10) of one Ordinary Share upon the consummation of the Company’s initial business combination one right (“Public Right”). The proceeds from the sale of the Private Placement Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law). The Private Placement Units and Private Rights (including the ordinary shares issuable upon exercise of the Private Rights) will not be transferable, assignable or salable until 30 days after the completion of an Initial Business Combination, subject to certain exceptions.

F-12

NOTE 5 — RELATED PARTIES

Founder Shares

On March 24, 2021, the Sponsor received 1,437,500 of the Company’s ordinary shares (the “Founder Shares”) in exchange for $25,000 to be paid at a later date. On December 20, 2021, the board of directors of the Company and our sponsor, as sole shareholder of the Company, approved, through a special resolution, the following share capital changes:

(a)	Each of the authorized but unissued 150,000,000 Class A ordinary shares were cancelled and re-designated as ordinary shares of $0.0001 par value each;
(b)	Each of the 1,437,500 Class B ordinary shares in issue were exchanged in consideration for the issuance of 1,437,500 ordinary shares of $0.0001 par value each; and
(c)	Upon completion of the above steps, the authorized but unissued 10,000,000 Class B ordinary shares were cancelled.

On December 20, 2021, subsequent to the above share exchange the Company issued an additional 287,500 ordinary shares to our Sponsor for no additional consideration, resulting in our Sponsor holding an aggregate of 1,725,000 ordinary shares (the founder shares). The issuance was considered as a bonus share issuance, in substance a recapitalization transaction, which was recorded and presented retroactively. The founder shares include an aggregate of up to 225,000 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part. On October 18, 2022, the underwriter partially exercised the over-allotment and as such, as of November 28, 2022, 150,000 ordinary shares are not subject to forfeiture.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their shares of ordinary shares for cash, securities or other property.

Promissory Note — Related Party

On March 17, 2021, the Sponsor issued an unsecured promissory note (the “Pre-IPO Note”) to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) September 30, 2022 or (ii) the consummation of the Proposed Public Offering. As of December 31, 2022 and December 31, 2021, there were no amounts outstanding under the Promissory Note. After expiration of the Promissory Note, the Sponsor issued a new unsecured promissory note to the Company (the “Post-IPO Promissory Note”) on April 14, 2023. The Post-IPO Promissory Note is non-interest bearing and payable on the earlier of (i) April 14, 2024 or (ii) the date of consummation of the Company’s initial business combination or liquidation (such earlier date, the “Maturity Date”).

Advances from Related Party

The Sponsor paid certain formation and operating costs on behalf of the Company. These advances are due on demand and non-interest bearing. As of December 31, 2022 and 2021, the amount due to the Sponsor was $0 and $130,687, respectively.

Administrative Services Agreement

Commencing on the date the Units are first listed on the Nasdaq, the Company has agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company has incurred expense of $21,666 for the year ended December 31, 2022. No expense was incurred in 2021.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted into units, at the price of $10.00 per unit at the option of the lender. Such units would be identical to the Private Placement Units In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2022 and 2021, there were no amounts outstanding under the Working Capital Loans.

F-13

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, Private Placement Units and Units that may be issued upon conversion of Working Capital Loans (and any shares of ordinary shares issuable upon the exercise of the Private Placement Right) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of Initial Public Offering requiring the Company to register such securities for resale. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of Initial Public Offering to purchase up to 900,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. The underwriter partially exercised the over-allotment in the amount of 600,000 Units during the option period.

The underwriters are entitled to a cash underwriting discount of $0.20 per TenX Unit payable upon the closing of the Initial Public Offering.

The underwriters are also entitled to 270,000 ordinary shares (310,500 if the over-allotment option is exercised in full) as part of its underwriting fee. Due to the partial exercise, the shares granted at October 18, 2022 were 297,000.

NOTE 7 — SHAREHOLDERS’ EQUITY (DEFICIT)

Preferred Shares — The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2022 and 2021, there were no shares of preferred shares issued or outstanding.

Ordinary Shares — The Company is authorized to issue 150,000,000 ordinary shares with a par value of $0.0001 per share. Holders of ordinary shares are entitled to one vote for each share.

As of December 31, 2022 and 2021, there were 1,725,000 ordinary shares issued and outstanding, of which an aggregate of up to 225,000 ordinary shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part so that the number of Founder Shares will equal 19% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering (excluding private placement shares) or approximately 23.0% (including private placement shares). The underwriter partially exercised the over-allotment and as such 150,000 ordinary shares are not subject to forfeiture as of October 18, 2022.

Only holders of the founder shares will have the right to vote on the election of directors prior to the Business Combination. Holders of ordinary shares and holders of founder shares will vote together as a single class on all matters submitted to a vote of our shareholders except as otherwise required by law. In connection with our initial business combination, we may enter into a shareholders’ agreement or other arrangements with the shareholders of the target or other investors to provide for voting or other corporate governance arrangements that differ from those in effect upon completion of this offering.

F-14

In the case that additional shares of ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Proposed Public Offering and relate to the closing of a Business Combination, the ratio at which founder shares will be adjusted (unless the holders of a majority of the then-outstanding shares of founder shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of founder shares will equal, in the aggregate, 19% of the sum of the total number of all shares of ordinary shares outstanding upon the completion of Proposed Public Offering plus all shares of ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination (net of the number of shares of ordinary shares redeemed in connection with a Business Combination), excluding any shares or equity-linked securities issued or issuable to any seller of an interest in the target to us in a Business Combination.

Rights - Except in cases where the Company is not the surviving company in a business combination, each holder of a right will automatically receive two-tenths (2/10) of one ordinary share upon consummation of the initial business combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman law.

NOTE 8. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value at December 31, 2022 and 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2022	December 31, 2021
Assets:
Marketable securities held in the Trust Account	1	$67,813,020	$-

NOTE 9 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

F-15

TENX KEANE ACQUISITION

BALANCE SHEETS

	September 30, 2023 (unaudited)	December 31, 2022

ASSETS
Current Assets:
Cash	$26,523	$289,175
Prepaid expenses	58,633	88,169
Total Current Assets	85,156	377,344
Investments held in trust account	70,627,915	67,813,020
Total Assets	$70,713,071	$68,190,364

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accrued offering costs	$5,001	$31,836
Accrued expenses	383,703	—
Due to related party	779,875	—
Total Current Liabilities	1,168,579	31,836

Commitments and contingencies

Ordinary shares subject to possible redemption (6,600,000 shares at $10.70 and $10.27 per share as of September 30, 2023 and December 31, 2022)	70,627,915	67,813,020

Shareholders’ Equity (Deficit):
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Ordinary shares, $0.0001 par value; 150,000,000 shares authorized; 2,341,000 shares issued and outstanding (excluding 6,600,000 shares subject to possible redemption)	167	242

Additional paid-in capital	—	—
Shareholder receivable	—	—
Retained earnings (Accumulated deficit)	(1,083,590)	345,266
Total Shareholders’ Equity (Deficit)	(1,083,423)	345,508
Total Liabilities and Shareholders’ Equity (Deficit)	$70,713,071	$68,190,364

The accompanying notes are an integral part of these financial statements.

F-16

TENX KEANE ACQUISITION

STATEMENTS OF OPERATIONS

(UNAUDITED)

	FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2023	FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2022	FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023	FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022
General and administrative costs	421,455		768,931
Operating loss	$(421,455)	$—	$(768,931)	$—

Interest income on investments held in trust account	579,398	—	2,154,895	—
Total other income	579,398	—	2,154,895	—

Net income	$157,943	$—	$1,385,964	$—

Weighted average ordinary shares outstanding, basic and diluted for ordinary shares subject to redemption	6,600,000	1,500,000	6,600,000	1,500,000
Basic and diluted net income per ordinary share for ordinary shares subject to redemption	0.02	0.00	0.15	0.00
Weighted average ordinary shares outstanding, basic and diluted for ordinary shares not subject to redemption	2,341,815	—	2,391,000	—
Basic and diluted net income per ordinary share for ordinary shares not subject to redemption	$0.02	$0.00	$0.15	$0.00

The accompanying notes are an integral part of these financial statements.

F-17

TENX KEANE ACQUISITION

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

For the THREE AND NINE MONTHS ended SEPTEMBER 30, 2023 AND 2022

(UNAUDITED)

	Ordinary Shares		Additional Paid-in	Shareholder	(Accumulated Deficit) Retained	Total Shareholders’ Equity
	Shares	Amount	Capital	Receivable	Earnings	(Deficit)
Balance, January 1, 2023	2,416,000	$242	$—	$—	$345,266	$345,508
Remeasurement of ordinary shares subject to redemption	—	—	—	—	(759,647)	(759,647)
Net income	—	—	—	—	611,725	611,725
Balance, March 31, 2023	2,416,000	$242	$—	$—	$197,344	$197,586
Remeasurement of ordinary shares subject to redemption	—	—	—	—	(815,850)	(815,850)
Net income	—	—	—	—	616,296	616,296
Balance, June 30, 2023	2,416,000	$242	—	$—	$(2,210)	(1,968)
Shares forfeited due to partial exercise of underwriters overallotment	(75,000)	(75)			75	—
Remeasurement of ordinary shares subject to redemption	—	—	—	—	(1,239,398)	(1,239,398)
Net income	—	—	—	—	157,943	157,943
Balance, September 30, 2023	2,341,000	$167	—	$—	$(1,083,590)	(1,083,423)

	Ordinary Shares		Additional Paid-in	Shareholder	(Accumulated Deficit) Retained	Total Shareholders’ Equity
	Shares	Amount	Capital	Receivable	Earnings	(Deficit)
Balance, January 1, 2022	1,725,000	$173	$24,827	$(25,000)	$(10,113)	$(10,113)
Net income	—	—	—	—	—	—
Balance, March 31, 2022	1,725,000	$173	$24,827	$(25,000)	$(10,113)	$(10,113)
Net loss	—	—	—	—	—	—
Balance, June 30, 2022	1,725,000	173	24,827	(25,000)	$(10,113)	$(10,113)
Net loss	—	—	—	—	—	—
Balance, September 30, 2022	1,725,000	173	24,827	(25,000)	$(10,113)	$(10,113)

The accompanying notes are an integral part of these financial statements.

F-18

TENX KEANE ACQUISITION

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023	FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022
Cash flows from operating activities:
Net income	$1,385,964	$—
Adjustments to reconcile net income to net cash used in operating activities:
Interest income on investments held in trust account	(2,154,895)	—
Change in operating assets and liabilities:
Prepaid expenses	29,536	—
Formation and organization costs paid by related parties		—
Accrued expenses	356,868	—
Net cash used in operating activities	(382,527)	—

Cash flows from investing activities:
Cash deposited into trust account	(660,000)
Net cash used in investing activities	(660,000)

Cash flows from financing activities:
Advance from related party	779,875	—
Net cash provided by financing activities	779,875	—

Net change in cash	(262,652)	—
Cash at beginning of period	289,175	—
Cash at end of period	$26,523	$—

Supplemental disclosure of non-cash financing activities:
Remeasurement of ordinary shares subject to possible redemption	2,814,895	—
Deferred offering costs included in accrued expenses	—	67,846
Deferred offering costs included in due to related party	—	62,477

The accompanying notes are an integral part of these financial statements.

F-19

TENX KEANE ACQUISITION

Notes to the financial statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS AND GOING CONCERN

TenX Keane Acquisition (the “Company”) was incorporated in the Cayman Islands on March 1, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating an Initial Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2023, the Company had not commenced any operations. All activity for the period from March 1, 2021 (inception) through September 30, 2023 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion an initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering (the “Registration Statement”) was declared effective on October 13, 2022. On October 18, 2022, the Company consummated the Initial Public Offering of 6,600,000 units, including 600,000 additional units issued pursuant to the partial exercise by the underwriter of its over-allotment option, (“Units” and, with respect to the common stock included in the Units being offered, the “Public Shares”), generating gross proceeds of $66,000,000, which is described in Note 3.

Simultaneously with the consummation of the Initial Public Offering and the sale of the Units, the Company consummated the private placement (the “Private Placement”) of 394,000 Units (the “Placement Units”), to the 10XYZ Holdings LP (the “Sponsor”) at a price of $10.00 per Placement Unit, generating total proceeds of $3,940,000.

As of October 18, 2022, transaction costs amounted to $4,859,330 consisting of $1,320,000 of cash underwriting fees, non-cash underwriting fees of $2,922,480 represented by the fair value of 297,000 shares issued to the underwriter and $616,850 of other offering costs. These costs were charged to additional paid-in capital or accumulated deficit to the extent additional paid-in capital is fully depleted upon completion of the Initial Public Offering.

Following the closing of the Initial Public Offering on October 18, 2022, an amount of $67,320,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement (as defined in Note 4) was placed in the Trust Account. The funds held in the Trust Account may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (as defined below) (excluding the taxes payable on the income earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

F-20

There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, management has agreed that $10.00 per Unit sold in the Proposed Public Offering, including proceeds of the sale of the Private Placement Units, will be held in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company will provide the holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable).

All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Company’s Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”). In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”) and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require common stock subject to redemption to be classified outside of permanent equity. Given that the Public Shares will be issued with other freestanding instruments (i.e., rights), the initial carrying value of ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The ordinary shares are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to immediate fair value recognition. The accretion will be treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital). While redemptions cannot cause the Company’s net tangible assets to fall below $5,000,001, the Public Shares are redeemable and will be classified as such on the balance sheet until such date that a redemption event takes place.

The Company will not redeem Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 (so that it does not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement that may be contained in the agreement relating to the Business Combination. If the Company seeks shareholder approval of the Business Combination, the Company will proceed with a Business Combination only if the Company receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company, or such other vote as required by law or stock exchange rule. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Proposed Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

F-21

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust account and not previously released to pay taxes, divided by the number of then issued and outstanding Public Shares.

The Company will have until 9 months (or 18 months if the Company extends the period) from the closing of the Public Offering to consummate a Business Combination (the “Combination Period”). However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares it will receive if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share, due to reductions in the value of trust assets, in each case net of the interest that may be withdrawn to pay taxes. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

F-22

Going Concern Consideration

The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. In addition, the Company currently has less than 12 months from the date these financial statements were issued to complete a Business Combination transaction. If the Company is unsuccessful in consummating an initial Business Combination by January 18, 2024, per the mandatory liquidation requirement, the Company must cease all operations, redeem the Public Shares and thereafter liquidate and dissolve. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company does not have adequate liquidity to sustain operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management continues to monitor the Russian invasion of Ukraine and its global impact. We have no operations, employees or assets in Russia, Belarus or Ukraine. While the conflict continues to evolve and the outcome remains highly uncertain, we do not currently believe the Russia-Ukraine conflict will have a material impact on our business and results of operations. However, if the Russia-Ukraine conflict continues or worsens, leading to greater global economic or political disruptions and uncertainty, our business and results of operations could be materially impacted as a result.

Management continues to monitor the Israel and the Gaza Strip conflict and its global impact. We have no operations, employees or assets in Israel or the Gaza Strip. While the conflict continues to evolve and the outcome remains uncertain, we do not currently believe the Gaza Strip conflict will have a material impact on our business and results of operations.

Convertible Promissory Notes

The Company accounts for their convertible promissory notes under ASC 815, “Derivatives and Hedging” (“ASC 815”). Management has determined that other than the conversion feature, the Promissory Note is a “plain vanilla” liability. Further, the Promissory Note contains no equity host characteristics. As such there is no embedded derivative that needs bifurcation or other features that require further accounting consideration.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

In the opinion of the Company’s management, the unaudited condensed financial statements as of September 30, 2023 include all adjustments, which are only of a normal and recurring nature, necessary for a fair statement of the financial position of the Company as of September 30, 2023. This financial information should be read with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on April 17, 2023. The results of operations for the three and nine months ended September 30, 2023 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2023 or any future interim period. The December 31, 2022 balance sheet information has been derived from the 2022 audited financial statements.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-23

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents at September 30, 2023 and December 31, 2022.

Deferred Offering Costs

Deferred offering costs consist of costs incurred in connection with preparation for the Initial Public Offering. These costs, together with the underwriting discounts and commissions, were charged to additional paid in capital upon completion of the Initial Public Offering. As of September 30, 2023 and December 31, 2022 the Company had no deferred offering costs.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

Ordinary Shares Subject to Possible Redemption

The Company accounts for the ordinary shares subject to possible redemption in accordance with the guidance enumerated in ASC 480, “Distinguishing Liabilities from Equity.” Shares of the common stock subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable shares of the common stock (including shares of the common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the issuer’s control) are classified as temporary equity. At all other times, shares of the common stock are classified as shareholders’ equity. The ordinary features certain redemption rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of September 30, 2023 and December 31, 2022, the ordinary shares subject to possible redemption in the amount of $70,627,915 and $67,813,020, respectively, are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

F-24

As of September 30, 2023 and December 31, 2022, ordinary shares subject to possible redemption reflected on the balance sheet is reconciled on the following table:

Gross proceeds	$66,000,000
Proceeds allocated to public rights	(1,056,000)
Offering costs allocated ordinary shares subject to redemption	(4,755,805)
Remeasurement of ordinary shares subject to redemption	7,624,825
Ordinary shares subject to possible redemption – December 31, 2022	$67,813,020
Remeasurement of ordinary shares subject to redemption	759,647
Ordinary shares subject to possible redemption – March 31, 2023	$68,572,667
Remeasurement of ordinary shares subject to redemption	815,850
Ordinary shares subject to possible redemption – June 30, 2023	$69,388,517
Remeasurement of ordinary shares subject to redemption	1,239,398
Ordinary shares subject to possible redemption – September 30, 2023	$70,627,915

Net income per share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income per share of ordinary shares is computed by dividing net income by the weighted average number of ordinary shares outstanding for the period. The Company applies the two-class method in calculating income per ordinary share.

The calculation of diluted income per ordinary share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the Private Placement since the exercise of the warrants is contingent upon the occurrence of future events. As of September 30, 2023 and 2022, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted net income per ordinary share is the same as basic net income per ordinary share for the period presented.

The following table reflects the calculation of basic and diluted net income per ordinary share (in dollars, except per share amounts):

	Three months Ended	Three months Ended
	September 30,	September 30,
	2023	2022
Ordinary shares subject to redemption
Numerator: Allocation of net income	$116,579	—
Denominator: Basic and diluted weighted average shares outstanding	6,600,000	1,500,000
Basic and diluted net income per share	$0.02	$0.00

Ordinary shares not subject to redemption
Numerator: Allocation of net income	$41,364	$—
Denominator: Basic and diluted weighted average shares outstanding	2,341,815	—
Basic and diluted net income per share	$0.02	$0.00

F-25

	Nine months Ended	Nine months Ended
	September 30,	September 30,
	2023	2022
Ordinary shares subject to redemption
Numerator: Allocation of net income	$1,017,391	—
Denominator: Basic and diluted weighted average shares outstanding	6,600,000	1,500,000
Basic and diluted net income per share	$0.15	$0.00

Ordinary shares not subject to redemption
Numerator: Allocation of net income	$368,573	$—
Denominator: Basic and diluted weighted average shares outstanding	2,391,000	—
Basic and diluted net income per share	$0.15	$0.00

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The over-allotment option is deemed to be a freestanding financial instrument indexed on the contingently redeemable shares and will be accounted for as a liability pursuant to ASC 480.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account.

Financial Instruments

The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

Level 1 Inputs: Unadjusted quoted prices for identical assets or instruments in active markets.

Level 2 Inputs: Quoted prices for similar instruments in active markets and quoted prices for identical or similar instruments in markets that are not active and model derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs: Significant inputs into the valuation model are unobservable.

The Company does not have any recurring Level 2 assets or liabilities, see Note 8 for Level 3 assets and liabilities. The carrying value of the Company’s financial instruments including its cash and accrued liabilities approximate their fair values principally because of their short-term nature.

F-26

Recent Accounting Standards

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”),” which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for the Company on January 1, 2022. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 6,600,000 Units, including 600,000 additional units issued pursuant to the partial exercise by the underwriter of its over-allotment option at a price of $10.00 per Unit. Each Unit consists of one share of ordinary shares and one right to receive two-tenths (2/10) of one Ordinary Share upon the consummation of the Company’s initial business combination one right (“Public Right”). Five Public Rights will entitle the holder to one share of ordinary shares (see Note 7).

NOTE 4 — PRIVATE PLACEMENTS

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale of 394,000 Private Placement Units. Each Unit consists of one share of ordinary shares and one right to receive two-tenths (2/10) of one Ordinary Share upon the consummation of the Company’s initial business combination one right (“Public Right”). The proceeds from the sale of the Private Placement Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law). The Private Placement Units and Private Rights (including the ordinary shares issuable upon exercise of the Private Rights) will not be transferable, assignable or salable until 30 days after the completion of an Initial Business Combination, subject to certain exceptions.

NOTE 5 — RELATED PARTIES

Founder Shares

On March 24, 2021, the Sponsor received 1,437,500 of the Company’s ordinary shares (the “Founder Shares”) in exchange for $25,000 to be paid at a later date. On December 20, 2021, the board of directors of the Company and our sponsor, as sole shareholder of the Company, approved, through a special resolution, the following share capital changes:

(a)	Each of the authorized but unissued 150,000,000 Class A ordinary shares were cancelled and re-designated as ordinary shares of $0.0001 par value each;
(b)	Each of the 1,437,500 Class B ordinary shares in issue were exchanged in consideration for the issuance of 1,437,500 ordinary shares of $0.0001 par value each; and
(c)	Upon completion of the above steps, the authorized but unissued 10,000,000 Class B ordinary shares were cancelled.

On December 20, 2021, subsequent to the above share exchange the Company issued an additional 287,500 ordinary shares to our Sponsor for no additional consideration, resulting in our Sponsor holding an aggregate of 1,725,000 ordinary shares (the founder shares). The issuance was considered as a bonus share issuance, in substance a recapitalization transaction, which was recorded and presented retroactively. The founder shares include an aggregate of up to 225,000 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part. On October 18, 2022, the underwriter partially exercised the over-allotment and as such, as of November 28, 2022, 150,000 ordinary shares are not subject to forfeiture.

F-27

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their shares of ordinary shares for cash, securities or other property.

Promissory Note — Related Party

On March 17, 2021, the Sponsor issued an unsecured promissory note (the “Pre-IPO Note”) to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) September 30, 2022 or (ii) the consummation of the Proposed Public Offering. As of September 30, 2023 and December 31, 2022, there were no amounts outstanding under the Promissory Note. After expiration of the Promissory Note, the Sponsor issued a new unsecured promissory note to the Company (the “Post-IPO Promissory Note”) on April 14, 2023. The Post-IPO Promissory Note is non-interest bearing and payable on the earlier of (i) April 14, 2024 or (ii) the date of consummation of the Company’s initial business combination or liquidation (such earlier date, the “Maturity Date”). As of September 30, 2023 and December 31, 2022, there were no amounts outstanding under the Promissory Note

Advances from Related Party

The Sponsor paid certain formation and operating costs on behalf of the Company. These advances are due on demand and non-interest bearing. As of September 30, 2023 and December 31, 2022, there were $779,875 and $0 due to the sponsor.

Administrative Services Agreement

Commencing on the date the Units are first listed on the Nasdaq, the Company has agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company has incurred expense of $30,000 and $90,000 for the three and nine months ended September 30, 2023, respectively. The Company incurred no expense for the three and nine months ended September 30, 2022. As of September 30, 2023 and December 31, 2022 there was $30,000 and $0 payable amounts accrued.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted into units, at the price of $10.00 per unit at the option of the lender. Such units would be identical to the Private Placement Units In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of September 30, 2023 and December 31, 2022, there were no amounts outstanding under the Working Capital Loans.

F-28

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, Private Placement Units and Units that may be issued upon conversion of Working Capital Loans (and any shares of ordinary shares issuable upon the exercise of the Private Placement Right) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of Initial Public Offering requiring the Company to register such securities for resale. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of Initial Public Offering to purchase up to 900,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. The underwriter partially exercised the over-allotment in the amount of 600,000 Units during the option period.

The underwriters are entitled to a cash underwriting discount of $0.20 per Unit payable upon the closing of the Initial Public Offering.

The underwriters are also entitled to 270,000 ordinary shares (310,500 if the over-allotment option is exercised in full) as part of its underwriting fee. Due to the partial exercise, the shares granted at October 18, 2022 were 297,000.

NOTE 7 — SHAREHOLDERS’ EQUITY (DEFICIT)

Preferred Shares — The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2023 and December 31, 2022, there were no shares of preferred shares issued or outstanding.

Ordinary Shares — The Company is authorized to issue 150,000,000 ordinary shares with a par value of $0.0001 per share. Holders of ordinary shares are entitled to one vote for each share.

As of September 30, 2023 and December 31, 2022, there were 2,416,000 ordinary shares issued and outstanding, of which an aggregate of up to 225,000 ordinary shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part so that the number of Founder Shares will equal 19% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering (excluding private placement shares) or approximately 23.0% (including private placement shares). The underwriter partially exercised the over-allotment and as such 150,000 ordinary shares are not subject to forfeiture as of October 18, 2022. The underwriters are also entitled to 270,000 ordinary shares (310,500 if the over-allotment option is exercised in full) as part of its underwriting fee. The underwriters received non-cash underwriting fees of $2,922,480 represented by the fair value of 297,000 shares issued to the underwriter due to the partial exercise, granted at October 18, 2022. Simultaneously with the consummation of the IPO and the sale of the Units, we consummated the Private Placement of 394,000 Placement Units to the Sponsor at a price of $10.00 per Placement Unit, generating total proceeds of $3,940,000.

Only holders of the founder shares will have the right to vote on the election of directors prior to the Business Combination. Holders of ordinary shares and holders of founder shares will vote together as a single class on all matters submitted to a vote of our shareholders except as otherwise required by law. In connection with our initial business combination, we may enter into a shareholders’ agreement or other arrangements with the shareholders of the target or other investors to provide for voting or other corporate governance arrangements that differ from those in effect upon completion of this offering.

In the case that additional shares of ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Proposed Public Offering and relate to the closing of a Business Combination, the ratio at which founder shares will be adjusted (unless the holders of a majority of the then-outstanding shares of founder shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of founder shares will equal, in the aggregate, 19% of the sum of the total number of all shares of ordinary shares outstanding upon the completion of Proposed Public Offering plus all shares of ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination (net of the number of shares of ordinary shares redeemed in connection with a Business Combination), excluding any shares or equity-linked securities issued or issuable to any seller of an interest in the target to us in a Business Combination.

F-29

Rights - Except in cases where the Company is not the surviving company in a business combination, each holder of a right will automatically receive two-tenths (2/10) of one ordinary share upon consummation of the initial business combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman law.

NOTE 8. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value at September 30, 2023 and December 31, 2022 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	September 30, 2023	December 31, 2022
Assets:
Marketable securities held in the Trust Account	1	$70,627,915	$67,813,020

NOTE 9 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review the Company did not identify any subsequent events, except as noted below, that would have required adjustment or disclosure in the financial statements.

On October 18, 2023, the Company deposited $660,000 into the trust account of the Company (the “Extension Fee”) to extend the timeline to complete a business combination for an additional three months from October 18, 2023 to January 18, 2024 (the “Extension”). Such deposit of the Extension Fee is evidenced by an unsecured promissory note (the “Promissory Note”) in the principal amount of $660,000 to the Sponsor.

The Promissory Note bears no interest and is payable in full upon the consummation of the Company’s business combination (such date, the “Maturity Date”).

The payees of the Promissory Note, the Sponsor, has the right, but not the obligation, to convert the Promissory Note, in whole or in part, up to $1,500,000, into private units (the “Units”) of the Company at a price of $10.00 per unit, each consisting of one ordinary share and one right to receive two-tenths (2/10) of one ordinary share upon the consummation of a business combination.

On October 23, 2023, the Company entered into an Agreement and Plan of Merger and Reorganization by and among TenX, TenX Merger Sub, Inc., a Delaware corporation and wholly owned Subsidiary of TenX, Citius Pharmaceuticals, Inc., a Nevada corporation, and Citius Oncology, Inc., a Delaware corporation and wholly owned subsidiary of Citius Pharma.

F-30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and Board of Directors of Citius Oncology, Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Citius Oncology, Inc. (the “Company”) as of September 30, 2023 and 2022, and the related statements of operations, changes in stockholder’s equity, and cash flows for the years then ended, and the related notes to the financial statements (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses and negative working capital from operations. As discussed in Note 2 to the financial statements, the Company is a wholly-owned subsidiary of Citius Pharmaceuticals, Inc. Citius Pharmaceuticals, Inc. funds the Company’s operations; therefore, the Company is economically dependent on the continued financial support of Citius Pharmaceuticals, Inc. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Wolf & Company, P.C.

We have served as the Company’s auditor since 2022.

Boston, Massachusetts

January 4, 2024

F-31

CITIUS ONCOLOGY, INC.

BALANCE SHEETS

SEPTEMBER 30, 2023 AND 2022

	2023	2022

ASSETS
Current Assets:
Cash and cash equivalents	$—	$—
Prepaid expenses	7,734,895	2,690,182
Total Current Assets	7,734,895	2,690,182

Other Assets:
In-process research and development	40,000,000	40,000,000
Total Other Assets	40,000,000	40,000,000

Total Assets	$47,734,895	$42,690,182

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Accounts payable	$1,289,045	$92,311
Accrued expenses	259,071	1,060,825
Due to related party	19,499,119	4,693,645
Total Current Liabilities	21,047,235	5,846,781

Deferred tax liability	1,152,000	576,000
Total Liabilities	22,199,235	6,422,781

Commitments and Contingencies

Stockholder’s Equity:
Preferred stock - $0.0001 par value; 10,000,000 and 0 shares authorized at September 30, 2023 and 2022, respectively: no shares issued and outstanding	—	—
Common stock - $0.0001 par value; 100,000,000 and 67,500,000 shares authorized at September 30, 2023 and 2022, respectively; 67,500,000 shares issued and outstanding	6,750	6,750
Additional paid-in capital	43,658,750	41,693,250
Accumulated deficit	(18,129,840)	(5,432,599)
Total Stockholder’s Equity	25,535,660	36,267,401

Total Liabilities and Stockholder’s Equity	$47,734,895	$42,690,182

See accompanying report of independent registered public accounting firm and notes to the financial statements.

Reflects a 675,000-for-1 stock split effective July 5, 2023.

F-32

CITIUS ONCOLOGY, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED SEPTEMBER 30, 2023 AND 2022

	2023	2022
Revenues	$—	$—

Operating Expenses:
Research and development	4,240,451	3,427,859
General and administrative	5,915,290	1,428,740
Stock-based compensation – general and administrative	1,965,500	-
Total Operating Expenses	12,121,241	4,856,599

Loss before Income Taxes	(12,121,241)	(4,856,599)
Income tax expense	576,000	576,000

Net Loss	$(12,697,241)	$(5,432,599)

Net Loss Per Share – Basic and Diluted	$(0.19)	$(0.16)

Weighted Average Common Shares Outstanding – Basic and Diluted	67,500,000	33,750,000

See accompanying report of independent registered public accounting firm and notes to the financial statements.

Reflects a 675,000-for-1 stock split effective July 5, 2023.

F-33

CITIUS ONCOLOGY, INC.

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE YEARS ENDED SEPTEMBER 30, 2023 AND 2022

	Common Stock		Additional Paid-In	Accumulated	Stockholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance, September 30, 2021	—	$—	$—	$—	$—
Issuance of common stock	67,500,000	6,750	41,693,250	—	41,700,000
Net loss	—	—	—	(5,432,599)	(5,432,599)
Balance, September 30, 2022	67,500,000	6,750	41,693,250	(5,432,599)	36,267,401
Stock-based compensation expense	—	—	1,965,500	—	1,965,500
Net loss	—	—	—	(12,697,241)	(12,697,241)
Balance, September 30, 2023	67,500,000	$6,750	$43,658,750	$(18,129,840)	$25,535,660

See accompanying report of independent registered public accounting firm and notes to the financial statements.

Reflects a 675,000-for-1 stock split effective July 5, 2023.

F-34

CITIUS ONCOLOGY, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED SEPTEMBER 30, 2023 AND 2022

	2023	2022
Cash Flows From Operating Activities:
Net loss	$(12,697,241)	$(5,432,599)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	1,965,500	-
Deferred income tax expense	576,000	576,000
Changes in operating assets and liabilities:
Prepaid expenses	(5,044,713)	(990,182)
Accounts payable	1,196,734	92,311
Accrued expenses	(801,754)	1,060,825
Due to related party	14,805,474	4,693,645
Net Cash Used In Operating Activities	-	-
Net Change in Cash and Cash Equivalents	-	-
Cash and Cash Equivalents – Beginning of Year	-	-
Cash and Cash Equivalents – End of Year	$-	$-
Supplemental Disclosures of Cash Flow Information and Non-cash Activities:
Issuance of common stock to Citius Pharmaceuticals, Inc. for prepaid expenses and in-process research and development	$-	$41,700,000

See accompanying report of independent registered public accounting firm and notes to the financial statements.

F-35

CITIUS ONCOLOGY, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED SEPTEMBER 30, 2022

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Business

Citius Oncology, Inc. (formerly Citius Acquisition Corp.) (“Citius Oncology,” the “Company” or “we”) is a specialty pharmaceutical company dedicated to the development and commercialization of critical care products targeting unmet needs with a focus on oncology products. We are developing E7777 (denileukin diftitox), a late-stage oncology immunotherapy for the treatment of cutaneous T-cell lymphoma (“CTCL”), a rare form of non-Hodgkin lymphoma. We have obtained the trade name of LYMPHIR for E7777.

The Company was formed in August 2021 as a wholly-owned subsidiary of Citius Pharmaceuticals, Inc. (“Citius Pharmaceuticals”), but did not begin operations until April 1, 2022. On April 29, 2023, we changed our name to Citius Oncology, Inc.

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, and recruiting management and technical staff. Citius Oncology is subject to a number of risks common to companies in the pharmaceutical industry including, but not limited to, risks related to the development by Citius Oncology or its competitors of research and development stage products, market acceptance of any of its products approved for marketing, competition from larger companies, dependence on key personnel, dependence on key suppliers and strategic partners, the Company’s ability to obtain additional financing and the Company’s compliance with governmental and other regulations.

Stock Split

On July 5, 2023, the Company executed a stock split of its shares of common stock at a ratio of 675,000-for-1 (the “Stock Split”). All of the Company’s historical share and per share information related to issued and outstanding common stock in these financial statements have been adjusted, on a retroactive basis, to reflect this 675,000-for-1 stock split.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

2. GOING CONCERN UNCERTAINTY AND MANAGEMENT’S PLAN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company had a net loss of $12,697,241 and $5,432,599 for the years ended September 30, 2023 and 2022, respectively. The Company has no revenue and has relied on funding from Citius Pharmaceuticals to finance its operations. At September 30, 2023, the Company had no cash and a negative working capital of $13,221,145. Citius Pharmaceuticals has sufficient capital to fund Citius Oncology through August 2024 which raises substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the accompanying financial statements are issued.

The Company plans to continue to rely on funding from Citius Pharmaceuticals and to raise capital through equity financings from outside investors. There is no assurance, however, that the Company will be successful in raising the needed capital and, if funding is available, that it will be available on terms acceptable to the Company. The accompanying financial statements do not include any adjustments that might result from the outcome of the above uncertainty.

F-36

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies followed by the Company in the preparation of the financial statements is as follows:

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates having relatively higher significance include the accounting for in-process research and development and income taxes. Actual results could differ from those estimates and changes in estimates may occur.

Research and Development

Research and development costs, including upfront fees and milestones paid to collaborators who are performing research and development activities under contractual agreements with the Company, are expensed as incurred. The Company defers and capitalizes its nonrefundable advance payments that are for research and development activities until the related goods are delivered or the related services are performed. When the Company is reimbursed by a collaboration partner for work the Company performs, it records the costs incurred as research and development expenses and the related reimbursement as a reduction to research and development expenses in its statement of operations. Research and development expenses primarily consist of clinical and non-clinical studies, materials and supplies, third-party costs for contracted services, and payments related to external collaborations and other research and development related costs.

In-process Research and Development

In-process research and development (“IPR&D”) of $40,000,000 represents the purchase price paid by Citius Pharmaceuticals for the exclusive license for LYMPHIR via the asset purchase agreement with Dr. Reddy’s (see Note 4). LYMPHIR is a late-stage oncology immunotherapy for the treatment of CTCL, a rare form of non-Hodgkin lymphoma and is expected to be amortized on a straight-line basis over a period of twelve years commencing upon revenue generation. Included in the IPR&D is the historical know-how, formula protocols, designs, and procedures expected to be needed to complete Phase 3. In addition, the contracts acquired in connection with Dr. Reddy’s transaction with the clinical research and manufacturing organization are at market rates and could be provided by multiple vendors in the marketplace Therefore, there is no fair value associated with the contracts acquired.

Incremental costs incurred on IPR&D after the acquisition date are expensed as incurred, unless there is an alternative future use.

The Company reviews intangible assets annually to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in the remaining useful life of any intangible asset. If the carrying value of an asset exceeds its undiscounted cash flows, the Company writes down the carrying value of the intangible asset to its fair value in the period identified. No impairment has occurred since the acquisition through September 30, 2023.

Patents and Trademarks

Certain costs of outside legal counsel related to obtaining trademarks for the Company are capitalized. Patent costs are amortized over the legal life of the patents, generally twenty years, starting at the patent issuance date. There are no capitalized patents and trademarks as of September 30, 2023.

F-37

The costs of unsuccessful and abandoned applications are expensed when abandoned. The costs of maintaining existing patents are expensed as incurred.

As part of the definitive agreement with Dr. Reddy’s, Citius Pharmaceuticals acquired method of use patents in which LYMPHIR is administered in combination with the programmed cell death protein 1 (“PD-1”) pathway inhibitor drug class. PD-1 plays a vital role in inhibiting immune responses and promoting self-tolerance through modulating the activity of T-cells, activating apoptosis of antigen-specific T cells and inhibiting apoptosis of regulatory T cells.

The following patents were acquired and subsequently transferred to Citius Oncology, Inc.:

US Provisional Application No. 63/070,645, which was filed on August 26, 2020, and subsequently published as US 2022/0062390 A1 on March 3, 2022, entitled Methods of Treating Cancer.

International Patent Application Number: PCT/IB2021/0576733, which was filed with the World Intellectual Property Organization on August 23, 2021, and subsequently published as WO 2022/043863 A1 on March 3, 2022, entitled, Combination for Use in Methods of Treating Cancer.

Stock-Based Compensation

The Company recognizes compensation costs resulting from the issuance of stock-based awards to employees and directors as an expense in the statements of operations over the requisite service period based on the fair value for each stock award on the grant date. The fair value of each option grant is estimated as of the date of grant using the Black-Scholes option pricing model. Because the Company’s stock options have characteristics significantly different from those of traded options, and because changes in the input assumptions can materially affect the fair value estimate, the existing model may not necessarily provide a reliable single measure of fair value of the Company’s stock options.

The Company recognizes compensation costs resulting from the issuance of stock-based awards to non-employees as an expense in the statements of operations over the service period based on the measurement of fair value for each stock award and records forfeitures as they occur.

Income Taxes

The Company files consolidated income tax returns with Citius Pharmaceuticals. The Company follows accounting guidance regarding the recognition, measurement, presentation, and disclosure of uncertain tax positions in the financial statements. Tax positions taken or expected to be taken in the course of preparing the Company’s tax returns are required to be evaluated to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authorities. Tax positions not deemed to meet a more-likely-than-not threshold would be recorded in the financial statements. There are no uncertain tax positions that require accrual or disclosure as of September 30, 2023. Any interest or penalties are charged to expense. During the years ended September 30, 2023 and 2022, the Company did not recognize any interest and penalties. The Company is subject to examination by federal and state tax authorities for all tax years since inception.

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities, and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, for deferred tax assets for which it does not consider realization of such assets to be “more-likely-than-not.” The deferred tax benefit or expense for the period represents the change in the deferred tax asset or liability from the beginning to the end of the period.

Basic and Diluted Net Loss per Common Share

Basic and diluted net loss per common share applicable to common stockholders is computed by dividing net loss in each period by the weighted average number of shares of common stock outstanding during such period.

F-38

Concentrations of Credit Risk

The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other hedging arrangements.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

4. PATENT AND TECHNOLOGY LICENSE AGREEMENTS

In September 2021, Citius Pharmaceuticals entered into an asset purchase agreement with Dr. Reddy’s Laboratories SA, a subsidiary of Dr. Reddy’s Laboratories, Ltd. (collectively, “Dr. Reddy’s”) and a license agreement with Eisai Co., Ltd. (“Eisai”) to acquire its exclusive license for E7777 (denileukin diftitox), a late-stage oncology immunotherapy for the treatment of CTCL, a rare form of non-Hodgkin lymphoma. Citius Pharmaceuticals assigned these agreements to us effective April 1, 2022. We have obtained the trade name of LYMPHIR for E7777.

Under the terms of these agreements, Citius Pharmaceuticals acquired Dr. Reddy’s exclusive license for LYMPHIR from Eisai and other related assets owned by Dr. Reddy’s. The exclusive license includes rights to develop and commercialize LYMPHIR in all markets except for Japan and certain parts of Asia. Additionally, we retained an option on the right to develop and market the product in India. Eisai retains exclusive development and marketing rights for the agent in Japan and Asia. Citius Pharmaceuticals paid $40 million upfront payment which represents the acquisition date fair value of the in-process research and development acquired from Dr. Reddy’s. Dr. Reddy’s is entitled to up to $40 million in development milestone payments related to CTCL approvals in the U.S. and other markets, up to $70 million in development milestones for additional indications, as well as commercial milestone payments and low double-digit tiered royalties on net product sales, and up to $300 million for commercial sales milestones. We also must pay on a fiscal quarter basis tiered royalties equal to low double-digit percentages of net product sales. The royalties will end on the earlier of (i) the 15-year anniversary of the first commercial sale of the latest indication that received regulatory approval in the applicable country and (ii) the date on which a biosimilar product results in the reduction of net sales in the applicable product by 50% in two consecutive quarters, as compared to the four quarters prior to the first commercial sale of the biosimilar product. We are also required pay to Dr. Reddy’s an amount equal to a low-thirties percentage of any sublicense upfront consideration or milestone payments (or the like) received by us and the greater of (i) a low-thirties percentage of any sublicensee sales-based royalties or (ii) a mid-single digit percentage of such licensee’s net sales.

Under the license agreement, Eisai is to receive a $6.0 million development milestone payment upon initial approval and additional commercial milestone payments related to the achievement of net product sales thresholds (which increases to $7 million in the event we have exercised our option to add India to the licensed territory prior to FDA approval) and an aggregate of up to $22 million related to the achievement of net product sales thresholds. Citius Oncology was also required to reimburse Eisai for up to $2.65 million of its costs to complete the Phase 3 pivotal clinical trial for LYMPHIR for the CTCL indication and reimburse Eisai for all reasonable costs associated with the preparation of a Biologics License Application, (the “BLA”) for LYMPHIR. Eisai was responsible for completing the CTCL clinical trial, and chemistry, manufacturing and controls (CMC) activities through the filing of a BLA for LYMPHIR with the FDA. The BLA was filed with the FDA on September 27, 2022. We will also be responsible for development costs associated with potential additional indications.

The term of the license agreement will continue until (i) if there has not been a commercial sale of a licensed product in the territory, the 10-year anniversary of the original license effective date, March 30, 2016, or (ii) if there has been a first commercial sale of a licensed product in the territory within the 10-year anniversary of the original license effective date, the 10-year anniversary of the first commercial sale on a country-by-country basis. The term of the license may be extended for additional 10-year periods for all countries in the territory by notifying Eisai and paying an extension fee equal to $10 million. Either party may terminate the license agreement upon written notice if the other party is in material breach of the agreement, subject to cure within the designated time periods. Either party also may terminate the license agreement immediately upon written notice if the other party files for bankruptcy or takes related actions or is unable to pay its debts as they become due. Additionally, either party will have the right to terminate the agreement if the other party directly or indirectly challenges the patentability, enforceability or validity of any licensed patent.

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Also under the purchase agreement with Dr. Reddy’s, we are required to (i) use commercially reasonable efforts to make commercially available products in the CTCL indication, peripheral T-cell lymphoma indication and immuno-oncology indication, (ii) initiate two investigator initiated immuno-oncology trials (both of which have been initiated), (iii) use commercially reasonable efforts to achieve each of the approval milestones, and (iv) to complete each specified immuno-oncology investigator trial on or before the four-year anniversary of the effective date of the definitive agreement. Additionally, we are required to commercially launch a product in a territory within six months of receiving regulatory approval for such product in each such jurisdiction.

On July 29, 2023, we received a Complete Response Letter, (“CRL”) from the FDA regarding the BLA seeking approval for LYMPHIR. The FDA has required that we incorporate enhanced product testing, and additional controls agreed to with the FDA during the market application review. The FDA raised no concerns relating to the safety and efficacy clinical data package.

On September 8, 2023, we announced that the FDA agreed with our plans to address the requirements outlined in the CRL. The guidance from the FDA provides a path for completing the necessary activities to support the resubmission of the BLA. No additional clinical efficacy or safety trials have been requested by FDA for the resubmission. Based on the feedback from the FDA, we plan to complete the CRL remediation activities by the end of the calendar year and file the resubmission in early 2024.

5. PREPAID EXPENSES

Prepaid expenses at September 30, 2023 and 2022, consist of advance payments made for the preparation of long-lead time drug substance and product costs, which will be utilized in research and development activities, or in the manufacturing of LYMPHIR for sales upon approval.

6. STOCKHOLDER’S EQUITY

Authorized Capital Stock and Stock Split

On April 29, 2023, the Company amended its certificate of incorporation to authorize an increase in the total number of shares of capital stock to 110,000,000 shares, of which 100,000,000 shares are common stock with a par value of $0.0001, and 10,000,000 shares are preferred stock with a par value of $0.0001. On July 5, 2023, the Board of Directors approved a 675,000-for-1 stock split of the outstanding 100 shares of common stock.

All share and per share amounts in these financial statements have been retroactively restated to reflect the amendment to the certificate of incorporation and the stock split.

Stock Plan

Under the Citius Oncology Stock Plan, adopted on April 29, 2023, we reserved 15,000,000 common shares for issuance. The stock plan provides incentives to employees, directors, and consultants through grants of options, SARs, dividend equivalent rights, restricted stock, restricted stock units, or other rights.

The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option pricing model. Volatility is estimated using the trading activity of Citius Pharmaceuticals common stock. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant commensurate with the expected term assumption. The expected term of stock options granted to employees and directors, all of which qualify as “plain vanilla,” is based on the average of the contractual term (generally 10 years) and the vesting period. For non-employee options, the expected term is the contractual term.

F-40

The following assumptions were used in determining the fair value of stock option grants for the year ended September 30, 2023:

2023
Risk-free interest rate	3.91 – 4.25%
Expected dividend yield	0.00%
Expected term	5.50 – 10 years
Expected volatility	91%

A summary of option activity under the plan is presented below:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at September 30, 2022	—	$—	—	$—
Granted	12,750,000	2.15
Forfeited	(150,000)	2.15
Outstanding at September 30, 2023	12,600,000	$2.15	9.77 years	$—
Exercisable at September 30, 2023	655,556	$2.15	9.77 years	$—

The weighted average grant date fair value of the options granted during the year ended September 30, 2023 was estimated at $1.65 per share. All these options vest over terms of 12 to 36 months and have a term of 10 years.

Stock-based compensation expense for the year ended September 30, 2023 was $1,965,500.

At September 30, 2023, unrecognized total compensation cost related to unvested awards under the stock plan of $18,882,500 is expected to be recognized over a weighted average period of 2.64 years.

On July 5, 2023, the Board of Directors granted options to purchase 12,550,000 common shares at an exercise price of $2.15 per share. On July 25, 2023, the Board of Directors granted options to purchase an additional 200,000 common shares at an exercise price of $2.15 per share.

7. RELATED PARTY TRANSACTIONS

The Company’s officers and directors also serve as officers of Citius Pharmaceuticals. As of September 30, 2023, the Company does not have any employees. Effective April 1, 2022, the Company and Citius Pharmaceuticals entered into a shared services agreement. Under the terms of the agreement, Citius Pharmaceuticals provides management and scientific services to the Company. During the year ended September 30, 2023, Citius Pharmaceuticals charged the Company $1,727,595 for reimbursement of general and administrative payroll, $1,496,401 for reimbursement of research and development payroll, and $121,470 for the use of shared office space. During the year ended September 30, 2022, Citius charged the Company $822,250 for reimbursement of general and administrative payroll, $585,500 for reimbursement of research and development payroll, and $60,735 for the use of shared office space. The Company has no cash account, therefore all the Company’s expenditures are paid by Citius Pharmaceuticals and reflected in the due to related party account.

8. INCOME TAXES

The Company files consolidated income tax returns with Citius. The Company recorded deferred income tax expense of $576,000 for each of the years ended September 30, 2023 and 2022 related to the amortization for taxable purposes of its in-process research and development asset.

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The income tax expense differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income for the years ended September 30, 2023 and 2022 due to the following:

	2023	2022
Computed “expected” tax benefit	(21.0)%	(21.0)%
Increase (decrease) in income taxes resulting from:
State taxes, net of federal benefit	(7.1)	(7.1)
Permanent differences	2.6	—
Increase in the valuation reserve	30.3	40.0
	4.8%	11.9%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows:

	September 30, 2023	September 30, 2022
Deferred tax assets:	-	-
Net operating loss carryforward	$4,646,000	$2,115,000
Capitalized research and development expense	1,073,000	-
Stock-based compensation	239,000	-
Research tax credit	850,000	650,000
Valuation allowance on deferred tax assets	(6,808,000)	(2,765,000)
Total deferred tax assets	-	-
Deferred tax liabilities:
In-process research and development	(1,152,000)	(576,000)
Total deferred tax liability	(1,152,000)	(576,000)
Net deferred tax liability	$(1,152,000)	$(576,000)

The Company has recorded a valuation allowance against deferred tax assets as the utilization of the net operating loss carryforward and other deferred tax assets is uncertain. During the years ended September 30, 2023 and 2022, the valuation allowance increased by $4,043,000 and $2,765,000, respectively. The increase in the valuation allowance during the years ended September 30, 2023 and 2022 was primarily due to the Company’s net operating losses and capitalized research and development expenses. At September 30, 2023, the Company has a federal net operating loss carryforward of approximately $16,500,000. Federal net operating loss carryforwards generated in tax years beginning after 2017 may be carried forward indefinitely.

As of September 30, 2023, the Company also has estimated federal research and development credits of $850,000 to offset future income taxes. The tax credit carryforwards will begin to expire in 2042.

The Company accounts for uncertain tax positions in accordance with the guidance provided in ASC 740, “Accounting for Income Taxes.” This guidance describes a recognition threshold and measurement attribute for the financial statement disclosure of tax positions taken or expected to be taken in a tax return and requires recognition of tax benefits that satisfy a more-likely-than-not threshold. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods and disclosure. There have been no reserves for uncertain tax positions recorded by the Company to date.

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9. SUBSEQUENT EVENTS

Merger Agreement

On October 24, 2023, Citius Pharmaceuticals announced that it entered into a definitive agreement for a proposed merger of its wholly owned subsidiary, Citius Oncology, with TenX Keane Acquisition (“TenX”) (NASDAQ: TENKU), a publicly traded special purpose acquisition company. The newly combined public company will be named Citius Oncology, Inc.

Upon closing, Citius Pharmaceuticals will receive 67,500,000 shares of common stock of the newly combined public company. As part of the transaction, Citius Pharmaceuticals will contribute $10,000,000 in cash to Citius Oncology and convert the balance of the Company’s due to related party account to equity.

At closing, any cash remaining in TenX’s trust account along with the cash provided by Citius Pharmaceuticals will be contributed to Citius Oncology to support ongoing operations and planned commercialization efforts. Available cash from the TenX trust account and retained transaction proceeds are subject to any redemptions by the public stockholders of TenX and payment of transaction fees and expenses.

Upon closing, Citius Oncology will continue to operate under the shared services agreement with Citius Pharmaceuticals (see Note 7).

The transaction, which has been unanimously approved by both Boards of Directors of Citius Pharmaceuticals and TenX, is subject to approval by the stockholders of TenX and other customary closing conditions. Citius Pharmaceuticals, as the sole holder of Citius Oncology common stock, has approved the transaction. The proposed business combination is expected to be completed in the first half of 2024.

A more detailed description of the transaction terms and a copy of the business combination agreement are included in a Current Report on Form 8-K filed on October 24, 2023 by each of Citius Pharmaceuticals and TenX with the United States Securities and Exchange Commission (“SEC”). In connection with the transaction, TenX filed registration statement (which contains a proxy statement/prospectus) with the SEC on November 13, 2023.

F-43

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

by and among

CITIUS PHARMACEUTICALS, INC.,

CITIUS ONCOLOGY, INC.,

TENX KEANE ACQUISITION

and

TENX MERGER SUB, INC.

Dated as of October 23, 2023

i

5.16 Compliance with Law; Permits	26
5.17 Benefit Plans	27
5.18 Intellectual Property	28
5.19 Environmental Matters	30
5.20 Affiliate Matters	31
5.21 Brokers’ Fees	31
5.22 Proxy Statement; Registration Statement	31
5.23 Board and Shareholder Approval	31
5.24 Healthcare Regulatory Matters	32
5.25 Data Privacy	33
5.26 Anti-Bribery, Anti-Corruption and Anti-Money Laundering	34
5.27 Sanctions, Import, and Export Controls	34
5.28 No Other Representations and Warranties	34
Article VI - REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB	35
6.1 Organization of Parent and Merger Sub	35
6.2 Due Authorization	35
6.3 Capital Stock and Other Matters	36
6.4 Governmental Consents	38
6.5 No Conflict	38
6.6 Internal Controls; Listing; Financial Statements	39
6.7 No Undisclosed Liabilities	40
6.8 Litigation and Proceedings	40
6.9 Tax Matters	40
6.10 Absence of Changes	42
6.11 Brokers’ Fees	43
6.12 Proxy Statement; Registration Statement	43
6.13 SEC Filings	43
6.14 Trust Account	44
6.15 Investment Company Act; JOBS Act	44
6.16 Indebtedness	44
6.17 Stock Market Quotation	45
6.18 Business Activities	45
6.19 Section 280G	46
6.20 Sanctions, Import, and Export Controls	46
6.21 No Other Representations and Warranties	46
Article VII - COVENANTS	47
7.1 Conduct of Business by Parent and Merger Sub Pending the Merger	47
7.2 Conduct of the Company and SpinCo Business Pending the Merger	48
7.3 Tax Matters	51
7.4 Preparation of the Registration Statement and Proxy Statement; Parent Shareholders Meeting	52
7.5 Reasonable Efforts	55
7.6 Access to Information	57
7.7 Permitted Activities and Exclusivity	58
7.8 Public Announcements	60
7.9 Section 16 Matters	60

ii

7.10 Control of Other Party’s Business	60
7.11 Domestication	60
7.12 NASDAQ Listing	61
7.13 Takeover Statutes	61
7.14 Sole Shareholder Approvals	61
7.15 Financial Information	62
7.16 Extension Proposal	62
7.17 Equity Incentive Plan.	64
7.18 Transfer of Certain Intellectual Property to SpinCo	64
7.19 Insurance	65
7.20 BLA Resubmission	65
Article VIII – CONDITIONS TO THE MERGER	65
8.1 Conditions to the Obligations of SpinCo, the Company, Parent and Merger Sub to Effect the Merger	65
8.2 Additional Conditions to the Obligations of the Company and SpinCo	66
8.3 Additional Conditions to the Obligations of Parent and Merger Sub	67
Article IX - TERMINATION	68
9.1 Termination	68
9.2 Effect of Termination	69
9.3 Termination Fee	70
9.4 Fees and Expenses	70
Article X - MISCELLANEOUS	71
10.1 Trust Account	71
10.2 Non-Survival of Representations, Warranties and Agreements	71
10.3 Governing Law; Jurisdiction	71
10.4 Notices	72
10.5 Headings	73
10.6 Entire Agreement	73
10.7 Amendments and Waivers	73
10.8 Assignment; Parties in Interest; Non-Parties	74
10.9 Specific Performance	74
10.10 WAIVER OF JURY TRIAL	75
10.11 Severability	76
10.12 Counterparts	76
10.13 Disclosure Schedules	76

iii

EXHIBITS

Exhibit A	Form of Parent Charter
Exhibit B	Form of Parent Bylaws
Exhibit C	Form of A&R Registration Rights Agreement
Exhibit D	Form of Parent Equity Incentive Plan
Exhibit E	Form of Amended and Restated Shared Services Agreement

iv

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of October 23, 2023 (this “Agreement”), is entered into by and among Citius Pharmaceuticals, Inc., a Nevada corporation (the “Company”), Citius Oncology, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“SpinCo”), TenX Keane Acquisition, a Cayman Islands exempted company (which will migrate to and domesticate as a Delaware corporation prior to the Closing (as defined below)) (“Parent”), and TenX Merger Sub, Inc., a Delaware corporation and wholly owned Subsidiary of Parent (“Merger Sub”). Each of the foregoing parties is referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A. Parent is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

B. At least one day prior to the Closing Date (as defined below), as the first step in the consummation of the transactions contemplated herein and subject to the conditions set forth in this Agreement, Parent shall migrate to and domesticate as a Delaware corporation (the “Domestication”) in accordance with Section 388 of the Delaware General Corporation Law, as amended (the “DGCL”), and the Cayman Islands Companies Act (As Revised) (the “CICA”).

C. Concurrently with the Domestication, Parent shall file a certificate of incorporation with the Secretary of State of the State of Delaware and adopt bylaws, substantially in the forms attached as Exhibits A and B hereto, respectively, with such changes as may be agreed in writing by Parent and the Company.

D. In connection with the Domestication, (i) each then-issued and outstanding ordinary share, par value $0.0001 each per share, in the capital of Parent (the “Parent Common Stock”) shall convert automatically, on a one-for-one basis, into one share of common stock, par value $0.0001 per share, of Parent after its domestication as a corporation incorporated in the State of Delaware (the “Domesticated Parent Common Stock”); (ii) each then-issued and outstanding right to receive two-tenths of one share of Parent Common Stock (the “Parent Rights”) shall convert automatically into a right to receive two-tenths of one share of Domesticated Parent Common Stock (each, a “Domesticated Parent Right”); and (iii) each then-issued and outstanding unit of Parent (the “Parent Units”) shall be cancelled and entitle the holder to one share of Domesticated Parent Common Stock and a Domesticated Parent Right.

E. Following the Domestication, (i) the Parties will effect the merger of Merger Sub with and into SpinCo, with SpinCo continuing as the surviving corporation and changing its name to one as selected by SpinCo in its discretion (the “Merger”), upon the terms and subject to the conditions set forth herein, and (ii) Parent will change its name to “Citius Oncology, Inc.”

F. Pursuant to the Merger, shares of SpinCo Common Stock will be exchanged for shares of Domesticated Parent Common Stock, on the terms and subject to the conditions set forth herein.

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G. The board of directors of Parent (the “Parent Board”) unanimously has (i) determined that it is in the best interests of Parent and the shareholders of Parent, and declared it advisable, to enter into this Agreement providing for the Domestication and the Merger in accordance with the DGCL and CICA, (ii) approved this Agreement and the Transactions, including the Domestication and the Merger, on the terms and subject to the conditions of this Agreement, and (iii) adopted a resolution recommending that the Domestication be approved, and the plan of merger set forth in this Agreement be adopted by the shareholders of Parent (the “Parent Board Recommendation”).

H. The board of directors of Merger Sub has determined that the Merger and this Agreement are advisable, has approved this Agreement and the Transactions, including the Merger, and has recommended the approval of this Agreement and the Merger to the sole stockholder of Merger Sub.

I. Parent, as the sole stockholder of Merger Sub, promptly following the execution and delivery of this Agreement, will approve and adopt this Agreement and the Transactions.

J. The board of directors of the Company (the “Company Board”) unanimously has approved this Agreement and the Transactions.

K. The board of directors of SpinCo has determined that the Merger and this Agreement are advisable, has approved this Agreement and the Transactions, including the Merger, and has recommended the approval of this Agreement and the Merger to the sole stockholder of SpinCo.

L. The Company, as the sole stockholder of SpinCo, promptly following the execution and delivery of this Agreement, will approve and adopt this Agreement and the Transactions.

M. In accordance with the terms of this Agreement, Parent shall provide an opportunity to holders of the Parent Common Stock to have their outstanding shares redeemed on the terms and subject to the conditions set forth in this Agreement and Parent’s Governing Documents in connection with obtaining the Parent Shareholder Approval.

N. At the Effective Time, Parent, the Sponsor, and the other Persons named as parties therein shall amend and restate that certain Registration Rights Agreement, dated October 13, 2022, by and among Parent, the Sponsor and the other Persons party thereto, substantially in the form attached hereto as Exhibit C (as so amended and restated, and with such further changes as may be agreed in writing by Parent and the Company, the “A&R Registration Rights Agreement”), to, among other things, include a six (6) month lockup on shares issued to directors and officers of the Company and SpinCo.

O. As a material inducement to the Company’s and SpinCo’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Sponsor and Parent are entering into a Sponsor Support Agreement with the Company and SpinCo (the “Sponsor Support Agreement”).

P. It is the intention of the Parties that, for U.S. federal income Tax (as defined below) purposes, the Domestication qualify as a “reorganization” under Section 368(a)(1)(F) of the Code, the Merger qualify as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code, the Company, Merger Sub and Parent be parties to such reorganization (within the meaning of Section 368(b) of the Code) under Section 368(a)(1)(A), and this Agreement constitutes a “plan of reorganization” within the meaning of the regulations promulgated under the Code.

2

AGREEMENT

In consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I

DEFINITIONS

1.1 Definitions. Unless otherwise provided herein, terms with initial capital letters used in this Agreement will have the meanings ascribed to such terms in Annex A attached hereto, which is incorporated herein and made a part hereof.

1.2 Interpretation.

(a) Unless the context of this Agreement otherwise requires:

(i) (A) words of any gender include each other gender and neuter form and the use herein shall not limit any provision of this Agreement; (B) words using the singular or plural number also include the plural or singular number, respectively; (C) derivative forms of defined terms will have correlative meanings; (D) the terms “hereof,” “herein,” “hereby,” “hereto,” “herewith,” “hereunder” and derivative or similar words refer to this entire Agreement; (E) the terms “Article,” “Section,” “Annex,” “Exhibit,” “Schedule,” and “Disclosure Schedule” refer to the specified Article, Section, Annex, Exhibit, Schedule or Disclosure Schedule of this Agreement and references to “paragraphs” or “clauses” shall be to separate paragraphs or clauses of the Section or subsection in which the reference occurs; and (F) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(ii) any Law defined or referred to in this Agreement or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, in whole or in part, including (in the case of statutes) by succession of comparable successor Laws and the related regulations, or enforcement procedures thereunder and published interpretations thereof, and references to any Contract or instrument (excluding any Contracts, documents or instruments disclosed in the Disclosure Schedules) are to that Contract or instrument as from time to time amended, modified, supplemented, or the terms thereof waived to the extent permitted by, and in accordance with, the terms thereof; provided, that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any Law shall be deemed to refer to such Law, as amended, and the related regulations, or enforcement procedures thereunder and published interpretations thereof, in each case, as of such date or dates.

3

(iii) references to any federal, state, local, or foreign statute or Law shall include all regulations promulgated thereunder; and

(iv) references to any Person include references to such Person’s successors and permitted assigns, and in the case of any Governmental Authority, to any Person succeeding to its functions and capacities.

(b) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent. The Parties acknowledge that each Party and its attorney has reviewed and participated in the drafting of this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.

(c) No reference in the Disclosure Schedules to or disclosure of a possible breach or violation of any Contract or Law shall be construed as an admission by any Party or any of its Affiliates, in any Action, that such Party or any such Affiliate, or any third party, is or is not in breach or violation of, or in default in, the performance or observance of any term or provisions of any Contract or any Law.

(d) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(e) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day.

(f) The phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”, and the word “or” shall be disjunctive but not exclusive.

(g) The term “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

(h) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP, unless the context otherwise requires.

(i) All monetary figures shall be in United States dollars unless otherwise specified.

(j) No reference in this Agreement to dollar amount thresholds shall be deemed to be evidence of a SpinCo Material Adverse Effect, Company Material Adverse Effect or Parent Material Adverse Effect, as applicable.

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(k) The phrases “furnished,” “provided,” “delivered” or “made available” to a Party, or similar formulations, when used with respect to information or documents means that such information or documents (i) have been physically or electronically delivered directly to such Party or its legal counsel or financial advisors or made available to such Party (without material redactions) in the electronic data room hosted by the providing Party in connection with the Transactions, or (ii) are Parent SEC Filings or Company SEC Documents and have been made publicly available on the SEC’s EDGAR database by Parent or the Company, as applicable, and in each of clause (i) and (ii), not later than forty-eight (48) hours prior to the execution of this Agreement (and continuously available to such Party and its legal counsel and financial advisors through the date hereof).

Article II

THE MERGER

2.1 The Merger. On the Closing Date, upon the terms and subject to the conditions of this Agreement, Parent and Merger Sub shall cause Merger Sub to be merged with and into SpinCo in accordance with the applicable provisions of the DGCL. The Merger shall become effective at the time the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or such later time as Parent and SpinCo shall agree and specify in the Certificate of Merger (such time as the Merger becomes effective being the “Effective Time”). At the Effective Time, the separate corporate existence of Merger Sub shall cease, and SpinCo shall continue as the surviving corporation after the Merger (sometimes referred to herein as the “Surviving Corporation”). The Merger will have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of, and subject to, the immediately preceding sentence, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses, and authority of SpinCo and the Merger Sub will vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, and duties of each of SpinCo and the Merger Sub will become the debts, liabilities, obligations, restrictions, and duties of the Surviving Corporation. As a result of the Merger, SpinCo shall become a direct, wholly owned Subsidiary of Parent. References herein to “SpinCo” with respect to the period from and after the Effective Time shall be deemed to be references to the Surviving Corporation. At the Effective Time, the effects of the Merger shall be as provided in this Agreement, the Certificate of Merger, and the applicable provisions of the DGCL.

2.2 Closing. Unless the Transactions have been abandoned and this Agreement terminated pursuant to Section 9.1, then upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place by electronic exchange of documents and signatures on the third (3rd) Business Day after the conditions set forth in Article VIII (other than those that are to be satisfied at or immediately prior to the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of such conditions at the Closing) have been satisfied or, to the extent permitted by applicable Law, waived, unless another date, time or place is agreed to in writing by the Company and Parent. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.”

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2.3 Closing Deliverables; Effective Time.

(a) At the Closing, the Company or SpinCo, as applicable, will deliver or cause to be delivered to Parent or Merger Sub:

(i) a certificate signed by an authorized officer of the Company, dated as of the Closing Date, certifying that, to the knowledge and belief of such authorized officer, the conditions specified in Section 8.3(a), (b), (c) and (e) have been satisfied;

(ii) the A&R Registration Rights Agreement, duly executed by the parties set forth on Section 2.3(a)(ii) of the Company Disclosure Schedule;

(iii) duly executed counterparts to each of the other Transaction Documents to be entered into by the Company or SpinCo, as applicable;

(iv) an IRS Form W-9, duly executed by the Company;

(v) copies of resolutions and actions taken by the Company’s and SpinCo’s board of directors in connection with the approval of this Agreement and the Transactions;

(vi) the Amended and Restated Shared Services Agreement, duly executed by the Company and SpinCo;

(vii) all other documents, instruments or certificates required to be delivered by the Company at or prior to the Closing pursuant to Section 8.3; and

(viii) such other documents or certificates as is reasonably determined by Parent and its legal counsel to be required in order to consummate the Transactions.

(b) At the Closing, Parent will deliver or cause to be delivered:

(i) to the Exchange Agent, the shares of Domesticated Parent Common Stock to be paid in respect of shares of SpinCo Common Stock in accordance with Section 3.1(a);

(ii) to the Company, a certificate signed by an authorized officer of Parent, dated the Closing Date, certifying that, to the knowledge and belief of such authorized officer, the conditions specified in Section 8.1(f) and Section 8.2(a), (b), (c), (e) and (f) have been satisfied;

(iii) to the Company, the A&R Registration Rights Agreement, and other Transaction Documents to be entered into by the Parent and the Sponsor, as applicable, duly executed by a duly authorized representative of Parent and the Sponsor;

(iv) to the Company, the written resignations of all of the directors and officers of Parent (other than those Persons identified as the initial directors and officers, respectively, of Parent after the Effective Time, in accordance with the provisions of Section 2.5), effective as of the Effective Time;

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(v) to the Company, copies of resolutions and actions taken by Parent’s and Merger Sub’s board of directors and stockholders in connection with the approval of this Agreement and the Transactions;

(vi) to the Company, all other documents, instruments or certificates required to be delivered by Parent at or prior to the Closing pursuant to Section 8.2; and

(vii) such other documents or certificates as is reasonably determined by the Company and its legal counsel to be required in order to consummate the Transactions.

(c) At least two (2) Business Days prior to the Closing, Parent will deliver to the Company a written statement setting forth Parent’s good faith estimate of (i) all Parent Transaction Expenses as of the Closing (“Parent Estimated Transaction Expenses”) (in each case with reasonable detail reports including the respective amounts and wire transfer instructions for the payment thereof, together with corresponding invoices), and (ii) the resulting amount, if any, Sponsor would be obligated to pay to Parent assuming such Parent Estimated Transaction Expenses were the final Parent Transaction Expenses for purposes of Section 2.7.

(d) On the Closing Date, in connection with the Effective Time, Parent will pay or cause to be paid, by wire transfer of immediately available funds, all Parent Estimated Transaction Expenses, and Parent shall cause the Sponsor to pay in full, by wire transfer of immediately available funds to Parent, any Parent Estimated Transaction Expenses in excess of $500,000.

(e) On the Closing Date, SpinCo and Merger Sub shall file a certificate of merger relating to the Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL.

(f) On the Closing Date, in connection with the Effective Time, the Company will pay or cause to be paid, by wire transfer of immediately available funds to Parent, $10,000,000 as a capital contribution to Parent for purposes of funding working capital of the Surviving Corporation.

(g) The Closing and the Effective Time shall occur no sooner than the date that is the day after the completion of the Domestication.

2.4 Certificate of Incorporation and Bylaws of the Surviving Corporation; Directors and Officers of the Surviving Corporation.

(a) The certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable Law, except the name of the Surviving Corporation shall be as provided in Section 2.4(b) and the reference to the incorporator shall be deleted.

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(b) The bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law, except the name of the Surviving Corporation shall be such name as selected by SpinCo in its absolute discretion.

(c) From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the directors of SpinCo as of immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of SpinCo as of immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

2.5 Governance Matters.

(a) The Parties shall use commercially reasonable efforts to ensure that the individuals listed on Section 2.5(a) of the Company Disclosure Schedule are nominated and elected as directors of Parent effective immediately after the Closing.

(b) Subject to the terms of Parent’s Governing Documents, Parent shall take all such action within its power as may be necessary or appropriate such that immediately following the Effective Time (i) the Parent Board shall have a majority of “independent” directors for purposes of NASDAQ and (ii) the initial officers of Parent shall be as set forth on Section 2.5(b) of the Company Disclosure Schedule, in each case, each of whom shall serve in such capacity in accordance with the terms of Parent’s Governing Documents following the Effective Time.

2.6 Tax Treatment of the Domestication and the Merger. It is the intention by the Parties that, for U.S. federal income Tax purposes, the Domestication qualify as a “reorganization” under Section 368(a)(1)(F) of the Code, the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and SpinCo, Merger Sub and Parent be parties to such Merger reorganization within the meaning of Section 368(b) of the Code. The Parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations. All of the Parties agree to cooperate and use their best efforts in order to qualify the Merger as a reorganization under Section 368(a)(1)(A) of the Code, to not take any action that could reasonably be expected to cause the Merger to fail to so qualify, and to report the Merger for federal, state and any local income Tax purposes in a manner consistent with such characterization.

2.7 Adjustment to Parent Transaction Expenses.

(a) Within ninety (90) days following the Closing Date, the Surviving Corporation will prepare and deliver to Sponsor a statement (the “Closing Statement”) containing the actual amount of all Parent Transaction Expenses (including those invoiced following the Closing). The Surviving Corporation shall provide Sponsor with reasonable access to its books and records as may be reasonably requested by Sponsor to verify the information contained in the Closing Statement.

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(b) Dispute Resolution.

(i) Within thirty (30) days following Sponsor’s receipt of the Closing Statement, Sponsor will deliver written notice to the Surviving Corporation of any dispute with respect to the Closing Statement, setting forth such disputed item in reasonable detail (a “Closing Statement Dispute”). If the Sponsor does not notify the Surviving Corporation of any Closing Statement Dispute within such thirty (30)-day period, then the Closing Statement and the determinations and calculations of the Parent Transaction Expenses set forth therein will be final, conclusive and binding on the Parties. If Sponsor delivers to the Surviving Corporation a Closing Statement Dispute, then Sponsor and the Surviving Corporation will negotiate in good faith to resolve all disputed matters set forth in the Closing Statement Dispute. If Sponsor and the Surviving Corporation, notwithstanding such good faith effort, fail to resolve the Closing Statement Dispute within thirty (30) days (or longer, as mutually agreed to by such Parties in writing) after Sponsor delivers to the Surviving Corporation notice of the Closing Statement Dispute, then Sponsor and the Surviving Corporation will mutually agree on and jointly engage an independent auditor that is experienced in such matters (the “Independent Auditor”), to promptly resolve any and all unresolved matters of the Closing Statement Dispute.

(ii) The Independent Auditor shall consider only those items and amounts set forth in the Closing Statement Dispute that are identified by either Sponsor or the Surviving Corporation as being items that Sponsor and the Surviving Corporation are unable to resolve. As promptly as practicable thereafter, Sponsor and the Surviving Corporation will each prepare and submit a written presentation to the Independent Auditor (each of which will be shared with the other party, but not until such time that both Parties have submitted their presentations) and will use commercially reasonable efforts to cause the Independent Auditor to make a final determination with respect to the Parties’ respective positions based upon the applicable language, definitions and Exhibits of this Agreement, and the presentations by Sponsor and the Surviving Corporation.

(iii) In resolving any disputed item, the Independent Auditor will be bound by the terms of this Agreement, will serve as an expert and not an arbitrator, and will not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either Party. Except as Sponsor and the Surviving Corporation may otherwise agree, all communications between any party or its respective Representatives, on the one hand, and the Independent Auditor, on the other hand, will be in writing with copies simultaneously delivered to the non-communicating Party (except in such cases where both Parties are submitting a presentation). The fees, costs and expenses of the Independent Auditor will be borne by Sponsor and the Surviving Corporation in inverse proportion, as determined by the Independent Auditor, as they may prevail on the matter resolved by the Independent Auditor. Absent fraud, all determinations made by the Independent Auditor will be final, conclusive and binding on the Parties. The Parties agree that judgment may be entered upon the determination of the Independent Auditor in any court having jurisdiction over the party against which such determination is to be enforced.

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(iv) If the Parent Transaction Expenses (as finally determined pursuant to Section 2.7(b)) is greater than the Parent Estimated Transaction Expenses and greater than $500,000, then Sponsor will pay by wire transfer of immediately available funds to Parent, an amount in cash equal to (A) the amount by which the Parent Transaction Expenses exceeds $500,000 minus (B) the amount, if any, that Sponsor paid at Closing in respect of Parent Estimated Transaction Expenses.

(v) Any payment required pursuant to this Section 2.7(b) will be made within five (5) Business Days after the date of final determination of the Parent Transaction Expenses in accordance with Section 2.7(b).

(vi) Each party will reasonably cooperate with and make available to the other party and its respective accountants and other Representatives all information, records, data and working papers, and will permit access to its records, facilities and personnel, as may be reasonably requested in connection with this Section 2.7(b). including the resolution of any matters or disputes hereunder.

Article III

CONVERSION OF SHARES

3.1 Effect on Capital Stock and SpinCo Options. At the Effective Time, by virtue of the Merger and without any action on the part of any party to this Agreement or any holder of the capital stock of the Company, SpinCo, Merger Sub or Parent:

(a) SpinCo Common Stock and Merger Sub Common Stock.

(i) Each share of SpinCo Common Stock issued and outstanding and held by the Company as of immediately prior to the Effective Time (the “Outstanding SpinCo Shares”) shall be automatically converted into the right to receive a number of fully paid and non-assessable shares of Domesticated Parent Common Stock equal to the Base Exchange Ratio, subject to adjustment in accordance with Section 3.1(a)(iii), with any fractional shares of Domesticated Parent Common Stock rounded down to the nearest whole share for no additional consideration (the “Merger Consideration”). Each Outstanding SpinCo Share, when converted in accordance with this Section 3.1(a)(i), shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and the holder thereof shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any dividends or distributions and other amounts payable in accordance with Section 3.2(b).

(ii) Each share of SpinCo Common Stock held by SpinCo as treasury stock as of immediately prior to the Effective Time shall automatically be canceled and shall cease to exist and no stock or other consideration shall be issued or delivered in exchange therefor or in respect thereof.

(iii) The Aggregate Parent Common Stock Consideration and the resulting Base Exchange Ratio shall be adjusted to the extent appropriate to reflect the effect of any stock split, split-up, reverse stock split, stock dividend or distributions of Parent Common Stock, or securities convertible into any such securities, reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock having a record date occurring on or after the date of this Agreement and prior to the Effective Time; provided, that nothing in this Section 3.1(a)(iii) shall be construed to permit Parent to take or to permit any of its Subsidiaries to take any action with respect to its securities that is prohibited by the terms of this Agreement.

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(iv) At the Effective Time, all of the shares of common stock, par value $0.01 per share, of Merger Sub (“Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be automatically converted into one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

(b) SpinCo Options. As of the Effective Time, Parent shall assume each SpinCo Option that is outstanding (whether vested or unvested) as of the Effective Time (such assumed options are referred to as the “Domesticated Parent Options”). The Domesticated Parent Options will continue to have, and be subject to, the same terms and conditions (including with respect to vesting and termination-related provisions) set forth in the applicable option documents (including the SpinCo Equity Incentive Plan and stock option agreement or other document evidencing such SpinCo Option) immediately prior to the Effective Time, except that (i) each SpinCo Option will be exercisable from and after the Effective Time for that whole number of shares of Domesticated Parent Common Stock (rounded down to the nearest whole share) equal to the number of shares of SpinCo Common Stock subject to such SpinCo Option, multiplied by the Base Exchange Ratio, and (ii) the exercise price per share for each such share of Domesticated Parent Common Stock shall be equal to the exercise price per share of such SpinCo Option in effect immediately prior to the Effective Time, divided by the Base Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest full cent). The assumption of the SpinCo Options by Parent is intended to satisfy the requirements of Treasury Regulations Section 1.424-1 (to the extent such SpinCo Options were intended to qualify as incentive stock options within the meaning of Code Section 422) and of Treasury Regulations Section 1.409A-1(b)(5)(v)(D) (for SpinCo Options not so qualifying).

(c) Parent Securities. Each share of Domesticated Parent Common Stock, each Domesticated Parent Right and each Domesticated Parent Unit that is issued and outstanding immediately prior to and at the Effective Time shall remain outstanding immediately following the Effective Time, except to the extent as otherwise provided in the Parent Governing Documents or Rights Agreement (including in respect of automatic conversion of the Domesticated Parent Rights or redemption of the Domesticated Parent Common Stock).

3.2 Exchange Fund.

(a) At or substantially concurrently with the Effective Time, Parent shall issue, and shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Outstanding SpinCo Shares, for exchange in accordance with this Section 3.2, the number of Domesticated Parent Common Stock in book-entry form sufficient to represent the Merger Consideration (the “Exchange Fund”). Parent shall cause the Exchange Agent to distribute, immediately following the Effective Time, pursuant to irrevocable instructions from the Parent, the Merger Consideration out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

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(b) Distributions After the Effective Time. Subject to the following sentence, no dividends or other distributions declared after the Effective Time with respect to Domesticated Parent Common Stock shall be paid with respect to any shares of Domesticated Parent Common Stock that are not able to be delivered by the Exchange Agent promptly after the Effective Time, whether due to a legal impediment to such delivery or otherwise. Subject to the effect of abandoned property, escheat, Tax or other applicable Laws, following the delivery of any such previously undelivered shares of Domesticated Parent Common Stock, there shall be paid to the record holder of such shares of Domesticated Parent Common Stock, without interest, at the time of delivery, to the extent not previously paid, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Domesticated Parent Common Stock.

(c) No Liability. None of the Company, the Surviving Corporation, Parent, Merger Sub, the Exchange Agent or any other Person shall be liable for shares of Domesticated Parent Common Stock (or dividends or distributions with respect thereto or with respect to SpinCo Common Stock) or cash properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(d) Closing of Transfer Books. From and after the Effective Time, the stock transfer books of SpinCo shall be closed, and no transfer shall be made of any shares of capital stock of SpinCo that were outstanding as of immediately prior to the Effective Time.

(e) Tax Withholding. Parent, the Company, SpinCo, Merger Sub and the Exchange Agent shall each be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such deducted or withheld amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

3.3 Appraisal Rights. In consideration of the benefits to be received by the Company pursuant to this Agreement, the Company waives any rights to appraisal that may otherwise be available under the DGCL in connection with the Merger.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to Parent and Merger Sub to enter into this Agreement, except as otherwise disclosed or identified in the Company Disclosure Schedule, the Company hereby represents and warrants to Parent and Merger Sub as follows:

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4.1 Organization of the Company. The Company has been duly incorporated and is validly existing and in good standing as a Nevada corporation. The Company has all requisite power and authority to own, lease and operate its properties and assets in the manner in which such assets and properties are now owned, leased and operated and to conduct its business as it is now being conducted. The Company has made available to Parent and Merger Sub true and complete copies of the Governing Documents of the Company as in effect on the date hereof. The Company is duly licensed or qualified and in good standing (or equivalent status as applicable) in each jurisdiction in which the properties and assets owned or leased by it or the character of its activities require it to be so licensed or qualified or in good standing (or equivalent status as applicable).

4.2 Due Authorization. The Company has all requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which it is or will be a party, to carry out its obligations hereunder and thereunder, and to consummate the Transactions. The execution and delivery by the Company of this Agreement and the Transaction Documents to which it is or will be a party as of the Effective Time and the consummation of the Transactions have been duly authorized by all necessary and proper action on its part, and no other action on the part of the Company is necessary to authorize this Agreement or the Transaction Documents to which it is or will be a party as of the Effective Time or consummate the Transactions. Each of this Agreement and the Transaction Documents to which the Company is or will be a party as of the Effective Time has been or will be duly and validly executed and delivered by it and (assuming that this Agreement or such other applicable Transaction Documents to which each of Parent and Merger Sub is or will be a party as of the Effective Time constitutes a legal, valid and binding obligation of each of Parent and Merger Sub (as applicable)), constitutes or will when executed and delivered constitute the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether considered in a proceeding at law or in equity) (collectively, the “Remedies Exception”).

4.3 Governmental Consents. No Consent of, with or to any Governmental Authority is required to be obtained or made by the Company in connection with the execution or delivery by the Company of this Agreement or the Transaction Documents to which it is or will be a party or the consummation by the Company of the Transactions, except for or in compliance with (a) any Premerger Notification and Report Form required under and in compliance with the HSR Act or other filings in connection therewith; (b) the filing of the Certificate of Merger and the Parent Charter with the Secretary of State of the State of Delaware pursuant to the provisions of the DGCL; (c) the rules and regulations of NASDAQ; (d) applicable requirements of state securities or “blue sky” Laws, the Securities Act and the Exchange Act; and (e) Consents described in Section 5.5 and Consents set forth on Section 4.3 of the Company Disclosure Schedule.

4.4 No Conflict. Subject to the receipt of the Consents set forth in Section 4.3, the execution and delivery by the Company of this Agreement and the Transaction Documents to which it is or will be a party as of the Effective Time and the consummation by the Company of the Transactions do not and will not as of the Closing Date, (a) violate any provision of, or result in a conflict with or the breach of, any Law applicable to the Company or by which any of its assets or properties is bound; (b) with or without lapse of time or the giving of notice or both, require a consent or approval under, conflict with, result in a violation or breach of, or give to others any rights of amendment, suspension, revocation of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, amend, suspend, revoke, or cancel any Contract to which the Company is a party or by which its assets or properties are bound, or result in the creation of any Lien on any assets or properties of the Company; or (c) breach or violate any provision of the Governing Documents of the Company, except, in the case of each of clauses (a) and (b), to the extent that such conflicts, breaches, defaults or other matters would not (i) materially and adversely affect the ability of the Company to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Transaction Documents or (ii) materially and adversely affect the ability of the Company to conduct the SpinCo Business.

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4.5 Litigation and Proceedings. Other than disclosed in the Company SEC Documents there are no Actions pending or, to the Knowledge of the SpinCo Group, threatened, by or against the Company or any of its Subsidiaries (other than SpinCo or with respect to the SpinCo Assets) that, individually or in the aggregate, would reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries (other than SpinCo or with respect to the SpinCo Assets) is subject to any Order nor, to the Knowledge of the SpinCo Group, are there any such Orders threatened to be imposed by any Governmental Authority that, in each case, would reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect.

4.6 Brokers’ Fees. Except for Maxim Group LLC, no broker, investment banker, or other Person is entitled to any brokerage fee, finders’ fee or other similar commission in connection with the transactions contemplated by this Agreement, including for which Parent or any of its Subsidiaries, including Merger Sub or the Surviving Corporation, would be liable, based on arrangements made on behalf of the Company or any of its Affiliates. The Company is solely responsible for the fees and expenses of Maxim Group LLC arising from the Company’s engagement with Maxim Group LLC.

4.7 Internal Controls. (a) The Company has established and maintains a system of internal controls over financial reporting (as defined in Rule 13a-l5(f) or 15d-15(f), as applicable, under the Exchange Act (collectively, “Internal Controls”)) that are designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the audit committee of the Company Board (the “Company Audit Committee”). Since September 30, 2019, the Company’s principal executive officer and its principal financial officer have disclosed to the Company’s independent auditor and the Company Audit Committee (a) any significant deficiency or material weakness in the Company’s Internal Controls and (b) any fraud involving management or other employees who have a significant role in the Company’s Internal Controls. Since September 30, 2019, neither the Company nor any of its Subsidiaries has received any written complaint, allegation, assertion or claim regarding the impropriety of any accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls.

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(b) The financial statements and notes contained or incorporated by reference in the Company SEC Documents (the “Company Financial Statements”) (i) fairly present in all material respects the financial condition and the results of operations, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries as at the respective dates of, and for the periods referred to, in such financial statements, all in accordance with GAAP, and (ii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of Regulation S-X or Regulation S-K, as applicable, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable. The Company has no off-balance sheet arrangements (as defined by Regulation S-K) that are not disclosed in the Company SEC Documents.

(c) Neither the Company (including any employee thereof) nor the Company’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, (ii) any Actual Fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or (iii) any claim or allegation regarding any of the foregoing.

4.8 Company SEC Filings. Since September 30, 2020, the Company has timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed by it with the SEC pursuant to the Exchange Act or the Securities Act. Each of the Company’s SEC filings since September 30, 2020, as of the respective date of such filing (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to such Company SEC filings. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), no Company SEC filings since September 30, 2020 contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC filings. To the Knowledge of the Company, none of the Company SEC filings filed on or prior to the date hereof is subject to ongoing SEC review or investigation.

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Article V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SPINCO

As an inducement to Parent and Merger Sub to enter into this Agreement, except as otherwise disclosed or identified in (a) with respect to Sections 5.8 and 5.9 the Company SEC Documents filed and publicly available on the SEC’s EDGAR database at least two (2) Business Days prior to the date hereof (excluding any disclosures of factors or risks contained or references therein under the captions “Risk Factors” or “Forward-Looking Statements” to the extent they are forward-looking statements and any other similar general, predictive or cautionary statements) or (b) the corresponding section or subsection of the SpinCo Disclosure Schedule, the Company and SpinCo hereby represent and warrant as follows:

5.1 Organization of SpinCo. SpinCo has been duly incorporated and is validly existing and in good standing as a Delaware corporation and has all requisite power and authority to own, lease and operate its assets in the manner in which such assets are now owned, leased or operated and to conduct its business as it has been and is now being conducted. SpinCo has made available to Parent and Merger Sub true and complete copies of the Governing Documents of SpinCo. SpinCo is duly licensed or qualified and in good standing (or equivalent status as applicable) in each jurisdiction in which the properties and assets owned or leased by it or the character of its activities require it to be so licensed or qualified or in good standing (or equivalent status as applicable).

5.2 Due Authorization. SpinCo has all requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which it is or will be a party, to carry out its obligations hereunder and thereunder, and to consummate the Transactions (subject, in the case of the Merger, to the SpinCo Shareholder Approval). The execution and delivery by SpinCo of this Agreement and the Transaction Documents to which it is or will be a party as of the Effective Time and the consummation by SpinCo of the Transactions have been or will be duly and validly authorized and approved by all necessary and proper action and, except for the SpinCo Shareholder Approval, no other action on the part of SpinCo is necessary to authorize this Agreement or the Transaction Documents to which it is or will be a party at the Effective Time. Each of this Agreement and the Transaction Documents to which it is or will be a party at the Effective Time has been, or when executed and delivered will be, duly and validly executed and delivered by SpinCo and (assuming that this Agreement or such other applicable Transaction Document to which Parent or Merger Sub is or will be a party at the Effective Time constitutes a legal, valid and binding obligation of Parent or Merger Sub (as applicable)) constitutes or will constitute a legal, valid and binding obligation of SpinCo, enforceable against SpinCo in accordance with its terms, subject to the Remedies Exception.

5.3 Capitalization of SpinCo.

(a) (i) The authorized capital stock of SpinCo consists of 100,000,000 shares of SpinCo Common Stock, (ii) the issued and outstanding shares of capital stock of SpinCo consists of 67,500,000 shares of SpinCo Common Stock, and (iii) no shares of SpinCo Common Stock are being held by SpinCo in its treasury. All of the issued and outstanding shares of SpinCo Common Stock are owned, of record and beneficially, by the Company and have been duly authorized and validly issued, are fully paid and nonassessable, free and clear of all Liens (other than Liens imposed by applicable securities Laws) and have not been issued in violation of any preemptive or similar rights.

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(b) Except as set forth in Section 5.3(b) of the SpinCo Disclosure Schedule, there are no (i) outstanding options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of capital stock of SpinCo, or any other commitments or agreements providing for the issuance, sale, repurchase or redemption of shares of capital stock of SpinCo, (ii) obligations of any kind which may require SpinCo to issue, purchase, redeem or otherwise acquire any of its shares of capital stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person or (iii) voting trusts, proxies or other agreements or understandings with respect to the voting shares of capital stock of SpinCo.

(c) The books and records of SpinCo contain a true, correct and complete listing of: (i) the name and address of each Person owning SpinCo Common Stock and (ii) the certificate number of each certificate evidencing shares of capital stock issued by SpinCo, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

5.4 Subsidiaries. SpinCo has no Subsidiaries. Without limiting the generality of the foregoing, SpinCo does not control, own or possess, directly or indirectly, or have any interest or participation (direct or indirect) in, any other Person.

5.5 Governmental Consents. No Consent of, with or to any Governmental Authority is or will be required to be obtained or made by SpinCo in connection with the execution or delivery by SpinCo of this Agreement or the Transaction Documents to which SpinCo is or will be a party at the Effective Time or the consummation by SpinCo of the Transactions, except for or in compliance with: (a) any Premerger Notification and Report Form required under and in compliance with the HSR Act or other filings in connection therewith, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the provisions of the DGCL; (c) the rules and regulations of NASDAQ; (d) applicable requirements of state securities or “blue sky” Laws, the Securities Act and the Exchange Act; and (e) Consents described in Section 4.3 and Consents set forth on Section 5.5 of the SpinCo Disclosure Schedule.

5.6 No Conflict. Subject to the receipt of the Consents described in Section 5.5, the execution and delivery by SpinCo of this Agreement and the Transaction Documents to which SpinCo is or will be a party at the Effective Time and the consummation by SpinCo of the Transactions do not and will not: (a) violate any provision of, or result in a conflict with, or the breach of, any Law applicable to SpinCo or by which any of its assets or properties is bound; (b) with or without lapse of time or the giving of notice or both, require a consent or approval under, conflict with, result in a violation or breach of, or give to others any rights of amendment, suspension, revocation of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, amend, suspend, revoke, or cancel any Contract to which SpinCo is a party or by which its assets or properties are bound; (c) result in the creation of any Lien upon any of the properties or assets of SpinCo; or (d) violate any provision of the Governing Documents of SpinCo, except, in the case of clauses (a), (b) and (c), to the extent that such conflicts, breaches, defaults or other matters would not (i) materially and adversely affect the ability of the SpinCo to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Transaction Documents or (ii) materially and adversely affect the ability of the SpinCo to conduct the SpinCo Business.

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5.7 Sufficiency of the SpinCo Assets.

(a) Except as set forth in Section 5.7 of the SpinCo Disclosure Schedule, on the Closing Date, assuming receipt of all consents, approvals and authorizations relating to the matters set forth in Section 4.3 and Section 5.5, the SpinCo Assets, taking into account the Shared Services Agreement, the Amended and Restated Shared Services Agreement, and the license granted pursuant to Section 7.18(c), constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, the SpinCo Business, and constitute all of the assets, properties and rights reasonably necessary for Parent and the Surviving Corporation to conduct the SpinCo Business immediately following the Closing in all material respects and in substantially the same manner as it is conducted on the date hereof.

(b) The Company has caused the SpinCo Assets that are material tangible assets or personal property (“Tangible Personal Property”) to be maintained in accordance with good business and industry practice, and such SpinCo Assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended to be used, ordinary wear and tear excepted.

(c) Except for Permitted Liens, SpinCo has good, valid and marketable title to, or a valid leasehold in, license to or other legal right to use, as the case may be, all of the SpinCo Assets, free and clear of any Liens other than Permitted Liens.

(d) The operation of the SpinCo Business as it is now conducted is not dependent upon the right to use the Tangible Personal Property of Persons other than the Company or its Subsidiary, except for such Tangible Personal Property that is owned by, leased, licensed, or otherwise duly and validly contracted to the Company or one of its Subsidiaries for use in connection with the SpinCo Business. Any leases related to the Tangible Personal Property are valid and binding against the Company or one of its Subsidiaries, as applicable, and to the Knowledge of the SpinCo Group, the counterparty thereto, and are in full force and effect and are enforceable in accordance with their terms, subject to the Remedies Exception. No event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a material default on the part of the Company or its respective Subsidiary under any lease related to the Tangible Personal Property, and to the Knowledge of the SpinCo Group, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a material default by any other party under any such lease, and none of the Company or its Subsidiaries has received written notice of any such condition. Neither the Company nor any of its Subsidiaries has waived any material rights under any license or lease related to the Tangible Personal Property. To the Knowledge of the SpinCo Group, no event has occurred which either entitles, or, on notice or lapse of time or both, would entitle the other party to any license or lease related to the Tangible Personal Property with the Company or any of its Subsidiaries to declare a default or to accelerate, or which does accelerate, the maturity of any obligations of the Company or its Subsidiaries under any such license or lease.

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5.8 Financial Statements.

(a) Set forth on Section 5.8(a) of the SpinCo Disclosure Schedule are copies of the SpinCo Financial Statements. Each of the SpinCo Financial Statements fairly presents, and each of the Subsequent Period SpinCo Financial Statements will fairly present, in all material respects, the financial condition and results of operations and cash flows of the SpinCo Business, as of the dates indicated therein and for the periods referred to therein; provided, that the SpinCo Financial Statements, the Subsequent Period SpinCo Financial Statements and the representations and warranties in this Section 5.8 are qualified by the fact that (i) the SpinCo Business has not operated on a separate standalone basis and has historically been reported within the Company Financial Statements, and (ii) the SpinCo Financial Statements assume, and the Subsequent Period SpinCo Financial Statements will assume, certain allocated charges and credits, which do not necessarily reflect amounts that would have resulted from arm’s-length transactions or that the SpinCo Business would incur on a standalone basis, including after the Closing. The SpinCo Financial Statements were prepared in accordance with GAAP and were derived from the financial reporting systems and the Company Financial Statements.

(b) There are no outstanding loans or other extensions of credit made by SpinCo to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SpinCo. SpinCo has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

5.9 No Undisclosed Liabilities. There are no Liabilities of the Company or any of its Subsidiaries (excluding SpinCo) (in each case primarily with respect to the SpinCo Business) and SpinCo (excluding any Liabilities related or attributable to Taxes as set forth on Section 5.9 of the SpinCo Disclosure Schedule) whether or not of a type required to be reflected or reserved for on a consolidated balance sheet of the Company or related to the SpinCo Business or in the notes thereto prepared in accordance with GAAP, except for (a) Liabilities reflected or reserved for in the Company Financial Statements or the SpinCo Financial Statements or disclosed in any notes thereto; (b) Liabilities that have arisen since the Balance Sheet Date in the ordinary course of the operations of the SpinCo Business and consistent with past practice; (c) Liabilities arising out of or in connection with this Agreement, the Transaction Documents and the Transactions; (d) Liabilities set forth in Section 5.9 of the SpinCo Disclosure Schedule; (e) Liabilities that are executory obligations arising in the ordinary course of business under any SpinCo Material Contract (and not as a result of any breach thereof) or (f) Liabilities that, individually or in the aggregate, would not reasonably be expected to be material to SpinCo.

5.10 Litigation and Proceedings. There are no Actions pending or, to the Knowledge of the SpinCo Group, threatened against SpinCo or the Company with respect to the SpinCo Business or affecting any of the SpinCo Assets. Neither SpinCo nor the Company (solely in respect of the SpinCo Assets) is subject to any Order (nor, to the Knowledge of the SpinCo Group, are there any such Orders threatened to be imposed by any Governmental Authority) which has materially and adversely affected SpinCo or the SpinCo Business or would reasonably be expected to materially or adversely affect the legality, validity or enforceability of this Agreement, any Transaction Document or the consummation of the Transactions contemplated hereby or thereby.

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5.11 Real Property. SpinCo does not own, and at no time previously has owned, any real property. With respect to the Company Real Property, (i) the Company or its applicable Subsidiary has good and valid title (or the applicable local equivalent) or a valid and enforceable leasehold interest, as applicable, in such Company Real Property, free and clear of any Liens, subject to the Remedies Exception and other than Permitted Liens, and (ii) neither the Company nor any of its Subsidiaries has received (A) written notice of any pending condemnation, expropriation, eminent domain or similar Action affecting all or any portion of such Company Real Property (to the extent relating to or affecting the SpinCo Business) or (B) written notice of default or breach of any Company Leased Property. To the Knowledge of the SpinCo Group, no event has occurred which, with notice, lapse of time or both, would constitute a material default or breach of any Company Leased Property by the Company or its Subsidiaries. A complete and correct list of the Company Real Property is provided in Section 5.11 of the SpinCo Disclosure Schedule.

5.12 Tax Matters.

(a) Except as would not, individually or in the aggregate, have a SpinCo Material Adverse Effect:

(i) (A) All Tax Returns required to be filed by the Company and SpinCo or with respect to SpinCo or the SpinCo Business have been filed (taking into account applicable extensions), (B) all such Tax Returns are true, correct and complete, and (C) all Taxes, whether or not shown as due on such Tax Returns, in respect of SpinCo and the SpinCo Business have been paid, in the case of each of clauses (A) through (C), except to the extent adequate reserves therefor in accordance with GAAP have been provided on the SpinCo Financial Statements;

(ii) The Company and SpinCo have each made available to Parent and Merger Sub true, correct and complete copies of all Tax Returns filed by or with respect to the SpinCo Business for tax years ending on or after December 31, 2021.

(iii) (A) No Governmental Authority has asserted any written claim, assessment or deficiency for Taxes against the Company, SpinCo or the SpinCo Business, except for deficiencies or proposed deficiencies that have been satisfied by payment, settled or withdrawn, and (B) no claim, audit or other proceeding by any Governmental Authority is pending or threatened in writing with respect to any Taxes of the Company, SpinCo or the SpinCo Business;

(iv) The Company and SpinCo have no outstanding waivers or extensions of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by the Company or SpinCo for any extension of time within which to file any material Tax Return or within which to pay any Taxes shown to be due on any Tax Return;

(v) SpinCo has no Liability for Taxes of any other Person (other than the Company or any of its Subsidiaries) whether under Treasury Regulations Section 1.1502-6, as a transferee or successor, or by contract (other than commercial contracts the primary purpose of which is not Taxes), or by operation of Law or otherwise;

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(vi) Within the past two (2) years, SpinCo has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code;

(vii) SpinCo has not participated in, and is currently not participating in, a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2);

(viii) There are no Liens for Taxes (other than Permitted Liens) upon the assets of SpinCo or the SpinCo Business;

(ix) SpinCo is not a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority), except for any commercial contracts the primary purpose of which is not Taxes; and

(x) SpinCo has not requested and is not the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum, or agreement with any taxing authority with respect to any material Taxes of SpinCo, nor is any such request outstanding.

(b) Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent or impede the Tax-Free Status.

(c) The representations and warranties set forth in this Section 5.12 and, to the extent relating to Tax matters, Section 5.17, constitute the sole and exclusive representations and warranties of the Company and SpinCo regarding Tax matters.

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5.13 Absence of Changes.

(a) Since the Balance Sheet Date until the date of this Agreement there has not been any SpinCo Material Adverse Effect;

(b) Except in connection with the Transaction Process or as contemplated by this Agreement and the other Transaction Documents, since the Balance Sheet Date and through the date hereof, the Company and its Subsidiaries, including SpinCo, have, in all material respects, conducted the SpinCo Business in the ordinary course of business and consistent with past practice.

(c) Except as disclosed on Section 5.13(c) of the SpinCo Disclosure Schedule, since the Balance Sheet Date, the Company has not, nor has any of its Subsidiaries, including SpinCo, taken any action that, if taken during the period from the date of this Agreement through the Closing, would require the consent of Parent or Merger Sub pursuant to Section 7.2.

5.14 Material Contracts.

(a) Section 5.14(a) of the SpinCo Disclosure Schedule sets forth a true, correct and complete list of, and the Company or SpinCo has made available to the Parent and the Merger Sub, true, correct and complete copies of, each Contract in effect to which SpinCo is a party or to which the Company or any of its Subsidiaries is a party to the extent it relates primarily to the SpinCo Business or the SpinCo Assets or by which the SpinCo Business or the SpinCo Assets are bound (each, a “SpinCo Material Contract”):

(i) any Contract that relates to the purchase or sale of goods or services pursuant to which the SpinCo Business has received more than $500,000 or paid more than $500,000 in the past twelve (12) months;

(ii) (A) any Contract to which SpinCo is a party, that by its terms calls for aggregate payments by the Company or any of its Subsidiaries under such Contract of more than $500,000 per year or $1,200,000 in the aggregate over the length of the Contract, and (B) any Contract to which the Company or its Subsidiary (other than SpinCo) is a party, that by its terms calls for aggregate payments by the Company or any of its Subsidiaries under such contract of more than $500,000 per year or $1,200,000 in the aggregate over the length of the contract, which payments solely relate to the SpinCo Business;

(iii) any Contract that contains covenants that materially limit the ability of SpinCo (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, exclusivity restrictions, rights of first refusal or (B) to purchase or acquire an interest in any other Person;

(iv) any Contract that limits or purports to limit in any material respect the ability of the SpinCo Business to compete with any Person or in any line of business or in any geographic region in the world;

(v) any Contract that grants exclusive rights to a customer or a supplier or (to the extent material to the SpinCo Business) any other commercial counterparty that will relate to or affect the SpinCo Business after the Closing;

(vi) any Contract that requires any future capital expenditures by the SpinCo Business in excess of $500,000 that will not be paid prior to the Closing;

(vii) any Contract that requires any continuing indemnification obligations or milestone, earn out or similar payments to be made by the SpinCo Business in excess of $1,000,000 in the aggregate that will not be paid prior to the Closing;

(viii) any Contract that relates to the creation, incurrence, assumption or guarantee of any indebtedness for borrowed money or any bonds, debentures, notes or similar instruments, in each case, in excess of $500,000;

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(ix) any Contract pursuant to which (A) any Person grants to SpinCo or, with respect to the SpinCo Business, to the Company or any of its Subsidiaries other than SpinCo, any license, right, permission, consent, non-assertion or release with respect to any Intellectual Property that is material to the SpinCo Business, other than (1) non-exclusive click-wrap, shrink-wrap or off-the-shelf software licenses that are commercially available on standard and reasonable terms to the public generally with license, maintenance, support and other fees of less than $200,000 in any twelve (12)-month period, (2) non-disclosure agreements entered into in the ordinary course of business consistent with past practice and (3) non-exclusive licenses granted by any suppliers or service providers to SpinCo in the ordinary course of business consistent with past practice solely for the receipt of services from such supplier or service provider, and solely where such licenses are ancillary to the primary purpose of such Contract, or (B) the Company or any of its Subsidiaries (excluding SpinCo) (in each case solely with respect to the SpinCo Business) or SpinCo grants any license, right, permission, consent, non-assertion or release with respect to any Intellectual Property that is material to the SpinCo Business, other than (1) non-exclusive licenses granted to customers of SpinCo in the ordinary course of business consistent with past practice, (2) non-exclusive licenses granted to any suppliers or service providers by SpinCo in the ordinary course of business consistent with past practice and (3) non-disclosure agreements entered into in the ordinary course of business consistent with past practice;

(x) any Contract to which the Company or any of its Subsidiaries (excluding SpinCo) (in each case solely with respect to the SpinCo Business) or SpinCo is a party with any Governmental Authority or any university, college, research institute, or other educational institution that provides for the provision of funding by or to SpinCo or the Company or any of its other Subsidiaries, in each case, for any research or development activities involving the invention, creation, conception or development of any Intellectual Property that is material to the SpinCo Business;

(xi) any lease, sublease, occupancy agreement or license for real property;

(xii) any Contract that contains “most favored nation” pricing provisions for the benefit of the relevant counterparty that will relate to or affect the SpinCo Business after the Closing;

(xiii) any joint venture, strategic alliance, joint development, partnership or similar arrangement;

(xiv) any Contract relating to the acquisition or disposal or divestiture of, or investment in, any joint venture, partnership or similar arrangement or any material assets or businesses;

(xv) any Contract providing for (or providing an option for) any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of the Company, SpinCo, their material assets or the SpinCo Business;

(xvi) any Contract that is between SpinCo and any of its directors, executive officers, shareholders or Affiliates, including the Company, including all non-competition, severance and indemnification agreements;

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(xvii) any Contract that provides another Person with a power of attorney;

(xviii) any prime contract, subcontract, purchase order, task order, delivery order, teaming agreement, joint venture agreement, strategic alliance agreement, basic ordering agreement, pricing agreement, letter contract or other similar arrangement of any kind where the counterparty or the ultimate customer is, or the work performed under such contract was funded by, a Governmental Authority; and

(xix) any Contract not otherwise described in any other subsection of this Section 5.14(a) that would be required to be filed by SpinCo as a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) if SpinCo were subject to the reporting requirements of the Exchange Act as of the date hereof.

(b) Except as disclosed in Section 5.14(b) of the SpinCo Disclosure Schedule, (i) each SpinCo Material Contract is valid and binding on the Company or its applicable Subsidiary, including SpinCo and, to the Knowledge of the SpinCo Group, the counterparty thereto, and is in full force and effect and enforceable in accordance with its terms, subject to the Remedies Exception; (ii) neither the Company nor its applicable Subsidiary, including SpinCo is, and to the Knowledge of the SpinCo Group, no counterparty thereto is, in breach of, or default under, any SpinCo Material Contract in any material respect; (iii) to the knowledge of the SpinCo Group, as applicable, no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by a counterparty to a SpinCo Material Contract, or permit termination or acceleration by the Company or SpinCo, under such SpinCo Material Contract; (iv) no other party to a SpinCo Material Contract has notified the Company or SpinCo in writing that it is terminating or considering terminating its business with the Company (solely in respect of the SpinCo Business) or SpinCo or is planning to materially reduce its future business with the Company (solely in respect of the SpinCo Business) or SpinCo; and (v) neither the Company nor SpinCo has waived any material rights under a SpinCo Material Contract.

5.15 Employment Matters.

(a) Since their respective dates of formation, neither the Company nor any of its Subsidiaries, including SpinCo, is or has been a party to any agreement with any trade union, works council, employee representative body or labor organization (covered by the National Labor Relations Act) that represents (or that otherwise governs or relates to the employment of) any employees of the Company or its Subsidiaries, including SpinCo. To the Knowledge of the SpinCo Group, (i) no petition for recognition of a labor organization or other body for the representation of the employees of the Company and its Subsidiaries is pending or threatened, and (ii) there has not during the last three (3) years been any (or threat of any), and there are no pending and no Person has threatened to commence any, strike, slowdown, work stoppage, lockout, picketing, labor dispute, union organizing activity, or any similar activity or dispute, in each case affecting the SpinCo Business or SpinCo.

(b) There are no pending, or to the Knowledge of the SpinCo Group, anticipated or threatened, unfair labor or other employment-related practice charges, complaints or other grievances or Actions by or before any Governmental Authority, arising under any applicable Law governing labor or employment, in each case in respect of which SpinCo or the SpinCo Business will have any material Liability at the Effective Time.

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(c) There are no Actions pending or, or to the Knowledge of the SpinCo Group, threatened involving the Company or any of its Subsidiaries (excluding SpinCo) (in each case solely with respect to the SpinCo Business) or SpinCo, or any of their respective employees or former employees (with respect to their status as an employee or former employee, as applicable) including any harassment, discrimination, retaliatory act, or similar claim.

(d) Since its formation, SpinCo has had no employees and all employee or consulting services necessary for the operation of the SpinCo Business have been provided by the Company or one of its Subsidiaries pursuant to the Shared Services Agreement. For the past three (3) years, the Company has been in compliance in all material respects with all Laws relating to terms and conditions of employment, employment practices, employment discrimination and harassment, civil rights, the Worker Adjustment and Retraining Notification Act and any similar state or local plant closures and mass layoffs Laws, wages (including minimum wage and overtime), hours of work, withholdings and deductions, classification and payment of employees, independent contractors and consultants, employment equity, occupational health and safety, workers’ compensation, immigration, and workforce reduction with respect to any employee or independent contractor providing services to the SpinCo Business or in respect of which SpinCo will have any material Liability at the Effective Time.

(e) Except as would not reasonably be expected to result in material Liability to the SpinCo Business (taken as a whole), neither the Company nor any of its Subsidiaries, including SpinCo, has incurred or is liable for, and no circumstances exist under which the Company or any of its Subsidiaries would reasonably be expected to incur or be liable for with respect to any Person that provides services to SpinCo as an employee or independent contractor, any liability arising from (i) the failure to pay wages (including overtime wages), (ii) the misclassification of employees as independent contractors or (iii) the misclassification of employees as exempt from the requirements of the Fair Labor Standards Act or similar state Laws.

(f) Section 5.15(f) of the SpinCo Disclosure Schedule sets forth a complete and accurate list of all current employees of the Company or any of its Subsidiaries who provide services to SpinCo or the SpinCo Business, showing each employee’s name, job title or description, employer, location, and salary level (including any bonus, commission, deferred compensation or other remuneration payable, and detailing the extent of their allocation to SpinCo or the SpinCo Business). Except as set forth on Section 5.15(f) of the Company Disclosure Schedule, (A) no such employee is a party to a written employment agreement or contract with the Company or any of its Subsidiaries and each is employed “at will”, and (B) the Company, or one of its Subsidiaries, has paid in full to all such employees all wages, salaries, commission, bonuses and other compensation due to such employees, including overtime compensation, and there are no severance payments which are or could become payable by the Company, or the Subsidiary, to any such employees under the terms of any written or oral agreement, or commitment or any Law, custom, trade or practice. Each such employee has entered into the Company’s or one of its Subsidiary’s standard form of employee non-disclosure, inventions and restrictive covenants agreement with the Company or such Subsidiary, a copy of which has been provided to the Parent by the Company. The Company has provided to Parent and Merger Sub true and complete copies of each employment agreement with such employee.

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(g) Section 5.15(g) of the SpinCo Disclosure Schedule contains a list of all independent contractors (including consultants) currently engaged by the Company who provide services to SpinCo or the SpinCo Business, along with the position, the entity engaging such Person, date of retention and rate of remuneration, and details of the extent of their allocation to SpinCo or the SpinCo Business for each such Person. All of such independent contractors are a party to a written agreement or contract with the Company or one of its Subsidiaries. Each such independent contractor has entered into customary covenants regarding confidentiality and assignment of inventions and copyrights in such Person’s agreement with the Company or one of its Subsidiaries, a copy of which has been provided to the Parent by the Company. For the purposes of applicable Law, including the Internal Revenue Code of 1986, as amended, all independent contractors who are currently, or within the last three (3) years have been, engaged by the Company or one of its Subsidiaries are bona fide independent contractors and not employees of the Company or such Subsidiary. Except as set forth on Section 5.15(g) of the SpinCo Disclosure Schedule, each independent contractor is terminable on fewer than thirty (30) days’ notice, without any obligation of the Company or SpinCo to pay severance or a termination fee. The Company has provided to Parent and Merger Sub true and complete copies of each service or other agreement with such independent contractor.

5.16 Compliance with Law; Permits.

(a) Except as set forth on Section 5.16(a) of the Company Disclosure Schedule, and for Environmental Laws (which are addressed exclusively as set forth in Section 5.19(a)), the Company and its Subsidiaries (excluding SpinCo) (in each case solely with respect to the SpinCo Business) and SpinCo are, and, during the past two (2) years, have (i) been in compliance with all applicable Laws, except where noncompliance has not been and would not reasonably be expected to materially and adversely affect SpinCo or the SpinCo Business and (ii) not received notice from any Governmental Authority alleging any material non-compliance with or material violation of any applicable Law or that the Company or any of its Subsidiaries (excluding SpinCo) (in each case solely with respect to the SpinCo Business) or SpinCo is subject to any inspection, investigation, survey, audit or other review.

(b) Except as set forth on Section 5.16(b) of the Company Disclosure Schedule and except with respect to Permits required under applicable Environmental Laws (which are addressed exclusively in Section 5.19(a)), (i) the Company and its Subsidiaries (excluding SpinCo) (in each case solely with respect to the SpinCo Business) and SpinCo hold all Permits necessary to conduct the SpinCo Business consistent with past practice and in compliance with applicable Law (the “SpinCo Permits”) and (ii) the SpinCo Permits are valid and in full force and effect and the Company or its applicable Subsidiary is in compliance with the terms thereof.

(c) Section 5.16(c) of the SpinCo Disclosure Schedule sets forth a list of each SpinCo Permit.

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5.17 Benefit Plans.

(a) Except as set forth on Section 5.17(a) of the SpinCo Disclosure Schedule, there are no SpinCo Benefit Plans. No Company Benefit Plan or SpinCo Benefit Plan is (i) an employee benefit plan subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code; (ii) an employee benefit plan for which SpinCo could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated or (iii) a plan in respect of which SpinCo or the Company could incur liability under Section 4212(c) of ERISA. There are no other employee benefit plans, including any multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA), for which SpinCo could incur liability under Section 4063 or 4064 of ERISA. Neither SpinCo nor the Company have any express or implied commitment, (1) to create, incur liability with respect to, or cause to exist, any other SpinCo Benefit Plan, or (2) to modify, change or terminate any SpinCo Benefit Plan, other than with respect to a modification, change or termination required by applicable Law. SpinCo does not have any express or implied commitment to enter into any contract or agreement to provide compensation or benefits to any individual.

(b) With respect to each SpinCo Benefit Plan, the Company has made available to Parent true and complete copies of, to the extent applicable, (i) the current plan document (including all amendments thereto), (ii) the most recent summary plan description including any summary of material modifications provided to participants, (iii) the last filed Form 5500 series and all schedules thereto, (iv) the most recent determination, opinion or advisory letter issued by the IRS and (v) any material, non-routine communications with any Governmental Authority in the past three (3) years.

(c) Each SpinCo Benefit Plan has been operated, funded and administered in all material respects in accordance with its terms and in material compliance with applicable Law, including ERISA and the Code. Except as set forth on Section 5.17(c) of the SpinCo Disclosure Schedule, there are no pending or threatened Actions or audits (other than routine claims for benefits) involving any SpinCo Benefit Plan.

(d) With respect to each SpinCo Benefit Plan (i) all required contributions have been made or properly accrued, (ii) there have been no “prohibited transactions” (as that term is defined in Section 406 of ERISA or Section 4975 of the Code) and (iii) all reports, returns, and similar documents required to be filed with any Governmental Authority or distributed to any SpinCo Benefit Plan participant have been timely filed or distributed. SpinCo has complied with its obligations under any plan, program or arrangement that is sponsored, maintained or administered by any Governmental Authority.

(e) Except as set forth on Section 5.17(e) of the SpinCo Disclosure Schedule the consummation of the Transactions shall not, either alone or in combination with another event: (i) entitle any current or former employee of or consultant to SpinCo, including those operating the SpinCo Business pursuant to the Shared Services Agreement, to severance pay, unemployment compensation or any other benefits or payments; or (ii) accelerate the time of payment, funding or vesting, or increase the amount of any payments or benefits due to any employee of or consultant to SpinCo, including those operating the SpinCo Business pursuant to the Shared Services Agreement.

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(f) Except as set forth in Section 5.17(f) of the SpinCo Disclosure Schedule, no SpinCo Benefit Plan provides for, and SpinCo does not have any current or contingent Liability in respect of, post-retirement or other postemployment health or welfare benefits.

(g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or by the Transaction Documents shall, either alone or in combination with any other event(s), result in the payment of any amount to any current or former employee, director, officer or independent contractor of SpinCo that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

(h) Each SpinCo Benefit Plan that is a “nonqualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code and the guidance thereunder) is in material compliance in both form and operation with Section 409A of the Code, and no Taxes are owed (or will be owed, as applicable) under Section 409A(a)(1) for any such plan or arrangement. SpinCo is not under any obligation to reimburse or gross up any employer or other service provider in respect of any Taxes, including under Section 409A of the Code or Sections 280G or 4999 of the Code.

5.18 Intellectual Property.

(a) Section 5.18(a) of the SpinCo Disclosure Schedule sets forth a list of, as of the date hereof, all SpinCo Owned Intellectual Property that is the subject of any registration, issuance, or application for registration or issuance, with any Governmental Authority or Internet domain name registrar (specifying for each such item (i) the record owner (and, if different from the record owner, the beneficial owner), (ii) the jurisdiction in which such item has been issued, registered or filed, (iii) the issuance, registration or application date and (iv) the issuance, registration or application number) (any Intellectual Property set forth or required to be set forth on Section 5.18(a) of the SpinCo Disclosure Schedule, collectively, the “SpinCo Registered Intellectual Property”).

(b) All SpinCo Registered Intellectual Property that is material to the SpinCo Business is subsisting, and, to the Knowledge of the SpinCo Group, valid and enforceable. Except as scheduled in Section 5.18(b) of the SpinCo Disclosure Schedule, to the Knowledge of the SpinCo Group, none of the SpinCo Registered Intellectual Property has been or is subject to any interference, derivation, reexamination, including ex parte reexamination, inter partes reexamination, inter partes review or post grant review, cancellation or opposition proceeding.

(c) SpinCo solely and exclusively owns all rights, title and interest in and to the SpinCo Owned Intellectual Property, in each case, free and clear of all Liens (other than Permitted Liens and the license granted pursuant to Section 7.18(c)) and to the Knowledge of the SpinCo Group, SpinCo has valid and enforceable rights to use and exploit, pursuant to a written SpinCo Contract, all other Intellectual Property (except for such other Intellectual Property in the public domain for which no license is necessary) used or practiced by the SpinCo Business that is material to the SpinCo Business. The SpinCo Intellectual Property constitutes all Intellectual Property (except for such other Intellectual Property in the public domain for which no license is necessary) used in, and necessary and sufficient for, the conduct and operation of the SpinCo Business, as currently conducted; provided, that the foregoing representation shall not in any way be construed as a representation of non-infringement or other violation of the Intellectual Property rights of any Person.

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(d) To the Knowledge of the SpinCo Group, in the past three (3) years, none of the Company or any of its Subsidiaries (excluding SpinCo) (in each case solely with respect to the SpinCo Business) or SpinCo, the conduct of the SpinCo Business, or any SpinCo Owned Intellectual Property has infringed, misappropriated (or constituted or resulted from a misappropriation of), or otherwise violated, or is infringing, misappropriating (or constitutes or results from the misappropriation of), or otherwise violating any Intellectual Property of any Person. To the Knowledge of the SpinCo Group, none of the Company or any of its Subsidiaries (excluding SpinCo) (in each case solely with respect to the SpinCo Business) or SpinCo has received from any Person in the past three (3) years any written notice charge, complaint, claim or other assertion: (i) of any infringement, misappropriation or other violation of any Intellectual Property of any Person or (ii) challenging the ownership, use, validity or enforceability of any SpinCo Owned Intellectual Property, in each case of clauses (i) and (ii) that is material to the SpinCo Business as currently conducted.

(e) To the Knowledge of the SpinCo Group, no other Person has infringed, misappropriated, diluted or violated, or is infringing, misappropriating, diluting or violating, any SpinCo Owned Intellectual Property or any SpinCo Licensed Intellectual Property exclusively licensed to the Company or any of its Subsidiaries, in each case, that is material to the SpinCo Business. No such claims have been made in writing or, to the Knowledge of the SpinCo Group, otherwise made against any Person by the Company or any of its Subsidiaries (excluding SpinCo) (in each case solely with respect to the SpinCo Business) or SpinCo in the past three (3) years.

(f) To the Knowledge of the SpinCo Group, the Company and its Subsidiaries (excluding SpinCo) (in each case solely with respect to the SpinCo Business) and SpinCo have taken and currently take reasonably adequate and commercially reasonable steps to maintain the secrecy and confidentiality of all Trade Secrets included in the SpinCo Owned Intellectual Property and all Trade Secrets of any Person to whom, the Company or any of its Subsidiaries (excluding SpinCo) (in each case solely with respect to the SpinCo Business) or SpinCo, has a confidentiality obligation with respect to such Trade Secrets. No Trade Secret material to the SpinCo Business has been authorized by SpinCo, the Company or any of its Subsidiaries, to be disclosed (or, to the Knowledge of the SpinCo Group, has been disclosed) to any Person other than (i) pursuant to a written agreement reasonably restricting the disclosure and use of such Trade Secret or (ii) to a Person who otherwise has a duty to protect such Trade Secret.

(g) Each of the past and present employees of, and individuals acting on a consultant or independent contractor basis for, SpinCo, the Company or any of its Subsidiaries who has been or is engaged in inventing, creating, conceiving or developing any Intellectual Property that is material to the SpinCo Business as currently conducted for the Company or any of its Subsidiaries (excluding SpinCo) (in each case solely with respect to the SpinCo Business) or SpinCo, has executed and delivered to the Company or such Subsidiary or SpinCo, as applicable, a written agreement, pursuant to which such Person (x) agreed to hold all confidential information of the SpinCo Business in confidence both during and after such Person’s employment or retention, as applicable, and (y) assigned to SpinCo, the Company or such Subsidiary, as applicable, all of such Person’s rights, title and interest in and to all Intellectual Property invented, created, conceived or developed in the course of such Person’s employment or engagement thereby (each, a “Personnel IP Contract”). To the Knowledge of the SpinCo Group, there is no uncured breach by any such Person with respect to any Intellectual Property that is material to the SpinCo Business as currently conducted under any such Personnel IP Contract.

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(h) No funding, facilities or personnel of any Governmental Authority or any university, college, research institute or other educational institution has been or is being used to invent, create, conceive or develop, in whole or in part, (i) any SpinCo Owned Intellectual Property or (ii) to the Knowledge of the SpinCo Group, any SpinCo Licensed Intellectual Property exclusively licensed to SpinCo, the Company or any of its Subsidiaries, in each case of clauses (i) and (ii), that is material to the SpinCo Business as currently conducted, except for any such funding or use of facilities or personnel that (A) does not result in such Governmental Authority, university, college, research institute or other educational institution obtaining or retaining, or having the right to obtain or retain ownership of, or use rights to (except for use rights during the term of the applicable SpinCo Contract with such Governmental Authority, university, college, research institute or other educational institution), any SpinCo Owned Intellectual Property, or (B) does not require or otherwise obligate SpinCo, the Company or any of its Subsidiaries to grant or offer to any Governmental Authority, university, college, research institute or other educational institution any license or other right to, or covenant not to assert with respect to, any SpinCo Owned Intellectual Property (except for use rights during the term of the applicable SpinCo Contract with such Governmental Authority, university, college, research institute or other educational institution).

(i) Neither the execution of this Agreement or any of the other Transaction Documents nor the consummation of the Transactions will result in the loss or impairment of, or any Lien on, the payment of any additional consideration, or the reduction of any amount(s) payable in connection with, any material SpinCo Intellectual Property.

5.19 Environmental Matters.

(a) Except as would not otherwise reasonably be expected to have, individually or in the aggregate, a SpinCo Material Adverse Effect:

(i) With respect to the operation of SpinCo and the SpinCo Business, the Company and its Subsidiaries are, and during the past three (3) years the Company and its Subsidiaries have been, in compliance with applicable Environmental Laws, which compliance includes obtaining, maintaining, and complying with all Permits required under Environmental Laws for the operation of the SpinCo Business, all of which Permits are in full force and effect;

(ii) With respect to the operation of SpinCo and the SpinCo Business, the Company and its Subsidiaries have not received written notice from any Governmental Authority or Person alleging any non-compliance with or Liability under any applicable Environmental Law by the Company or any of its Subsidiaries;

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(iii) No Actions pursuant to any Environmental Law to the extent affecting SpinCo, the SpinCo Business or any SpinCo Assets are pending or threatened in writing against the Company or any of its Subsidiaries; and

(b) Neither the Company nor any of its Subsidiaries has Released Hazardous Materials at, on, upon, into or from any Company Real Property at concentrations or under conditions that would result in the Company or any Subsidiary incurring any Liability that is material to SpinCo under Environmental Laws.

(c) Except for the representations and warranties expressly set forth in this Section 5.19, none of the Company, SpinCo, or any other Person makes any other express or implied representation or warranty with respect to Environmental Laws or Permits thereunder, and none of the other representations and warranties contained in this Agreement or in any certificate, document or instrument delivered pursuant to this Agreement will be deemed to be given in relation to Environmental Laws Permits thereunder.

5.20 Affiliate Matters. Except for Contracts set forth in Section 5.20 of the SpinCo Disclosure Schedule, and Contracts for employment, compensation or benefit agreements or arrangements with directors, officers and employees made in the ordinary course of business or pursuant to SpinCo Benefit Plans or Company Benefit Plans, SpinCo is not a party to any SpinCo Affiliate Contract.

5.21 Brokers’ Fees. Except for Maxim Group LLC, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other similar commission, for which Parent, Merger Sub or SpinCo would be liable in connection with the transactions contemplated by this Agreement or any other Transaction Document.

5.22 Proxy Statement; Registration Statement. None of the information regarding any of the Company or any of its Subsidiaries (including SpinCo), the SpinCo Business, or the Transactions to be provided by the Company or SpinCo specifically for inclusion in, or incorporation by reference into, the Proxy Statement or the Parent Registration Statement will, in the case of the Proxy Statement or any amendment or supplement thereto, at the time of the first mailing of the Proxy Statement and of any amendment or supplement thereto, or, in the case of the Parent Registration Statement, at the time such registration statement becomes effective, on the date of the Parent Shareholders Meeting, or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not false or misleading.

5.23 Board and Shareholder Approval. Each of the Company Board and the board of directors of SpinCo (the “SpinCo Board”), at a meeting duly called and held or by written consent, has by unanimous vote of all directors present or unanimous consent, approved this Agreement and the other Transaction Documents and authorized and approved the execution, delivery and performance hereof and thereof and the consummation of the Transactions, including the Merger. Each of the Company and the SpinCo Board at a meeting duly called and held or by written consent, has by unanimous vote of all directors present or unanimous consent, declared this Agreement advisable. The SpinCo Shareholder Approval is the only approval of the shareholders of SpinCo required to approve the Transactions.

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5.24 Healthcare Regulatory Matters.

(a) The Company and SpinCo are, and have been since their formation, in compliance with all applicable Healthcare Laws, except where such failure to so comply would not reasonably be expected to materially and adversely impact the SpinCo Business. Neither the Company nor SpinCo has received any written notice from any Regulatory Authority alleging any material violation of any applicable Healthcare Law. To the Knowledge of the SpinCo Group, there are no Actions pending or threatened against the Company or any of its Subsidiaries (excluding SpinCo) (in each case solely with respect to the SpinCo Business) or SpinCo or any of the SpinCo Products or alleging any material violation by the Company, SpinCo, the SpinCo Business or the SpinCo Products of any such applicable Healthcare Law.

(b) Except as set forth in Section 5.24(b) of the SpinCo Disclosure Schedule, (i) SpinCo does not hold any Regulatory Authorization, and (ii) SpinCo does not have any application for a Regulatory Authorization pending with the FDA or any other applicable Regulatory Authority.

(c) Except as set forth in Section 5.24(c) of the SpinCo Disclosure Schedule, (i) the Company does not hold any Regulatory Authorization in relation to the SpinCo Business, and (ii) the Company, in relation to the SpinCo Business, does not have any application for a Regulatory Authorization pending with the FDA or any other applicable Regulatory Authority.

(d) None of the Company and its Subsidiaries or any person acting on behalf of any of the Company and its Subsidiaries has with respect to any SpinCo Product: (i) been subject to a shutdown or import or export prohibition imposed by any Regulatory Authority; or (ii) received any FDA Form 483, or other written notice of inspectional observations, “warning letters,” “untitled letters” or any similar written correspondence from any Regulatory Authority in respect of such Entity or its business operations, alleging or asserting material noncompliance with any applicable Healthcare Law or Regulatory Authorization. No Regulatory Authority has threatened such action.

(e) To the Knowledge of the SpinCo Group, neither SpinCo nor the Company has (i) made an untrue statement of a material fact or a fraudulent claim or statement to any Regulatory Authority with respect to the SpinCo Business or the SpinCo Products, (ii) failed to disclose a material fact required to be disclosed to any Regulatory Authority with respect to the SpinCo Business or the SpinCo Products or (iii) committed an act, made a disclosure, or failed to commit an act or make a disclosure, including with respect to any scientific data or information, that, at the time of such action, failure to act, disclosure or failure to disclose (as applicable), would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991), and any amendments thereto, or for the FDA or any other Regulatory Authority to invoke any similar policy, in each case with respect to the SpinCo Business or the SpinCo Products. None of the Company, SpinCo nor, to the Knowledge of the SpinCo Group, any of their officers, employees or agents has been convicted of any crime or engaged in any conduct that has resulted in, or would reasonably be expected to result in, debarment from participation in any program related to pharmaceutical products pursuant to 21 U.S.C. Section 335a (a) or (b) or exclusion from participation in any federal health care program.

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5.25 Data Privacy.

(a) The Company and its Subsidiaries (excluding SpinCo) (in each case solely with respect to the SpinCo Business) and SpinCo are and have for the past three (3) years been, in material compliance with all Privacy Requirements. During the past three (3) years, neither the Company or any of its Subsidiaries (excluding SpinCo) (in each case solely with respect to the SpinCo Business) or SpinCo has received any written notice of any claims, charges, investigations, or regulatory inquiries related to or alleging the violation of any Privacy Requirements.

(b) The Company and its Subsidiaries (excluding SpinCo) (in each case solely with respect to the SpinCo Business) and SpinCo, have (i) implemented, and for the past three (3) years have maintained, commercially reasonable technical and organizational safeguards to protect Personal Information in its possession or under its control, and (ii) taken commercially reasonable steps to ensure that any third party with access to any Personal Information collected by or on behalf of the Company or any of its Subsidiaries (excluding SpinCo) (in each case solely with respect to the SpinCo Business) or SpinCo has implemented and maintained commercially reasonable safeguards with respect to such third party’s processing of Personal Information.

(c) During the past three (3) years, to the Knowledge of the SpinCo Group: (i) there have been no material breaches, security incidents, misuse of or unauthorized access to or disclosure of any Personal Information (“Security Incident”) maintained by the Company or its Subsidiaries (excluding SpinCo) (in each case solely with respect to the SpinCo Business) or SpinCo; nor (ii) has any Person processing Personal Information on behalf of the Company or any of its Subsidiaries (excluding SpinCo) (in each case solely with respect to the SpinCo Business) or SpinCo experienced any Security Incidents with respect to such Personal Information. The Company and its Subsidiaries (excluding SpinCo) (in each case solely with respect to the SpinCo Business) and SpinCo have implemented reasonable disaster recovery and business continuity plans.

(d) To the Knowledge of the SpinCo Group, the transfer of Personal Information in connection with the Transactions will not violate in any material respect any Privacy Requirements.

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5.26 Anti-Bribery, Anti-Corruption and Anti-Money Laundering. None of the Company or its Subsidiaries (excluding SpinCo) (in each case solely with respect to the SpinCo Business) or SpinCo or, to the Knowledge of the SpinCo Group, any of their respective directors, officers, employees, agents, or any other Person acting for or on behalf of the SpinCo Business has, directly or indirectly (a) made, offered, or promised to make or offer any payment, loan, or transfer of anything of value including any reward, advantage or benefit of any kind, to or for the benefit of any Government Official, candidate for public office, political party, or political campaign, for the purpose of (i) influencing any act or decision of such Government Official, candidate, party or campaign, (ii) inducing such Government Official, candidate, party or campaign to do or omit to do any act in violation of a lawful duty, (iii) obtaining or retaining business for or with any Person, (iv) expediting or securing the performance of official acts of a routine nature, or (v) otherwise securing any improper advantage; (b) paid, offered, or promised to pay or offer any bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature; (c) made, offered or promised to make or offer any contributions, gifts, entertainment, or other unlawful expenditures; (d) established or maintained any fund of corporate monies or other properties; (e) created or caused the creation of any false or inaccurate books and records of the Company or its Subsidiaries (excluding SpinCo) (in each case solely with respect to the SpinCo Business) or SpinCo; or (f) otherwise violated any provision of the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., the Money Laundering Control Act, the Currency and Foreign Transactions Reporting Act, The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or any other Laws relating to corruption, bribery, or money laundering, in each case of clauses (a)-(e), in a manner that would result in a violation of any of the Laws described in clause (f). None of the Company or its Subsidiaries (excluding SpinCo) (in each case solely with respect to the SpinCo Business) or SpinCo has made any disclosure to any Governmental Authority relating to corruption, bribery, or money laundering Laws, been the subject of any investigation or inquiry regarding compliance with such Laws; or been assessed any fine or penalty under such Laws.

5.27 Sanctions, Import, and Export Controls. None of the Company or its Subsidiaries (excluding SpinCo) (in each case solely with respect to the SpinCo Business) or SpinCo or, to the Knowledge of the SpinCo Group, any of their respective directors, officers, employees, agents, or any other Person acting for or on behalf of the SpinCo Business or SpinCo (a) is a Person with whom transactions are prohibited or limited under any economic sanctions Laws, including those administered by the U.S. government (including, without limitation, the Department of the Treasury’s Office of Foreign Assets Control, the Department of State, or the Department of Commerce), the United Nations Security Council, the European Union, or His Majesty’s Treasury, or (b) has violated any Laws relating to economic sanctions within the last five (5) years. Within the past five (5) years, none of the Company or its Subsidiaries (excluding SpinCo) (in each case solely with respect to the SpinCo Business) or SpinCo has violated any Laws related to or made any disclosure to any Governmental Authority relating to sanctions, customs, import, or export control Laws; to the Knowledge of the SpinCo Group, been the subject of any investigation or inquiry regarding compliance with such Laws; or been assessed any fine or penalty under such Laws.

5.28 No Other Representations and Warranties.

(a) Except as expressly set forth in Article IV and this Article V, neither the Company nor any of its Affiliates (including SpinCo) is making, and each of the Company and its Affiliates (including SpinCo) expressly disclaims, any representation or warranty, express or implied, with respect to the Company, its Affiliates (including SpinCo) or the SpinCo Business or with respect to any other information provided, or made available, to Parent or any of its Affiliates or Representatives in connection with the Transactions, including information, documents, projections, forecasts or other material made available to Parent, its Affiliates or Representatives in any “data rooms,” management presentations or otherwise in connection with the Transactions.

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(b) Each of the Company and SpinCo acknowledges that it is not relying on, and that Parent and its Affiliates have not made, any representation or warranty except as specifically set forth in Article VI.

Article VI

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

As an inducement to the Company and SpinCo to enter into this Agreement, except as otherwise disclosed or identified in the corresponding section or subsection of the Parent Disclosure Schedule, Parent and Merger Sub hereby represent and warrant to the Company and SpinCo as follows:

6.1 Organization of Parent and Merger Sub.

(a) Parent has been duly incorporated and is validly existing and in good standing as a Cayman Islands exempted company and has all requisite power and authority to own, lease and operate its assets in the manner in which such assets are now owned, leased and operated and to conduct its business as it is now being conducted. Parent has made available to the Company true and complete copies of the Governing Documents of Parent. Parent is duly licensed or qualified and in good standing (or equivalent status as applicable) in each jurisdiction in which the assets owned or leased by it or the character of its activities require it to be so licensed or qualified or in good standing (or equivalent status as applicable).

(b) Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware. Merger Sub is a wholly owned Subsidiary of Parent. The copies of the Governing Documents of Merger Sub which were previously furnished or made available to the Company are true and complete copies of such documents as in effect on the date of this Agreement.

6.2 Due Authorization.

(a) Each of Parent and Merger Sub has all requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which it is or will be a party at the Effective Time and (subject to the receipt of the Consents described in Section 6.4, the Parent Shareholder Approval and the Merger Sub Shareholder Approval) to consummate the Transactions. The execution and delivery by each of Parent and Merger Sub of this Agreement and the Transaction Documents to which it is or will be a party at the Effective Time and the consummation by each of Parent and Merger Sub of the Transactions have been duly and validly authorized and approved by all necessary and proper corporate action on its part, and, except for the Parent Shareholder Approval and the Merger Sub Shareholder Approval, no other corporate action on the part of Parent or Merger Sub is necessary to authorize this Agreement or the Transaction Documents to which it is or will be a party at the Effective Time. Each of this Agreement and the Transaction Documents to which it is or will be a party at the Effective Time has been, or when executed and delivered will be, duly and validly executed and delivered by Parent and (assuming that this Agreement or such other applicable Transaction Documents to which each of the Company or SpinCo is or will be a party at the Effective Time constitutes a legal, valid and binding obligation of each of the Company and SpinCo (as applicable)) constitutes or will constitute a legal, valid and binding obligation of Parent and Merger Sub (as applicable), enforceable against Parent and Merger Sub (as applicable) in accordance with its terms, subject to the Remedies Exception.

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(b) Assuming that a quorum (as determined pursuant to Parent’s Governing Documents) is present:

(i) each of those Transaction Proposals identified in clauses (A), (B) and (C) of Section 7.4(e)(ii) shall require approval by a special resolution under the CICA (being the affirmative vote of the holders of at least two-thirds of the ordinary shares who, being present and entitled to vote at the Parent Shareholders Meeting, vote at the Parent Shareholders Meeting);

(ii) each of those Transaction Proposals identified in clauses (D), (E), (F) and (I), of Section 7.4(e)(ii), in each case, shall require approval by an ordinary resolution (being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the Parent Shareholders Meeting, vote at the Parent Shareholders Meeting); and

(iii) each of those Transaction Proposals identified in clauses (G) and (H), of Section 7.4(e)(ii), in each case, shall require approval by the number of holders of Parent Common Stock required to approve such Transaction Proposals under applicable Law and the Governing Documents of Parent.

(c) The foregoing votes are the only votes of any of Parent’s share capital necessary in connection with entry into this Agreement by Parent and Merger Sub and the consummation of the Transactions, including the Closing.

(d) At a meeting duly called and held, or by written resolutions of the Parent Board signed by all directors of the Parent in lieu of a meeting, the Parent Board has unanimously approved the Transactions as a Business Combination.

6.3 Capital Stock and Other Matters.

(a) As of the date of this Agreement, the authorized share capital of Parent is 151,000,000 shares, divided into (i) 150,000,000 shares of Parent Common Stock, 8,941,000 of which are issued and outstanding as of the date of this Agreement, of which the ownership of the Sponsor and the directors, officers and five (5) percent equity holders of the Parent is set forth in Section 6.3(a) of the Parent Disclosure Schedule, and (ii) 1,000,000 preferred shares of par value $0.0001 each, of which no shares are issued and outstanding as of the date of this Agreement ((i) and (ii) collectively, the “Parent Securities”). The foregoing represents all of the issued and outstanding Parent Securities as of the date of this Agreement. All issued and outstanding Parent Securities (i) have been duly authorized and validly issued and are fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) Parent’s Governing Documents, and (2) any other applicable Contracts governing the issuance of such securities; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, Parent’s Governing Documents or any Contract to which Parent is a party or otherwise bound.

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(b) As of the date of this Agreement, 6,994,000 Parent Rights are issued and outstanding, of which the ownership of the Sponsor, and the directors, officers and five (5) percent equity holders of the Parent are set forth in Section 6.3(b) of the Parent Disclosure Schedule. As of immediately following the Domestication, all Parent Rights will convert into 6,994,000 Domesticated Parent Rights. All outstanding Parent Rights have been or are (i) duly authorized and validly issued and constitute valid and binding obligations of Parent, enforceable against Parent in accordance with their terms, subject to the Remedies Exemption; (ii) offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) Parent’s Governing Documents and (2) any other applicable Contracts governing the issuance of such securities; and (iii) not subject to, nor have they been (or will be) issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, Parent’s Governing Documents or any Contract to which Parent is a party or otherwise bound. Except for Parent’s Governing Documents and this Agreement, there are no outstanding Contracts of Parent to repurchase, redeem or otherwise acquire any Parent Securities. Subject to the terms of conditions of the Rights Agreement, at the Closing, each Domesticated Parent Right will automatically convert into two-tenths (2/10) of one share of Domesticated Parent Common Stock.

(c) Except as disclosed in the Parent SEC Filings, as set forth in Section 6.3(c) of the Parent Disclosure Schedule, or as contemplated by this Agreement or the other documents contemplated hereby, Parent has not granted any outstanding options, stock appreciation rights, warrants, rights or other securities convertible into or exchangeable or exercisable for Parent Securities, or any other commitments or agreements providing for the issuance of additional shares, the sale of treasury shares, for the repurchase or redemption of any Parent Securities or the value of which is determined by reference to the Parent Securities, and there are no Contracts of any kind which may obligate Parent to issue, purchase, redeem or otherwise acquire any of its Parent Securities. Parent is not a party to any voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of Parent Common Stock or any of the equity interests or other securities of Parent.

(d) Subject to obtaining the Parent Shareholder Approval, the shares of Domesticated Parent Common Stock comprising the Merger Consideration, when issued in accordance with the terms hereof, shall be duly authorized and validly issued, fully paid and non-assessable and issued in compliance with all applicable state and federal securities Laws and not subject to, and not issued in violation of, any Lien, purchase, option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, Parent’s Governing Documents, or any Contract to which Parent is a party or otherwise bound.

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(e) Parent has no Subsidiaries apart from Merger Sub, and does not own, directly or indirectly, any Interest or other interest or investment (whether equity or debt) in any Person, whether incorporated or unincorporated (each, an “Investment”). Parent is not party to any Contract that obligates Parent to invest money in, loan money to or make any capital contribution to any other Person.

6.4 Governmental Consents. No consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority or other Person is required on the part of Parent or Merger Sub with respect to Parent’s or Merger Sub’s execution or delivery of this Agreement or the consummation of the Transactions, except for or in compliance with (a) any Premerger Notification and Report Form required under and compliance with the HSR Act; (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the provisions of the DGCL; (c) the rules and regulations of NASDAQ; (d) applicable requirements of state securities or “blue sky” Laws, the Securities Act and the Exchange Act; (e) in connection with the Domestication, the filing of a certificate of domestication and the Parent Charter with the Secretary of State of the State of Delaware pursuant to the provisions of the DGCL and the applicable requirements and required approval of the Cayman Registrar; and (f) as otherwise disclosed on Section 6.4 of the Parent Disclosure Schedule.

6.5 No Conflict. Subject to the receipt of the Consents described in Section 6.4 and the Parent Shareholder Approval, the execution and delivery by each of Parent and Merger Sub of this Agreement and the other Transaction Documents to which it is or will be a party at the Effective Time and the consummation by Parent and Merger Sub of the Transactions do not and will not as of the Closing Date: (a) violate any provision of, or result in the material breach of, any Law applicable to Parent and the Parent Subsidiaries or by which any of its assets or properties is bound; (b) with or without lapse of time or the giving of notice or both, require a consent or approval under, conflict with, result in a violation or breach of, or constitute a default under, result in the acceleration of, or create in any party the right to accelerate, terminate or cancel any Parent Material Contract; (c) result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub; or (d) violate any provision of the Governing Documents of Parent, or Merger Sub, except, in the case of clauses (a) and (b), to the extent that such conflicts, breaches, defaults or other matters would not materially and adversely affect the ability of Parent and Merger Sub to carry out their respective obligations under, and to consummate the transactions contemplated by, this Agreement and the Transaction Documents. None of Parent, Merger Sub, or Sponsor is a “foreign person” in which a “foreign government” has a “substantial interest,” as such terms are defined in 31 C.F.R. Part 800.

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6.6 Internal Controls; Listing; Financial Statements.

(a) Except as not required in reliance on exemptions from various reporting requirements by virtue of Parent’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), Parent has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Parent, including its consolidated Subsidiaries, if any, is made known to Parent’s principal executive officer and its principal financial officer by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To the Parent’s Knowledge, such disclosure controls and procedures are effective in timely alerting Parent’s principal executive officer and principal financial officer to material information required to be included in Parent’s periodic reports required under the Exchange Act. Parent has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) that are designed to and, to the Parent’s Knowledge, are sufficient to provide, reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of Parent’s financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance: (i) that Parent maintains records that in reasonable detail fairly reflect, in all material respects, its transactions and dispositions of assets of Parent; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are being made only in accordance with authorizations of management and Parent Board; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements. Parent has not received written notice from any Governmental Authority or Person alleging, and to the Parent’s Knowledge there have been no, significant deficiencies or material weakness in Parent’s internal control over financial reporting (whether or not remediated). Since June 30, 2023, there has been no change in Parent’s control over financial reporting that has materially affected, or is reasonably likely to materially affect, Parent’s internal control over financial reporting.

(b) As of the date hereof, each director and executive officer of Parent has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. The Parent has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c) The financial statements and notes contained or incorporated by reference in the Parent SEC Filings (the “Parent Financial Statements”) (i) accurately and fairly present in all material respects the financial condition and the results of operations, changes in stockholders’ equity and cash flows of Parent as at the respective dates of, and for the periods referred to, in such financial statements, all in accordance with GAAP, and (ii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of Regulation S-X or Regulation S-K, as applicable, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable. Parent has no off-balance sheet arrangements (as defined by Regulation S-K) that are not disclosed in the Parent SEC Filings. No financial statements other than those of Parent are required by GAAP to be included in the Parent Financial Statements.

(d) There are no outstanding loans or other extensions of credit made by Parent to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Parent. Parent has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

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(e) Neither Parent (including any employee thereof) nor Parent’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Parent, (ii) any Actual Fraud, whether or not material, that involves Parent’s management or other employees who have a role in the preparation of the Parent Financial Statements or the internal accounting controls utilized by Parent or (iii) any claim or allegation regarding any of the foregoing.

6.7 No Undisclosed Liabilities. Except for the Parent Transaction Expenses, there is no liability, debt or obligation of or claim or judgment against Parent or Merger Sub (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due), except for liabilities and obligations (i) reflected or reserved for on the financial statements or disclosed in the notes thereto included in Parent SEC Filings, (ii) that have arisen since the date of the most recent balance sheet included in the Parent SEC Filings in the ordinary course of business of Parent and Merger Sub, or (iii) which, individually or in the aggregate, would not be, or would not reasonably be expected to be, material to Parent.

6.8 Litigation and Proceedings. As of the date of this Agreement, there are no pending or, to the Knowledge of Parent, threatened Actions against Parent or Merger Sub, their respective properties or assets, or, to the Knowledge of Parent, any of their respective directors, managers, officers or employees (in their capacity as such). As of the date of this Agreement, there are no investigations or other inquiries pending or, to the Knowledge of Parent, threatened by any Governmental Authority, against Parent or Merger Sub, their respective properties or assets, or, to the Knowledge of Parent, any of their respective directors, managers, officers or employees (in their capacity as such). As of the date of this Agreement, there is no outstanding Order imposed upon Parent or Merger Sub, nor are any assets of Parent or Merger Sub’s respective businesses bound or subject to any Order the violation of which would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. From their respective dates of inception to the date of this Agreement, Parent and Merger Sub have not received any written notice of or been charged with the violation of any Laws, except where such violation has not had, or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

6.9 Tax Matters.

(a) Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect:

(i) (A) All Tax Returns required to be filed by Parent or Merger Sub have been timely filed (taking into account applicable extensions), (B) all such Tax Returns are true, correct and complete, and (C) all Taxes, whether or not shown as due on such Tax Returns, have been paid; in the case of each of clauses (A) through (C), except to the extent adequate reserves therefor in accordance with GAAP have been provided on the Parent Financial Statements.

(ii) (A) No Governmental Authority has asserted any written claim, assessment or deficiency for Taxes against Parent or any Parent Subsidiary (and, to the Knowledge of Parent, no such claim, assessment or deficiency has been threatened or proposed in writing), except for deficiencies or proposed deficiencies that have been satisfied by payment, settled or withdrawn, and (B) no claim, audit or other proceeding by any Governmental Authority is pending or threatened in writing with respect to any Taxes of Parent or Merger Sub;

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(iii) Parent and Merger Sub have no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by Parent or Merger Sub for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return;

(iv) Neither Parent nor any Parent Subsidiary has any Liability for Taxes of any other Person (other than Parent or any Parent Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor or by contract or operation of Law or otherwise;

(v) Within the past two (2) years, neither Parent nor any Parent Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code;

(vi) Neither Parent nor any Parent Subsidiary has participated in, or is currently participating in, a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2);

(vii) There are no Liens for Taxes (other than Permitted Liens) upon the assets of Parent or Merger Sub;

(viii) Neither Parent nor Merger Sub will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; or (iii) installment sale made on or prior to the Closing Date;

(ix) Neither Parent nor Merger Sub has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return;

(x) Neither Parent nor Merger Sub has any request for a ruling in respect of Taxes, technical advice memorandum, closing agreement or similar ruling, memorandum, or agreement pending between Parent or Merger Sub, on the one hand, and any Tax authority, on the other hand; nor is any such request outstanding; and

(xi) Neither Parent nor Merger Sub is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses, any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority) or has a potential liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment other than an agreement, contract, arrangement or commitment the primary purpose of which does not relate to Taxes and which is not entered into with any affiliate or direct or indirect owner of Parent.

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(b) Neither Parent nor Merger Sub has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to (i) prevent or impede (A) the Domestication from qualifying as a “reorganization” within the meaning of Section 368(a)(1)(F), or (B) the Tax-Free Status; or (ii) cause there to be any Tax imposed on any of the Parties by reason of the Domestication.

(c) As of the date of this Agreement it is the present intention, and as of the day of the Effective Time it will be the present intention, of Parent to continue, either through Parent or through a member of Parent’s “qualified group” within the meaning of Treasury Regulations Section 1.368-1(d)(4)(ii) (the “Qualified Group”), at least one significant historic business line of SpinCo, or to use at least a significant portion of SpinCo’s historic business assets in a business, in each case within the meaning of Treasury Regulations Section 1.368-1(d). As of the date of this Agreement and as of the date of the Effective Time, neither Parent nor any “related person” (as defined in Treasury Regulations Section 1.368-1(e)(4)) to Parent has or will have any plan or intention to redeem or reacquire, either directly or indirectly, any of the Domesticated Parent Common Stock issued to any holder of SpinCo Common Stock in connection with the Merger. As of the date of this Agreement and as of the date of the Effective Time, Parent does not have and will not have any plan or intention to sell or otherwise dispose of any of the assets of SpinCo acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code or described and permitted in Treasury Regulations Section 1.368-2(k).

(d) Merger Sub was formed solely for the purpose of engaging in the Merger, and does not have any assets and has not engaged in any business activities or conducted any operations other than in connection with the Merger; and

(e) The representations and warranties set forth in this Section 6.9 or in Section 6.19 constitute the sole and exclusive representations and warranties of Parent regarding Tax matters.

6.10 Absence of Changes.

(a) Since June 30, 2023, until the date of this Agreement, (a) there has not been any event or occurrence that has had, or would not reasonably be expected to have, individually or in the aggregate a Parent Material Adverse Effect, and (b) except as set forth in Section 6.10 of the Parent Disclosure Schedule or as contemplated by this Agreement and the other Transaction Documents, Parent and Merger Sub have, in all material respects, conducted their business and operated their properties in the ordinary course of business consistent with past practice.

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(b) Except as disclosed in Parent SEC Filings that were filed or furnished on or after June 30, 2023, Parent has not taken any action that, if taken during the period from the date of this Agreement through the Closing, would require the consent of the Company or SpinCo pursuant to Section 7.1.

6.11 Brokers’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other similar commission, for which Parent, Merger Sub or SpinCo would be liable in connection with the transactions contemplated by this Agreement based upon arrangements made by Parent or any Parent Subsidiary.

6.12 Proxy Statement; Registration Statement. None of the information regarding Parent, Merger Sub or the Transactions to be provided by Parent specifically for inclusion in, or incorporation by reference into, the Proxy Statement or the Parent Registration Statement will, in the case of the Proxy Statement or any amendment or supplement thereto, at the time of the first mailing of the Proxy Statement and of any amendment or supplement thereto, or, in the case of the Parent Registration Statement, at the time the registration statement becomes effective, on the date of the Parent Shareholders Meeting, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not false or misleading. The Proxy Statement and the Parent Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act, as the case may be, except that no representation is made by Parent with respect to information provided by the Company or SpinCo specifically for inclusion in, or incorporation by reference into, the Proxy Statement or the Parent Registration Statement.

6.13 SEC Filings. Parent has timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed by it with the SEC pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing through the date hereof, the “Parent SEC Filings”). Each of the Parent SEC Filings, as of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the Parent SEC Filings. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), the Parent SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Parent SEC Filings. To the Knowledge of Parent, none of the Parent SEC Filings filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

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6.14 Trust Account. As of the date of this Agreement, Parent has at least $70,929,382 in the Trust Account, such monies invested in United States government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act pursuant to the Investment Management Trust Agreement, dated as of October 13, 2022, between Parent and American Stock Transfer & Trust Company, LLC, as trustee (the “Trustee”) (the “Trust Agreement”). The Trust Agreement has not been amended or modified, other than to permit any Parent Share Redemptions, and is valid and in full force and effect and is enforceable in accordance with its terms, and no termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no separate Contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Parent SEC Filings to be inaccurate or that would entitle any Person (other than the Parent Shareholders holding shares of Parent Common Stock sold in Parent’s initial public offering who elect to redeem their shares of Parent Common Stock pursuant to Parent’s Governing Documents and the underwriters of Parent’s initial public offering with respect to deferred underwriting commissions) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released other than (i) to pay Taxes, (ii) to make payments with respect to all Parent Share Redemptions or (iii) to commence liquidation in accordance with and as required by the Trust Agreement (taking into account any amendments to the Trust Agreement providing for a longer period of time before the Trust Account is required to be liquidated, including, as applicable, the Second Extension, Third Extension, and Fourth Extension). There are no Actions pending or, to the Knowledge of Parent, threatened with respect to the Trust Account. Parent has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, as it may be amended in accordance with the terms of this Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the Effective Time, the obligations of Parent to dissolve or liquidate pursuant to Parent’s Governing Documents shall terminate, and as of the Effective Time, Parent shall have no obligation whatsoever pursuant to Parent’s Governing Documents to dissolve and liquidate the assets of Parent by reason of the consummation of the Transactions. To Parent’s Knowledge, as of the date hereof, following the Effective Time, no shareholder of Parent shall be entitled to receive any amount from the Trust Account except to the extent such shareholder of Parent is exercising a Parent Share Redemption. As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company and SpinCo with its obligations hereunder and under the other Transaction Documents, neither Parent nor Merger Sub has any reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Parent and Merger Sub on the Closing Date.

6.15 Investment Company Act; JOBS Act. Parent is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act. Parent constitutes an “emerging growth company” within the meaning of the JOBS Act.

6.16 Indebtedness. Section 6.16 of the Parent Disclosure Schedule sets forth the principal amount of all of the outstanding indebtedness, as of the date hereof, of Parent and Merger Sub.

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6.17 Stock Market Quotation. As of the date hereof, the Parent Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on NASDAQ under the symbol “TENK”. As of the date hereof, the Parent Rights are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ under the symbol “TENKR.” As of the date hereof, the Parent Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ under the symbol “TENKU.” There is no Action, Order, or proceeding pending or, to the Knowledge of Parent, threatened against Parent by NASDAQ or the SEC with respect to any intention by such entity to deregister the Parent Common Stock or Parent Rights or terminate the listing of Parent Common Stock or Parent Rights on NASDAQ. None of Parent, Merger Sub or their respective Affiliates has taken any action in an attempt to terminate the registration of the Parent Common Stock or Parent Rights under the Exchange Act except as contemplated by this Agreement. Parent has not received written notice from any Governmental Authority or Person alleging any non-compliance with the applicable listing and corporate governance rules and regulations of NASDAQ. As of the date hereof, to the Knowledge of Parent, Parent is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.

6.18 Business Activities.

(a) Since formation, neither Parent nor Merger Sub have conducted any business activities other than activities related to Parent’s initial public offering or directed toward the accomplishment of a Business Combination. Except as set forth in Parent’s Governing Documents or as otherwise contemplated by this Agreement or the Transaction Documents and the Transactions and thereby, there is no agreement, commitment, or Order binding upon Parent or Merger Sub or to which Parent or Merger Sub is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Parent or Merger Sub or any acquisition of property by Parent or Merger Sub or the conduct of business by Parent or Merger Sub as currently conducted or as contemplated to be conducted as of the Closing, other than such effects which have not been and would not reasonably be expected to materially and adversely affect Parent.

(b) Except for Merger Sub and the Transactions, Parent does not own or have a right to acquire, directly or indirectly, any Investment in any corporation, partnership, joint venture, business, trust or other Entity. Except for this Agreement and the Transaction Documents and the Transactions contemplated hereby and thereby, Parent has no material interests, rights, obligations or Liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting, a Business Combination. Except for the Transactions, Merger Sub does not own or have a right to acquire, directly or indirectly, any Investment in any corporation, partnership, joint venture, business, trust or other Entity.

(c) Merger Sub was formed solely for the purpose of effecting the Transactions and has not engaged in any business activities or conducted any operations other than incident to the Transactions and has no, and at all times prior to the Effective Time, except as expressly contemplated by this Agreement, the Transaction Documents and the other documents and Transactions, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation.

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(d) As of the date hereof and except for this Agreement, the Transaction Documents and the Transactions (other than with respect to expenses and fees incurred in connection therewith and the Business Combination), neither Parent nor Merger Sub is party to any Contract with any other Person that would require payments by Parent or any of its Subsidiaries after the date hereof in excess of $100,000 in the aggregate with respect to any individual Contract.

(e) Section 6.18 of the Parent Disclosure Schedule lists all material Contracts, oral or written to which Parent or Merger Sub is a party or by which Parent’s or Merger Sub’s assets is bound as of the date hereof, other than those Contracts that are included in the Parent SEC Filings and are available in full without redaction on the SEC’s EDGAR database.

6.19 Section 280G. Neither the execution and delivery of this Agreement nor the consummation of the Transactions contemplated hereby or by the Transaction Documents, either alone or in connection with any other event(s), will result in the payment of any amount to any current or former employee, officer, director or independent contractor of Parent or other Person that could, individually or in the aggregate, or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

6.20 Sanctions, Import, and Export Controls. None of Parent or its Subsidiaries or any of their respective directors, officers, employees, agents, or any other Person acting for or on behalf of Parent or its Subsidiaries (a) is a Person with whom transactions are prohibited or limited under any economic sanctions Laws, including those administered by the U.S. government (including, without limitation, the Department of the Treasury’s Office of Foreign Assets Control, the Department of State, or the Department of Commerce), the United Nations Security Council, the European Union, or His Majesty’s Treasury, or (b) has violated any Laws relating to economic sanctions within the last five (5) years. Within the past five (5) years, none of Parent or its Subsidiaries has violated any Laws related to or made any disclosure to any Governmental Authority relating to sanctions, customs, import, or export control Laws; to the Knowledge of Parent, been the subject of any investigation or inquiry regarding compliance with such Laws; or been assessed any fine or penalty under such Laws.

6.21 No Other Representations and Warranties.

(a) Except as for the representations and warranties set forth in this Article VI neither Parent nor any of its Affiliates is making, and Parent expressly disclaims, any representation or warranty, express or implied, with respect to Parent or its Affiliates, or their respective businesses with respect to any other information provided, or made available, to the Company or any of its Affiliates or Representatives in connection with the Transactions, including information, documents, projections, forecasts or other material made available to the Company, its Affiliates or Representatives in any “data rooms,” management presentations or otherwise in connection with the Transactions.

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(b) Each of Parent and Merger Sub acknowledges that it is not relying on, and that the Company and its Affiliates have not made, any representation or warranty except as specifically set forth in Article IV and Article V.

Article VII

COVENANTS

7.1 Conduct of Business by Parent and Merger Sub Pending the Merger.

(a) From the date hereof and prior to the Effective Time (or the earlier termination of this Agreement) (the “Interim Period”), except (i) as required or otherwise expressly contemplated by this Agreement (including as set forth in Section 7.1 of the Parent Disclosure Schedule), the Transaction Documents, or in connection with the Domestication, (ii) as consented to by the Company in writing (which consent shall not be unreasonably withheld, conditioned, delayed or denied) or (iii) as required by applicable Law, Order or other directive by a Governmental Authority (including any COVID-19 Measures), Parent shall, and shall cause its Subsidiaries (including Merger Sub), to conduct its operations in the ordinary course of business in all material respects. During the Interim Period, Parent shall, and shall cause its Subsidiaries (including Merger Sub) to comply with, and continue performing under, as applicable, the Governing Documents of Parent, the Trust Agreement and all other agreements or Contracts to which Parent or its Subsidiaries may be a party. In addition to, and not in limitation of, the restrictions set forth in this Section 7.1, from the date hereof through the Effective Time, Parent shall remain a “blank check company” as defined under the Securities Act, shall not conduct any business operations other than in connection with this Agreement and ordinary course operations to maintain its status as a Nasdaq-listed special purpose acquisition company pending the completion of the Transactions.

(b) Without limiting the generality of Section 7.1(a), during the Interim Period, except (x) as required or otherwise expressly contemplated by this Agreement, the Transaction Documents, or in connection with the Domestication, (y) as consented to by the Company in writing (which consent shall not be unreasonably withheld, conditioned, delayed or denied, other than with respect to subsection (b)(ii), with respect to which consent may be withheld at the Company’s sole discretion) or (z) as required by applicable Law, Order or other directive by a Governmental Authority (including any COVID-19 Measures), Parent shall not, and shall cause its Subsidiaries, including Merger Sub, as applicable, not to:

(i) seek any approval from the Parent Shareholders to amend, modify, restate, waive, rescind or otherwise change the Trust Agreement or the Governing Documents of Parent or Merger Sub (other than as contemplated by the Transaction Proposals, the extensions provided for under Section 7.16(a), and to permit any Parent Share Redemptions);

(ii) (A) make or declare any dividend or distribution to the Parent Shareholders or make any other distributions in respect of any of Parent’s equity interests or Merger Sub capital stock, share capital or equity interests, (B) split, combine, reclassify or otherwise amend any terms of any shares or series of Parent’s equity interests or Merger Sub capital stock or equity interests, or (C) purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital, outstanding shares of capital stock, share capital or membership interests, warrants or other equity interests of Parent or Merger Sub, other than a redemption of shares of Parent Common Stock made as part of the Parent Share Redemptions;

(iii) (A) make, change or revoke any material Tax election or (B) settle or compromise any material Tax liability;

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(iv) amend the Trust Agreement or any other agreement related to the Trust Account (other than in relation to the extensions provided for under Section 7.16(a) and to permit any Parent Share Redemptions), or enter into, renew or amend in any material respect, any transaction or Contract with the Sponsor or an Affiliate of the Sponsor, solely to the extent such transaction or Contract directly relates, or would relate, to the Transactions or any Transaction Document;

(v) incur or assume any indebtedness or Liability or guarantee any indebtedness or Liability of another Person (other than indebtedness, not to exceed $500,000, that is incurred by Parent or Merger Sub as Parent Transaction Expenses, and, to the extent outstanding as of the Closing Date, payable as Parent Transaction Expenses), issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of the Company’s Subsidiaries or guaranty any debt securities of another Person, other than any indebtedness;

(vi) (A) issue any Parent Securities or securities exercisable for or convertible into Parent Securities, other than issuances contemplated by the Transactions, (B) grant any options, warrants or other equity-based awards with respect to Parent Securities not outstanding on the date hereof or (C) amend, modify or waive any of the material terms or rights set forth in any Parent Right or the Rights Agreement;

(vii) grant or provide any change-in-control, severance, termination, retention, success-based payment, or other payments or benefits to any employee of or consultant to Parent; or

(viii) enter into any agreement to do any action prohibited under this Section 7.1.

7.2 Conduct of the Company and SpinCo Business Pending the Merger.

(a) During the Interim Period (solely with respect to the SpinCo Business), except (i) as required or otherwise expressly contemplated by this Agreement (including as set forth in Section 7.2 of the SpinCo Disclosure Schedule) or the Transaction Documents, (ii) as consented to by Parent in writing (which consent shall not be unreasonably withheld, conditioned or delayed other than with respect to Section 7.2(b)(vi) below, with respect to which consent may be withheld at the Parent’s sole discretion), (iii) as required by applicable Law, Order or other directive by a Governmental Authority (including, any COVID-19 Measures), or (iv) as undertaken substantially consistent with the Commercialization Plan, the Company and SpinCo shall (x) use commercially reasonable efforts to conduct the SpinCo Business in the ordinary course of business and consistent with past practices in all material respects, (y) use commercially reasonable efforts to manage the SpinCo Business’ working capital and maintain the books and records related to the SpinCo Business consistent with past practice and (z) use commercially reasonable efforts to maintain their respective relations and goodwill with all material suppliers, material customers and other material commercial counterparties and Governmental Authorities (in each case, as related to the SpinCo Business).

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(b) Without limiting the generality of Section 7.2(a), during the Interim Period (solely with respect the SpinCo Business), except (A) as required or contemplated by this Agreement (including as set forth in Section 7.2 of the SpinCo Disclosure Schedule) or the Transaction Documents, (B) as consented to by Parent in writing (which consent shall not be unreasonably withheld, conditioned or delayed) or (C) as required by applicable Law, Order or other directive by a Governmental Authority (including any COVID-19 Measures), the Company (solely with respect to the SpinCo Business) and SpinCo shall not:

(i) amend, modify, restate, waive, rescind or otherwise change the Governing Documents of SpinCo;

(ii) (A) split, combine, subdivide, reduce, or reclassify shares of SpinCo Common Stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of SpinCo Common Stock, or (B) redeem, repurchase or otherwise acquire shares of SpinCo Common Stock (including any securities convertible or exchangeable into SpinCo Common Stock);

(iii) issue, sell, pledge, dispose of, grant, transfer or encumber, any shares of capital stock of SpinCo or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock in SpinCo, or any options, warrants, stock units, or other rights of any kind to acquire any shares of capital stock or other Interests or such convertible or exchangeable securities, or any other ownership interest (including any such interest represented by Contract right), or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance rights, in each case, of SpinCo, other than the issuance of capital stock or other Interests upon the exercise, vesting or settlement of any equity awards of the Company outstanding as of the date hereof and, in each case, in accordance with their respective terms as in effect as of the date hereof;

(iv) sell, assign, transfer, convey, lease, license, abandon, mortgage, pledge or permit any Lien on (other than a Permitted Lien) or otherwise dispose of any SpinCo Assets (excluding Intellectual Property, which is the subject of Section 7.2(b)(v) below);

(v) purchase, sell, license, sublicense, lease, pledge, covenant not to assert, assign, transfer, abandon, cancel, let lapse or expire, or otherwise dispose, transfer or grant any other rights in or with respect to any SpinCo Owned Intellectual Property or SpinCo Licensed Intellectual Property (other than with respect to (A) immaterial or obsolete SpinCo Owned Intellectual Property or (B) the grant of non-exclusive licenses of SpinCo Owned Intellectual Property in the ordinary course of business consistent with past practice);

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(vi) merge, combine or consolidate (pursuant to a plan of merger or otherwise) SpinCo with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of SpinCo;

(vii) repurchase, repay, prepay, refinance or incur any indebtedness for borrowed money, issue any debt securities, engage in any securitization transactions or similar arrangements or assume, guarantee or endorse, or otherwise as an accommodation become responsible for (whether directly, contingently or otherwise), the obligations of any Person for borrowed money other than in the ordinary course of business consistent with past practice;

(viii) make any material loans to, material capital contributions or material investments in, or advances of money to, in each case, in excess of $250,000 individually or $500,000 in the aggregate, any Person, in each case except for (A) advances to employees or officers of SpinCo for expenses incurred in the ordinary course of the SpinCo Business consistent with past practice or (B) extended payment terms for customers in the ordinary course of the SpinCo Business consistent with past practice;

(ix) (A) amend or modify in any material respect, terminate (excluding any expiration in accordance with its terms), or waive any material right, benefit or remedy under, any SpinCo Material Contract or Company Contract, solely to the extent such Company Contract (x) relates to the SpinCo Business or the Transactions, or (y) as a result of such amendment or modification, would relate to the SpinCo Business and would be required to be listed on Section 5.14(a) of the SpinCo Disclosure Schedule, or (B) enter into any Contract (other than in the ordinary course of business) that if entered into prior to the date hereof would be required to be listed on Section 5.14(a) of the SpinCo Disclosure Schedule;

(x) except as contemplated by the Transaction Documents or Contract in effect as of the date hereof, grant or provide any change-in-control, severance, termination, retention or similar payments or benefits to any employee of or consultant to SpinCo;

(xi) hire or engage, or make an offer to hire or engage, any officer, employee, service provider or individual independent contractor of SpinCo or the Company (solely for purposes of the Company, if such Person is hired or engaged with the intent that such Person would provide services to SpinCo under the Shared Services Agreement prior to the Closing or the Amended and Restated Shared Services Agreement post-Closing) whose annual base pay exceeds $250,000;

(xii) except as required by GAAP, make any change to any financial accounting principles, methods or practices of SpinCo or with respect to the SpinCo Business;

(xiii) waive, release, settle, compromise or otherwise resolve any Action, litigation or other proceedings, except where such waivers, releases, settlements or compromises involve only the payment of monetary damages in an amount less than $250,000 in the aggregate;

(xiv) (A) make any material Tax election inconsistent with prior practice or change or revoke any material Tax election in respect of the SpinCo Business, or (B) settle or compromise any material Tax liability for which SpinCo or the SpinCo Business would be responsible post-Closing;

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(xv) make or commit to make any capital expenditures, on an annualized basis, in the aggregate, in excess of $500,000, in the aggregate;

(xvi) enter into any collective bargaining agreement or other similar Contract with a labor union, works’ council, employee representative body or labor organization;

(xvii) terminate without replacement or fail to use reasonable best efforts to maintain any license or permit that is material to the conduct of the business of SpinCo;

(xviii) (A) limit the right of SpinCo to engage in any line of business or in any geographic area, to develop, market or sell products or services, or to compete with any Person or (B) grant any exclusive or similar rights to any Person, in each case, except where such limitation or grant does not, and would not be reasonably likely to, individually or in the aggregate, materially and adversely affect, or materially disrupt, the ordinary course operation of the SpinCo Business; or

(xix) authorize or enter into any Contract to do any of the foregoing or otherwise agree or make any commitment to do any of the foregoing.

7.3 Tax Matters.

(a) From and after the date of this Agreement and until the Effective Time, each Party (i) shall use its commercially reasonable efforts to ensure that (A) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code (the “Tax-Free Status”) and (B) the Domestication will qualify as a “reorganization” within the meaning of Section 368(a)(1)(F), and (ii) shall not take any action, cause or permit any action to be taken, fail to take any action, or cause any action to fail to be taken, which action or failure to act could prevent (A) the Domestication from qualifying as a “reorganization” within the meaning of Section 368(a)(1)(F) or (B) the Tax-Free Status. Following the Effective Time, none of the Company, Parent or any of their respective Affiliates shall take any action, cause or permit any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could prevent the Tax-Free Status.

(b) At and after the Effective Time, each of Parent and the Surviving Corporation covenants and agrees that it:

(i) will maintain all books and records and file all federal, state, and local income Tax Returns and schedules thereto of Parent, the Surviving Corporation, and Merger Sub in a manner consistent with the Merger’s being qualified as a reorganization and nontaxable exchange under Section 368(a)(1)(A) of the Code (and comparable provisions of any applicable state or local Tax laws);

(ii) will, either directly or through a member of Parent’s Qualified Group, continue at least one significant historic business line of SpinCo, or use at least a significant portion of the historic business assets of SpinCo in a business, in each case within the meaning of Treasury Regulations Section 1.368-1(d);

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(iii) in connection with the Merger, will not reacquire, and will not permit any Person that is a “related person” (as defined in Treasury Regulations Section 1.368-1(e)(4)) to Parent to acquire, any of the Domesticated Parent Common Stock issued in connection with the Merger; and

(iv) will not sell or otherwise dispose of any of SpinCo assets acquired via the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code or described and permitted in Treasury Regulations Section 1.368-2(k).

(c) If, in connection with the preparation and filing of the Parent Registration Statement, the SEC requires that tax opinions related to the tax effects of the Merger be prepared and submitted, the Company and SpinCo, on the one hand, and Parent, on the other hand, shall cooperate with one another in obtaining, and shall use their respective reasonable best efforts to obtain, a written opinion of the Company’s Tax counsel (the “Company Merger Tax Opinion”), in the case of the Company and SpinCo, and a written opinion of Parent’s Tax counsel (the “Parent Merger Tax Opinion”), in the case of Parent, reasonably satisfactory in form and substance to the Company and Parent, respectively, dated as of the Closing Date, to the effect that, on the basis of the facts, customary representations and assumptions set forth or referred to in such opinion, the Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code. In delivering the Company Merger Tax Opinion and the Parent Merger Tax Opinion, Tax counsel may rely upon reasonable representations of an officer of SpinCo and the Parent, respectively, dated as of the Closing Date, in form and substance reasonably satisfactory to tax counsel and delivered to tax counsel.

(d) If, in connection with the preparation and filing of the Parent Registration Statement, the SEC requires that tax opinions related to the tax effects of the Domestication be prepared and submitted, Parent shall use its reasonable best efforts to obtain a written opinion of Parent’s Tax counsel (the “Parent Domestication Tax Opinion”) reasonably satisfactory in form and substance to Parent and the Company, dated as of the Closing Date, to the effect that, on the basis of the facts, customary representations and assumptions set forth or referred to in such opinion, the Domestication will qualify as a “reorganization” under Section 368(a)(1)(F) of the Code. In delivering the Parent Domestication Tax Opinion, Tax counsel may rely upon reasonable representations of an officer of Parent dated as of the Closing Date, in form and substance reasonably satisfactory to tax counsel.

7.4 Preparation of the Registration Statement and Proxy Statement; Parent Shareholders Meeting.

(a) As promptly as practicable after the execution of this Agreement to the extent such filings are required by Law in connection with the transactions contemplated by this Agreement: (i) Parent, the Company and SpinCo shall jointly prepare and Parent shall file with the SEC the Parent Registration Statement; (ii) Parent, the Company and SpinCo shall jointly prepare and Parent shall file with the SEC the Proxy Statement (which Proxy Statement may form a part of the Parent Registration Statement); and (iii) the Parties shall jointly prepare and cause to be filed such other filings required under applicable securities Laws in connection with the Transactions.

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(b) Each of Parent, the Company and SpinCo shall use its reasonable best efforts to have the Parent Registration Statement declared effective as promptly as practicable after such filing (including by responding to comments of the SEC) and after the delivery of any financial statements pursuant to Section 7.16(b) that are required to be included in the Parent Registration Statement, and to keep such registration statement effective for as long as is necessary to consummate the Transactions, and, prior to the effective date of the Parent Registration Statement, each of Parent, the Company and SpinCo shall take all action reasonably required (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process in any such jurisdiction) to be taken under any applicable securities Laws in connection with the Parent Share Issuance. As promptly as practicable after the Parent Registration Statement becomes effective, Parent shall cause the Proxy Statement to be mailed or made available to the Parent’s stockholders and the final prospectus contained in the Registration Statement to the Company pursuant to applicable Law. No filing of, or amendment or supplement to, the Parent Registration Statement or the Proxy Statement will be made by Parent without providing the Company and SpinCo with a reasonable opportunity to review and comment thereon (and such comments shall be reasonably considered by Parent in good faith). Parent will use its commercially reasonable efforts to cause the Parent Registration Statement to comply in all material respects with the applicable requirements of U.S. federal securities Laws.

(c) Each of Parent, the Company and SpinCo shall ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in (A) the Parent Registration Statement will, at the time filed with the SEC, at each time at which it is amended and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, or (B) the Proxy Statement will, at the date it is first mailed or made available to the Parent’s shareholders and at the time of the Parent Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d) If, at any time prior to the Effective Time, any information relating to Parent, the Company or SpinCo, or any of their respective Affiliates, directors or officers, should be discovered by Parent, the Company or SpinCo, which should be set forth in an amendment or supplement to the Parent Registration Statement or the Proxy Statement, so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC, and, to the extent required by Law, disseminated to the shareholders of Parent. Parent shall notify the Company promptly of the time when the Parent Registration Statement has become effective and of the issuance of any stop order or suspension of the qualification of the shares of Domesticated Parent Common Stock issuable pursuant to the Merger for offering or sale in any jurisdiction. Parent agrees to provide the Company and its counsel promptly with copies of any written comments or requests for amendments or supplements, and shall promptly inform the Company of any oral comments or requests for amendments or supplements, that Parent or its counsel may receive from time to time from the SEC with respect to the Parent Registration Statement or the Proxy Statement promptly after receipt of such comments, and shall provide the Company with copies of any written or oral responses or correspondence between it or its Affiliates and the SEC related thereto. The Company and its counsel shall be given a reasonable opportunity to review in advance any such written responses and to participate in any discussions or oral material communications with the SEC, and Parent shall reasonably consider in good faith the additions, deletions, comments or changes suggested thereto by the Company and its counsel.

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(e) Parent Shareholders Meeting.

(i) Parent shall call, give notice of, convene and hold a general meeting (the “Parent Shareholders Meeting”) in accordance with Parent’s Governing Documents and applicable Law as promptly as reasonably practicable following the date on which the Parent Registration Statement is declared effective, and in any case, no later than thirty (30) Business Days thereafter, for the purpose of obtaining the Parent Shareholder Approval; provided, that subject to the requirements of any applicable Law, Parent may (and, in the case of clause (C) on up to two (2) occasions upon the reasonable request of the Company (and for no more than five (5) Business Days each) shall) postpone or adjourn the Parent Shareholders Meeting (A) if a quorum has not been established; (B) after consultation with the Company, to allow reasonable additional time for the filing and mailing of any supplement or amendment to the Proxy Statement as may be required under applicable Law and for such supplement or amendment to be disseminated and reviewed by Parent’s shareholders sufficiently in advance of the Parent Shareholders Meeting; (C) to allow reasonable additional time to solicit additional proxies, if and to the extent the requisite Parent Shareholder Approval would not otherwise be obtained; (D) after consultation with the Company, if otherwise required by applicable Law; or (E) with the prior written consent of the Company; provided, that the Parent Shareholders’ Meeting will not be adjourned to a date that is more than thirty (30) days after the date for which the Parent Shareholders’ Meeting was originally scheduled (excluding any adjournments required by applicable Law). Parent shall advise the Company upon request on a daily basis during each of the last five (5) Business Days prior to the date of the Parent Shareholders Meeting as to the aggregate tally of proxies received by Parent with respect to the Parent Shareholder Approval and at additional times upon the reasonable request of the Company. Parent agrees that it shall provide the holders of shares of Parent Common Stock the opportunity to elect redemption of such shares of Parent Common Stock in connection with the Parent Shareholders’ Meeting, as required by Parent’s Governing Documents.

(ii) Subject to Section 7.4(e)(iii), Parent, through the Parent Board, shall unanimously recommend to its shareholders (A) adoption and approval of the Domestication and change in the jurisdiction of incorporation of Parent from the Cayman Islands to the State of Delaware, (B) amendment and restatement of Parent’s existing Governing Documents in connection with the Domestication, including any separate or unbundled proposals as are required to implement the foregoing and the change of Parent’s name to Citius Oncology, Inc. as set forth in the Parent Charter, (C) adoption and approval of this Agreement, the Transaction Documents and the Transactions contemplated hereby and thereby, in each case, in accordance with applicable Law and exchange rules and regulations, (D) approval of the issuance of shares of Domesticated Parent Common Stock in connection with the Merger, (E) approval of the adoption by Parent of an incentive equity plan with a share reserve equal to 15% of the issued and outstanding shares of Parent immediately following the Effective Time (in substantially the form attached hereto as Exhibit D, “Parent Equity Incentive Plan”), (F) election of directors to the Parent Board effective as of the Closing as contemplated by this Agreement, (G) adoption and approval of any other proposals as the SEC (or staff thereof) may indicate are necessary in its comments to the Proxy Statement or the Parent Registration Statement or correspondence related thereto, (H) adoption and approval of any other proposals as reasonably agreed by Parent and the Company to be necessary or appropriate in connection with the Transactions and (I) adjournment of the Parent Shareholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to constitute a quorum or approve and adopt any of the foregoing (such proposals in (A) through (I), together, the “Transaction Proposals”), and include such Parent Board Recommendation in the Proxy Statement. Parent shall use its commercially reasonable efforts to (1) solicit from its shareholders proxies in favor of the approval of the proposals required under the Parent Shareholder Approval, and (2) take all other action necessary or advisable to secure the Parent Shareholder Approval. Subject to Section 7.4(e)(iii), neither the Parent Board nor any committee thereof shall withdraw, amend, qualify or modify its recommendation to the Parent Shareholders that they vote in favor of the Transaction Proposals.

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(iii) Notwithstanding anything in this Section 7.4 to the contrary, if, at any time prior to obtaining the Parent Shareholder Approval, the Parent Board determines, in good faith, after consultation with its outside legal counsel of the applicable jurisdiction, that an Intervening Event has occurred and that, as a result thereof, a failure to withdraw or modify a Parent Board Recommendation would be inconsistent with the Parent Board’s fiduciary duties under applicable Law, then the Parent Board may withdraw or modify such Parent Board Recommendation; provided that the Parent shall not withdraw or modify such Parent Board Recommendation unless (i) Parent first delivers to the Company a written notice advising the Company that the Parent Board proposes to take such action and containing the material facts underlying the Parent Board’s determination that an Intervening Event has occurred and that a failure to withdraw or modify a Parent Board Recommendation would constitute a breach by the Parent Board of its fiduciary obligations under applicable Law (an “Intervening Event Notice”), and (ii) at or after 5:00 p.m. Eastern Time, on the fourth (4th) Business Day immediately following the day on which Parent delivered the Intervening Event Notice (such period from the time the Intervening Event Notice is provided until 5:00 p.m. Eastern Time on the fourth (4th) Business Day immediately following the day on which Parent delivered the Intervening Event Notice (it being understood that any material development with respect to an Intervening Event shall require a new notice, but with an additional three (3) Business Day (instead of four (4) Business Day) period from the date of such notice), the “Intervening Event Notice Period”), the Parent Board reaffirms in good faith (after consultation with its outside legal counsel) that a failure to withdraw or modify such Parent Board Recommendation would be inconsistent with the Parent Board’s fiduciary duties under applicable Law. If requested by the Company, Parent shall, and shall use its reasonable best efforts to cause its Representatives to, during the Intervening Event Notice Period, engage in good faith negotiations with the Company and its Representatives to make such adjustments in the terms and conditions of this Agreement so as to obviate the need for any withdrawal or modification of such Parent Board Recommendation.

7.5 Reasonable Best Efforts.

(a) Each of Parent, the Company and their respective Subsidiaries shall use its reasonable best efforts to promptly take, or cause to be taken, all actions, and to promptly do, or cause to be done, and to assist and cooperate with the other in doing, all things reasonably necessary, proper or advisable under applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement and the other Transaction Documents, as promptly as practicable and in any event prior to the Outside Date, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, approvals, and expirations or terminations of waiting periods, from Governmental Authorities and the making of all necessary registrations and filings in connection therewith, and (ii) using its reasonable best efforts to obtain all necessary consents, approvals or waivers from third parties; provided, that in no event shall the Company, Parent or their respective Subsidiaries be required to pay any fee, penalty or other consideration to any third party for any consent or approval required for the consummation of the transactions contemplated by this Agreement under any Contract.

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(b) The Company and Parent shall (i) as reasonably practicable and advisable file (or cause to be filed) any and all required pre-merger notification and report forms under the HSR Act with respect to the Merger, and (ii) make, as promptly as practicable and advisable, any appropriate filings with other Governmental Authorities, if necessary or advisable, pursuant to any other Antitrust Law. The Company and Parent shall (and, to the extent required, shall cause its Affiliates to) request early termination of any applicable waiting periods under the Antitrust Laws (if available) and shall respectively use their reasonable best efforts to cause the expiration or termination of such waiting periods, and shall supply to the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission as promptly as reasonably practicable and advisable any additional information or documents that may be requested pursuant to any Law or by any of them. No party hereto shall take any action without the other party’s consent that could reasonably be expected to adversely affect or materially delay (including by entering into a timing agreement), and each party hereto shall diligently pursue, the approval of any Governmental Authority of any required filings or applications under Antitrust Laws.

(c) In furtherance of the covenants of the parties contained in this Section 7.5 (i) if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the Merger as violative of any Antitrust Law, each of the parties hereto shall use reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction, or other order, whether temporary, preliminary or permanent, that results from such action or proceeding and that prohibits, prevents or restricts consummation of the Merger on or before the Outside Date and (ii) Parent and the Company each shall use reasonable best efforts to take such further action as may be necessary to avoid or eliminate promptly each impediment under any Antitrust Law so as to enable the Closing to occur as promptly as practicable (and in any event no later than the Outside Date); provided, that neither Parent nor the Company shall be required to take any action under this Section 7.5 that would materially impact Parent’s or the Company’s expected benefits resulting from the Transactions. Notwithstanding anything in this Agreement to the contrary, the Company and its Subsidiaries shall not be obligated to take or agree or commit to take any action (A) that is not conditioned on the Closing, or (B) that relates to any retained business or assets of the Company.

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(d) Parent and the Company shall cooperate and consult with each other in connection with the making of all filings, notifications, communications, submissions, and any other actions pursuant to this Section 7.5, and, subject to applicable legal limitations and the instructions of any Governmental Authority, Parent and the Company shall keep each other apprised on a current basis of the status of matters relating to the completion of the Transactions, including promptly furnishing the other with copies of notices or other communications received by Parent and the Company, as the case may be, or any of their respective Subsidiaries or Affiliates, from any third party or any Governmental Authority with respect to such Transactions. Subject to applicable Law relating to the exchange of information, Parent and the Company shall permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed notifications or filings and any substantive written communications or submissions to any Governmental Authority; provided, that materials may be redacted (i) to remove references concerning the valuation of SpinCo or information concerning the Transaction Process, or proposals from third parties with respect thereto, (ii) as necessary to comply with contractual agreements, and (iii) as necessary to address reasonable privilege or confidentiality concerns. Parent and the Company agree not to participate in any pre-scheduled meeting or discussion, either in person, by video conference, or by telephone, with any Governmental Authority in connection with the Transactions unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Authority, gives the other party a reasonable opportunity to attend and participate.

7.6 Access to Information.

(a) From the date of this Agreement until the Effective Time or the earlier termination of this Agreement, the Company and Parent shall (and shall cause their respective Subsidiaries to): (i) provide to the other Party (and the other Party’s Representatives) reasonable access during normal business hours and upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof, except that such access shall not include any unreasonably invasive or intrusive investigations or other testing, sampling or analysis of any properties, facilities or equipment of the Company without the prior written consent of the Company; and (ii) furnish promptly to the other party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as the other party or its Representatives may reasonably request. Notwithstanding the immediately preceding sentence, neither the Company nor Parent shall be required to provide access to or disclose information to the extent such party has been advised by legal counsel that the access or disclosure would (x) violate its obligations of confidentiality or similar legal restrictions with respect to such information, (y) jeopardize the protection of attorney-client privilege or (z) contravene applicable Law (it being agreed that the parties shall use their commercially reasonable efforts to cause such information to be provided in a manner that would not result in such inconsistency, conflict, jeopardy or contravention).

(b) The Parties hereby agree that the provisions of the Confidentiality Agreement shall apply to all information and material furnished by any Party or its Representatives thereunder and hereunder. The Confidentiality Agreement shall survive any termination of this Agreement.

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7.7 Permitted Activities and Exclusivity.

(a) At any time during the Specified Period, the Company may:

(i) solicit, initiate, knowingly encourage or knowingly facilitate (including by way of furnishing information that has not been previously publicly disseminated) any proposal from or on behalf of a third party relating to, directly or indirectly, any acquisition (whether by merger, purchase of Interests, purchase of assets or otherwise), exclusive license, joint venture, partnership, recapitalization, liquidation, dissolution or other transaction involving any portion of the business or assets of the Company and any of its Subsidiaries (including SpinCo and LYMPHIRTM (denileukin diftitox)) (any of the foregoing, an “Acquisition Proposal”), or any inquiry, proposal or offer which would reasonably be expected to lead to an Acquisition Proposal;

(ii) engage in any discussions or negotiations regarding, or furnish to any Person any nonpublic information relating to, the Company or any of its Subsidiaries in connection with any Acquisition Proposal or any inquiry, proposal, effort or attempt related to or that could reasonably be expected to lead to an Acquisition Proposal;

(iii) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any Acquisition Proposal; or

(iv) approve or authorize, or cause or permit the Company or any of its Subsidiaries to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document relating to, or providing for, any Acquisition Proposal.

(b) Notwithstanding anything to the contrary set forth in this Section 7.7, at any time prior to the termination of the Specified Period, the Company may elect to terminate this Agreement pursuant to and subject to the terms of Section 9.1(h) and Section 9.3 in order to accept an Acquisition Proposal and enter into a definitive agreement with respect to an Acquisition Proposal. Prior to accepting an Acquisition Proposal and terminating this Agreement pursuant to and subject to the terms of Section 9.1(h) and Section 9.3, the Company must have delivered written notice to the Parent of its intention to enter into such definitive agreement at least five (5) Business Days prior to taking such action by the Company, which notice must include the terms and conditions of such Acquisition Proposal. During the five (5)-Business Day period and prior to entering into such definitive agreement, Parent may offer to amend the terms and conditions of this Agreement to match the Acquisition Proposal, and the Company shall negotiate in good faith with Parent regarding such matching offer.

(c) As of the termination of the Specified Period, the Company shall cease and cause SpinCo and their respective Representatives to cease any discussions or negotiations with any Person (other than Parent and its affiliates) that may be ongoing with respect to (i) an Acquisition Proposal that is related to SpinCo or LYMPHIRTM (denileukin diftitox) only or (ii) an Acquisition Proposal other than a Permitted Acquisition Proposal (each of (i) and (ii) a “SpinCo Proposal”), or any inquiry, proposal or offer that would reasonably be expected to lead to a SpinCo Proposal.

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(d) From the date of the termination of the Specified Period until the earlier to occur of (i) the termination of this Agreement pursuant to Article IX and (ii) the Effective Time, the Company will not, and will use commercially reasonable efforts to cause its Representatives not to:

(i) solicit, initiate, encourage or facilitate (including by way of furnishing information that has not been previously publicly disseminated) any proposal from or on behalf of a third party relating to, directly or indirectly, any SpinCo Proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to a SpinCo Proposal;

(ii) engage in any discussions or negotiations regarding, or exchange with any Person any nonpublic information in connection with, any SpinCo Proposals or any inquiry, proposal, effort or attempt related to or that would reasonably be expected to lead to, a SpinCo Proposal;

(iii) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any SpinCo Proposal; or

(iv) approve or authorize or cause or permit the Company or SpinCo to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document relating to, or providing for, any SpinCo Proposal.

The restrictions set forth in this Section 7.7(d) shall not limit the Company’s ability to pursue or engage in any transaction relating to a Permitted Acquisition Proposal.

(e) Parent shall cease and shall cause its Representatives to cease, any discussions or negotiations with any Person (other than the Company or its Affiliates) that may be ongoing with respect to a Parent Business Combination Proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to a Parent Business Combination Proposal. From the date hereof until the earlier to occur of (i) the termination of this Agreement pursuant to Article IX and (ii) the Effective Time, Parent shall not and shall use commercially reasonable efforts to cause its Representatives not to: (w) solicit, initiate, encourage or facilitate (including by way of furnishing information that has not been previously publicly disseminated) any proposal from or on behalf of a third party relating to, directly or indirectly, any Business Combination, or any inquiry, proposal or offer which would reasonably be expected to lead to a Parent Business Combination Proposal, (x) engage in any discussions or negotiations regarding, or exchange with any Person any nonpublic information in connection with, any Parent Business Combination Proposal or any inquiry, proposal, effort or attempt related to or that would reasonably be expected to lead to, a Parent Business Combination Proposal, (y) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any Parent Business Combination Proposal or (z) approve or authorize, or cause or permit Parent to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document relating to, or providing for, any Parent Business Combination Proposal.

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7.8 Public Announcements. Except (a) as otherwise expressly contemplated by this Agreement, (b) in connection with any press release, public statement or filing to be issued or made by Parent, and (c) for the separate or joint press releases to be issued by the Parties in the forms agreed by the Parties (or any public statement or disclosure that contains or reflects only such information previously disclosed in press releases or other public disclosures made in accordance with this Section 7.8), neither Parent nor the Company will, and each of Parent and the Company will cause its Subsidiaries not to, issue any press release or otherwise make any public statements or disclosure with respect to the Transactions without the prior written consent of the other Party. Notwithstanding the foregoing, to the extent such disclosure is required by applicable Law or the rules of any stock exchange, the Party seeking to make such disclosure will promptly notify the other Party thereof and the Party making such statement will use efforts reasonable under the circumstances to consult in good faith with the other Party thereto prior to making such disclosure in order to allow a mutually agreeable release or announcement to be issued. Notwithstanding the foregoing, any Party may make statements that are consistent with previous public releases made by such Party in compliance with this Section 7.8.

7.9 Section 16 Matters. Prior to the Effective Time, each of Parent, the Company and SpinCo shall take all such steps as may be required (to the extent permitted by applicable Law) to cause any dispositions of SpinCo Common Stock (including derivative securities with respect to SpinCo Common Stock) or acquisitions of Parent Common Stock or Domesticated Parent Common Stock resulting from the Transactions, directly or indirectly, by each individual, if any, who is subject to Section 16(a) of the Exchange Act with respect to Parent as an officer or director thereof to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with (and to the extent permitted by) applicable SEC rules and regulations and interpretations of the SEC staff.

7.10 Control of Other Party’s Business. Nothing contained in this Agreement shall give the Company or SpinCo, directly or indirectly, the right to control or direct Parent’s operations prior to the Effective Time. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company, including the SpinCo Business, prior to the Effective Time. Prior to the Effective Time, each of the Company, SpinCo and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

7.11 Domestication. Subject to receipt of the Parent Shareholder Approval, no later than the date that is one day prior to the Effective Time, Parent shall cause the Domestication to become effective, including by (a) filing with the Secretary of State of the State of Delaware a Certificate of Domestication with respect to the Domestication, in form and substance reasonably acceptable to Parent and the Company, together with the Parent Charter substantially in the form attached as Exhibit A hereto (with such changes as may be agreed in writing by Parent and the Company, the “Parent Charter”), in each case, in accordance with the provisions thereof and applicable Law, (b) completing, making and procuring all those filings required to be made with the Cayman Registrar in connection with the Domestication and (c) obtaining a certificate of de-registration from the Cayman Registrar. In accordance with applicable Law, the Domestication shall provide that at the effective time of the Domestication, by virtue of the Domestication, and without any action on the part of any shareholder of Parent, (i) each then issued and outstanding share of Parent Common Stock shall convert automatically, on a one-for-one basis, into a share of Domesticated Parent Common Stock; (ii) each then issued and outstanding Parent Right shall convert automatically into a Domesticated Parent Right, pursuant to the Rights Agreement; (iii) each then issued and outstanding Parent Unit shall convert automatically into one Domesticated Parent Unit; and (iv) Parent’s bylaws from and after the effective time of the Domestication shall be substantially in the form attached as Exhibit B hereto (with such changes as may be agreed in writing by Parent and the Company, the “Parent Bylaws”).

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7.12 NASDAQ Listing. (a) From the date hereof through the Effective Time, Parent shall use its commercially reasonable efforts to maintain the listing of the Parent Common Stock, Parent Units, and Parent Rights on NASDAQ and maintain all applicable initial and continuing listing requirements of NASDAQ. Parent shall prepare and submit to NASDAQ a listing application, if required under NASDAQ rules, covering the shares of Domesticated Parent Common Stock issuable in the Merger, and shall use its commercially reasonable efforts to cause the shares of Domesticated Parent Common Stock issuable pursuant to the Transactions to be approved for listing on the NASDAQ, subject to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Effective Time.

(b) The Company and Parent shall cooperate and consult with each other in connection with ensuring that the total number of round lot holders of Domesticated Parent Common Stock is sufficient for the Domesticated Parent Common Stock to satisfy the applicable NASDAQ initial listing requirement related to round lot holders as of the Closing. Such actions potentially could include, for example, the Company authorizing the distribution of a number of shares of Domesticated Parent Common Stock that the Company will receive as a result of the Merger to the Company’s shareholders.

7.13 Takeover Statutes. If any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other form of antitakeover Law shall become applicable to the Transactions, Parent, Merger Sub and their respective boards of directors shall use all reasonable efforts to grant such approvals and take such actions as are reasonably necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Transactions.

7.14 Sole Shareholder Approvals. Promptly after the execution of this Agreement, (a) the Company will approve and adopt, as SpinCo’s sole shareholder, this Agreement and the Transaction Documents and the Transactions, including the Merger (the “SpinCo Shareholder Approval”) and deliver the SpinCo Shareholder Approval to Parent, and (b) Parent, as the sole shareholder of Merger Sub, acting by written consent, will adopt this Agreement and approve the consummation of the Transactions, upon the terms and subject to the conditions stated herein and in accordance with the applicable provisions of the DGCL (the “Merger Sub Shareholder Approval”) and deliver a copy of the Merger Sub Shareholder Approval to the Company.

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7.15 Financial Information.

(a) The Company shall, from the date hereof until the Closing Date, prepare and deliver to Parent, (i) as promptly as reasonably practicable and no later than seventy-five (75) calendar days after the end of any fiscal quarter, the unaudited balance sheet of SpinCo as of the end of such fiscal quarter and the related unaudited statements of income and cash flows of SpinCo for such fiscal quarter, together with comparable financial statements for the corresponding periods of the prior fiscal years, in each case, to the extent required to be included or incorporated by reference in the Parent Registration Statement (including the Proxy Statement), (collectively, the “Subsequent Unaudited SpinCo Financial Statements”) and (ii) if necessary, as promptly as reasonably practicable and no later than one-hundred (100) calendar days after the end of any fiscal year, the audited balance sheet of SpinCo as of the end of such fiscal year of SpinCo and the related audited statements of income and cash flows of SpinCo for such fiscal year, together with comparable financial statements for the prior fiscal years, in each case, to the extent required to be included or incorporated by reference in the Parent Registration Statement (including the Proxy Statement) (collectively, the “Subsequent Audited Annual SpinCo Financial Statements” and, together with the Subsequent Unaudited SpinCo Financial Statements, the “Subsequent Period SpinCo Financial Statements”). The Subsequent Period SpinCo Financial Statements shall be prepared from the books and records of the Company and SpinCo and in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may otherwise be required under GAAP) and the applicable rules and regulations of the SEC, including the requirements of Regulation S-X. When delivered, the Subsequent Period SpinCo Financial Statements shall present fairly in all material respects the financial position and results of operations of SpinCo as of the dates and for the periods shown therein.

(b) During the Interim Period and from and after the Closing, the Company shall use its reasonable best efforts, in connection with the filing of any applicable SEC filings, to cooperate with Parent to prepare pro forma financial statements that comply with the rules and regulations of the SEC to the extent required for SEC filings, including the requirements of Regulation S-X.

7.16 Extension; Payment of Extension Fees.

(a) Extensions of the Trust Agreement:

(i) The Parent and the Sponsor may extend, in accordance with the terms of the Governing Documents of Parent and the Trust Agreement, the date by which Parent must consummate a Business Combination, for an additional three (3) months after October 18, 2023 (the “Second Extension”).

(ii) In the event that Parent and the Company determine that it is reasonably likely that the Closing will not be consummated prior to January 18, 2024, then Parent and the Sponsor may extend, in accordance with the terms of the Governing Documents of Parent and the Trust Agreement, the date by which Parent must consummate a Business Combination, for an additional three (3) months (the “Third Extension”).

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(iii) In the event that it is reasonably determined by Parent and the Company on or before February 14, 2024 (or such other date that is agreed to in writing by Parent and the Company) that it is reasonably likely that the Merger will not be consummated by April 17, 2024, then upon the written request of Parent or the Company to the other party, Parent and the Company shall (i) reasonably cooperate with respect to the preparation, filing and mailing of a proxy statement and any other materials necessary to solicit proxies from Parent Shareholders to vote, at an extraordinary general meeting of Parent to be called and held for purpose of such vote, in favor of (A) amending Parent’s Governing Documents (such amendment, the “Extension Amendment”) to extend the final date in respect of which Parent must consummate a Business Combination thereunder to October 17, 2024 or such other date that is mutually agreed to by the Company and Parent in writing (such extension, the “Fourth Extension,” and such date, the “Extension Date”) and (B) such other matters as the Company and Parent shall mutually determine to be necessary or appropriate in order to effect the Extension Amendment; and (ii) execute and deliver such other documents and take such other actions, as may reasonably be necessary to effectuate the Extension Amendment. Notwithstanding anything to the contrary, the right to make a written request pursuant to the preceding sentence shall not be available to a party if the potential failure of the Merger to be consummated by April 17, 2024 was due to such party’s breach of or failure to perform in any material respect any of its covenants or agreements set forth in this Agreement.

(b) Parent, Sponsor, and the Company will pay the extension fees the Sponsor is required to deposit in the Trust Account in connection with the extension of the date by which Parent must complete a Business Combination (each, an “Extension Fee”) as follows:

(i) The Company will pay a portion of each Extension Fee as follows:

A. The Company will pay $125,000 of the Extension Fee related to the Second Extension directly to the Sponsor or its designee by wire transfer of immediately available funds within two (2) Business Days after the date hereof;

B. The Company will pay $200,000 of the Extension Fee related to the Third Extension into the Trust Account; and

C. The Company will pay $200,000 of the Extension Fee related to the Fourth Extension into the Trust Account.

(ii) Sponsor will deposit into the Trust Account the remainder of the respective Third and Fourth Extension Fees in excess of the Company’s portion of such respective Extension Fees. The Company will be obligated to pay a portion of the Third and Fourth Extension Fees only if this Agreement has not been terminated at the time of the Third Extension, or Fourth Extension, as applicable. If the applicable Extension Fee is less than the respective amount specified in Section 7.16(b)(i), the Company will be obligated to pay only such lesser amount of the actual Extension Fee. The Company’s obligation to pay a portion of the Extension Fees will terminate upon the termination of this Agreement in accordance with Article IX, except that if the Company’s portion of an applicable Extension Fee is due but not yet paid at the time of such termination, the Company’s obligation to pay such amount will not terminate upon the termination of this Agreement.

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(iii) Upon the Closing, the Company will be repaid by Parent an amount equal to the portion of the Extension Fees that the Company paid either to the Sponsor (or its designee) or into the Trust Account, but only if at the time of the Closing the balance of the Trust Account equals or exceeds $2,000,000.

(c) As promptly as reasonably practicable following the time at which the proxy statement contemplated by Section 7.16(a)(iii) is cleared by the SEC, Parent shall establish the record date for, duly call, give notice of, and duly convene and hold, the applicable extraordinary general meeting.

(d) Without limiting the foregoing and for the avoidance of doubt, Parent shall be permitted to take any other means allowed under Parent’s Governing Documents to extend the time in respect of which Parent must consummate a Business Combination.

7.17 Equity Incentive Plan. Prior to the Effective Time, Parent shall adopt and approve the Parent Equity Incentive Plan.

7.18 Transfer of Certain Intellectual Property to SpinCo.

(a) Prior to the Closing, the Company and SpinCo shall enter into a transfer and assignment agreement, in a form reasonably satisfactory to Parent and the Company, pursuant to which the Company will transfer the LYMPHIRTM (denileukin diftitox) trademark or trademark application, as applicable, and SpinCo shall accept such transfer and assignment with regard to the LYMPHIRTM (denileukin diftitox) trademark, which assignment and transfer will be automatically effective for all purposes as of the effective date of the Company FDA Letter and the SpinCo FDA Letter; provided, however, that upon any termination of this Agreement in accordance with the terms of Article IX such transfer and assignment agreement will terminate automatically.

(b) Promptly following the Company’s receipt of the Notice of Approval, but in no event later than five (5) Business Days after the Company’s receipt of the Notice of Approval, (i) the Company shall deliver to the FDA an executed Company FDA Letter, and (ii) SpinCo (or if the Notice of Approval occurs after the Effective Time, the Surviving Corporation) shall deliver to the FDA an executed SpinCo FDA Letter.

(c) To the extent permitted under any SpinCo Material Contract and applicable Law, SpinCo hereby grants to the Company a fully-paid, nonexclusive, worldwide, royalty-free license under, and to use, the SpinCo Intellectual Property for the purpose of performing Company’s obligations under, and seeking and obtaining FDA approval of, the BLA (or any amended form thereof), which license shall include a right of reference to any regulatory filings, applications, approvals, or clearances held, owned, or controlled by SpinCo. To the extent permitted under any Contract to which the Company is a party and applicable Law, the Company hereby grants to SpinCo a fully-paid, nonexclusive, worldwide, royalty-free, sublicensable license under the Intellectual Property owned, controlled, or licensed by the Company to use, research, develop, make, have made, commercialize, and import any products that are subject to the BLA, including LYMPHIRTM (denileukin diftitox), which rights shall include a right of reference to the BLA and IND. The foregoing licenses will terminate automatically upon the earlier of the termination of this Agreement in accordance with the terms of Article IX or the effectiveness of the transfer of the BLA to SpinCo pursuant to Section 7.18(b).

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7.19 Insurance. The Company shall use commercially reasonable efforts, and the Parent and Merger Sub shall provide assistance as the Company may reasonably request, to obtain for SpinCo insurance policies that are reasonable and customary for a company such as SpinCo to be effective as of the Effective Time.

7.20 BLA Resubmission. The Company will use its reasonable best efforts to resubmit to the FDA prior to February 1, 2024 the BLA for LYMPHIRTM (denileukin diftitox) in accordance with Company’s plan to address the FDA’s complete response letter received by the Company on July 28, 2023, and with any additional guidance provide by the FDA to the Company. The immediately preceding sentence notwithstanding, the form, substance, and timing of any resubmission to the FDA will be in the Company’s absolute discretion.

Article VIII

CONDITIONS TO THE MERGER

8.1 Conditions to the Obligations of SpinCo, the Company, Parent and Merger Sub to Effect the Merger. The respective obligations of each Party to consummate the Merger shall be subject to the fulfillment (or, to the extent permitted by applicable Law, waiver by the Company and Parent) at or prior to the Closing of the following conditions:

(a) (i) any waiting periods (including any extensions thereof) under the HSR Act with respect to the Transactions must have expired or been terminated, and any other applicable waiting periods (or any extension thereof), filings or approvals under any applicable Laws must have expired, been terminated, been made or been obtained, and (ii) there shall not be in effect any voluntary agreement between the Parent or the Company and any Governmental Authority pursuant to which Parent or the Company has agreed not to consummate the Transactions for any period of time;

(b) the Parent Registration Statement shall have become effective in accordance with the Securities Act and shall not be the subject of any stop order by the SEC or actual or threatened proceedings by a Governmental Authority seeking such a stop order;

(c) the Parent Shareholder Approval shall have been obtained;

(d) the SpinCo Shareholder Approval shall have been obtained;

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(e) no Governmental Authority of competent jurisdiction shall have enacted, issued or granted any Law (whether temporary, preliminary or permanent), in each case that is in effect and which has the effect of restraining, enjoining or prohibiting the consummation of the Transactions; and

(f) Parent shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act).

8.2 Additional Conditions to the Obligations of the Company and SpinCo. The obligation of the Company and SpinCo to consummate the Merger shall be subject to the fulfillment (or, to the extent permitted by applicable Law, waiver by the Company) at or prior to the Closing of the following additional conditions:

(a) Parent and Merger Sub shall each have performed and complied in all material respects with the obligations, covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Effective Time;

(b) all representations and warranties made by Parent and Merger Sub set forth in Article VI (other than the representations and warranties referenced in the second and third sentences of this Section 8.2(b)), without giving effect to materiality, Parent Material Adverse Effect or similar qualifications, shall be true and correct in all respects at and as of the date hereof and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date (except in the case of any representation or warranty that by its terms addresses matters only as of another specified date, which shall be so true and correct only as of such specified date), except to the extent the failure of such representations and warranties to be true and correct (without giving effect to materiality, Parent Material Adverse Effect or similar qualifications) would not have, individually or in the aggregate, a Parent Material Adverse Effect. The representations and warranties made by Parent set forth in Section 6.1, Section 6.2, Section 6.3, Section 6.10(a), and Section 6.11 shall be true and correct in all material respects at and as of the date hereof and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date (except in the case of any representation or warranty that by its terms addresses matters only as of another specified date, which shall be so true and correct only as of such specified date);

(c) No Parent Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date;

(d) Parent shall have delivered to the Company the certificate referenced in Section 2.3(b)(ii) dated as of the Closing Date signed by an authorized officer of Parent certifying that each of the conditions set forth in Section 8.1(f) and Section 8.2(a), (b), (c), and (e) have been satisfied;

(e) Parent and Merger Sub shall have executed and delivered the applicable Transaction Documents, and to the extent applicable, performed and complied with the obligations, covenants and agreements thereunder required to be performed by them prior to the Effective Time in all material respects, and each such agreement shall be in full force and effect;

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(f) the Domestication shall have been completed as provided in Section 7.11 and a time-stamped copy of the certificate issued by the Secretary of State of the State of Delaware in relation thereto shall have been delivered to the Company, and the shares of Domesticated Parent Common Stock issuable pursuant to the Transactions shall have been approved for listing on NASDAQ, subject to official notice of issuance;

(g) As of the Closing Date, Parent shall not have received any written notice from NASDAQ that it has failed, or would reasonably be expected to fail to meet the Nasdaq initial or continued listing requirements as of the Closing Date for any reason where such notice has not been subsequently withdrawn by NASDAQ or the underlying failure appropriately remedied or satisfied;

(h) other than those Persons identified as continuing directors on Section 8.2(h) of the Company Disclosure Schedule, all members of the Parent Board and all executive officers of Parent shall have executed and delivered written resignations effective as of the Effective Time, and the directors designated by the Company shall have been appointed to the board of directors of the Parent, effective as of the Closing; and

(i) Sponsor shall have paid or caused to be paid in full, by wire transfer of immediately available funds, all Parent Estimated Transaction Expenses in excess of $500,000 (if any).

8.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Merger shall be subject to the fulfillment (or, to the extent permitted by applicable Law, waiver by Parent) at or prior to the Closing of the following additional conditions:

(a) Each of SpinCo and the Company shall each have performed and complied in all material respects with the obligations, covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Effective Time;

(b) all representations and warranties made by the Company set forth in Article IV and Article V (other than the representations and warranties referenced in the second and third sentences of this Section 8.3(b)), without giving effect to materiality, “Company Material Adverse Effect”, “SpinCo Material Adverse Effect” or similar qualifications, shall be true and correct in all respects at and as of the date hereof and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date (except in the case of any representation or warranty that by its terms addresses matters only as of another specified date, which shall be so true and correct only as of such specified date), except to the extent the failure of such representations and warranties to be true and correct (without giving effect to materiality, “Company Material Adverse Effect”, “SpinCo Material Adverse Effect” or similar qualifications) would not have, individually or in the aggregate, a SpinCo Material Adverse Effect, solely with respect to the representations and warranties set forth in Article V, or Company Material Adverse Effect, solely with respect to the representations and warranties set forth in Article IV. The representations and warranties set forth in the first sentence of Section 4.1, Section 4.2, Section 4.6, the first sentence of Section 5.1, Section 5.2, Section 5.3, Section 5.13(a), and Section 5.21 shall be true and correct in all material respects at and as of the date hereof and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date (except in the case of any representation or warranty that by its terms addresses matters only as of another specified date, which shall be so true and correct only as of such specified date);

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(c) No SpinCo Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date;

(d) The Company shall have delivered to Parent the certificate referenced in Section 2.3(a)(i) dated as of the Closing Date signed by an authorized officer of the Company certifying that each of the conditions set forth in Section 8.3(a), (b), (c) and (e) have been satisfied; and

(e) SpinCo and the Company (or such other applicable Subsidiary of the Company) shall have executed and delivered each of the applicable Transaction Documents, and to the extent applicable, performed and complied with the obligations, covenants and agreements to be performed thereunder by them prior to the Effective Time in all material respects, and each such agreement shall be in full force and effect.

Article IX

TERMINATION

9.1 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, whether before or after the Parent Shareholder Approval:

(a) by mutual written agreement of the Company and Parent;

(b) by written notice from the Company or Parent if, prior to the Closing, the FDA issues a complete response letter to the Company in response to the Company’s resubmsission of its BLA;

(c) by written notice from the Company or Parent, if the Closing shall not have occurred on or prior to September 30, 2024 (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available to any Party whose action or failure to comply with its obligations under this Agreement or any of the other Transaction Documents has been the primary cause of, or has primarily resulted in, the failure of the Closing to occur on or prior to such date; and provided, further, that if the FDA sets a PDUFA Date that is after the Outside Date, the Parties may hold meetings to discuss and consider extending the Outside Date to a date after the PDUFA Date;

(d) by written notice from the Company or Parent, if any Law or Order is promulgated, entered, enforced, enacted or issued and in effect or is deemed to be applicable to the Merger or the other Transactions, by any Governmental Authority of competent jurisdiction that permanently prohibits, restrains or makes illegal the consummation of the Merger or the other Transactions, and such Law or Order becomes final and non-appealable; provided, that the right to terminate this Agreement pursuant to this Section 9.1 shall not be available to any Party whose action or failure to perform any of its obligations under this Agreement or any of the Transaction Documents is the primary cause of, or primarily resulted in, the enactment or issuance of any such Law or Order;

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(e) by Parent upon written notice to the Company, in the event of a breach of any representation, warranty, covenant or agreement on the part of the Company or SpinCo or any such representation and warranty becomes untrue or inaccurate after the date of this Agreement, such that the conditions specified in Section 8.3(a) or Section 8.3(b) would not be satisfied at the Closing, and which, (i) with respect to any such breach that is capable of being cured, is not cured by the Company or SpinCo by the earlier of: (x) fifteen (15) days after receipt of written notice thereof; or (y) the Outside Date, or (ii) is incapable of being cured prior to the Outside Date; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(e) if Parent or Merger Sub is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement to the extent such breach or breaches would give rise to the failure of a condition set forth in Section 8.2(a) or Section 8.2(b);

(f) by the Company upon written notice to Parent, in the event of a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub or any such representation and warranty becomes untrue or inaccurate after the date of this Agreement, such that the conditions specified in Section 8.2(a) or Section 8.2(b) would not be satisfied at the Closing, and which, (i) with respect to any such breach that is capable of being cured, is not cured by Parent by the earlier of: (x) fifteen (15) days after receipt of written notice thereof; or (y) the Outside Date, or (ii) is incapable of being cured prior to the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(f) if the Company or SpinCo is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement to the extent such breach or breaches would give rise to the failure of a condition set forth in Section 8.3(a) or Section 8.3(b);

(g) by the Company or Parent upon written notice, if (i) the Parent Shareholder Approval shall not have been obtained upon a vote taken thereon at the Parent Shareholders Meeting, duly convened therefor, or at any adjournment or postponement thereof or (ii) if a vote is taken on the Extension Amendment in accordance with Section 7.16(a)(iii) and the shareholders of Parent shall not have approved the Extension Amendment; provided, that the right to terminate this Agreement pursuant to this Section 9.1(g) shall not be available to Parent if Parent’s actions or failure to perform any of its obligations under this Agreement is the primary cause of, or primarily resulted in, the failure to obtain such approval; and

(h) by the Company, prior to the termination of the Specified Period, in order to accept an Acquisition Proposal and enter into, promptly following such termination, a binding and definitive written Contract with respect to such Acquisition Proposal; provided, that (i) the Company has complied in all material respects with its covenants and agreements under Section 7.7(a), (c) and (d) and in all respects with its covenants and agreements under Section 7.7(b), and (ii) the Company pays the Termination Fee to Parent in accordance with Section 9.3(a).

9.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become null and void and have no effect, without any Liability on the part of any Party; provided, that no such termination shall relieve any Party of any liability or damages resulting from Actual Fraud or Willful Breach; provided, further, that Section 7.6(b), Section 7.16(b)(ii), this Section 9.2, Section 9.3, Section 9.4 and Article X hereof shall survive any termination of this Agreement. The Confidentiality Agreement shall not be affected by any termination of this Agreement.

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9.3 Termination Fee.

(a) In the event that this Agreement is validly terminated pursuant to Section 9.1(h), at or prior to such termination, the Company shall pay Parent or its designee(s) a termination fee of $5,000,000 (such amount, the “Termination Fee”), by wire transfer of immediately available funds to an account designated by Parent in writing.

(b) Notwithstanding anything to the contrary set forth in this Agreement, except in the case of Actual Fraud or Willful Breach, if the Termination Fee is paid pursuant to Section 9.3(a), such payment(s) shall constitute the sole and exclusive remedy of Parent, Merger Sub, any of their respective Subsidiaries or any of their respective former, current or future general or limited partners, shareholders, Representatives or assignees against the Company, SpinCo, any of their respective Subsidiaries and any of their respective former, current or future general or limited partners, shareholders, Representatives or assignees (together with the Company, collectively, the “Company Related Parties”) for all losses and damages suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions.

(c) If the Company fails to pay promptly any amount due under this Section 9.3, as applicable, and in order to obtain such payment, the Parent commences an Action that results in a judgment against the Company for any amount owed thereby under this Section 9.3, as applicable, the Company shall reimburse Parent for its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Action.

(d) Each of the Parties acknowledges that (i) the agreements contained in this Section 9.3 are an integral part of the Transactions, (ii) without these agreements, the Parties would not enter into this Agreement and (iii) the Termination Fee does not constitute a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision.

9.4 Fees and Expenses. Except (a) for the filing fee incurred in connection with the filings with any Governmental Authorities pursuant to Section 7.5(b), which will be borne by the Company, or (b) as otherwise provided in this Agreement, all fees and expenses incurred by the Parties shall be borne solely by the Party that has incurred such fees and expenses, whether or not the Merger is consummated.

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Article X

MISCELLANEOUS

10.1 Trust Account. As of the Effective Time, the obligations of Parent to dissolve or liquidate within a specified time period as contained in Parent’s Certificate of Incorporation will be terminated and Parent shall have no obligation whatsoever to dissolve and liquidate the assets of Parent by reason of the consummation of the Merger or otherwise, and no stockholder of Parent shall be entitled to receive any amount from the Trust Account. At least 48 hours prior to the Effective Time, Parent shall provide notice to the Trustee in accordance with the Trust Agreement and shall deliver any other documents, opinions or notices required to be delivered to the Trustee pursuant to the Trust Agreement and cause the Trustee prior to the Effective Time to, and the Trustee shall thereupon be obligated to, transfer all funds held in the Trust Account to Parent (to be held as available cash on the balance sheet of Parent, and to be used for working capital and other general corporate purposes of the business following the Closing) and thereafter shall cause the Trust Account and the Trust Agreement to terminate.

10.2 Non-Survival of Representations, Warranties and Agreements. The obligations, covenants and agreements that by their terms are to be performed following the Closing pursuant to any Transaction Document, or this Agreement shall survive the Effective Time in accordance with their terms and all other obligations, covenants and agreements herein and therein shall terminate and shall not survive the Closing, except that this Article X shall survive the Closing indefinitely. None of the representations or warranties in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the Effective Time. Effective as of the Closing, there are no remedies available to the Parties with respect to any breach of the representations, warranties, covenants or agreements of the Parties, except in the case of fraud, and except, with respect to those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Closing, and the remedies that may be available under Section 10.9. The Confidentiality Agreement shall survive the execution and delivery of this Agreement and any termination of this Agreement, and the provisions of the Confidentiality Agreement shall apply to all information and material furnished by any Party or its Representatives thereunder or hereunder; provided, that, following the Effective Time, Parent shall have no obligations under the Confidentiality Agreement with respect to information related solely to SpinCo, the SpinCo Business or the SpinCo Assets.

10.3 Governing Law; Jurisdiction.

(a) This Agreement, and all claims, disputes, controversies or causes of action (whether in contract, tort, equity or otherwise) that may be based upon, arise out of or relate to this Agreement (including any schedule or exhibit hereto) or the negotiation, execution or performance of this Agreement (including any claim, dispute, controversy or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware; provided, that the Domestication shall be effected in accordance with both the DGCL and the CICA (as applicable), without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

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(b) Each of the Parties agrees that any Action related to this agreement shall be brought exclusively in the Court of Chancery of the State of Delaware or, if under applicable Law, exclusive jurisdiction over such matter is vested in the federal courts, any federal court in the State of Delaware and any appellate court from any thereof (the “Chosen Courts”). By executing and delivering this Agreement, each of the Parties irrevocably: (i) accepts generally and unconditionally submits to the exclusive jurisdiction of the Chosen Courts for any Action relating to this Agreement; (ii) waives any objections which such party may now or hereafter have to the laying of venue of any such Action contemplated by this Section 10.3 and hereby further irrevocably waives and agrees not to plead or claim that any such Action has been brought in an inconvenient forum; (iii) agrees that it will not attempt to deny or defeat the personal jurisdiction of the Chosen Courts by motion or other request for leave from any such court; (iv) agrees that it will not bring any Action contemplated by this Section 10.3 in any court other than the Chosen Courts; (v) agrees that service of all process, including the summons and complaint, in any Action may be made by registered or certified mail, return receipt requested, to such party at their respective addresses provided in accordance with Section 10.4 or in any other manner permitted by Law; and (vi) agrees that service as provided in the preceding clause (v) is sufficient to confer personal jurisdiction over such party in the Action, and otherwise constitutes effective and binding service in every respect. Each of the parties hereto agrees that a final judgment in any Action in a Chosen Court as provided above may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law, and each party further agrees to the non-exclusive jurisdiction of the Chosen Courts for the enforcement or execution of any such judgment.

10.4 Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the national mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other internationally recognized overnight delivery service or (d) when delivered by facsimile (solely if receipt is confirmed) or email (so long as the sender of such email does not receive an automatic reply from the recipient’s email server indicating that the recipient did not receive such email), addressed as follows:

if to the Company or SpinCo, to:

Citius Pharmaceuticals, Inc.

11 Commerce Drive, First Floor

Cranford, NJ 07016

Attention: Jaime Bartushak

Email: jbartushak@citiuspharma.com

with a copy (which shall not constitute notice) to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

Attention:	David Creekman
Alec Donaldson
Email:	dcreekman@wyrick.com
adonaldson@wyrick.com

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if to Parent, to:

TenX Keane Acquisition

420 Lexington Avenue, Suite 2446

New York, New York 10170

Attention:	Taylor Zhang
Email:	tzhang@ascendantga.com

with a copy (which shall not constitute notice) to:

The Crone Law Group

420 Lexington Avenue, Suite 2446

New York, New York 10170

Attention:	Tammara Fort
Samara Thomas
Email:	tfort@cronelawgroup.com
sthomas@cronelawgroup.com

or to such other address or addresses as the Parties may from time to time designate in writing by like notice.

10.5 Headings. The headings contained in this Agreement are inserted for convenience only and shall not be considered in interpreting or construing any of the provisions contained in this Agreement.

10.6 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the Confidentiality Agreement and the Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the Parties with respect to such subject matter; except that this Agreement shall not supersede the terms and provisions of the Confidentiality Agreement, which shall survive and remain in effect until expiration or termination thereof in accordance with its respective terms (subject to Section 10.2).

10.7 Amendments and Waivers.

(a) Any Party may, at any time prior to the Closing, by action taken by its board of directors, or officers thereunto duly authorized, waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document, certificate or writing delivered pursuant hereto and any of the terms or conditions of this Agreement or (without limiting Section 10.7(b)) agree to an amendment or modification to this Agreement by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement. No waiver by any of the Parties of any breach hereunder shall be deemed to extend to any prior or subsequent breach hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver by any of the Parties of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the Party sought to be charged with such waiver.

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(b) This Agreement may be amended or modified, in whole or in part, only by a duly authorized agreement in writing executed by the Parties in the same manner (but not necessarily by the same Persons) as this Agreement, and which makes reference to this Agreement.

10.8 Assignment; Parties in Interest; Non-Parties.

(a) No Party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other Parties. Any attempted assignment or delegation in breach of this Section 10.8 shall be null and void. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any rights or remedies under or by reason of this Agreement, except as provided in Section 10.8(b) (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

(b) Notwithstanding anything to the contrary in this Agreement, it is hereby agreed and acknowledged that this Agreement may only be enforced against, and any claims of action that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement may only be made against, the Parties hereto, and no former, current or future Affiliates, officers, directors, managers, employees, equityholders, lenders, financing sources, managers, members, partners, agents or representatives of any Party, in each case, who is not a Party to this Agreement, shall have any liability for any obligations of the Parties hereto or for any claim based on, in respect of, or by reason of, the Transactions.

10.9 Specific Performance.

(a) The Parties agree and acknowledge that the failure to perform under this Agreement will cause an actual, immediate and irreparable harm and injury and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms (including failing to take such actions as are required of them hereunder to consummate the Transactions) or were otherwise breached. Accordingly, it is agreed that, (i) each of the Parties shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief, each without proof of damages prior to the valid termination of this Agreement in accordance with Section 9.1, to prevent breaches or threatened breaches of this Agreement by any other Party and to specifically enforce the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) prior to the Closing or any termination of this Agreement in accordance with Section 9.1, damages shall be awarded only in a case where a court of competent jurisdiction determines that, notwithstanding the Parties’ intention for specific performance to be the applicable remedy prior to termination or the Closing, such specific performance is not available or otherwise will not be granted as a remedy.

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(b) The Parties further agree that (i) by seeking the remedies provided for in this Section 10.9, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement, including monetary damages, subject to the terms hereof, (ii) nothing contained in this Section 10.9 shall require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 10.9 before exercising any termination right under Section 9.1 (and pursuing damages after such termination), nor shall the commencement of any Action pursuant to this Section 10.9 or anything contained in this Section 10.9 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Section 9.1 or to pursue any other remedies under this Agreement that may be available then or thereafter; (iii) the right of specific enforcement is an integral part of the Transactions and without that right, none of the Parties would have entered into this Agreement; and (iv) no Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.9, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(c) To the extent either party hereto brings any Action to enforce specifically the performance of the terms and provisions of this Agreement in accordance with this Section 10.9, the Outside Date shall automatically be extended by (i) the amount of time during which such Action is pending, plus twenty (20) Business Days, or (ii) such other time period established by the court presiding over such Action.

10.10 WAIVER OF JURY TRIAL. THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE (AND SHALL CAUSE THEIR SUBSIDIARIES AND AFFILIATES TO WAIVE) THEIR RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING IN ANY COURT RELATING TO ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS, OR ANY TRANSACTION DOCUMENT (INCLUDING ANY SCHEDULE OR EXHIBIT HERETO AND THERETO) OR THE BREACH, TERMINATION OR VALIDITY OF SUCH AGREEMENTS OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF SUCH AGREEMENTS. NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, THE TRANSACTIONS, ANY TRANSACTION DOCUMENT, OR ANY RELATED INSTRUMENTS. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 10.10. NO PARTY OR REPRESENTATIVE OF ANY PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 10.10 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

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10.11 Severability. If any provision of this Agreement or any Transaction Document, or the application of any such provision to any Person or circumstance, shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

10.12 Counterparts. This Agreement may be executed in two or more counterparts (including by electronic or .pdf transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of any signature page by facsimile, electronic or .pdf transmission shall be binding to the same extent as an original signature page.

10.13 Disclosure Schedules. The Company Disclosure Schedule, the SpinCo Disclosure Schedule and the Parent Disclosure Schedule (each, a “Disclosure Schedule” and, collectively, the “Disclosure Schedules”) (including, in each case, any section thereof) referenced herein are a part of this Agreement as if fully set forth herein. All references herein to the Company Disclosure Schedule, SpinCo Disclosure Schedule and Parent Disclosure Schedule (including, in each case, any section thereof) shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Certain information set forth in the Disclosure Schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information in any Disclosure Schedule shall not be deemed to constitute in itself an acknowledgment that such information is required to be disclosed in connection with this Agreement, nor shall such information be deemed to establish a standard of materiality.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement and Plan of Merger and Reorganization to be duly executed by their respective authorized officers as of the day and year first above written.

CITIUS PHARMACEUTICALS, INC.

By:	/s/ Leonard Mazur
Name:	Leonard Mazur
Title:	Chief Executive Officers and Chairman of the Board

CITIUS ONCOLOGY, INC.

By:	/s/ Leonard Mazur
Name:	Leonard Mazur
Title:	Chief Executive Officers and Chairman of the Board

TENX KEANE ACQUISITION

By:	/s/ Xiaofeng Yuan
Name:	Xiaofeng Yuan
Title:	Chief Executive Officers and Chairman

TENX MERGER SUB, INC.

By:	/s/ Xiaofeng Yuan
Name:	Xiaofeng Yuan
Title:	Chief Executive Officers and Chairman

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ANNEX A

Defined Terms

Terms with initial capitalized letters used in the Agreement to which this Annex A is attached will have the following respective meanings, and all references to Sections, Schedules or Annexes in the following definitions will refer to Sections, Schedules or Annexes of or to such Agreement:

“Action” means any claim, action, suit, demand, litigation, arbitration, mediation, inquiry, investigation, hearing, inquest, or other proceeding, in each case, by any Person or Governmental Authority, in each case, before, heard by or otherwise involving any Governmental Authority.

“Actual Fraud” means, with respect to a Party, an actual and intentional fraud with respect to the making of the representations and warranties pursuant to Article IV, Article V or Article VI (as applicable).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, through one or more intermediaries or otherwise; provided, that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise. Following the Effective Time, Affiliates of Parent shall include SpinCo.

“Aggregate Consideration” means Six Hundred and Seventy-Five Million Dollars ($675,000,000).

“Aggregate Parent Common Stock Consideration” means the quotient of (i) the Aggregate Consideration divided by (ii) $10.

“Agreement” means this Agreement and Plan of Merger and Reorganization, including all Annexes, Exhibits and Schedules hereto (including the SpinCo Disclosure Schedule, the Company Disclosure Schedule, and the Parent Disclosure Schedule), as it may be amended, restated, modified or supplemented from time to time in accordance with its terms.

“Amended and Restated Shared Services Agreement” means the Amended and Restated Shared Services Agreement to be entered into at the Closing, in substantially the form attached as Exhibit E hereto, between the Company and the Surviving Corporation which amends and restates in its entirety the Shared Services Agreement.

“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, the HSR Act and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

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“Base Exchange Ratio” means the quotient of (a) the Aggregate Parent Common Stock Consideration, divided by (b) the aggregate number of shares of SpinCo Common Stock outstanding as of immediately prior to the Effective Time.

“Balance Sheet Date” means June 30, 2023.

“Benefit Plan” means each employment, compensation, benefits, severance or termination, consulting, bonus, deferred compensation, equity, phantom-equity, or equity-based award, retention, relocation, vacation, change in control, transaction bonus, salary continuation, hospitalization, medical, dental, vision, life insurance, disability or sick leave benefit, profit-sharing, pension or retirement or other fringe benefit or compensatory plan, program, agreement or arrangement, whether or not in writing and whether or not funded, including any “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) but excluding any plan or program sponsored by a Governmental Authority.

“BLA” means a biologics license application for LYMPHIRTM (denileukin diftitox), submitted to the FDA pursuant to 42 U.S.C. § 262 and 21 C.F.R. Part 601, and all supplements, amendments, variations, extensions and renewals thereto (and including correspondence and reports submitted to or received from FDA with respect to any of the foregoing (including minutes and official contact reports relating to any communications with FDA)).

“Business Combination” has the meaning set forth in Parent’s Governing Documents as in effect on the date hereof.

“Business Day” means any day that is not a Saturday, a Sunday, or another day on which banking institutions in New York, New York or Governmental Authorities in the Cayman Islands (for so long as Parent remains domiciled in the Cayman Islands) are authorized or obligated by Law to be closed.

“Cayman Registrar” means the Registrar of Companies of the Cayman Islands.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Benefit Plan” means any Benefit Plan sponsored, maintained, or contributed to (or required to be contributed to) by the Company or any of its Subsidiaries that (a) is or has been maintained, sponsored, contributed to or entered into by the Company or any of its Subsidiaries for the benefit of any Person that provides services to SpinCo as an employee or independent contractor or for which SpinCo could have any Liability, and (b) that is not a SpinCo Benefit Plan.

“Commercialization Plan” means the PowerPoint document titled “Lymphir Commercial Gantt Chart for Launch/Lymphir Launch Timeline” delivered by the Company to Parent on October 18, 2023.

“Company Disclosure Schedule” means the Disclosure Schedule delivered by the Company to Parent on the date hereof and identified as such.

“Company FDA Letter” means the letter from the Company to the FDA, duly executed by the Company, to be filed with the FDA, which letter notifies the FDA that all ownership rights of the BLA and IND will transfer from the Company to SpinCo (or the Surviving Corporation, if applicable) effective as of the date of such letter.

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“Company Material Adverse Effect” means any Effect that (a) has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations, condition (financial or otherwise), or assets of the Company and its Subsidiaries, taken as a whole, provided, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or would reasonably be expected to be, individually or in the aggregate, a Company Material Adverse Effect for purposes of clause (a): (i) any changes resulting from general market, economic, financial, capital markets or regulatory conditions, (ii) any general changes in the credit, debt, financial or capital markets or changes in interest or exchange rates, (iii) any changes in applicable Law or GAAP (or, in each case, authoritative interpretations thereof), (iv) any changes resulting from any natural disaster, including any hurricane, storm, flood, tornado, volcanic eruption, earthquake, other weather-related events, or other comparable events, or any worsening thereof, (v) any changes resulting from local, national or international political conditions, including the outbreak or escalation of any military conflict, declared or undeclared war, armed hostilities, acts of foreign or domestic terrorism or civil unrest, (vi) any changes generally affecting the industries in which the Company conducts its businesses, (vii) any changes directly resulting from the execution of this Agreement or the Transaction Documents or the announcement or the pendency of the Merger or the Transactions but not the consummation of the Transactions contemplated hereunder, including actions of suppliers, landlords, distributors, partners or Governmental Authorities (provided, that this clause (vii) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution of this Agreement or the announcement or the pendency of the Merger), (viii) any changes resulting from any action required to be taken by the terms of this Agreement or at the explicit request or direction of the Company, (ix) the failure to meet any internal or analysts’ expectations, projections or results of operations (but not, in each case, the underlying cause of any such changes, unless such underlying cause would otherwise be excepted by another clause of this definition), or (x) any changes resulting from any epidemics, pandemics or disease (including COVID-19 or any COVID-19 Measures or any change in COVID-19 Measures following the date hereof) provided, that in the case of clauses (i), (ii), (iii), (iv), (v), (vi) and (x), if such Effect disproportionately impacts the Company as compared to other participants in similar industries to the industries in which the Company operates, the incremental disproportionate impact thereof shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur; or (b) has impaired or delayed, individually or in the aggregate, or would reasonably be expected to impair or delay, individually or in the aggregate, the ability of the Company to timely perform its obligations hereunder or under the other Transaction Documents or to consummate the Transactions on a timely basis, including the Merger, or prevent it from performing such obligations or consummating such Transactions.

“Company Real Property” means any real property owned, leased, subleased, licensed or otherwise occupied by SpinCo pursuant to the Shared Services Agreement.

“Company SEC Documents” means all forms, reports, Schedules, statements and other documents required to be filed or furnished by the Company with the SEC since August 23, 2021.

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“Confidentiality Agreement” means that certain Confidentiality Agreement, by and between Parent and the Company, dated as of April 25, 2023.

“Consent” means any consent, clearance, expiration or termination of a waiting period, approval, exemption, waiver, authorization, filing, registration or notification.

“Contract” means any legally binding contract, agreement, understanding, arrangement, note, bond, indenture, lease, purchase order, sublicense or license or other instrument.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, workplace safety or similar Law, directive, guidelines or recommendations promulgated by any industry group or any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and Families First Coronavirus Response Act.

“Effect” means any change, circumstance, fact, event, development, condition, occurrence or effect.

“Entity” means any Person that is a legal entity; provided, that when used in reference to Parent, “Entity” means Parent together with its Subsidiaries, taken as a whole.

“Environmental Law” means any Law relating to pollution or protection of the environment (including air quality, surface water, groundwater, soils, subsurface strata, sediments, drinking water), natural resources, or human health and safety (to the extent related to exposure to Hazardous Materials or hazardous conditions) or the use, registration, management, generation, storage, treatment, recycling, transportation, Release, threatened Release, investigation or remediation of Hazardous Materials.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Agent” means American Stock Transfer & Trust Company.

“FDA” means the U.S. Food and Drug Administration.

“FDCA” means the U.S. Food, Drug and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended.

“GAAP” means generally accepted accounting principles in the United States.

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“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its certificate of incorporation and by-laws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation and the “Governing Documents” of an exempted company are its memorandum and articles of association (in each case, as amended, restated, amended and restated or otherwise modified from time to time).

“Governmental Authority” means any federal, state, local, transnational, supranational or foreign government, any Person exercising executive, legislative, judicial, regulatory or administrative function of or pertaining to government or Law, including any regulatory, self-regulatory or quasi-regulatory authority, agency, commission, body, department or other instrumentality, and any court, arbitral body or tribunal of competent jurisdiction.

“Government Official” means any officer or employee of a Governmental Authority or any department, agency, or instrumentality thereof, including any political subdivision thereof or any corporation or other Person owned or controlled in whole or in part by any Governmental Authority or any sovereign wealth fund, or of a public international organization, or any Person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization, or any political party, party official, or candidate thereof.

“Hazardous Material” means any toxic, reactive, corrosive, ignitable or flammable chemical or chemical compound, or hazardous or toxic substance, material or waste, or any pollutant or contaminant, whether solid, liquid or gas, or any other substance, material or waste that is subject to regulation, control or remediation or for which liability or standards of care are imposed under any Environmental Law, including petroleum (including crude oil or any fraction thereof), radon, asbestos, radioactive materials, per- and polyfluoroalkyl substances and polychlorinated biphenyls.

“Healthcare Laws” means (a) the FDCA, and the regulations promulgated thereunder, (b) the Public Health Service Act (42 U.S.C. 201 et seq.), and the regulations promulgated thereunder, (c) all federal and state fraud and abuse Laws, including the Federal Anti-Kickback Statute, the civil False Claims Act, the Anti-Inducement Law, the exclusion Laws, and the regulations promulgated pursuant to such statutes, (d) the Health Insurance Portability and Accountability Act of 1996, and the regulations promulgated thereunder, and comparable state Laws, (e) Titles XVIII and XIX of the Social Security Act, and the regulations promulgated thereunder and (f) all other applicable healthcare Laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions administered by Regulatory Authorities, each of clause (a) through (f), as may be amended from time to time.

“HSR Act” means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“IND” means an investigational new drug application related to denileukin diftitox filed with the FDA for authorization to commence clinical studies, and all supplements and amendments that may be filed with respect to the foregoing.

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“Intellectual Property” means all intellectual property rights and related priority rights protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including all (a) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any revisions, reissues, reexaminations, substitutes, supplementary protection certificates, or extensions of any of the foregoing; (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names, social media accounts, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing; (c) copyrights and works of authorship and computer software, database and design rights, and rights in data collections, mask work rights and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing; (d) trade secrets, know-how and confidential and proprietary information, whether or not patentable, including invention disclosures, inventions, formulae, designs, discoveries, processes, research and development information, technical information, methods, techniques, procedures, specifications, operating and maintenance manuals, methods, and engineering drawings (collectively, “Trade Secrets”); and (e) any other intellectual or proprietary rights protectable, arising under or associated with any of the foregoing, including those protected by any Law (including under international treaties or conventions) anywhere in the world.

“Interests” means shares, partnership interests, limited liability company interests or any other equity interest in any Person that is an Entity.

“Intervening Event” means an Effect first arising after the date of this Agreement that is materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of the SpinCo Business or SpinCo, taken as a whole; provided, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or would reasonably be expected to be, individually or in the aggregate, an Intervening Event: (a) any Contract, proposal, offer or indication of interest in any form, written or oral, relating any Business Combination with respect to Parent, (b) clearance (or the absence of clearance) of the Transaction by any Governmental Authority, including Effects relating to actions taken pursuant to or required to be taken pursuant to Section 7.5, (c) any change in the price or trading volume of Parent Common Stock, (d) the Company’s, SpinCo’s or any of their respective Subsidiaries’ meeting, failing to meet or exceeding projections (in and of itself, but not the underlying causes thereof), (e) any changes resulting from general market, economic, financial, capital markets or regulatory conditions, (f) any general changes in the credit, debt, financial or capital markets or changes in interest or exchange rates, (g) any changes in applicable Law or GAAP (or, in each case, authoritative interpretations thereof), (h) any changes resulting from any natural disaster, including any hurricane, storm, flood, tornado, volcanic eruption, earthquake, other weather-related events, or other comparable events, or any worsening thereof, (i) any changes resulting from local, national or international political conditions, including the outbreak or escalation of any military conflict, declared or undeclared war, armed hostilities, acts of foreign or domestic terrorism or civil unrest, (j) any changes generally affecting the industries in which SpinCo conducts its business, (k) any changes directly resulting from the execution of this Agreement or the announcement or the pendency of the Merger (but not the consummation of the Transactions contemplated hereunder), including actions of suppliers, landlords, distributors, partners or Governmental Authorities (provided, that this clause (k) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution of this Agreement or the announcement or pendency of the Merger), (l) any changes resulting from any action required to be taken by the terms of this Agreement or at the explicit request or direction of Parent or Merger Sub, (m) the failure to meet any internal or analysts’ expectations, projections or results of operations (but not, in each case, the underlying cause of any such changes, unless such underlying cause would otherwise be excepted by another clause of this definition), or (n) any changes resulting from any epidemics, pandemics or disease (including COVID-19 or any COVID-19 Measures or any change in COVID-19 Measures following the date hereof); provided, that in the case of clause (e), (f), (g), (i), (j) and (n), if such Effect disproportionately impacts SpinCo or the SpinCo Business as compared to other participants in the industry in which SpinCo or the SpinCo Business operates, the incremental disproportionate impact thereof shall be taken into account in determining whether an Intervening Event has occurred or would reasonably be expected to occur; provided, further, that in the event the BLA for LYMPHIRTM (denileukin diftitox) is not approved by the FDA such event and the Effects of such event shall be automatically deemed an Intervening Event.

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“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.

“IRS” means the U.S. Internal Revenue Service.

“Knowledge” or any other similar knowledge qualification, means (a) with respect to the SpinCo Group, the actual knowledge of the persons set forth in Section 1.1(a) of the SpinCo Disclosure Schedule, after reasonable due inquiry and (b) with respect to Parent, the actual knowledge of the persons set forth in Section 1.1(a) of the Parent Disclosure Schedule, after reasonable due inquiry.

“Law” means any federal, national, foreign, supranational, state, provincial or local law, statute, code, ordinance, order, decree, award, directive, judgment, ruling, rule, regulation or similar requirement or rule of law (including common law) issued, promulgated, enforced or enacted by or under the authority of a Governmental Authority.

“Liability” means any liability or obligation (whether known or unknown, fixed or variable, determined or determinable, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether direct or indirect, and whether due or to become due).

“Lien” means with respect to any property or asset, any mortgage, deed of trust, deed to secure debt, pledge, charge, hypothecation, encumbrance, recorded or unrecorded easement, encroachment, license, option, right of pre-emption or first refusal, security interest or other lien or restriction of any kind or nature whatsoever, and any agreement to create any of the foregoing.

“NASDAQ” means the U.S. Nasdaq Capital Market.

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“Notice of Approval” means a notice issued by the FDA to the Company approving the BLA and authorizing the commercialization and sale of LYMPHIRTM (denileukin diftitox).

“Order” means any judgment, order, injunction, decree, writ, permit or license of any Governmental Authority or any arbitrator.

“Parent Business Combination Proposal” means any inquiry, offer, proposal or indication of interest (whether written or oral, binding or non-binding, and other than an inquiry, offer, proposal or indication of interest made or submitted by Parent to the Company or by the Company to Parent) contemplating or otherwise relating to any potential Business Combination (other than the Merger or the other Transactions).

“Parent Disclosure Schedule” means the Disclosure Schedule delivered by Parent to the Company and SpinCo on the date hereof and identified as such.

“Parent Material Adverse Effect” means any Effect that (a) has, or would reasonably be expected to have, individually or in the aggregate with any other Effects, a material adverse effect on the business, properties, assets, liabilities, or financial condition of the Parent or Merger Sub, taken as a whole; provided, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or would reasonably be expected to be, individually or in the aggregate, a Parent Material Adverse Effect for purposes of this clause (a): (i) any changes resulting from general market, economic, financial, capital markets or regulatory conditions, (ii) any general changes in the credit, debt, financial or capital markets or changes in interest or exchange rates, (iii) any changes in applicable Law or GAAP (or, in each case, authoritative interpretations thereof), (iv) any changes resulting from any natural disaster, including any hurricane, storm, flood, tornado, volcanic eruption, earthquake, other weather-related events, or other comparable events, or any worsening thereof, (v) any changes resulting from local, national or international political conditions, including the outbreak or escalation of any military conflict, declared or undeclared war, armed hostilities, acts of foreign or domestic terrorism or civil unrest, (vi) any changes generally affecting the industries in which the Parent conducts its businesses, (vii) any changes directly resulting from the execution of this Agreement or the Transaction Documents or the announcement or the pendency of the Merger or the Transactions (but not the consummation of the Transactions contemplated hereunder), including actions of suppliers, landlords, distributors, partners or Governmental Authorities (provided, that this clause (vii) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution of this Agreement or the announcement or the pendency of the Merger), (viii) any changes resulting from any action required to be taken by the terms of this Agreement or at the explicit request or direction of the Company, (ix) the failure to meet any internal or analysts’ expectations, projections or results of operations (but not, in each case, the underlying cause of any such changes, unless such underlying cause would otherwise be excepted by another clause of this definition), (x) any changes resulting from any epidemics, pandemics or disease (including COVID-19 or any COVID-19 Measures or any change in COVID-19 Measures following the date hereof) or (xi) elections to redeem shares of Parent Common Stock in connection with the Parent Shareholders Meeting as required by Parent’s Governing Documents; provided, that in the case of clauses (i), (ii), (iii), (iv), (v), (vi) and (x), if such Effect disproportionately impacts the Parent or Merger Sub, taken as a whole, as compared to other participants in similar industries to the industries in which Parent operates, the incremental disproportionate impact thereof shall be taken into account in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur; or (b) has impaired or delayed, individually or in the aggregate, or would reasonably be expected to impair or delay, individually or in the aggregate, the ability of Parent to timely perform its obligations hereunder or under the other Transaction Documents, or to consummate the Transactions on a timely basis, including the Merger, or prevent it from performing such obligations or consummating the Transactions.

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“Parent Registration Statement” means the registration statement on Form S-4 to be filed by Parent with the SEC (as amended and supplemented from time to time) to effect the registration under the Securities Act of the issuance of (a) the shares of Domesticated Parent Common Stock that will be issued to the Company pursuant to the Merger, and (b) the shares of Domesticated Parent Common Stock, the Domesticated Parent Rights and the Domesticated Parent Units that will be issued to holders of Parent Common Stock, Parent Rights and Parent Units in the Domestication and the shares of Domesticated Parent Common Stock underlying such Domesticated Parent Rights and Domesticated Parent Units.

“Parent Share Issuance” means the issuance of shares of Domesticated Parent Common Stock pursuant to the Domestication and the Merger.

“Parent Share Redemption” means the election of an eligible holder of Parent Common Stock (as determined in accordance with Parent’s Governing Documents) to redeem all or a portion of the shares of Parent Common Stock held by such holder at a per-share price, payable in cash, equal to the pro rata share of the aggregate amount on deposit in the Trust Account (including any interest earned on the funds held in the Trust Account) represented by such redeemed shares (as determined in accordance with Parent’s Governing Documents and the Trust Agreement, as may be amended to effect a Parent Share Redemption).

“Parent Shareholder Approval” means the approval of (a) those Transaction Proposals identified in clauses (A), (B) and (C) of Section 7.4(e)(ii), in each case, by a special resolution under the CICA (being the affirmative vote of the holders of at least two-thirds (2/3) of the ordinary shares who, being present and entitled to vote at the Parent Shareholders Meeting, vote at the Parent Shareholders Meeting), (b) those Transaction Proposals identified in clauses (D), (E), (F) and (I) of Section 7.4(e)(ii), in each case, by an ordinary resolution under the CICA (being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the Parent Shareholders Meeting, vote at the Parent Shareholders Meeting) and (c) those Transaction Proposals identified in clauses (G) and (H) of Section 7.4(e)(ii), in each case, by an affirmative vote of the number of holders of Parent Common Stock required to approve such Transaction Proposals under applicable Law and the Governing Documents of Parent.

“Parent Shareholders” means holders of Parent’s capital stock.

“Parent Subsidiaries” means all direct and indirect Subsidiaries of Parent. For the avoidance of doubt, following the Effective Time, the Parent Subsidiaries shall include SpinCo.

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“Parent Transaction Expenses” means any and all fees and expenses of Parent incurred in connection with the transactions contemplated by this Agreement and the Transaction Documents, including (a) any fees or expenses incurred in connection with the preparation and filing of Parent SEC Filings, any Extension Amendment and any other actions contemplated by Section 7.16, and any fees and expenses incurred in connection with the Parent Shareholders Meeting, (b) all brokers’ or finders’ fees and fees and expenses of counsel, investment bankers, accountants and other advisers, and directors’ and officers’ tail insurance, (c) any change-in-control, transaction bonus, retention, severance or other similar payments to any current or former employee, consultant, independent contractor, officer, or director of Parent arising from or incurred in connection with the transactions contemplated by this Agreement and the Transaction Documents, and (d) the employer portion of any Taxes arising from or incurred in connection with the payments described in clause (c) or otherwise payable with respect to or in connection with the transactions contemplated by this Agreement and the Transaction Documents, in each case of clauses (a) through (d) including any such fees or expenses incurred or invoiced following the Closing Date. “Parent Transaction Expenses” excludes the value of common stock issuable to Newbridge Securities in connection with the transactions contemplated by this Agreement.

“Permits” means licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities.

“Permitted Acquisition Proposal” means an Acquisition Proposal that relates to any transaction involving the Company so long as such transaction would not prevent or materially impair or materially delay the Company’s ability to comply with its obligations under this Agreement or to consummate the transactions contemplated by this Agreement with Parent.

“Permitted Liens” means (a) requirements and restrictions of zoning, licensing, permitting, building and other similar land-use Laws which are not violated by the present use or occupancy of the real property subject thereto; (b) Liens for Taxes or mechanics’, materialmen’s and similar Liens arising or incurred in the ordinary course of business consistent with past practice and with respect to any amounts, in each case (i) not yet due and payable or (ii) that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (c) all encroachments, overlaps, overhangs, variations in area or measurement, rights of parties in possession, servitudes or easements (including conservation easements and public trust easements, rights-of-way, road use Contracts, covenants, conditions, restrictions, reservations, licenses, Contracts and other similar non-monetary matters) of public record or any other similar matters not of record which would be disclosed by an accurate survey or physical inspection of the applicable real property; provided, that such Liens, individually or in the aggregate, do not or would not reasonably be expected to materially impair or interfere with the operation or use of such real property in the ordinary course operation of the respective businesses of SpinCo or Parent and its Subsidiaries, as applicable, in each case, as currently conducted thereon; (d) with respect to any real property, (i) the interests and rights of the respective lessors with respect thereto, including any statutory landlord liens and any Lien on the lessor’s interest therein and (ii) any Liens encumbering the underlying fee title of the real property; provided, that such Liens, individually or in the aggregate, do not or would not reasonably be expected to materially impair or interfere with the operation or use of such real property in the ordinary course operation of the respective businesses of SpinCo or Parent and its Subsidiaries, as applicable, in each case, as currently conducted thereon; (e) any real property Liens that do not, individually or in the aggregate, result in a Parent Material Adverse Effect or SpinCo Material Adverse Effect, as applicable; (f) reversionary rights in favor of landlords under any real property leases with respect to any of the buildings or other improvements owned by SpinCo, Parent or any of its Subsidiaries, as applicable; provided, that such Liens, individually or in the aggregate, do not or would not reasonably be expected to materially impair or interfere with the operation or use of such real property in the ordinary course operation of the respective businesses of SpinCo or Parent and its Subsidiaries, as applicable, in each case, as currently conducted thereon; (g) purchase money Liens and Liens securing rental payments under capital lease agreements; (h) pledges or deposits made in the ordinary course of business consistent with past practice in connection with workers’ compensation, unemployment insurance and other types of social security (other than pursuant to Section 303(k) or 4068 of ERISA or Section 430(k) of the Code) or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, performance and return of money bonds and similar obligations; (i) liens arising under conditional sales Contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice to the extent not subject to any default; (j) pledges or deposits to secure public or statutory obligations unrelated to any default or violation of any Law; (k) Liens arising under or created by this Agreement or any Transaction Document (other than as a result of a breach or default under such Contracts); (l) Liens described on Section 1.1(b) of the SpinCo Disclosure Schedule or Section 1.1(b) of the Parent Disclosure Schedule, as applicable; and (m) Liens that do not, individually or in the aggregate, materially affect or disrupt the ordinary course operation of the respective businesses of SpinCo or Parent and its Subsidiaries, as applicable, in each case, taken as a whole.

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“Person” means any individual, state, trust or trustee on behalf of a trust, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other organization or Entity of any kind.

“Personal Information” means all information in any form or media that identifies or could be used to identify an individual person (including any current, prospective, or former customer, end user or employee), including any information defined as “personal information” or any similar term provided by applicable Law or by the Company or SpinCo in any of their public-facing privacy policies or notices, or in any contracts to which SpinCo is bound as of the date hereof (e.g., “personal data,” “personally identifiable information” or “PII”).

“Privacy Laws” means applicable Laws, and self-regulatory guidelines (including of any applicable foreign jurisdiction) relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical or administrative), disposal, destruction, disclosure or transfer (including cross-border) of any Personal Information, including where and to the extent applicable the Federal Trade Commission Act, California Consumer Privacy Act (CCPA), Payment Card Industry Data Security Standard (PCI-DSS), EU General Data Protection Regulation (GDPR), any and all applicable Laws relating to breach notification, the use of biometric identifiers, and the use of Personal Information for marketing purposes.

“Privacy Requirements” means (i) all applicable Privacy Laws and (ii) all of the Company’s and SpinCo’s public-facing policies and notices, and contractual obligations to which SpinCo is bound as of the date hereof, relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical and administrative), disposal, destruction, disclosure, or transfer (including cross-border) of Personal Information.

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“Proxy Statement” means the proxy statement to be mailed to the shareholders of Parent relating to the Parent Shareholders Meeting, including any amendments or supplements thereto.

“Regulatory Authority” means the FDA or any other comparable Governmental Authority.

“Regulatory Authorizations” means any approvals, clearances, authorizations, registrations, certifications, licenses, exemptions and permits granted by any Regulatory Authority, including FDA approval of the BLAs.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, depositing, escaping, leaching or migration, disposing or dumping into or through the environment.

“Representative” means, with respect to any Person, such Person’s directors, managers, members, officers, employees, agents, partners, attorneys, financial advisors, financing sources, consultants, advisors or other Persons acting on behalf of such Person.

“Rights Agreement” means the Rights Agreement dated as of October 13, 2022, between Parent and American Stock Transfer & Trust Company, LLC.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shared Services Agreement” means the Shared Services Agreement, dated as of June 22, 2022, and effective as of April 1, 2022, by and between Citius Acquisition Corp. and the Company.

“Specified Period” means period of time from the date of this Agreement until the later of (i) the date the Parent Registration Statement first becomes publicly filed on SEC’s EDGAR database, or (ii) February 29, 2024.

“SpinCo Affiliate Contract” means any Contract (a) between SpinCo, on the one hand, and any present or former officer or director of SpinCo or “immediate family member” thereof (as defined in Rule 16a-1 under the Exchange Act), on the other hand, or (b) between SpinCo, on the one hand, and the Company and/or any of its Subsidiaries (other than SpinCo), on the other hand.

“SpinCo Assets” means all rights, title and ownership interests in and to all properties, claims, Contracts, businesses, or assets (including goodwill), which constitute all of the interests in real and tangible personal property owned, leased or licensed by SpinCo and are required for the continued operation of the SpinCo Business as currently conducted, wherever located, of every kind, character and description, whether real, personal, or mixed, tangible or intangible, whether accrued, contingent or otherwise, in each case, whether or not recorded or reflected on the books and records or financial statements of any Person, which includes the SpinCo Owned Intellectual Property.

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“SpinCo Benefit Plans” means any Benefit Plan sponsored, maintained or contributed to exclusively by SpinCo.

“SpinCo Business means the business of developing and commercializing of the SpinCo Products, which shall include the businesses and operations of SpinCo conducted prior to the Closing and conducted through the use of the SpinCo Assets.

“SpinCo Common Stock” means the common stock, par value $0.001 per share, of SpinCo.

“SpinCo Equity Incentive Plan” means the Citius Oncology, Inc. 2023 Omnibus Stock Incentive Plan.

“SpinCo Disclosure Schedule” means the Disclosure Schedule delivered by the Company and SpinCo to Parent on the date hereof and identified as such.

“SpinCo FDA Letter” means the letter from SpinCo (or, if applicable, the Surviving Corporation) to the FDA, duly executed by SpinCo (or, if applicable, the Surviving Corporation), to be filed with the FDA, which letter notifies the FDA that all ownership rights of the BLA and IND will transfer from the Company to SpinCo (or the Surviving Corporation, if applicable), effective as of the date of such letter.

“SpinCo Financial Statements” means, collectively, the audited balance sheet of SpinCo as of September 30, 2022 and the related audited statements of income and cash flows of SpinCo for such fiscal year and the unaudited balance sheet of SpinCo as of the quarter ended June 30, 2023 and the related unaudited statements of income and cash flows of SpinCo for such quarter, each as attached to Section 5.8(a) of the SpinCo Disclosure Schedule.

“SpinCo Group” means collectively, SpinCo and the Company.

“SpinCo Intellectual Property” means, collectively, SpinCo Owned Intellectual Property and SpinCo Licensed Intellectual Property.

“SpinCo Licensed Intellectual Property” means all Intellectual Property that (x) is licensed from a third party pursuant to a written Contract to (i) SpinCo or (ii) as of the date hereof, the Company or any of its Subsidiaries (in each case solely with respect to the SpinCo Business), and (y) is used, practiced or held for use or practice by or on behalf of, as of the date hereof, the Company or any of its Subsidiaries (in each case solely with respect to the SpinCo Business), including any Intellectual Property that might be included in the BLA.

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“SpinCo Material Adverse Effect” means any Effect that (a) has, or would reasonably be expected to have, individually or in the aggregate with any other Effects, a material adverse effect on the business, financial condition, properties, assets, liabilities, or results of operations of SpinCo or the SpinCo Business, taken as a whole; provided, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or would reasonably be expected to be, individually or in the aggregate, a SpinCo Material Adverse Effect for purposes of this clause (a): (i) any changes resulting from general market, economic, financial, capital markets or regulatory conditions, (ii) any general changes in the credit, debt, financial or capital markets or changes in interest or exchange rates, (iii) any changes in applicable Law or GAAP (or, in each case, authoritative interpretations thereof), (iv) any changes resulting from any natural disaster, including any hurricane, storm, flood, tornado, volcanic eruption, earthquake, other weather-related events, or other comparable events, or any worsening thereof, (v) any changes resulting from local, national or international political conditions, including the outbreak or escalation of any military conflict, declared or undeclared war, armed hostilities, acts of foreign or domestic terrorism or civil unrest, (vi) any changes generally affecting the industries in which SpinCo conducts its business, (vii) any changes directly resulting from the execution of this Agreement or the announcement or the pendency of the Merger (but not the consummation of the Transactions contemplated hereunder), including actions of suppliers, landlords, distributors, partners or Governmental Authorities (provided, that this clause (vii) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution of this Agreement or the announcement or pendency of the Merger), (viii) any changes resulting from any action required to be taken by the terms of this Agreement or at the explicit request or direction of Parent or Merger Sub, (ix) the failure to meet any internal or analysts’ expectations, projections or results of operations (but not, in each case, the underlying cause of any such changes, unless such underlying cause would otherwise be excepted by another clause of this definition), or (x) any changes resulting from any epidemics, pandemics or disease (including COVID-19 or any COVID-19 Measures or any change in COVID-19 Measures following the date hereof); provided, that in the case of clauses (i), (ii), (iii), (iv), (v), (vi) and (x), if such Effect disproportionately impacts SpinCo or the SpinCo Business as compared to other participants in the industry in which SpinCo or the SpinCo Business operates, the incremental disproportionate impact thereof shall be taken into account in determining whether a SpinCo Material Adverse Effect has occurred or would reasonably be expected to occur; or (b) has impaired, individually or in the aggregate, or would reasonably be expected to impair or delay, individually or in the aggregate, the ability of SpinCo to timely perform its obligations hereunder or under the other Transaction Documents, or to consummate the Transactions on a timely basis, including the Merger, or prevent it from performing such obligations or consummating the Transactions.

“SpinCo Option” means each option to purchase any SpinCo Common Stock that is unexpired, unexercised and outstanding as of immediately prior to the Effective Time.

“SpinCo Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by SpinCo.

“SpinCo Products” means I/ONTAK, or LYMPHIRTM (denileukin diftitox), a late-stage oncology immunotherapy for the treatment of cutaneous T-cell lymphoma, a rare form of non-Hodgkin lymphoma.

“Sponsor” means 10XYZ Holdings LP, a Delaware limited partnership.

“Subsidiary” means, with respect to any Person, a corporation or other entity of which more than 50% of the voting power of the equity securities or Interests that by their terms have ordinary voting power to elect a majority of the board of directors or other similar body is owned or controlled, directly or indirectly, by such Person, or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member or holds a similar role.

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“Tax” or “Taxes” means any and all federal, state, provincial, territorial, local, foreign and other net income tax, alternative or add-on minimum tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax) ad valorem, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, real property, escheat or unclaimed property, capital stock, profits, disability, registration, value added, estimated, customs duties, and sales or use tax, or other tax or like assessment or charge of any kind whatsoever imposed by a Governmental Authority in the nature of a tax, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto by a Governmental Authority, whether disputed or not, and including any secondary Liability for any of the aforementioned.

“Tax Return” means any return, report, statement, refund, claim, declaration, information return, statement, estimate or other document filed or required to be filed with a Governmental Authority in respect of Taxes, including any schedule or attachment thereto and including any amendments thereof.

“Transaction Documents” means the Sponsor Support Agreement, the A&R Registration Rights Agreement, the Amended and Restated Shared Services Agreement, and any certificate or other instrument delivered by any Party to any other Party pursuant to this Agreement or any of the foregoing.

“Transaction Process” means all matters relating to the review of strategic alternatives with respect to SpinCo, including matters relating to (a) the solicitation of proposals from and negotiations with third parties in connection with the disposition or sale of SpinCo or (b) the drafting, negotiation or interpretation of any of the provisions of this Agreement or the other Transaction Documents.

“Transactions” shall mean the Domestication, the Merger and the other transactions contemplated by this Agreement and the Transaction Documents.

“Treasury Regulations” means the final or temporary regulations promulgated by the U.S. Department of the Treasury under the Code.

“Trust Account” means the segregated trust account established and governed by the Trust Agreement, as such agreement may be amended from time to time in accordance with the terms of this Agreement.

“U.S.” or “United States” means and refers to the United States of America.

“Willful Breach” means, with respect to any obligation, covenant or agreement of a Party in this Agreement, any material breach of or material failure to perform such obligation, covenant or agreement that such Party intentionally takes (or intentionally fails to take or perform) with actual knowledge that such action or omission or failure to perform would, or would reasonably be expected to, cause or result in a material breach of this Agreement.

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Cross References

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
A&R Registration Rights Agreement	Recitals
Acquisition Proposal	Section 7.1(a)(i)
Certificate of Merger	Section 2.3(e)
Chosen Courts	Section 10.3(b)
CICA	Recitals
Closing	Section 2.2
Closing Date	Section 2.2
Company	Preamble
Company Audit Committee	Section 4.7
Company Board	Recitals
Company Merger Tax Opinion	Section 7.3(c)
Company Related Parties	Section 9.3(c)
Closing Statement Closing Statement Dispute DGCL	Section 2.7(a) Section 2.7(b) Recitals
Disclosure Schedules	Section 10.13
Domesticated Parent Common Stock	Recitals
Domesticated Parent Option Domesticated Parent Right	Section 3.1(b) Recitals
Domesticated Parent Unit	Recitals
Domestication	Recitals
DPA	Section 6.5
Effective Time	Section 2.1
Exchange Fund	Section 3.2(a)
Extension Amendment	Section 7.16(a)(iii)
Extension Date	Section 7.16(a)(iii)
Extension Fee	Section 7.16(b)
Fourth Extension	Section 7.16(a)(iii)
Interim Period	Section 7.1
Internal Controls	Section 4.7
Intervening Event Notice Intervening Event Notice Period Investment	Section 7.4(e)(iii) Section 7.4(e)(iii) Section 6.3(e)
JOBS Act	Section 6.6(a)
Merger	Recitals
Merger Consideration	Section 3.1(a)(i)
Merger Sub	Preamble
Merger Sub Common Stock	Section 3.1(a)(iv)
Merger Sub Shareholder Approval	Section 7.15
Outside Date	Section 9.1(b)
Outstanding SpinCo Shares	Section 3.1(a)(i)
Parent	Preamble
Parent Board	Recitals
Parent Board Recommendation	Recitals
Parent Bylaws	Section 7.11
Parent Charter	Section 7.11
Parent Common Stock	Recitals
Parent Domestication Tax Opinion	Section 7.3(d)
Parent Equity Incentive Plan Parent Estimated Transaction Expenses	Section 7.4(e)(ii) Section 2.3(c)
Parent Financial Statements	Section 6.6(c)
Parent Merger Tax Opinion	Section 7.3(c)

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Parent Rights	Recitals
Parent SEC Filings	Section 6.13
Parent Securities	Section 6.3(a)
Parent Shareholders Meeting	Section 7.4(e)(i)
Parent Units	Recitals
Party	Preamble
Personnel IP Contract	Section 5.18(g)
PDUFA Date	Section 7.16(b)(i)(C)
Qualified Group	Section 6.9(c)
Remedies Exception	Section 4.2
Second Extension	Section 7.16(a)(i)
Security Incident	Section 5.25(c)
SpinCo	Preamble
SpinCo Board	Section 5.23
SpinCo Material Contracts	Section 5.14(a)
SpinCo Proposal	Section 7.7(c)
SpinCo Registered Intellectual Property	Section 5.18(a)
SpinCo Shareholder Approval	Section 7.15
Sponsor Support Agreement	Recitals
Subsequent Period SpinCo Financial Statements Subsequent Unaudited SpinCo Financial Statements	Section 7.16(a) Section 7.16(a)
Surviving Corporation	Section 2.1
Tangible Personal Property	Section 5.7 (a)
Tax-Free Status	Section 7.3(a)
Termination Fee	Section 9.3(a)
Third Extension	Section 7.16(a)(ii)
Transaction Proposals	Section 7.4(e)(ii)
Trust Agreement	Section 6.14
Trustee	Section 6.14

94

Annex B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CITIUS Oncology, Inc.

[DATE], 2023

Citius Oncology, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), DOES HEREBY CERTIFY AS FOLLOWS:

1.	That the original name of the Company was “TenX Keane Acquisition” first formed on [_____ __], 2023, under the laws of the Cayman Islands.

2.	That the Company filed a certificate of domestication on [_____ __], 2023, pursuant to which it domesticated as a Delaware corporation.

3.	That pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment to the Certificate of Incorporation amends the provisions of the Company’s Certificate of Incorporation filed with the Secretary of State of the State of Delaware on [_____ __], 2023 (the “Original Certificate”).

4.	That this Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Company and the stockholders of the Company in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

5.	That the text of the Original Certificate, is hereby restated and amended in its entirety to read as follows:

I. NAME

The name of the corporation is Citius Oncology, Inc. (the “Company”).

II. REGISTERED OFFICE AND AGENT

The address of the Company’s registered office in the State of Delaware is 3500 South DuPont Highway, in the City of Dover, Kent County, Delaware 19901. The name of its registered agent at such address is Incorporating Services, Ltd.

III. PURPOSE

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporate Law (“DGCL”).

IV. CAPITAL STOCK

A.	The total number of shares of capital stock which may be issued by the Company is 110,000,000, of which 100,000,000 shares shall be common stock of the par value of $0.0001 per share (the “Common Stock”) and 10,000,000 shares shall be preferred stock of the par value of $0.0001 per share (the “Preferred Stock”).

B.	Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (this “Certificate”) (including any Preferred Stock Designation (as hereinafter defined)) that relates solely to the terms of one or more outstanding classes or series of Preferred Stock if the holders of such affected classes or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation) or pursuant to the DGCL.

C.	The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors and by filing a certificate pursuant to applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”) pursuant to the DGCL; and in such resolution or resolutions and Preferred Stock Designation providing for the issue of shares of each particular series, the Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series; the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the Company, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications. All shares of the Preferred Stock of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all shares of Preferred Stock shall be of equal rank, regardless of series, and shall be identical in all respects except as to the particulars fixed by the Board of Directors as hereinabove provided or as fixed herein.

V. BOARD OF DIRECTORS

A.	Except as otherwise provided by applicable law or this Certificate, the business and affairs of the Company shall be managed by or under the direction of the Board of Directors.

B.	The total number of directors shall be as determined from time to time exclusively by the Board of Directors; provided that, at any time Citius Pharmaceuticals, Inc. (together with its Affiliates (as defined below), subsidiaries, successors and assigns (other than the Company and its subsidiaries), “Citius Pharmaceuticals, Inc.”) beneficially owns, in the aggregate, at least 50% in voting power of the then-outstanding shares of stock of the Company entitled to vote generally in the election of directors, the stockholders may also fix the number of directors by resolution adopted by the stockholders, in each case, subject to the rights of any holders of Preferred Stock to elect directors pursuant to any Preferred Stock Designation. Election of directors need not be by written ballot unless the bylaws of the Company (as the same may be amended and/or restated from time to time, the “Bylaws”) shall so require.

As used in this Certificate, the term “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, another Person, except that, with respect to Citius Pharmaceuticals, Inc., the term “Affiliate” shall not include (a) the Company, and (b) any entity that is controlled by the Company (including its direct and indirect subsidiaries). As used in this Certificate, the term “Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

C.	Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors of the Company shall be divided into three classes designated as Class I, Class II and Class III, respectively. The Board of Directors may assign members of the Board of Directors already in office to such classes. To the extent practicable, the Board of Directors shall assign an equal number of directors to Class I, Class II and Class III. At the first annual meeting of stockholders after the filing of this Certificate, the terms of the Class I directors shall expire, and Class I directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At the second annual meeting of stockholders, the terms of the Class II directors shall expire, and Class II directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At the third annual meeting of stockholders, the terms of the Class III directors shall expire, and Class III directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At each succeeding annual meeting of stockholders, directors elected to succeed the directors of the class whose terms expire at such meeting shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as practicable, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

D.	Except as otherwise required by law or this Certificate, any vacancy resulting from the death, resignation, removal or disqualification of a director or other cause, or any newly created directorship in the Board of Directors, may be filled by a majority of the directors then in office, although less than a quorum, by the sole remaining director, or by the stockholders of the Company; provided, however, that from and after the Trigger Event (as defined below), any vacancy resulting from the death, resignation, removal or disqualification of a director or other cause, or any newly created directorship in the Board of Directors, shall be filled only by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and shall not be filled by the stockholders of the Company, in each case, subject to the rights of the holders of any series of Preferred Stock. Except as otherwise provided by this Certificate, a director elected to fill a vacancy or newly created directorship shall hold office until the annual meeting of stockholders for the election of directors of the class to which he or she has been appointed and until his or her successor has been duly elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, removal or disqualification.

For purposes of this Certificate, “Trigger Event” means, following the receipt by Citius Pharmaceuticals, Inc. of the shares of Common Stock to which it is entitled under that certain Agreement and Plan of Merger, dated as of [_____ __], 2023 (as may be amended or restated from time to time), by and among Citius Pharmaceuticals, Inc., Citius Oncology, Inc., TenX Keane Acquisition and TenX Merger Sub, Inc., the time that Citius Pharmaceuticals, Inc. and its Affiliates first cease to beneficially own more than 50% in voting power of the then-outstanding shares of stock of the Company entitled to vote generally in the election of directors.

E.	Except as otherwise required by law or this Certificate, and subject to the rights of the holders of any series of Preferred Stock, directors may be removed with or without cause by the affirmative vote of the holders of a majority in voting power of the then-outstanding shares of stock of the Company entitled to vote generally in the election of such directors; provided, however, that, from and after the Trigger Event any such director or all such directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.

VI. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING;

SPECIAL MEETINGS OF STOCKHOLDERS

A.	Any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders; provided, that prior to the Trigger Event, any action required or permitted to be taken at any annual or special meeting of stockholders of the Company may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, is signed by or on behalf of the holders of record of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, is delivered to the Company in accordance with the DGCL, in each case, subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock.

B.	Special meetings of stockholders for the transaction of such business as may properly come before the meeting may only be called by order of the Chairman of the Board of Directors, the Board of Directors (pursuant to a resolution adopted by the affirmative vote of a majority of the authorized number of directors constituting the Board of Directors, whether or not there exist any vacancies or other unfilled seats in previously authorized directorships) or the Chief Executive Officer of the Company; provided, however, that at any time prior to the Trigger Event, special meetings of the stockholders of the Company for any purpose or purposes shall also be called by or at the direction of the Board of Directors or the Chairman of the Board of Directors at the request of Citius Pharmaceuticals, Inc., in each case, subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock. Any such special meeting of stockholders shall be held at such date, time, and place, within or without the State of Delaware, as may be specified by such order. The Board of Directors may, in its sole discretion, determine that special meetings of stockholders shall not be held at any place but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the DGCL. If such order fails to fix such place, the meeting shall be held at the principal executive offices of the Company.

VII. LIMITATION OF LIABILITY

To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no present or former director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

VIII. CORPORATE OPPORTUNITIES AND COMPETITION

A.	In recognition and anticipation that (i) certain directors, officers, principals, partners, members, managers, employees, agents and/or other representatives of Citius Pharmaceuticals, Inc. and its Affiliates may serve as directors, officers or agents of the Company and its Affiliates, and (ii) Citius Pharmaceuticals, Inc. and its Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company and Affiliates, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company and its Affiliates, directly or indirectly, may engage, the provisions of this Article VIII are set forth to regulate and define the conduct of certain affairs of the Company and its Affiliates with respect to certain classes or categories of business opportunities as they may involve Citius Pharmaceuticals, Inc. and its Affiliates and any person or entity who, while a stockholder, director, officer or agent of the Company or any of its Affiliates, is a director, officer, principal, partner, member, manager, employee, agent and/or other representative of Citius Pharmaceuticals, Inc. and its Affiliates (each, an “Identified Person”), on the one hand, and the powers, rights, duties and liabilities of the Company and its Affiliates and its and their respective stockholders, directors, officers and agents in connection therewith, on the other.

B.	To the fullest extent permitted by law (including, without limitation, the DGCL), and notwithstanding any other duty (contractual, fiduciary or otherwise, whether at law or in equity), each Identified Person (i) shall have the right to, and shall have no duty (contractual, fiduciary or otherwise, whether at law or in equity) not to, directly or indirectly engage in and possess interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business as the Company or any of its Affiliates or deemed to be competing with the Company or any of its Affiliates, on its own account, or in partnership with, or as a direct or indirect equity holder, controlling person, stockholder, director, officer, employee, agent, Affiliate (including any portfolio company), member, financing source, investor, director or indirect manager, general or limited partner or assignee of any other person or entity with no obligation to offer to the Company or its subsidiaries or other Affiliates the right to participate therein and (ii) shall have the right to invest in, or provide services to, any person that is engaged in the same or similar business activities as the Company or its Affiliates or directly or indirectly competes with the Company or any of its Affiliates. To the fullest extent permitted by applicable law, but subject to the immediately preceding sentence, neither the Company nor any of its subsidiaries shall have any rights in any business interests, activities or ventures of any Identified Person, and the Company hereby waives and renounces any interest or expectancy therein, except with respect to opportunities offered solely and expressly to officers of the Company in their capacity as such.

IX. EXCLUSIVE FORUM

A.	Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom, shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any current or former director, officer, employee or stockholder of the Company arising pursuant to any provision of the DGCL or of this Certificate or the Bylaws (as either may be amended and/or restated from time to time), (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of this Certificate or the Bylaws (each as may be amended from time to time, including any right, obligation or remedy thereunder), (v) any action or proceeding asserting a claim against the Company or any current or former director, officer, employee or stockholder of the Company as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware, or (vi) any action asserting an “internal corporate claim,” as that term is defined in Section 115 of the DGCL. This Article IX.A. shall not apply to claims arising under the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

B.	Unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933.

C.	Any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Company shall be deemed to have notice of and, to the fullest extent permitted by law, to have consented to the provisions of this Article IX.

X. SECTION 203 OF THE DGCL

The Company hereby expressly elects not to be governed by Section 203 of the DGCL until the occurrence of a Trigger Event; whereupon, the Company shall immediately and automatically, without further action on the part of the Company or any holder of stock of the Company, become governed by Section 203 of the DGCL, except that the restrictions on business combinations of Section 203 of the DGCL will not apply to Citius Pharmaceuticals, Inc. or its current or future Affiliates regardless of the percentage of ownership of the total voting power of all the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors beneficially owned by them.

XI. AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS

A.	The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by this Certificate and the DGCL, and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Certificate in its current form or as hereafter amended are granted subject to the rights reserved in this Article XI. Notwithstanding the foregoing, from and after the occurrence of the Trigger Event, notwithstanding any other provisions of this Certificate or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any greater or additional vote or consent required hereunder (including any vote of the holders of any particular class or classes or series of stock required by law or by this Certificate or any Preferred Stock Designation), the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class, shall be required to alter, amend or repeal Articles V (Board of Directors), VI (Consent of Stockholders in Lieu of Meeting; Special Meetings of Stockholders), VII (Limitation of Liability), VIII (Corporate Opportunities and Competition), IX (Exclusive Forum), X (Section 203 of the DGCL) and this Article XI, and no other provision may be adopted, amended or repealed that would have the effect of modifying or permitting the circumvention of the provisions set forth in any of such Articles.

B.	In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter and repeal the Bylaws without the consent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Certificate. Any adoption, amendment or repeal of the Bylaws of the Company by the Board of Directors shall require the approval of a majority of the total authorized number of directors. From and after the occurrence of the Trigger Event, notwithstanding any other provisions of this Certificate or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any additional or greater vote or consent required hereunder (including any vote of the holders of any particular class or classes or series of stock required by law or by this Certificate or any Preferred Stock Designation), the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Company to alter, amend or repeal, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this _____ day of _______ 2023.

Citius Oncology, Inc.

Leonard Mazur
[Chief Executive Officer]

Annex C

FORM OF

Amended and rEstated BYLAWS

OF

Citius ONCOLOGY, INC.

I. CORPORATE OFFICES

1.1 Registered Office

The registered office of Citius Oncology, Inc. (the “Company”) in the State of Delaware shall be 3500 Dupont Hwy. City of Dover, County of Kent, Delaware 19901. The name of the registered agent of the Company at such location is Incorporating Services, Ltd.

1.2 Other Offices

The Company may at any time establish other offices at any place or places within or without the State of Delaware as the Board of Directors of the Company (the “Board”) may from time to time determine, or as the affairs of the Company may require.

II. MEETINGS OF STOCKHOLDERS

2.1 Place of Meetings; Remote Communication Meetings

All meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, as shall be designated from time to time by the Board and stated in the notice of meeting. The Board may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the Delaware General Corporate Law (“DGCL”).

If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders, be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Company shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

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2.2 Annual Meeting

The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined by the Board and stated in the notice of the meeting.

2.3 Special Meeting

Special meetings of the stockholders for any purpose or purposes may be called at any time by the chair of the Board or the president and may not be called by another person or persons. The only business which may be conducted at a special meeting shall be the matter or matters set forth in the notice of such meeting.

2.4 Notice of Stockholders’ Meetings

A.	Notice of the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and means of remote communication, if any, of every meeting of stockholders shall be given by the Company in accordance with Section 2.5 of these bylaws not less than ten (10) days nor more than sixty (60) days before the meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called.

B.	Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law.

C.	Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Company shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Company. Any stockholder who fails to object in writing to the Company, within sixty (60) days of having been given written notice by the Company of its intention to send the single notice permitted under this Section 2.4(C), shall be deemed to have consented to receiving such single written notice.

2.5 Manner of Giving Notice; Affidavit of Notice

A.	Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Company. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Company that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

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B.	Notice given pursuant to this Section 2.5(B) shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice in writing or by course of conduct; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary, an assistant secretary or the transfer agent or other agent of the Company that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6 Quorum

A.	The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power, by the affirmative vote of a majority in voting power thereof, to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

B.	Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, in all matters other than the election of directors, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series.

2.7 Adjourned Meeting

The chair of any meeting of stockholders, whether annual or special may in his or her discretion adjourn for any reason from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the new time, place, if any, thereof and the means of remote communication by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders and proxyholders entitled to vote at the adjourned meeting, the Board shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record and proxyholder entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

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Any previously scheduled annual or special meeting of the stockholders may be postponed or adjourned, and any previously scheduled annual or special meeting of the stockholders may be canceled, by resolution of the Board; provided, however, that with respect to any special meeting of stockholders previously scheduled by the Board or the Chair of the Board of Directors at the request of Citius Pharmaceuticals, Inc. (as defined in the Certificate of Incorporation), the Board shall not postpone, reschedule or cancel such special meeting without the prior written consent of Citius Pharmaceuticals, Inc.

2.8 Voting

A.	The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Section 217 and 218 of the DGCL.

B.	Except as otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock held by such stockholder.

C.	Unless otherwise required by law or the Certificate of Incorporation, the election of directors shall be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election. Unless otherwise required by law or the Certificate of Incorporation, an amendment to the Certificate of Incorporation to effect a reverse stock split or increase or reduce the number of authorized shares of a class of capital stock shall be decided by a majority of votes cast on the matter at a meeting of the stockholders. Unless otherwise required by law, the Certificate of Incorporation or these bylaws, any matter, other than the election of directors, brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Voting at meetings of stockholders need not be by written ballot.

2.9 Waiver of Notice

Whenever notice is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver or any waiver by electronic transmission of notice unless so required by the Certificate of Incorporation or these bylaws.

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2.10 Stockholder Action by Written Consent Without a Meeting

Except as otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Company must be taken at an annual or special meeting of the stockholders of the Company and may not be effected by any consent in writing by the stockholders.

2.11 Record Date for Stockholder Notice; Voting; Giving Consents

In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date that shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action, provide that a record date may not precede the date upon which the resolution citing the record date is adopted by the Board.

If the Board does not so fix a record date:

A.	the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

B.	the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and

C.	the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting.

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2.12 Proxies

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by a written proxy, signed by the stockholder and filed with the secretary of the Company, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the DGCL.

2.13 List of Stockholders Entitled to Vote

The officer of the Company who has charge of the stock ledger of the Company shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Company shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as provided by applicable law, the stock ledger of the Company shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

2.14 Stockholder Proposals

A.	Effective upon the Company’s initial public offering of stock under the Securities Act of 1933, as amended, any stockholder wishing to bring any other business before a meeting of stockholders, including, but not limited to, the nomination of persons for election as directors, must provide notice to the Company not more than one hundred and twenty (120) and not less than ninety (90) days before the meeting in writing by registered mail, return receipt requested, of the business to be presented by the stockholders at the stockholders’ meeting. Any such notice shall set forth the following as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, if such business includes a proposal to amend the bylaws of the Company, the language of the proposed amendment; (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business; (iii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and (iv) any material interest of the stockholder in such business and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom.

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B.	For the purposes of these bylaws, “Stockholder Associated Person” of any stockholder means (i) any person controlling, either directly or indirectly, or acting in concert with, such stockholder; (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder; and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

C.	As to the stockholder giving notice and any Stockholder Associated Person, any such notice shall also set forth the (i) class, series and number of all shares beneficially owned by such stockholder and by such Stockholder Associated Person; (ii) the nominee holder for, and number of shares owned beneficially, but not of record by such stockholder and by any such Stockholder Associated Person; and (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder of any such Stockholder Associated Person with respect to any share of stock of the Company. Notwithstanding the foregoing provisions of this Section 2.14, a stockholder shall also comply with all applicable requirements of all applicable laws, rules and regulations, including, but not limited to, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, with respect to the matters set forth in this Section 2.14. In the absence of such notice to the meeting the above requirements, a stockholder shall not be entitled to present any business at any meeting of stockholders.

2.15 Inspectors of Meetings of Stockholders

The Board, in advance of any meeting of stockholders, may, and shall if required by law, appoint one or more inspectors, who may be employees of the Company, to act at the meeting or any adjournment thereof and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. The inspectors shall: (a) ascertain the number of shares outstanding and the voting power of each; (b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

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III. DIRECTORS

3.1 Powers

Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Company shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Company.

3.2 Number of Directors

Subject to the Certificate of Incorporation, the Board shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board. The directors shall be divided into classes as and to the extent provided in the Certificate of Incorporation, except as otherwise required by applicable law. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification or removal.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 Election, Qualification and Term of Office of Directors

Subject to the Certificate of Incorporation, and except as provided in Sections 3.4 and 3.16 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next election of the class for which such director shall have been chosen. Directors need not be stockholders unless so required by the Certificate of Incorporation or these bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected or appointed to fill a vacancy, shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. Each director shall be a natural person.

Elections of directors need not be by written ballot.

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3.4 Resignation and Vacancies

Any director may resign at any time upon notice given in writing or electronic transmission to the Company. Such resignation shall take effect at the date of receipt of such notice by the Company or at such later time as is therein specified. Vacancies occurring in any directorship for any reason shall be filled in accordance with the Certificate of Incorporation.

Unless otherwise provided in the Certificate of Incorporation or these bylaws, whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

3.5 Place of Meetings; Remote Communication Meetings

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6 Regular Meetings

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.7 Special Meetings; Notice

Special meetings of the Board for any purpose or purposes may be called at any time by the chair of the Board or the president. Notice of the time and place of special meetings shall be delivered either personally or by mail, facsimile, telephone or electronic transmission to each director, addressed to each director at such director’s address and/or phone number and/or electronic transmission address as it is shown on the records of the Company. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by facsimile, telephone or other electronic transmission, it shall be delivered by telephone or transmitted at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting if the meeting is to be held at the principal executive office of the Company. Notice may be delivered by any person entitled to call a special meeting or by an agent of such person.

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3.8 Quorum

At all meetings of the Board, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.9 Waiver Of Notice

Whenever notice to directors is required to be given under any provision of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or meeting of a committee of directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these bylaws.

3.10 Adjourned Meeting

A majority of the directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least forty-eight (48) hours’ notice of any adjourned meeting of the Board shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by electronic means, or at least three (3) days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

3.11 Board Action by Written Consent Without a Meeting

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

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3.12 Fees and Compensation of Directors

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors.

3.13 Removal of Directors

Unless otherwise restricted by statute, by the Certificate of Incorporation or by these bylaws, any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, that, whenever the holders of any class or classes of stock, or series thereof, are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, removal of any directors elected by such class or classes of stock, or series thereof, shall be by the holders of a majority of the shares of such class or classes of stock, or series of stock, then entitled to vote at an election of directors.

3.14 Chair of the Board of Directors

The Company may also have, at the discretion of the Board, a chair of the Board. The chair of the Board shall, if such a person is elected, preside at the meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to such chair by the Board, or as may be prescribed in Section 5.6 herein or as otherwise prescribed by these bylaws.

3.15 Nominating Procedures

Nominations for the election of directors may only be made by the Board, by the nominating committee of the Board (or, if none, any other committee serving a similar function) or by any stockholder entitled to vote generally in elections of directors where the stockholder complies with the requirements of this Section 3.15. Any stockholder of record entitled to vote generally in elections of directors may nominate one or more persons for election as directors at a meeting of stockholders only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States certified mail, postage prepaid, to the secretary of the Company (i) with respect to an election to be held at an annual meeting of stockholders, not more than one hundred and twenty (120) days nor less than ninety (90) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders called for the purpose of the election of directors, not later than the close of business on the tenth (10th) business day following the date on which notice of such meeting is first given to stockholders. Each such notice of a stockholder’s intent to nominate a director or directors at an annual or special meeting shall set forth the following: (A) the name and address, as they appear on the Company’s books, of the stockholder who intends to make the nomination and the name and residence address of the person or persons to be nominated; (B) the class and number of shares of the Company which are beneficially owned by the stockholder; (C) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (E) such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in solicitations of proxies for election of directors, or as would otherwise be required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board; and (F) the written consent of each nominee to be named in a proxy statement and to serve as director of the Company if so elected. If the chair of the stockholders’ meeting shall determine that a nomination was not made in accordance with the procedures described by these bylaws, he or she shall so declare to the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section.

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IV. COMMITTEES OF BOARD OF DIRECTORS

4.1 Committees of Directors

The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, with each committee to consist of one or more of the directors of the Company. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in the bylaws of the Company, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaws of the Company.

4.2 Committee Minutes

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3 Meetings and Actions of Committees

Meetings and actions of committees shall be governed by, and be held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (Place of Meetings and Meetings by Telephone), Section 3.6 (Regular Meetings), Section 3.7 (Special Meetings and Notice), Section 3.8 (Quorum), Section 3.9 (Waiver of Notice), Section 3.10 (Adjourned Meeting and Notice), and Section 3.11 (Board Action by Written Consent Without a Meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the Board and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

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V. OFFICERS

5.1 Officers

The officers of the Company shall be a chief executive officer, a president, a secretary and a treasurer. The Company may also have, at the discretion of the Board, a chair of the Board, one or more vice presidents, assistant secretaries, assistant treasurers and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.

5.2 Election of Officers

The officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, shall be chosen by the Board, subject to the rights, if any, of an officer under any contract of employment.

5.3 Subordinate Officers

The Board may appoint, or empower the president to appoint, such other officers and agents as the business of the Company may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

5.4 Removal and Resignation of Officers

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time upon notice given in writing or electronic transmission to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

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5.5 Vacancies in Offices

Any vacancy occurring in any office of the Company shall be filled by the Board.

5.6 Chair of the Board of Directors

The chair of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to the chair by the Board or as may be prescribed by these bylaws. If there is no chief executive officer, then the chair of the Board shall also be the chief executive officer of the Company and shall have the powers and duties prescribed in Section 5.7 of these bylaws. The chair of the board shall be chosen by the Board.

5.7 Chief Executive Officer

Subject to such supervisory powers, if any, as may be given by the Board to the chair of the Board, the chief executive officer of the Company shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Company. The chief executive officer shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chair of the B, at all meetings of the Board at which he or she is present. The chief executive officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a company and shall have such other powers and duties as may be prescribed by the Board or these bylaws.

5.8 President

Subject to such supervisory powers, if any, as may be given by the Board to the chair of the Board or the chief executive officer, if there be such officers, the president shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Company. In the absence or nonexistence of the chief executive officer, he or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chair of the Board and chief executive officer, at all meetings of the Board at which he or she is present. He or she shall have the general powers and duties of management usually vested in the office of president of a company and shall have such other powers and duties as may be prescribed by the Board or these bylaws. The Board may provide in its discretion that the offices of president and chief executive officer may be held by the same person.

5.9 Vice Presidents

In the absence or disability of the chief executive officer and president, the vice presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a vice president designated by the Board, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board, these bylaws, the president or the chair of the Board.

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5.10 Treasurer

The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

The treasurer shall deposit all money and other valuables in the name and to the credit of the Company with such depositaries as may be designated by the Board. The treasurer shall disburse the funds of the Company as may be ordered by the Board, shall render to the president and directors, whenever they request it, an account of all of the treasurer’s transactions as treasurer and of the financial condition of the Company, and shall have such other powers and perform such other duties as may be prescribed by the Board or these bylaws.

5.11 Secretary

The secretary or an agent of the Company shall keep or cause to be kept, at the principal executive office of the Company or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the Company or at the office of the Company’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board required to be given by law or by these bylaws. The secretary shall keep the seal of the Company, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these bylaws.

5.12 Assistant Secretary

The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of the secretary’s inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors or the stockholders may from time to time prescribe.

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5.13 Representation of Shares of Other Corporations

The chair of the Board, the chief executive officer, the president, any vice president, the treasurer, the secretary or assistant secretary of the Company, or any other person authorized by the Board of Directors or the chief executive officer, president or a vice president, is authorized to vote, represent, and exercise on behalf of the Company all rights incident to any and all shares of any other corporation or corporations standing in the name of the Company. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.14 Authority and Duties of Officers

In addition to the foregoing authority and duties, all officers of the Company shall respectively have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Board or the stockholders.

5.15 Salaries

Officers of the Company shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board.

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VI. Indemnification

6.1 Indemnification Respecting Third Party Claims

The Company, to the full extent and in a manner permitted by the DGCL as in effect from time to time, shall indemnify, in accordance with the provisions of this Article, any person (including the heirs, executors, administrators or estate of any such person) who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company or by any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which the Company owns, directly or indirectly through one or more other entities, a majority of the voting power or otherwise possesses a similar degree of control), by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, member, manager, partner, trustee, fiduciary, employee or agent (a “Subsidiary Officer”) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (any such entity for which a Subsidiary Officer so serves, an “Associated Entity”), against expenses, including attorneys’ fees and disbursements, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that (i) the Company shall not be obligated to indemnify a person who is or was a director, officer employee or agent of the Company or a Subsidiary Officer of an Associated Entity against expenses incurred in connection with an action, suit, proceeding or investigation to which such person is threatened to be made a party but does not become a party unless the incurring of such expenses was authorized by or under the authority of the Board of Directors and (ii) the Company shall not be obligated to indemnify against any amount paid in settlement unless the Board of Directors has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this Section 6.1, a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 6.1 against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against the Company or any Associated Entity or any person who is or was a director, officer, fiduciary, employee or agent of the Company or a Subsidiary Officer of any Associated Entity (including, without limitation, any action, suit or proceeding commenced by such person to enforce such person’s rights under this Article, unless and only to the extent that such person is successful on the merits of such claim), but such indemnification may be provided by the Company in a specific case as permitted by Section 6.7 of this Article VI.

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6.2 Indemnification Respecting Derivative Claims

The Company, to the full extent and in a manner permitted by the DGCL as in effect from time to time, shall indemnify, in accordance with the provisions of this Article, any person (including the heirs, executors, administrators or estate of any such person) who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Subsidiary Officer of an Associated Entity, against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery or such other court shall deem proper; provided, however, that the Company shall not be obligated to indemnify a director, officer, employee or agent of the Company or a Subsidiary Officer of an Associated Entity against expenses incurred in connection with an action or suit to which such person is threatened to be made a party but does not become a party unless the incurrence of such expenses was authorized by or under the authority of the Board of Directors. Notwithstanding anything to the contrary in the foregoing provisions of this Section 6.2, a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 6.2 against costs and expenses incurred in connection with any action or suit in the right of the Company commenced by such person, but such indemnification may be provided by the Company in any specific case as permitted by Section 6.7 in this Article VI.

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6.3 Determination of Entitlement to Indemnification

Any indemnification to be provided under either of Section 6.1 or 6.2 above in this Article (unless ordered by a court of competent jurisdiction or advanced as provided in Section 6.5 of this Article) shall be made by the Company only as authorized in the specific case upon a determination that indemnification is proper under the circumstances because the person to be indemnified had met the applicable standard of conduct set forth in such section of this Article. Such determination shall be made, with respect to a person who is a director or officer of the Company at the time of such determination, (i) by a majority vote of the directors who are not parties to the action, suit or proceeding in respect of which indemnification is sought, even though less than a quorum, or (ii) by majority vote of the members of a committee composed of at least two directors each of whom is not a party to such action, suit or proceeding, designated by majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (iii) if there are no directors who are not parties to such action, suit or proceeding, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by action of the stockholders taken as permitted by law and these Bylaws. Such determination shall be made, with respect to any other person, by such officer or officers of the Company as the Board of Directors may designate, in accordance with any procedures that the Board of Directors or such designated officer or officers may determine, or, if any such officer or officers have not been so designated, by the Chief Legal Officer or the General Counsel of the Company. In the event a request for indemnification is made by any person referred to in Section 6.1 or 6.2 above in this Article, the Company shall use its reasonable best efforts to cause such determination to be made not later than sixty (60) days after such request is made after the final disposition of such action, suit or proceeding.

6.4 Right to Indemnification upon Successful Defense and for Service as a Witness

A.	Notwithstanding the other provisions of this Article, to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in either of Section 6.1 or 6.2 above in this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith.

B.	To the extent any person who is or was a director, officer, employee or agent of the Company or a Subsidiary Officer of an Associated Entity has served or prepared to serve as a witness in, but is not a party to, any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature), including any investigation by any legislative or regulatory body or by any securities or commodities exchange of which the Company or an Associated Entity is a member or to the jurisdiction of which it is subject, by reason of his or her services as a director, officer, employee or agent of the Company, or his or her service as a Subsidiary Officer of an Associated Entity (assuming such person is or was serving at the request of the Company as a Subsidiary Officer of such Associated Entity), the Company may indemnify such person against expenses (including attorneys’ fees and disbursements) and out-of-pocket costs actually and reasonably incurred by such person in connection therewith and, if the Company has determined to so indemnify such person, shall use its reasonable best efforts to provide such indemnity within sixty (60) days after receipt by the Company from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs; it being understood, however, that the Company shall have no obligation under this Article to compensate such person for such person’s time or efforts so expended.

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6.5 Advance of Expenses

A.	Expenses and costs incurred by any present or former director or officer of the Company in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding shall, to the extent permitted by law, be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified in respect of such costs and expenses by the Company as authorized by this Article.

B.	Expenses and costs incurred by any other person referred to in Section 6.1 or 6.2 above in this Article in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by or under the authority of the Board of Directors upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company in respect of such costs and expenses as authorized by this Article and subject to any limitations or qualifications provided by or under the authority of the Board of Directors.

6.6 Notice of Action; Assumption of the Defense

Promptly after receipt by any person referred to in Section 6.1, 6.2 or 6.5 of this Article of notice of the commencement of any action, suit or proceeding in respect of which indemnification or advancement of expenses may be sought under any such Section, such person (the “Indemnitee”) shall notify the Company thereof. The Company shall be entitled to participate in the defense of any such action, suit or proceeding and, to the extent that it may wish, except in the case of a criminal action or proceeding, to assume the defense thereof with counsel chosen by it. If the Company shall have notified the Indemnitee of its election so to assume the defense, it shall be a condition of any further obligation of the Company under such Sections to indemnify the Indemnitee with respect to such action, suit or proceeding that the Indemnitee shall have provided an undertaking in writing to repay all legal or other costs and expenses subsequently incurred by the Company in conducting such defense if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified in respect of the costs and expenses of such action, suit or proceeding by the Company as authorized by this Article. Notwithstanding anything in this Article to the contrary, after the Company shall have notified the Indemnitee of its election so to assume the defense, the Company shall not be liable under such Sections for any legal or other costs or expenses subsequently incurred by the Indemnitee in connection with the defense of such action, suit or proceeding, unless (a) the parties thereto include both (i) the Company and the Indemnitee, or (ii) the Indemnitee and other persons who may be entitled to seek indemnification or advancement of expenses under any such Section and with respect to whom the Company shall have elected to assume the defense, and (b) the counsel chosen by the Company to conduct the defense shall have determined, in their sole discretion, that, under applicable standards of professional conduct, a conflict of interest exists that would prevent them from representing both (i) the Company and the Indemnitee, or (ii) the Indemnitee and such other persons, as the case may be, in which case the Indemnitee may retain separate counsel at the expense of the Company to the extent provided in such sections and Section 6.3 in this Article.

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6.7 Indemnification Not Exclusive

The provision of indemnification to or the advancement of expenses and costs to any person under this Article, or the entitlement of any person to indemnification or advancement of expenses and costs under this Article, shall not limit or restrict in any way the power of the Company to indemnify or advance expenses and costs to such person in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any person seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s capacity as an officer, director, employee or agent of the Company or a Subsidiary Officer of an Associated Entity and as to action in any other capacity.

6.8 Corporate Obligations; Reliance

The provisions of Sections 6.1, 6.2, 6.4(a) and 6.5(a) of this Article shall be deemed to create a binding obligation on the part of the Company to the directors, officers, employees and agents of the Company, and the persons who are serving at the request of the Company as Subsidiary Officers of Associated Entities, on the effective date of this Article and persons thereafter elected as directors and officers or retained as employees or agents, or serving at the request of the Company as Subsidiary Officers of Associated Entities (including persons who served as directors, officers, employees and agents, or served at the request of the Company as Subsidiary Officers of Associated Entities, on or after such date but who are no longer so serving at the time they present claims for advancement of expenses or indemnity), and such persons in acting in their capacities as directors, officers, employees or agents of the Company, or serving at the request of the Company as Subsidiary Officers of any Associated Entity, shall be entitled to rely on such provisions of this Article.

6.9 Further Changes

Neither the amendment nor repeal of this Article, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of such provisions in respect of any act or omission or any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision regardless of when any cause of action, suit or claim relating to any such matter accrued or matured or was commenced, and such provision shall continue to have effect in respect of such act, omission or matter as if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

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6.10 Successors

The right, if any, of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Subsidiary Officer of an Associated Entity, to indemnification or advancement of expenses under Sections 6.1 through 6.9 in this Article shall continue after he or she shall have ceased to be a director, officer, employee or agent or a Subsidiary Officer of an Associated Entity and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person.

6.11 Insurance

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Subsidiary Officer of any Associated Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article or applicable law.

6.12 Definitions of Certain Terms

For purposes of this Article, references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer employee or agent of the Company or as a Subsidiary Officer of any Associated Entity which service imposes duties on, or involves services by, such person with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article.

VII. RECORDS AND REPORTS

7.1 Maintenance and Inspection of Records

A.	The Company shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books and other records.

B.	Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof and subject to execution of a confidentiality agreement, have the right during the usual hours for business to inspect for any proper purpose the Company’s stock ledger, a list of its stockholders and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Company at its registered office in Delaware or at its principal place of business.

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C.	Any records maintained by a corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. Any corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the Certificate of Incorporation, these bylaws or the DGCL. When records are kept in such manner, a clearly legible paper form from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper record of the same information would have been, provided the paper form accurately portrays the record.

7.2 Inspection by Directors

Any director shall have the right to examine the Company’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to the director’s position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The court may summarily order the Company to permit the director to inspect any and all books and records, the stock ledger and the stock list and to make copies or extracts therefrom. The burden of proof shall be upon the Company to establish that the inspection such director seeks is for an improper purpose. The court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the court may deem just and proper.

VIII. STOCK CERTIFICATES AND THEIR TRANSFER

8.1 Certificates Representing Shares

The shares of stock of the Company shall be represented by certificates, unless the Board provides by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. CARTA or another electronic stock certificate system may be used for issuing stock certificates and serving as the stock ledger. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Company, by the chair, any vice chair, the president or any vice president, and by the secretary, any assistant secretary, the treasurer or any assistant treasurer. Any or all such signatures may be facsimiles. The signatures on a certificate may be the signatures of the same person, so long as each signature is made in a separate officer capacity of such person. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Company with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue. The Company shall not have power to issue a certificate in bearer form.

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8.2 Transfers of Stock

Stock of the Company shall be transferable in the manner prescribed by law and in these bylaws. Transfers of stock shall be made on the books of the Company only by the holder of record thereof, by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Company for any purpose until it shall have been entered in the stock records of the Company by an entry showing from and to whom transferred. To the extent designated by the president or any vice president or the treasurer of the Company, the Company may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.

8.3 Transfer Agents and Registrars

The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

8.4 Lost, Stolen or Destroyed Certificates

The Company may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative to give the Company a bond sufficient to indemnify it against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

IX. GENERAL MATTERS

9.1 Checks

From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Company, and only the persons so authorized shall sign or endorse those instruments.

9.2 Execution of Corporate Contracts and Instruments

The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Company; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

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9.3 Fiscal Year

The fiscal year of the Company shall be fixed by resolution of the Board and may be changed by the Board.

9.4 Seal

The Company may adopt a corporate seal which may be altered as desired, and may use the same by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

9.5 Dividends

A. The directors of the Company, subject to any rights or restrictions contained in the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the DGCL. Dividends may be paid in cash, in property or in shares of the Company’s capital stock.

B. The directors of the Company may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Company and meeting contingencies.

9.6 Electronic Transmission

For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

9.7 Construction; Definitions

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, reference to gender is not limiting, and the term “person” includes both an entity and a natural person.

9.8 Stock Transfer Agreements and Restrictions

The Company shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Company to restrict the transfer of shares of stock of the Company of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

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9.9 Special Designation on Certificates

If the Company is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Company shall issue to represent such class or series of stock a statement that the Company will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

9.10 Conflict With Applicable Law or Certificate of Incorporation

These bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

9.11 Books and Records

Any records maintained by the Company in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or by any method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Company shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

X. AMENDMENTS

These bylaws may be amended, altered, changed, adopted and repealed or new bylaws adopted by the Board in any manner not inconsistent with the DGCL or the Certificate of Incorporation. From and after the occurrence of the Trigger Event (as defined in the Certificate of Incorporation), notwithstanding any other provisions of these Bylaws or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any additional or greater vote or consent required by the Certificate of Incorporation (including any vote of the holders of any particular class or classes or series of stock required by law or by the Certificate of Incorporation), the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Company to alter, amend or repeal, in whole or in part, any provision of these Bylaws or to adopt any provision inconsistent herewith.

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Annex D

FORM OF

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [_____ __], 2023, is made and entered into by and among (i) Citius Oncology, Inc., a Delaware corporation, formerly known as TenX Keane Acquisition, a Cayman Islands exempted company (the “Company”), (ii) the equityholders designated as Sponsor Equityholders on the signature page hereto (collectively, the “Sponsor Equityholders”); and (iii) Citius Pharmaceuticals, Inc. (the “Legacy Citius Oncology Equityholder” and, together with the Sponsor Equityholders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 6.2 of this Agreement, the “Holders” and individually, a “Holder”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Sponsor Equityholders are parties to that certain Registration Rights Agreement, dated as of October 13, 2022 (the “Prior Agreement”);

WHEREAS, the Company, TenX Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and [New Citius Oncology Name], an entity formerly known as Citius Oncology, Inc., a Delaware corporation (“Legacy Citius Oncology”), are parties to that certain Agreement and Plan of Merger, dated as of [_____ __], 2023 (as amended or restated from time to time, the “Merger Agreement”), pursuant to which, on the date hereof, Merger Sub merged (the “Merger”) with and into Legacy Citius Oncology, with Legacy Citius Oncology surviving the Merger as a wholly owned subsidiary of the Company;

WHEREAS, the Legacy Citius Oncology Equityholder is receiving shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) on or about the date hereof, pursuant to the Merger Agreement (the “Merger Shares”);

WHEREAS, in connection with the consummation of the Merger, the parties to the Prior Agreement desire to amend and restate the Prior Agreement in its entirety as set forth herein, and the parties hereto desire to enter into this Agreement pursuant to which the Company shall grant the Holders certain registration rights with respect to the Registrable Securities (as defined below) on the terms and conditions set forth in this Agreement, effective as of the Closing; and

WHEREAS, pursuant to Section 5.5 of the Prior Agreement, no amendment, modification or termination of the Prior Agreement shall be binding upon any party unless executed in writing by such party.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. Terms used, but not otherwise defined, shall have the meaning ascribed to them in the Merger Agreement. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble.

“Block Trade” shall mean an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall mean any transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of outstanding voting securities of the Company (or surviving entity) or would otherwise have the power to control the Board or to direct the operations of the Company.

“Code” shall have the meaning given in subsection 4.2.13.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals.

“Company” shall have the meaning given in the Preamble.

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Demanding Holder” shall have the meaning given in subsection 2.1.1.

“EDGAR” shall have the meaning given in subsection 3.1.3.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-1” shall have the meaning given in subsection 2.1.1.

“Form S-3” shall have the meaning given in subsection 2.3.

“Founder Shares” shall mean the 1,650,000 shares of ordinary shares of the Company, which subsequently converted into 1,650,000 shares of Common Stock, issued to its initial stockholders prior to the Company’s initial public offering.

“Holder Information” shall have the meaning given in subsection 5.1.2.

“Holders” shall have the meaning given in the Preamble, for so long as such person or entity holds any Registrable Securities.

“Legacy Citius Oncology” shall have the meaning given in the Recitals.

“Lock-up” shall have the meaning given in Section 4.1.

“Lock-up Party” shall have the meaning given in Section 4.1.

“Lock-up Period” shall have the meaning given in Section 4.1.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4

“Merger” shall have the meaning given in the Recitals.

“Merger Agreement” shall have the meaning given in the Recitals.

“Merger Shares” shall have the meaning given in the Recitals.

“Merger Sub” shall have the meaning given in the Recitals.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Permitted Transferees” shall mean a person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Lock-up Period under this Agreement, and any other applicable agreement between such Holder and the Company, and to any transferee thereafter.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“Prior Agreement” shall have the meaning given in the Recitals.

“Private Placement Rights” shall mean the 394,000 rights to receive two-tenths (2/10) of one ordinary share issued by the Company that were part of the Private Placement Units which (i) subsequently converted into a right to receive two-tenths (2/10) of a share of Common Stock in connection with the Domestication and in accordance with the Merger Agreement and (ii) were automatically converted into whole shares of Common Stock at the Closing.

“Private Placement Shares” shall mean the 394,000 ordinary shares issued by the Company as part of the Private Placement Units and which subsequently converted into 394,000 shares of Common Stock in connection with the Domestication.

“Private Placement Units” shall mean the 394,000 units issued by the Company that were privately purchased simultaneously with the consummation of the Company’s initial public offering and for which each unit was comprised of one Private Placement Share and one Private Placement Right.

“Pro Rata” shall have the meaning given in subsection 2.1.4.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security”1 shall mean (a) the Merger Shares, (b) the Founder Shares, (c) the shares of Common Stock issued upon the conversion of the Private Placement Rights at the Closing,2 (d) the Private Placement Shares, (e) any outstanding Common Stock or any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the date of this Agreement, (f) any equity securities (including the Common Stock issued or issuable upon the exercise of any such equity security) of the Company issuable upon conversion of any working capital loans in an amount up to $1,500,000 made to the Company by a Holder, and (g) any other equity security of the Company issued or issuable with respect to any such Common Stock by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred (other than to a Permitted Transferee), new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations); or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

1 NTD: TenX to provide list of all shares and rights that will be outstanding immediately following the merger, which should be included as “Registrable Securities”. All TenX Rights will be converted into their underlying shares Common Stock at the Closing/Effective Time and there will be none outstanding post-Closing.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F) in an Underwritten Offering, reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders (not to exceed $50,000 without prior written consent of the Company).

“Registration Statement” shall mean any registration statement filed by the Company with the Commission that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Regulations” shall have the meaning given in subsection 4.2.13.

“Requesting Holder” shall have the meaning given in subsection 2.1.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf or any subsequent Shelf Registration.

“Shelf Registration” shall mean a shelf registration of securities pursuant to a Registration Statement on Form S-1 or Form S-3 filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Sponsor Equityholders” shall have the meaning given in the Preamble.

“Transfer” shall mean the (a) the sale or assignment of, offer to sell, contract or agreement to sell, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE II

REGISTRATIONS

2.1 Demand Registration.

2.1.1 Request for Registration. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, the Holders of at least a majority in interest of the then-outstanding number of Registrable Securities (the “Demanding Holders”) may make a written demand for Registration under the Securities Act of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within ten (10) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than sixty (60) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration.

2.1.2 Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, within six months after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; and provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.1.3 Underwritten Offering. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, if a majority-in-interest of the Demanding Holders so advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration.

2.1.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other equity securities that the Company desires to sell and shares of Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders (Pro Rata, based on the respective number of Registrable Securities that each Holder has so requested) exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.5 Demand Registration Withdrawal. A majority-in-interest of the Demanding Holders initiating a Demand Registration or a majority-in-interest of the Requesting Holders (if any), pursuant to a Registration under subsection 2.1.1 shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration as provided in Section 3.3 prior to its withdrawal under this subsection 2.1.5. If withdrawn, a Demand Registration shall constitute a demand for an Underwritten Offering by the withdrawing Demanding Holder for purposes of Section 2.1.1.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.1 hereof), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (v) for a dividend reinvestment plan, or (vi) for a Block Trade, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the shares of Common Stock or other equity securities that the Company desires to sell, taken together with (i) the shares of Common Stock or other equity securities, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the shares of Common Stock or other equity securities, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(a) If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, the shares of Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, pro rata based on the number of Registrable Securities that each Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Registration, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw or abandon a Registration Statement filed with the Commission or Shelf takedown in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration as provided in Section 3.2 prior to its withdrawal under this subsection 2.2.3.

2.2.4 Limitations on Registration Rights. Under no circumstances shall the Company be obligated to effect more than an aggregate of three (3) Registrations pursuant to a Demand Registration under Section 2.1 with respect to any or all Registrable Securities, provided that a Piggyback Registration under this Section 2.2 shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1.

2.3 Registrations on Form S-3. The Holders of Registrable Securities may at any time, and from time to time, request in writing that the Company, pursuant to Rule 415 under the Securities Act (or any successor rule promulgated thereafter by the Commission), register the resale of any or all of their Registrable Securities on Form S-3 or any similar short form registration statement that may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an Underwritten Offering. Within five (5) days of the Company’s receipt of a written request from a Holder or Holders of Registrable Securities for a Registration on Form S-3, the Company shall promptly give written notice of the proposed Registration on Form S-3 to all other Holders of Registrable Securities, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Registration on Form S-3 shall so notify the Company, in writing, within ten (10) days after the receipt by the Holder of the notice from the Company. As soon as practicable thereafter, but not more than sixty (60) days after the Company’s initial receipt of such written request for a Registration on Form S-3, the Company shall register all or such portion of such Holder’s Registrable Securities as are specified in such written request, together with all or such portion of Registrable Securities of any other Holder or Holders joining in such request as are specified in the written notification given by such Holder or Holders; provided, however, that the Company shall not be obligated to effect any such Registration pursuant to Section 2.3 hereof if (i) a Form S-3 is not available for such offering; or (ii) the Holders of Registrable Securities, together with the Holders of any other equity securities of the Company entitled to inclusion in such Registration, propose to sell the Registrable Securities and such other equity securities (if any) at any aggregate price to the public of less than $10,000,000.

2.4 Restrictions on Registration Rights. If (A) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.1.1 and it continues to actively employ, in good faith, all commercially reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than ninety (90) days.

ARTICLE III

COMPANY PROCEDURES

3.1 General Procedures. If the Company is required to effect the Registration of Registrable Securities pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold or have ceased to be Registrable Securities;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or have ceased to be Registrable Securities;

3.1.3 not later than five (5) days prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holders, provided, that the Company shall have no obligation to furnish any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”);

3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence reasonably satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 use its commercially reasonable efforts to cause all such Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority-in-interest of the Registrable Securities included in such registration;

3.1.6 provide a transfer agent as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.9 permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.10 obtain a “comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration which the participating Holders may rely on, in customary form and covering such matters of the type customarily covered by “comfort” letters for transactions of its type as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.11 on the date the Registrable Securities are delivered for sale pursuant to such Registration, to the extent customary for a transaction of its type, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters;

3.1.12 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.13 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission), and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K or 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

3.1.14 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $60,000,000, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

3.1.15 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, consistent with the terms of this Agreement, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter, broker, sales agent or placement agent if such Underwriter, broker, sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a Registration as an Underwriter, broker, sales agent or placement agent, as applicable.

3.2 Registration Expenses. Except as otherwise provided herein, the Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that it is necessary or advisable to review such information prior to filing, or include such information in, the applicable Registration Statement or Prospectus and such Holder continues thereafter to withhold such information. In addition, no person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the majority of the Board such Registration, would be seriously detrimental to the Company and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time reasonably practicable, but in no event more than ninety (90) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents. The Company shall as promptly as reasonably practicable notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to EDGAR shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

LOCK-UP

4.1 Lock-up.

4.1.1 Except as permitted by Section 4.2, the Legacy Citius Oncology Equityholder and each Sponsor Equityholder (each, a “Lock-up Party”) shall not Transfer any shares of Common Stock or any security convertible into or exercisable or exchanged for Common Stock beneficially owned or owned of record by such Holder (the “Lock-up”) until the date that is the earlier of (A) six (6) months after the date hereof or (B) if the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date hereof, or (y) the date following the date hereof on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Lock-up Period”).

4.2 Exceptions. The provisions of Section 4.1 shall not apply to:

4.2.1 transactions relating to shares of Common Stock or warrants acquired in open market transactions after the date hereof;

4.2.2 Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or charitable contribution;

4.2.3 Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to a trust, family limited partnership or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of a Holder or any other person with whom a Holder has a relationship by blood, marriage or adoption not more remote than first cousin and Transfers to any such family member;

4.2.4 Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock by will or intestate succession or the laws of descent and distributions upon the death of a Holder (it being understood and agreed that the appointment of one or more executors, administrators or personal representatives of the estate of a Holder shall not be deemed a Transfer hereunder to the extent that such executors, administrators and/or personal representatives comply with the terms of this Article IV on behalf of such estate);

4.2.5 Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a qualified domestic order or in connection with a divorce settlement;

4.2.6 if a Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (i) Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with a Holder (including, for the avoidance of doubt, where such Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (ii) Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as part of a dividend, distribution, transfer or other disposition of shares of Common Stock to partners, limited liability company members, direct or indirect stockholders or other equity holders of a Holder, including, for the avoidance of doubt, where such Holder is a partnership, to its general partner or a successor partnership, fund or investment vehicle, or any other partnerships, funds or investment vehicles controlled or managed by such partnership;

4.2.7 if the Holder is a trust, Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to a trustor or beneficiary of such trust or to the estate of a beneficiary of such trust;

4.2.8 Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company’s or the Holder’s officers, directors, members, consultants or their affiliates;

4.2.9 pledges of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as security or collateral in connection with any borrowing or the incurrence of any indebtedness by any Holder (provided such borrowing or incurrence of indebtedness is secured by a portfolio of assets or equity interests issued by multiple issuers);

4.2.10 Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third-party tender offer, merger, asset acquisition, stock sale, recapitalization, consolidation, business combination or other transaction or series of related transactions involving a Change in Control of the Company, provided that in the event that such tender offer, merger, asset acquisition, stock sale, recapitalization, consolidation, business combination or other such transaction is not completed, the securities subject to this Agreement shall remain subject to this Agreement;

4.2.11 Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company in connection with the liquidation or dissolution of the Company by virtue of the laws of the state of the Company’s organization and the Company’s organizational documents;

4.2.12 the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act, provided that such plan does not provide for the Transfer of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock during the Lock-up Period; and

4.2.13 Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to satisfy any U.S. federal, state, or local income tax obligations of the Lock-up Party (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Merger Agreement was executed by the parties, and such change prevents the Merger from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Merger does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case solely and to the extent necessary to cover any tax liability as a direct result of the transaction; and

4.2.14 to the extent a waiver from the Lock-up is required in order for the Company to meet the applicable Nasdaq initial or continued listing rules with respect to the minimum number of unrestricted round lot holders, as determined by the Company in good faith.

4.3 Null and Void. If any Transfer of shares of Common Stock prior to the end of the Lock-up Period is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee as one of its equityholders for any purpose.

ARTICLE V

INDEMNIFICATION AND CONTRIBUTION

5.1 Indemnification.

5.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including actual, reasonable and documented attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

5.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and out-of-pocket expenses (including without limitation actual, reasonable and documented attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

5.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

5.1.5 If the indemnification provided under Section 5.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 5.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 5.1.1, 5.1.2 and 5.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 5.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 5.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 5.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE VI

MISCELLANEOUS

6.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail, telecopy, telegram or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: 11 Commerce Drive, First Floor Cranford, NJ 07016, and, if to any Holder, at such Holder’s address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 6.1.

6.2 Assignment; No Third Party Beneficiaries.

6.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

6.2.2 Prior to the expiration of the Lock-up Period, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement.

6.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

6.2.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 6.2 hereof.

6.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 6.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 6.2 shall be null and void.

6.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

6.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (I) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS AMONG DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF UNDER APPLICABLE LAW, EXCLUSIVE JURISDICTION OVER SUCH MATTER IS VESTED IN THE FEDERAL COURTS, ANY FEDERAL COURT IN THE STATE OF DELAWARE AND ANY APPELLATE COURT FROM ANY THEREOF.

6.5 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

6.6 Other Registration Rights. The Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

6.7 Term. This Agreement shall terminate upon the earlier of (i) the fifth (5th) anniversary of the date of this Agreement or (ii) the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (B) the Holders of all Registrable Securities are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale. The provisions of Section 3.5 and Article V shall survive any termination.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

By:
Name:
Title:

SPONSOR EQUITYHOLDERS:

By:
Name:
Title:

LEGACY CITIUS ONCOLOGY EQUITYHOLDER:

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Annex E

FORM OF

AMENDED AND RESTATED SHARED SERVICES AGREEMENT

THIS AMENDED AND RESTATED SHARED SERVICES AGREEMENT (this “Agreement”) is made as of [_____] [___], 2023, by and between Citius Oncology, Inc., a Delaware corporation (the “Company”), and Citius Pharmaceuticals, Inc, a Delaware corporation (“Citius”) (the Company and Citius may be referred to herein individually as a “Party” or collectively as the “Parties”).

WHEREAS, prior to the effectiveness of the Merger (as defined below) Citius owned 100% of the outstanding equity of the Company;

WHEREAS, the Parties have entered into an Agreement and Plan of Merger and Reorganization by and among Citius, the Company, TenX Keane Acquisition (“TenX”), and TENX MERGER SUB, INC. (“Merger Sub”) dated as of [_____], 2023 (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the merger as the surviving corporation (the “Merger”);

WHEREAS, as of time the Merger becomes effective pursuant to the Merger Agreement (the “Effective Time”), Citius will own at least 80% of the outstanding equity of TenX (which will be renamed Citius Oncology, Inc.);

WHEREAS, the Parties are entering into this Agreement concurrently with the closing of the Merger;

WHEREAS, in connection with the closing of the Merger, the Company will be renamed [_____];

WHEREAS, the Company does not have any employees, office space or operations of its own and does not expect to for the foreseeable future;

WHEREAS, on the terms and subject to the conditions contained in this Agreement, the Company desires to obtain certain management and scientific services from Citius, and Citius has agreed to perform such management and scientific services;

WHEREAS, the Company has requested, and Citius has agreed, for Citius to provide administrative and scientific services to the Company, pursuant to the terms of this Agreement; and

WHEREAS, this Agreement has been approved by the Company’s Board of Directors and by Citius’s Board of Directors.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Effectiveness. Effective as of the Effective Time, this Agreement hereby amends, restates, and replaces in its entirety the Shared Services Agreement between Citius and the Company dated as of April 1, 2022 (the “Original Agreement”).

2. Management and Scientific Services.

2.1 Services. Subject to any limitations imposed by applicable law or regulation, Citius shall render or cause to be rendered management and scientific services to the Company, which services may include advice and assistance concerning any and all aspects of the operations, executive management, pre-clinical and clinical trials, regulatory development, manufacturing and the regulatory approval process, accounting, financial planning and strategic transactions and financings of the Company and conducting relations on behalf of the Company with accountants, attorneys, financial advisors and other professionals (collectively, the “Services”). Exhibit A sets forth the Services Citius will provide to the Company as of the Effective Time, which Services are substantially similar to the Services provided or procured by Citius and used in the operation of the business of the Company immediately prior to the Effective Time. Citius shall provide and devote to the performance of this Agreement such employees and agents of Citius as Citius shall deem appropriate to the furnishing of the Services hereunder.

Citius shall devote such time and efforts to the performance of Services contemplated hereby as Citius deems reasonably necessary or appropriate; provided, however, that no minimum number of hours is required to be devoted by Citius on a weekly, monthly, annual or other basis. The Company acknowledges that Citius’s Services are not exclusive to the Company and that Citius may render similar Services to other persons and entities.

Citius covenants that the Services will be performed in a diligent, timely, efficient, workmanlike and commercially reasonable manner and in a fashion designed to support the business of the Company in substantially the same manner and to substantially the same standard as the business is conducted prior to the Effective Time, and, with respect to specific Services, in accordance with the standards, if any, set forth on Exhibit A with respect to such Services or as otherwise agreed. In performing the Services, Citius agrees that part of its responsibilities shall be to review, to the extent applicable, the regulations and laws applicable to the Services to be provided hereunder, and to reflect any such regulations, laws or requirements in the performance of Services to the Company.

Citius may change operational aspects of the Services or the way in which they are provided, or substitute them with other services, so long as the Services are provided or procured to substantially the same standards as they were provided immediately prior to the Effective Time. If changes or substitutions are made, Citius shall use reasonable efforts so that:

(i)	the Services are not disrupted; and
(ii)	the change or substitution does not result in an increase in the Service Fees, unless the Company has agreed to the increase in advance.

2.2 Freedom to Pursue Opportunities and Limitation on Liability.

2.2.1 Freedom to Pursue Opportunities. In recognition that the Company and Citius and its wholly owned and partly owned subsidiaries engage and may in the same or similar activities or lines of business and have an interest in the same general areas of corporate opportunities, and in recognition of the benefits to be derived by the Company hereunder, each of the Company and Citius wish to guide the conduct of certain affairs of the Company as they may involve Citius.

Except as Citius may otherwise agree in writing after the date hereof:

(i)	Citius will have the right: (A) to directly or indirectly engage in any business including, without limitation, any business activities or lines of business that are the same as the Company’s or its affiliates or similar to those pursued by the Company or its affiliates, or (B) to directly or indirectly do business with any client or customer of the Company or its affiliates; provided that Citius does not compete with the Company in the area of developing treatments for cutaneous T-cell lymphoma or peripheral T-cell lymphoma, immuno-oncology treatments and other oncology treatments;

(ii)	Citius will have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company that do not violate this Section 2.2.1

(iii)	Neither Citius nor any officer, director, employee, partner, member, stockholder, affiliate or associated entity thereof will be liable to the Company or its affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 2.2.1 or of any such person’s participation therein.

3. Term. Citius shall provide the Services set forth in Section 2 above from the Effective Time until the earlier of (a) termination of this Agreement by mutual agreement of Citius and the Company and (b) the 2nd anniversary of this Agreement; provided that this Agreement shall be automatically extended for additional one-year periods unless Citius or the Company provides written notice of its desire not to automatically extend the term of this Agreement to the other Parties hereto at least thirty (30) days prior to such date (such period, the “Term”).

No termination of this Agreement, whether pursuant to this Section 3 or otherwise, will affect the Company’s duty to pay any Service Fee (as defined herein in Section 4) accrued, or to reimburse any cost or expense incurred pursuant to Section 5 hereof, prior to the effective date of such termination. Upon termination of this Agreement, Citius’s right to receive any further Service Fee or reimbursement for costs and expenses that have not accrued or been incurred to the date of termination shall cease and terminate. Additionally, the obligations of the Company under Section 5 (Expenses), Section 7 (Indemnification), the provisions of Section 2.2.2 above (whether in respect of or relating to Services rendered prior to termination of this Agreement or in respect of or relating to any Services provided after termination of this Agreement), the provisions of Section 9 (Confidentiality) (for the term provided therein) and the provisions of Section 21 (Governing Law) will also survive any termination of this Agreement to the maximum extent permitted under applicable law.

4. Compensation.

4.1 The Company and Citius agree that the compensation set forth in this Agreement is being paid to Citius in consideration of the Services provided and the substantial commitment and effort made by Citius hereunder, and that such fees have been negotiated at arms’ length and are fair, reasonable and consistent with fair market value. Citius shall be paid a quarterly fee (the “Service Fee”) as set forth on Exhibit A hereto, which may be amended from time to time upon mutual agreement of the Parties.

4.2 Unless otherwise agreed by the Parties in writing, any payment pursuant to this Section 4 shall be made in cash by wire transfer(s) of immediately available funds to or among one or more accounts as designated from time-to-time by Citius to the Company in writing. Citius’s Service Fee will be invoiced quarterly, in arrears, and the Company shall pay all invoices within thirty (30) days of the date of such invoice.

4.3 It is hereby acknowledged that the Company shall have no payment obligations hereunder other than as set forth in this Section 4 and in Section 5 for the Services to be performed hereunder (including, without limitation, the Services as set forth on Exhibit A attached hereto), and the Company’s indemnity obligations to Citius under Section 7.

4.4 In the event any Service is terminated other than at the end of a payment period under the applicable underlying arrangement, such period’s associated costs shall be pro-rated based on the number of days in such period prior to the termination date.

5. Expenses. Actual and direct out-of-pocket expenses reasonably incurred by Citius and its personnel in performing the Services shall be reimbursed to Citius by the Company upon the delivery to the Company of an invoice, receipt or such other supporting data as the Company reasonably shall require. Unless otherwise agreed by the Parties in writing, the Company shall reimburse Citius by wire transfer of immediately available funds for any amount paid by Citius, which shall be in addition to any other amount payable to Citius under this Agreement.

6. Independent Contractor. Citius shall act solely as an independent contractor and shall have complete charge of its respective personnel engaged in the performance of the Services under this Agreement. Neither Citius nor its officers, employees or agents will be considered employees or agents of the Company as a result of this Agreement. As an independent contractor, Citius shall have authority only to act as an advisor to the Company and shall have no authority to enter into any agreement or to make any representation, commitment or warranty binding upon the Company or to obtain or incur any right, obligation or liability on behalf of the Company. Nothing contained in this Agreement shall result in Citius or any of its affiliates or their respective directors, officers, employees or agents being a partner, joint venturer, principal, agent, fiduciary or beneficiary of the Company.

7. Indemnification.

7.1 Indemnification. Subject to the applicable limitations set forth in this Section 7, the Company shall indemnify Citius, its affiliates (other than the Company or TenX) and their respective directors, officers, employees and agents (collectively, the “Citius Indemnified Party”), to the fullest extent permitted by law, from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and expenses in connection therewith, including without limitation reasonable attorneys’ fees and expenses (“Indemnified Liabilities”) to which the Citius Indemnified Party may become subject, directly or indirectly caused by, related to or arising out of the Services or any other advice or Services contemplated by this Agreement or the engagement of Citius pursuant to, and the performance by Citius of the Services contemplated by, this Agreement.

7.2 Subject to the applicable limitations set forth in this Section 7, Citius shall indemnify the Company, its affiliates (other than Citius) and their respective directors, officers and employees (collectively, the “Company Indemnified Party”), harmless from and against any and all Indemnified Liabilities to which the Company Indemnified Party may become subject, directly or indirectly caused by, related to or arising out based upon or related to the Services performed for the Company hereunder to the extent that any such Indemnified Liabilities were the result of, arise out of, or are based upon, (i) a breach of the provisions of this Agreement caused by the gross negligence or intentional misconduct of Citius, or (ii) any action or inaction of Citius, its affiliates or its third party contractors providing the Services, or their respective directors, officers, employees, contractors or agents at the request, at the direction, or with the consent, of the Company or any of its directors, officers, employees, representatives or agents.

7.3 An indemnifying party shall promptly reimburse the respective Indemnified Party for Indemnified Liabilities as incurred, in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company or Citius and whether or not resulting in any liability. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Parties hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

7.4 Limited Liability. In no event shall either Party be liable under any provision of this Agreement to each or each other’s respective affiliates, directors, officers, employees or agents for indirect, special, incidental, consequential (including, without limitation, lost profits or savings, whether or not such damages are foreseeable) or punitive damages; provided, however, that this limitation shall not apply to any indirect, incidental, consequential (including lost profits) or punitive damages asserted or awarded to any third party for which Citius would otherwise be responsible under Section 7.2; provided, further, however, that Citius’s aggregate liability for all claims brought by the Company hereunder shall be limited to the total fees paid to Citius for the Services provided to the Company through the date of any claim, whether or not such claim arose under this Agreement or the Original Agreement.

7.5 An indemnifying party shall not be liable under the indemnification contained in Section 7.1 or 7.2, as applicable, hereof with respect to an Indemnified Party to the extent that such Indemnified Liabilities are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted directly from the Indemnified Party’s willful misconduct or gross negligence. The Parties further agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to such Indemnified Party’s securities holders or creditors related to or arising out of the engagement of Citius pursuant to, or the performance by Citius of the Services contemplated by, this Agreement.

8. Employee Matters. Citius shall at all times remain the employer of all of its employees performing the Services and Citius shall perform all of the responsibilities of an employer under applicable federal, state, and local laws and regulations. Citius, as relates to its employees performing Services, shall be responsible for: (i) selecting and hiring its employees legally, including compliance with all applicable laws in connection therewith; (ii) the supervision, direction and control of its employees performing Services; (iii) paying its employees’ wages and other benefits in accordance with applicable laws; (iv) paying or withholding all required payroll taxes and mandated insurance premiums; (v) providing worker’s compensation coverage for employees as required by law; (vi) fulfilling the employer’s obligations with respect to unemployment compensation; and (vii) any and all claims of its employees and other personnel arising out of this Agreement or performance of the Services. Citius shall indemnify, defend and hold harmless the Company from any third-party claim resulting from a breach by Citius of the foregoing obligations, including, without limitation, any claims made by Citius’s personnel against the Company alleging rights or benefits as an employee of the Company.

9. Confidentiality. Citius or the Company (the “Disclosing Party”) may provide the other Party (the “Receiving Party”) with certain confidential and proprietary information (“Confidential Information”). Confidential Information of a Party hereto includes, but is not limited to, its product specifications and technical data, product designs/ideas, market/sales forecasts and information, proprietary materials, suppliers, tooling, all business trade secrets, financial and accounting data, customers and prospective customers, pricing information, and know-how. However, “Confidential Information” does not include information that (i) is publicly known at the time of its disclosure or becomes publicly known thereafter through no fault of the Receiving Party, (ii) is lawfully received by the Receiving Party from a third party not under an obligation of confidentiality to the Disclosing Party, (iii) is published or otherwise made known to the public by the Disclosing Party, or (iv) was generated independently by the Receiving Party without the use of the Confidential Information provided by the Disclosing Party.

The Receiving Party will refrain from using the Disclosing Party’s Confidential Information for any purpose other than in connection with providing the Services contemplated by this Agreement. The Receiving Party may only disclose the Disclosing Party’s Confidential Information to the Receiving Party’s officers, directors, key employees, and financial and legal advisors (collectively, “Representatives”) who have the need to know such Confidential Information in order for the Receiving Party to perform its obligations under this Agreement. Such Representatives will be informed of and will agree to be bound by the provisions of this Section (or other terms and conditions that are no less protective of the Discloser’s Confidential Information than the terms herein), and the Receiving Party will remain responsible for any unauthorized use or disclosure of the Disclosing Party’s Confidential Information by its Representatives. The Receiving Party may also disclose the Disclosing Party’s Confidential Information pursuant to the requirement or request of a governmental agency, a court or administrative subpoena, or an order or other legal process or requirement of law so long as it shall (i) first notify the Disclosing Party of such request or requirement, (ii) in the case of a required disclosure, furnish only such portion of the Disclosing Party’s Confidential Information as it is advised in writing by counsel that it is legally required to disclose, and (iii) cooperate with the Disclosing Party in its efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to that portion of the Disclosing Party’s Confidential Information that is required to be disclosed.

Within seven (7) days after the termination or expiration of this Agreement or after written request of the Disclosing Party, the Receiving Party shall promptly (i) return or destroy all Confidential Information of the Disclosing Party and all copies thereof, (ii) destroy all of its files and memoranda prepared based on the Disclosing Party’s Confidential Information, and (iii) provide the Disclosing Party with a written certification that all such information and materials have been returned or destroyed. Notwithstanding the foregoing, the Receiving Party may retain archival copies of the Disclosing Party’s Confidential Information in accordance with policies and procedures designed to comply with legal, regulatory, and professional requirements, solely to demonstrate compliance therewith. This Section 9 shall survive the expiration or termination of this Agreement for a period of three (3) years; provided, however, that for any Confidential Information that constitutes a trade secret (as defined by applicable law), the obligations of this Section 9 shall survive until such Confidential Information is no longer a trade secret.

10. Intellectual Property.

10.1 Intellectual Property. Except as expressly set forth in Section 10.2, solely as between the Parties, all right, title and interest in and to all intellectual property, including, without limitation, each and every invention, discovery, design, drawing, protocol, process, technique, formula, trade secret, device, compound, substance, material, pharmaceutical, method, software program (including, without limitation, object code, source code, flow charts, algorithms and related documentation), listing, routine, manual and specification, whether or not patentable or copyrightable, that are made, developed, perfected, designed, conceived or first reduced to practice, either solely or jointly with others in the performance of the Services conducted under this Agreement or the Original Agreement by Citius’s employees, agents, consultants, subcontractors or other representatives, but specifically excluding Citius Background Technology (as defined below), (collectively “Work Product”), will be owned solely by the Company, and Citius hereby assigns to the Company any and all rights that Citius may have in the Work Product. Citius represents and warrants to the Company that each employee, agent, consultant and subcontractor of Citius providing Services hereunder is obligated to assign all of his/her/its right, title and interest in and to Work Product to Citius. Citius and all employees, agents, consultants and subcontractors of Citius shall execute and deliver to the Company all writings and do all such things as may be necessary or appropriate to vest in the Company all right, title and interest in and to Work Product. Citius shall disclose to the Company in a timely manner any Work Product arising under this Agreement or the Original Agreement. Excluding Citius’s Background Technology (as defined in Section 10.2), the Company may, in its sole discretion, file and prosecute in its own name and at its own expense, patent applications on any patentable inventions within the Work Product. Upon the request of the Company, and at the Company’s expense, Citius will assist the Company in the preparation, filing and prosecution of such patent applications and will execute and deliver any and all instruments necessary to effectuate the ownership of such patent applications and to enable the Company to file and prosecute such patent applications in any country.

10.2 Citius Background Technology. Notwithstanding anything to the contrary contained in this Agreement or the Original Agreement, Work Product shall exclude (a) any Citius proprietary technology existing prior to April 1, 2022 or that is developed or acquired by Citius independent of the Services performed pursuant to this Agreement or the Original Agreement and (b) any modifications, enhancements or improvements to any of the foregoing that are or were developed by Citius in the course of performing the Services (collectively, “Citius Background Technology”), and, as between the Parties, all Citius Background Technology shall be and remain the sole and exclusive property of Citius. Citius hereby grants the Company a non-exclusive, perpetual, irrevocable, worldwide, royalty-free license, including the right to sublicense through multiple tiers of sublicense, to use the Citius Background Technology that is embodied within the Work Product solely if and to the extent necessary for the exploitation of the Work Product. For clarity, Work Product shall not include any industry know-how that is created by Citius hereunder which is broadly applicable to the businesses of both Citius and the Company at the time of creation, such as processes, techniques and methods.

10.3 Force Majeure. Neither Party shall be liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement (except for any obligations to make payments to the other Party hereunder), when and to the extent such failure or delay is caused by or results from acts beyond the impacted Party’s (“Impacted Party”) reasonable control, including, without limitation, the following force majeure event (“Force Majeure”): (a) acts of God; (b) flood, fire, earthquake, other potential disasters or catastrophes, such as epidemics, pandemics, or quarantines, or explosion; (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riot, or other civil unrest; (d) government order, law, or actions; (e) embargoes, or blockades in effect on or after the date of this Agreement; (f) national or regional emergency; (g) strikes, labor stoppages or slowdowns, or other industrial disturbances; (h) shortage of adequate power or transportation facilities; and (i) any other similar events or circumstances beyond the reasonable control of the Impacted Party. Notwithstanding the foregoing, the Impacted Party will use good faith efforts to complete performance or correct any default or breach upon removal of any Force Majeure event that caused such delay in performance, default or breach.

11. Reports and Records. Citius shall, upon request from the Company, and within a reasonable amount of time, provide the Company with a detailed report of Services performed on its behalf. Citius shall, upon request from the Company, and within a reasonable amount of time, provide the Company with copies of documents relevant to this Agreement and the Services and reasonably required or requested by the Company, including without limitation books, records and accounts. The Parties shall maintain records of all costs and expenses incurred and shared pursuant to this Agreement in a manner that satisfies the record keeping requirements of federal income tax regulations and generally accepted accounting principles.

12. Non-solicitation. The Parties agree that during the term of this Agreement and for a period of twenty-four (24) months following the termination or expiration of this Agreement, neither Party shall directly or indirectly solicit, hire, recruit, or attempt to do so, any of the employees of the other Party without written consent of the other Party; provided, however, this Section 13 shall not preclude either Party from (A) making general or public solicitations not targeted at any employees of the other Party or (B) hiring any such employee of the other Party who has ceased being an employee, consultant or independent contractor for at least twelve (12) months.

13. Covenants. Each Party represents, warrants and covenants to the other Party that: (i) such Party has the full power and authority to enter into this Agreement and to perform its obligations hereunder, without the need for any consents; and (ii) such Party’s execution of and performance under this Agreement shall not breach any oral or written agreement with any third party or any obligation owed by the Party to any third party.

14. Notices. All notices, demands, or other communications to be given or delivered by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (i) delivered personally to the recipient, (ii) telecopied to the recipient (with a hard copy sent to the recipient by reputable overnight courier service (charges prepaid)) if telecopied before 5:00 p.m. Eastern Standard Time on a business day, and otherwise on the next business day, (iii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) received via electronic mail by the recipient if received via electronic mail before 5:00 p.m. Eastern Standard Time on a business day, and otherwise on the next business day after such receipt. Such notices, demands and other communications shall be sent to the address for such recipient indicated below or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

Notices to Citius

11Commerce Drive, 1st Floor

Cranford, NJ 07016

Attn: Leonard Mazur - CEO

lmazur@citiuspharma.com

Notices to the Company:

11 Commerce Drive, 1st Floor

Cranford, NJ 07016

Attn: Jaime Bartushak - CFO

jbartushak@citiuspharma.com

15. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any such terms, provisions, covenants and restrictions which may be hereafter declared invalid, illegal, void or unenforceable.

16. Entire Agreement. This Agreement and the Merger Agreement contain the entire understanding of the Parties with respect to the subject matter hereof and supersede any prior communication or agreement with respect thereto.

17. Counterparts. This Agreement may be executed in multiple counterparts, and any Party may execute any such counterpart, each of which when executed and delivered will thereby be deemed to be an original and all of which counterparts taken together will constitute one and the same instrument. The delivery of this Agreement may be effected by means of an exchange of facsimile or portable document format (.pdf) signatures.

18. Amendments and Waiver. No amendment or waiver of any term, provision or condition of this Agreement will be effective, unless in writing and executed by both the Company and Citius. No waiver on any one occasion will extend to, effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy will constitute an amendment of this Agreement or a waiver of any right or remedy of any Party hereto.

19. Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the Parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of the Parties hereto whether so expressed or not. Neither the Company nor Citius may assign its rights or delegate its obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

20. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

21. Waiver of Jury Trial. To the extent not prohibited by applicable law which cannot be waived, each of the Parties hereto hereby waives, and covenants that it will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, cause of action, action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Any of the Parties hereto may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of each of the Parties hereto to the waiver of its right to trial by jury.

22. Third Party Beneficiaries. This Agreement is not intended to confer on any person or entity except the Parties any rights or remedies hereunder.

23. No Strict Construction. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

24. Headings: Interpretation. The headings in this Agreement are for convenience and reference only and shall not limit or otherwise affect the meaning hereof. The use of the word “including” in this Agreement will be by way of example rather than by limitation.

* * * * * *

IN WITNESS WHEREOF, the Parties hereto have executed this Amended and Restated Shared Services Agreement as of the date first written above.

CITIUS ONCOLOGY, INC.

By:
Name:
Title:

COMPANY:

Citius Pharmaceuticals, Inc.

By:
Name:
Title:

[Signature Page to Amended and Restated Shared Services Agreement]

EXHIBIT A

SERVICES

Annex F

Execution Version

SPONSOR SUPPORT AGREEMENT

THIS SPONSOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of October 23, 2023, by and among 10XYZ Holdings LP, a Delaware limited partnership (“Sponsor”), TenX Keane Acquisition, a Cayman Islands exempted company (which will migrate to and domesticate as a Delaware corporation prior to the Closing) (“Parent”), Citius Pharmaceuticals, Inc., a Nevada corporation (the “Company”), and Citius Oncology, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“SpinCo”, and following the Closing, the “Surviving Corporation”). Sponsor, Parent, the Company and SpinCo are sometimes referred to herein collectively as the “Parties” and individually as a “Party.” Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS:

A. As of the date hereof, Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 2,044,000 shares of Parent Common Stock and 394,000 Parent Rights.

B. Contemporaneously with the execution and delivery of this Agreement, Parent, TenX Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), the Company, and SpinCo have entered into an Agreement and Plan of Merger and Reorganization (as amended or modified from time to time, the “Merger Agreement”), dated as of the date hereof.

C. Upon the terms and subject to the conditions set forth therein and in accordance with the applicable provisions of the DGCL, following the Domestication, Merger Sub will merge with and into SpinCo (the “Merger”), and SpinCo will continue as the surviving company in the Merger.

D. As an inducement to Parent, the Company and SpinCo to enter into the Merger Agreement and to consummate the transactions contemplated therein, the Parties desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Binding Effect of Merger Agreement. Sponsor hereby acknowledges that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. Sponsor agrees not to, directly or indirectly, take any action, or authorize or knowingly permit any of its Affiliates or representatives to take any action on its behalf, that would be a breach of Section 7.7(e) (Permitted Activities and Exclusivity) or Section 7.8 (Public Announcements) of the Merger Agreement if such action were taken by Parent.

2. No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be terminated in accordance with Article IX thereof (the earlier of clauses (a) and (b), the “Expiration Time”), Sponsor shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Parent Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Parent Common Stock, Parent Rights or any other shares of capital stock or warrants of Parent that Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) to which Sponsor has voting rights (collectively, “Subject Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

3. New Shares. In the event that, including in respect of the Domestication, (a) any Parent Common Stock, Parent Unit, Parent Right, Domesticated Parent Common Stock, Domesticated Parent Right or other equity securities of Parent are issued to Sponsor after the date of this Agreement pursuant to (i) any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Parent Common Stock or Parent Rights of, on, or affecting the Parent Common Stock or Parent Rights owned by Sponsor or otherwise, or (ii) by conversion pursuant to the terms of the promissory notes issued, or to be issued, to the Sponsor by Parent evidencing the Sponsor’s deposits of up to and aggregate of $2,115,000 into the Trust Account to extend the timeline to complete a business combination (each an “Extension Promissory Note” and, collectively, the “Extension Promissory Notes”); provided, that such conversion of the Extension Promissory Notes shall occur only to the extent any amounts remain outstanding under the Extension Promissory Notes after taking into account any reimbursements paid to the Sponsor in respect of outstanding amounts under the Extension Promissory Notes pursuant to Section 7 below, (b) Sponsor purchases or otherwise acquires beneficial ownership of any Parent Common Stock, Parent Rights or other equity securities of Parent after the date of this Agreement, or (c) Sponsor acquires the right to vote or share in the voting of any Parent Common Stock or other equity securities of Parent after the date of this Agreement (such Parent Common Stock, Parent Units, Parent Rights or other equity securities of Parent, collectively the “New Securities”), then such New Securities acquired or purchased by Sponsor shall be subject to the terms of this Agreement to the same extent as if they constituted the Parent Common Stock or Parent Rights owned by Sponsor as of the date hereof.

4. Support Agreements.

(a) At any meeting of the shareholders of Parent, however called, or at any adjournment or postponement thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Parent is sought, Sponsor shall (i) appear at each such meeting or otherwise cause all of its Parent Common Stock to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Subject Securities:

(i)	in favor of each of the Transaction Proposals and in favor of any proposal in respect of an Extension Amendment;

(ii) against (or otherwise withhold written consent of, as applicable) any Business Combination or any proposal relating to a Business Combination (in each case, other than as contemplated by the Merger Agreement);

(iii) against (or otherwise withhold written consent of, as applicable) any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Parent (other than the Merger Agreement and the transactions contemplated thereby);

(iv) against (or otherwise withhold written consent of, as applicable) any change in the business, management or board of directors of Parent (other than in connection with the Merger Agreement and the transactions contemplated thereby); and

(v) against (or otherwise withhold written consent of, as applicable) any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement or the Merger Agreement or any of the transactions contemplated hereby or thereby, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Parent or Merger Sub under the Merger Agreement, (C) result in any of the conditions set forth in Section 8.1(c), Section 8.1(f), or Section 8.2 of the Merger Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Parent.

Sponsor hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing, and shall not deposit any of its Parent Common Stock in a voting trust, grant any proxy or power of attorney with respect to any of its Parent Common Stock or subject any of its Parent Common Stock to any arrangement or agreement with respect to the voting of such Parent Common Stock unless specifically requested to do so by the Company and Parent in writing in connection with the Merger Agreement, the Transaction Documents or the transactions contemplated thereby.

(b) Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain Letter Agreement, dated as of October 13, 2022, by and among Sponsor, Parent and its directors and officers (the “Sponsor Letter”).

(c) Sponsor agrees that, if Parent seeks shareholder approval of the transactions contemplated by the Merger Agreement or any Transaction Documents, Sponsor shall not redeem any Subject Securities owned by it in conjunction with such shareholder approval or the transactions contemplated thereby.

(d) During the period commencing on the date hereof and ending on the Expiration Time, Sponsor shall not modify or amend any Contract between or among Sponsor or any of its Affiliates (other than Parent or any of its Subsidiaries), on the one hand, and Parent or any of Parent’s Subsidiaries, on the other hand.

5. Payment Obligations of Parent Transaction Expenses at Closing. On the Closing Date, in connection with the Effective Time, Sponsor shall pay in full, by wire transfer of immediately available funds, any Parent Estimated Transaction Expenses in excess of $500,000, in accordance with the Payment Schedule.

6. Payment Obligations of Parent Transaction Expenses post-Closing.

(a) Within ninety (90) days following the Closing Date, the Surviving Corporation will prepare and deliver to Sponsor a statement (the “Closing Statement”) containing the actual amount of all Parent Transaction Expenses (including those invoiced following the Closing). The Surviving Corporation shall provide Sponsor with reasonable access to its books and records as may be reasonably requested by Sponsor to verify the information contained in the Closing Statement.

(b) Dispute Resolution.

(i) Within thirty (30) days following Sponsor’s receipt of the Closing Statement, Sponsor will deliver written notice to the Surviving Corporation of any dispute with respect to the Closing Statement, setting forth such disputed item in reasonable detail (a “Closing Statement Dispute”). If Sponsor does not notify the Surviving Corporation of any Closing Statement Dispute within such thirty (30)-day period, then the Closing Statement and the determinations and calculations of the Parent Transaction Expenses set forth therein will be final, conclusive and binding on the Parties. If Sponsor delivers to the Surviving Corporation a Closing Statement Dispute, then Sponsor and the Surviving Corporation will negotiate in good faith to resolve all disputed matters set forth in the Closing Statement Dispute. If Sponsor and the Surviving Corporation, notwithstanding such good faith effort, fail to resolve the Closing Statement Dispute within thirty (30) days (or longer, as mutually agreed to by such Parties in writing) after Sponsor delivers to the Surviving Corporation notice of the Closing Statement Dispute, then Sponsor and the Surviving Corporation jointly will mutually agree on and jointly engage an independent auditor that is experienced in such matters (the “Independent Auditor”) to promptly resolve any and all unresolved matters of the Closing Statement Dispute.

(ii) The Independent Auditor shall consider only those items and amounts set forth in the Closing Statement Dispute that are identified by either Sponsor or the Surviving Corporation as being items that Sponsor and the Surviving Corporation are unable to resolve. As promptly as practicable thereafter, Sponsor and the Surviving Corporation will each prepare and submit a written presentation to the Independent Auditor (each of which will be shared with the other party, but not until such time that both Parties have submitted their presentations) and will use commercially reasonable efforts to cause the Independent Auditor to make a final determination with respect to the Parties’ respective positions based upon the applicable language, definitions and Exhibits of the Merger Agreement, and the presentations by Sponsor and the Surviving Corporation.

(iii) In resolving any disputed item, the Independent Auditor will be bound by the terms of this Agreement and the Merger Agreement, will serve as an expert and not an arbitrator, and will not assign a value to any item greater than the greatest value for such item claimed by either Party or less than the smallest value for such item claimed by either Party. Except as Sponsor and the Surviving Corporation may otherwise agree, all communications between any Party or its respective Representatives, on the one hand, and the Independent Auditor, on the other hand, will be in writing with copies simultaneously delivered to the non-communicating Party (except in such cases where both Parties are submitting a presentation). The fees, costs and expenses of the Independent Auditor will be borne by Sponsor and the Surviving Corporation in inverse proportion, as determined by the Independent Auditor, as they may prevail on the matter resolved by the Independent Auditor. Absent fraud, all determinations made by the Independent Auditor will be final, conclusive and binding on the Parties. The Parties agree that judgment may be entered upon the determination of the Independent Auditor in any court having jurisdiction over the party against which such determination is to be enforced.

(iv) If the Parent Transaction Expenses (as finally determined pursuant to this Section 6(b)) is greater than the Parent Estimated Transaction Expenses and greater than $500,000, then Sponsor will pay by wire transfer of immediately available funds to Parent, an amount in cash equal to (A) the amount by which the Parent Transaction Expenses exceeds $500,000 minus (B) the amount, if any, that Sponsor paid at Closing in respect of Parent Estimated Transaction Expenses pursuant to Section 5 above.

(v) Any payment required pursuant to this Section 6(b) will be made within five (5) Business Days after the date of final determination of the Parent Transaction Expenses in accordance with this Section 6(b).

(vi) Each party will reasonably cooperate with and make available to the other party and its respective accountants and other Representatives all information, records, data and working papers, and will permit access to its records, facilities and personnel, as may be reasonably requested in connection with this Section 6(b), including the resolution of any matters or disputes hereunder.

(vii) Unless otherwise required by applicable Law, the Parties agree that any payments made pursuant to this Section 6(b) will be treated as an adjustment to the Merger Consideration for all Tax purposes.

7. Payment Obligations of Parent after the Closing.

(a) After the Closing and upon the liquidation of the Trust Account in accordance Section 1(i) of the Trust Agreement, Parent shall pay or cause to be paid to the Sponsor the amounts due and payable under the Extension Promissory Notes, by wire transfer of immediately available funds within five (5) business days after the Closing, as provided in this Section 7. Parent’s obligation to pay or cause to be paid to the Sponsor such amounts only will arise if each of the following conditions has been satisfied:

(i) the Parent Common Stock (or Domesticated Parent Common Stock, as the case may be) must have redeemed from each Public Shareholder (as such term is defined in the Trust Agreement) that properly elected to have his, her, or its Parent Common Stock redeemed;

(ii) at least $2,000,000 or more of the liquidated Trust Account Property (as such term is defined in the Trust Agreement) must remain after payment in full for all such redemptions described in Section 7(a)(i); and

(iii) Parent must have reimbursed the Company pursuant to Section 7.16(b)(iii) of the Merger Agreement (the “Company Extension Fee Reimbursement”).

(b) If each of the conditions specified in Sections 7(a) are satisfied, then the Parent will reimburse the Sponsor the amounts due and payable under the Extension Promissory Notes to the extent any amounts remain of the liquidated Trust Account Property after giving effect to the payments from the liquidated Trust Account Property specified in Sections 7(a)(i) and Section 7(a)(iii). If (i) the amount remaining in the liquidated Trust Account Property after payment in full of the amounts required to redeem Parent Common Stock (or Domesticated Parent Common Stock, as the case may be) as described in Section 7(a)(i) is less than $2,000,000 or (ii) the Company Extension Fee Reimbursement is not paid in full, Parent will not be obligated to make any payment to Sponsor in respect of the Extension Promissory Notes, and all amounts remaining under the Extension Promissory Notes will be convertible into Domesticated Parent Common Stock in accordance with Section 3(a)(ii) above and the terms of the Extension Promissory Notes. If, after the Company Extension Fee Reimbursement has been paid in full, the amount of liquidated Trust Account Property remaining is not sufficient to repay the total amount due and payable under the Extension Promissory Notes, Parent shall pay such remaining amount of the liquidated Trust Account Property to the Sponsor, and any unpaid portion remaining under the Extension Promissory Notes will be convertible into Domesticated Parent Common Stock in accordance with Section 3(a)(ii) above and the terms of the Extension Promissory Notes. The remaining liquidated Trust Account Property will serve as the only source of funds for purposes of any payments to the Sponsor under this Section 7.

8. No Actions. Sponsor hereby agrees not to commence or participate in any claim, derivative or otherwise, against the Company, Parent or any of their respective Affiliates (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of the board of directors of Parent in connection with this Agreement, the Transaction Proposals, the Merger Agreement or the transactions contemplated thereby.

9. Permitted Disclosure. Sponsor hereby authorizes each of Parent, the Company, and their respective Subsidiaries to publish and disclose, in any announcement, filing or disclosure required to be made by any Order or other applicable Law or the rules of any national securities exchange or as requested by the SEC, Sponsor’s identity and ownership of equity securities of Parent and Sponsor’s obligations under this Agreement.

10. Anti-Dilution Waiver. Sponsor hereby agrees that Sponsor shall waive, and hereby does waive, any and all anti-dilution or similar rights (if any) that may otherwise be available under applicable Law or pursuant to any Contract between or among Sponsor or any Affiliate of Sponsor (other than Parent or any of its Subsidiaries), on the one hand, and Parent or any of Parent’s Subsidiaries, on the other hand, with respect to the transactions contemplated by the Merger Agreement and that it shall not take any action in furtherance of exercising any such rights.

11. Stop Orders. Parent hereby agrees to (a) place a revocable stop order on Sponsor’s Parent Common Stock, including those which may be covered by a registration statement, and (b) notify Parent’s transfer agent in writing of such stop order and the restrictions on such Parent Common Stock and direct Parent’s transfer agent not to process any attempts by Sponsor to transfer any Parent Common Stock; for the avoidance of doubt, the obligations of Parent under this Section 11 shall be deemed to be satisfied by the existence of any similar stop order and restrictions currently existing on Sponsor’s Parent Common Stock.

12. No Inconsistent Agreement. Sponsor hereby agrees and represents and covenants that Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of Sponsor’s obligations hereunder.

13. Further Assurances. Sponsor shall execute and deliver such documents and take such action necessary to consummate the Merger and the other transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth therein and herein.

14. A&R Registration Rights Agreement. On the Closing Date, Sponsor shall deliver to Parent and the Company a duly executed copy of the A&R Registration Rights Agreement.

15. Representations and Warranties of Sponsor. Sponsor represents and warrants to Parent and the Company as follows:

(a) Organization; Due Authorization. Sponsor is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within Sponsor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of Sponsor. This Agreement has been duly executed and delivered by Sponsor and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of Sponsor.

(b) Ownership. Sponsor is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good title to, all of its Parent Common Stock and Parent Rights, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Parent Common Stock and Parent Rights (other than transfer restrictions under the Securities Act)) affecting any such Parent Common Stock or Parent Rights, or after the Domestication, any Domesticated Parent Common Stock or Domesticated Parent Right, other than Liens pursuant to (i) this Agreement, (ii) Parent’s and Sponsor’s Governing Documents, (iii) the Merger Agreement, (iv) the agreements entered into by Sponsor with Parent in connection with Parent’s initial public offering or (v) any applicable securities Laws. Sponsor’s Parent Common Stock and Parent Rights are the only equity securities in Parent owned of record or beneficially by Sponsor on the date of this Agreement, and none of Sponsor’s Parent Common Stock or Parent Rights are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Parent Common Stock or Parent Rights, except as provided hereunder and pursuant to the Sponsor Letter. Other than the Parent Rights and the Parent Common Stock, Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of Parent or any equity securities convertible into, or which can be exchanged for, equity securities of Parent.

(c) No Conflicts. The execution and delivery of this Agreement by Sponsor does not, and the performance by Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the Governing Documents of Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon Sponsor or Sponsor’s Parent Common Stock or Parent Rights), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Sponsor of its, his or her obligations under this Agreement.

(d) Litigation. There are no Actions pending against Sponsor, or to the knowledge of Sponsor threatened against Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Sponsor of its, his or her obligations under this Agreement. Sponsor has not instigated an action regarding the transactions contemplated in the Merger Agreement.

(e) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by Sponsor, for which Parent or any of its Affiliates may become liable.

(f) Affiliate Arrangements. Except as set forth on Schedule 2.1(f) hereto, neither Sponsor nor, to the knowledge of Sponsor, any Person in which Sponsor has a direct or indirect legal, contractual or beneficial ownership of 5% or more is party to, or has any rights with respect to or arising from, any Contract with Parent or its Subsidiaries.

(g) Acknowledgment. Sponsor understands and acknowledges that each of Parent, the Company and SpinCo is entering into the Merger Agreement in reliance upon Sponsor’s execution and delivery of this Agreement.

16. Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) the written agreement of Sponsor, Parent and the Company. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any Party from liability arising in respect of any breach of this Agreement prior to such termination. Sections 15 through 25 shall survive the termination of this Agreement.

17. Amendment. This Agreement cannot be amended, except by a writing signed by each of the Parties, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the Party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

18. Assignment. No Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other Parties. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

19. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

20. Jurisdiction. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably (a) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (b) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (c) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (d) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence any Action or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 20.

21. Specific Performance. The Parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at Law or in equity.

22. Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service on the date of delivery; (b) if by fax or email, on the date that transmission is confirmed electronically; or (c) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a) if to the Company or SpinCo, to:

Citius Pharmaceuticals, Inc.

11 Commerce Drive, First Floor

Cranford, NJ 07016

Attention:	Jaime Bartushak
Email:	jbartushak@citiuspharma.com

with a copy (which shall not constitute notice) to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suit 300

Raleigh, North Carolina 27607

Attention:	David Creekman
Alec Donaldson
Email:	dcreekman@wyrick.com
adonaldson@wyrick.com

(b) if to Parent, to:

TenX Keane Acquisition

420 Lexington Avenue, Suite 2446

New York, New York 10170

Attention:	Taylor Zhang
Email:	tzhang@ascendantga.com

with a copy (which shall not constitute notice) to:

The Crone Law Group

420 Lexington Avenue, Suite 2446

New York, New York 10170

Attention:	Tammara Fort
Samara Thomas
Email:	tfort@cronelawgroup.com
sthomas@cronelawgroup.com

(c) if to Sponsor, to:

10XYZ Holdings LP, a Delaware limited partnership

420 Lexington Avenue, Suite 2446

New York, New York 10170

Attention:	Taylor Zhang
Email:	tzhang@ascendantga.com

with a copy (which shall not constitute notice) to:

The Crone Law Group

420 Lexington Avenue, Suite 2446

New York, New York 10170

Attention:	Tammara Fort
Samara Thomas
Email:	tfort@cronelawgroup.com
sthomas@cronelawgroup.com

23. Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each Party of an executed counterpart or the earlier delivery to each Party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

24. Entire Agreement. This Agreement together with the agreements referenced herein set forth the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements related hereto (whether written or oral).

25. Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The Parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

26. Waiver of Jury Trial; Exemplary Damages.

(a) THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT.

(b) Each Party acknowledges that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each Party further acknowledges that such Party has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

[SIGNATURE PAGES FOLLOW]

In Witness Whereof, Sponsor, Parent, the Company and SpinCo have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSOR:

10XYZ Holdings LP

By:	/s/ Taylor Zhang
Name:	Taylor Zhang
Title:	Manager

PARENT:

TenX Keane Acquisition

By:	/s/ Xiaofeng Yuan
Name:	Xiaofeng Yuan
Title:	Chief Executive Officer and Chairman

COMPANY:

Citius Pharmaceuticals, Inc.

By:	/s/ Leonard Mazur
Name:	Leonard Mazur
Title:	Chief Executive Officer and Chairman of the Board

SPINCO:

Citius Oncology, Inc.

By:	/s/ Leonard Mazur
Name:	Leonard Mazur
Title:	Chief Executive Officer and Chairman of the Board

Annex G

REVERE SECURITIES

October 23, 2023

PRIVATE & CONFIDENTIAL

The Board of Directors
TenX Keane Acquisition Corporation (NASDAQ:TENK)
420 Lexington Avenue, 24th Floor
New York, NY 10170

Members of the Board of Directors:

We understand that TenX Keane Acquisition Corporation (NASDAQ:TENK), a publicly traded special purpose acquisition company incorporated in the State of Delaware ("TENK"), is considering a business combination with Citius Oncology, Inc., a Delaware company, (the "Company" or "COI", and together with TENK, collectively, the "Parties"). COI is a wholly owned subsidiary of Citius Pharmaceuticals, Inc. (NASDAQ:CTXR). Upon the terms and subject to the conditions of the Merger Agreement, the following transactions will occur:

- A wholly owned subsidiary of TENK ("Merger Sub") will merge with and into COI, the separate corporate existence of Merger Sub will cease, and COI will be the surviving corporation and a wholly owned subsidiary of TENK (the "Merger");
- As consideration for the Merger the shares of TENK common stock (which will be issued after the domestication of TENK from Cayman Islands to Delaware) equal to the quotient obtained by dividing (x) $675,000,000 by (y) $10.00 (the "Exchange Ratio") will be issued or issuable to holders of outstanding COI capital stock;
- In addition, each option to purchase COI common stock that is outstanding as of the Merger will be assumed by TENK and converted into TENK options equal to the Exchange Ratio , and the exercise price of each outstanding TENK option will be equal to the exercise price of the pre-conversion COI option divided by the Exchange Ratio;
- As a result of the Merger, COI stockholders shall receive TENK common stock with an aggregate value equal to Six Hundred and Seventy-Five Million U.S. Dollars ($675,000,000), (the "Aggregate Consideration"); and
- As a result of the additional assumption of COI's stock option pool, an additional $100,087,500 of TENK equity will be issuable upon conversion of such options, for a total consideration of Seven Hundred and Seventy-Five Million, and Eighty-Seven Thousand and Five Hundred U.S. Dollars ($775,087,500), (the "Total Consideration").

The Board of Directors of TENK has retained Revere Securities LLC ("Revere") to render an opinion (the "Opinion") as to whether, on the date of such Opinion, (i) the Aggregate Consideration is fair, from a financial point of view, to TENK and TENK's unaffiliated public stockholders and (ii) the Company has an aggregate fair market value equal to at least 80% of the net assets held by TENK in its trust account (the "Trust Account") for the benefit of TENK's public stockholders (excluding deferred underwriting commissions and taxes payable on the interest earned on the Trust Account), as of the date of the Business Combination Agreement.

We have not been requested to opine to, and our Opinion does not in any manner address, the underlying business decision of TENK to proceed with the Transactions. In addition, we have not been requested to explore

Revere Securities LLC | Established 1983| SEC Registered Broker-Dealer, Member FINRA, SIPC, MSRB
650 Fifth Avenue, 35th Floor, New York, NY 10019 | Telephone: +1 (212) 688-2350 | www.reveresecurities.com

any alternatives to the Transactions. Further, our Opinion does not address the relative merits of the Transactions as compared to any alternative business strategy that might exist for TENK.

Revere, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, going private transactions, related-party transactions, negotiated underwritings, secondary distributions of listed and unlisted securities, debt restructurings, private placements, related-party transactions, and valuations for corporate and other purposes. We do not perform tax, accounting or legal services, nor do we render such advice.

Revere will receive a fee and reimbursement of its expenses for such services. In addition, TENK has agreed to indemnify Revere for certain liabilities arising out of its engagement, including the rendering of this Opinion.

Revere has not participated in, or provided advice with respect to, the pricing determination, structuring or negotiation of the Transactions.

In the ordinary course of business, Revere, certain customer accounts held at Revere, and certain of our affiliates, as well as investment funds in which we or our affiliates may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in equity, debt, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, TENK, and its successor entities.

In connection with the review and analysis performed to render our Opinion, among other things, we have undertaken the following:

- Considered our assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions, and business and securities valuations generally;
- Reviewed a draft of the Business Combination Agreement, dated October 19th, 2023, which would not substantially differ from the final executed form of the Business Combination Agreement to be executed;
- Reviewed TENK's publicly available historical financial results, as well as certain publicly available information concerning the trading of, and the trading market for, the ordinary shares of TENK since its IPO in October 2022;
- Reviewed publicly available financial information of TENK filed with the U.S. Securities & Exchange Commission, including its Form 10-Qs, Form 10-Ks, and certain reports on material events filed on Forms 8-K between October 19th, 2022, and October 18th, 2023;
- Conducted discussions with COI's management team to better understand COI's recent business history, drug development pipeline, FDA regulatory approval path, and near-term financials;
- Reviewed COI's publicly available historical financial results, as well as certain publicly available information concerning the trading of, and the trading market for, the ordinary shares of Citius Pharmaceuticals, Inc. since becoming a public company in January 2016;
- Performed a public company comparable analysis of similar companies to COI that trade on a major U.S. stock exchange and operate in the Biotechnology / Pharmaceuticals Industry, focused on Oncology, and specifically in the "Skin & Blood Cancer" sector; and
- Performed such other analyses and examinations, as we reasonably deemed appropriate.

Revere Securities LLC | Established 1983| SEC Registered Broker-Dealer, Member FINRA, SIPC, MSRB
650 Fifth Avenue, 35th Floor, New York, NY 10019 | Telephone: +1 (212) 688-2350

In forming our Opinion, we have had access to, and cooperation from, the management teams of both TENK and COI to ask questions and receive answers. Our Opinion is solely and necessarily based on economic, financial and market conditions as they exist and can be evaluated as of the date hereof.

In connection with our review and analyses and in arriving at our Opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information provided to us or publicly available and have not attempted to verify independently any such information (in accordance with reasonable industry practice).

With respect to certain financial information, including financial analyses, relating to the business and prospects of TENK and COI provided to us, we have assumed that the financial information has been reasonably prepared on a basis reflecting reasonable and good faith estimates and good faith judgments of the management teams of both TENK and COI as to the future financial performance of the combined parties subsequent to a potential business combination.

This Opinion is solely for the use of the Board of Directors of TENK, and is not to be publicly disclosed, used, excerpted, reproduced or disseminated, quoted or referred to at any time, in any manner or for any purpose, without the prior written consent of Revere, except that this Opinion may be reproduced in full in, and references to this Opinion and to Revere and its relationship with TENK may be included in, filings made by TENK with the U.S. Securities and Exchange Commission and in any registration statement, prospectus, proxy statement or similar disclosure document delivered to stockholders of TENK.

We understand that we are not obligated to update our Opinion due to events and fluctuating economic conditions occurring subsequent to the date of this Opinion.

Based upon and subject to the foregoing, it is our Opinion that, as of the date hereof, (i) the Aggregate Consideration is fair, from a financial point of view, to TENK and TENK's unaffiliated public shareholders and (ii) the Company has an aggregate fair market value equal to at least 80 percent of net assets held in the Trust Account (excluding deferred underwriting commissions and taxes payable on the income earned on the Trust Account).

Sincerely,

Revere Securities LLC

Dajiang Guo
Chief Executive Officer
Head of Investment Banking
650 Fifth Avenue, 35Fl
New York, NY 10019

Revere Securities LLC | Established 1983| SEC Registered Broker-Dealer, Member FINRA, SIPC, MSRB
650 Fifth Avenue, 35th Floor, New York, NY 10019 | Telephone: +1 (212) 688-2350

Annex H

FORM OF

CITIUS ONCOLOGY, INC.

2024 omnibus STOCK INCENTIVE PLAN

Approved by the Board: October 20, 2023

Approved by the Stockholders: [●], 2024

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel; to provide additional incentives to Employees, Directors and Consultants to contribute to the successful performance of the Company and any Related Entity; to promote the growth of the market value of the Company’s Common Stock; to align the interests of Grantees with those of the Company’s stockholders; and to promote the success of the Company’s business.

2. Definitions. The following definitions will apply as used herein and in all individual Award Agreements except as a term may be otherwise defined in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition will supersede the definition contained in this Section 2.

(a) “Administrator” means the Plan Administrator as described in Section 4.

(b) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal and state securities laws, the corporate laws of Delaware, and, to the extent other than Delaware, the corporate law of the state of the Company’s incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(c) “Assumed” means, with respect to an Award, that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed as continuing in effect by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(d) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, or other right or benefit under the Plan.

(e) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, with respect to the termination by the Company or a Related Entity of a Grantee’s Continuous Service:

(i) that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written employment agreement, consulting agreement, service agreement or other similar agreement between the Grantee and the Company or such Related Entity, provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction, such definition of “Cause” will not apply until a Corporate Transaction actually occurs; or

(ii) in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator: (A) the Grantee’s performance of any act, or failure to perform any act, in bad faith and to the detriment of the Company or a Related Entity; (B) the Grantee’s dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; (C) the Grantee’s material breach of any noncompetition, confidentiality or similar agreement with the Company or a Related Entity, as determined under such agreement; (D) the Grantee’s commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; (E) if the Grantee is an Employee or Consultant, the Grantee’s engaging in acts or omissions constituting gross negligence, misconduct or a willful violation of a Company or a Related Entity policy which is or is reasonably expected to be materially injurious to the Company and/or a Related Entity; or (F) if the Grantee is an Employee, the Grantee’s failure to follow the reasonable instructions of the Board or such Grantee’s direct supervisor, which failure, if curable, is not cured within 10 days after notice to such Grantee or, if cured, recurs within 180 days.

(h) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

(i) “Committee” means the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan in accordance with Section 4(a) below.

(j) “Common Stock” means the Company’s voting common stock, par value $0.0001 per share.

(k) “Company” means Citius Oncology, Inc., a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(l) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

2

(m) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service will be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service will be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service will not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence for purposes of this Plan will include sick leave, military leave, or any other authorized personal leave, so long as the Company or Related Entity has a reasonable expectation that the individual will return to provide services for the Company or Related Entity, and provided further that the leave does not exceed six months, unless the individual has a statutory or contractual right to re-employment following a longer leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option will be treated as a Non-Statutory Stock Option beginning on the day three months and one day following the expiration of such three month period.

(n) “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator will determine under parts (ii), (iii) and (iv) whether multiple transactions are related, and its determination will be final, binding and conclusive:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger;

(iv) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities; or

(v) the complete liquidation or dissolution of the Company.

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(o) “Data” has the meaning set forth in Section 22 of this Plan.

(p) “Director” means a member of the Board or the board of directors of any Related Entity.

(q) “Disability” means a “disability” (or word of like import) as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than 90 consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator.

(r) “Disqualifying Disposition” means any disposition (including any sale) of Common Stock received upon exercise of an Incentive Stock Option before either (i) two years after the date the Employee was granted the Incentive Stock Option, or (ii) one year after the date the Employee acquired Common Stock by exercising the Incentive Stock Option. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

(s) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by ordinary dividends paid with respect to Common Stock.

(t) “Effective Date” means the date on which the Plan is approved by the Company’s stockholders.

(u) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity to an individual will not be sufficient to make such individual an “Employee” of the Company or a Related Entity.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows.

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market, or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

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(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC markets and systems maintained by OTC Markets Group Inc.) or by a recognized securities dealer, its Fair Market Value will be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof will be determined by the Administrator in good faith by application of a reasonable valuation method consistently applied and taking into consideration all available information material to the value of the Company in a manner in compliance with Section 409A, or in the case of an Incentive Stock Option, in a manner in compliance with Section 422 of the Code.

(x) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(z) “Non-Statutory Stock Option” means an Option that either (i) is not intended to qualify as an Incentive Stock Option, or (ii) fails to qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means an option to purchase one or more Shares pursuant to an Award Agreement granted under the Plan.

(cc) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Performance Award” means an Award under the Plan in which the vesting or other realization of the Award by a Grantee is subject to the achievement of certain performance criteria over the course of a Performance Period, all as determined by the Administrator in accordance with Section 6(d) below.

(ee) “Performance Period” means the time period established by the Administrator during which specified performance criteria must be met in connection with the a Performance Award.

(ff) “Plan” means this Citius Oncology, Inc. 2024 Omnibus Stock Incentive Plan, as the same may be amended from time to time.

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(gg) “Post-Termination Exercise Period” means the period specified in the Award Agreement of not less than 30 days commencing on the date of termination (other than termination by the Company or any Related Entity for Cause) of the Grantee’s Continuous Service, or such longer period as may be applicable upon death or Disability.

(hh) “Related Entity” means any Parent or Subsidiary of the Company.

(ii) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(jj) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(kk) “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act, as such rule may be amended from time to time, and includes any successor provisions thereto.

(ll) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(mm) “Section 409A” means Section 409A of the Code, the Treasury Regulations and other guidance issued thereunder by the United States Department of the Treasury (whether issued before or after the Effective Date), and all state laws of similar effect.

(nn) “Share” means a share of the Common Stock.

(oo) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(pp) “Tax Obligations” means all federal, state, local and foreign income tax, social insurance, payroll tax, fringe benefits tax, or other tax-related liabilities related to a Grantee’s participation in the Plan and the receipt of any benefits hereunder, as determined under the Applicable Laws.

3. Stock Subject to the Plan.

(a) Subject to adjustment as described in Section 13 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is [●] Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

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(b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) will be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan, except that the maximum aggregate number of Shares which may be issued pursuant to the exercise of Incentive Stock Options will not exceed the number specified in Section 3(a). Shares that actually have been issued under the Plan pursuant to an Award will not be returned to the Plan and will not become available for future issuance under the Plan, except that if unvested Shares are forfeited or repurchased by the Company, such Shares will become available for future grant under the Plan.

(c) In the event any Option or other Award granted under the Plan is exercised through the tendering of Shares (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding Shares, any Shares so tendered or withheld will not again be available for Awards under the Plan. To the extent that cash is delivered in lieu of Shares upon the exercise of an SAR pursuant to Section 6(m), the Company will be deemed, for purposes of applying the limitation on the number of shares, to have issued the total number of Shares subject to such SAR. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options will not be available for Awards under the Plan.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan will be administered by (A) the Board or (B) a Committee designated by the Board, which Committee will be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee will continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan will be administered by (A) the Board or (B) a Committee designated by the Board, which Committee will be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee will continue to serve in its designated capacity until otherwise directed by the Board.

(b) Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to Directors, Officers, Consultants, and Employees who are neither Directors nor Officers.

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(c) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator will have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to determine the vesting schedule (if any) applicable to Awards;

(v) to accelerate vesting on any Award or to waive any forfeiture restrictions applicable thereto or to waive any other limitation or restriction with respect to an Award;

(vi) to approve forms of Award Agreements for use under the Plan;

(vii) to determine the type, terms and conditions of any Award granted hereunder;

(viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award will be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

(ix) to amend the terms of any outstanding Award granted under the Plan, subject to Section 16(a)(v) below; provided that any amendment that would materially adversely affect the Grantee’s rights under an outstanding Award will not be made without the Grantee’s written consent; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Statutory Stock Option will not be treated as adversely affecting the rights of the Grantee;

(x) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(xi) to make other determinations as provided in this Plan; and

(xii) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator will not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan will be final, conclusive and binding on all persons having an interest in the Plan.

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(d) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated will be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to such liabilities, costs, and expenses as may arise out of, or result from, the bad faith, gross negligence, willful misconduct, or criminal acts of such persons; provided, however, that within 30 days after the institution of such claim, investigation, action, suit or proceeding, such person will offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants of the Company or any Related Entity. Incentive Stock Options may be granted only to Employees of the Company or a Related Entity. An Employee, Director, or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors, or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, an SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights, and Performance Awards. An Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

(b) Designation of Award. Each Award will be evidenced by an Award Agreement in form and substance satisfactory to the Administrator. The type of each Award will be designated in the Award Agreement. In the case of an Option, the Option will be designated as either an Incentive Stock Option or a Non-Statutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Non-Statutory Stock Options, and for this purpose (i) Incentive Stock Options will be taken into account in the order in which they were granted, (ii) the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and (iii) calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder. Any Option granted which fails to satisfy the requirements of the Applicable Laws for treatment as an Incentive Stock Option will be a Non-Statutory Stock Option.

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(c) Conditions of Award. Subject to the terms of the Plan, the Administrator will determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria that may be established by the Administrator.

(d) Performance Awards. The Administrator may issue Performance Awards under the Plan in accordance with this Section 6(d).

(i) The performance criteria for any Performance Awards will be established by the Administrator and may include, but are not limited to, any one of, or combination of, the following criteria:

(A)	Net earnings or net income (before or after taxes);

(B)	Earnings per share;

(C)	Net sales growth;

(D)	Net operating profit;

(E)	Return measures (including, but not limited to, return on assets, capital, equity, or sales);

(F)	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(G)	Cash flow per share;

(H)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(I)	Gross or operating margins;

(J)	Productivity ratios;

(K)	Share price (including, but not limited to, growth measures and total stockholder return);

(L)	Expense targets or ratios;

(M)	Charge-off levels;

(N)	Improvement in or attainment of revenue levels;

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(O)	Margins;

(P)	Operating efficiency;

(Q)	Operating expenses;

(R)	Economic value added;

(S)	Improvement in or attainment of expense levels;

(T)	Improvement in or attainment of working capital levels;

(U)	Debt reduction;

(V)	Capital targets;

(W)	Regulatory, clinical, or manufacturing milestones; and

(X)	Consummation of acquisitions, dispositions, projects or other specific events or transactions.

(ii) Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments, or may be established on an individual basis. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Administrator may modify the minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable. Performance objectives may be adjusted for material items not originally contemplated in establishing the performance target for items resulting from discontinued operations, extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, nonrecurring gains or losses or unusual items. Performance measures may vary from Performance Award to Performance Award, and from Grantee to Grantee, and may be established on a stand-alone basis, in tandem or in the alternative. The Administrator will have the authority to impose such other restrictions on as it may deem necessary or appropriate to ensure that Performance Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations, and accounting or tax rules and regulations.

(iii) The Administrator will determine the duration of the Performance Period, the performance criteria on which performance will be measured, and the amount and terms of payment/vesting upon achievement of such criteria.

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(iv) Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable performance criteria have been achieved for the Performance Awards for such Performance Period. In determining the amounts earned by a Grantee pursuant to an Award issued pursuant to this Section 6(d), the Administrator will have the right to (A) adjust the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period, (B) determine what actual Award, if any, will be paid in the event of a Corporate Transaction or in the event of a termination of employment following a Corporate Transaction prior to the end of the Performance Period, and (C) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Grantee’s death or Disability prior to a Corporate Transaction and prior to the end of the Performance Period.

(v) Unless otherwise determined by the Administrator, payment of the Award to a Grantee will be paid following the end of the Performance Period, or if later, the date on which any applicable contingency or restriction has ended.

(e) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(f) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(g) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(h) Early Exercise. An Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i) Term of Award. The term of each Award will be the term stated in the Award Agreement, provided, however, that the term will be no more than 10 years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Related Entity, the term of the Incentive Stock Option will be five years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award will not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

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(j) Transferability of Awards. Unless the Administrator provides otherwise, no Award may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(k) Time of Granting Awards. The date of grant of an Award will for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

(l) Stock Appreciation Rights. An SAR may be granted (i) with respect to any Option granted under this Plan, either concurrently with the grant of such Option or at such later time as determined by the Administrator (as to all or any portion of the Shares subject to the Option), or (ii) alone, without reference to any related Option. Each SAR granted by the Administrator under this Plan will be subject to the following terms and conditions. Each SAR granted to any Grantee will relate to such number of Shares as determined by the Administrator, subject to adjustment as provided in Section 13. In the case of an SAR granted with respect to an Option, the number of Shares to which the SAR pertains will be reduced in the same proportion that the holder of the Option exercises the related Option. The exercise price of an SAR will be determined by the Administrator at the date of grant but may not be less than 100% of the Fair Market Value of the Shares subject thereto on the date of grant. Subject to the right of the Administrator to deliver cash in lieu of Shares (which, as it pertains to Officers and Directors of the Company, will comply with all applicable requirements of the Exchange Act), the number of Shares which will be issuable upon the exercise of an SAR will be determined by dividing:

(i) the number of Shares as to which the SAR is exercised multiplied by the amount of the appreciation in such Shares (for this purpose, the “appreciation” will be the amount by which the Fair Market Value of the Shares subject to the SAR on the exercise date exceeds (A) in the case of an SAR related to an Option, the exercise price of the Shares under the Option or (B) in the case of an SAR granted alone, without reference to a related Option, an amount which will be determined by the Administrator at the time of grant, subject to adjustment under Section 13); by

(ii) the Fair Market Value of a Share on the exercise date.

In lieu of issuing Shares upon the exercise of an SAR, the Administrator may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the Shares which would otherwise be issuable. No fractional Shares will be issued upon the exercise of an SAR; instead, the holder of the SAR will be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a Share on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise. The exercise of an SAR related to an Option will be permitted only to the extent that the Option is exercisable under Section 11 on the date of surrender. Any Incentive Stock Option surrendered pursuant to the provisions of this Section 6(m) will be deemed to have been converted into a Non-Statutory Stock Option immediately prior to such surrender.

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7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award will be as follows.

(i) In the case of an Incentive Stock Option:

(1) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Related Entity, the per Share exercise price will be not less than 110% of the Fair Market Value per Share on the date of grant; or

(2) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price will be not less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Statutory Stock Option, the per Share exercise price will be not less than 100% of the Fair Market Value per Share on the date of grant.

(iii) In the case of other Awards, such price as is determined by the Administrator.

(iv) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(e), above, the exercise or purchase price for the Award will be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award and the Applicable Laws.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award, including the method of payment, will be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash;

(ii) check;

(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award will be exercised;

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(iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) provides written instructions to a broker-dealer acceptable to the Company to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) provides written directives to the Company to deliver the certificates (or other evidence satisfactory to the Company to the extent that the Shares are uncertificated) for the purchased Shares directly to such broker-dealer in order to complete the sale transaction;

(v) with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share; or

(vi) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(c)(vi), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

8. Notice to Company of Disqualifying Disposition. Each Employee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option.

9. Tax Withholding.

(a) Prior to the delivery of any Shares or cash pursuant to an Award (or the exercise thereof), or at such other time as the Tax Obligations are due, the Company, in accordance with the Code and any Applicable Laws, will have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy all Tax Obligations. The Administrator may condition such delivery, payment, or other event pursuant to an Award on the payment by the Grantee of any such Tax Obligations.

(b) The Administrator, pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Grantee may satisfy the Tax Obligations. As determined by the Administrator from time to time, these methods may include one or more of the following:

(i) paying cash;

(ii) electing to have the Company withhold cash or Shares deliverable to the Grantee having a Fair Market Value equal to the amount required to be withheld;

(iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld or remitted, provided the delivery of such Shares will not result in any adverse accounting consequences as the Administrator determines;

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(iv) selling a sufficient number of Shares otherwise deliverable to the Grantee through such means as the Administrator may determine (whether through a broker or otherwise) equal to the Tax Obligations required to be withheld;

(v) retaining from salary or other amounts payable to the Grantee cash having a sufficient value to satisfy the Tax Obligations; or

(vi) any other means which the Administrator determines to both comply with Applicable Laws, and to be consistent with the purposes of the Plan.

The amount of Tax Obligations will be deemed to include any amount that the Administrator determines may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state, local and foreign marginal income tax rates applicable to the Grantee or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the Tax Obligations are required to be withheld.

10. Rights As a Stockholder.

(a) Restricted Stock. Except as otherwise provided in any Award Agreement, a Grantee will not have any rights of a stockholder with respect to any of the Shares granted to the Grantee under an Award of Restricted Stock (including the right to vote or receive dividends and other distributions paid or made with respect thereto). No dividends or Dividend Equivalent Rights will be paid in respect of any unvested Award of Restricted Stock, unless and until such Shares vest.

(b) Other Awards. In the case of Awards other than Restricted Stock, a Grantee will not have any rights of a stockholder, nor will dividends or Dividend Equivalent Rights accrue or be paid, with respect to any of the Shares granted pursuant to such Award until the Award is exercised or settled and the Shares are delivered (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

11. Exercise of Award.

(a) Procedure for Exercise.

(i) Any Award granted hereunder will be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and as specified in the Award Agreement.

(ii) An Award will be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award Agreement by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made in compliance with the terms of the Award Agreement and the Plan.

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(b) Exercise of Award Following Termination of Continuous Service. In the event of termination of a Grantee’s Continuous Service for any reason other than Disability or death, such Grantee may, but only during the Post-Termination Exercise Period (but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination (or such greater portion of the Grantee’s Award as may be determined by the Administrator). Unless otherwise provided in the applicable Award Agreement, the Grantee’s right to exercise the Award will terminate concurrently with the termination of Grantee’s Continuous Service for Cause. In the event of a Grantee’s change of status from Employee to Consultant, an Employee’s Incentive Stock Option will convert automatically to a Non-Statutory Stock Option on the day three months and one day following such change of status. Unless otherwise determined by the Administrator, the unvested portion of a Grantee’s Award will terminate as of the date of termination. In addition, if the Grantee does not exercise the vested portion of the Grantee’s Award within the Post-Termination Exercise Period, the Award will terminate upon the conclusion of the Post-Termination Exercise Period.

(c) Disability of Grantee. In the event of termination of a Grantee’s Continuous Service as a result of his or her Disability, such Grantee may, but only within 12 months from the date of such termination (or such longer period as specified in the Award Agreement but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option will automatically convert to a Non-Statutory Stock Option on the day three months and one day following such termination. Unless otherwise determined by the Administrator, the unvested portion of a Grantee’s Award will terminate as of the date of such termination. In addition, if the Grantee does not exercise the vested portion of the Grantee’s Award within the period specified in the Award Agreement following such termination, the Award will terminate upon the conclusion of such period.

(d) Death of Grantee. In the event of a termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the death of the Grantee during the Post-Termination Exercise Period or during the 12-month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance may exercise the portion of the Grantee’s Award that was vested as of the date of termination, within 12 months from the date of death (or such longer period as specified in the Award Agreement but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). Unless otherwise determined by the Administrator, the unvested portion of a Grantee’s Award will terminate as of the date of the Grantee’s death. In addition, if the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance does not exercise the vested portion of the Grantee’s Award within the period specified in the Award Agreement following the Grantee’s death, the Award will terminate upon the conclusion of such period.

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(e) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Award within the applicable time periods set forth in this Section 11 is prevented by the provisions of Section 12 below, the Award will remain exercisable until 30 days after the date the Grantee is notified by the Company that the Award is exercisable, but in any event no later than 30 days immediately following the expiration of the term of such Award as set forth in the Award Agreement.

12. Conditions Upon Issuance of Shares; Manner of Issuance of Shares.

(a) If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award will be suspended until the Administrator determines that such delivery is lawful and will be further subject to the approval of counsel for the Company with respect to such compliance. The Company will have no obligation to effect any registration or qualification of the Shares under any Applicable Law.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

(c) Subject to the Applicable Laws and any governing rules or regulations, the Company will issue or cause to be issued the Shares acquired pursuant to an Award and will deliver such Shares to or for the benefit of the Grantee by means of one or more of the following as determined by the Administrator: (i) by delivering to the Grantee evidence of book entry Shares credited to the account of the Grantee, (ii) by depositing such Shares for the benefit of the Grantee with any broker with which the Grantee has an account relationship, or (iii) by delivering such Shares to the Grantee in certificate form.

(d) No fractional Shares will be issued pursuant to any Award under the Plan; any Grantee who would otherwise be entitled to receive a fraction of a Share upon exercise or vesting of an Award will receive from the Company cash in lieu of such fractional Shares in an amount equal to the Fair Market Value of such fractional Shares, as determined by the Administrator.

13. Adjustments. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment will be proportionately adjusted for (i) any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued and outstanding Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to the Company’s Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company will not be deemed to have been “effected without receipt of consideration.” Such adjustment will be made by the Administrator and its determination will be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason hereof will be made with respect to, the number or price of Shares subject to an Award.

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14. Corporate Transactions.

(a) Unless otherwise set forth in an Award Agreement, if a Corporate Transaction occurs and Grantees’ Awards remain outstanding after the Corporate Transaction (or are assumed by, or converted to similar awards with equivalent value as of the date of the Corporate Transaction of, the surviving corporation (or a parent or subsidiary of the surviving corporation)), and the Grantee incurs an involuntary separation from service by the Company or a Related Entity or successor other than for Cause during a period specified by the Committee, (i) all outstanding Options and SARs will automatically accelerate and become fully exercisable, (ii) any restrictions and conditions on outstanding Restricted Stock will immediately lapse, and (iii) Awards of Restricted Stock Units or of other rights or benefits will become payable. In such event, Performance Awards that are based on performance goals will vest and be payable as determined by the Committee.

(b) Unless otherwise set forth in an Award Agreement, if a Corporate Transaction occurs and Grantees’ Awards do not remain outstanding after the Corporate Transaction (and are not assumed by, or converted to similar awards with equivalent value as of the date of the Corporate Transaction of, the surviving corporation (or a parent or subsidiary of the surviving corporation)), (i) all outstanding Options and SARs will immediately vest and become exercisable, (ii) any restrictions on Restricted Stock will immediately lapse, and (iii) Awards of Restricted Stock Units or of other rights or benefits will become payable as of the date of the Corporate Transaction. In that event, Performance Awards that are based on performance goals will vest and be payable as determined by the Committee.

(c) Notwithstanding the foregoing, the Committee may establish such other terms and conditions relating to the effect of a Corporate Transaction on Awards as the Committee deems appropriate. In addition to other actions, in the event of a Corporate Transaction, the Committee may take any one or more of the following actions with respect to any or all outstanding Awards, without the consent of any Grantee: (i) the Committee may determine that outstanding Awards will be assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation); (ii) the Committee may determine that outstanding Options and SARs will automatically accelerate and become fully exercisable, and the restrictions and conditions on outstanding Restricted Stock will immediately lapse; (iii) the Committee may determine that Grantees will receive a payment in settlement of outstanding Awards of Restricted Stock Units or of other rights or benefits, in such amount and form as may be determined by the Committee; (iv) the Committee may terminate, or require that Grantees surrender, outstanding Options and SARs in exchange for a payment by the Company, in cash or Shares as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the Shares subject to the Grantee’s unexercised Options and SARs exceeds the exercise price, and (v) after giving Grantees an opportunity to exercise all of their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or payment will take place as of the date of the Corporate Transaction or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Shares does not exceed the per share exercise price of a given Award, the Company will not be required to make any payment to the Grantee upon surrender or termination of the Option or SAR. Any acceleration, surrender, termination, settlement or conversion will take place as of the date of the Corporate Transaction or such other date as the Committee may specify.

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(d) Any Incentive Stock Option accelerated under this Section 14 in connection with a Corporate Transaction will remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded.

15. Effective Date and Term of Plan. The Plan will become effective upon the Effective Date, and will continue in effect for a term of 10 years from the Effective Date unless sooner terminated by the Board. The expiration or termination of the Plan will not affect the terms or conditions of any Award granted prior to such expiration or termination. Awards hereunder may be made at any time prior to the termination of the Plan, except that no Incentive Stock Options will be granted after the tenth anniversary of the date on which the Plan was adopted by the Board.

16. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time suspend or terminate the Plan, or amend the Plan in any respect, except that it may not, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions, do any of the following:

(i) increase the total number of shares that may be issued under the Plan (except by adjustment pursuant to Section 13);

(ii) modify the provisions of Section 6 regarding eligibility for grants of Incentive Stock Options;

(iii) modify the provisions of Section 7(a) regarding the exercise price at which shares may be offered pursuant to Options (except by adjustment pursuant to Section 13);

(iv) extend the expiration date of the Plan; and

(v) other than pursuant to Section 13 or in connection with a Corporate Transaction, (A) lower the exercise price of an Option or SAR, (B) cancel an Option or SAR when the exercise price per Share exceeds the Fair Market Value of a Share in exchange for cash or another Award, or (C) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan will materially adversely affect any rights under Awards already granted to a Grantee without his or her consent.

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17. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as are sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority has not been obtained.

18. No Effect on Terms of Employment/Consulting Relationship. Neither the Plan nor any Award Agreement will confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor will either interfere in any way with the Grantee’s right or the right of the Company or a Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

19. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards will not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and will not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

20. Information to Grantees. The Company will provide to each Grantee, during the period for which such Grantee has one or more Awards outstanding, such information as required by Applicable Laws.

21. Electronic Delivery. The Administrator may decide to deliver any documents related to any Award granted under the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company or to request a Grantee’s consent to participate in the Plan by electronic means. By accepting an Award, each Grantee consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company, and such consent will remain in effect throughout Grantee’s Continuous Service with the Company and any Related Entity and thereafter until withdrawn in writing by Grantee.

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22. Data Privacy. The Administrator may decide to collect, use and transfer, in electronic or other form, personal data as described in this Plan or any Award for the exclusive purpose of implementing, administering and managing participation in the Plan. By accepting an Award, each Grantee acknowledges that the Company holds certain personal information about Grantee, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, details of all Awards awarded, cancelled, exercised, vested or unvested, for the purpose of implementing, administering and managing the Plan (the “Data”). Each Grantee further acknowledges that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan and that these third parties may be located in jurisdictions that may have different data privacy laws and protections, and Grantee authorizes such third parties to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the recipient or the Company may elect to deposit any Shares acquired upon any Award.

23. Application of Section 409A. This Plan and the Awards granted hereunder will be construed and administered such that the Awards either qualify for an exemption from the application of Section 409A or satisfy the requirements of Section 409A. If an Award is subject to Section 409A: (i) distributions will only be made in a manner and upon an event permitted under Section 409A, (ii) payments to be made upon a termination of employment will only be made upon a “separation from service” under Section 409A, (iii) payments to be made upon a Corporate Transaction will only be made upon an event that qualifies as a “change in control event” under Section 409A (without giving effect to any elective provisions permitted thereunder), and (iv) in no event will a Grantee, directly or indirectly, designate the calendar year in which a distribution is made, except in accordance with Section 409A. Each payment in any series of installment payments under an Award will be treated as a separate payment for purposes of Section 409A. Any Award granted under this Plan that is subject to Section 409A and that is to be distributed to a “specified employee” (as defined in Section 409A) upon a separation from service will be administered so that any distribution with respect to such Award will be postponed for six months following the date of the Grantee’s separation from service, if required by Section 409A. If a distribution is so delayed pursuant to Section 409A, the distribution will be paid within 30 days after the end of the six-month period or the Grantee’s death, if earlier. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures, or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A. Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Grantee will be solely responsible for the tax consequences of Awards, and in no event will the Company have any responsibility or liability if an Award does not meet any applicable requirements of Section 409A. Although the Company intends to administer the Plan to avoid taxation under Section 409A, the Company does not represent or warrant that the Plan or any Award is exempt from, or compliant with, Section 409A.

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24. Unfunded Obligation. Grantees will have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan will be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity will be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company will retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account will not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees will have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

25. Clawback/Repayment. All Awards will be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any applicable clawback, forfeiture or other similar policy adopted by the Board and as in effect from time to time; and (ii) applicable law. Further, to the extent that the Grantee receives any amount in excess of the amount that the Grantee should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Grantee may be required to repay any such excess amount to the Company.

26. Construction. Captions and titles contained herein are for convenience only and will not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular includes the plural and the plural includes the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.

Indemnification of Directors and Officers.

The Cayman Islands Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. The Cayman Constitutional Documents provided for indemnification of TenX’s officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own their own actual fraud or willful default.

TenX had not, but may, purchase a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement, or payment of a judgment in some circumstances and insures TenX against its obligations to indemnify its officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, TenX has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description
2.1**	Agreement and Plan of Merger and Reorganization, dated as of October 23, 2023, by and among TenX Keane Acquisition, Citius Pharmaceuticals, Inc., Citius Oncology, Inc. and TenX Merger Sub, Inc. (included as Annex A to the proxy statement/prospectus/information statement).
3.1*	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to TenX Keane Acquisition’s Current Report on Form 8-K filed with the SEC on October 19, 2022).
3.2*	Third Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to TenX Keane Acquisition's Current Report on Form 8-K filed with the SEC on January 18, 2024).
3.3	Form of Certificate of Incorporation of TenX Keane Acquisition to become effective upon Domestication (included as Annex B to the proxy statement/prospectus/information statement).
3.4	Form of Bylaws of TenX Keane Acquisition to become effective upon Domestication (included as Annex C to the proxy statement/prospectus/information statement).
4.1*	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to TenX Keane Acquisition’s Registration Statement on Form S-1/A filed with the SEC on March 8, 2022).
4.2*	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to TenX Keane Acquisition’s Registration Statement on Form S-1/A filed with the SEC on March 8, 2022).
4.3*	Specimen Right Certificate (incorporated by reference to Exhibit 4.3 to TenX Keane Acquisition’s Registration Statement on Form S-1/A filed with the SEC on March 8, 2022).
4.4*	Rights Agreement, dated October 13, 2022, by and between the Registrant and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.1 to TenX Keane Acquisition’s Current Report on Form 8-K filed with the SEC on October 19, 2022).
4.5+	Specimen Common Stock Certificate of Citius Oncology, Inc.
4.6+	Form of Certificate of Corporate Domestication of Citius Oncology to be filed with the Secretary of the State of Delaware
5.1+	Opinion of The Crone Law Group P.C., as to the legality of securities being registered.
10.1*	Letter Agreement, dated October 13, 2022, by and among the Registrant, its officers and directors, and 10XYZ Holdings LP (incorporated by reference to Exhibit 10.1 to TenX Keane Acquisition’s Current Report on Form 8-K filed with the SEC on October 19, 2022).
10.2*	Investment Management Trust Agreement, dated October 13, 2022, by and between the Registrant and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 10.2 to TenX Keane Acquisition’s Current Report on Form 8-K filed with the SEC on October 19, 2022).

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10.3*	Registration Rights Agreement, dated October 13, 2022, by and between the Registrant and 10XYZ Holdings LP (incorporated by reference to Exhibit 10.3 to TenX Keane Acquisition’s Current Report on Form 8-K filed with the SEC on October 19, 2022).
10.4*	Private Placement Unit Subscription Agreement, dated October 13, 2022, by and between the Registrant and 10XYZ Holdings LP (incorporated by reference to Exhibit 10.4 to TenX Keane Acquisition’s Current Report on Form 8-K filed with the SEC on October 19, 2022).
10.5*	Securities Subscription Agreement, dated March 24, 2021, by and between the Registrant and 10XYZ Holdings LP (incorporated by reference to Exhibit 10.5 to TenX Keane Acquisition’s Registration Statement on Form S-1 filed with the SEC on May 19, 2021).
10.6*	Amended and Restated Securities Subscription Agreement, dated December 20, 2021, by and between the Registrant and 10XYZ Holdings LP (incorporated by reference to Exhibit 10.10 to TenX Keane Acquisition’s Registration Statement on Form S-1/A filed with the SEC on March 8, 2022).
10.7*	Form of Administrative Services Agreement, dated October 13, 2022, by and between the Registrant and 10XYZ Holdings LP (incorporated by reference to Exhibit 10.7 to the Annual Report on Form 10-K for the year ended December 31, 2022).
10.8*	Promissory Note, dated April 14, 2023, issued by TenX Keane Acquisition to 10XYZ Holdings LP (incorporated by reference to Exhibit 10.8 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on November 13, 2023).
10.9*	Promissory Note, dated July 18, 2023, issued by TenX Keane Acquisition to 10XYZ Holdings LP (incorporated by reference to Exhibit 10.1 to TenX Keane Acquisition’s Current Report on Form 8-K filed with the SEC on July 18, 2023).
10.10*	Promissory Note, dated October 18, 2023, issued by TenX Keane Acquisition to 10XYZ Holdings LP (incorporated by reference to Exhibit 10.1 to TenX Keane Acquisition’s Current Report on Form 8-K filed with the SEC on October 18, 2023).
10.11*	Promissory Note, dated January 17, 2024, issued by TenX Keane Acquisition to Citius Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.1 to TenX Keane Acquisition’s Current Report on Form 8-K filed with the SEC on January 18, 2024).
10.12	Sponsor Support Agreement, dated October 23, 2023, by and among 10XYZ Holdings LP, TenX Keane Acquisition, Citius Pharmaceuticals, Inc. and Citius Oncology, Inc. (included as Annex F to the proxy statement/prospectus contained in this registration statement).
10.13	Form of Amended and Restated Registration Rights Agreement, by and among Citius Oncology, Inc. (formerly known as TenX Keane Acquisition), Citius Pharmaceuticals, Inc., and the Sponsor Equity Holders (included as Annex D to the proxy statement/prospectus contained in this registration statement).
10.14	Form of Amended and Restated Shared Services Agreement, by and between Citius Pharmaceuticals, Inc, and Citius Oncology, Inc. (formerly known as TenX Keane Acquisition) (included as Annex E to the proxy statement/prospectus/information statement).
10.15#	Form of Citius Oncology, Inc. 2024 Omnibus Stock Incentive Plan (included as Annex H to the proxy statement/prospectus/information statement).
10.16**	Asset Purchase Agreement, dated as of September 1, 2021, between Dr. Reddy’s Laboratories S.A. and Citius Pharmaceuticals, Inc.
10.17**	Amended and Restated License, Development and Commercialization Agreement, dated as of February 26, 2018, between Eisai, Ltd. and Dr. Reddy’s Laboratories S.A.
10.18**	Amendment No. 1 to Amended and Restated License, Development and Commercialization Agreement, dated as of August 9, 2018, between Eisai, Ltd. and Dr. Reddy’s Laboratories S.A.
10.19**	Amendment No. 2 to Amended and Restated License, Development and Commercialization Agreement, dated as of August 31, 2021, between Eisai, Ltd. and Dr. Reddy’s Laboratories S.A.
14+	Form of Citius Oncology, Inc. Code of Ethics.
19+	Form of Citius Oncology, Inc. Insider Trading Policy.
21.1*	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on November 13, 2023).
23.1	Consent of Marcum LLP
23.2	Consent of Wolf & Company, P.C.
23.3+	Consent of The Crone Law Group P.C. (included as part of Exhibit 5.1).
24*	Power of Attorney (incorporated by reference to Exhibit 24 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on November 13, 2023).
97+	Form of Citius Oncology, Inc. Compensation Recovery Policy.
99.1	Opinion of Revere Securities LLC (included as Annex G to this proxy statement/prospectus).
99.2+	Consent of Revere Securities LLC.
99.3+	Form of Citius Oncology, Inc. Audit Committee Charter.
99.4+	Form of Citius Oncology, Inc. Compensation Committee Charter.
99.5+	Form of Citius Oncology, Inc. Nomination and Governance Committee Charter.
99.6+	Form of Citius Oncology, Inc. Code of Conduct.

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99.7*	Consent of Suren Dutia to be named as a director nominee (incorporated by reference to Exhibit 99.7 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on November 13, 2023).
99.8*	Consent of Myron Holubiak to be named as a director nominee (incorporated by reference to Exhibit 99.8 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on November 13, 2023).
99.9*	Consent of Eugene Holuka to be named as a director nominee (incorporated by reference to Exhibit 99.9 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on November 13, 2023).
99.10*	Consent of Joel Mayersohn to be named as a director nominee (incorporated by reference to Exhibit 99.10 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on November 13, 2023).
99.11*	Consent of Leonard Mazur to be named as a director nominee (incorporated by reference to Exhibit 99.11 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on November 13, 2023).
99.12*	Consent of Dennis M, McGrath to be named as a director nominee (incorporated by reference to Exhibit 99.12 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on November 13, 2023).
99.13*	Consent of Carol Webb to be named as a director nominee (incorporated by reference to Exhibit 99.13 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on November 13, 2023).
99.14+	Form of Preliminary Proxy Card for TenX Keane Acquisition’s extraordinary general meeting.
101.INS	XBRL Instance Document.
101. SCH	XBRL Taxonomy Extension Schema Document.
101. CAL	XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107*	Filing Fee Table (incorporated by reference to Exhibit 107 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on November 13, 2023).

*Previously filed

**Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

+ To be filed by amendment.

# Indicates management contract or compensatory plan.

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Item 22. Undertakings.

1. TenX Keane Acquisition hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; and

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, will be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of TenX Keane Acquisition under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of TenX Keane Acquisition hereby undertakes: pursuant to the foregoing provisions, or otherwise, TenX Keane Acquisition has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by TenX Keane Acquisition of expenses incurred or paid by a director, officer or controlling person of TenX Keane Acquisition in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, TenX Keane Acquisition will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

3. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

4. The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

5. TenX Keane Acquisition hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

6. TenX Keane Acquisition hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, TenX Keane Acquisition has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York County, New York on the 30th day of January, 2024.

TENX KEANE ACQUISITION

By:	/s/ Taylor Zhang	By:	/s/ Xiaofeng Yuan
Name:	Taylor Zhang	Name:	Xiaofeng Yuan
Title:	Chief Financial Officer	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated:

Name	Position	Date

/s/ Xiaofeng Yuan	Chief Executive Officer and Chairman	January 30, 2024
Xiaofeng Yuan	(Principle Executive Officer)

/s/ Taylor Zhang	Chief Financial Officer and Director	January 30, 2024
Taylor Zhang	(Principal Accounting and Financial Officer)

*	Director	January 30, 2024
Cathy Jiang

*	Director	January 30, 2024
Joel Mayersohn

*	Director	January 30, 2024
Brian Hartzband

*By:	/s/ Taylor Zhang
Name:	Taylor Zhang
Title:	Attorney-in-Fact
January 30, 2024

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